Filed Pursuant to Rule 424(b)(5)
Registration File No.: 333-146993-01

PROSPECTUS SUPPLEMENT	(TO PROSPECTUS DATED NOVEMBER 30, 2007)

$2,217,311,059 (Approximate)
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18
as Issuing Entity
SERIES 2007-PWR18 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
Bear Stearns Commercial Mortgage Securities Inc.
as Depositor
Wells Fargo Bank, National Association
Bear Stearns Commercial Mortgage, Inc.
Principal Commercial Funding II, LLC
Prudential Mortgage Capital Funding, LLC
Nationwide Life Insurance Company
as Sponsors and Mortgage Loan Sellers

We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The trust fund will consist primarily of a pool of 185 commercial and multifamily first lien mortgage loans, with an initial mortgage pool balance of approximately $2,502,224,530. The offered Series 2007-PWR18 certificates are obligations of the issuing entity only and are not obligations of the depositor, the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2007-PWR18 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. The trust fund will issue 30 classes of commercial mortgage pass-through certificates, 10 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from December 1, 2007. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 7th day (or, if such 7th day is not a business day, the next succeeding business day) of each month, commencing in January 2008. No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

Investing in the offered certificates involves risks. You should review carefully the factors set forth under ‘‘Risk Factors’’ commencing on page S-35 of this prospectus supplement and page 2 in the accompanying prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description(2)	Ratings (S&P / Fitch / DBRS)
Class A-1	$74,891,059	5.038%	Fixed	AAA /AAA /AAA
Class A-2	$291,900,000	5.613%	Fixed	AAA /AAA /AAA
Class A-3	$269,700,000	5.957%	Fixed	AAA /AAA /AAA
Class A-AB	$131,900,000	5.926%	Fixed	AAA /AAA /AAA
Class A-4	$709,998,000	5.700%	Fixed	AAA /AAA /AAA
Class A-1A	$272,415,000	5.602%	Fixed	AAA /AAA /AAA
Class A-M	$211,557,000	6.084%	WAC Cap	AAA /AAA /AAA
Class AM-A	$38,916,000	6.087%	WAC Cap	AAA /AAA /AAA
Class A-J	$182,468,000	6.413%	WAC	AAA /AAA /AAA
Class AJ-A	$33,566,000	6.413%	WAC	AAA /AAA /AAA

(1)	The certificate balances are approximate and on the closing date may vary by up to 5%.
(2)	See page S-7 of this prospectus supplement for more information on the calculation of the pass-through rates.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated November 30, 2007.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and co-bookrunning managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about December 27, 2007. We expect to receive from this offering approximately $2,222,399,915 in sale proceeds, plus accrued interest on the offered certificates from and including December 1, 2007, before deducting expenses payable by us.

Bear, Stearns & Co. Inc.	Morgan Stanley

The date of this prospectus supplement is December 13, 2007.

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Series 2007-PWR18 Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Washington
3 properties
$31,770,507
1.3% of total
Utah
4 properties
$44,800,000
1.8% of total
South Dakota
1 property
$3,486,102
0.1% of total
Missouri
4 properties
$79,642,646
3.2% of total
Minnesota
3 properties
$19,909,000
0.8% of total
Wisconsin
8 properties
$23,995,780
1.0% of total
Indiana
17 properties
$73,438,651
2.9% of total
Pennsylvania
10 properties
$53,735,783
2.1% of total
New Jersey
7 properties
$59,346,536
2.4% of total
Connecticut
3 properties
$38,244,111
1.5% of total
Illinois
12 properties
$158,922,481
6.4% of total
Michigan
13 properties
$38,033,008
1.5% of total
New York
14 properties
$148,717,410
5.9% of total
New Hampshire
3 properties
$20,705,160
0.8% of total
Massachusetts
5 properties
$18,559,787
0.7% of total
Ohio
22 properties
$109,468,131
4.4% of total
Maryland
10 properties
$94,079,908
3.8% of total
West Virginia
3 properties
$6,098,679
0.2% of total
Virginia
6 properties
$201,309,541
8.0% of total
North Carolina
7 properties
$21,079,637
0.8% of total
South Carolina
5 properties
$26,643,347
1.1% of total
Georgia
9 properties
$142,905,900
5.7% of total
Florida
22 properties
$207,989,871
8.3% of total
Kentucky
9 properties
$17,896,004
0.7% of total
Alabama
11 properties
$66,837,814
2.7% of total
Tennessee
5 properties
$38,559,568
1.5% of total
Louisiana
7 properties
$23,077,538
0.9% of total
Texas
30 properties
$340,955,369
13.6% of total
New Mexico
1 property
$1,256,266
0.1% of total
Colorado
7 properties
$40,346,458
1.6% of total
Arizona
9 properties
$35,487,043
1.4% of total
Hawaii
1 property
$9,000,000
0.4% of total
Southern California
20 properties
$140,189,466
5.6% of total
Northern California
13 properties
$105,745,278
4.2% of total
Nevada
5 properties
$62,293,952
2.5% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

GGP Portfolio – Marketplace Shopping Center

LOFT

Champaign, IL

GGP Portfolio – Columbia Mall

COLUMBIA MALL

Columbia, MO

Hunters Branch I & II

Fairfax, VA

Hunters Branch I & II

ICF

Fairfax, VA

Southlake Mall

Morrow, GA

Solo Cup Industrial Portfolio – Augusta, GA

SOLO

Augusta, GA

Marriott Houston Westchase

Houston, TX

Marriott Houston Westchase

Houston, TX

Norfolk Marriott

Norfolk, VA

11 MetroTech Center

Brooklyn, NY

Park Avenue Apartments

Brooklyn, NY

DRA / Colonial Office Portfolio – Peachtree Street

Atlanta, GA

RRI Hotel Portfolio – Red Roof Inn Naples

Naples, FL

DRA / Colonial Office Portfolio – CC at Colonnade

Birmingham, AL

Table of Contents

Page

PROSPECTUS SUPPLEMENT

Summary	7
Risk Factors	35
Capitalized Terms Used in this Prospectus Supplement	68
Forward-Looking Statements	68
Transaction Parties	69
Description of the Offered Certificates	89
Yield and Maturity Considerations	123
Description of the Mortgage Pool	131
Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement	175
Certain Legal Aspects of Mortgage Loans	199
Material Federal Income Tax Consequences	199
ERISA Considerations	202
Legal Investment	204
Use of Proceeds	205
Plan of Distribution	205
Legal Matters	206
Ratings	206
Glossary	208

Schedule I:	Amortization Schedule for BGK Portfolio	I-1
Schedule II:	Class A-AB Planned Principal Balances	II-1
Appendix A:	Mortgage Pool Information (Tables)	A–1
Appendix B:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	B–1
Appendix C:	Certain Characteristics of the Multifamily and Manufactured Housing Community Loans	C–1
Appendix D:	Summaries of the Ten Largest Mortgage Loans	D–1
Appendix E:	Global Clearance, Settlement and Tax Documentation Procedures	E–1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is provided in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and
•	this prospectus supplement, which describes the specific terms of your class of offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption “Glossary” beginning on page S-208 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption “Glossary” beginning on page 108 in the accompanying prospectus.

In this prospectus supplement, the terms “depositor”, “we” and “us” refer to Bear Stearns Commercial Mortgage Securities Inc.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF CERTIFICATES TO THE PUBLIC” IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUER; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE “RELEVANT PERSONS”). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

Dealer Prospectus Delivery Obligation

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

Summary

The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

Overview of the Series 2007-PWR18 Certificates

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2007-PWR18 Commercial Mortgage Pass-Through Certificates. The series 2007-PWR18 certificates will consist of 30 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2007-PWR18 certificates that bear interest.

Series 2007-PWR18 Commercial Mortgage Pass-Through Certificates

Class	Ratings S&P/Fitch/DBRS	Approx. % Initial Total Credit Support	Approx. Initial Total Principal Balance or Notional Amount	Approx. % of Initial Mortgage Pool Balance	Pass-Through Rate Description	Approx. Initial Pass- Through Rate	Weighted Average Life (Years)	Principal / Notional Window
Offered Certificates
A-1	AAA/AAA/AAA	30.000%	$74,891,059	2.993%	Fixed	5.038%	3.36	1/08 – 8/12
A-2	AAA/AAA/AAA	30.000%	$291,900,000	11.666%	Fixed	5.613%	4.95	8/12 – 2/13
A-3	AAA/AAA/AAA	30.000%	$269,700,000	10.778%	Fixed	5.957%	6.55	7/14 – 11/14
A-AB	AAA/AAA/AAA	30.000%	$131,900,000	5.271%	Fixed	5.926%	7.40	2/13 – 9/16
A-4	AAA/AAA/AAA	30.000%	$709,998,000	28.375%	Fixed	5.700%	9.65	9/16 – 10/17
A-1A	AAA/AAA/AAA	30.000%	$272,415,000	10.887%	Fixed	5.602%	8.07	1/08 – 11/17
A-M	AAA/AAA/AAA	20.000%	$211,557,000	8.455%	WAC Cap	6.084%	9.83	10/17 – 11/17
AM-A	AAA/AAA/AAA	20.000%	$38,916,000	1.555%	WAC Cap	6.087%	9.87	11/17 –11/17
A-J	AAA/AAA/AAA	11.375%	$182,468,000	7.292%	WAC	6.413%	9.87	11/17 –11/17
AJ-A	AAA/AAA/AAA	11.375%	$33,566,000	1.341%	WAC	6.413%	9.87	11/17 –11/17
Certificates Not Offered
X-1	AAA/AAA/AAA	N/A	$2,502,224,530	N/A	Variable IO	0.065%	8.36	1/08 – 6/18
X-2	AAA/AAA/AAA	N/A	$2,442,815,000	N/A	Variable IO	0.538%	5.89	12/08 – 12/15
B	AA+/AA+/AA (high)	10.375%	$25,047,000	1.001%	WAC	6.413%	9.87	11/17 – 11/17
C	AA/AA/AA	9.375%	$25,047,000	1.001%	WAC	6.413%	9.87	11/17 – 11/17
D	AA-/AA-/AA (low)	8.625%	$18,786,000	0.751%	WAC	6.413%	9.87	11/17 – 11/17
E	A+/A+/A (high)	7.625%	$25,047,000	1.001%	WAC	6.413%	9.94	11/17 – 12/17
F	A/A/A	6.875%	$18,786,000	0.751%	WAC	6.413%	9.96	12/17 – 12/17
G	A-/A-/A (low)	5.875%	$25,047,000	1.001%	WAC	6.413%	9.96	12/17 – 12/17
H	BBB+/BBB+/BBB (high)	5.000%	$21,916,000	0.876%	WAC	6.413%	9.96	12/17 – 12/17
J	BBB/BBB/BBB	4.250%	$18,786,000	0.751%	WAC	6.413%	9.96	12/17 – 12/17
K	BBB-/BBB-/BBB (low)	3.250%	$25,047,000	1.001%	WAC	6.413%	9.96	12/17 – 12/17
L	BB+/BB+/BB (high)	2.875%	$9,393,000	0.375%	WAC Cap	4.664%	9.96	12/17 – 12/17
M	BB/BB/BB	2.500%	$9,393,000	0.375%	WAC Cap	4.664%	9.96	12/17 – 12/17
N	BB-/BB-/BB (low)	2.125%	$9,392,000	0.375%	WAC Cap	4.664%	9.96	12/17 – 12/17
O	B+/B+/B (high)	1.875%	$6,262,000	0.250%	WAC Cap	4.664%	9.96	12/17 – 12/17
P	B/B/B	1.750%	$3,131,000	0.125%	WAC Cap	4.664%	9.96	12/17 – 12/17
Q	B-/B-/B (low)	1.625%	$3,131,000	0.125%	WAC Cap	4.664%	9.96	12/17 – 12/17
S	NR/NR/NR	0.000%	$40,702,471	1.627%	WAC Cap	4.664%	10.00	12/17 – 6/18

In reviewing the foregoing table, prospective investors should note that—

•

Any information provided in this prospectus supplement regarding the characteristics of the certificates not offered by this prospectus supplement is provided only to enhance your understanding of the certificates that are offered by this prospectus supplement.

•

The class X-1 and X-2 certificates will constitute separate classes of certificates but we present those classes in this prospectus supplement as if they were a single class of certificates designated the class X certificates. The class X-1 and X-2 certificates will collectively entitle their holders to the same total rights and payments as described in this prospectus supplement with respect to the class X certificates.

•

The class X certificates will have an initial notional amount that is equal to the aggregate initial principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates.

•

The actual total principal balance or notional amount, as applicable, of any class of series 2007-PWR18 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

•

The ratings shown in the table are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc. and DBRS, Inc., respectively. The rated final distribution date for the certificates is the distribution date in June 2050.

•

The percentages indicated under the column “Approx. % Initial Total Credit Support” with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates. The percentages indicated under the column “Approx. % Initial Total Credit Support” with respect to the class A-M and AM-A certificates represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates. The percentages indicated under the column “Approx. % Initial Total Credit Support” with respect to the class A-J and AJ-A certificates represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates.

•

For purposes of allocating distributions on the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J and AJ-A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 146 pooled mortgage loans, representing 86.2% of the initial mortgage pool balance. Loan group 2 will consist of 39 pooled mortgage loans, representing 13.8% of the initial mortgage pool balance. Loan group 2 will consist of 100% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes one (1) mortgage loan secured by a mixed use property. This one (1) mortgage loan represents 1.9% of the initial mortgage pool balance and 13.6% of the initial loan group 2 balance.

•

The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will remain fixed at the initial pass-through rate for the respective class (described in the table above as “Fixed”). The pass-through rates for the class A-M, AM-A, L, M, N, O, P, Q and S certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as “WAC Cap”). The pass-through rates for the class A-J, AJ-A, B, C, D, E, F, G, H, J and K certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as “WAC”). The pass-through rate for the class X certificates will equal the excess of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time over the weighted average of the pass-through rates from time to time on the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates (but interest accrued at that pass-through rate will be subject to allocation between the Class X-1 and Class X-2 certificates) (described in the table above as “Variable IO”). In the case of the Class X-1 and X-2 certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this prospectus supplement.

•

The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur. See “Yield and Maturity Considerations—Weighted Average Life” in this prospectus supplement.

•

For federal income tax purposes, each class of certificates presented in the table evidences a class of “regular interests” in a “real estate mortgage investment conduit”, or REMIC. See “Material Federal Income Tax Consequences” in this prospectus supplement.

•

The series 2007-PWR18 certificates will also include the class R and V certificates, which do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not presented in the table above and are not offered by this prospectus supplement.

Relevant Parties

Issuing Entity

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR18, a New York common law trust, will issue the certificates. The trust will be formed pursuant to the pooling and servicing agreement among the depositor, the master servicers, the special servicer, the certificate administrator, the tax administrator and the trustee. See “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor

Bear Stearns Commercial Mortgage Securities Inc. is the depositor. As depositor, Bear Stearns Commercial Mortgage Securities Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund. See “Transaction Parties—The Depositor” in this prospectus supplement.

Master Servicers

Wells Fargo Bank, National Association will act as a master servicer with respect to those pooled mortgage loans sold by Wells Fargo Bank, National Association, Bear Stearns Commercial Mortgage, Inc., Principal Commercial Funding II, LLC and Nationwide Life Insurance Company to the depositor for deposit into the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property as those pooled mortgage loans), except as discussed under “Description of the Mortgage Pool — Certain Characteristics of the Mortgage Pool — Subordinated and/or other Financing –Split Loan Structures —WFB Mortgage Loan Group—The DRA / Colonial Loan Group” and “—BSCMI Mortgage Loan Groups— The RRI Portfolio Loan Group” in this prospectus supplement.

Prudential Asset Resources, Inc. will act as a master servicer with respect to those pooled mortgage loans sold by Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property as those pooled mortgage loans).

The following table sets forth the approximate percentage of the pooled mortgage loans in the mortgage pool, loan group 1 and loan group 2 that are serviced by each master servicer.

Master Servicer	Number of Pooled Mortgage Loans	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Wells Fargo Bank, National Association	147	79.0%	80.8%	68.1%
Prudential Asset Resources, Inc.	38	21.0%	19.2%	31.9%

See “Transaction Parties—The Master Servicers” in this prospectus supplement.

Each master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, mortgage loans for which it is the respective master servicer (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, each master servicer will be primarily responsible for making principal and interest advances and servicing advances, for the mortgage loans it is the respective master servicer for, under the pooling and servicing agreement.

The master servicing fee (which includes any primary servicing fee) in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated principal balance of each mortgage loan. The master servicing fee rate for Wells Fargo Bank, National Association and Prudential Asset Resources, Inc. will range, on a loan-by-loan basis, from 0.02% per annum to 0.15% per annum. In addition, the master servicers will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund as additional servicing compensation. With respect to each pooled mortgage loan for which a primary servicer acts as a primary servicer, a portion of the master servicing fee is payable to that primary servicer.

Wells Fargo Bank, National Association will also act as servicer report administrator and in that capacity will be responsible for the assembly and combination of various reports prepared by the special servicer and the other master servicer.

When we refer in this prospectus supplement to a master servicer in relation to one or more of the mortgage loans, we mean the applicable master servicer for those mortgage loans as identified above.

Primary Servicers

Principal Global Investors, LLC will act as primary servicer with respect to all of the pooled mortgage loans sold by Principal Commercial Funding II, LLC to the depositor for deposit into the trust fund.

Nationwide Life Insurance Company will act as primary servicer with respect to all of the pooled mortgage loans sold by Nationwide Life Insurance Company to the depositor for deposit into the trust fund.

See “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement” and “Transaction Parties—Primary Servicers” in this prospectus supplement.

Each of Principal Global Investors, LLC and Nationwide Life Insurance Company will be entitled to receive a primary servicing fee on each mortgage loan for which it is the primary servicer in an amount equal to the product of the applicable primary servicing fee rate and the stated principal balance of the applicable mortgage loan immediately before the related due date (prorated for the number of days during the calendar month for that mortgage loan for which interest actually accrues on that mortgage loan). The primary servicing fee is payable only from collections on the related mortgage loan and is included in the applicable master servicing fee rate for each of the related pooled mortgage loans. The primary servicing fee rate for Principal Global Investors, LLC is 0.01% per annum. The primary servicing fee rate for Nationwide Life Insurance Company ranges, on a loan-by-loan basis, from 0.04% per annum to 0.08% per annum.

Special Servicer

Centerline Servicing Inc., a Delaware corporation, will initially be appointed as special servicer with respect to all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property), except as discussed under “Description of the Mortgage Pool — Certain Characteristics of the Mortgage Pool — Subordinated and/or other Financing –Split Loan Structures —WFB Mortgage Loan Group— The DRA / Colonial Loan Group” and “—BSCMI Mortgage Loan Groups— The RRI Portfolio Loan Group” in this prospectus supplement.

Generally, the special servicer will service a mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a “specially serviced mortgage loan.” The special servicer’s principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement” and “Transaction Parties—The Special Servicer” in this prospectus supplement.

The special servicing fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.25% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan for that month, and the stated principal balance of each specially serviced mortgage loan.

The liquidation fee means, generally, 1.0% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust fund (net of any default interest, late payment charges and/or post-ARD additional interest), other than (with certain exceptions) in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person.

The workout fee is a fee payable with respect to any worked-out mortgage loan (which means a specially serviced mortgage loan for which three consecutive full and timely monthly payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met), equal to 1.0% of the amount of each collection of interest (other than default interest and/or post-ARD additional interest) and principal received (including any insurance proceeds or condemnation proceeds received and applied as a payment of interest and principal) on that mortgage loan for so long as it remains a worked-out mortgage loan.

In addition, the special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund as additional servicing compensation.

Certificate Administrator, Tax Administrator and Certificate Registrar

Wells Fargo Bank, National Association, will act as certificate administrator, tax administrator and certificate registrar.

The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the pooled mortgage loans and mortgaged properties. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00035% applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated principal balance of each mortgage loan.

Trustee and Custodian

LaSalle Bank National Association, a national banking association, will act as trustee of the trust fund on behalf of the Series 2007-PWR18 certificateholders and as custodian. See “Transaction Parties—The Trustee” in this prospectus supplement. In addition, the trustee will be primarily responsible for back-up advancing if a master servicer fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans into the trust fund, the trustee, on behalf of the trust fund, will become the holder of each mortgage loan transferred to the trust fund.

The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00063% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated principal balance of each mortgage loan.

Sponsors

Wells Fargo Bank, National Association, a national banking association, Bear Stearns Commercial Mortgage, Inc., a New York corporation, Principal Commercial Funding II, LLC, a Delaware limited liability company, Prudential Mortgage Capital Funding, LLC, a Delaware limited liability company, and Nationwide Life Insurance Company, an Ohio corporation, are sponsors of this transaction. As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the trust fund, and the trust fund will then issue the certificates. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Mortgage Loan Sellers

Wells Fargo Bank, National Association, Bear Stearns Commercial Mortgage, Inc., Principal Commercial Funding II, LLC, Prudential Mortgage Capital Funding LLC, and Nationwide Life Insurance Company are the mortgage loan sellers.

The following table sets forth the number and the approximate percentage of the pooled mortgage loans in the mortgage pool, loan group 1 and group 2 that have been sold by the related mortgage loan seller to the depositor.

Mortgage Loan Seller	Number of Pooled Mortgage Loans	Number of Pooled Mortgage Loans in Loan Group 1	Number of Pooled Mortgage Loans in Loan Group 2	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Wells Fargo Bank, National Association	74	53	21	24.5%	25.7%	17.4%
Bear Stearns Commercial Mortgage, Inc.	32	26	6	24.3%	23.1%	31.8%
Principal Commercial Funding II, LLC	20	18	2	21.3%	22.0%	17.3%
Prudential Mortgage Capital Funding, LLC	38	29	9	21.0%	19.2%	31.9%
Nationwide Life Insurance Company	21	20	1	8.9%	10.0%	1.6%

Originators

Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Underwriters

Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and co-bookrunning managers.

Affiliations and Certain Relationships Among Transaction Parties

Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund.

Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear Stearns Commercial Mortgage Securities Inc., the depositor, and Bear, Stearns & Co. Inc., one of the underwriters, are affiliates.

Principal Commercial Funding II, LLC, a sponsor and mortgage loan seller, and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by Principal Commercial Funding II, LLC, are affiliates.

Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company, LLC, an originator, and Prudential Asset Resources, Inc., one of the master servicers, are affiliates.

Nationwide Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by Nationwide Life Insurance Company.

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Transaction Parties” in this prospectus supplement.

Series 2007-PWR18 Controlling Class Representative

At any time of determination, the holder of the majority interest in the most subordinate class of principal balance certificates that has a total principal balance at least equal to 25% of its total initial principal balance (or, if no class satisfies that condition, the holder of the majority interest in the most subordinate class of principal balance certificates then outstanding) will be entitled to appoint a representative that generally will be entitled to—

•         replace the special servicer, and

•         direct the special servicer with respect to various special servicing matters as to the pooled mortgage loans.

For purposes of determining the series 2007-PWR18 controlling class representative, the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will represent a single class of certificates, the class A-M and AM-A certificates will represent a single class of certificates and the class A-J and AJ-A certificates will represent a single class of certificates.

Notwithstanding the foregoing, the series 2007-PWR18 controlling class representative will generally not have those rights with respect to the DRA / Colonial Office Portfolio loan group or the RRI Hotel Portfolio loan group (each of which is principally serviced and administered under the pooling and servicing agreement for another commercial mortgage securitization). However, to the extent that the trust as the holder of the DRA / Colonial Office Portfolio loan group or the RRI Hotel Portfolio loan group has consultation rights with respect to proposed servicing actions of the master servicer or special servicer under the applicable other pooling and servicing agreement, the series 2007-PWR18 controlling class representative will be entitled to exercise those rights on behalf of the trust. See “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—The Series 2007-PWR18 Controlling Class Representative” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” in this prospectus supplement.

It is expected that Centerline REIT Inc., an affiliate of the parent of Centerline Servicing Inc., the initial special servicer, will be the initial representative of the series 2007-PWR18 controlling class.

Other Split Loan Noteholders

The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio is part of a split loan structure that includes a pooled mortgage loan and multiple non-pooled mortgage loans that are pari passu in right of payment with each other. The DRA / Colonial Office Portfolio loan group is principally serviced and administered under the pooling and servicing agreement for the Merrill Lynch Mortgage Trust 2007-C1 commercial mortgage securitization. The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as RRI Hotel Portfolio is part of a split loan structure that includes a pooled mortgage loan and multiple non-pooled mortgage loans that are pari passu in right of payment with that pooled mortgage loan. The RRI Hotel Portfolio loan group is principally serviced and administered under the pooling and servicing agreement for the Bear Stearns Commercial Mortgage Securities Trust 2007-PWR17 commercial mortgage securitization. The pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as GGP Portfolio, Aviata Apartments, HRC Portfolio 3, HRC Portfolio 1, HRC Portfolio 2 and Circuit City San Rafael, respectively, are in each case, part of a split loan structure that includes both a pooled mortgage loan and one non-pooled mortgage loan that is subordinate in right of payment to the related pooled mortgage loan. The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Southlake Mall is part of a split loan structure that includes a pooled mortgage loan and one non-pooled mortgage loan that is pari passu in right of payment with that pooled mortgage loan. Each of the GGP Portfolio, Southlake Mall, Aviata Apartments, HRC Portfolio 3, HRC Portfolio 1, HRC Portfolio 2 and Circuit City San Rafael loan groups will be principally serviced and administered under the series 2007-PWR18 pooling and servicing agreement. In connection with each of the GGP Portfolio, Southlake Mall, Aviata Apartments, HRC

Portfolio 3, HRC Portfolio 1, HRC Portfolio 2 and Circuit City San Rafael loan groups, the holder of one of the related non-pooled mortgage loans (or a representative on its behalf) will have one or more of the following: various approval and/or consultation rights with respect to material servicing decisions, rights to appoint or replace the party that performs special servicing duties, rights to cure defaults and/or options to purchase the related pooled mortgage loan if the loans in that group become defaulted. In addition, the trust as the holder of the DRA / Colonial Office Portfolio and RRI Hotel Portfolio pooled mortgage loans will have certain consultation rights with respect to certain servicing decisions and the series 2007-PWR18 controlling class representative will be entitled to exercise those rights. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” in this prospectus supplement for more information with respect to these rights. The table below shows the pooled mortgage loans that have split loan structures:

Mortgage Loan	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance	Cut-off Date Balance of Pooled Mortgage Loan(s)	Original Aggregate Principal Balance of Non-Pooled Mortgage Loan(s)	Priority of Non-Pooled Mortgage Loan Relative to Pooled Mortgage Loan
DRA / Colonial Office Portfolio	9.9%	11.5%	N/A	$247,302,419	$494,604,837	Pari Passu
GGP Portfolio	6.2%	7.2%	N/A	$156,000,000	$40,000,000	Subordinate
RRI Hotel Portfolio	3.1%	3.6%	N/A	$77,810,961	$387,000,000	Pari Passu
Southlake Mall	2.8%	3.2%	N/A	$70,000,000	$30,000,000	Pari Passu
Aviata Apartments	1.1%	N/A	8.0%	$27,500,000	$500,000	Subordinate
HRC Portfolio 3	1.1%	1.2%	N/A	$26,941,047	$2,595,000	Subordinate
HRC Portfolio 1	1.1%	1.2%	N/A	$26,876,104	$2,590,000	Subordinate
HRC Portfolio 2	1.0%	1.2%	N/A	$26,201,704	$2,525,000	Subordinate
Circuit City San Rafael	0.3%	0.3%	N/A	$6,400,000	$1,600,000	Subordinate

Significant Dates and Periods

Cut-off Date

The pooled mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in December 2007 (or, in the case of any mortgage loan that has its first due date after December 2007, the later of the date of origination of that pooled mortgage loan and the date that would have been its due date in December 2007 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month). All payments and collections received on the pooled mortgage loans after their respective cut-off dates will belong to the trust fund, except that any payments or collections that represent amounts due on or before that date will belong to the related mortgage loan seller.

Issue Date	The date of initial issuance for the series 2007-PWR18 certificates will be on or about December 27, 2007.
Determination Date

The monthly cut-off date for information regarding the pooled mortgage loans that must be reported to the holders of the series 2007-PWR18 certificates on any distribution date will be the close of business on the determination date in the same calendar month as that distribution date. The determination date will be the seventh day of each month, or, if that day is not a business day, then the next succeeding business day.

Distribution Date/Distribution Frequency	Distributions on the series 2007-PWR18 certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in January 2008.
Record Date

The record date for each monthly distribution on the series 2007-PWR18 certificates will be the last business day of the prior calendar month in each case except as may otherwise be set forth in this prospectus supplement with respect to final distributions.

Collection Period

Amounts available for distribution on the series 2007-PWR18 certificates on any distribution date will depend on the payments and other collections received on or with respect to the pooled mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) on or with respect to the pooled mortgage loans in the month in which the distribution date occurs. In general, each collection period—

•      will relate to a particular distribution date,

•      will be approximately one month long,

•      will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

•      will end at the close of business on the determination date immediately preceding the related distribution date.

Interest Accrual Period

The interest accrual period for each class of interest-bearing certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Assumed Final Distribution Dates

The distribution date on which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the pooled mortgage loans after the initial issuance of the certificates, is set forth opposite that class in the table below. For purposes of the table, each pooled mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date. The actual final distribution date for any class of offered certificates may be earlier or later (and could be substantially later) than the assumed final distribution date for that class.

Class	Month and Year of Assumed Final Distribution Date
A-1	August 2012
A-2	February 2013
A-3	November 2014
A-AB	September 2016
A-4	October 2017
A-1A	November 2017
A-M	November 2017
AM-A	November 2017
A-J	November 2017
AJ-A	November 2017

Rated Final Distribution Date	To the extent described in this prospectus supplement, the ratings of each class of offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal due on the certificates of that class on or before the distribution date in June 2050.

Description of the Offered Certificates

General

The trust fund will issue 30 classes of the series 2007-PWR18 certificates with an approximate total principal balance at initial issuance equal to $2,502,224,530. Only the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J and AJ-A certificates are being offered by this prospectus supplement. The remaining classes of the series 2007-PWR18 certificates (other than the class R and V certificates) will be offered separately in a private offering.

Denominations

We intend to deliver the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J and AJ-A certificates in minimum denominations of $25,000. Investments in excess of the minimum denominations may be made in multiples of $1.

Clearance and Settlement

You will hold your offered certificates in book-entry form through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank as operator of The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Certificate Principal Balances and Certificate Notional Amounts

The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates will be the series 2007-PWR18 certificates with principal balances and are sometimes referred to as the series 2007-PWR18 principal balance certificates. The table appearing under the caption “—Overview of the Series 2007-PWR18 Certificates” above identifies the approximate total principal balance of each class of series 2007-PWR18 principal balance certificates at initial issuance, subject to a variance which depends on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance is subject to a variance of plus or minus 5%.

The total principal balance of each class of series 2007-PWR18 principal balance certificates will be reduced on each distribution date by the amount of any distributions of principal actually made on, and any losses actually allocated to, that class on that distribution date.

The class X certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates in the aggregate will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates outstanding from time to time. The table appearing under the caption “—Overview of the Series 2007-PWR18 Certificates” above identifies the approximate total notional amount of the class X-1 and X-2 certificates at initial issuance, subject to a variance which depends on, among other things, the actual size of the initial mortgage pool balance. The total notional amount of the class X certificates in the aggregate will be reduced on each distribution date by the amount of any distributions of principal actually made on that distribution date on, and any losses actually allocated on that distribution date to, any class of series 2007-PWR18 principal balance certificates whose principal balance forms a part of the total notional amount of the Class X Certificates.

Pass-Through Rates

The class A-1, A-2, A-3, A-AB, A-4, A-1A, X-1, X-2, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates will be the series 2007-PWR18 certificates that bear interest and are sometimes referred to as the series 2007-PWR18 interest-bearing certificates. The table appearing under the caption “—Overview of the Series 2007-PWR18 Certificates” above provides the indicated information regarding the pass-through rate at which each of those classes of the series 2007-PWR18 certificates will accrue interest.

The weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this prospectus supplement. See also “Glossary—Weighted Average Pool Pass-Through Rate” in this prospectus supplement.

Distributions
A. General	For purposes of allocating distributions on the offered certificates, the mortgage pool will be divided into:
• loan group 1 consisting of one hundred forty-six (146) pooled mortgage loans, representing 86.2% of the initial mortgage pool balance, and

•         loan group 2 consisting of thirty-nine (39) pooled mortgage loans, representing 13.8% of the initial mortgage pool balance. Loan group 2 will consist of 100% of the initial mortgage pool balance of all the pooled mortgage loan secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes one (1) mortgage loan secured by a mixed use property. This one (1) mortgage loan represents 1.9% of the initial mortgage pool balance and 13.6% of the initial loan group 2 balance.

The certificate administrator will make distributions of interest and, if and when applicable, principal on the classes of series 2007-PWR18 certificates, first, on the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates; second, on the class A-M and AM-A certificates; third, on the class A-J and AJ-A certificates; and then on the other classes of certificates in order of their alphabetical designation. Allocation of interest distributions to and among the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates, allocation of interest distributions to and between the class A-M and AM-A certificates and allocation of interest distributions to and between the class A-J and AJ-A certificates are described under “—Distributions of Interest” below. Allocation of principal distributions to and among the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, allocation of principal distributions to and between the class A-M and AM-A certificates and allocation of principal distributions to and between the class A-J and AJ-A certificates are described under “—Distributions of Principal” below. The class X certificates do not have principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be net of all forms of compensations payable to the parties to the pooling and servicing agreement, reimbursements of servicing advances, P&I advances, interest on those advances and indemnification expenses.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” and “Description of the Offered Certificates—Fees and Expenses” in this prospectus supplement.
B. Distributions of Interest

Each class of series 2007-PWR18 certificates (other than the class R and V certificates) will bear interest. With respect to each interest-bearing class, interest will accrue during each interest accrual period based upon:

• the pass-through rate for that class and interest accrual period;
• the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and
• the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

A whole or partial prepayment on a pooled mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment. As and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all the series 2007-PWR18 principal balance certificates on a pro rata basis.

On each distribution date, subject to available funds and the allocation and distribution priorities described under “—General” above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates will be made concurrently:
• in the case of the class A-1, A-2, A-3, A-AB and A-4 certificates, on a pro rata basis in accordance with their respective interest entitlements, from available funds attributable to loan group 1;
• in the case of the class A-1A certificates, from available funds attributable to loan group 2; and
• in the case of the class X certificates, from available funds attributable to loan group 1 and loan group 2;

provided that, if the portion of available funds with respect to either loan group is insufficient to pay in full the total amount of interest otherwise required to be distributed with respect to any of class A-1, A-2, A-3, A-AB, A-4, A-1A and/or X certificates as described above, then distributions of interest will be made on the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates on a pro rata basis in accordance with their respective interest entitlements, from available funds attributable to the entire mortgage pool, without regard to loan group.

Following distributions of interest and, if applicable, principal on the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates on each distribution date, interest distributions with respect to the class A-M and AM-A certificates will be made concurrently:

• in the case of the class A-M certificates, from remaining available funds attributable to loan group 1, and

• in the case of the class AM-A certificates, from remaining available funds attributable to loan group 2,

provided that, if the portion of available funds with respect to either loan group is insufficient to pay in full the total amount of interest otherwise required to be distributed with respect to any of the class A-M and/or AM-A certificates as described above, then distributions of interest will be made on the class A-M and AM-A certificates on a pro rata basis in accordance with their respective interest entitlements, from available funds attributable to the entire mortgage pool, without regard to loan group.

Following distributions of interest and, if applicable, principal on the class A-1, A-2, A-3, A-AB, A-4, A-1A, X, A-M and AM-A certificates on each distribution date, interest distributions with respect to the class A-J and AJ-A certificates will be made concurrently:

• in the case of the class A-J certificates, from remaining available funds attributable to loan group 1, and
• in the case of the class AJ-A certificates, from remaining available funds attributable to loan group 2,

provided that, if the portion of available funds with respect to either loan group is insufficient to pay in full the total amount of interest otherwise required to be distributed with respect to any of the class A-J and/or AJ-A certificates as described above, then distributions of interest will be made on the class A-J and AJ-A certificates on a pro rata basis in accordance with their respective interest entitlements, from available funds attributable to the entire mortgage pool, without regard to loan group.

See “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Priority of Distributions” in this prospectus supplement.
C. Distributions of Principal	Subject to—
• available funds,
• the distribution priorities described under “—General” above, and
• the reductions of principal balances described under “—Reductions of Certificate Principal Balances in Connection with Losses and Expenses” below, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class at initial issuance.
The certificate administrator must make principal distributions in a specified sequential order to ensure that:

•         no distributions of principal will be made on the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates until, in the case of each of those classes, the total principal balance of all classes of offered certificates is reduced to zero; and

• except as described in the paragraph following these bullets, distributions of principal will be made on the offered certificates concurrently as follows:
(1) distributions of principal will be made only from the portion of the total distributable funds attributable to loan group 1 plus, only after the principal balance of the class A-1A, AM-A and AJ-A certificates is reduced to zero (if any of the class A-1, A-2, A-3, A-AB, A-4, A-M and/or A-J certificates are still outstanding at the time of that reduction), from the remaining portion of the total distributable principal funds attributable to loan group 2, first, on the class A-AB certificates, until the total principal balance of the class A-AB certificates is reduced to the scheduled principal balance for that distribution date set forth on Schedule II to this prospectus supplement, second, on the class A-1 certificates, until the total principal balance of the class A-1 certificates is reduced to zero, third, on the class A-2 certificates, until the total principal balance of the class A-2 certificates is reduced to zero, fourth, on the class A-3 certificates, until the total principal balance of the class A-3 certificates is reduced to zero, fifth, on the class A-AB certificates, until the total principal balance of the class A-AB certificates is reduced to zero, sixth, on the class A-4 certificates, until the total principal balance of the class A-4 certificates is reduced to zero, seventh, on the class A-M certificates, until the total principal balance of the class A-M certificates is reduced to zero, and, eighth, on the class A-J certificates, until the total principal balance of the class A-J certificates is reduced to zero; and

(2)       distributions of principal will be made only from the portion of the total distributable funds attributable to loan group 2 plus, only after the principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates is reduced to zero (if any of the class A-1A, AM-A and/or AJ-A certificates are still outstanding at the time of that reduction), from the remaining portion of the total distributable principal funds attributable to loan group 1, first, on the class A-1A certificates, until the total principal balance of the class A-1A certificates is reduced to zero, second, on the class AM-A certificates, until the total principal balance of the class AM-A certificates is reduced to zero, and, third, on the class AJ-A certificates, until the total principal balance of the class AJ-A certificates is reduced to zero.

Because of losses on the pooled mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates could be reduced to zero at a time when the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J and/or AJ-A certificates remain outstanding. Under such circumstances, and in any event on the final distribution date, available principal funds attributable to the entire mortgage pool (without regard to loan group) for each distribution date will be allocated in the following amounts and order of priority, in each case to the extent of the remaining unallocated portion of those principal funds for that distribution date:

•         first, on the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates, pro rata (in accordance with their respective total principal balances immediately prior to that distribution date), until the total principal balance of those classes is reduced to zero;

• second, on the class A-M and AM-A certificates, pro rata (in accordance with their respective total principal balances immediately prior to that distribution date), until the total principal balance of those classes is reduced to zero; and

•         third, on the class A-J and AJ-A certificates, pro rata (in accordance with their respective total principal balances immediately prior to that distribution date), until the total principal balance of those classes is reduced to zero.

The total distributions of principal to be made on the series 2007-PWR18 principal balance certificates collectively on any distribution date will, in general, be a function of—

•         the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on behalf of (or partially on behalf of) the trust fund, deemed due, on the pooled mortgage loans during the same calendar month in which the subject distribution date occurs, which payments are either received as of the end of the related collection period or advanced by the applicable master servicer or the trustee, as applicable, and

• the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the pooled mortgage loans that are received during the related collection period.

However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal: (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status, (3) certain special servicing compensation and (4) certain other expenses.

Portions of the principal distributable on the certificates collectively on any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described in this prospectus supplement. In general, collections or advances of principal on a pooled mortgage loan will be attributed to the loan group that contains that pooled mortgage loan. See “Glossary—Principal Distribution Amount” in this prospectus supplement.

The class X certificates do not entitle their holders to any distributions of principal.
See “Description of the Offered Certificates—Distributions—Principal Distributions” and “—Priority of Distributions” and “Glossary—Principal Distribution Amount” in this prospectus supplement.
D. Distributions of Yield Maintenance Charges and Other Prepayment Premiums

Any yield maintenance charge or prepayment premium collected in respect of a pooled mortgage loan generally will be distributed, in the proportions described in this prospectus supplement, to the holders of the class X certificates and/or to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J and/or K certificates then entitled to receive distributions of principal. See “Description of the Offered Certificates—Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement.

Reductions of Certificate Principal Balances in Connection with Losses and Expenses

Because of losses on the pooled mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2007-PWR18 certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of series 2007-PWR18 principal balance certificates generally will be sequentially reduced (without accompanying principal distributions) in the reverse order of distribution priority (first, class S, then class Q and so on), until that deficit is eliminated. Any portion of such a deficit that is unallocated after the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates is reduced to zero will be allocated, first, to the class A-J and AJ-A certificates, then to the class A-M and AM-A certificates and then to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, until that deficit is eliminated. Any such reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be allocated among those classes on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction (without regard to loan groups). Any such reduction of the total principal balance of the class A-M and AM-A certificates will be allocated between those classes on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction (without regard to loan groups). Any such reduction of the total principal balance of the class A-J and AJ-A certificates will be allocated between those classes on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction (without regard to loan groups).

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.
Advances of Delinquent Monthly Debt Service Payments

With respect to the pooled mortgage loans for which it is the applicable master servicer, each master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest and to make advances for the pooled mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred. The trustee must make any of those advances that a master servicer is required, but fails, to make. Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this prospectus supplement. However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any debt service advance that it or the special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

For additional information regarding the DRA / Colonial Office Portfolio pooled mortgage loan, the RRI Hotel Portfolio pooled mortgage loan and the Southlake Mall pooled mortgage loan, see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

In addition, a designated servicer must obtain an appraisal or conduct an internal valuation of the mortgaged property securing a pooled mortgage loan following a material default or the occurrence of certain other events described in this prospectus supplement. Based upon the results of such appraisal, the amount otherwise required to be advanced with respect to interest on that pooled mortgage loan may be reduced as described under the heading “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement. Due to the distribution priorities described in this prospectus supplement, any reduction in advances will generally reduce the funds available to pay interest on the respective classes of subordinate interest-bearing series 2007-PWR18 certificates sequentially in the reverse order of distribution priority (first, class S, then class Q and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

See “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Required Appraisals” in this prospectus supplement and “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

Early Termination

The trust fund may be terminated and therefore the series 2007-PWR18 certificates may be retired early by certain designated entities when the total outstanding principal balance of the pooled mortgage loans, net of advances of principal, is reduced to 1.0% or less of the initial mortgage pool balance.

The Trust Fund
Creation of the Trust Fund

We will use the net proceeds from the issuance and sale of the series 2007-PWR18 certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers. Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the series 2007-PWR18 certificates. In this prospectus supplement, we sometimes refer to those mortgage loans as pooled mortgage loans. As described under “Description of the Offered Certificates—Distributions—General” above, the pooled mortgage loans will be divided into loan group 1 and loan group 2 for purposes of calculating distributions on the certificates.

A. General Considerations	When reviewing the information that we have included in this prospectus supplement with respect to the pooled mortgage loans, please note that—
• All numerical information provided with respect to any individual loan, group of loans or the pooled mortgage loans is provided on an approximate basis.

•         References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the pooled mortgage loans, references to the initial loan group 1 balance mean the aggregate cut-off date principal balance of the pooled mortgage loans in loan group 1 and references to the initial loan group 2 balance mean the aggregate cut-off date principal balance of the pooled mortgage loans in loan group 2.

•         All weighted average information provided with respect to the pooled mortgage loans or any sub-group of pooled mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the pooled mortgage loans to the trust fund.

•         With respect to the pooled mortgage loans that have that have one or more related non-pooled pari passu companion loans, we present loan-to-value ratios, debt service coverage ratios and loan per unit in this prospectus supplement in a manner that reflects the aggregate indebtedness evidenced by the pooled mortgage loan and the related non-pooled pari passu companion loan(s).

•         With respect to the pooled mortgage loans that have one or more related non-pooled subordinate loans (whether or not part of a split loan structure), we generally present loan-to-value ratios, debt service coverage ratios and loan per net rentable square foot or unit, as applicable, in this prospectus supplement in a manner that reflects the applicable pooled mortgage loan without regard to the related non-pooled subordinate loan.

•         Some of the pooled mortgage loans are part of a group of pooled mortgage loans that are cross-collateralized and cross-defaulted with each other. In general, when a pooled mortgage loan is cross-collateralized and cross-defaulted with one or more other pooled mortgage loans, we present the information regarding those pooled mortgage loans as if each of them was secured only by the related mortgaged properties identified on Appendix B to this prospectus supplement, except that loan-to-value ratio, debt service coverage ratio and loan per unit or square foot information is presented for a cross-collateralized group on an aggregate basis in the manner described in this prospectus supplement. None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this prospectus supplement with respect to the pooled mortgage loans secured by the mortgaged properties respectively identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio, RRI Hotel Portfolio, GGP Portfolio, Southlake Mall, Aviata Apartments, HRC Portfolio 3, HRC Portfolio 1, HRC Portfolio 2 and Circuit City San Rafael).

•         The information for mortgage loans secured by more than one mortgaged property in this prospectus supplement is generally based on allocated loan amounts as stated in Appendix B when information is presented relating to mortgaged properties and not mortgage loans.

•         With respect to pooled mortgage loans that may have future interest rate increases, as set forth in the “Footnotes to Appendix B & Appendix C” in this prospectus supplement, the information in this prospectus supplement has been prepared based on the rates in effect as of the cut-off date.

B. Principal Balances

The trust’s primary assets will be one hundred eighty-five (185) mortgage loans with an aggregate principal balance as of the cut-off date of approximately $2,502,224,530. It is possible that the aggregate mortgage loan balance will vary by up to 5% on the closing date. As of the cut-off date, the principal balance of the pooled mortgage loans ranged from approximately $682,004 to approximately $247,302,419 and the mortgage loans had an approximate average balance of $13,525,538.

C. Encumbered and Other Interests

The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by or having the benefit of certain arrangements regarding, mortgaged properties for which the interest is as indicated:

Encumbered Interest	Number of Mortgaged Properties	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Fee(1)	300	93.2%	92.2%	100.0%
Leasehold	5	5.0%	5.8%	0.0%
Fee in part and leasehold in part(2)	4	1.7%	2.0%	0.0%
______________

(1)      Includes mortgaged properties for which (i) the borrower’s interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage.

(2) May include immaterial leasehold interests (in addition to material leasehold interests).
D. Property Types

The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by, mortgaged properties operated primarily for each indicated purpose:

Property Types	Number of Mortgaged Properties	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	78	33.5%	38.8%	0.0%
Office	43	21.7%	25.2%	0.0%
Hospitality	104	15.4%	17.9%	0.0%
Industrial	29	10.8%	12.6%	0.0%
Multifamily	33	10.7%	0.0%	77.5%
Mixed Use	5	3.2%	1.6%	13.6%
Other(1)	2	1.9%	2.2%	0.0%
Self Storage	9	1.5%	1.7%	0.0%
Manufactured Housing Community	6	1.2%	0.0%	8.9%
______________
(1) Other property type consists of movie theaters.

E. State Concentrations

The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by, mortgaged properties located in the indicated states or regions:

State/Region	Number of Mortgaged Properties	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Texas	30	13.6%	14.5%	8.2%
California	33	9.8%	9.5%	11.9%
Southern CA	20	5.6%	5.7%	5.2%
Northern CA	13	4.2%	3.8%	6.7%
Florida	22	8.3%	9.6%	0.0%
Virginia	6	8.0%	9.3%	0.0%
Illinois	12	6.4%	7.4%	0.0%
New York	14	5.9%	4.3%	16.1%
Georgia	9	5.7%	5.5%	7.2%

The remaining mortgaged properties are located throughout twenty-seven (27) states. No more than 5% of the initial mortgage pool balance is secured by mortgaged properties located in any of those other jurisdictions. Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

F. Other Mortgage Loan Features	As of the cut-off date, the pooled mortgage loans had the following characteristics:
• The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

•         Eighteen (18) groups of mortgage loans (excluding groups of cross-collateralized loans) were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The five (5) largest groups represent 9.0%, 5.5%, 3.2%, 1.9% and 1.6%, respectively, of the initial outstanding pool balance. See Appendix B to this prospectus supplement.

• Fifty-two (52) mortgaged properties, securing mortgage loans representing 17.3% of the initial outstanding pool balance, are each either wholly owner-occupied or 100.0% leased to a single tenant.

•         The mortgage interest rate for each pooled mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions that are described on the “Footnotes to Appendix B & Appendix C” in this prospectus supplement.

•         Fixed periodic payments on the pooled mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans.

•         No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for such loan).

G. Balloon Loans/ARD Loans

As of the cut-off date, the pooled mortgage loans had the following additional characteristics:

•         One hundred eighty-five (185) of the pooled mortgage loans, representing 100% of the initial mortgage pool balance (which pooled mortgage loans consist of one hundred forty-six (146) pooled mortgage loans in loan group 1, representing 100% of the initial loan group 1 balance, and thirty-nine (39) pooled mortgage loans in loan group 2, representing 100% of the initial loan group 2 balance), are balloon mortgage loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the loan’s stated maturity date. One (1) of the pooled mortgage loans, representing 0.7% of the initial mortgage pool balance (and 0.8% of the initial loan group 1 balance), is a balloon mortgage loan that has an original amortization term that exceeds 360 months. See Schedule I to this prospectus supplement for the amortization schedules for the pooled mortgage loans with nonstandard amortization schedules.

•         Seventeen (17) of the balloon mortgage loans, representing 6.5% of the initial mortgage pool balance (and 7.5% of the initial loan group 1 balance) are “ARD” or “hyperamortizing” mortgage loans that provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified “anticipated repayment date” prior to the stated maturity date. Those incentives include an increase in the mortgage rate and/or principal amortization at or following the anticipated repayment date. Because of the incentives, we consider the ARD loans to be balloon loans also.

H. Interest-Only Loans

As of the cut-off date, the mortgage loans had the following additional characteristics:

•         One hundred-five (105) of the balloon mortgage loans (including any ARD loans), representing 48.1% of the initial mortgage pool balance (which pooled mortgage loans consist of eighty (80) pooled mortgage loans in loan group 1, representing 45.6% of the initial loan group 1 balance, and twenty-five (25) pooled mortgage loans in loan group 2, representing 63.7% of the initial loan group 2 balance), provide for initial interest-only periods that expire 8 to 72 months following their respective origination dates.

•         Eighteen (18) of the balloon mortgage loans (including any ARD loans), representing 29.8% of the initial mortgage pool balance

(which pooled mortgage loans consist of fourteen (14) pooled mortgage loans in loan group 1, representing 31.9% of the initial loan group 1 balance, and four (4) pooled mortgage loans in loan group 2, representing 16.8% of the initial loan group 2 balance), provide for no amortization and for interest-only payments for their entire term to maturity or ARD.

I. Prepayment/Defeasance Provisions

As of their respective cut-off dates, all of the pooled mortgage loans restrict voluntary principal prepayments as follows:

•         One hundred twenty-six (126) pooled mortgage loans, representing 74.1% of the initial mortgage pool balance (which pooled mortgage loans consist of ninety-six (96) pooled mortgage loans in loan group 1, representing 74.0% of the initial loan group 1 balance, and thirty (30) pooled mortgage loans in loan group 2, representing 75.0% of the initial loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of initial issuance of the series 2007-PWR18 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of all or a portion of the mortgaged property from the lien of the mortgage.

•         Twenty-seven (27) pooled mortgage loans, representing 9.2% of the initial mortgage pool balance (which pooled mortgage loans consist of twenty-three (23) pooled mortgage loans in loan group 1, representing 7.6% of the initial loan group 1 balance, and four (4) pooled mortgage loans in loan group 2, representing 19.3% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period require that voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time).

•         Seven (7) pooled mortgage loans, representing 8.3% of the initial mortgage pool balance (which pooled mortgage loans consist of six (6) pooled mortgage loans in loan group 1, representing 9.4% of the initial loan group 1 balance, and one (1) pooled mortgage loan in loan group 2, representing 1.5% of the initial loan group 2 balance), have no lock-out period and initially require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time).

•         Twenty (20) pooled mortgage loans, representing 7.6% of the initial mortgage pool balance (which pooled mortgage loans consist of sixteen (16) pooled mortgage loans in loan group 1, representing 8.1% of the initial loan group 1 balance, and four (4) pooled mortgage loans in loan group 2, representing 4.2% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period have provisions that both (i) require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time), and (ii) after an initial period of at least two years following the date of the issuance of the series 2007-PWR18 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

•         Five (5) pooled mortgage loans, representing 0.8% of the initial mortgage pool balance (which pooled mortgage loans consist of five (5) pooled mortgage loans in loan group 1, representing 0.9% of the initial loan group 1 balance, have no lockout period and initially require that voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time), followed by a period when the loans have provisions that both (i) require that any voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time) and (ii) only after an initial period of at least two years following the date of the issuance of the series 2007-PWR18 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date, in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply.

In the case of pooled mortgage loans where prepayment consideration is based on a yield maintenance formula, the discount rate used in that formula is calculated on the basis of a designated index or on the basis of a designated index plus a percentage.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions” and “—Partial Release; Substitutions” in this prospectus supplement. See Appendix B to this prospectus supplement for the prepayment restrictions applicable to each pooled mortgage loan.

J. General Characteristics	As of the cut-off date, the mortgage loans had the following characteristics:

	Mortgage Pool	Loan Group 1	Loan Group 2
Initial aggregate cut-off date principal balance (±5%)	$2,502,224,530	$2,157,327,350	$344,897,180
Number of pooled mortgage loans	185	146	39
Number of mortgaged properties	309	269	40
Largest cut-off date principal balance	$247,302,419	$247,302,419	$47,000,000
Smallest cut-off date principal balance	$682,004	$682,004	$846,000
Average cut-off date principal balance	$13,525,538	$14,776,215	$8,843,517
Highest mortgage interest rate	7.2600%	7.2600%	6.9700%
Lowest mortgage interest rate	5.3900%	5.3900%	5.7550%
Weighted average mortgage interest rate	6.2480%	6.2330%	6.3416%
Longest original term to maturity or anticipated repayment date	132 mos.	132 mos.	120 mos.
Shortest original term to maturity or anticipated repayment date	60 mos.	60 mos.	60 mos.
Weighted average original term to maturity or anticipated repayment date	107 mos.	107 mos.	107 mos.
Longest remaining term to maturity or anticipated repayment date	126 mos.	126 mos.	120 mos.
Shortest remaining term to maturity or anticipated repayment date	53 mos.	53 mos.	56 mos.
Weighted average remaining term to maturity or anticipated repayment date	104 mos.	104 mos.	105 mos.
Highest debt service coverage ratio, based on underwritten net cash flow*	2.56x	2.56x	2.13x
Lowest debt service coverage ratio, based on underwritten net cash flow*	1.13x	1.13x	1.16x
Weighted average debt service coverage ratio, based on underwritten net cash flow*	1.46x	1.47x	1.37x
Highest debt service coverage ratio (after IO period), based on underwritten net cash flow*	2.56x	2.56x	2.13x
Lowest debt service coverage ratio (after IO period), based on underwritten net cash flow*	1.04x	1.04x	1.05x
Weighted average debt service coverage ratio (after IO period), based on underwritten net cash flow*	1.36x	1.38x	1.26x
Highest cut-off date loan-to-value ratio*	80.0%	80.0%	80.0%

	Mortgage Pool	Loan Group 1	Loan Group 2
Lowest cut-off date loan-to-value ratio*	34.5%	34.5%	44.0%
Weighted average cut-off date loan-to-value ratio*	67.7%	67.6%	68.6%

______________

*In the case of the DRA / Colonial Office Portfolio pooled mortgage loan, the RRI Hotel Portfolio pooled mortgage loan and the Southlake Mall pooled mortgage loan, debt service coverage ratio and loan-to-value ratio information is generally presented in this prospectus supplement in a manner that takes account of the aggregate indebtedness under that pooled mortgage loan and the related non-pooled pari passu companion loan(s). In the case of the pooled mortgage loans that are secured by a mortgaged property that also secures a related non-pooled mortgage loan that is subordinate to that pooled mortgage loan, debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the non-pooled mortgage loan. Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled subordinate loan in those cases, the highest, lowest and weighted average debt service coverage ratio (based on underwritten net cash flow) of the mortgage pool would be 2.56x, 1.13x and 1.43x, respectively, of loan group 1 would be 2.56x, 1.13x and 1.44x, respectively, and of loan group 2 would be 2.13x, 1.16x and 1.37x, respectively; and the highest, lowest and weighted average debt service coverage ratio (after IO period) (based on underwritten net cash flow) of the mortgage pool would be 2.56x, 1.04x and 1.33x, respectively, of loan group 1 would be 2.56x, 1.04x and 1.35x, respectively, and of loan group 2 would be 2.13x, 1.05x and 1.25x, respectively. Considering the combined principal balance of the pooled mortgage loan and the non-pooled subordinate loan in those cases, the highest, lowest and weighted average cut-off date loan-to-appraised value ratio would be 80.0%, 34.5% and 68.6%, respectively, of loan group 1 would be 80.0%, 34.5% and 68.6%, respectively, and of loan group 2 would be 80.0%, 44.8% and 68.7%, respectively.

Other than as described above or otherwise noted, debt service coverage ratio and loan-to-value information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related pooled mortgage loan without combination with the other indebtedness.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information”, “Risk Factors—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions”, the Glossary and the “Footnotes to Appendix B & Appendix C” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios that are presented in this prospectus supplement.

K. Removal of Loans From the Trust Fund	One or more of the pooled mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.
1. Seller Repurchase and Substitution

Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it. If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “The Mortgage Pool—Representations and Warranties” in this prospectus supplement, then that mortgage loan seller will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge.

2. Fair Value
Purchase Option

Pursuant to the pooling and servicing agreement, the series 2007-PWR18 controlling class representative or the special servicer, in that order, has the option to purchase from the trust any defaulted pooled mortgage loan that, among other conditions, is delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment. The applicable purchase price will be equal to the fair value of the pooled mortgage loan as determined by the special servicer for such mortgage loan, subject to verification by the trustee if the special servicer is the purchaser. With respect to the pooled mortgage loan in each split loan structure that includes a non-pooled pari passu companion loan, the purchase option under the series 2007-PWR18 pooling and servicing agreement will apply to the pooled mortgage loan but not to any related companion loans in the related mortgage loan group, subject to any conditions and/or contrary provisions described under “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Loans—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” in this prospectus supplement.

3. Other Defaulted Loan
Purchase Options

Pursuant to the related intercreditor agreements, the holder of a subordinate non-pooled mortgage loan that is part of a split loan structure that includes a pooled mortgage loan, or the holder of a mezzanine loan incurred by the owners of a borrower may have an option to purchase the related pooled mortgage loan from the trust fund following a material default. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the pooled mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses. The purchase price will generally not include any prepayment premium or yield maintenance charge.

Additional Aspects of the Offered Certificates and the Trust Fund

Federal Tax Status

Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Internal Revenue Code. Those REMICs will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, which collections will constitute a grantor trust for federal income tax purposes.

The offered certificates will constitute “regular interests” in a REMIC. The offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. This means that you will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting. The offered certificates will not represent any interest in the grantor trust referred to above.

For federal income tax purposes, we anticipate that the class A-1, A-J and AJ-A certificates will be treated as having been issued with a de minimis amount of original issue discount and that the class A-2, A-3, A-AB, A-4, A-1A, A-M and AM-A certificates will be issued at a premium. When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

•         the pooled mortgage loans with anticipated repayment dates will, in each case, be paid in full on that date,

•         no pooled mortgage loan will otherwise be prepaid prior to maturity, and

•         there will be no extension of the maturity of any pooled mortgage loan.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all.

For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA

The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemptions granted to the underwriters, subject to certain considerations discussed in the sections titled “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the accompanying prospectus.

You should refer to the sections in this prospectus supplement and the accompanying prospectus referenced above. If you are a benefit plan fiduciary considering purchase of any offered certificates you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and in the accompanying prospectus.

Ratings

The ratings for the offered certificates shown in the table appearing under the caption “—Overview of the Series 2007-PWR18 Certificates” above are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc. and DBRS, Inc., respectively. It is a condition to their issuance that the respective classes of offered certificates receive credit ratings no lower than those shown in that table.

The ratings of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the rated final distribution date.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

For a description of the limitations of the ratings of the offered certificates, see “Ratings” in this prospectus supplement.

Risk Factors

You should carefully consider the risks described below and those described in the accompanying prospectus under “Risk Factors” before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to the Offered Certificates

The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates.

If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

Subordination of the Class A-M, AM-A, A-J and AJ-A Certificates Will Affect the Timing of Payments and the Application of Losses on Those Respective Classes of Certificates.

If you purchase class A-M, AM-A, A-J or AJ-A certificates, then your offered certificates will provide credit support to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and, if you purchase class A-J or AJ-A certificates, then your offered certificates will provide credit support to the class A-M and AM-A certificates. As a result, purchasers of class A-M, AM-A, A-J or AJ-A certificates must bear the effects of losses on the pooled mortgage loans before the holders of those other classes of certificates and purchasers of class A-J and AJ-A certificates must bear the effects of losses on the pooled mortgage loans before the holders of the class A-M and AM-A certificates.

When making an investment decision, you should consider, among other things—

•	the distribution priorities of the respective classes of the series 2007-PWR18 certificates,
•

the order in which the principal balances of the respective classes of the series 2007-PWR18 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the pooled mortgage loans.

A Disproportionately High Rate of Prepayments on Pooled Mortgage Loans with Relatively High Mortgage Interest Rates May Adversely Affect the Yield on Certain Classes of Certificates.

The pass-through rate on certain classes of certificates may be based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase a class of certificates with a pass-through rate that is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or in the case of a class of certificates with a pass-through rate based upon or equal to the weighted average of the adjusted net mortgage interest rates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty.

The yield on your offered certificates will depend on, among other things—

•	the price you paid for your offered certificates, and
•	the rate, timing and amount of distributions on your offered certificates.

The rate, timing and amount of distributions on your offered certificates will depend on—

•	the pass-through rate for, and the other payment terms of, your offered certificates,
•

the rate and timing of payments and other collections of principal on the pooled mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the “Footnotes to Appendix B & Appendix C” for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund,

•	the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,
•

the rate and timing of reimbursements made to the master servicers, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

•	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2007-PWR18 certificates, and
•	servicing decisions with respect to the pooled mortgage loans.

These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Furthermore, in the absence of significant losses on the mortgage pool, (a) until the class A-1A, AM-A and AJ-A certificates are retired, holders of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 1, and (b) until the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates are retired, holders of the class A-1A, AM-A and AJ-A certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 2.

The principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A, AM-A and AJ-A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class A-1A, AM-A and AJ-A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. In certain scenarios, (a) the holders of the class A-M or A-J certificates may receive distributions of principal received on the pooled mortgage loans in loan group 1 prior to the retirement of the class A-1A certificates, which would have the effect of (among other things) reducing the credit support thereafter available for the class A-1A certificates, and (b) the holders of the class AM-A or AJ-A certificates may receive distributions of principal received on the pooled mortgage loans in loan group 2 prior to the retirement of the class A-1, A-2, A-3, A-AB or A-4 certificates, which would have the effect of (among other things) reducing the credit support thereafter available for the class A-1, A-2, A-3, A-AB and/or A-4 certificates.

Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment.

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See Appendix B to this prospectus supplement for the prepayment restrictions and any such permitted prepayments for each pooled mortgage loan.

Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A High Rate and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment.

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2007-PWR18 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates.

As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity. Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under “Description of the Offered Certificates” in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

You Will Have Limited Ability To Control the Servicing of the Pooled Mortgage Loans, and the Parties with Control Over the Servicing of the Pooled Mortgage Loans May Have Interests that Conflict with Your Interests.

Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series 2007-PWR18 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series 2007-PWR18 pooling and servicing agreement, (b) any rights of the series 2007-PWR18 controlling class representative, (c) in the case of the DRA / Colonial Office Portfolio pooled mortgage loan and the RRI Hotel Portfolio pooled mortgage loan, the express terms of the related Non-Trust Servicing Agreement and the related Mortgage Loan Group Intercreditor Agreements and any rights of the related “controlling class” and the related non-pooled noteholders under those agreements and (d) in the case of the GGP Portfolio, Southlake Mall, Aviata Apartments and Circuit City San Rafael pooled mortgage loans, the approval and/or consultation rights of the respective holder of the related non-pooled mortgage loan under the related intercreditor agreement. See “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—The Series 2007-PWR18 Controlling Class Representative” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool —Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” in this prospectus supplement.

If a Master Servicer, a Primary Servicer or the Special Servicer Purchases Series 2007-PWR18 Certificates, Services Non-Pooled Mortgage Loans or has Investments Related to a Borrower or Other Person, a Conflict of Interest Could Arise Between Its Own Interests and Its Duties to the Trust Fund.

A master servicer, a primary servicer or the special servicer or an affiliate thereof may purchase series 2007-PWR18 certificates. The purchase of series 2007-PWR18 certificates by a master servicer, a primary servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer’s duties under the series 2007-PWR18 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2007-PWR18 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2007-PWR18 certificates. In addition, the master servicers, the primary servicers, the special servicer and their affiliates may hold or acquire mezzanine debt or other obligations of or interest in the borrowers under the pooled mortgage loans, tenants or managers of the related properties or affiliates of those persons. Furthermore, the master servicers, the primary servicers and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicers, the primary servicers, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2007-PWR18 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicer, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard, which requires such servicers to service the pooled mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates.

Conflicts Between Various Classes of Certificateholders and Lenders. Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c) except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate series 2007-PWR18 certificates (or, in the case of a Non-Trust-Serviced Pooled Mortgage Loan, the holders of a subordinate or other class of certificates issued under the related Non-Trust Servicing Agreement) and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters. For a discussion of those arrangements, see “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” and “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement” in this prospectus supplement. Those certificateholders, noteholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. The initial series 2007-PWR18 controlling class representative will be an affiliate of the special servicer. The initial holder of certain of the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans and the Circuit City San Rafael Non-Pooled Subordinate Loan will be affiliated with the applicable sponsor, mortgage loan seller and originator of the related pooled mortgage loan. The initial holders of the GGP Portfolio Non-Pooled Subordinate Loan and the Aviata Apartments Non-Pooled Subordinate Loan will be affiliated with the applicable sponsor, mortgage loan seller, originator and primary servicer of the related pooled mortgage loan. The initial holders of the Southlake Mall Non-Pooled Pari Passu Companion Loan, the HRC Portfolio 3 Non-Pooled Subordinate Loan, the HRC Portfolio 1 Non-Pooled Subordinate Loan and the HRC Portfolio 2 Non-Pooled Subordinate Loan will be affiliated with the applicable sponsor, mortgage loan seller, originator and master servicer of the related pooled mortgage loan.

Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers (or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. One or more of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Further, in the case of certain of the loan groups, the holder of one or more related non-pooled mortgage loans is a mortgage loan seller or an affiliate of a mortgage loan seller. See “Description of the Mortgage Pool— Certain Characteristics of the Mortgage Pool – Pari Passu, Subordinate and/or Other Financing” and “Appendix D—Summaries of the Ten Largest Mortgage Loans” in this prospectus supplement in this prospectus supplement. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

You May Be Bound by the Actions of Other Series 2007-PWR18 Certificateholders Even if You Do Not Agree with Those Actions.

In some circumstances, the holders of a specified percentage of the series 2007-PWR18 certificates will be entitled to direct, consent to or approve certain actions, including amending the series 2007-PWR18 pooling and servicing agreement. In these cases, this direction, consent or approval will be sufficient to bind all holders of series 2007-PWR18 certificates regardless of whether you agree with that direction, consent or approval.

Lack of a Secondary Market for the Offered Certificates May Make It Difficult for You To Resell Your Offered Certificates at All or at the Price You Want.

There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment, that it will be available on an ongoing basis or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Pooled Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally.

The market value of your offered certificates can decline even if those certificates and the pooled mortgage loans are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,
•

legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•

investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•

investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your offered certificates (see the preceding subsection under this “Risk Factors” section), and you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the pooled mortgage loans. Pricing information regarding your offered certificates may not be generally available on an ongoing basis or on any particular date.

Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences.

Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

(1)

“Risk Factors—Risks Relating to the Certificates—If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates”; and

(2)	“Description of the Certificates—Book-Entry Registration and Definitive Certificates”.

Risks Related to the Mortgage Loans

Each of the Various Types of Mortgaged Properties are Subject to Unique Risks, Which May Reduce Payments on Your Certificates.

Mortgaged properties representing security for 33.5%, 21.7%, 15.4%, 10.8%, 10.7%, 3.2%, 1.9%, 1.5% and 1.2% of the initial mortgage pool balance are fee and/or leasehold interests in retail properties, office properties, hospitality properties, industrial properties, multifamily properties, mixed use properties, other properties, self storage properties, and manufactured housing community properties, respectively. Loan group 1 consists of one hundred forty-six (146) pooled mortgage loans, representing 86.2% of the initial mortgage pool balance. Loan group 2 consists of thirty-nine (39) pooled mortgage loans, representing 13.8% of the initial mortgage pool balance. Loan group 2 will consist of 100% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes one (1) mortgage loan secured by a mixed use property. This one (1) mortgage loan represents 1.9% of the initial mortgage pool balance and 13.6% of the initial loan group 2 balance. Mortgage loans that are secured by liens on the types of properties securing the pooled mortgage loan are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

(1)	“Risk Factors—Risks Relating to the Mortgage Loans”; and
(2)	“Description of the Trust Funds—Mortgage Loans”.

The Repayment of a Multifamily or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Timely Payment on Your Offered Certificates.

The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Except with respect to six (6) pooled mortgage loans, representing 3.8% of the initial mortgage pool balance, the mortgage loans that we intend to include in the trust fund were originated not earlier than twelve months prior to the cut-off date. Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

•	the age, design and construction quality of the property;
•	perceptions regarding the safety, convenience and attractiveness of the property;
•	the proximity and attractiveness of competing properties;
•	the adequacy and effectiveness of the property’s operations, management and maintenance;
•	increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;
•	an increase in the capital expenditures needed to maintain the property or make improvements;
•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;
•	a decline in the financial condition of a major tenant;
•	an increase in vacancy rates; and
•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);
•	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);
•	demographic factors;
•	decreases in consumer confidence;
•	changes in prices for key commodities or products;
•	changes in consumer tastes and preferences, including the effects of adverse publicity; and
•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;
•	the creditworthiness of tenants;
•	the level of tenant defaults;
•	the ability to convert an unsuccessful property to an alternative use;

•	new construction in the same market as the mortgaged property;
•	rent control laws or other laws impacting operating costs;
•	the number and diversity of tenants;
•	the availability of trained labor necessary for tenant operations;
•	the rate at which new rentals occur; and
•

the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Certain of the mortgaged properties consist of theaters, or retail properties with theaters as part of the mortgaged property. These properties are exposed to certain unique risks. For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses. There are two mortgage loans secured by theaters in the trust fund. The two theaters are identified on Appendix B to this prospectus supplement as Gulf Pointe 30 and Mesquite 30, securing 1.9% of the initial mortgage pool balance (and 2.2% of the initial loan group 1 balance). The tenant at each of these two theaters may terminate its lease with 90 days notice if it determines that the space is “economically obsolete.” In at least one case, additional theaters have been added to the local market recently.

Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

(1)	the physical attributes of the health club (e.g., its age, appearance and layout);
(2)	the reputation, safety, convenience and attractiveness of the property to users;
(3)	the quality and philosophy of management;
(4)	management’s ability to control membership growth and attrition;
(5)	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or
(6)	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of the property were readily adaptable to changing consumer preferences for other uses.

Furthermore, if the debt service under a pooled mortgage loan is scheduled to increase during the term of the loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, there can be no assurance that the net cash flow at the property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the pooled mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as “static pool information”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the pooled mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Certain Mortgage Loans May Have a Limited Operating History.

The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

Non-Recourse Loans Limit Remedies Following Borrower Default.

The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, the special servicer, any primary servicer, the trustee, the certificate administrator, any underwriter or any of their respective affiliates.

The Concentration of Loans and Number of Loans With the Same or Related Borrowers Increases the Possibility of Loss on the Loans, Which Could Reduce Payments on Your Certificates.

The effect of mortgage pool loan losses will be more severe:

•	if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or
•	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio, which represents 9.9% of the initial mortgage pool balance (and 11.5% of the initial loan group 1 balance). The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 39.3% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.9% of the initial mortgage pool balance.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” and the “Footnotes to Appendix B & Appendix C” in this prospectus supplement.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan.

The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans (including certain of the ten largest pooled mortgage loans described on Appendix D to this prospectus supplement) that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

•	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and
•	the person:
(1)	was insolvent at the time of the incurrence of the obligation or transfer, or
(2)

was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)	intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and
•	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this prospectus supplement for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Payments on Your Certificates.

The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one “judicial action” to enforce a mortgage obligation. Some courts have construed the term “judicial action” broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the special servicer may be required to foreclose first on mortgaged properties located in states where these “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses, Which Could Reduce Payments on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property.

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

•	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and
•	zoning, land use or other restrictions also may prevent alternative uses.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See “—Mortgaged Properties that are Not In Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Payments on Your Certificates” below.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income.

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;
•	potential environmental legislation or liabilities or other legal liabilities;
•	proximity and attractiveness of competing properties;
•	new construction of competing properties in the same market;

•	convertibility of a mortgaged property to an alternative use;
•	the availability of refinancing; and
•	changes in interest rate levels.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Payments on Your Certificates.

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Fifty-two (52) of the mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 17.3% of the initial mortgage pool balance (and for 20.0% of the initial loan group 1 balance), are either wholly owner-occupied or 100.0% leased to a single tenant. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;
•	more time may be required to re-lease the space; and
•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Payments on Your Certificates” below. Certain of the mortgaged properties may have tenants that sublet all or a portion of their space and although the rent roll continues to reflect those tenants’ occupancy and those tenants continue to be responsible under the related lease, those tenants may not be in physical occupancy of their space. See Appendix B to this prospectus supplement for the expiration date of the leases for each of the top 3 tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

Another factor that you should consider is that office, retail and industrial properties, and mixed use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

For further information with respect to tenant concentrations, see Appendix B to this prospectus supplement.

Various Asset-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates.

Conflicts Between Managers and the Borrowers. Substantially all of the property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases, this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a “master lease” with the borrower and that tenant is obligated to make rent payments but does not physically occupy the related space at the mortgaged property. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” for a description of “master leases”. We cannot assure you the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Renewal, Termination, Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment.

Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations. See Appendix B and “Appendix D—Summaries of the Ten Largest Mortgage Loans” to this prospectus supplement for an identification of any government sponsored tenant that constitutes one of the three largest tenants (or, if applicable, the single tenant) at any mortgaged property. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

In addition, certain properties may have significant tenants or groups of tenants, including tenants that are affiliated with the related borrower under master leases or otherwise, that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Additionally, certain properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Any “dark” space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain properties may also have leased or unleased “dark” space or adjoin properties with “dark” spaces or “dark” shadow anchors. We cannot assure you that the tenants at those properties will continue to fulfill their lease obligations or that the space will be relet.

In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan’s maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan’s maturity date. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, and create termination or other risks. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor’s rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant’s lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.

Forty-eight (48) of the pooled mortgage loans, 28.4% of that portion of the initial mortgage pool balance that are secured by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

See Appendix B and Appendix D to this prospectus supplement for additional information regarding the occupancy or percentage leased at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The Percent Leased presented in Appendix B and Appendix D for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

There Can Be No Assurances That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient to Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property.

The borrowers under some of the pooled mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. However, we cannot assure you that any such reserve will be sufficient.

With respect to some of the pooled mortgage loans, which are shown in the table below, the related borrower made an upfront deposit or posted a letter of credit at origination, or agreed to make ongoing deposits, to a debt service reserve to offset a shortfall between the net cash flow expected to be generated at the mortgaged property and the scheduled debt service during a portion of the loan term. Such a shortfall may be anticipated because portions of the mortgaged property are not leased or are being renovated or constructed or for another reason. There can be no assurances that a debt service reserve will be sufficient or that the cash flow from the related mortgaged property will improve so that it supports the debt service on the mortgage loan without regard to the debt service reserve.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. With respect to some of the pooled mortgage loans, which are shown in the table below, the related borrower made an upfront deposit at origination, or agreed to make ongoing deposits, to a seasonality reserve and is permitted to withdraw amounts from that reserve from time to time during the year to pay debt service. There can be no assurance that the amounts held in reserve will be sufficient to offset any cash flow shortfalls that occur at the related mortgaged property during slower periods or otherwise.

The following table identifies each pooled mortgage loan for which the related borrower made an upfront deposit at origination, and/or agreed to make ongoing deposits, to a debt service reserve or a seasonality reserve.

Mortgage Loan/Property Portfolio Names	% of Initial Mortgage Pool Balance	Initial Debt Service Reserve Amount	Monthly Debt Service Reserve Amount	Initial Seasonality Reserve Amount	Monthly Seasonality Reserve Amount
HRC Portfolio 3	1.1%	$0	$0	$413,416	$68,903	(1)
HRC Portfolio 1	1.1%	$0	$0	$223,025	$24,781	(2)
______________
(1)

Deposits are required during the months of May through October of each year, except that no deposits are required so long as the initial reserve amount and the cumulative monthly reserve deposits are at least equal to $454,758.

(2)

Deposits are required during the months of February through October of each year, except that no deposits are required so long as the initial reserve amount and the cumulative monthly reserve deposits are at least equal to $266,908.

The reserves described in the table set forth above are not the only reserves or types of reserves with respect to the pooled mortgage loans. See “Description of the Mortgage Pool” and “Appendix B” in this prospectus supplement (including the “Footnotes to Appendix B & Appendix C”) for additional reserves, including other performance reserves.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full.

Mortgaged properties located in Texas, California, Florida, Virginia, Illinois, New York and Georgia represent security for 13.6%, 9.8%, 8.3%, 8.0%, 6.4%, 5.9% and 5.7%, respectively, of the initial mortgage pool balance. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. In October 2007, widespread fires occurred in Southern California which caused extensive damage and displacement. The hurricanes of 2005 and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and Alabama), parts of Florida and certain other parts of the southeastern United States. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance.

See “—Other Risks —Southern California Fires of 2007” below, “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Maintenance of Insurance” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance.

There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings. In this respect, the principals of certain borrowers have been involved in foreclosure proceedings or declared bankruptcy within the last 10 years but in each applicable case we have been advised by the related mortgage loan seller that it does not consider the relevant circumstances to be material. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates.

If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Payments on Your Certificates.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on Your Offered Certificates.

The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Insurance”, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or
•	a responsible third party was identified as being responsible for the remediation; or
•	the related originator of the pooled mortgage loan generally required the related borrower:
(a)	to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or
(b)

to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or
(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or
(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

Thirty-six (36) mortgage loans, securing 6.6% of the initial mortgage pool balance (which pooled mortgage loans consist of twenty-three (23) pooled mortgage loans in loan group 1, representing 6.6% of the initial loan group 1 balance, and thirteen (13) pooled mortgage loans in loan group 2, representing 7.0% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage to the holder of the pooled mortgage loan for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution legal liability environmental impairment policies under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Insurance” in this prospectus supplement.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related pooled mortgage loan.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. The Phase I reports of certain mortgaged properties reported the presence of mold and recommended remediation of the mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2007-PWR18 certificateholders.

If a Borrower is Unable to Repay Its Loan on its Maturity Date or Does Not Repay Its Loan on Any Anticipated Repayment Date, You May Experience a Loss or Delay in Payments on Your Certificates.

As described in this prospectus supplement, 100.0% of the pooled mortgage loans are balloon mortgage loans, including 6.5% of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial properties;
•	prevailing interest rates;
•	the fair market value of the related mortgaged property;
•	the borrower’s equity in the related mortgaged property;
•	the borrower’s financial condition;
•	the operating history and occupancy level of the mortgaged property;

•	tax laws; and
•	prevailing general and regional economic conditions.

The availability of funds in the credit markets fluctuates over time.

None of the mortgage loan sellers, any party to the series 2007-PWR18 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property, Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive To Support, a Mortgaged Property.

In the case of each of the mortgaged properties identified on Appendix B to this prospectus supplement as

DRA / Colonial Office Portfolio, GGP Portfolio, RRI Hotel Portfolio, Southlake Mall, Aviata Apartments, HRC Portfolio 3, HRC Portfolio 1, HRC Portfolio 2 and Circuit City San Rafael, that collateral secures not only a pooled mortgage loan but also one or more non-pooled mortgage loans that are pari passu in right of payment with or subordinate in right of payment to that pooled mortgage loan. In addition, the borrowers or their affiliates under some of the pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See “Description of the Mortgage Pool – Certain Characteristics of the Mortgage Pool – Pari Passu, Subordinate and/or Other Financing” and Appendix B to this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

A number of the pooled mortgage loans have in place, or permit the borrower’s owners to incur in the future, associated mezzanine or similar financing. See “Description of the Mortgage Pool – Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing” in this prospectus supplement.

Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners’ economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan.

Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;
•	reduce monthly payments due under a mortgage loan;
•	change the rate of interest due on a mortgage loan; or
•	otherwise alter the mortgage loan’s repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will also stay the lender from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

Borrowers That Are Not Bankruptcy Remote Entities May Be More Likely To File Bankruptcy Petitions, and This May Adversely Affect Payments on Your Certificates.

While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.

The Operation of Commercial Properties Is Dependent Upon Successful Management.

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:

•	responding to changes in the local market;
•	planning and implementing the rental structure;
•	operating the property and providing building services;
•	managing operating expenses; and
•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable.

Provisions in the pooled mortgage loans requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series 2007-PWR18 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates.

Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Reserves to Fund Capital Expenditures May Be Insufficient, and This May Adversely Affect Payments on Your Certificates.

Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates.

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;
•	the title insurer will maintain its present financial strength; or
•	a title insurer will not contest claims made upon it.

Mortgaged Properties That Are Not in Compliance With Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Payments on Your Certificates.

Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties may be subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower’s right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loans.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as RRI Hotel Portfolio, which represents security for approximately 3.1% of the initial mortgage pool balance (and 3.6% of the initial loan group 1 balance), one of the mortgaged properties in the portfolio leases its lobby space in an adjacent building under a ground lease. The term of the ground lease is scheduled to expire December 18, 2014, which is prior to the expiration of the related pooled mortgage loan. We cannot assure you that this ground lease can be renewed at its current rate or at all. If the lease terminates, the Red Roof Inn would not comply with current requirements and would be unable to operate until a new lobby was constructed.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Payments on Your Certificates.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related pooled mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates.

The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Some of the mortgaged properties securing the pooled mortgage loans are located in California, Texas, Florida and coastal areas of certain other states and jurisdictions (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including fire, earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof, whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and/or the types of terrorist attack (e.g., certified or non-certified acts of terrorism within the meaning of the Terrorism Risk Insurance Act of 2002, as amended (“TRIA”)) and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower’s owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or (b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events. In addition, in cases where the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

Among the ten largest pooled mortgage loans, the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio, GGP Portfolio, Solo Cup Industrial Portfolio, Hunters Branch I & II, RRI Hotel Portfolio, Southlake Mall, Norfolk Marriott, 11 MetroTech Center and Park Avenue Apartments contain provisions specifically limiting the borrower’s obligation to obtain terrorism insurance and the other pooled mortgage loans among the ten largest pooled mortgage loans do not contain such specific provisions.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio, which represents security for approximately 9.9% of the initial mortgage pool balance (and 11.5% of the initial loan group 1 balance), if TRIA is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium of not more then two times the cost of a stand alone policy as of the date of origination.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as GGP Portfolio, which represents security for approximately 6.2% of the initial mortgage pool balance (and 7.2% of the initial loan group 1 balance), the borrower is required to maintain terrorism insurance provided such insurance is (a) commercially available and (b) can be obtained at a commercially reasonable cost.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Solo Cup Industrial Portfolio, which represents security for approximately 3.9% of the initial mortgage pool balance (and 4.5% of the initial loan group 1 balance), the borrower is required to maintain insurance against loss resulting from terrorism, terrorist acts or similar acts of sabotage with coverage amounts of not less than an amount equal to the full insurable value including rental coverage, if (1) commercially available or (2) the lender determines that prudent institutional lenders in the business of originating securitized loans to real estate owners comparable to the borrower, on comparable properties, require the maintenance of terrorism insurance provided that the borrower is not required to expend more than 150% of the cost of the annual premium paid by the borrower for the comprehensive all risk insurance required under the loan agreement, excluding the cost of any coverage for acts of terrorism priced on a stand alone basis.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Hunters Branch I & II, which represents security for approximately 3.5% of the initial mortgage pool balance (and 4.1% of the initial loan group 1 balance), the borrower is required to maintain terrorism insurance provided such insurance is (a) commercially available and (b) can be obtained at a commercially reasonable cost.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as RRI Hotel Portfolio, which represents security for approximately 3.1% of the initial mortgage pool balance (and 3.6% of the initial loan group 1 balance), the borrower is required to maintain insurance against loss resulting from perils or acts of terrorism, if (1) terrorism insurance is commercially available at commercially reasonable rates and the rates are consistent with those paid in respect of comparable properties in comparable locations, provided the premiums of the terrorism coverage do not exceed 175% of the cost of all other insurance required under the loan agreement (the “RRI Hotel Portfolio Terrorism Insurance Cap”); provided, however that if the cost of the terrorism insurance exceeds the RRI Hotel Portfolio Terrorism Insurance Cap, the borrower will purchase the maximum amount of terrorism coverage that can be obtained at a cost equal to the RRI Hotel Portfolio Terrorism Insurance Cap and (2) the lender determines that prudent institutional lenders in the business of originating securitized loans to real estate owners comparable to the borrower, on comparable properties, require the maintenance of terrorism insurance.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Southlake Mall, which represents security for approximately 2.8% of the initial mortgage pool balance (and 3.2% of the initial loan group 1 balance), the borrower is required to maintain terrorism insurance provided such insurance is (a) commercially available and (b) can be obtained at a commercially reasonable cost.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Norfolk Marriott, which represents security for approximately 2.5% of the initial mortgage pool balance (and 2.9% of the initial loan group 1 balance), the borrower is required to maintain insurance against loss resulting from perils or acts of terrorism with coverage amounts of not less than an amount equal to the full insurable value including rental coverage, if (1) terrorism insurance is commercially available at commercially reasonable rates and terms and the rates and terms are consistent with those paid in respect of comparable properties in comparable locations or (2) the lender or servicer determines that either prudent owners of real estate comparable to the mortgaged property own and maintain such insurance or prudent institutional lenders to such real estate owners require the maintenance of terrorism insurance, provided that the borrower is not required to expend more than 175% of the cost of the annual premium paid by the borrower for the all risk insurance and business interruption insurance required under the loan agreement, excluding the cost of any coverage for acts of terrorism.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 11 MetroTech Center, which represents security for approximately 2.4% of the initial mortgage pool balance (and 2.8% of the initial loan group 1 balance), terrorism insurance is only required to the extent that such insurance can be purchased for a premium in any 12-month period not in excess of one and one-half times the annual premium for the all risk policy required under the related mortgage loan documents, as such amount may be increased annually (as of September 1 of each calendar year beginning September 1, 2008) during the term of the mortgage loan by a percentage equal to the increase in consumer price index from the previous year, as determined by the lender.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Park Avenue Apartments, which represents security for approximately 1.9% of the initial mortgage pool balance (and 13.6% of the initial loan group 2 balance), the borrower is required to maintain comprehensive all risk insurance that provides coverage for losses resulting from perils and acts of terrorism, provided that the deductible for this coverage does not exceed $10,000.

Other mortgage loans that are not among the ten largest pooled mortgage loans may provide similar restrictions on the obligation of the borrower to maintain terrorism insurance coverage.

Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 85% of the losses from covered certified acts of terrorism occurring in 2007 on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an “act of terrorism” by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007. If the government insurance back-stop program provided under that act is not extended or renewed, or is extended or renewed under terms that are less favorable to insurers, premiums for terrorism insurance coverage will likely increase, the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available and/or such insurance may become generally unavailable in particular locations.

On November 16, 2007, the Senate passed a version of the Terrorism Risk Insurance Program Reauthorization Act of 2007 and, on December 18, 2007, the House of Representatives passed the same version of the Terrorism Risk Insurance Program Reauthorization Act of 2007. That act, if enacted in its current form, would provide for, among other things, a seven-year extension of the Terrorism Risk Insurance Program, removal of the distinction between domestic and foreign acts of terrorism and a study on coverage for nuclear, biological, chemical and radiological attacks. As of December 12, 2007, it was reported that President George W. Bush was largely in agreement with the proposed legislation described above. However, there can be no assurance that the President will sign the proposed legislation or that, upon the expiration of the current Terrorism Risk Insurance Program, subsequent terrorism insurance legislation will be enacted. In addition, the provisions of any such subsequent legislation may include changes from the proposed legislation described above.

In addition, prior to the December 31, 2007 scheduled expiration of the Terrorism Risk Insurance Extension Act of 2005, volatility may arise in international, national, regional and local insurance and reinsurance markets as a result of uncertainty regarding any potential extension of the government insurance back-stop program, or the terms of any potential extension – especially if acts of terrorism occur during that period. That volatility may affect the pricing, terms and availability of terrorism insurance coverage to the borrowers under the pooled mortgage loans. For example, if the existing insurance policy for a mortgaged property is scheduled to expire before December 31, 2007 and includes coverage for acts of terrorism, the insurer – and other potential insurers – may refrain from offering terrorism insurance coverage under a new policy until it is clear whether and on what terms the government insurance back-stop program may be available for the portion of a policy period that would occur after December 31, 2007. In some cases, the inability of a borrower to obtain terrorism insurance coverage could or would result in a default under the related pooled mortgage loan.

In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

As a result of these factors, the amount available to make distributions on your certificates could be reduced.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property.

Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee’s satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2007-PWR18 certificates.

Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties.

In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

The appraisals for certain mortgaged properties state a “stabilized value” as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled “Footnotes to Appendix B & Appendix C.” There can be no assurance that the relied-upon assumptions related to a “stabilized value” are valid or that the assumed events will occur.

Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions.

As described under “Glossary” in this prospectus supplement, underwritten net cash flow means cash flow (including in certain instances any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. Each investor should review the types of assumptions described below and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In certain instances, cotenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this prospectus supplement. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

The amounts representing net operating income, underwritten net operating income and underwritten cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income, underwritten net operating income and underwritten net cash flow set forth in this prospectus supplement intended to represent such future cash flow.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Payments on Your Certificates.

If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was at least 10% completed at the time a default on the related mortgage loan became imminent. In addition, any net income from operations other than qualifying “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The special servicer may permit the trust fund to earn such above described “net income from foreclosure property” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2007-PWR18 certificateholders.

Tenant Leases May Have Provisions that Could Adversely Affect Payments on Your Certificates.

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender’s rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Litigation Arising Out of Ordinary Business Could Adversely Affect Payments on Your Certificates.

There may be pending or threatened legal proceedings against the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

With respect to each of the pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Mountain City Industrial Portfolio, representing approximately 0.4% of the initial outstanding pool balance (and representing 0.5% of the initial outstanding loan group 1 balance), and the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as VDC Medical Office, representing approximately 0.2% of the initial outstanding pool balance (and representing 0.2% of the initial outstanding loan group 1 balance), certain sponsors of the related borrower, including Corporate Property Associates 16 - Global Incorporated (“CPA 16”) a real estate investment trust managed by W.P. Carey & Co. LLC (“W.P. Carey”), have advised us that, in March 2004, Carey Financial Corporation (“Carey Financial”), the broker-dealer that managed the public offering of Corporate Property Associates 15 Incorporated (“CPA 15”) and a wholly-owned subsidiary of W.P. Carey, received a letter from the SEC alleging various securities law violations by CPA 15 and Carey Financial in connection with CPA 15’s public offerings between September 2002 and March 2003. The violations alleged in connection with these public offerings concern the selling of shares without an effective registration statement and various material misstatements and omissions in the offering materials delivered in connection with these offerings. W.P. Carey reported in September 2004 Form 10-Q that it, Carey Financial and CPA 15 have each received subpoenas from the staff of the SEC Division of Enforcement (the “SEC Enforcement Staff”) requesting information relating, to, among other things, the events addressed in the March 2004 letter. W.P.Carey further reported in its March 2005 10-Q that the scope of the SEC Enforcement Staff’s inquiries has broadened to include broker-dealer compensation arrangements in connection with CPA 15 and other REITS managed by W.P. Carey, including CPA 16. Based on W.P. Carey’s Form 10-K for 2006, these investigations remain outstanding. It cannot be determined at this time what action, if any, the SEC will pursue against W.P. Carey, Carey Financial, CPA 15 or CPA 16 (which may include civil monetary penalties, injunctive relief or rescission) or the effect on operations of such entities if an action is brought by the SEC. Although no action is currently pending against any member of W.P. Carey, Carey Financial, CPA 15 or CPA 16, we cannot assure you that any action relating to these allegations, if commenced, would not have a material adverse affect on your certificates.

The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan.

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default.

In the case of nine (9) mortgaged properties, with an aggregate allocated loan amount representing 6.8% of the initial mortgage pool balance (and 7.8% of the initial loan group 1 balance), the borrower’s interest consists solely, or in part, of a leasehold or sub-leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as Red Roof Inn Milford and Red Roof Inn Boston Mansfield Foxboro (which two properties are part of the RRI Hotel Portfolio), Norfolk Marriott, 11 MetroTech Center, Hampton Inn – Traverse City (which property is part of HRC Portfolio 3), Park Forest Shopping Center, Fairmont Square San Leandro, Walgreens Plaza-Haverhill and Bridgestone-FireStone - St. Peter’s (which property is part of the ARC/GF Retail Portfolio).

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower’s position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Condominium or Cooperative Ownership May Limit Use and Improvements.

With respect to the pooled mortgage loans listed in the table below, the related mortgaged property consists of an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative. The condominium or cooperative interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium or cooperative entity. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative’s board of directors, that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests or that the operation of the property before or after any foreclosure will not be adversely affected by rent control or rent stabilization laws. See “Risk Factors—Risks Related to Mortgage Loans—Mortgage loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments” in the accompanying prospectus. Consequently, servicing and realizing upon the collateral described above could subject the series 2007-PWR18 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

The following table identifies each mortgaged property that consists principally of an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land and whether the borrower controls the condominium or cooperative entity.

Mortgage Loan/Property Portfolio Names	% of Initial Mortgage Pool Balance	Whether the Borrower Controls Condominium or Cooperative Entity
Peachtree Street(1)	0.6%	Yes
The Mix at Southbridge	0.4%	No
500 S. Koeller	0.1%	Yes
(1)	Peachtree Street is one of the multiple mortgaged properties that together secure the DRA / Colonial Office Portfolio Loan Group.

Tenancies in Common May Hinder Recovery.

The sixteen (16) pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as The Outpost, Chimney Ridge Apartments, Alexandria Apartments, Ashley Furniture Fairfield CA, Campus Business Park, Van Buren Road Shopping Center, Woodland Hills Apartments, FedEx Florence, BGK Portfolio, Rockville Station, Watney Industrial, 2695 Mount Vernon, Pick ‘n’ Save, Kroger Village, Thomasville Furniture - Woodbury MN and Cypress Self Storage, which represent 0.9%, 0.5%, 0.5%, 0.4%, 0.4%, 0.3%, 0.3%, 0.3%, 0.2%, 0.2%, 0.2%, 0.1%, 0.1%, 0.1%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance (and, in the aggregate, 4.6% of the initial mortgage pool balance, 2.9% of the initial loan group 1 balance and 15.1% of the initial loan group 2 balance), have borrowers that either own the related mortgaged properties as tenants in common or are permitted under their related loan documents to convert their ownership structure to a tenancy in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loan may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates.

The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the pooled mortgage loans.

Mortgage Loans Secured by Mortgaged Properties Subject to Assistance and Affordable Housing Programs Are Subject to the Risk that Those Programs May Terminate or Be Altered.

Certain of the pooled mortgage loans may be secured by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, such as the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the pooled mortgage loans, the related borrowers may receive subsidies or other assistance from state and/or local government programs. Generally, in the case of mortgaged properties that are subject to assistance programs of the kind described above, the subject mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related pooled mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans – even though the related mortgage loan seller may have underwritten the related pooled mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose related mortgaged property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of that property.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders.

Certain of the mortgaged properties securing the pooled mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may affect the ability of the borrower to pay debt service on the related mortgage loan. There are no assurances that any such program will continue for the term of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

The Pooled Mortgage Loans Have Not Been Re-Underwritten by Us.

We have not re-underwritten the pooled mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan seller, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a pooled mortgage loan in the event that a representation or warranty was not true as of the date when it was made and such breach materially and adversely affects the interests of the series 2007-PWR18 certificateholders with respect to the affected pooled mortgage loan. Those representations and warranties are limited (see “Description of the Mortgage Pool – Representations and Warranties” in this prospectus supplement) and you should not view them as a substitute for re-underwriting the pooled mortgage loans. If we had re-underwritten the pooled mortgage loans, it is possible that the re-underwriting process may have revealed problems with one or more of the pooled mortgage loans not covered by representations or warranties given by the mortgage loan sellers.

Other Risks

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans.

Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

Southern California Fires of 2007.

In October and November 2007, widespread fires occurred in Southern California that are reported to have destroyed several thousand homes and other structures and forced approximately 500,000 people to evacuate their homes for at least some period of time. The fires were among the largest in California history and burned more than 500,000 acres. According to news reports, losses are expected to exceed $1 billion. President Bush declared Southern California a federal disaster area. Although none of the mortgaged properties were damaged in the fires, there can be no assurance that the fires will not otherwise have short-term or long-term effects on the mortgaged properties that are located in or near the general damage areas. Such a mortgaged property may experience a short-term loss of income and/or decline in value as a result of the evacuation of residents and shuttering of homes and businesses, decreases in area traffic and the redirection and/or unavailability of goods, manpower and other resources. Such a mortgaged property may experience a long-term loss of income and/or value as a result of any decline in the local or regional population or other negative consequences of these fires.

Additional Risks.

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

Capitalized Terms Used in This Prospectus Supplement

From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the “Glossary” attached to this prospectus supplement.

Forward-Looking Statements

This prospectus supplement and the accompanying prospectus include the words “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

Transaction Parties

The Issuing Entity

The issuing entity with respect to the offered certificates will be the Bear Stearns Commercial Mortgage Securities Trust 2007-PWR18 (the “Trust”). The Trust is a New York common law trust that will be formed on the closing date pursuant to the series 2007-PWR18 pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the series 2007-PWR18 pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and engaging in any other activities described generally in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the collection accounts and other accounts maintained under the series 2007-PWR18 pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make advances of delinquent principal and interest payments and servicing advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The series 2007-PWR18 pooling and servicing agreement may be amended as set forth under “Description of the Offered Certificates—Amendment of the Series 2007-PWR18 Pooling and Servicing Agreement” in this prospectus supplement. The Trust administers the mortgage loans through the trustee, the certificate administrator, the tax administrator, the master servicers, the primary servicers and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the tax administrator, the certificate registrar, the master servicers, the primary servicers and the special servicer, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Certificate Administrator, Tax Administrator and Certificate Registrar,” “—The Master Servicers,” and “—The Special Servicer” and “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement” in this prospectus supplement.

The only assets of the Trust other than the mortgage loans and any REO Properties are the distribution account, the master servicers’ collection accounts, the other accounts maintained pursuant to the series 2007-PWR18 pooling and servicing agreement, the short-term investments in which funds in the master servicers’ collection accounts and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this prospectus supplement. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the master servicers and the special servicer and similar parties under any pooling and servicing agreement which governs the servicing of each pooled mortgage loan that is part of a split loan structure. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers, the primary servicers and the special servicer.

The depositor is contributing the mortgage loans to the Trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Assignment of the Pooled Mortgage Loans” and “—Representations and Warranties.”

Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the trust would be characterized as a “business trust” is not possible.

The Depositor

Bear Stearns Commercial Mortgage Securities Inc., the depositor, was incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period from April 23, 2002 to October 31, 2007, the depositor (or an affiliate thereof) acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount in excess of $66 billion.

BSCMI has acted as a sponsor or co-sponsor of these transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. Bear Stearns Commercial Mortgage Securities Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and trust for any liability, assessment or costs arising from the depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with each master servicer, as applicable, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

The Sponsors, Mortgage Loan Sellers and Originators

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association, a national banking association (“Wells Fargo Bank”), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us, which represent 24.5% of the initial mortgage pool balance.

Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Wells Fargo Bank’s Commercial Mortgage Securitization Program

Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the “TOP” program in which the depositor and Morgan Stanley Capital I Inc. have alternately acted as depositor, the “PWR” program in which the depositor and Bear Stearns Commercial Mortgage Securities II Inc. act as depositor and the “HQ”, “LIFE” and “IQ” programs in which Morgan Stanley Capital I Inc. acts as depositor and the “ML-CFC” and “MLMT” programs in which Merrill Lynch Mortgage Investors, Inc., acts as depositor.

Between the inception of its commercial mortgage securitization program in 1995 and September 30, 2007, Wells Fargo Bank originated approximately 4,269 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $23.7 billion, which were included in approximately 59 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. For the twelve month period ended September 30, 2007, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $6.4 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

Wells Fargo Bank services the mortgage loans that it originates, and is acting as one of the master servicers in this transaction. See “—Master Servicers” in this prospectus supplement. Wells Fargo Bank is also acting as certificate administrator, certificate registrar and tax administrator in this transaction.

Underwriting Standards

Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by Wells Fargo Bank will comply in all respects with the underwriting criteria.

An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Assessments of Property Value and Condition,” “—Appraisals,” “—Environmental Assessments,” “—Property Condition Assessments,” “—Seismic Review Process,” and “—Zoning and Building Code Compliance.”

A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank’s underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the ratio for such mortgage loan calculated at the time of origination. In addition, Wells Fargo Bank’s underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

The information set forth in this prospectus supplement concerning Wells Fargo Bank has been provided by it.

Bear Stearns Commercial Mortgage, Inc.

Overview

Bear Stearns Commercial Mortgage, Inc., a New York corporation (“BSCMI”) is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated all of the mortgage loans sold to the depositor by it, which represent 24.3% of the initial mortgage pool balance.

BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179, and its telephone number is (212) 272-2000.

BSCMI’s primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities (“CMBS”) securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of October 31, 2007, the total amount of commercial mortgage loans originated by BSCMI since 1995 was in excess of $51 billion. Of the approximately $39 billion of securitized commercial mortgage loans, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $17 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2006, BSCMI securitized approximately $9 billion of commercial mortgage loans, of which approximately $5 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $4 billion was securitized by unaffiliated entities acting as depositor.

BSCMI’s annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in fiscal year ended November 30, 2006. The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear, Stearns & Co. Inc. and other underwriters, BSCMI works with Rating Agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the “TOP” program, in which BSCMI, Wells Fargo Bank, National Association, Principal Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Holdings LLC generally are mortgage loan sellers and sponsors, and the depositor and Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC and Morgan Stanley & Co. Incorporated, have alternately acted as depositor and the “PWR” program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank, National Association, Principal Commercial Funding II, LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the depositor and Bear Stearns Commercial Mortgage Securities II Inc. act as depositor. As of April 30, 2007, BSCMI securitized approximately $8 billion of commercial mortgage loans through the TOP program and approximately $8 billion of commercial mortgage loans through the PWR program.

Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, a master servicer in this transaction, and Bank of America, N.A.

BSCMI’s Underwriting Standards

General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and we cannot assure you that every mortgage loan will comply in all respects with the criteria.

Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team (or a third party professional property inspector acting on BSCMI’s behalf in the case of single tenant retail properties) visits and inspects each property to confirm occupancy rates and to analyze the property’s market and utility within the market.

Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio. BSCMI’s underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

Property Type	DSCR Guideline	LTV Ratio Guideline
Multifamily	1.20x	80%
Office	1.25x	75%
Anchored Retail	1.20x	80%
Unanchored Retail	1.30x	75%
Self storage	1.30x	75%
Hotel	1.40x	70%
Industrial	1.25x	70%
Manufactured Housing Community	1.25x	75%

Debt service coverage ratios are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

Taxes and Insurance–Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

Replacement Reserves–Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for BSCMI or the following minimum amounts:

Property Type	Reserve Guideline
Multifamily	$250 per unit
Office	$0.20 per square foot
Retail	$0.15 per square foot
Self storage	$0.15 per square foot
Hotel	5% of gross revenue
Industrial	$0.10 - $0.15 per square foot
Manufactured Housing Community	$50 per pad

Deferred Maintenance/Environmental Remediation–An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

Re-tenanting–In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

The information set forth in this prospectus supplement concerning BSCMI has been provided by it.

Principal Commercial Funding II, LLC

Principal Commercial Funding II, LLC (“PCFII”) a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank National Association (“USB”), a subsidiary of U.S. Bancorp (NYSE: USB) and Principal Commercial Funding, LLC (“PCF”), a subsidiary of Principal Global Investors, LLC (“PGI”) which is a wholly owned subsidiary of Principal Life Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801 Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

PCFII’s principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction, which represent 21.3% of the initial mortgage pool balance.

Principal Commercial Funding II, LLC’s Commercial Real Estate Securitization Program

In 2006, PCFII began participating in the securitization of mortgage loans. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the “TOP” program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan Stanley Capital I Inc. have alternately acted as depositor, the “PWR” program in which Bear Stearns Commercial Mortgage Securities Inc. or Bear Stearns Commercial Mortgage Securities II Inc. act as depositor and the “HQ” and “IQ” programs, in which Morgan Stanley Capital I Inc. has acted as depositor.

Since the inception of PCF’s mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of September 30, 2007, was approximately $14.5 billion. As of such date, these securitized loans included approximately 1,827 mortgage loans, all of which were fixed rate and which have been included in approximately 49 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII’s affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF’s and/or PCFII’s total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

The mortgage loans originated for PCFII include fixed rate conduit loans. PCFII’s conduit loan program (which is the program under which PCFII’s mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

Servicing

Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See “Transactions Parties—Primary Servicer” in this prospectus supplement.

Underwriting Standards

PCFII’s mortgage loans originated for securitization are underwritten by PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Assessments of Property Value and Condition,” “—Appraisals,” “—Environmental Assessments,” “—Property Condition Assessments,” “—Seismic Review Process,” and “—Zoning and Building Code Compliance” are generally obtained.

All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII’s mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

The information set forth in this prospectus supplement concerning PCFII has been provided by it.

Prudential Mortgage Capital Funding, LLC

Overview

Prudential Mortgage Capital Funding, LLC (“PMCF”), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC (“PMCC”), an affiliate of PMCF, originated and underwrote all of the mortgage loans sold by PMCF to the depositor in this transaction, which represent 21.0% of the initial mortgage pool balance.

PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of Prudential Asset Resources, Inc., one of the master servicers in this transaction. PMCF and PMCC’s ultimate beneficial owner is Prudential Financial, Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. PMCF’s telephone number is (888) 263-6800. A significant aspect of PMCC’s business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through CMBS securitizations.

PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through September 30, 2007, PMCC originated for securitization approximately 919 mortgage loans, having a total original principal amount of approximately $13.40 billion, which were assigned to PMCF, and approximately $11.18 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 26 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $11.18 billion in mortgage loans originated by PMCC and assigned to PMCF that have been included in securitizations since January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $10.88 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2006, PMCC originated and assigned to PMCF approximately 203 mortgage loans for securitization, having an aggregate principal balance of approximately $2.67 billion.

The property types most frequently securing mortgage loans originated by PMCC for securitization are office, retail, and multifamily properties. However, PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas; however, each securitization may include other states with significant concentrations.

At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters selected for a particular securitization, PMCF works with the Rating Agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the “IQ” program, in which PMCF, Morgan Stanley Mortgage Capital Holdings LLC (“MSMC”) and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC and Morgan Stanley & Co. Incorporated, acts as depositor; and (ii) the “PWR” program, in which PMCF, Wells Fargo Bank and other sellers act as sellers, and BSCMSI or an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately $1.98 billion of mortgage loans under the “IQ” program and approximately $8.37 billion of mortgage loans under the “PWR” program.

Prudential Asset Resources, Inc. (“PAR”), an affiliate of PMCF and PMCC, a master servicer in this transaction, services the mortgage loans on PMCF’s behalf. See “—Master Servicers” in this prospectus supplement.

PMCC’s Underwriting Standards

General. PMCC originates and underwrites loans through its offices in Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los Angeles. All of the PMCC mortgage loans in this transaction were originated by PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

Mortgage Loan Analysis.  The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements (to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and (iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process. Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property’s market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Assessments of Property Value and Condition”, “—Appraisals”, “—Environmental Assessments”, “—Property Condition Assessments”, “—Seismic Review Process”, and “—Zoning and Building Compliance”.

Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio. PMCC’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC’s projection of improved property performance in the future; and other relevant factors.

The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

See Appendix B to this prospectus supplement to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

The information set forth in this prospectus supplement concerning PMCF and PMCC has been provided by them.

Nationwide Life Insurance Company

Nationwide Life Insurance Company (“Nationwide Life”), an Ohio corporation, is a sponsor of this transaction and one of the mortgage loan sellers. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $121 billion (unaudited) as of September 30, 2007. The principal offices of Nationwide Life are located at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide Life originated all of the mortgage loans it is selling to us, which represent 8.9% of the initial mortgage pool balance.

Nationwide Financial’s real estate investment department originated approximately $2.4 billion in commercial mortgage loans in 2006, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past five years and currently manages approximately $12.4 billion of mortgage loans for Nationwide Life, its affiliates and third party participants. Nationwide Life acts as primary servicer for the mortgage loans sold to a securitization by Nationwide Life. Nationwide Life has financial strength ratings of “Aa3”, “AA-” and “A+” from Moody’s, S&P and A.M. Best, respectively.

Nationwide Life’s Commercial Real Estate Securitization Program

Nationwide Life has been active as a participant in securitizations of commercial mortgage loans since 2001. Nationwide Life originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Nationwide Life has participated include the “PWR” program in which Bear Stearns Commercial Mortgage Securities Inc. and Bear Stearns Commercial Mortgage Securities II Inc. have acted as depositor and the “IQ” program in which Morgan Stanley Capital I Inc. acts as depositor.

As of September 30, 2007, the total amount of commercial and multifamily mortgage loans originated by Nationwide Life and included in securitizations since the inception of its commercial mortgage securitization program in 2001 was approximately $2.1 billion (the “Nationwide Life Securitized Loans”). As of such date, the Nationwide Life Securitized Loans included approximately 236 mortgage loans, all of which were fixed rate, which have been included in approximately 18 securitizations. The properties securing these loans include multifamily, office, retail, industrial, and hospitality properties. Nationwide Life and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2006, Nationwide Life originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $541 million, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

Nationwide Life is a primary servicer in this transaction. See “Transactions Parties—Primary Servicer” in this prospectus supplement.

Underwriting Standards

Mortgage loans originated for securitization by Nationwide Life or an affiliate of Nationwide Life in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, type and location of the real property collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The credit underwriting team for each proposed mortgage loan investment is comprised of real estate professionals of Nationwide Life and certain of its affiliates. The underwriting team for each proposed mortgage loan investment is required to conduct a review of the related collateral property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the proposed mortgage loan investment. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the financial strength of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators. As part of its underwriting procedures, Nationwide Life also generally obtains the third party reports or other documents such as environmental assessments and engineering reports.

Prior to commitment, all proposed mortgage loan investments must be approved by a loan committee comprised of senior real estate professionals from Nationwide Life and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of the proposed mortgage loan investment, or reject the proposed mortgage loan investment.

Nationwide Life’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these requirements serve merely as a recommended guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a proposed mortgage loan investment. For example, Nationwide Life or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nationwide Life’s judgment of improved property performance in the future, and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Nationwide Life or its affiliates, there may exist subordinate debt secured by the real property collateral and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan included in a securitization and reported in the related disclosure may differ from the amount calculated at the time of origination. In addition, Nationwide Life’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Nationwide Life often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Nationwide Life may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Nationwide Life conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every mortgage loan originated by Nationwide Life.

The information set forth in this prospectus supplement concerning Nationwide Life has been provided by it.

The Trustee

LaSalle Bank National Association (“LaSalle”) will act as the trustee for the trust fund under the series 2007-PWR18 pooling and servicing agreement.

LaSalle is a national banking association formed under the federal laws of the United States of America.

Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. and Banc of America Securities LLC, acquired ABN AMRO North America Holding Company, parent company of LaSalle Bank Corporation and LaSalle, from ABN AMRO Bank N.V. The acquisition included all parts of the Global Securities and Trust Services Group within LaSalle engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions

LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on approximately 720 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of September 30, 2007, LaSalle serves as trustee or paying agent on over 480 commercial mortgage-backed security transactions. The depositor, the master servicers, the special servicer and the primary servicers may maintain banking relationships in the ordinary course of business with LaSalle. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services – Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR18, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated “AA+” by S&P, “Aaa” by Moody’s and “AA” by Fitch.

The information set forth in the three preceding paragraphs concerning LaSalle has been provided by it.

Eligibility Requirements

The trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than “A-1” by S&P, “F1+” by Fitch and “R-1 (middle)” by DBRS, (or if not rated by DBRS, an equivalent rating (such as that listed above for S&P or Fitch) by at least one nationally recognized statistical rating organization (which may include S&P, Fitch and/or Moody’s)) and whose long-term unsecured debt, is at all times rated not less than “A+” by S&P, “AA-” by Fitch and “AA (low)” by DBRS (or if not rated by DBRS, an equivalent rating (such as those listed above for S&P and Fitch) by at least two nationally recognized statistically rating organizations (which may include S&P, Fitch and/or Moody’s)), or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. Notwithstanding the foregoing, if the trustee fails to meet the ratings requirements above, the trustee shall be deemed to meet such ratings requirements if it appoints a fiscal agent as backup liquidity provider, if the fiscal agent meets the ratings requirements above and assumes the trustee’s obligation to make any advance required to be made by a master servicer, that was not made by the applicable master servicer under the series 2007-PWR18 pooling and servicing agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of the series 2007-PWR18 pooling and servicing agreement, the certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicers or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the depositor or the master servicers or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the series 2007-PWR18 pooling and servicing agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the series 2007-PWR18 pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the series 2007-PWR18 pooling and servicing agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to a master servicer or the special servicer. The trustee will be obligated to make any advance required to be made, and not made, by a master servicer or the special servicer under the series 2007-PWR18 pooling and servicing agreement, provided that the trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or the special servicer, that an advance, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, each master servicer. See “Description of the Offered Certificates—Advances” in this prospectus supplement.

In addition to having express duties under the series 2007-PWR18 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2007-PWR18 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2007-PWR18 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2007-PWR18 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an Event of Default has occurred and remains uncured.

Matters Regarding the Trustee

The trust fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the series 2007-PWR18 pooling and servicing agreement, the mortgage loans or the series 2007-PWR18 certificates, other than (i) those resulting from the breach of the trustee’s representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the trustee.

The trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2007-PWR18 pooling and servicing agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR18 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Eligibility of the Trustee”, “ —Duties of the Trustee”, “—Regarding the Fees, Indemnities and Powers of the Trustee” and “—Resignation and Removal of the Trustee” will apply to the certificate administrator and the tax administrator.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under the series 2007-PWR18 pooling and servicing agreement by giving written notice to the depositor, the certificate administrator, the tax administrator, the master servicers, the special servicer, the Rating Agencies, and all certificateholders. Upon receiving the notice of resignation, the depositor is required to promptly appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the series 2007-PWR18 pooling and servicing agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. Holders of the certificates entitled to more than 50% of the voting rights may, at their expense, at any time remove the trustee without cause and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the series 2007-PWR18 pooling and servicing agreement for services rendered and expenses incurred prior to the date of removal.

Trustee Compensation

As compensation for the performance of its duties as trustee, LaSalle Bank National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00063% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the series 2007-PWR18 pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the series 2007-PWR18 pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The Custodian

LaSalle will also act as custodian under the series 2007-PWR18 pooling and servicing agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the pooled mortgage loans delivered to it to determine their validity. The custodian’s duties regarding the mortgage loan files will be governed by the series 2007-PWR18 pooling and servicing agreement. LaSalle provides custodial services on over 1100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle and BSCMI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to BSCMI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BSCMI to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle and PMCF are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to PMCF for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by PMCF to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

The information set forth in the preceding three paragraphs concerning the custodian has been provided by it.

The Certificate Administrator, Tax Administrator and Certificate Registrar

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will serve as the certificate administrator (in such capacity, the “certificate administrator”). In addition, Wells Fargo Bank will serve as certificate registrar (in such capacity, the “certificate registrar”) for purposes of authenticating, recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued. Furthermore, Wells Fargo Bank will serve as tax administrator for purposes of making REMIC elections and filing tax returns on behalf of the trust and making available to the Internal Revenue Service and other specified persons all information furnished to it necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a class R certificate to any person who is a disqualified organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such class R certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Internal

Revenue Code of 1986, as amended, that holds an ownership interest in a class R certificate having as among its record holders at any time any person which is a disqualified organization.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, over 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

The depositor, the mortgage loan sellers, any master servicer, the special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank is also one of the master servicers and a mortgage loan seller.

The information concerning the certificate administrator in the two preceding paragraphs has been provided by the certificate administrator.

As compensation for the performance of its duties as certificate administrator, tax administrator and certificate registrar, Wells Fargo will be paid a monthly certificate administrator fee. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00035% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. The certificate administrator and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Certificate Administrator

Under the terms of the series 2007-PWR18 pooling and servicing agreement, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the certificate administrator is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K (other than the initial Form 8-K to be filed in connection with the issuance of the series 2007-PWR18 certificates) that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.

Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as certificate administrator with respect to more than 365 series of commercial mortgage-backed securities and, as of September 30, 2007, was acting as certificate administrator with respect to more than $415 billion of outstanding commercial mortgage-backed securities.

The assessment of compliance with applicable servicing criteria prepared by the corporate trust services division of Wells Fargo Bank for its platform that includes residential mortgage-backed securities transactions for which Wells Fargo Bank performs securities administration and master servicing functions and commercial mortgage-backed securities transactions for which Wells Fargo Bank performs securities administration/paying agent functions for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s corporate trust services division’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its certificate administrator function other than changes required by applicable law.

In the past three years, Wells Fargo Bank has not materially defaulted on its certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

The information concerning the certificate administrator set forth in the four preceding paragraphs has been provided by the certificate administrator.

Matters Regarding the Certificate Administrator

The trust fund will indemnify the certificate administrator and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the series 2007-PWR18 pooling and servicing agreement, the mortgage loans or the series 2007-PWR18 certificates, other than (i) those resulting from the breach of the certificate administrator’s representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the certificate administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the certificate administrator.

The certificate administrator will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2007-PWR18 pooling and servicing agreement. The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR18 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Eligibility of the certificate administrator”, “ —Duties of the certificate administrator”, “—Regarding the Fees, Indemnities and Powers of the certificate administrator” and “—Resignation and Removal of the certificate administrator” will apply to the certificate administrator and the tax administrator.

Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will be a master servicer under the series 2007-PWR18 pooling and servicing agreement with respect to those pooled mortgage loans sold by Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National Association, Principal Commercial Funding II, LLC and Nationwide Life Insurance Company to the depositor (and any related Non-Pooled Mortgage Loans), except that Wells Fargo Bank will conduct master servicing activities with respect to the DRA / Colonial Office Portfolio Pooled Mortgage Loan (and the related Non-Pooled Mortgage Loans) and the RRI Hotel Portfolio Pooled Mortgage Loan (and the related Non-Pooled Mortgage Loan) in its capacity as a master servicer under the MLMT 2007-C1 Pooling and Servicing Agreement and the BSCMSI 2007-PWR17 Pooling and Servicing Agreement, respectively, and Wells Fargo Bank will play a limited role in the servicing of the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Pooled Mortgage Loan in Wells Fargo Bank’s capacity as master servicer under the series 2007-PWR18 pooling and servicing agreement. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since 1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

As of June 30, 2007, the commercial mortgage servicing group of Wells Fargo Bank was responsible for servicing approximately 12,319 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $118.3 billion, including approximately 11,546 loans securitized in approximately 103 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $114.2 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association, as of December 31, 2006, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securities transactions.

Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Certain of the duties of the master servicers and the provisions of the series 2007-PWR18 pooling and servicing agreement are set forth under “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement” in this prospectus supplement. The manner in which collections on the mortgage loans are to be maintained is described under “Description of the Agreements—Collection and Other Servicing Procedures” and “—Certificate Account and Other Collection Accounts” in the accompanying prospectus. The advance obligations of each master servicer are described under “Description of the Offered Certificates—Advances” in this prospectus supplement. Certain terms of the series 2007-PWR18 pooling and servicing agreement regarding the master servicer’s removal, replacement, resignation or transfer are described under “—Events of Default” and in the prospectus under “Description of the Agreements—Matters Regarding a Master Servicer and the Depositor” in this prospectus supplement. Certain limitations on the master servicer’s liability under the series 2007-PWR18 pooling and servicing agreement are described under “Description of the Agreements—Matters Regarding a Master Servicer and the Depositor” in the prospectus and under “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement” in this prospectus supplement.

Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the series 2007-PWR18 pooling and servicing agreement, as described under “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement” in this prospectus supplement and under “Description of the Agreements—Subservicers” in the accompanying prospectus. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

Wells Fargo Bank has received an issuer rating of “Aaa” from Moody’s. Wells Fargo Bank’s long term deposits are rated “Aaa” by Moody’s, “AA” by S&P and “AA+” by Fitch.

Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

The information set forth in this prospectus supplement concerning Wells Fargo Bank has been provided by it.

Prudential Asset Resources, Inc.

Prudential Asset Resources, Inc. (“PAR”), a Delaware corporation, will act as a master servicer with respect to those pooled mortgage loans sold by Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund.

PAR is a wholly owned subsidiary of one of the originators, PMCC, which is an indirect subsidiary of Prudential Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers. PAR’S principal offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, TX 75201. PAR, which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS transactions, Fannie Mae and FHA.

PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements. PAR regularly reviews its policies and processes, but the last significant revision of its policies and processes was done in order to conform to the servicing criteria set forth in Item 1122 of Regulation AB. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by Moody’s. There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR’s portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

Commercial Mortgage Loans	2006	2005	2004
CMBS	$11,355,139,141	$9,031,936,108	$6,820,173,095
Total	$50,035,453,930	$46,502,629,927	$44,396,359,820

The information set forth in this prospectus supplement concerning PAR has been provided by it.

Primary Servicers

Principal Global Investors, LLC

Principal Global Investors, LLC (“PGI”) will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Principal Commercial Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa 50392.

PGI is ranked “Above Average” as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

As of September 30, 2007, PGI was responsible for servicing approximately 3,559 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $26.9 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

As of September 30, 2007, PGI was a primary servicer in approximately 52 commercial mortgage-backed securitization transactions, servicing approximately 1,831 loans with an aggregate outstanding principal balance of approximately $14.2 billion.

PGI will enter into a servicing agreement with Wells Fargo Bank, as a master servicer, to service the commercial mortgage loans sold to the depositor by Principal Commercial Funding II, LLC and will agree, pursuant to that servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI’s responsibilities will include, but are not limited to:

•

collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

•	providing certain CMSA reports to the master servicer;
•	processing certain borrower requests (and obtaining, when required, consent of the related master servicer and/or special servicer, as applicable); and
•

handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the series 2007-PWR18 pooling and servicing agreement.

PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

The information set forth in this prospectus supplement concerning PGI has been provided by it.

Nationwide Life Insurance Company

Nationwide Life Insurance Company (“Nationwide Life”), an Ohio corporation, will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Nationwide Life. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), a large diversified financial and insurance services provider in the United States. The principal offices of Nationwide Life are located at One Nationwide Plaza, Columbus, Ohio 43215.

Nationwide Life has extensive experience in servicing commercial real estate mortgage loans. Nationwide Life has been engaged in the servicing mortgage loans since 1970 and commercial mortgage loans originated for securitization since 2001.

As of September 30, 2007, Nationwide Life was responsible for servicing approximately 1,751 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $12.4 billion. The portfolio of loans serviced by Nationwide Life includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. Nationwide Life services loans in most states throughout the United States.

As of September 30, 2007, Nationwide Life was a primary servicer in approximately 18 commercial mortgage-backed securitization transactions, servicing approximately 236 loans with an aggregate outstanding principal balance of approximately $1.9 billion.

Nationwide Life will enter into a primary servicing agreement with Wells Fargo Bank, as a master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by Nationwide Life, and will agree, pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard. Nationwide Life’s primary servicing responsibilities will include, but are not necessarily limited to:

•

collecting payments on the loans and remitting such amounts, net of certain fees to be retained by Nationwide Life as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

•	providing certain CMSA reports to the master servicer;

•	processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and
•

handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from Nationwide Life to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

Nationwide Life has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards. Nationwide Life may utilize one or more sub-servicers for some or all the above functions per the applicable servicing agreements.

The information set forth in this prospectus supplement concerning Nationwide Life has been provided by Nationwide Life.

The Special Servicer

Centerline Servicing Inc.

Centerline Servicing Inc. (“CSI”) will be appointed as the special servicer of all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property), except that (i) Centerline Servicing Inc. will conduct special servicing activities with respect to the DRA / Colonial Office Portfolio Loan Group in its capacity as initial special servicer under the MLMT 2007-C1 Pooling and Servicing Agreement and Centerline Servicing Inc. will play no role in the special servicing of the DRA / Colonial Office Portfolio Loan Group in its capacity as special servicer under the series 2007-PWR18 pooling and servicing agreement and (ii) Centerline Servicing Inc. will conduct special servicing activities with respect to the RRI Hotel Portfolio Loan Group in its capacity as initial special servicer under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement and Centerline Servicing Inc. will play no role in the special servicing of the RRI Hotel Portfolio Loan Group in its capacity as special servicer under the series 2007-PWR18 pooling and servicing agreement. As such, CSI will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc., a wholly owned subsidiary of Centerline Holding Company, a publicly traded company. Centerline REIT Inc., an affiliate of CSI, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of CSI are located at 5221 N. O’Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

Certain of the duties of the special servicer and the provisions of the series 2007-PWR18 pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the pooled mortgage loans are set forth under “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement —Modifications, Waivers, Amendments and Consents,” “—Fair Value Purchase Option” and “—Procedures with Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement. Certain terms of the series 2007-PWR18 pooling and servicing agreement regarding the special servicer’s removal, replacement, resignation or transfer are described under “—Replacement of the Special Servicer” in this prospectus supplement. Certain limitations on the special servicer’s liability under the series 2007-PWR18 pooling and servicing agreement are described under “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement” in this prospectus supplement. CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the series 2007-PWR18 pooling and servicing agreement and in accordance with the mortgage loan documents and applicable laws.

CSI is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “strong” by S&P. CSI also has a special servicer rating of “CSS1” from Fitch. As of September 30, 2007, CSI was the named special servicer in approximately 77 transactions representing approximately 11,981 first mortgage loans, with an aggregate stated principal balance of approximately $102.97 billion. Of those 77 transactions, 73 are commercial mortgage-backed securities transactions representing approximately 11,893 first mortgage loans, with an aggregate stated principal balance of approximately $99.3 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 37 assets with a stated principal balance of approximately $193.6 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through September 30, 2007, CSI has resolved 291 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.6 billion.

The special servicer will segregate and hold all funds collected and received in connection with the operation of each applicable REO Property separate and apart from its own funds and general assets and will establish and maintain with respect to each applicable REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of the related Non-Pooled Mortgage Loan(s) if in connection with an applicable Trust-Serviced Mortgage Loan Group). This account or accounts will be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer’s other serviced assets that are not serviced pursuant to the series 2007-PWR18 pooling and servicing agreement.

CSI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the series 2007-PWR18 pooling and servicing agreement, applicable law and the applicable servicing standard.

CSI has been special servicing assets for approximately 5 years and employs an asset management staff with an average of 14 years experience in this line of business. Two additional senior managers in the special servicing group have 31 and 19 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 73 transactions consisting of approximately 11,893 loans with an approximate stated aggregate principal balance of $101.7 billion on September 30, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 88 first mortgage loans with an aggregate stated principal balance of $1.27 billion as of September 30, 2007.

The information set forth in this prospectus supplement concerning CSI has been provided by it.

Affiliations and Certain Relationships Among Transaction Parties

Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund. Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear Stearns Commercial Mortgage Securities Inc., the depositor, and Bear, Stearns & Co. Inc., one of the underwriters, are affiliates. Principal Commercial Funding II, LLC, a sponsor, originator and mortgage loan seller, and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by Principal Commercial Funding II, LLC, are affiliates. Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company, LLC, one of the originators, and Prudential Asset Resources, Inc., one of the master servicers, are affiliates. Nationwide Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by Nationwide Life Insurance Company.

Description of the Offered Certificates

General

The series 2007-PWR18 certificates will be issued on the Issue Date pursuant to the series 2007-PWR18 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2007-PWR18 pooling and servicing agreement are described in this “Description of the Offered Certificates” section of this prospectus supplement. For additional detailed information regarding the terms of the series 2007-PWR18 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled “Servicing of the Mortgage Loans

Under the Series 2007-PWR18 Pooling and Servicing Agreement” and to the sections in the accompanying prospectus titled “Description of the Certificates” and “Description of the Pooling and Servicing Agreements”.

The series 2007-PWR18 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

•	the pooled mortgage loans;
•

any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);
•	certain rights granted to us under the mortgage loan purchase agreements;
•

any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund’s interest therein); and

•

those funds or assets as from time to time are deposited in each master servicer’s collection account described under “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Collection Accounts” in this prospectus supplement, the special servicer’s REO account as described under “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—REO Account”, the certificate administrator’s distribution account described under “—Distribution Account” below or the certificate administrator’s interest reserve account described under “—Interest Reserve Account” below.

The series 2007-PWR18 certificates will include the following classes:

•	the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J and AJ-A classes, which are the classes of series 2007-PWR18 certificates that are offered by this prospectus supplement, and
•	the X-1, X-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, R, S and V classes, which are the classes of series 2007-PWR18 certificates that—
1.	will be retained or privately placed by us, and
2.	are not offered by this prospectus supplement.

The Class X certificates described in this prospectus supplement are the aggregate of the class X-1 and X-2 certificates issued under the Series 2007-PWR18 pooling and servicing agreement.

It is expected that Centerline High Yield CMBS Fund III LLC, an affiliate of the parent of the initial special servicer, will acquire several non-offered classes of the series 2007-PWR18 certificates, including the class S certificates.

Certificate Principal Balances and Certificate Notional Amounts

The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates are the only series 2007-PWR18 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The total principal balance of each class of series 2007-PWR18 principal balance certificates will represent the total distributions of principal to which the holders of that class are entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these classes will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See “—Distributions” below. On any particular distribution date, the principal balance of each of these classes of certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a class of principal balance certificates may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates in the aggregate will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates outstanding from time to time. The initial notional amounts of the class X-1 and X-2 certificates are shown in the table appearing under the caption “Summary—Overview of the Series 2007-PWR18 Certificates” in this prospectus supplement. The actual notional amounts of the class X-1 and X-2 certificates at initial issuance may be larger or smaller than the amounts shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator’s report.

Distribution Account

General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series 2007-PWR18 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P, Fitch and DBRS standards for securitizations similar to the one involving the offered certificates.

Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

•

All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer’s collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;
2.

with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

3.	Authorized Collection Account Withdrawals, including—
(a)

amounts payable to a master servicer or the special servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,
(c)	amounts payable with respect to other trust fund expenses, and
(d)	amounts deposited in that master servicer’s collection account in error.
•

Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

•

Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Collection Accounts” and “—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

With respect to the distribution date that occurs during March in any calendar year subsequent to 2007 (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the certificate administrator will be required to transfer from the interest reserve account, which we describe under “—Interest Reserve Account” below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

•	to make distributions on the series 2007-PWR18 certificates;
•

to pay itself, the tax administrator, the servicer report administrator and the trustee monthly fees that are described under “—Matters Regarding the Certificate Administrator, the Tax Administrator and the Trustee” and “—Reports to Certificateholders; Available Information” below;

•

to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee and various related persons as described under “—Matters Regarding the Certificate Administrator, the Tax Administrator and the Trustee” below;

•	to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2007-PWR18 pooling and servicing agreement;
•

to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under “Material Federal Income Tax Consequences—Taxes that May Be Imposed on the REMIC Pool—Prohibited Transactions” in the accompanying prospectus and “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—REO Account” in this prospectus supplement;

•	to pay itself net investment earnings earned on funds in the distribution account for each collection period;
•	to pay for the cost of recording the series 2007-PWR18 pooling and servicing agreement;

•

with respect to each distribution date during February of any year subsequent to 2007 and each distribution date during January of any year subsequent to 2007 that is not a leap year, to transfer to the certificate administrator’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis;

•	to pay to the person entitled thereto any amounts deposited in the distribution account in error; and
•	to clear and terminate the distribution account upon the termination of the series 2007-PWR18 pooling and servicing agreement.

Interest Reserve Account

The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P, Fitch and DBRS standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year subsequent to 2007, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day’s interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

During March of each calendar year after 2007 (and if the final distribution date occurs in January (except in a leap year) or February of any year, during such January or February), the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Distributions

General. For purposes of allocating distributions on the offered certificates, the mortgage pool will be divided into:

•	Loan group 1, which will consist of one hundred forty-six (146) pooled mortgage loans, representing 86.2% of the initial mortgage pool balance; and
•

Loan group 2, which will consist of thirty-nine (39) pooled mortgage loans, representing 13.8% of the initial mortgage pool balance. Loan group 2 will consist of 100.0% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes one (1) mortgage loan secured by a mixed use property. This one (1) mortgage loan represents 1.9% of the initial mortgage pool balance and 13.6% of the initial loan group 2 balance.

On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2007-PWR18 certificates on that distribution date to the holders of record as of the close of business on the related record date. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a class of series 2007-PWR18 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

In order for a series 2007-PWR18 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See “—Delivery, Form and Denomination” below.

If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicer and the trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2007-PWR18 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute “Additional Trust Fund Expenses”.

Interest Distributions. All of the classes of the series 2007-PWR18 certificates will bear interest, except for the R and V classes.

With respect to each interest-bearing class of the series 2007-PWR18 certificates, interest will accrue during each interest accrual period based upon:

•	the pass-through rate for that class and interest accrual period;
•	the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and
•	the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

The interest accrual period for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the holders of each interest-bearing class of the series 2007-PWR18 certificates will be entitled to receive—

•

the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that class.

In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Funds Expenses” below, then that class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

If the holders of any interest-bearing class of the series 2007-PWR18 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then the shortfall will be borne by the holders of that interest-bearing class. The certificateholders who bear the shortfall will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under “—Priority of Distributions” below.

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2007-PWR18 principal balance certificates will equal the product of—

•	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by
•	a fraction—
1.	the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and
2.	the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the series 2007-PWR18 principal balance certificates.

Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series

2007-PWR18 certificates for the initial interest accrual period is shown in the table appearing under the caption “Summary—Overview of the Series 2007-PWR18 Certificates” in this prospectus supplement.

The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

The pass-through rates for the class A-M, AM-A, L, M, N, O, P, Q and S certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

•	the pass-through rate applicable to that class of certificates for the initial interest accrual period, and
•	the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

The pass-through rate applicable to the class A-J, AJ-A, B, C, D, E, F, G, H, J and K certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

The pass-through rate applicable to the class X certificates, in the aggregate, for each interest accrual period will equal the excess, if any, of:

•	the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over
•

the weighted average of the pass-through rates for the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes outstanding immediately prior to the distribution date for that interest accrual period.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

Principal Distributions. Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each class of the series 2007-PWR18 principal balance certificates on each distribution date will equal that class’s allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated concurrently to the holders of the class A-1A, AM-A and AJ-A certificates, on the one hand, and to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates, collectively, on the other, in the following amounts:

•	to the holders of the class A-1A, AM-A and AJ-A certificates collectively in an aggregate amount equal to the lesser of—
1.

the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 2 and, after the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates has been reduced to zero, the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 1 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-M and/or A-J certificates), and

2.	the total principal balance of the class A-1A, AM-A and AJ-A certificates immediately prior to that distribution date;
•	to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates collectively in an aggregate amount equal to the lesser of—
1.

the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 1 and, after the total principal balance of the class A-1A, AM-A and AJ-A certificates has been reduced to zero, the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 2 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1A, AM-A and/or AJ-A certificates), and

2.	the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates immediately prior to that distribution date.

In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates collectively as described above (such portion, the “Certificate Group 1 Principal Distribution Amount”) on each distribution date will be further allocated among those holders in the following amounts and order of priority:

•	first, to the holders of the class A-AB certificates in an amount equal to the lesser of—
1.	the Certificate Group 1 Principal Distribution Amount for that distribution date, and
2.	an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date;
•	second, to the holders of the class A-1 certificates in an amount equal to the lesser of—
1.	the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date as described in the preceding bullet and paid to the holders of that class on that distribution date, and

2.	the total principal balance of the class A-1 certificates immediately prior to that distribution date;
•	third, to the holders of the class A-2 certificates in an amount equal to the lesser of —
1.

the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

2.	the total principal balance of the class A-2 certificates immediately prior to that distribution date;
•	fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of—
1.

the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 and/or A-2 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

2.	the total principal balance of the class A-3 certificates immediately prior to that distribution date;
•	fifth, to the holders of the class A-AB certificates in an amount (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of—
1.

the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is allocable to the class A-1, A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

2.	the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above;
•	sixth, to the holders of the class A-4 certificates, in an amount equal to the lesser of—
1.

the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

2.	the total principal balance of the class A-4 certificates immediately prior to that distribution date;
•	seventh, to the holders of the class A-M certificates in an amount equal to the lesser of—
1.

the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2, A-3 and/or A-4 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

2.	the total principal balance of the class A-M certificates immediately prior to that distribution date; and
•	finally, to the holders of the class A-J certificates in an amount equal to the lesser of—
1.	the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2, A-3, A-4 and/or A-M certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

2.	the total principal balance of the class A-J certificates immediately prior to that distribution date.

In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1A, AM-A and AJ-A certificates collectively as described above (such portion, the “Certificate Group 2 Principal Distribution Amount”) on each distribution date will be further allocated among those holders in the following amounts and order of priority:

•	first, to the holders of the class A-1A certificates in an amount equal to the lesser of—
1.	the Certificate Group 2 Principal Distribution Amount for that distribution date, and
2.	the total principal balance of the class A-1A certificates immediately prior to that distribution date;
•	second, to the holders of the class AM-A certificates in an amount equal to the lesser of—
1.

the Certificate Group 2 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-1A certificates as described in the preceding bullet and paid to the holders of that class on that distribution date, and

2.	the total principal balance of the class AM-A certificates immediately prior to that distribution date; and
•	finally, to the holders of the class AJ-A certificates in an amount equal to the lesser of —
1.

the Certificate Group 2 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balances of the class A-1A and/or AM-A certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

2.	the total principal balance of the class AJ-A certificates immediately prior to that distribution date.

Notwithstanding the provisions described in the foregoing paragraphs, if any of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J and/or AJ-A certificates are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the series 2007-PWR18 certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated in the following amounts and order of priority:

•

first, to the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date (without regard to loan group);

•

second, to the holders of the class A-M and AM-A certificates up to an aggregate amount equal to the lesser of (a) the portion of that Principal Distribution Amount that remains unallocated and (b) the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date (without regard to loan group); and

•

third, to the holders of the class A-J and AJ-A certificates up to an aggregate amount equal to the lesser of (a) the portion of that Principal Distribution Amount that remains unallocated and (b) the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date (without regard to loan group).

Following the retirement of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J and AJ-A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective other classes of principal balance certificates in order of their alphabetical designation (class B, class C and so on), in each case up to the lesser of—

•	the portion of that Principal Distribution Amount that remains unallocated, and
•	the total principal balance of the subject class (or classes) immediately prior to that distribution date.

In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J and AJ-A certificates and of all other classes of series 2007-PWR18 principal balance certificates, if any, with a higher payment priority under the prior paragraph is reduced to zero.

To the extent that a master servicer or the trustee reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See “—Advances of Delinquent Monthly Debt Service Payments”, “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “Glossary—Principal Distribution Amount”.

Loss Reimbursement Amounts. As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the total principal balance of any class of series 2007-PWR18 principal balance certificates may be reduced without a corresponding distribution of principal. If such a reduction occurs with respect to any class of series 2007-PWR18 principal balance certificates, then, subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the holder(s) of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

Priority of Distributions.

On each distribution date, prior to making any other distributions of interest and/or principal on the certificates, the certificate administrator will apply the Available Distribution Amount for that distribution date, concurrently:

•

from the portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date as described under “—Interest Distributions” above,

•

from the portion of the Available Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to each such class on that distribution date as described under “—Interest Distributions” above, and

•

from the remaining portion of the Available Distribution Amount, to pay interest to the holders of the class X certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date;

provided, however, that if the Available Distribution Amount for the applicable distribution date, or the applicable portion of the Available Distribution Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available Distribution Amount will be allocated among all those classes pro rata in accordance with their respective interest entitlements, without regard to loan group.

On each distribution date, following the distributions of interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates described above, the certificate administrator will apply any remaining portion of the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

•

first, to make distributions of principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those classes as their current entitlements to principal as described under “—Principal Distributions” above (including the provisions described in that section relating to the attribution of portions of the Principal Distribution Amount for any distribution date to loan group 1 and/or loan group 2), which distributions shall be made pro rata in accordance with the respective principal entitlements of those classes;

•

second, to reimburse the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes;

•

third, concurrently, from the remaining portion of the Available Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-M certificates up to the total amount of interest distributable with respect to that class on the related distribution date as described above under “—Interest Distributions”, and from the remaining portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class AM-A certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date as described above under “—Interest Distributions”; provided, however, that if the remaining portion of the total Available Distribution Amount for the applicable distribution date, or the applicable remaining portion of the Available Distribution Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to the class A-M and/or AM-A certificates as described in this bullet, the remaining portion of the Available Distribution Amount will be allocated between the class A-M and AM-A certificates pro rata in accordance with their respective interest entitlements, without regard to loan group;

•

fourth, to make distributions of principal to the holders of the class A-M and/or AM-A certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those classes as their current entitlements to principal as described under “—Principal Distributions” above (including the provisions described in that section relating to the attribution of portions of the Principal Distribution Amount for any distribution date to loan group 1 and/or loan group 2), which distributions shall be made pro rata in accordance with the respective principal entitlements of those classes; and

•

fifth, to reimburse the holders of the class A-M and/or AM-A certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes.

•

sixth, concurrently, from the remaining portion of the Available Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-J certificates up to the total amount of interest distributable with respect to that class on the related distribution date as described above under “—Interest Distributions”, and from the remaining portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class AJ-A certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date as described above under “—Interest

Distributions”; provided, however, that if the remaining portion of the total Available Distribution Amount for the applicable distribution date, or the applicable remaining portion of the Available Distribution Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to the class A-J and/or AJ-A certificates as described in this bullet, the remaining portion of the Available Distribution Amount will be allocated between the class A-J and AJ-A certificates pro rata in accordance with their respective interest entitlements, without regard to loan group;

•

seventh, to make distributions of principal to the holders of the class A-J and/or AJ-A certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those classes as their current entitlements to principal as described under “—Principal Distributions” above (including the provisions described in that section relating to the attribution of portions of the Principal Distribution Amount for any distribution date to loan group 1 and/or loan group 2), which distributions shall be made pro rata in accordance with the respective principal entitlements of those classes;

•

eighth, to reimburse the holders of the class A-J and/or AJ-A certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under “–Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes;

•

ninth, sequentially to the holders of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest distributable on that class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that class as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below) and for which reimbursement has not previously been made; and

•	finally, to the holders of the class R certificates any remaining portion of the Available Distribution Amount for that distribution date.

Distributions of Yield Maintenance Charges and Prepayment Premiums. If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 1, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that in any case are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of—

•	the full amount of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom), multiplied by
•	the related Base Interest Fraction, and further multiplied by
•

a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of that class on that distribution date, and the denominator of which is the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 1.

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 2, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of the class A-1A, AM-A or AJ-A certificates (if they are outstanding on that distribution date), up to an amount equal to, in the case of any particular class of those certificates, the product of—

•	the full amount of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom), multiplied by
•	the related Base Interest Fraction, and further multiplied by
•

a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 2.

The certificate administrator will pay any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

See “Risk Factors—Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions” in this prospectus supplement.

Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that Centerline REIT Inc., an affiliate of the parent of the initial several special servicer, will be the initial holder of the class V certificates.

Treatment of REO Properties

Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	distributions on the series 2007-PWR18 certificates,
•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-PWR18 certificates, and
•

the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2007-PWR18 pooling and servicing agreement.

In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds from an REO Property will be applied—

•

first, to pay – or to reimburse the applicable master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of – any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the applicable master servicer or the trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2007-PWR18 certificates. If this occurs following the distributions made to the series 2007-PWR18 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”), the respective total principal balances of the series 2007-PWR18 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2007-PWR18 certificates equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	S
2nd	Q
3rd	P
4th	O
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J and AJ-A, pro rata based on their total outstanding principal balances
18th	A-M and AM-A, pro rata based on their total outstanding principal balances
19th	A-1, A-2, A-3, A-AB, A-4 and A-1A, pro rata based on their total outstanding principal balances

The above-described reductions in the total principal balances of the respective classes of the series 2007-PWR18 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the certificates.

The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

•	the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with—
1.

all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to series 2007-PWR18 certificateholders, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

2.

all related unreimbursed servicing advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

•	the total amount of liquidation proceeds, if any, recovered in respect of that pooled mortgage loan in connection with the liquidation.

If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, and any payments of workout fees and/or liquidation fees, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2007-PWR18 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2007-PWR18 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer or the trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the series 2007-PWR18 certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2007-PWR18 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2007-PWR18 principal balance certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the special servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

The following items are some examples of Additional Trust Fund Expenses:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer that are not otherwise allocated as a Realized Loss;
•

any interest paid to a master servicer, the special servicer or the trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Expenses; Servicing Advances” in this prospectus supplement);

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;
•	any unanticipated, non-mortgage loan specific expenses of the trust fund, including—
1.

any reimbursements and indemnification to the certificate administrator, the trustee and certain related persons, as described under “Transaction Parties—The Trustee—Matters Regarding the Trustee” “Transaction Parties—The Certificate Administrator, Tax Administrator and Certificate Registrar—Matters Regarding the Certificate Administrator” in this prospectus supplement,

2.

any reimbursements and indemnification to the master servicers, the special servicer and us, as described under “Description of the Pooling and Servicing Agreements—Some Matters Regarding the Servicer and the Depositor” in the accompanying prospectus, and

3.

any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under “Material Federal Income Tax Consequences—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the accompanying prospectus;

•

rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2007-PWR18 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

•

any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under “Description of the Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans” in the accompanying prospectus.

In general, in the case of each of the Mortgage Loan Groups, the expenses listed in the bullets above – other than those relating only to the series 2007-PWR18 trust fund – will be allocable to and borne by (that is, such expenses will reduce the portion of loan payments otherwise payable to the respective holder) the holder of the Non-Pooled Subordinate Loan included in such Mortgage Loan Group prior to being allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group and the holder of any related Non-Pooled Pari Passu Companion Loan on a pro rata basis. To the extent they are allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group, those expenses will constitute “Additional Trust Fund Expenses” allocable in the manner described at the beginning of this “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” section.

Advances of Delinquent Monthly Debt Service Payments

Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees (and, in the case of each Non-Trust-Serviced Pooled Mortgage Loan, the rate at which any similar servicing fees accrue under the related Non-Trust Servicing Agreement), that—

•

were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (including, if applicable, the Non-Trust-Serviced Pooled Mortgage Loans) as to which it is the applicable master servicer, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

•

the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction—
1.	the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction Amount, and
2.	the denominator of which is equal to the Stated Principal Balance of the pooled mortgage loan.

With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-PWR18 pooling and servicing agreement, out of funds held in that master servicer’s collection account that are not required to be paid on the series 2007-PWR18 certificates on that distribution date.

If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance, subject to a determination of recoverability.

The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that it or the special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer or the trustee makes any monthly debt service advance that it or the special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers’ collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. The trustee will be entitled to conclusively rely on any recoverability determination made by a master servicer or the special servicer.

In addition, in the case of the DRA / Colonial Office Portfolio Pooled Mortgage Loan, the RRI Hotel Portfolio Pooled Mortgage Loan and the Southlake Mall Pooled Mortgage Loan, the applicable parties to the series 2007-PWR18 pooling and servicing agreement (on the one hand) and the respective holders of the related Non-Pooled Pari Passu Companion Loans (on the other) will each be entitled to make independent determinations with respect to recoverability of debt service advances on the respective mortgage loan in the related Mortgage Loan Group. Furthermore, in the case of (1) the RRI Hotel Portfolio Pooled Mortgage Loan and (2) the Southlake Mall Pooled Mortgage Loan (but only after any date when the Southlake Mall Non-Pooled Pari Passu Companion Loan has been included in another commercial mortgage securitization pursuant to which rated securities have been or are subsequently issued), if either the applicable series 2007-PWR18 master servicer or a party to another pooling and servicing agreement for a commercial mortgage securitization that includes a related Non-Pooled Pari Passu Companion Loan makes a nonrecoverability determination with respect to a debt service advance on the respective Southlake Mall mortgage loan or RRI Hotel Portfolio mortgage loan, then both the applicable series 2007-PWR18 master servicer and that other party will be prohibited from making debt service advances on the respective Southlake Mall mortgage loan or RRI Hotel Portfolio mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance. See “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, each Rating Agency will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series 2007-PWR18 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the total principal balance of the series 2007-PWR18 certificates on that distribution date.

Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

Portions of the Principal Distribution Amount for any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described under “Glossary—Principal Distribution Amount” in this prospectus supplement. Those rules address the reimbursements and recoveries made as described above.

The master servicers and the trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers’ collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see “Servicing of the Mortgage Loans Under the Series

2007-PWR18 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Expenses; Servicing Advances” below.

A monthly debt service payment will be assumed to be due with respect to:

•

each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

None of the master servicers or the trustee is required to make any monthly debt service advances with respect to any Non-Pooled Mortgage Loans.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, source and frequency of payments for those fees and expenses. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled “sources of funds” for such limitations. Notwithstanding any contrary description set forth in the table, with respect to each Pooled Mortgage Loan that is included in a Trust-Serviced Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans, special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances generally are payable from the assets of the trust fund only to the extent that amounts otherwise available for payment on the related Non-Pooled Subordinate Loan(s) are insufficient. Notwithstanding any contrary description set forth in the table, with respect to each Pooled Mortgage Loan that is included in a Trust-Serviced Mortgage Loan Group that includes one or more Non-Pooled Pari Passu Companion Loan(s), (i) the related Pooled Mortgage Loan’s share of any special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances generally are payable from the assets of the trust fund on a pro rata and pari passu basis (according to principal amount) with the related Non-Pooled Pari Passu Companion Loan(s)’ share of such amounts and (ii) any amounts that are payable from the series 2007-PWR18 trust fund as described above will generally be payable from any and all collections in the series 2007-PWR18 trust fund. Notwithstanding any contrary description set forth in the table, with respect to each Non-Trust-Serviced Mortgage Loan Group, (i) additional servicing compensation, special servicing fees, workout fees, liquidation fees, additional special servicing compensation, servicing advances and interest on servicing advances generally are not payable under the series 2007-PWR18 pooling and servicing agreement but comparable fees and compensation, together with certain fees similar to master servicing fees, are payable at comparable times and in comparable amounts under the Non-Trust Servicing Agreement from collections on or in respect of the related Mortgage Loan Group, (ii) the related Non-Trust-Serviced Pooled Mortgage Loan’s share of any special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances relating to the related Non-Trust-Serviced Mortgage Loan Group are payable from the assets of the series 2007-PWR18 trust fund on a pari passu basis (according to principal amount) with the related Non-Pooled Pari Passu Companion Loan(s)’ share of such fees and amounts and (iii) any amounts that are payable from the assets of the series 2007-PWR18 trust fund as described above will generally be payable from any and all collections on the pooled mortgage loans in the series 2007-PWR18 trust fund.

Type	Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee	Master Servicers and Primary Servicers

The product of the portion of the per annum master servicing fee rate for the applicable master servicer and the related mortgage loan that is applicable to such month, determined in the same manner as the applicable mortgage rate is determined for that mortgage loan for such month, and the Stated Principal Balance of that mortgage loan. The master servicing fee rate will range, on a loan-by-loan basis, from 0.02% per annum to 0.15% per annum. With respect to each pooled mortgage loan for which a primary servicer acts as primary servicer, a portion of the master servicing fee is payable to that primary servicer.

Monthly.

Interest payment on the related pooled mortgage loan and, with respect to unpaid master servicing fees (including any primary servicing fees) in respect of any pooled mortgage loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest.

Type	Recipient	Amount	Frequency	Source of Payment
Special Servicing Fee	Special Servicer

The product of the portion of a rate equal to 0.25% per annum that is applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan for such month, and the Stated Principal Balance of each Specially Serviced Mortgage Loan.

			Monthly.	Any and all collections on the pooled mortgage loans.
Workout Fee	Special Servicer	1.0% of each collection of principal and interest on each worked out pooled mortgage loan for as long as it remains a worked-out mortgage loan.	Monthly following a workout and before any redefault.	The related collection of principal and/or interest.
Liquidation Fee	Special Servicer

1.0% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust fund (net of any default interest, late payment charges and/or post-ARD additional interest), other than (with certain exceptions) in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person.

			Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan.	The related liquidation proceeds, condemnation proceeds or insurance proceeds.
Trustee Fee	Trustee

The product of the portion of a rate equal to 0.00063% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each pooled mortgage loan.

			Monthly.	Any and all collections and P&I advances on the mortgage loans in the pool, to the extent included in the amounts remitted by the master servicers.
Certificate Administrator Fee	Certificate Administrator

The product of the portion of a rate equal to 0.00035% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each pooled mortgage loan.

			Monthly.	Any and all collections and P&I advances on the mortgage loans in the pool, to the extent included in the amounts remitted by the master servicers.

Type	Recipient	Amount	Frequency	Source of Payment
Servicer Report Administrator Fee	Servicer Report Administrator

The product of the portion of a rate equal to 0.0005% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each pooled mortgage loan.

			Monthly.	Any and all collections and P&I advances on the pooled mortgage loans, to the extent included in the amounts remitted by the master servicers.
Additional Servicing Compensation	Master Servicers, Primary Servicers and Special Servicer

The following amounts:

•         all application and processing fees for consents to approvals of assignments and assumptions, further encumbrances or other lender approval;

•         all assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums, Yield Maintenance Charges and application and processing fees);

•         all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees collected on the pooled mortgage loans;

•         late payment fees and net default interest on pooled mortgage loans that are not used to pay interest on advances;

•         all investment income earned on amounts on deposit in the collection accounts and (if not required to be paid to borrower) escrow accounts and any REO accounts; and

•         any prepayment interest excess.

These amounts will be allocated among the master servicers, the primary servicers and the special servicer.

		From time to time.	Actual collections of the related fees or investment income.

Type	Recipient	Amount	Frequency	Source of Payment
Expenses
Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	The amount of any servicing advances.	From time to time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the pooled mortgage loans.
Interest on Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time to time on the amount of the servicing advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.

First from late payment charges and default interest in excess of the regular interest rate on the related pooled mortgage loan, and then from any and all other collections on the pooled mortgage loans.

P&I Advances	Master Servicer and Trustee	The amount of any P&I advances.	From time to time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from any and all other collections on the pooled mortgage loans.
Interest on P&I Advances	Master Servicer and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.

First from late payment charges and default interest in excess of the regular interest rate on the related pooled mortgage loan, and then from any and all other collections on the pooled mortgage loans.

Type	Recipient	Amount	Frequency	Source of Payment
Indemnification Expenses	Trustee, Certificate Administrator, Master Servicers and Special Servicer (and their directors, members, managers, officers, employees and agents)

Losses, liabilities and expenses incurred by the trustee, the certificate administrator, a master servicer or the special servicer in connection with any legal action or claim relating to the series 2007-PWR18 pooling and servicing agreement or the series 2007-PWR18 certificates (subject to applicable limitations under the pooling and servicing agreement).

			From time to time.	Any and all collections on the pooled mortgage loans.
Indemnification Expenses related to each Non-Trust-Serviced Pooled Mortgage Loan	Master servicer, special servicer and trustee under the related Non-Trust Servicing Agreement (and their directors, members, managers, officers, employees and agents)

Trust’s pro rata share (subject to the related Mortgage Loan Group Intercreditor Agreement) of costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the related Non-Trust-Serviced Pooled Mortgage Loan and is unrelated to the other mortgage loans included in the trust fund created under the related Non-Trust Servicing Agreement.

			From time to time.	Any and all collections on the pooled mortgage loans.
Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time.	Any and all collections on the pooled mortgage loans.

Reports to Certificateholders; Available Information

Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2007-PWR18 certificate, the parties to the series 2007-PWR18 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things the following information (in the aggregate and by loan group as appropriate):

1.	the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;
2.	the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;
3.	the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;
4.

the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicer (and/or, if applicable in the case of any Non-Trust-Serviced Pooled Mortgage Loan, similar compensation paid to the parties under the related Non-Trust Servicing Agreement) during the related collection period;

5.	the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the distribution date;
6.	the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;
7.

the number and aggregate principal balance of pooled mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;
9.	the Available Distribution Amount for the distribution date;
10.	the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;
11.	the total interest distributable for each class of interest-bearing certificates for the distribution date;
12.	the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date;
13.

the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.

the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.

the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;
18.	a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;
19.

the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related Determination Date;
21.

with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.

with respect to any REO Property included in the trust as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the related REO mortgage loan in connection with that determination;

23.	the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers and/or the trustee since the prior distribution date;
24.	the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicer and/or the trustee since the prior distribution date;
25.	a loan by loan listing of any mortgage loan which was defeased during the related collection period;
26.	a loan by loan listing of any material modification, extension or waiver of a mortgage loan;
27.

a loan by loan listing of any material breach of the representations and warranties given with respect to mortgage loan by the applicable loan seller, as provided by a master servicer or the depositor;

28.	the amounts of any excess liquidation proceeds held in the certificate administrator’s account designated for such excess liquidation proceeds; and
29.	the amount of the distribution on the distribution date to the holders of the class R certificates.

Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicer. The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

Book-Entry Certificates. See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator’s or that master servicer’s, as the case may be, reports available to holders and beneficial owners of the series 2007-PWR18 certificates each month via the certificate administrator’s and/or that master servicer’s internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities Association investor reporting package formats, available to holders and beneficial owners of the series 2007-PWR18 certificates via the certificate administrator’s internet website. In addition, the certificate administrator will make available on its website (initially located at “www.ctslink.com”) any reports on Forms 10-D, 10-K and 8-K and any amendment to those reports that have been filed by the certificate administrator with respect to the trust through the EDGAR system as soon as reasonably practicable after such report has been filed. For assistance with the certificate administrator’s internet website, holders and beneficial owners of the series 2007-PWR18 certificates may call 866-846-4526.

The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party’s internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2007-PWR18 pooling and servicing agreement.

Other Information. The series 2007-PWR18 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2007-PWR18 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2007-PWR18 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things) the mortgage files for the pooled mortgage loans; the series 2007-PWR18 pooling and servicing agreement and any amendments thereof; the Non-Trust Servicing Agreement and any amendments thereof that are received by the trustee or the certificate administrator; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer’s certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above and under “Information Available Electronically” above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder, beneficial owner or prospective purchaser of a series 2007-PWR18 certificate and will keep confidential any of the information that has not been filed with the SEC.

The trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the “Commission”) regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name “Bear Stearns Commercial Mortgage Securities Trust 2007-PWR18.” Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

Voting Rights

99.0% of the voting rights will be allocated to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated between the holders of the class X-1 certificates, on the one hand, and the holders of the class X-2 certificates on the other, in proportion to the respective total notional amounts of those classes; and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2007-PWR18 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Delivery, Form and Denomination

General. We intend to deliver the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J and AJ-A certificates in minimum denominations of $25,000. Investments in excess of those minimum denominations may be made in multiples of $1.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form—

•

all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•

all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC’s procedures.

The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank as operator of The Euroclear System, in Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled “Description of the Certificates—Book-Entry Registration and Definitive Certificates”. The following paragraphs provide information with respect to Clearstream and Euroclear.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

The information in this prospectus supplement concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

Matters Regarding the Certificate Administrator, the Tax Administrator and the Trustee

The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00063% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The certificate administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00035% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The sum of the rates at which the trustee fee and the certificate administrator fee accrue will be equal to 0.00098% per annum. The trustee fee and certificate administrator fee are payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

The holders of series 2007-PWR18 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, the special servicer, us and the trustee.

The trust fund will indemnify the certificate administrator, the tax administrator, the trustee and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the series 2007-PWR18 pooling and servicing agreement, the mortgage loans or the series 2007-PWR18 certificates, other than those resulting from the breach of their respective representations and warranties or covenants, negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator or the trustee, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator or the trustee, as applicable.

None of the certificate administrator, the tax administrator or the trustee shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the series 2007-PWR18 pooling and servicing agreement. None of the certificate administrator, the tax administrator or the trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR18 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Eligibility of the Trustee”, “ —Duties of the Trustee”, “—Regarding the Fees, Indemnities and Powers of the Trustee” and “—Resignation and Removal of the Trustee” will apply to the certificate administrator and the tax administrator.

Amendment of the Series 2007-PWR18 Pooling and Servicing Agreement

The circumstances under which the series 2007-PWR18 pooling and servicing agreement may be amended are described in the accompanying prospectus under “Description of the Pooling and Servicing Agreements—Amendment”. However, notwithstanding that description:

•

no such amendment may significantly change the activities of the trust without the consent of the holders of series 2007-PWR18 certificates entitled to not less than 51% of the series 2007-PWR18 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

•	no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder’s consent;
•

the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2007-PWR18 certificate can also be evidenced by written confirmation from each of the Rating Agencies that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

•

amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial Accounting Standards Board (or any successor thereto) as in effect from time to time;

•	amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;
•

no such amendment may adversely affect the status of the applicable grantor trust in which the class V or R certificates evidence interests, without the consent of 100% of the holders of that class of certificates; and

•	amendments with certificateholder consent require the consent of the holders of series 2007-PWR18 certificates entitled to not less than 51% of all of the series 2007-PWR18 voting rights.

Termination of the Series 2007-PWR18 Pooling and Servicing Agreement

The obligations created by the series 2007-PWR18 pooling and servicing agreement will terminate following the earlier of—

1.	the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,
2.

the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of certificateholders of the series 2007-PWR18 controlling class, PAR as a master servicer, WFB as a master servicer or the special servicer, in that order of preference, and

3.	the exchange by any single holder of all the series 2007-PWR18 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

Written notice of termination of the series 2007-PWR18 pooling and servicing agreement will be given to each series 2007-PWR18 certificateholder. The final distribution to the registered holder of each series 2007-PWR18 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

The right of the series 2007-PWR18 controlling class certificateholders, each master servicer and the special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that—

•	the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,
•

within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2007-PWR18 pooling and servicing agreement of its election to do so,

•

if more than one holder or group of holders of the series 2007-PWR18 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2007-PWR18 controlling class, and

•

if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

Any purchase by any single holder or group of holders of the series 2007-PWR18 controlling class, a master servicer, the two master servicers together or the special servicer of all the pooled mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

•	the sum of—
1.	the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, and
2.

the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee (or, in the case of any REO Property related to any Mortgage Loan Group, the value of the trust fund’s interest therein); minus

•

solely in the case of a purchase by a master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-PWR18 pooling and servicing agreement.

The purchase will result in early retirement of the then outstanding series 2007-PWR18 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-PWR18 certificateholders, will constitute part of the Available Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-PWR18 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single holder of all of the series 2007-PWR18 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2007-PWR18 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2007-PWR18 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2007-PWR18 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee and their respective agents under the series 2007-PWR18 pooling and servicing agreement. No such exchange may occur until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J and K certificates is reduced to zero.

Each of the GGP Portfolio Non-Pooled Subordinate Noteholder, the Aviata Apartments Non-Pooled Subordinate Noteholder, the HRC Portfolio 3 Non-Pooled Subordinate Noteholder, the HRC Portfolio 1 Non-Pooled Subordinate Noteholder, the HRC Portfolio 2 Non-Pooled Subordinate Noteholder and the Circuit City San Rafael Non-Pooled Subordinate Noteholder has the option to purchase the related pooled mortgage loan at the related purchase price specified in the related intercreditor agreement for that mortgage loan in connection with any termination of the 2007-PWR18 pooling and servicing agreement. See “Description of the Mortgage Pool — Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures”. Each of these purchase options is senior to the other rights to purchase or exchange the pooled mortgage loans described above.

Evidence as to Compliance

Each master servicer, the special servicer, each primary servicer and the certificate administrator is required, under the pooling and servicing agreement (and each Additional Servicer will be required under its subservicing agreement) to deliver annually to the trustee, the certificate administrator and the depositor on or before the date specified in the series 2007-PWR18 pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the series 2007-PWR18 pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, each master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any pooled mortgage loan), each primary servicer, the certificate administrator and the trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, each Servicing Function Participant (other than another such party to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship on or before the Issue Date with respect to the pooled mortgage loans and (b) cause, each Servicing Function Participant (other than another such party (other than itself) to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship after the Issue Date with respect to the pooled mortgage loans, to furnish, each at its own expense), annually, to the trustee, the certificate administrator and the depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
•

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

•

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Notwithstanding the foregoing, with respect to each year in respect of which the Trust is not required to file reports with the Commission under the Securities Exchange Act of 1934, as amended, each master servicer, each primary servicer (but only with the consent of the applicable master servicer) and the special servicer will be entitled at its option, in lieu of delivering or causing to be delivered an Assessment of Compliance and an Attestation Report otherwise described above, to cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that—

•

the firm has obtained a letter of representation regarding certain matters from the management of such master servicer or such primary servicer, as the case may be, which includes an assertion that such master servicer or such primary servicer, as the case may be, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

•

on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers.

Yield and Maturity Considerations

Yield Considerations

General. The yield on any offered certificate will depend on—

•	the price at which that certificate is purchased by an investor, and
•	the rate, timing and amount of distributions on that certificate.

The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

•	the pass-through rate for that certificate,
•

the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

•

the rate and timing of reimbursements made to the master servicers, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

•

the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the “Footnotes to Appendix B & Appendix C” for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.

With respect to any class of certificates with a pass-through rate based upon, equal to or limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of a class of certificates with a pass-through rate based upon or equal to the Weighted Average Pool Pass-Through Rate, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents” in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect—

•	the amount of distributions on your offered certificates,
•	the yield to maturity of your offered certificates,
•	the rate of principal distributions on your offered certificates, and
•	the weighted average life of your offered certificates.

Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

If—

•

you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total distributions on, or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

In addition, if the applicable master servicer, the special servicer or the trustee reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2007-PWR18 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2007-PWR18 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2007-PWR18 certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2007-PWR18 certificates on the related distribution date.

The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the certificates. As a result, the principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A, AM-A and AJ-A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class A-1A, AM-A and AJ-A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. In certain scenarios, (a) the holders of the class A-M or A-J certificates may receive distributions of principal received on the pooled mortgage loans in loan group 1 prior to the retirement of the class A-1A certificates, which would have the effect of (among other things) reducing the credit support thereafter available for the class A-1A certificates, and (b) the holders of the class AM-A or AJ-A certificates may receive distributions of principal received on the pooled mortgage loans in loan group 2 prior to the retirement of the class A-1, A-2, A-3, A-AB or A-4 certificates, which would have the effect of (among other things) reducing the credit support thereafter available for the class A-1, A-2, A-3, A-AB and/or A-4 certificates. Investors should take the foregoing statements into account when reviewing this “Yield and Maturity Considerations” section.

Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

•	prevailing interest rates;
•	the terms of the mortgage loans, including—
1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums;
2.	due-on-sale and due-on-encumbrance provisions;
3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal; and
4.	amortization terms that require balloon payments;
•	the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;
•	the quality of management of the mortgaged properties;
•	the servicing of the mortgage loans;
•	possible changes in tax laws; and
•	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool” and “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement” in this prospectus supplement and “Risk Factors” and “Servicing of the Mortgage Loans” in the accompanying prospectus.

The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

Neither we nor any of the underwriters makes any representation regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;
•	the relative importance of those factors;
•	the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or
•	the overall rate of prepayment or default on the pooled mortgage loans.

Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life

For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of December 27, 2007 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any offered certificate is determined by:

•	multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;
•	summing the results; and
•	dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate. Because principal distributions on the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates will generally be based on principal collections and advances on loan group 1, the weighted average lives of those classes of certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. Because principal distributions on the class A-1A, AM-A and AJ-A certificates will generally be based on principal collections and advances on loan group 2, the weighted average lives of those classes of certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2.

The tables set forth below show, with respect to each class of offered certificates with principal balances,

•	the weighted average life of that class, and
•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

Percent of Initial Certificate Balance Outstanding for the

Class A-1 Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
December 2008	92%	92%	92%	92%	92%
December 2009	82%	82%	82%	82%	82%
December 2010	66%	66%	66%	66%	66%
December 2011	46%	46%	46%	46%	46%
December 2012 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	3.4	3.4	3.4	3.3	3.3

Percent of Initial Certificate Balance Outstanding for the

Class A-2 Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	54%	51%	48%	43%	0%
December 2013 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.9	4.9	4.9	4.9	4.8

Percent of Initial Certificate Balance Outstanding for the

Class A-3 Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	6.6	6.5	6.5	6.5	6.3

Percent of Initial Certificate Balance Outstanding for the

Class A-AB Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	87%	87%	87%	87%	87%
December 2014	72%	72%	72%	72%	72%
December 2015	28%	28%	28%	28%	28%
December 2016 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.4	7.4	7.4	7.4	7.3

Percent of Initial Certificate Balance Outstanding for the

Class A-4 Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	98%	98%	98%	98%	98%
December 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.7	9.6	9.6	9.6	9.5

Percent of Initial Certificate Balance Outstanding for the

Class A-1A Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	99%	99%	99%	99%	99%
December 2010	99%	99%	99%	99%	99%
December 2011	98%	98%	98%	98%	98%
December 2012	89%	89%	89%	89%	89%
December 2013	80%	80%	80%	80%	80%
December 2014	60%	60%	60%	60%	60%
December 2015	59%	59%	59%	59%	59%
December 2016	54%	54%	54%	54%	54%
December 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	8.1	8.1	8.1	8.0	8.0

Percent of Initial Certificate Balance Outstanding for the

Class A-M Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.8	9.8	9.8	9.8	9.6

Percent of Initial Certificate Balance Outstanding for the

Class AM-A Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.9	9.9	9.9	9.9	9.8

Percent of Initial Certificate Balance Outstanding for the

Class A-J Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.9	9.9	9.9	9.9	9.7

Percent of Initial Certificate Balance Outstanding for the

Class AJ-A Certificates at the Respective Percentages of CPR

Distribution Date in	0%	25%	50%	75%	100%
Issue Date	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.9	9.9	9.9	9.9	9.8

Description of the Mortgage Pool

General

We intend to include the one hundred eighty-five (185) mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of $2,502,224,530. The mortgage pool will consist of two loan groups. Loan group 1 will consist of one hundred forty-six (146) mortgage loans and have an initial mortgage pool balance of $2,157,327,350. Loan group 2 will consist of thirty-nine (39) mortgage loans and have an initial mortgage pool balance of $344,897,180. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See “—Changes in Mortgage Pool Characteristics” below.

The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Appendix B to this prospectus supplement. Those cut-off date principal balances range from $682,004 to $247,302,419 and the average of those cut-off date principal balances is $13,525,538.

A description of the underwriting standards for each of Wells Fargo Bank, National Association, Bear Stearns Commercial Mortgage, Inc., Principal Commercial Funding II, LLC, Prudential Mortgage Capital Funding, LLC (and Prudential Mortgage Capital Company, LLC) and Nationwide Life Insurance Company are set forth in this prospectus supplement under “The Sponsors, Mortgage Loan Sellers and Originators— Wells Fargo Bank, National Association—Underwriting Standards”, “—Bear Stearns Commercial Mortgage, Inc.—BSCMI’s Underwriting Standards”, “—Principal Commercial Funding II, LLC—Underwriting Standards”, “—Prudential Mortgage Capital Funding, LLC—PMCC’s Underwriting Standards” and “Nationwide Life Insurance Company—Underwriting Standards”, respectively.

The pooled mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each mortgage loan seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances.

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers.

Several of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans is the DRA / Colonial Office Portfolio pooled mortgage loan, which has a cut-off date principal balance of $247,302,419 and represents 9.9% of the initial mortgage pool balance and 11.5% of the initial loan group 1 balance. The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent 39.3% of the initial mortgage pool balance. Each of these loans is described on Appendix D to this prospectus supplement.

Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers.

The mortgage pool will include fifteen (15) mortgage loans, representing 30.3% of the initial mortgage pool balance (which includes fourteen (14) mortgage loans in loan group 1 representing 34.7% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2 representing 3.3% of the initial loan group 2 balance), that are, in each such case, secured by two or more properties, and eleven (11) cross-collateralized pooled mortgage loans, which represent 2.1% of the initial mortgage pool balance (representing 1.4% of the initial loan group 1 balance and 6.8% of the initial loan group 2 balance). However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more pooled mortgage loans that—

•	are not cross-collateralized or cross-defaulted (except as indicated below), but
•	have the same or affiliated borrowers/owners, and
•	have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

Mortgage Loan/Property Portfolio Names	% of Initial Mortgage Pool Balance
Group 1:
GGP Portfolio	6.2%
Southlake Mall	2.8%
Total for Group:	9.0%
Group 2:
Solo Cup Industrial Portfolio	3.9%
AG Industrial Portfolio	1.6%
Total for Group:	5.5%

Mortgage Loan/Property Portfolio Names	% of Initial Mortgage Pool Balance
Group 3:
HRC Portfolio 3	1.1%
HRC Portfolio 1	1.1%
HRC Portfolio 2	1.0%
Total for Group:	3.2%
Group 4:
Gulf Pointe 30	1.0%
Mesquite 30	0.9%
Total for Group:	1.9%
Group 5:
Glenwood Apartments	0.7%
Raintree Apartments	0.6%
Cambridge Court Apartments	0.3%
Total for Group:	1.6%
Group 6:
Fairmont Square San Leandro	0.5%
Shady Willow Plaza	0.4%
Michael’s – Mountain View	0.2%
Total for Group:	1.1%

Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for thirty-eight (38) mortgage loans, representing 21.4% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the fifth day of each month. The mortgage loans have various grace periods. The due date or the expiration of the grace period for monthly debt service payments (other than balloon payments) may occur after the end of the collection period, but in this event the applicable master servicer will be required to advance the payment without advance interest accruing until the grace period expires. For purposes of the preceding sentences, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan. In no case does the due date for a balloon payment – or the expiration of the late payment charge grace period or the default grace period (whichever expires earlier) for that payment – occur later than the seventh day of the month, subject to notice requirements that apply in certain cases.

Mortgage Rates; Calculations of Interest. Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Appendix B to this prospectus supplement. The mortgage interest rate for each pooled mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions (if any) that are described on the “Footnotes to Appendix B & Appendix C”.

Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

Amortization Characteristics. One hundred eighty-five (185) of the mortgage loans, representing 100% of the initial mortgage pool balance (which pooled mortgage loans consist of one hundred forty-six (146) pooled mortgage loans in loan group 1, representing 100% of the initial loan group 1 balance, and thirty-nine (39) pooled mortgage loans in loan group 2, representing 100% of the initial loan group 2 balance), are balloon loans that, in each case, provides for:

•

an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date) or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

•	a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5% or more of the original mortgage loan amount.

One (1) of the pooled mortgage loans, representing 0.7% of the initial mortgage pool balance (and 0.8% of the initial loan group 1 balance), is a balloon mortgage loan that has an original amortization term that exceeds 360 months.

See Schedule I to this prospectus supplement for the amortization schedules for the pooled mortgage loans with nonstandard amortization schedules.

Seventeen (17) of the mortgage loans, representing 6.5% of the initial mortgage pool balance (and 7.5% of the initial loan group 1 balance), are “ARD” or “hyperamortizing” loans that provide material incentives (as described below) to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. We cannot assure you, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date.

One hundred-five (105) of the balloon mortgage loans (including hyperamortizing loans), representing 48.1% of the initial mortgage pool balance (which pooled mortgage loans consist of eighty (80) pooled mortgage loans in loan group 1, representing 45.6% of the initial loan group 1 balance, and twenty-five (25) pooled mortgage loans in loan group 2, representing 63.7% of the initial loan group 2 balance) provide for initial interest-only periods that expire 8 to 72 months following their respective origination dates. Eighteen (18) of the balloon mortgage loans (including hyperamortizing loans), representing 29.8% of the initial mortgage pool balance (which pooled mortgage loans consist of fourteen (14) pooled mortgage loans in loan group 1, representing 31.9% of the initial loan group 1 balance, and four (4) pooled mortgage loans in loan group 2, representing 16.8% of the initial loan group 2 balance), provide for no amortization and for interest-only payments for their entire term to maturity or anticipated repayment date.

In the case of each loan with an anticipated repayment date, the provisions providing the related borrower with an incentive to repay on that anticipated repayment date, which in each case will become effective as of that anticipated repayment date, include:

•

The accrual of interest in excess of the initial mortgage interest rate. The mortgage interest rate will generally increase by the excess of a specified yield on United States Treasury securities over the initial mortgage interest rate, a fixed number of percentage points or a sum of such excess and a fixed number of percentage points. The additional interest will generally be deferred and become payable (in some cases, with compound interest) only after the outstanding principal balance of the pooled mortgage loan is paid in full. Collections of this additional interest will be payable to the holders of the Class V certificates and will not be part of the Available Distribution Amount at any time.

•

The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

With respect to some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

•

One hundred twenty-six (126) pooled mortgage loans, representing 74.1% of the initial mortgage pool balance (which pooled mortgage loans consist of ninety-six (96) pooled mortgage loans in loan group 1, representing 74.0% of the initial loan group 1 balance, and thirty (30) pooled mortgage loans in loan group 2, representing 75.0% of the initial loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of initial issuance of the series 2007-PWR18 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of all or a portion of the mortgaged property from the lien of the mortgage.

•

Twenty-seven (27) pooled mortgage loans, representing 9.2% of the initial mortgage pool balance (which pooled mortgage loans consist of twenty-three (23) pooled mortgage loans in loan group 1, representing 7.6% of the initial loan group 1 balance, and four (4) pooled mortgage loans in loan group 2, representing 19.3% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period require that voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time).

•

Seven (7) pooled mortgage loans, representing 8.3% of the initial mortgage pool balance (which pooled mortgage loans consist of six (6) pooled mortgage loans in loan group 1, representing 9.4% of the initial loan group 1 balance, and one (1) pooled mortgage loans in loan group 2, representing 1.5% of the initial loan group 2 balance), have no lock-out period and initially require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time).

•

Twenty (20) pooled mortgage loans, representing 7.6% of the initial mortgage pool balance (which pooled mortgage loans consist of sixteen (16) pooled mortgage loans in loan group 1, representing 8.1% of the initial loan group 1 balance, and four (4) pooled mortgage loans in loan group 2, representing 4.2% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period have provisions that both (i) require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time), and (ii) after an initial period of at least two years following the date of the issuance of the series 2007-PWR18 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

•

Five (5) pooled mortgage loans, representing 0.8% of the initial mortgage pool balance (and representing 0.9% of the initial loan group 1 balance) have no lock-out period and initially require that voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time), followed by a period when the loans have provisions that both (i) require that any voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time) and (ii) only after an initial period of at least two years following the date of the issuance of the series 2007-PWR18 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See “—Partial Release; Substitutions” below.

See Appendix B to this prospectus supplement for the prepayment restrictions applicable to each pooled mortgage loan.

In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives and, in some of these cases, those performance objectives may include reaching targeted debt service coverage levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral and if the pooled mortgage loan is principally serviced and administered under the series 2007-PWR18 pooling and servicing agreement, the applicable master servicer will generally be directed in the series 2007-PWR18 pooling and servicing agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a Yield Maintenance Charge or Prepayment Premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default. See the “Footnotes to Appendix B & Appendix C” in this prospectus supplement.

In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

Under each pooled mortgage loan that provides for the payment of a Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus (b) the amount of the prepayment. In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above. In some cases, the relevant pooled mortgage loan provides for the use of a spread in determining the discount rate. In other cases, the relevant pooled mortgage loan does not provide for the use of a spread in determining the discount rate.

Partial Release; Substitutions. Some of the pooled mortgage loans or groups of cross collateralized pooled mortgage loans that are secured by two or more mortgaged properties, and some of the pooled mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the properties or parcels upon a partial prepayment or partial defeasance of the loan or group or a substitution of all or some of the mortgaged properties or parcels (in each case, subject to the satisfaction of various conditions). The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio, representing 9.9% of the initial mortgage pool balance (and 11.5% of the initial loan group 1 balance), the loan documents permit the following: (i) following the expiration of the defeasance lockout period, the release of an individual property, subject to the satisfaction of certain conditions, including: (A) partial defeasance in an amount equal to either (1) 105% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is less than or equal to 20% of the original principal balance, or (2) 110% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is greater than 20% of the original principal balance; (B) the debt service coverage ratio after the release is at least equal to 1.41x, (C) the loan-to-value ratio after the release is not greater than 79.5%, and (D) delivery of confirmation from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR18 certificates; if the debt service coverage ratio and/or loan-to-value ratio tests above would not be satisfied, the related borrowers may either (x) increase the release price to an amount which would cause the debt service coverage ratio and/or loan-to-value ratio tests to be satisfied or (y) deposit cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the loan, would cause the debt service coverage ratio and/or loan-to-value ratio tests to be satisfied; in addition, with respect to individual properties located in Florida or Alabama, in lieu of a release of lien, the note and related loan rights, as severed in an amount equal to the release price otherwise payable, can be assigned to any non-borrower affiliated party designated by borrower; (ii) at any time, the portion of the individual property located at 950 Market Promenade Avenue, Lake Mary, Florida (the ‘‘Colonial Town Park Property’’) which contains the Ruth’s Chris restaurant (the “Ruth’s Chris Property”) may be released, subject to the satisfaction of certain conditions, including: (A) Borrower’s paying to the lender an amount equal to the sum of (1) the greater of (a) the net proceeds for the sale of the Ruth’s Chris Property and (b) $2,160,000, and (2) any additional amount which would be required to purchase defeasance securities to partially defease the amount of the loan being prepaid, (B) a legal subdivision is completed between the Ruth’s Chris Property and the remainder of the Colonial Town Park Property, and (C) if requested by lender, delivery of written confirmation from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR18 certificates; (iii) upon the request of all borrowers, severance of borrower(s)’ obligations permitted (such that new loans are created equal to original allocated loan amounts of new loan properties, and collateral is likewise apportioned), subject to certain conditions, including (A) aggregate original allocated loan amounts (A-1, A-2 and A-3 Notes) of all new loan properties shall not exceed $44,116,711 (or $55,643,044 if first severance occurs after making of future advance); (B) debt service coverage ratio for remaining (i.e., non-new loan properties) properties is at least 1.41x, and debt service coverage ratio for new loan properties is at least 1.20x; (C) loan-to-value ratio for remaining properties is not greater than 79.5%, and loan-to-value ratio for new loan properties is not greater than 75%; (D) delivery of “no downgrade” confirmation from applicable rating agencies; and (iv) collateral substitution to effect release of up to 50% of the individual properties comprising the mortgaged properties, subject to certain conditions, including (A) the loan-to-value ratio following the substitution is not greater than 79.5%, (B) the debt service coverage ratio following the release is equal to or greater than 1.41x, (C) the sum of the allocated loan amount of the individual property plus the allocated loan amounts of all other individual properties which have previously been substituted does not exceed 50% of the original principal balance of the loan, and (D) if requested by lender, delivery of written confirmation from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR18 certificates and any other securities secured by the DRA / Colonial Office Portfolio Loan Group.

In the case of the multiple-parcel pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as GGP Portfolio, representing 6.2% of the initial mortgage pool balance (and 7.2% of the initial loan group 1 balance), the related borrower is entitled to obtain the release of an individual parcel through partial defeasance (at any time when defeasance is otherwise permitted under the pooled mortgage loan), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of a portion of the pooled mortgage loan in an amount equal to 125% of the allocated loan amount for that parcel; (ii) after giving effect to any such release, the remaining property has a loan-to-value ratio (calculated based on the undefeased portion of the mortgage loan and the related non-pooled subordinate loan) of not greater than the lesser of 59.3% or the loan-to-value ratio immediately preceding the date of the partial defeasance (without giving effect to the release of the property subject to the partial defeasance); (iii) after giving effect to the release, the debt service coverage ratio (based on the undefeased portion of the mortgage loan and the related non-pooled subordinate loan) for the remaining property is at least equal to the greater of 1.74x and the debt service coverage ratio for the 12 calendar months preceding the defeasance (without giving effect to the release of the property subject to the partial defeasance) and (iv) the lender receives a written confirmation that the defeasance will not result in a downgrade withdrawal or qualification of the ratings assigned to the series 2007-PWR18 Certificates. The related borrower is also entitled to substitute a comparable property for one of the parcels comprising the mortgaged property, for one time only subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) the replacement property must be a retail property and must be of like quality and of reasonably equivalent value to the release parcel; (ii) after giving effect to the substitution, the loan-to-value ratio (calculated based on the pooled mortgage loan and the related non-pooled subordinate loan) for the pooled mortgage loan must not be greater than 56.5%; (iii) after giving effect to the substitution, the debt service coverage ratio (calculated based on the pooled mortgage loan and the related non-pooled subordinate loan) for the pooled mortgage loan is not less than 1.83x; (iv) the lender receives written confirmation from the Rating Agencies that the substitution will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR18 certificates; and (v) the substitution is approved by the related Non-Pooled Subordinate Noteholder.

In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Solo Cup Industrial Portfolio, representing 3.9% of the initial mortgage pool balance (and 4.5% of the initial loan group 1 balance), the related borrower is entitled to obtain the release of one or more of those mortgaged properties in connection with a partial prepayment at any time, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) prepayment of 125% of the allocated loan amount for the mortgaged property to be released and any applicable yield maintenance premium; (ii) after giving effect to any such release, the remaining property has a loan-to-value ratio of not greater than 75%; (iii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged properties is at least equal to the greater of 1.25x (based on a loan constant equal to the greater of the actual constant or 7.33%) and the debt service coverage ratio immediately upon the previous release, if any; and (iv) after giving effect to such release, the sole individual property then remaining is not the 4444 West Ledbetter, Dallas, TX property. In addition, the related borrower may at any time substitute another comparable property of like kind and quality acquired by the borrower for one of those mortgaged properties, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) no event of default has occurred and is continuing; (ii) the fair market value of the replacement property is not less than the fair market value of the release property as of the date immediately preceding the substitution; and (iii) the lender has received confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the ratings assigned to the series 2007-PWR18 certificates and any other securities secured by the Solo Cup Industrial Portfolio Loan Group.

In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as RRI Hotel Portfolio, representing 3.1% of the initial mortgage pool balance (and 3.6% of the initial loan group 1 balance), the related borrower is entitled to obtain the release of an individual mortgaged property through prepayment or partial defeasance, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (1) any prepayment or partial defeasance may occur after the earlier of the date occurring (a) three years after the origination date of the RRI Hotel Portfolio Loan Group or (b) two years after the securitization of all loans comprising the RRI Hotel Portfolio Loan Group; (2) prepayment or partial defeasance is in an amount equal to or greater than the adjusted release price of the individual property to be released (the “RRI Released Property”), which price is the greater of (a) 115% of the allocated loan amount and (b) an amount which would result in a debt-yield immediately after the proposed release of the RRI Released Property to be equal to or greater than (i) the release debt-yield (which is the product of 9.73% multiplied by a fraction, the numerator of which is the sum of (A) the allocated loan amounts and (B) the mezzanine allocated loan amounts of the individual properties comprising the RRI Hotel Portfolio, including the RRI Released Property, and the denominator of which is the sum of (A) the then current amortized allocated loan amounts and (B) the then current amortized mezzanine allocated loan amounts of all of the individual properties comprising the RRI Hotel Portfolio, including the RRI Released Property (the “Release Debt Yield”)) and (ii) the debt-yield (which is determined by dividing the net operating income of the individual properties comprising the RRI Hotel Portfolio for the immediately preceding twelve month period, less certain deductions specified in the related mortgage loan documents, by the outstanding principal balances of the RRI Hotel Portfolio Loan Group and the related mezzanine loan (the “Debt-Yield”)) as of the date immediately preceding the release of the RRI Released Property); (3) in connection with a prepayment made before June 1, 2017, payment of an amount equal to the prepayment penalty or yield maintenance charge with respect to the principal amount prepaid; (4) following the release, the debt service coverage ratio for the remaining properties comprising the RRI Hotel Portfolio (the “RRI Remaining Properties”) is equal to or exceeds the greater of (i) the debt service coverage ratio in effect as of the origination date and (ii) the debt service coverage ratio for the RRI Remaining Properties for the twelve full calendar months immediately preceding the release of the RRI Release Property; (5) following the release, the Debt-Yield for the RRI Remaining Properties is not less than the greater of: (i) the Release Debt-Yield and (ii) the Debt-Yield as calculated by lender as of the date immediately preceding the release of the RRI Released Property; (6) the adjusted release price paid to lender in connection with the release of the RRI Released Property is applied pro rata and pari passu to the reduction of the outstanding principal balances of note A-1, note A-2A, A-2B and note A-3 of the RRI Hotel Portfolio Loan Group; (7) concurrently with the prepayment or partial defeasance of the adjusted release price, the related mezzanine borrower makes a partial prepayment of the related mezzanine loan equal to the related mezzanine adjusted release price applicable to the RRI Released Property, together with any related interest, fees, prepayment premiums or other amounts payable under the related mezzanine loan documents in connection with such prepayment, including, interest which would have accrued on the outstanding principal balance of the related mezzanine loan through the next payment date pursuant to the related mezzanine loan documents; and (8) in connection with a partial defeasance, the borrower will deliver rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2007-PWR18 certificates. In addition, on any date that is two years after the securitization date of all loans comprising the RRI Hotel Portfolio Loan Group, the borrower is entitled to substitute any one or more of the mortgaged properties (the “RRI Substituted Property”) with another hotel property of like kind, quality and cash flow (the “RRI Substitute Property”), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) not more than fifteen of the mortgaged properties may be the subject of a substitution (individually or in the aggregate); (ii) the fair market value of the RRI Substitute Property is not less than one hundred percent of the greater of (a) the fair market value of the RRI Substituted Property as of the origination date and (b) the fair market value of the RRI Substituted Property as of the date immediately preceding the substitution; (iii) after giving effect to the substitution, the debt service coverage ratio is not less than the greater of: (a) the debt service coverage ratio for the RRI Hotel Portfolio as of the origination date and (b) the debt service coverage ratio for the RRI Hotel Portfolio as of the date immediately preceding the substitution; (iv) after giving effect to the substitution, the Debt-Yield is not less than the greater of: (a) the Debt-Yield as of the origination date and (b) the Debt-Yield as of the date immediately preceding the substitution; (v) the net operating income for the RRI Substitute Property for the twelve month period immediately preceding the substitution is greater than 100% of the net operating income for the RRI Substituted Property for the twelve month period immediately preceding the substitution; and (vi) the lender must receive rating agency confirmation that the substitution would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2007-PWR18 certificates and any other securities secured by the RRI Hotel Portfolio Loan Group.

In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Southlake Mall, representing approximately 2.8% of the initial mortgage pool balance (and 3.2% of the initial loan group 1 balance), the related loan documents permit the borrower to obtain the release of one or more parcels or outparcels (including a parcel acquired after the origination date) that are proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged property, without payment of a release price, upon satisfaction of certain conditions, including, among others, that (i) the borrower delivers to the lender satisfactory evidence indicating that the parcel is not necessary for the borrower’s operation or use of the related mortgaged property for its then current use and may be readily separated from the mortgaged property without a material diminution in the value of the mortgaged property; (ii) the parcel is vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily relocatable or surface parking areas; and (iii) the lender receives confirmation from each rating agency that the release of such parcel will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the series 2007-PWR18 certificates; provided that the foregoing conditions will not apply to the unimproved parcel to be deeded to the City of Morrow or to any parcel that was acquired after the origination date. In addition, the related loan documents permit the borrower to obtain a release of one or more parcels or outparcels by substituting another parcel, provided that certain conditions in the related loan documents are satisfied, including that (i) the portion to be released must be vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily relocatable or surface parking areas, and (ii) simultaneously with the substitution, the borrower acquires a replacement parcel that is reasonably equivalent in value to the portion to be released and is located at or adjacent to the mortgaged property.

In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as AG Industrial Portfolio, representing 1.6% of the initial mortgage pool balance (and 1.8% of the initial loan group 1 balance), the borrower may obtain the release of one or more of those mortgaged properties through partial prepayment if (i) more than fifty percent (50%) of that mortgaged property is taken through a condemnation or eminent domain proceeding or damaged by a casualty and (ii) the lease with Sunny Delight Beverages Co. is terminated as to that mortgaged property in connection with the proceeding or the casualty. Any such partial prepayment requires prepayment of a portion of the pooled mortgage loan in an amount equal to the allocated loan amount for that mortgaged property ($14,451,958 for Sunny Delight - 1230 North Tustin Avenue, $8,254,518 for Sunny Delight - 7000 LaGrange Boulevard and $16,443,524 for Sunny Delight - 10 Corn Road). The related borrower is not required to pay any prepayment consideration in connection with such a partial prepayment.

In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Mesquite 30, representing 0.9% of the initial mortgage pool balance (and 1.0% of the initial loan group 1 balance), at any time, the related borrower may obtain a release of an unimproved portion of the mortgaged property used for parking (the “Substituted Property”) by substituting other property of like kind and quality acquired by the borrower that is contiguous with the remaining property (individually, a “Substitute Property” and collectively, the “Substituted Properties”), subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) lender has received an appraisal of the mortgaged property reflecting values for the mortgaged property before and after the proposed substitution, dated no more than sixty (60) days prior to the substitution date, by an appraiser acceptable to the Rating Agencies; (ii) the fair market value of the mortgaged property after the substitution is not less than the greater of (A) the fair market value of the mortgaged property as at origination and (B) the fair market value of the mortgaged property as of the date immediately preceding the substitution, which determination will be made by the lender based on the appraisals delivered pursuant to clause (i) above; (iii) the lender must have received confirmation in writing by each of the Rating Agencies to the effect that the substitution will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR18 certificates; (iv) at the time of such substitution, there exists no event of default under the loan documents; and (v) lender has received a Phase I environmental report acceptable to lender and, if recommended under the Phase I environmental report, a Phase II environmental report acceptable to lender, which concludes that the Substitute Property does not contain any hazardous materials and is not subject to any risk of contamination from any off-site hazardous materials.

In the case of the group of cross-collateralized pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Camelot Acres, Pheasant Ridge and Independence Hill, representing 0.9% of the initial mortgage pool balance (and 6.8% of the initial loan group 2 balance), the related borrowers are entitled to obtain a termination of the cross-collateralization provisions and severance of borrowers’ obligations, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) after giving effect to the termination and severance, each property has a loan-to-value ratio of not greater than 80%; and (iii) after giving effect to the termination and severance, the debt service coverage ratio for each mortgaged property is at least equal to 1.25x.

In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Gulf Pointe 30, representing 1.0% of the initial mortgage pool balance (and 1.2% of the initial loan group 1 balance), at any time, the related borrower may obtain a release of an unimproved portion of the mortgaged property used for parking (the “Substituted Property”) by substituting other property of like kind and quality acquired by the borrower that is contiguous with the remaining property (individually, a “Substitute Property” and collectively, the “Substituted Properties”), subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) lender has received an appraisal of the mortgaged property reflecting values for the mortgaged property before and after the proposed substitution, dated no more than sixty (60) days prior to the substitution date, by an appraiser acceptable to the Rating Agencies; (ii) the fair market value of the mortgaged property after the substitution is not less than the greater of (A) the fair market value of the mortgaged property as at origination and (B) the fair market value of the mortgaged property as of the date immediately preceding the substitution, which determination will be made by the lender based on the appraisals delivered pursuant to clause (i) above; (iii) the lender must have received confirmation in writing by each of the Rating Agencies to the effect that the substitution will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR18 certificates; (iv) at the time of such substitution, there exists no event of default under the loan documents; and (v) lender has received a Phase I environmental report acceptable to lender and, if recommended under the Phase I environmental report, a Phase II environmental report acceptable to lender, which concludes that the Substitute Property does not contain any hazardous materials and is not subject to any risk of contamination from any off-site hazardous materials.

In the case of the multi-property pooled mortgage loan secured by the mortgaged property collectively identified on Appendix B to this prospectus supplement as Sentinel and Blossom Business Centers, representing 0.9% of the initial mortgage pool balance (and 1.0% of the initial loan group 1 balance), the related borrower is entitled to a release of one or more of those mortgaged properties in connection with a partial defeasance at any time two years after the Issue Date, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of a portion of the pooled mortgage loan in an amount equal to 125% of the allocated loan amount for that mortgaged property; (ii) after giving effect to the release, the remaining property has a loan-to-value ratio of not greater than 75%; and (iii) after giving effect to the release, the debt service coverage ratio for the mortgaged properties is equal to the greater of (a) 1.15x and (b) the debt service coverage ratio immediately prior to the release calculated based upon the greater of the actual debt service constant or 7.43% as determined by the lender in its sole discretion, provided that the debt service coverage test will be deemed satisfied if the debt service coverage ratio is greater than 1.50x.

In the case of the group of cross-collateralized pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Rite Aid – Salem, Rite Aid - New Philadelphia, Rite Aid Portfolio - Flatwoods and Rite Aid Portfolio - New Salisbury, representing 0.6% of the initial mortgage pool balance (and 0.7% of the initial loan group 1 balance), the related borrowers are entitled to obtain a termination of the cross-collateralization provisions and a release of any one or more of those mortgaged properties through partial defeasance at any time two years after the Issue Date, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of a portion of the aggregate indebtedness in an amount equal to 100% of the allocated loan amount for that mortgaged property; (ii) after giving effect to the release, the remaining property has a loan-to-value ratio not in excess of the lesser of the loan-to-value of the properties prior to the release and 80%; and (iii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged properties is at least equal to the greater of the debt service coverage ratio immediately prior to the release and 1.35x; and (iv) the borrower must escrow an additional amount with the lender equal to 10% (in the case of Rite Aid – Salem, Rite Aid - New Philadelphia and Rite Aid Portfolio - New Salisbury) or 15% (in the case of Rite Aid Portfolio- Flatwoods) of the allocated loan amount for the property being defeased.

In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Mountain City Industrial Portfolio, representing 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the related borrower is entitled to a release of one of those mortgaged properties in connection with a partial defeasance (after the expiration of the prepayment lock-out period), subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of a portion of the pooled mortgage loan in an amount equal to 120% of the allocated loan amount for that mortgaged property; (ii) after giving effect to the release, the remaining property has a loan-to-value ratio of not greater than 56.7%; (iii) after giving effect to the release, the debt service coverage ratio for the pooled mortgage loan is not less than 1.30x; and (iv) the lender receives written confirmation from the Rating Agencies that such release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR18 certificates. In addition, the related borrower is entitled to substitute another real property for one of those mortgaged properties, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) after giving effect to the substitution, the loan-to-value ratio for the pooled mortgage loan is not greater than 56.7%; (ii) the appraised value of the replacement property is not less than the appraised value of the release property; (iii) the replacement property is similar in use, condition, quality and lease terms to the release property; (iv) after giving effect to the substitution, the debt service coverage ratio for the pooled mortgage loan is not less than 1.30x; and (v) the lender receives written confirmation from the Rating Agencies that the substitution will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR18 certificates.

In the case of the group of cross-collateralized pooled mortgage loans secured by the real property identified on Appendix B to this prospectus supplement as North 92nd Street Portfolio A1 - Building A and North 92nd Street Portfolio A2 - Building B, representing 0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), we present those properties as if they were separate “mortgaged properties” (with both properties securing the related pooled mortgage loans on a cross-collateralized basis) but those properties currently together constitute a single parcel of real estate that is subject to a single mortgage instrument securing both those pooled mortgage loans. In the case of these pooled mortgage loans, the related borrower is entitled to obtain a release of one of those “mortgaged properties” through partial defeasance (at any time when defeasance is otherwise permitted under the pooled mortgage loans), resulting in a termination of the cross-collateralization provision, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of the related pooled mortgage loan; (ii) the borrower has caused the satisfaction of the conditions to the release of the occupancy reserve established under the terms of that pooled mortgage loan; and (iii) the lender receives written confirmation from the Rating Agencies that the release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR18 certificates. In addition, in the event of a sale of one of those “mortgaged properties” (the “Assumed Property”) to an unrelated third party in an arm’s-length transaction, the related pooled mortgage loan may be assumed by the buyer of the Assumed Property upon satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) prior to the release, the borrower has caused the single parcel of real estate to be subdivided into two separate tax parcels consisting of the North 92nd Street Portfolio A1 - Building A and the North 92nd Street Portfolio A2 - Building B; (ii) the cross-collateralization and cross-default provisions are terminated, and each of the pooled mortgage loans is secured solely by the related “mortgaged property”; and (iii) the borrower has caused the satisfaction of the conditions to the leasing reserve and the replacement reserve established under the terms of the pooled mortgage loans.

In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as BGK Portfolio, representing 0.2% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the related borrower is entitled to obtain a release of the mortgaged property identified as 5528 Eubank through partial defeasance (at any time when defeasance is otherwise permitted under the pooled mortgage loan), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of a portion of the pooled mortgage loan in an amount equal to 125% of the allocated loan amount for that mortgaged property; (ii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged property is at least equal to 1.20x, provided, that the borrower may defease a portion of the related pooled mortgage loan in an amount sufficient to satisfy the related debt service coverage ratio test; and (iii) the lender receives written confirmation from the Rating Agencies that such release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR18 certificates.

In the case of the group of cross-collateralized pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Lincoln Center and Lincoln Retail Center, representing 0.2% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the related borrowers are entitled to obtain a termination of the cross-collateralization provisions and severance of borrowers’ obligations, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) after giving effect to the termination and severance property has a loan-to-value ratio of not greater than 80%; and (iii) after giving effect to termination and severance, the debt service coverage ratio for each mortgaged property is at least equal to 1.20x.

In the case of the multiple-parcel pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Shoppes at Lee Road, representing 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the related borrower is entitled at any time on or after the second anniversary of the Issue Date to obtain a release of any of the related parcels through partial prepayment in connection with a sale of the parcel to an unaffiliated third party, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) prepayment of a portion of the pooled mortgage loan in an amount equal to 120% of the allocated loan amount for that parcel (together with applicable prepayment consideration on the portion of the prepayment representing 100% of the allocated loan amount); (ii) after giving effect to any such release, the remaining property has a loan-to-value ratio of not greater than 75%; and (iii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged property is at least equal to 1.25x (based on a 30-year amortization schedule).

In the case of the multiple-parcel pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Shoppes at the Exchange, representing 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), the related borrower is entitled at any time on or after November 1, 2009, to obtain a release of either of the two related parcels in connection with a partial prepayment, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) payment of a release price equal to 110% of the allocated loan amount for that parcel (together with applicable prepayment consideration) or any greater amount that is necessary to satisfy the loan-to-value ratio and debt service coverage ratio conditions described below; (ii) after giving effect to any such release, the remaining property has a loan-to-value ratio of not greater than 75%; and (iii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged property is at least equal to 1.30x.

In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as ARC/GF Retail Portfolio, representing 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), the related borrower is entitled to obtain a release of any one or more of those mortgaged properties through partial defeasance at any time after the second anniversary of the Issue Date, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of a portion of the pooled mortgage loan in an amount equal to 125% of the allocated loan amount for that mortgaged property; (ii) after giving effect to any such release, the remaining property has a loan-to-value ratio of not greater than 65%; and (iii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged properties is at least equal to the greater of 1.54x and the debt serviced coverage ratio immediately prior to the release.

In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Church’s- Prichard & Saraland Portfolio, representing less than 0.1% of the initial mortgage pool balance (and less than 0.1% of the initial loan group 1 balance), the related borrower is entitled to substitute another real property for one of those mortgaged properties, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others (i) after giving effect to the substitution, the loan-to-value ratio for the pooled mortgage loan is not greater than 68.5%; (ii) after giving effect to the substitution, the debt service coverage ratio for the pooled mortgage loan is not less than 1.32x, (iii) the replacement property having equal or better market characteristics and locational attributes (including submarket strength and size, population and accessibility) than the release property; and (iv) the replacement property being in equal or better physical condition than the release property, and (v) the replacement property being unimproved other than as a restaurant that has a quality and size, and value and income ratios similar to building at the release property.

Furthermore, certain pooled mortgage loans permit the release or substitution of specified air rights, parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

Non-Recourse Obligations.

The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower’s obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, any private mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.

The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR18 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the special servicer as additional servicing compensation, and certain other conditions.

In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

The applicable master servicer or the special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2007-PWR18 pooling and servicing agreement.

Encumbered and Other Interests.

In the case of three hundred (300) of the mortgaged properties, representing security for 93.2% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of two hundred sixty (260) pooled mortgage loans in loan group 1, representing 92.2% of the initial loan group 1 balance, and forty (40) pooled mortgage loans in loan group 2, representing 100.0% of the initial loan group 2 balance), the borrower’s interest in the related mortgaged property consists of a fee interest (and we consider the borrower’s interest in a mortgaged property to be a fee interest if (i) the borrower’s interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage). In the case of five (5) of the mortgaged properties, representing security for 5.0% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of five (5) pooled mortgage loans in loan group 1, representing 5.8% of the initial loan group 1 balance), the borrower’s interest in the related mortgaged property consists of a leasehold interest. In the case of four (4) of the mortgaged properties, representing security for 1.7% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of four (4) pooled mortgage loans in loan group 1, representing 2.0% of the initial loan group 1 balance), the borrower’s interest in the related mortgaged property consists of a fee interest in a portion of the mortgaged property and a leasehold interest in another portion of the mortgaged property. See “Risk Factors—Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” in this prospectus supplement

Pari Passu, Subordinate and/or Other Financing.

Split Loan Structures

For convenience of reference solely in this “—Split Loan Structures” subsection, we present information regarding split loan structures in order of the applicable pooled mortgage loans being sold to us by Wells Fargo Bank, BSCMI, PCFII and PMCF, in that order.

WFB Mortgage Loan Group

The DRA / Colonial Office Portfolio Loan Group

General. The DRA / Colonial Office Portfolio Pooled Mortgage Loan (which represents 9.9% of the initial mortgage pool balance and 11.5% of the initial loan group 1 balance) and the DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loans have the same borrower and are secured by the same mortgage instrument encumbering the DRA / Colonial Office Portfolio Mortgaged Properties. The DRA / Colonial Office Portfolio Pooled Mortgage Loan and the DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loans are pari passu in right of payment with each other. The DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loans are not assets of the trust. The DRA / Colonial Office Portfolio Pooled Mortgage Loan is designated “Promissory Note A-3”. The DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loan designated “Promissory Note A-1” has an original principal balance of $247,302,419 and the DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loan designated “Promissory Note A-2” has an original principal balance of $247,302,419. Each DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loan has the same interest rate and the same maturity date as the DRA / Colonial Office Portfolio Pooled Mortgage Loan. The DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loan designated “Promissory Note A-1” is currently held by the trust fund established in connection with the Merrill Lynch Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 securitization transaction. The DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loan designated “Promissory Note A-2” is currently held by the trust fund established in connection with the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR17 securitization transaction.

DRA / Colonial Office Portfolio Intercreditor Agreement. The trust as the holder of the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the holders of the DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loans are bound by the DRA / Colonial Office Portfolio Intercreditor Agreement, which provides, among other things, that the DRA / Colonial Office Portfolio Loan Group will be principally serviced and administered under the MLMT 2007-C1 Pooling and Servicing Agreement. The applicable master servicer under that agreement is Wells Fargo Bank, National Association, the special servicer under that agreement is Centerline Servicing Inc. The servicing arrangements under the MLMT 2007-C1 Pooling and Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2007-PWR18 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made under “—Other Intercreditor and Servicing Provisions Related to the DRA / Colonial Office Portfolio Loan Group” below. See “—Other Intercreditor and Servicing Provisions Related to the DRA / Colonial Office Portfolio Loan Group” below for a discussion of various intercreditor and servicing provisions related to the DRA / Colonial Office Portfolio Loan Group.

Application of Funds. Under the terms of the DRA / Colonial Office Portfolio Intercreditor Agreement, any payment (whether of principal or interest or prepayment under the DRA / Colonial Office Portfolio Loan Group, or any proceeds relating to the DRA / Colonial Office Portfolio Mortgaged Property), net of all amounts that are then due, payable or reimbursable to any servicer pursuant to the MLMT 2007-C1 Pooling and Servicing Agreement for servicing compensation, advances and/or interest on advances (among other things) will be applied to the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

Other Intercreditor and Servicing Provisions Related to the DRA / Colonial Office Portfolio Loan Group. In the case of the DRA / Colonial Office Portfolio Loan Group, the collective arrangements evidenced by the applicable Mortgage Loan Group Intercreditor Agreement, the MLMT 2007-C1 Pooling and Servicing Agreement and the series 2007-PWR18 pooling and servicing agreement generally provide as follows:

•

The seller of the applicable Non-Pooled Pari Passu Companion Loan to the MLMT 2007-C1 trust fund has agreed for the benefit of that trust fund to deliver the related mortgage loan documents and instruments to the MLMT 2007-C1 Trustee, but the related pooled mortgage loan seller under this series 2007-PWR18 transaction must nonetheless cause the original mortgage note for the applicable Non-Trust-Serviced Pooled Mortgage Loan to be delivered to the series 2007-PWR18 trustee.

•

The mortgage loans that form the applicable Non-Trust-Serviced Mortgage Loan Group are to be serviced and administered under the Non-Trust Servicing Agreement under a general servicing standard that is substantially similar to the Servicing Standard under the series 2007-PWR18 pooling and servicing agreement. The MLMT 2007-C1 Master Servicer and the MLMT 2007-C1 Special Servicer under the Non-Trust Servicing Agreement will have the sole and exclusive authority to take various servicing actions (including a modification of a monetary term, foreclosure, acceptance of substitute or additional collateral, waiver of a “due-on-sale” or “due-on-encumbrance” clause, approval of additional indebtedness (if lender approval is required), renewal or replacement of insurance policies (if lender approval is required) and the sale of REO property for less than the aggregate amount due under the loan group), subject to any rights of the respective holders of the related mortgage loans or representatives on their behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the applicable Non-Trust-Serviced Mortgage Loan Group.

•

The MLMT 2007-C1 Master Servicer is required to make remittances of payments received on the applicable Non-Trust-Serviced Pooled Mortgage Loan monthly on the second business day following the due date in each month or, in connection with any late payment of a scheduled monthly payment or any principal prepayment, the business day following the MLMT 2007-C1 Master Servicer’s receipt of such late payment or prepayment. The master servicing fee and other scheduled administrative fees payable under the applicable Non-Trust Servicing Agreement are calculated at an aggregate rate of 0.02% per annum on an Actual/360 Basis.

•

The applicable master servicer and the trustee under the series 2007-PWR18 pooling and servicing agreement will have no obligation or authority to make servicing advances with respect to the applicable Non-Trust-Serviced Mortgage Loan Group. Subject to various servicing-related provisions of the applicable Mortgage Loan Group Intercreditor Agreement and the MLMT 2007-C1 Pooling and Servicing Agreement, one or more parties to the MLMT 2007-C1 Pooling and Servicing Agreement will be responsible for making servicing advances with respect to the applicable Non-Trust-Serviced Mortgage Loan Group.

•

Any such servicing advances, together with interest accrued thereon at a rate generally equal to the Prime lending rate, and any expenses similar to Additional Trust Fund Expenses, will generally be payable or reimbursable from proceeds of the applicable Non-Trust-Serviced Mortgage Loan Group prior to the allocation of those proceeds to make payments on the loans in the applicable Non-Trust-Serviced Mortgage Loan Group, as described above under “—Application of Funds”. Under the applicable Mortgage Loan Group Intercreditor Agreement, if the MLMT 2007-C1 Master Servicer (or the MLMT 2007-C1 Trustee) determines that a servicing advance it made with respect to the applicable Non-Trust-Serviced Mortgage Loan Group or the related mortgaged properties is nonrecoverable, or if expenses similar to Additional Trust Fund Expenses arise in connection with the applicable Non-Trust-Serviced Mortgage Loan Group, and the funds received with respect to the applicable Non-Trust-Serviced Mortgage Loan Group are insufficient to cover such servicing advances or expenses, each holder of a loan in the applicable Non-Trust-Serviced Mortgage Loan Group must reimburse its proportionate share of the advance or expense. In the case of the applicable Non-Trust-Serviced Pooled Mortgage Loan, that reimbursement will be paid from general collections on or in respect of the series 2007-PWR18 trust fund.

•

None of the parties to the MLMT 2007-C1 Pooling and Servicing Agreement will be required to make advances of delinquent monthly debt service payments on the applicable Non-Trust-Serviced Pooled Mortgage Loan. The series 2007-PWR18 pooling and servicing agreement will require the applicable master servicer thereunder to make advances of delinquent monthly debt service payments on the applicable Non-Trust-Serviced Pooled Mortgage Loan as described generally under “Description of the Certificates—Advances of Delinquent Monthly Debt Service Payments” unless such applicable master servicer, after receiving the necessary information from the MLMT 2007-C1 Master Servicer, has determined that such advance would not be recoverable from collections on the applicable Non-Trust-Serviced Pooled Mortgage Loan. In addition, the obligation of the applicable master servicer under the series 2007-PWR18 pooling and servicing agreement to provide information and collections with respect to the applicable Non-Trust-Serviced Pooled Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the MLMT 2007-C1 Master Servicer or the MLMT 2007-C1 Special Servicer.

•

The MLMT 2007-C1 Special Servicer will have duties to prepare asset status reports and obtain the approval of a representative of the holder(s) of a majority of the “controlling class” under the MLMT 2007-C1 Pooling and Servicing Agreement regarding certain servicing matters that are similar to the Material Actions under provisions that are similar to those described in this prospectus supplement with respect to pooled mortgage loans other than the Non-Trust-Serviced Pooled Mortgage Loans (see “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—The Series 2007-PWR18 Controlling Class Representative—Rights and Powers of Controlling Class Representative”).

•

In addition to the provisions described in the preceding bullet, the MLMT 2007-C1 Special Servicer will be required under the MLMT 2007-C1 Pooling and Servicing Agreement to consult with (but will not be required to obtain the approval of and may reject the advice of) the trust as the holder of the applicable Non-Trust-Serviced Pooled Mortgage Loan (among other persons, if applicable) regarding certain servicing matters related to the applicable Non-Trust-Serviced Mortgage Loan Group, which servicing matters are generally similar to the Material Actions.

•

Notwithstanding the approval and/or consultation rights granted to any holder of a loan in the applicable Non-Trust-Serviced Mortgage Loan Group, no advice, direction or objection from or by such person may (and the applicable servicing party under the MLMT 2007-C1 Pooling and Servicing Agreement is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit that applicable servicing party to violate any provision of the related Mortgage Loan Group Intercreditor Agreement or the MLMT 2007-C1 Pooling and Servicing Agreement (including that party’s obligation to act in accordance with the general servicing standard thereunder), the related mortgage loan documents or applicable law or violate the REMIC or grantor trust provisions of the Internal Revenue Code.

•

The mortgage loans that form the applicable Non-Trust-Serviced Mortgage Loan Group will become specially serviced mortgage loans if specified events occur with respect to any of those mortgage loans, which events are substantially similar to the Servicing Transfer Events. If the applicable Non-Trust-Serviced Mortgage Loan Group becomes specially serviced, the MLMT 2007-C1 Special Servicer will be entitled to

(among other things) special servicing fees, workout fees and/or liquidation fees with respect to the applicable Non-Trust-Serviced Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2007-PWR18 pooling and servicing agreement with respect to other pooled mortgage loans.

•

The holder(s) of a majority of the “controlling class” under the MLMT 2007-C1 Pooling and Servicing Agreement generally has the right to replace the MLMT 2007-C1 Special Servicer (with or without cause) but is required (among other conditions) to consult with the trust as the holder of the applicable Non-Trust-Serviced Pooled Mortgage Loan in connection with the replacement.

•

The series 2007-PWR18 pooling and servicing agreement will provide that any consultation rights granted to the trust as the holder of the applicable Non-Trust-Serviced Pooled Mortgage Loan as described above will generally be exercisable by the series 2007-PWR18 controlling class representative.

•

In general, the respective parties to the MLMT 2007-C1 Pooling and Servicing Agreement (and the series 2007-C1 controlling class representative) have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-PWR18 pooling and servicing agreement (and the series 2007-PWR18 controlling class representative).

•

The respective parties to the series 2007-PWR18 pooling and servicing agreement will have no obligation or authority to supervise the respective parties to the MLMT 2007-C1 Pooling and Servicing Agreement (but this will not relieve of them of liabilities they may otherwise have in their capacities as parties to the MLMT 2007-C1 Pooling and Servicing Agreement if they are also parties to such agreement).

Sale of Defaulted Mortgage Loan. The holder of the largest percentage of the “controlling class” under the MLMT 2007-C1 Pooling and Servicing Agreement and the MLMT 2007-C1 Special Servicer each has an assignable option to purchase the applicable Non-Pooled Pari Passu Companion Loan held by the MLMT 2007-C1 trust fund (but not the applicable Non-Trust-Serviced Pooled Mortgage Loan or, if applicable, any other related Non-Pooled Pari Passu Companion Loan) for a price generally equal to the fair value determined by the MLMT 2007-C1 Special Servicer under provisions and circumstances similar to those that apply to fair value determinations under the series 2007-PWR18 pooling and servicing agreement (see “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Fair Value Purchase Option”). Following any notice or report by the MLMT 2007-C1 Master Servicer to the applicable series 2007-PWR18 master servicer to the effect that an event similar to an Appraisal Trigger Event has occurred with respect to the applicable Non-Trust-Serviced Mortgage Loan Group for purposes of the MLMT 2007-C1 Pooling and Servicing Agreement, the series 2007-PWR18 special servicer, but only at its own election or upon the direction of the series 2007-PWR18 controlling class representative, will be required to determine the fair value of the applicable Non-Trust-Serviced Pooled Mortgage Loan and that controlling class representative and the special servicer will each have an assignable option to purchase the applicable Non-Trust-Serviced Pooled Mortgage Loan for that fair value (see “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Fair Value Purchase Option”).

BSCMI Mortgage Loan Groups

The RRI Hotel Portfolio Loan Group

General. The RRI Hotel Portfolio Pooled Mortgage Loan (which represents 3.1% of the initial mortgage pool balance and 3.6% of the initial loan group 1 balance) and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans have the same borrower and are secured by the same mortgage instrument encumbering the RRI Hotel Portfolio Mortgaged Properties. The RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans are pari passu in right of payment with the RRI Hotel Portfolio Pooled Mortgage Loan. The RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans are not assets of the trust. Each of the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans has the same interest rate and the same maturity date as the RRI Hotel Portfolio Pooled Mortgage Loan. The RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loan designated “Promissory Note A-1” is held by the trust fund established in connection with the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR17 securitization transaction. The RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans designated “Promissory Note A-2B and

Promissory Note A-3” are currently held by Bear Stearns Commercial Mortgage, Inc., one of the mortgage loan sellers, or an affiliate. These latter RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans or portions thereof may be included in a future securitization and may be sold or further divided at any time (subject to compliance with the terms of the related Mortgage Loan Group Intercreditor Agreement).

Intercreditor Agreement. The intercreditor agreement (the “RRI Hotel Portfolio Intercreditor Agreement”) between the holder of the RRI Hotel Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Noteholders provides, among other things, that for so long as the RRI Hotel Portfolio Pooled Mortgage Loan or any of the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans is included in a commercial mortgage securitization, the applicable Non-Trust Master Servicer or Non-Trust Special Servicer is obligated to administer the RRI Hotel Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans consistent with the terms of the RRI Hotel Portfolio Intercreditor Agreement and the pooling and servicing agreement for the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR17 securitization transaction.

Application of Funds. The RRI Hotel Portfolio Intercreditor Agreement provides that:

•

the RRI Hotel Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the RRI Hotel Portfolio Pooled Mortgage Loan and/or the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans (in each case, subject to the rights of the BSCMSI Series 2007-PWR17 Master Servicer, the BSCMSI 2007-PWR17 Special Servicer and the BSCMSI 2007-PWR17 Trustee (and the rights of the applicable master servicer, special servicer and the trustee under the series 2007-PWR18 pooling and servicing agreement, the rights of the applicable master servicer, special servicer and the trustee under any other pooling and servicing agreement relating to the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans and the rights of any other service providers with respect to the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans) to payments and reimbursements pursuant to and in accordance with the terms of the BSCMSI 2007-PWR17 Pooling and Servicing Agreement) will be applied to the RRI Hotel Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances.

Servicing. The BSCMSI 2007-PWR17 Special Servicer will have duties to prepare asset status reports and obtain the approval of a representative of the holder(s) of a majority of the “controlling class” under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement regarding certain servicing matters that are similar to the Material Actions under provisions that are similar to those described in this prospectus supplement with respect to pooled mortgage loans other than the applicable Non-Trust-Serviced Pooled Mortgage Loan (see “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—The Series 2007-PWR18 Controlling Class Representative—Rights and Powers of Controlling Class Representative”). Each of the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Noteholders, or its representative, has the right to consult with the BSCMSI 2007-PWR17 Master Servicer or the BSCMSI 2007-PWR17 Special Servicer, as applicable, in respect of certain matters related to the RRI Hotel Portfolio Loan Group and the RRI Hotel Portfolio Mortgaged Properties. Each of the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Noteholder or its representative will have an opportunity to review any of these proposed actions to be taken by the BSCMSI 2007-PWR17 Master Servicer or the BSCMSI 2007-PWR17 Special Servicer, as applicable, which servicer is required to give such RRI Hotel Portfolio Non-Pooled Pari Passu Companion Noteholder, or its representative, prompt notice of any determination by the applicable master servicer or special servicer to take any such action. However, neither the BSCMSI 2007-PWR17 Master Servicer or the BSCMSI 2007-PWR17 Special Servicer, as applicable, will be obligated to act upon the direction, advice or objection of such RRI Hotel Portfolio Non-Pooled Pari Passu Companion Noteholder, or its representative, in connection with any such proposed action. The series 2007-PWR18 pooling and servicing agreement will provide that the above-described rights of the trust will be exercisable by the series 2007-PWR18 controlling class representative.

If the series 2007-PWR18 controlling class representative and each RRI Hotel Portfolio Non-Pooled Pari Passu Companion Noteholder (or its representative) are not able to agree on a course of action that satisfies the “servicing standard” under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender’s approval is required) after receipt of a request for consent to any action by the BSCMSI 2007-PWR17 Master Servicer or the BSCMSI 2007-PWR17 Special Servicer, as applicable, the series 2007-PWR17 controlling class representative will be entitled to direct the BSCMSI 2007-PWR17 Master Servicer or the BSCMSI 2007-PWR17 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the BSCMSI 2007-PWR17 Pooling and Servicing Agreement (including that such action does not violate the “servicing standard” or another provision of the BSCMSI 2007-PWR17 Pooling and Servicing Agreement or any applicable REMIC provisions of the Internal Revenue Code), and the BSCMSI 2007-PWR17 Master Servicer or the BSCMSI 2007-PWR17 Special Servicer, as applicable, will be required to implement the course of action in accordance with that “servicing standard”.

Sale of Defaulted Mortgage Loan. The holder(s) of a majority of the “controlling class” under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement and the BSCMSI 2007-PWR17 Special Servicer each has an assignable option to purchase the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loan held by the BSCMSI 2007-PWR17 trust fund (but not the RRI Hotel Portfolio Pooled Mortgage Loan) for a price generally equal to the fair value determined by the BSCMSI 2007-PWR17 Special Servicer under provisions similar to those that apply to fair value determinations under the series 2007-PWR18 pooling and servicing agreement and under circumstances similar to the ones described in this prospectus supplement (see “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Fair Value Purchase Option”). Under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement, if the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loan held by the BSCMSI 2007-PWR17 trust fund is subject to a fair value purchase option under those provisions, the BSCMSI 2007-PWR17 Special Servicer will be required to determine the purchase price for the RRI Hotel Portfolio Pooled Mortgage Loan. Each option holder specified in “—Fair Value Purchase Option” in this prospectus supplement will have an option to purchase the RRI Hotel Portfolio Pooled Mortgage Loan from the series 2007-PWR18 trust, at the purchase price determined by the BSCMSI 2007-PWR17 Special Servicer under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement.

Nonrecoverability Determinations. The applicable master servicer for the RRI Hotel Portfolio Pooled Mortgage Loan and each comparable party with respect to the securitization of each RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loan pursuant to which rated securities have been or are subsequently issued may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes. If such master servicer or comparable party makes a determination that a debt service advance on its respective RRI Hotel Portfolio mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective RRI Hotel Portfolio mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance.

Other Intercreditor and Servicing Provisions Related to the RRI Hotel Portfolio Loan Group. The collective arrangements evidenced by the RRI Hotel Portfolio Intercreditor Agreement, the BSCMSI 2007-PWR17 Pooling and Servicing Agreement and the series 2007-PWR18 pooling and servicing agreement generally further provide as follows:

•

The seller of the applicable RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loan to the BSCMSI 2007-PWR17 trust fund has agreed for the benefit of that trust fund to deliver the related mortgage loan documents and instruments to the BSCMSI 2007-PWR17 Trustee, but the related pooled mortgage loan seller under this series 2007-PWR18 transaction must nonetheless cause the original mortgage note for the RRI Hotel Portfolio Pooled Mortgage Loan to be delivered to the series 2007-PWR18 trustee.

•

The mortgage loans that form the RRI Hotel Portfolio Loan Group are to be serviced and administered under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement under a general servicing standard that is substantially similar to the Servicing Standard under the series 2007-PWR18 pooling and servicing agreement.

•

The BSCMSI 2007-PWR17 Master Servicer is required to make remittances of payments received on the RRI Hotel Portfolio Pooled Mortgage Loan on the first business day following its receipt of those payments. The master servicing fee and other scheduled administrative fees payable under the applicable Non-Trust Servicing Agreement are calculated at an aggregate rate of 0.01% per annum on an Actual/360 Basis.

•

The applicable master servicer and the trustee under the series 2007-PWR18 pooling and servicing agreement will have no obligation or authority to make servicing advances with respect to the RRI Hotel Portfolio Loan Group. Subject to various servicing-related provisions of the RRI Hotel Portfolio Intercreditor Agreement and the BSCMSI 2007-PWR17 Pooling and Servicing Agreement, one or more parties to the BSCMSI 2007-PWR17 Pooling and Servicing Agreement will be responsible for making servicing advances with respect to the RRI Hotel Portfolio Loan Group.

•

Any such servicing advances, together with interest accrued thereon at a rate generally equal to the Prime lending rate, and any expenses similar to Additional Trust Fund Expenses, will generally be payable or reimbursable from proceeds of the RRI Hotel Portfolio Loan Group prior to the allocation of those proceeds to make payments on the loans in the in the RRI Hotel Portfolio Loan Group, as described above under “—Application of Funds”. Under the RRI Hotel Portfolio Intercreditor Agreement, if the BSCMSI 2007-PWR17 Master Servicer (or the BSCMSI 2007-PWR17 Special Servicer or the BSCMSI 2007-PWR17 Trustee) determines that a servicing advance it made with respect to the RRI Hotel Portfolio Loan Group or the related mortgaged property is nonrecoverable, or if expenses similar to Additional Trust Fund Expenses arise in connection with the RRI Hotel Portfolio Loan Group, and the funds received with respect to the RRI Hotel Portfolio Loan Group are insufficient to cover such servicing advances or expenses, each holder of a loan in the RRI Hotel Portfolio Loan Group must reimburse its proportionate share of the advance or expense. In the case of the RRI Hotel Portfolio Pooled Mortgage Loan, that reimbursement will be paid from general collections of the series 2007-PWR18 trust fund.

•

None of the parties to the BSCMSI 2007-PWR17 Pooling and Servicing Agreement will be required to make advances of delinquent monthly debt service payments on the RRI Hotel Portfolio Pooled Mortgage Loan. The series 2007-PWR18 pooling and servicing agreement will require the applicable master servicer thereunder to make advances of delinquent monthly debt service payments on the RRI Hotel Portfolio Pooled Mortgage Loan as described generally under “Description of the Certificates—Advances of Delinquent Monthly Debt Service Payments” unless such applicable master servicer, after receiving the necessary information from the BSCMSI 2007-PWR17 Master Servicer, has determined that such advance would not be recoverable from collections on the RRI Hotel Portfolio Pooled Mortgage Loan. In addition, the obligation of the applicable master servicer under the series 2007-PWR18 pooling and servicing agreement to provide information and collections with respect to the RRI Hotel Portfolio Pooled Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the BSCMSI 2007-PWR17 Master Servicer or the BSCMSI 2007-PWR17 Special Servicer.

•

The mortgage loans that form the RRI Hotel Portfolio Loan Group will become specially serviced mortgage loans if specified events occur with respect to any of those mortgage loans, which events are substantially similar to the Servicing Transfer Events. If the RRI Hotel Portfolio Loan Group becomes specially serviced, the BSCMSI 2007-PWR17 Special Servicer will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the RRI Hotel Portfolio Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2007-PWR18 pooling and servicing agreement with respect to other pooled mortgage loans.

•

The representative of the holder of a majority of the “controlling class” under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement generally has the right to replace the BSCMSI 2007-PWR17 Special Servicer (with or without cause) as the special servicer for the RRI Hotel Portfolio Loan Group, after consultation with the holder of the RRI Hotel Portfolio Pooled Mortgage Loan (which for this purpose will be the series 2007-PWR18 controlling class representative), but conditions to a replacement include (among other things) delivery of confirmation from each of S&P, Fitch and DBRS to the effect that the replacement will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR18 certificates.

•

In general, the respective parties to the BSCMSI 2007-PWR17 Pooling and Servicing Agreement (and the series 2007-PWR17 controlling class representative) have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-PWR18 pooling and servicing agreement (and the series 2007-PWR18 controlling class representative).

•

The respective parties to the series 2007-PWR18 pooling and servicing agreement will have no obligation or authority to supervise the respective parties to the BSCMSI 2007-PWR17 Pooling and Servicing Agreement (but this will not relieve of them of liabilities they may otherwise have in their capacities as parties to the BSCMSI 2007-PWR17 Pooling and Servicing Agreement).

The Circuit City San Rafael Loan Group

The Circuit City San Rafael Pooled Mortgage Loan (which represents 0.3% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance) and the Circuit City San Rafael Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the Circuit City San Rafael Mortgaged Properties. The Circuit City San Rafael Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR18 pooling and servicing agreement. The Circuit City San Rafael Non-Pooled Subordinate Loan has an original principal balance of $1,600,000, an interest rate equal to 5.824% and the same maturity date as the Circuit City San Rafael Pooled Mortgage Loan.

Set forth below is a general description of the rights granted to the Circuit City San Rafael Non-Pooled Subordinate Loan Noteholder pursuant to the collective arrangements evidenced by the Circuit City San Rafael Intercreditor Agreement and the series 2007-PWR18 pooling and servicing agreement.

An intercreditor agreement (the “Circuit City San Rafael Intercreditor Agreement”) between the holders of the Circuit City San Rafael Pooled Mortgage Loan and the Circuit City San Rafael Non-Pooled Subordinate Loan (the “Circuit City San Rafael Pooled Mortgage Noteholder” and the “Circuit City San Rafael Non-Pooled Subordinate Noteholder”, respectively) sets forth the rights of such noteholders. The Circuit City San Rafael Intercreditor Agreement generally provides that the mortgage loans that comprise the Circuit City San Rafael Loan Group will be serviced and administered pursuant to the series 2007-PWR18 pooling and servicing agreement. The Circuit City San Rafael Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Circuit City San Rafael Loan Group will be allocated first to the Circuit City San Rafael Non-Pooled Subordinate Loan and then to the Circuit City San Rafael Pooled Mortgage Loan.

Application of Funds. For so long as there exists and is continuing with respect to the Circuit City San Rafael Mortgage Loan Group (i) a monetary event of default or (ii) any material non-monetary event of default (unless the Circuit City San Rafael Non-Pooled Subordinate Noteholder has cured such default), the Circuit City San Rafael Intercreditor Agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the Circuit City San Rafael Mortgage Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full) payable on the Circuit City San Rafael Pooled Mortgage Loan prior to paying interest or principal to the holder of the Circuit City San Rafael Non-Pooled Subordinate Loan. Prior to such an event of default (or if such an event of default exists but the Circuit City San Rafael Non-Pooled Subordinate Noteholder has cured that event of default), such amounts (with the same exclusions) will generally be applied to pay first, accrued and unpaid interest (other than Default Interest) and then, principal then due (and principal prepayments) on the Circuit City San Rafael Pooled Mortgage Loan and on the Circuit City San Rafael Non-Pooled Subordinate Loan on a pro rata basis according to the respective outstanding principal balances of those loans.

Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the Circuit City San Rafael Loan Group, resulting in a monetary event of default, the Circuit City San Rafael Non-Pooled Subordinate Noteholder will have the right to cure such monetary event of default, but may cure no more than four consecutive monetary events of default. The Circuit City San Rafael Non-Pooled Subordinate Noteholder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing, pursuant to the terms of the Circuit City San Rafael Intercreditor Agreement, the Circuit City San Rafael Non-Pooled Subordinate Noteholder will not be permitted to effect more than 6 cure periods over the loan term.

Purchase Option.  In the event that the Circuit City San Rafael Loan Group becomes a specially serviced mortgage loan (as to which an event of default has occurred and is continuing), the Circuit City San Rafael Non-Pooled Subordinate Noteholder will have an option to purchase the Circuit City San Rafael Pooled Mortgage Loan (as a part of the Circuit City San Rafael Loan Group) from the trust fund at a price generally equal to the unpaid principal balance of the Circuit City San Rafael Pooled Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Circuit City San Rafael Pooled Mortgage Loan, all related unreimbursed servicing advances together with accrued and unpaid interest on all advances and any recovered costs not previously reimbursed to the Circuit City San Rafael Pooled Mortgage Noteholder.

Approval and Consultation Rights. Except under the circumstances described below in this “—Approval and Consultation Rights” section, the special servicer will be required to obtain the prior approval of the Circuit City San Rafael Non-Pooled Subordinate Noteholder prior to taking any Material Action (which approval may be deemed given under the circumstances contemplated by the related intercreditor agreement); provided, that in the event that the special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the series 2007-PWR18 certificateholders and the Circuit City San Rafael Non-Pooled Subordinate Noteholder (as a collective whole), the special servicer may take any such action without waiting for the response of the Circuit City San Rafael Non-Pooled Subordinate Noteholder. In addition, the special servicer will not be obligated to seek approval from the Circuit City San Rafael Non-Pooled Subordinate Noteholder for any actions to be taken by it if: (i) the special servicer notified the Circuit City San Rafael Non-Pooled Subordinate Noteholder in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of the Circuit City San Rafael Loan Group; and (ii) for 60 days following the first such notice, the Circuit City San Rafael Non-Pooled Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

If and for so long as any Circuit City San Rafael Change of Control Event exists, then the Circuit City San Rafael Non-Pooled Subordinate Noteholder will not have the rights and powers described above in this “—Approval and Consultation Rights” section, and the special servicer will not be required to consult with or seek the consent of the Circuit City San Rafael Non-Pooled Subordinate Noteholder with respect to any Material Action related to the Circuit City San Rafael Loan Group. Instead, the series 2007-PWR18 controlling class representative will have such rights and the special servicer will be required to consult with or seek the consent of the series 2007-PWR18 controlling class representative with respect to any Material Action related to the Circuit City San Rafael Loan Group.

Notwithstanding the foregoing, no advice, direction or objection given or made by the Circuit City San Rafael Non-Pooled Subordinate Noteholder or the series 2007-PWR18 controlling class representative, as contemplated by the preceding paragraphs, may, and the special servicer is to ignore any advice, direction or objection so given that in its reasonable good faith judgment would:

•          require or cause the special servicer to violate applicable law, the terms of the Circuit City San Rafael Loan Group or the Circuit City San Rafael Intercreditor Agreement or any other provision of the series 2007-PWR18 pooling and servicing agreement, including provisions relating to the REMIC provisions of the Code or a party’s obligation to act in accordance with the Servicing Standard; or

•          expose any participant or party to the series 2007-PWR18 pooling and servicing agreement or their affiliates, officers, directors, employees or agents to any claim, suit or liability; or

•          materially expand the scope of the special servicer’s responsibilities under the series 2007-PWR18 pooling and servicing agreement.

The initial Circuit City San Rafael Non-Pooled Subordinate Noteholder will be an affiliate of the depositor, the related sponsor and mortgage loan seller.

The Circuit City San Rafael Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2007-PWR18 certificateholders. It has no obligations to the series 2007-PWR18 certificateholders and may act solely in its own interests. No series 2007-PWR18 certificateholder may take any action against the Circuit City San Rafael Non-Pooled Subordinate Noteholder for acting solely in its own interests.

PCFII Mortgage Loan Groups

The Pooled Mortgage Loan included in each PCFII Mortgage Loan Group and the related Non-Pooled Subordinate Loan have the same borrowers and are secured by the same mortgage instruments encumbering the related mortgaged property. None of those Non-Pooled Subordinate Loans will be assets of the trust, but each of those Non-Pooled Subordinate Loans and the respective related pooled mortgage loans will be serviced pursuant to the series 2007-PWR18 pooling and servicing agreement for the benefit of the holders thereof collectively. The GGP Portfolio Non-Pooled Subordinate Loan has an original principal balance of $40,000,000 and an interest rate of 5.60% per annum. The Aviata Apartments Non-Pooled Subordinate Loan has an original principal balance of $500,000 and an interest rate of 6.58% per annum. Each of those Non-Pooled Subordinate Loans has the same maturity date as (but a different mortgage interest rate than) the related pooled mortgage loan. Each of the Non-Pooled Subordinate Loans is currently held by an affiliate of the related mortgage loan seller.

Pursuant to the terms of the applicable Mortgage Loan Group Intercreditor Agreement, the holder of each of the PCFII Non-Pooled Subordinate Loans has the right to direct the applicable master servicer and the special servicer with respect to various servicing matters (including substitution or release of any of the related mortgaged properties) affecting the applicable Mortgage Loan Group as described under “— PCFII Non-Pooled Subordinate Noteholders.” In addition, the holder of each of the PCFII Non-Pooled Subordinate Loans has the right (i) to replace the special servicer for the applicable Mortgage Loan Group under the conditions described under “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Replacement of The Special Servicer” and (ii) whether or not a PCFII Change of Control Event has occurred, (a) to cure a monetary event of default within 10 days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods; (b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the PCFII Pooled Mortgage Loan (in whole but not in part) if an event of default under the related Mortgage Loan Group has occurred and such Mortgage Loan Group becomes specially serviced. See “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Replacement of The Special Servicer” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures—PCFII Mortgage Loan Groups —PCFII Non-Pooled Subordinate Noteholders” in this prospectus supplement.

If a monetary event of default (as to which the applicable Non-Pooled Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing with respect to a pooled mortgage loan in a PCFII Mortgage Loan Group, or a material non-monetary event of default (as to which the applicable Non-Pooled Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing at a time when the related pooled mortgage loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest and principal and certain other amounts described in the related Mortgage Loan Group Intercreditor Agreement on the related pooled mortgage loan until the related pooled mortgage loan is paid in full, prior to paying interest or principal to the holder of the applicable Non-Pooled Subordinate Loan. At all other times, amounts received and other collections with respect to the applicable Mortgage Loan Group will generally be applied, first, to pay accrued and unpaid interest (other than Default Interest) and principal then due on the related pooled mortgage loan, and any principal prepayment allocable to the pooled mortgage loan under the related mortgage loan documents, and, then, to pay accrued and unpaid interest (other than Default Interest) and principal then due on the related Non-Pooled Subordinate Loan, and any principal prepayments allocable to the related Non-Pooled Subordinate Loan under the related mortgage loan documents.

PCFII Non-Pooled Subordinate Noteholders. With respect to each PCFII Mortgage Loan Group, except under the circumstances described below, neither the applicable master servicer nor the special servicer will be permitted to take (or, in the case of the special servicer, if and when appropriate, to consent to the applicable master servicer’s taking), at any time (whether or not an event of default under the applicable PCFII Mortgage Loan Group documents has occurred) any Material Action (but only if the special servicer is required to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action ), unless the applicable master servicer or special servicer has notified the related Non-Pooled Subordinate Noteholder of such proposed action in writing, and that Non-Pooled Subordinate Noteholder has not objected in writing within 10 business days (or in the case of the Aviata Apartments Loan Group, 5 business days if such loan is not specially serviced) following that Non-Pooled Subordinate Noteholder’s having been notified and provided with all information that such Non-Pooled Subordinate Noteholder reasonably requests with respect to the proposed action; provided that, in the event that the applicable master servicer or special servicer determines that immediate action is necessary to protect the interests of the certificateholders and the applicable related Non-Pooled Subordinate Noteholder (as a collective whole), the applicable master servicer or special servicer may take (or, in the case of the special servicer, may consent to the master servicer’s taking) any such action without waiting for the related Non-Pooled Subordinate Noteholder’s response.

Notwithstanding the foregoing, no advice, direction or objection given or made by the applicable Non-Pooled Subordinate Noteholder for a PCFII Mortgage Loan Group may, and the applicable master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment:

•

would require, cause or permit such servicer to violate applicable law, any provision of the applicable Mortgage Loan Group Intercreditor Agreement or the series 2007-PWR18 pooling and servicing agreement, including that party’s obligation to act in accordance with the Servicing Standard; or

•	result in an adverse tax consequence for the trust fund.

Furthermore, the applicable master servicer or the special servicer will not be obligated to seek approval from the applicable Non-Pooled Subordinate Noteholder for a PCFII Mortgage Loan Group for any actions to be taken by such servicer with respect to the workout or liquidation of that PCFII Mortgage Loan Group if:

•

the applicable master servicer or special servicer has, as provided in the second preceding paragraph notified the applicable Non-Pooled Subordinate Noteholder in writing of various actions that the applicable master servicer or special servicer proposes to take with respect to the workout or liquidation of the applicable PCFII Mortgage Loan Group; and

•

for 90 days following the first such notice, the applicable related Non-Pooled Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or special servicer considers to be consistent with the Servicing Standard.

Notwithstanding the foregoing, the Non-Pooled Subordinate Noteholder of any PCFII Mortgage Loan Group will not have the rights otherwise described above for so long as a PCFII Change of Control Event exists with respect to that PCFII Mortgage Loan Group.

In addition, each related Non-Pooled Subordinate Noteholder for a PCFII Mortgage Loan Group will be entitled (subject to certain terms and conditions set forth in the applicable Mortgage Loan Group Intercreditor Agreement) to cure monetary and non-monetary events of default under the applicable Mortgage Loan Group, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property. The related Non-Pooled Subordinate Noteholder may exercise such right to cure within 10 days (with respect to monetary events of default) or 30 days (with respect to non-monetary events of default) after the later of receipt of notice or the expiration of the applicable grace period. Notwithstanding the foregoing, no related Non-Pooled Subordinate Noteholder will be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the related Mortgage Loan Group is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the applicable Mortgage Loan Group Intercreditor Agreement is made, or a non-monetary default exists for which the related Non-Pooled Subordinate Noteholder (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of such Mortgage Loan Group Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the applicable master servicer or special servicer; however, such limitation will not prevent the applicable master servicer or special servicer from collecting default interest or late charges.

The applicable Non-Pooled Subordinate Noteholder for each PCFII Mortgage Loan Group will also have the option to purchase the related Pooled Mortgage Loan if an event of default under that PCFII Mortgage Loan Group occurs and that PCFII Mortgage Loan Group becomes specially serviced. With respect to the Aviata Apartments Loan Group, if and for so long as the Aviata Apartments Loan Group remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the Aviata Apartments Non-Pooled Subordinate Noteholder losing its control rights under the Aviata Apartments Intercreditor Agreement (provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the special servicer, the Aviata Apartments Non-Pooled Subordinate Noteholder may, at its option, purchase or designate another person to purchase the Aviata Apartments Pooled Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the Aviata Apartments Intercreditor Agreement, which price is generally not less than the outstanding principal balance of the Aviata Apartments Pooled Mortgage Loan and accrued and unpaid interest thereon. With respect to the GGP Portfolio Loan Group, if (a) any scheduled payment of principal and interest becomes 90 or more days delinquent, (b) the GGP Portfolio Loan Group has been accelerated, (c) the principal balance is not paid at maturity, (d) the related borrower files for bankruptcy, (e) the GGP Portfolio Loan Group shall become a specially serviced mortgage loan, or (f) any monetary or non-monetary default shall exist and the GGP Portfolio Non-Pooled Subordinate Noteholder shall have exhausted its rights to cure monetary defaults or material non-monetary events of default pursuant to the GGP Portfolio Intercreditor Agreement, then the GGP Portfolio Non-Pooled Subordinate Noteholder may, at its option, purchase the GGP Portfolio Pooled Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the GGP Portfolio Intercreditor Agreement, which price is generally not less than the outstanding principal balance of the GGP Portfolio Pooled Mortgage Loan and accrued and unpaid interest thereon. No workout fee, liquidation fee or similar fee payable to the applicable master servicer or special servicer for a PCFII Mortgage Loan Group will be payable by the related Non-Pooled Subordinate Noteholder if (i) the series 2007-PWR18 pooling and servicing agreement does not expressly provide for payment of such liquidation fees by such related Non-Pooled Subordinate Noteholder or (ii) with respect to any liquidation fee which is expressly required to be paid under the series 2007-PWR18 pooling and servicing agreement in connection with such purchase by such related Non-Pooled Subordinate Noteholder, the related Pooled Mortgage Loan is purchased within 90 days of the later of the transfer of the applicable PCFII Mortgage Loan Group to the special servicer and the receipt by such related Non-Pooled Subordinate Noteholder of written notice from the special servicer that such transfer has taken place; provided, however, with respect to the GGP Portfolio Loan Group, no liquidation fee will be payable by the GGP Portfolio Non-Pooled Subordinate Noteholder if the GGP Portfolio Pooled Mortgage Loan is purchased within 90 days of the date on which the purchase option is first effective. Furthermore, the related Non-Pooled Subordinate Noteholder will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of such related Non-Pooled Subordinate Noteholder do not apply to any REO Property related to a PCFII Mortgage Loan Group and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property. See “Description of the Mortgage Pool – Certain Characteristics of the Mortgage Pool – Pari Passu, Subordinate and/or Other Financing” in this prospectus supplement.

The initial Non-Pooled Subordinate Noteholder for each PCFII Mortgage Loan Group will be Principal Life Insurance Company or an affiliate thereof. Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for each of those Mortgage Loan Groups.

The applicable Non-Pooled Subordinate Noteholder for each PCFII Mortgage Loan Group may have relationships and interests that conflict with those of the series 2007-PWR18 certificateholders. It has no obligations to the series 2007-PWR18 certificateholders and may act solely in its own interests. No series 2007-PWR18 certificateholder may take any action against a Non-Pooled Subordinate Noteholder for acting solely in its own interests.

PMCF Mortgage Loan Groups

The Southlake Mall Loan Group

General. The Southlake Mall Pooled Mortgage Loan (which represents 2.8% of the initial mortgage pool balance and 3.2% of the initial loan group 1 balance) and the Southlake Mall Non-Pooled Pari Passu Companion Loan have the same borrower and are secured by the same mortgage instrument encumbering the Southlake Mall Mortgaged Property. The Southlake Mall Non-Pooled Pari Passu Companion Loan will be pari passu in right of payment with the Southlake Mall Pooled Mortgage Loan. The Southlake Mall Non-Pooled Pari Passu Companion Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR18 pooling and servicing agreement. The Southlake Mall Non-Pooled Pari Passu Companion Loan has an original principal balance of $30,000,000 and has the same interest rate and the same maturity date as the Southlake Mall Pooled Mortgage Loan. The Southlake Mall Non-Pooled Pari Passu Companion Loan is currently held by Prudential Mortgage Capital Funding, LLC, one of the mortgage loan sellers, or an affiliate. The Southlake Mall Non-Pooled Pari Passu Companion Loan or a portion thereof may be included in a future securitization and may be sold or further divided at any time (subject to compliance with the terms of the related Mortgage Loan Group Intercreditor Agreement). Set forth below is a general description of the rights granted to the Southlake Mall Non-Pooled Pari Passu Companion Noteholder pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series 2007-PWR18 pooling and servicing agreement.

The intercreditor agreement (the “Southlake Mall Intercreditor Agreement”) between the holder of the Southlake Mall Pooled Mortgage Loan and the Southlake Mall Non-Pooled Pari Passu Companion Noteholder provides, among other things, that for so long as either the Southlake Mall Pooled Mortgage Loan or the Southlake Mall Non-Pooled Pari Passu Companion Loan is included in a commercial mortgage securitization, the applicable master servicer or special servicer, if applicable, is obligated to administer the Southlake Mall Pooled Mortgage Loan and the Southlake Mall Non-Pooled Pari Passu Companion Loan consistent with the terms of the Southlake Mall Intercreditor Agreement and the series 2007-PWR18 pooling and servicing agreement.

Application of Funds. The Southlake Mall Intercreditor Agreement provides that:

•

the Southlake Mall Pooled Mortgage Loan and the Southlake Mall Non-Pooled Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the Southlake Mall Pooled Mortgage Loan and/or the Southlake Mall Non-Pooled Pari Passu Companion Loan (in each case, subject to the rights of the applicable master servicer, the special servicer and the trustee under the series 2007-PWR18 pooling and servicing agreement (and the master servicer, the special servicer and the trustee under any other pooling and servicing agreement relating to the Southlake Mall Non-Pooled Pari Passu Companion Loan and any other service providers with respect to the Southlake Mall Non-Pooled Pari Passu Companion Loan) to payments and reimbursements pursuant to and in accordance with the terms of the series 2007-PWR18 pooling and servicing agreement) will be applied to the Southlake Mall Pooled Mortgage Loan and the Southlake Mall Non-Pooled Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances.

Servicing. The Southlake Mall Non-Pooled Pari Passu Companion Noteholder, or its representative, has the right to consult with the applicable master servicer or special servicer, as applicable, in respect of certain matters related to the Southlake Mall Loan Group and the Southlake Mall Mortgaged Property. The Southlake Mall Non-Pooled Pari Passu Companion Noteholder or its representative will have an opportunity to review any of these proposed Material Actions to be taken by the applicable master servicer or special servicer as to which the series 2007-PWR18 controlling class representative has a consent or consultation right, which servicer is required to give the Southlake Mall Non-Pooled Pari Passu Companion Noteholder, or its representative, prompt notice of any determination by the applicable master servicer or special servicer to take any such action. However, neither the applicable master servicer nor the special servicer will be obligated to act upon the direction, advice or objection of the Southlake Mall Non-Pooled Pari Passu Companion Noteholder, or its representative, in connection with any such proposed Material Action.

If the series 2007-PWR18 controlling class representative and the Southlake Mall Non-Pooled Pari Passu Companion Noteholder (or its representative) are not able to agree on a course of action that satisfies the Servicing Standard under the series 2007-PWR18 pooling and servicing agreement within 10 business days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender’s approval is required) after receipt of a request for consent to any action by the applicable master servicer or special servicer, as applicable, the series 2007-PWR18 controlling class representative will be entitled to direct the applicable master servicer or special servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the series 2007-PWR18 pooling and servicing agreement (including that such action does not violate the Servicing Standard or another provision of the series 2007-PWR18 pooling and servicing agreement or any applicable REMIC provisions of the Internal Revenue Code), and the applicable master servicer or special servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard.

Sale of Defaulted Mortgage Loan. Under the series 2007-PWR18 pooling and servicing agreement, if the Southlake Mall Pooled Mortgage Loan is subject to a fair value purchase option, the special servicer will be required to determine the purchase price for the Southlake Mall Pooled Mortgage Loan. Each option holder specified in “—Fair Value Purchase Option” in this prospectus supplement will have an option to purchase the Southlake Mall Pooled Mortgage Loan and following any securitization of the Southlake Mall Non-Pooled Pari Passu Companion Loan, the Southlake Mall Non-Pooled Pari Passu Companion Noteholder (or its designees) will have an option to purchase the Southlake Mall Non-Pooled Pari Passu Companion Loan from the relevant securitization trust, at the purchase price determined by the special servicer under the series 2007-PWR18 pooling and servicing agreement.

Nonrecoverability Determinations. After the date (if any) when the Southlake Mall Non-Pooled Pari Passu Companion Loan has been included in another commercial mortgage securitization, the applicable master servicer for the Southlake Mall Pooled Mortgage Loan and each comparable party with respect to the securitization of the Southlake Mall Non-Pooled Pari Passu Companion Loan pursuant to which rated securities have been or are subsequently issued may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes. If such master servicer or comparable party makes a determination that a debt service advance on its respective Southlake Mall mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective Southlake Mall mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance.

The HRC Portfolio Loan Groups

The HRC Portfolio 3 Pooled Mortgage Loan (which represents 1.1% of the initial mortgage pool balance and 1.2% of the initial loan group 1 balance) and the HRC Portfolio 3 Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the HRC Portfolio 3 Mortgaged Properties. The HRC Portfolio 3 Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR18 pooling and servicing agreement. The HRC Portfolio 3 Non-Pooled Subordinate Loan has an original principal balance of $2,595,000, an interest rate equal to 10.0% and the same maturity date as the HRC Portfolio 3 Pooled Mortgage Loan.

The HRC Portfolio 1 Pooled Mortgage Loan (which represents 1.1% of the initial mortgage pool balance and 1.2% of the initial loan group 1 balance) and the HRC Portfolio 1 Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the HRC Portfolio 1 Mortgaged Properties. The HRC Portfolio 1 Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR18 pooling and servicing agreement. The HRC Portfolio 1 Non-Pooled Subordinate Loan has an original principal balance of $2,590,000, an interest rate equal to 10.0% and the same maturity date as the HRC Portfolio 1 Pooled Mortgage Loan.

The HRC Portfolio 2 Pooled Mortgage Loan (which represents 1.0% of the initial mortgage pool balance and 1.2% of the initial loan group 1 balance) and the HRC Portfolio 2 Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the HRC Portfolio 2 Mortgaged Properties. The HRC Portfolio 2 Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR18 pooling and servicing agreement. The HRC Portfolio 2 Non-Pooled Subordinate Loan has an original principal balance of $2,525,000, an interest rate equal to 10.0% and the same maturity date as the HRC Portfolio 2 Pooled Mortgage Loan.

Set forth below is a general description of the rights granted to the related Non-Pooled Subordinate Loan Noteholder under each of the HRC Portfolio 3 Loan Group, the HRC Portfolio 1 Loan Group and the HRC Portfolio 2 Loan Group (each, an “HRC Portfolio Loan Group”) pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series 2007-PWR18 pooling and servicing agreement.

Application of Funds. For so long as there exists and is continuing with respect to the applicable HRC Portfolio Loan Group (i) a monetary event of default or (ii) any non-monetary event of default that causes the applicable pooled mortgage loan and the related Non-Pooled Subordinate Loan to become specially serviced mortgage loans (unless the applicable Non-Pooled Subordinate Noteholder has cured such default), the related Mortgage Loan Group Intercreditor Agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the applicable HRC Portfolio Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full) payable on the applicable pooled mortgage loan prior to paying interest or principal to the holder of the related Non-Pooled Subordinate Loan. Prior to such an event of default (or if such an event of default exists but the related Non-Pooled Subordinate Noteholder has cured that event of default), such amounts (with the same exclusions) will generally be applied to pay first, accrued and unpaid interest (other than Default Interest) and then, principal then due (and principal prepayments) on the applicable pooled mortgage loan and on the related Non-Pooled Subordinate Loan on a pro rata basis according to the respective outstanding principal balances of those loans.

The applicable initial Non-Pooled Subordinate Noteholder will be an affiliate of the related sponsor and mortgage loan seller and the applicable master servicer.

The applicable Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2007-PWR18 certificateholders. It has no obligations to the series 2007-PWR18 certificateholders and may act solely in its own interests. No series 2007-PWR18 certificateholder may take any action against the applicable Non-Pooled Subordinate Noteholder for acting solely in its own interests.

Cure and Purchase Rights. The applicable Non-Pooled Subordinate Noteholder under each HRC Portfolio Loan Group will be entitled (subject to certain terms and conditions set forth in the related Mortgage Loan Group Intercreditor Agreement) to cure a monetary event of default or any other event of default that may be cured by the payment of money, in each case after the later of its receipt of notice of such event of default or the expiration of the grace period. However, (i) there may not be more than nine “cure events” over the life of the applicable HRC Portfolio Loan Group, (ii) there may not be more than three consecutive “cure events” and (iii) there may not be more than six “cure events”, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual “cure event” will have a duration equal to, in the event of a delinquent monthly debt service payment, the next due date and, in the case of any other monetary event of default or non-monetary event of default capable of being cured by the payment of money, the one-month period for which the applicable Non-Pooled Subordinate Noteholder has exercised its cure rights. In addition, the applicable Non-Pooled Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the related Mortgage Loan Group Intercreditor Agreement), to purchase the related pooled mortgage loan (in whole but not in part) for a purchase price equal to the Purchase Price if an event of default under the applicable HRC Portfolio Loan Group has occurred and the applicable HRC Portfolio Loan Group becomes specially serviced or if the trust is being terminated. The purchase price will not include any prepayment premium or yield maintenance charge.

When reviewing the “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement” section in this prospectus supplement, it is important that you consider the effects that the rights and powers of the related Non-Pooled Subordinate Noteholders discussed above could have on the actions of the applicable master servicer or special servicer.

Other Property-Secured Financing and Mezzanine and Similar Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

The following table summarizes information regarding:

•	existing secondary financing secured by the mortgaged property (other than in connection with split loan structures), and/or
•

existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

Mortgage Loan/Property Portfolio Names	% of Initial Mort- gage Pool Balance	Type of Debt	Original Principal Amount of Other Debt	Other Lender Has Executed or Will Execute Intercred- itor or Similar Agreement	Other Lender Has Cure Rights for Mortgage Loan Defaults	Other Lender Has Defaulted Loan Purchase Option for the Mortgage Loan	Transfer of More than 49% Interest in Other Loan is Prohibited Without Rating Agency Confirmation (unless to a Qualified Transferee)	Other Loan Is Presently Held by Related Mortgage Loan Seller (or an Affiliate)
RRI Hotel Portfolio	3.1%	Mezzanine (1)	$164,000,000	Yes	Yes	Yes	Yes	(1)
Chimney Ridge Apartments	0.5%	Mezzanine	$1,500,000	Yes	Yes	Yes	Yes	Yes
Alexandria Apartments	0.5%	Mezzanine	$2,000,000	Yes	Yes	No	Yes	No
Woodland Hills Apartments	0.3%	Mezzanine	$1,500,000	Yes	Yes	Yes	Yes	Yes
______________
(1)

The indirect owners of the borrower have incurred existing mezzanine debt in the amount of approximately $164,000,000, which mezzanine debt is not held by the related mortgage loan seller or an affiliate thereof. The mezzanine debt is secured by the indirect equity interest in the borrowers under the RRI Hotel Portfolio Loan Group and indirectly by (a) additional Red Roof Inn hotels and (b) related interests owned by owners of the borrower, neither of which is part of the RRI Hotel Portfolio Properties. Additionally, the mezzanine debt is subordinate to mortgage debt on such other properties. A default under the mezzanine debt may result in a change in control of the borrower under the RRI Hotel Portfolio Loan Group and such default may arise from circumstances that are unrelated to the operation of the mortgaged properties that secured the RRI Hotel Portfolio Loan Group. The estimated allocation of such mezzanine debt to the RRI Hotel Portfolio Properties is approximately $66,000,000; such allocation is based on the allocated cost to each separate asset with respect to the acquisition of the borrower. Additionally, the owners of the borrowers under the RRI Hotel Portfolio Loan Group have incurred a $1.00 mezzanine loan secured by equity interest in the borrowers under the RRI Hotel Portfolio Loan Group, which mezzanine loan is held by the related mortgage loan seller or an affiliate thereof.

Except as otherwise indicated in the table:

•

in cases where the transfer of the other loan is restricted, any transferee of all or a greater than 49% interest in the mezzanine loan must meet certain financial and other qualifications, unless confirmation has been obtained from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2007-PWR18 certificates; and

•

in cases where the other lender has a purchase option, if the pooled mortgage loan is in default beyond the expiration of applicable grace and cure periods, the junior lender generally has the right to purchase the pooled mortgage loan, in whole and not in part, for a price that is not less than the outstanding principal balance thereof and all accrued and unpaid interest thereon (but generally excluding any late payment fees, default interest or prepayment premium).

For a discussion of existing financing involving real properties related to split loan structures, see “—Split Loan Structures” above and “Appendix D—Summaries of the Ten Largest Mortgage Loans” in this prospectus supplement.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

The following table summarizes information regarding the circumstances under which the borrowers or their owners are permitted to incur:

•	secondary financing secured by the mortgaged property, and/or

•	mezzanine and similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower.

Mortgage Loan/Property Portfolio Names	% of Initial Mortgage Pool Balance	Type of Debt Permitted	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan	Mortgage Lender Allowed to Require Rating Agency Confirmation
DRA / Colonial Office Portfolio	9.9%	Mezzanine	N/A	Yes	1.20x	80%	Yes
GGP Portfolio	6.2%	Mezzanine(2)	N/A	Yes	1.74x	70%	Yes
Hunters Branch I & II	3.5%	Mezzanine	N/A	Yes	1.05x	80%	Yes
Marriott Houston Westchase	3.1%	Mezzanine	N/A	Yes	1.15x	60%	Yes
Southlake Mall	2.8%	Mezzanine(2)	N/A	Yes	1.34x	65%	Yes
11 MetroTech Center	2.4%	Mezzanine	N/A	Yes	1.10x	85%	Yes
Marketplace at Four Corners	1.9%	Mezzanine	N/A	Yes	1.05x	85%	Yes
Dulaney Center I & II	1.6%	Mezzanine	N/A	No	1.15x	85%	No
AG Industrial Portfolio	1.6%	Mezzanine	$4,350,000	Yes	1.25x	72.35%	Yes
Aviata Apartments	1.1%	Mezzanine	N/A	Yes	1.50x	60%	Yes
Kroger Marketplace Centre	1.0%	Property Secured	N/A	Yes	1.20x	80%	Yes
Glenwood Apartments	0.7%	Mezzanine(3)	N/A	Yes	1.10x	85%	Yes
5555 East Olympic Boulevard	0.7%	Mezzanine	N/A	Yes	1.10x	80%	Yes
Raintree Apartments	0.6%	Mezzanine(3)	N/A	Yes	1.10x	85%	Yes
Park Forest Shopping Center	0.5%	Mezzanine	N/A	No	1.10x	90%	No
Fairmont Square San Leandro	0.5%	Mezzanine	N/A	Yes	1.30x	75%	Yes
Shady Willow Plaza	0.4%	Mezzanine	N/A	Yes	1.30x	75%	Yes
Pearl City Shops	0.4%	Mezzanine(4)	N/A	Yes	1.25x	75%	Yes
Cambridge Court Apartments	0.3%	Mezzanine(3)	N/A	Yes	1.10x	85%	Yes
788 Building	0.3%	Property Secured	N/A	No	1.20x	80%	No
Arlington Pointe	0.3%	Property Secured	N/A	No	1.25x	75%	No
Bay Bridge Industrial Center (PSA)	0.3%	Mezzanine or Property Secured(5)	N/A	Yes/Yes	1.10x/1.15x	80%/75%	Yes/Yes
Circuit City San Rafael	0.3%	Mezzanine	N/A	Yes	1.12x	70%	No
Pine Hill Portfolio	0.2%	Mezzanine	N/A	Yes	1.10x	80%	Yes
SunWest Crossing	0.2%	Property Secured	N/A	No	1.20x	80%	No
Golden Pond Apartments, Phase III	0.2%	Property Secured	N/A	No	1.20x	75%	No

Mortgage Loan/Property Portfolio Names	% of Initial Mortgage Pool Balance	Type of Debt Permitted	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan	Mortgage Lender Allowed to Require Rating Agency Confirmation
Michael’s - Mountain View	0.2%	Mezzanine	N/A	Yes	1.30x	75%	Yes
Century 105 Business Park	0.2%	Property Secured	N/A	No	1.20x	80%	No
Holiday Inn Express - San Antonio Airport North	0.2%	Mezzanine	N/A	Yes	1.25x	75%	Yes
Shoppes at Lee Road	0.2%	Property Secured	N/A	No	1.15x	80%	No
Comfort Suites - Airport North	0.2%	Mezzanine	N/A	Yes	1.25x	75%	Yes
______________
(1)

Indicates the maximum principal amount (if any) that is specifically stated in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt service coverage ratio or loan-to-value ratio conditions.

(2)

In addition, under certain circumstances, the direct and indirect equity holders of the related borrower and certain affiliates of the related borrower are permitted to pledge their respective equity interests in the related borrower or certain affiliates of the related borrower, as applicable, to a lender meeting certain criteria specified in the mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including that such pledge not result in a change in the manager of the related mortgaged property (unless a replacement manager meets certain eligibility criteria).

(3)	Mezzanine indebtedness is permitted only if the managing member of the borrower in place at origination then controls the borrower.
(4)	Only a borrower affiliate is permitted to incur mezzanine indebtedness.
(5)

Either property-secured or mezzanine indebtedness is permitted, subject to the conditions shown in this table which require (i) in the case of future mezzanine indebtedness, a minimum combined debt service coverage ratio of 1.10x and a maximum combined LTV ratio of 80%, or (ii) in the case of future property-secured indebtedness, a minimum combined debt service coverage ratio of 1.15x and a maximum combined LTV ratio of 75%.

Additional Related Information

In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

See “Legal Aspects of Mortgage Loans—Subordinate Financing” in the accompanying prospectus and “Risk Factors—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property” in this prospectus supplement.

The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

Other Additional Financing

With respect to twenty (20) of the pooled mortgage loans, representing 4.3% of the initial mortgage pool balance (which pooled mortgage loans consist of seventeen (17) pooled mortgage loans in loan group 1, representing 4.6% of the initial loan group 1 balance, and three (3) pooled mortgage loans in loan group 2, representing 2.2% of the initial loan group 2 balance), the borrower is not a special purpose entity. In general, borrowers that are not special purposes entities, and certain other borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents, are not prohibited from incurring additional debt, which may include debt that is secured by other property owned by the borrower, and the owners of such borrowers are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. Certain of these borrowers and owners may have already incurred such additional debt.

The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property. In some cases, this debt has included or may include loans from affiliates, members or partners.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Trumbull Marriott, representing 1.2% of the initial mortgage pool balance (and 1.4% of the initial group 1 balance), the borrower has incurred unsecured indebtedness from an affiliate borrower in the original principal amount of $4,000,000.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Wingate Inn – Best Western, representing 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower has incurred unsecured indebtedness from the related franchisor in the original principal amount of $250,000.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Jackson Plaza, representing 1.0% of the initial mortgage pool balance (and 1.1% of the initial group 1 balance), the related loan documents permit the related borrower to incur future unsecured indebtedness from an affiliate of borrower in the maximum principal amount of $2,438,000, subject to certain conditions, including the execution of a subordination and standstill agreement.

With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Dollar Self Storage - Laveen, representing 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the related loan documents permit the related borrower to incur future unsecured indebtedness from an affiliate of the borrower up to a maximum principal amount of $50,000 and for a term of up to 60 days subject to the execution of a subordination and standstill agreement.

We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See “Legal Aspects of the Mortgage Loans—Subordinate Financing” in the accompanying prospectus and “Risk Factors—A Borrower’s Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property” in this prospectus supplement.

Additional Collateral.

One hundred fifty-three (153) of the pooled mortgage loans, representing 67.0% of the initial mortgage pool balance (which pooled mortgage loans consist of one hundred sixteen (116) pooled mortgage loans in loan group 1, representing 63.1% of the initial loan group 1 balance, and thirty-seven (37) pooled mortgage loans in loan group 2, representing 91.5% of the initial loan group 2 balance) have the benefit of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to reserves.

Cash Management Agreements/Lockboxes.

Fifty-seven (57) of the pooled mortgage loans, representing 58.7% of the initial mortgage pool balance (which pooled mortgage loans consist of fifty-two (52) pooled mortgage loans in loan group 1, representing 62.6% of the initial loan group 1 balance, and five (5) pooled mortgage loans in loan group 2, representing 34.2% of the initial loan group 2 balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

Appendix B to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

•

Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other “trigger” event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

•

Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified “trigger” events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

•

Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

•

Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified “trigger” events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

•

None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue Date, and no lockbox is contemplated to be established during the mortgage loan term.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, “over-the-counter” receipts and in some cases, credit card receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

Hazard Insurance.

See “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Maintenance of Insurance” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus for a description of the obligations of the master servicers and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by FEMA.

Tenant Matters.

Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund—

•

Fifty-two (52) mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 17.3% of the initial mortgage pool balance (and 20.0% of the initial loan group 1 balance), are either wholly owner-occupied or 100.0% leased to a single tenant.

•

Some of the mortgaged properties that are office, industrial or retail properties, or mixed use properties that are used for office, industrial or retail purposes, may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

•

Certain of the multifamily rental properties have material tenant concentrations of students or military personnel (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

•	Certain of the multifamily rental properties consist of senior housing.
•	Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise.
•	Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.
•

There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

•

With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners’ association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure.

•	With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.
•

Included in the mortgaged properties are five (5) medical office properties, identified on Appendix B to this prospectus supplement, securing 1.3% of the initial mortgage pool balance (and 1.5% of the initial loan group 1 balance). Portions of other mortgaged properties may be utilized as medical offices. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

Assessments of Property Value and Condition

Appraisals.

In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect “as stabilized” values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of eight (8) mortgaged properties, representing security for 3.4% of the initial mortgage pool balance (and 3.5% of the initial loan group 1 balance, and 3.3% of the initial loan group 2 balance), for which the related appraisals are not more than 29 months old as of the cut-off date.

Environmental Assessments.

Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under “—Environmental Insurance” below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of eight (8) mortgaged properties, representing security for 6.3% of the initial mortgage pool balance (and 6.8% of the initial loan group 1 balance, and 3.3% of the initial loan group 2 balance), for which the related environmental assessments are not more than 29 months old as of the cut-off date. See “Risk Factors—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to

Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on Your Offered Certificates” in this prospectus supplement.

Property Condition Assessments.

In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of eight (8) mortgaged properties, representing security for 5.5% of the initial mortgage pool balance (and 5.9% of the initial loan group 1 balance, and 3.3% of the initial loan group 2 balance), for which the related engineering reports are not more than 28 months old as of the cut-off date. See “Risk Factors—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property” in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process.

In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the pooled mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance, or be structured with recourse to an individual guarantor for a portion of the loan amount.

Zoning and Building Code Compliance.

Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

Environmental Insurance.

Thirty-six (36) mortgage loans, securing 6.6% of the initial mortgage pool balance (which pooled mortgage loans consist of twenty-three (23) pooled mortgage loans in loan group 1, representing 6.6% of the initial loan group 1 balance, and thirteen (13) pooled mortgage loans in loan group 2, representing 7.0% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental liability insurance or pollution legal liability policy. In the case of each of these policies, the insurance was obtained to provide coverage to the holder of the pooled mortgage loan for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment, in lieu of a non-recourse carve-out for environmental matters or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2007-PWR18 certificates, will have been paid in full.

In general, each of the secured creditor impaired property, environmental liability insurance or pollution legal liability policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy’s conditions and exclusions:

•

if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance (or in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

•

if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

•

if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

The secured creditor impaired property, environmental liability insurance and pollution legal liability policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

The secured creditor impaired property, environmental liability insurance and pollution legal liability policies may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold and other microbial contamination, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed $5,218,750 and the total claims under the group policy are subject to a maximum of $24,880,000. There is no deductible under this policy.

Except as described above with respect to certain pooled mortgage loans, there is no deductible under the secured creditor impaired property, environmental liability insurance and pollution legal liability policies.

In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental liability insurance or pollution legal liability policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series

2007-PWR18 certificates, will have been issued.

Loan Purpose

Sixty-four (64) of the pooled mortgage loans, representing 43.7% of the initial mortgage pool balance (which pooled mortgage loans consist of fifty (50) pooled mortgage loans in loan group 1, representing 44.5% of the initial loan group 1 balance, and fourteen (14) pooled mortgage loans in loan group 2, representing 39.1% of the initial loan group 2 balance), were originated in connection with the borrower’s acquisition of the mortgaged property that secures such mortgage loan. One hundred twenty-one (121) of the pooled mortgage loans, representing 56.3% of the initial mortgage pool balance (which pooled mortgage loans consist of ninety-six (96) pooled mortgage loans in loan group 1, representing 55.5% of the initial loan group 1 balance, and twenty-five (25) pooled mortgage loans in loan group 2, representing 60.9% of the initial loan group 2 balance), were originated in connection with the borrower’s refinancing of a previous mortgage loan or other non-acquisition financing.

Additional Mortgage Loan Information

Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B and Appendix C to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix D to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under “Risk Factors” and elsewhere in this “Description of the Mortgage Pool” section and (b) under “Legal Aspects of Mortgage Loans” in the accompanying prospectus.

For purposes of the numbers presented in this prospectus supplement as well as the tables in Appendix A and for the information presented in Appendix B, Appendix C and Appendix D:

(1)

References to “U/W DSCR” are references to “Underwritten Debt Service Coverage Ratios”. In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the “Underwritten Debt Service Coverage Ratio” or “U/W DSCR” for any pooled mortgage loan is calculated pursuant to the definition thereof under the “Glossary” in this prospectus supplement. Except as otherwise specifically stated:

•

the debt service coverage ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that includes one or more Non-Pooled Pari Passu Companion Loans reflects the debt service payable under that pooled mortgage loan and the debt service payable under those Non-Pooled Pari Passu Companion Loans,

•

the debt service coverage ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that also includes one or more Non-Pooled Subordinate Loans reflects the debt service payable under that pooled mortgage loan but does not reflect the debt service payable on the related Non-Pooled Subordinate Loans, and

•

other debt service coverage ratio information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

The debt service coverage ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those pooled mortgage loans.

In connection with the calculation of U/W DSCR, in determining Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of “free rent” periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom, based upon the mortgage loan seller’s evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied “trailing-12 months” income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

(2)

References in the tables to “Cut-off Date LTV” are references to “Cut-off Date Loan-to-Value Ratio”, references to “Balloon LTV” are references to “LTV Ratio at Maturity” and references to “Remaining Term” are references to “Stated Remaining Term to Maturity or ARD”. For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the “Cut-off Date Loan-to-Value Ratio”, “LTV Ratio at Maturity” or “Stated Remaining Term to Maturity or ARD” for any mortgage loan is calculated pursuant to the definition thereof under the “Glossary” in this prospectus supplement. Except as otherwise specifically stated:

•

the loan-to-value ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that also includes one or more Non-Pooled Pari Passu Companion Loans reflects the indebtedness under that pooled mortgage loan and the indebtedness under the related Non-Pooled Pari Passu Companion Loans,

•	the loan-to-value ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that also includes one or more Non-

Pooled Subordinate Loans reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness under the related Non-Pooled Subordinate Loans, and

•

other loan-to-value ratio information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

The loan-to-value ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under all of those pooled mortgage loans and the aggregate value of all the mortgaged properties securing the group.

The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under “—Assessments of Property Value and Condition—Appraisals”.

No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

(3)

The loan per net rentable square foot information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that also includes one or more Non-Pooled Pari Passu Companion Loans reflects the indebtedness under that pooled mortgage loan and the indebtedness under the related Non-Pooled Pari Passu Companion Loans. The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that also includes one or more Non-Pooled Subordinate Loans reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness under the related Non-Pooled Subordinate Loans. The other loan per net rentable square foot or unit, as applicable, information with respect to the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future with respect to each pooled mortgage loan. Loan per net rentable area or unit for the pooled mortgage loans in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under the group and the aggregate net rentable area or units at all the mortgaged properties securing the group. In addition, in some cases, a mortgaged property may have one or more tenants that own their own improvements (which improvements are not a portion of the collateral for the pooled mortgage loan) but ground lease the related pad or parcel (which pad or parcel is a portion of the collateral for the pooled mortgage loan) from the related borrower and the net rentable area or number of units and the loan per net rentable area or unit that we present in this prospectus supplement reflect the entirety of the improvements at the mortgaged property, including the improvements that are owned by those tenants.

(4)

In some cases, the debt service coverage ratio information and the Percent Leased with respect to a mortgaged property reflects the existence of a “master lease”. Generally, for purposes of the presentation in this prospectus supplement, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the mortgaged property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. However, we do not consider the following to be a “master lease” for purposes of the presentation in this prospectus supplement: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the mortgaged property and executes a long-term lease at the mortgaged property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease or (iii) a master lease that was not taken into account in the underwriting. “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. A master lease may relate to all or a portion of a mortgaged property. We identify the mortgaged properties that have “master leases”, the square footage represented by each master lease and the rental rate represented by each master lease in the notes titled “Footnotes to Appendix B & Appendix C” and, if applicable to the mortgaged properties securing the ten largest pooled mortgage loans, in the section titled “Appendix D-Summaries of the Ten Largest Mortgage Loans” in this prospectus supplement.

(5)

You should review the “Footnotes to Appendix B & Appendix C” in this prospectus supplement for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the pooled mortgage loans.

(6)

References to “weighted averages” of the pooled mortgage loans in the mortgage pool or any particular sub-group of the pooled mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the pooled mortgage loans in the mortgage pool or that sub-group, as the case may be.

(7)

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

(8)

We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments, including balloon payments, will be distributed to investors in the respective months in which those payments are due.

The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

Changes in Mortgage Pool Characteristics

The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

Assignment of the Pooled Mortgage Loans

On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph and except as described under “—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” above. See the section of the accompanying prospectus titled “Description of the Pooling and Servicing Agreements—Assignment of Mortgage Loans; Repurchases”.

With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (‘‘MERS’’) or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the Issue Date pursuant to the series 2007-PWR18 pooling and servicing agreement.

If—

•	any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and
•

that omission or defect materially and adversely affects the interests of the series 2007-PWR18 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2007-PWR18 certificates or on the value of those certificates, then the omission or defect will constitute a material document defect. The series 2007-PWR18 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect. The rights of the series 2007-PWR18 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under “—Cures, Repurchases and Substitutions” below.

The series 2007-PWR18 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

Representations and Warranties

As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

•

The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on Appendix B to this prospectus supplement, including—

1.	the identification of the related mortgaged property,
2.	the cut-off date principal balance of the mortgage loan,
3.	the amount of the monthly debt service payment,
4.	the mortgage interest rate, and
5.	the maturity date and the original and remaining term to stated maturity (or, in the case of an ARD Loan, the anticipated repayment date and the original and remaining term to that date).
•	Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.
•

Except as otherwise described under “—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing” above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

•

The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby.

•

The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

•

There exists an American Land Title Association or comparable form of lender’s title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to—

1.	Permitted Encumbrances, and
2.	the discussion under “Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing” above.
•

The proceeds of the pooled mortgage loan have been fully disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

•

If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

•

Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series 2007-PWR18 pooling and servicing agreement. If—

•	there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and
•

that breach materially and adversely affects the interests of the series 2007-PWR18 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2007-PWR18 certificates or on the value of those certificates, then that breach will be a material breach of the representation and warranty. The rights of the series 2007-PWR18 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under “—Cures, Repurchases and Substitutions” below.

Cures, Repurchases and Substitutions

If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under “—Representations and Warranties” above, or a material document defect with respect to any of those mortgage loans, as discussed under “—Assignment of the Pooled Mortgage Loans” above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

•	cure the material breach or the material document defect in all material respects;
•	repurchase the affected pooled mortgage loan at the applicable Purchase Price; or
•

prior to the second anniversary of the Issue Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the series 2007-PWR18 certificates, as confirmed in writing by each of the Rating Agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that—

1.	has comparable payment terms to those of the pooled mortgage loan that is being replaced, and
2.	is acceptable to the series 2007-PWR18 controlling class representative.

If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which—

•	the Purchase Price, exceeds
•	the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

If a pooled mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the pooled mortgage loan is part of a group of cross-collateralized pooled mortgage loans and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other pooled mortgage loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

•

the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those pooled mortgage loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an adverse REMIC or grantor trust event under the pooling and servicing agreement, and

•	both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected pooled mortgage loans (and not the other loans in the group):

1.

the debt service coverage ratio for all those other loans (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans set forth in Appendix B to this prospectus supplement, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x; and

2.

the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in Appendix B to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%.

The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2007-PWR18 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

Expenses incurred by the applicable master servicer, the special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement

General

The servicing and administration of the mortgage loans and any REO Properties in the trust fund (other than the Non-Trust-Serviced Pooled Mortgage Loans) will be governed by the series 2007-PWR18 pooling and servicing agreement. In this “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement” section, we describe some of the provisions of the series 2007-PWR18 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned “Description of the Pooling and Servicing Agreements”, for additional important information regarding provisions of the series 2007-PWR18 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial Mortgage, Inc., Principal Commercial Funding II, LLC and Nationwide Life Insurance Company to us for deposit into the trust fund (and any related Non-Pooled Mortgage Loans), except that Wells Fargo Bank will conduct master servicing activities with respect to the DRA / Colonial Office Portfolio Pooled Mortgage Loan (and the related Non-Pooled Mortgage Loans) and the RRI Hotel Portfolio Pooled Mortgage Loan (and the related Non-Pooled Mortgage Loan) in its capacity as a master servicer under the MLMT 2007-C1 Pooling and Servicing Agreement or the BSCMSI 2007-PWR17 Pooling and Servicing Agreement, as the case may be, and Wells Fargo Bank will play a limited role in the servicing of the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Pooled Mortgage Loan in Wells Fargo Bank’s capacity as master servicer under the series 2007-PWR18 pooling and servicing agreement. Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund (and any related Non-Pooled Mortgage Loans). Principal Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by Principal Commercial Funding II, LLC to us for deposit into the trust fund. Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.

Centerline Servicing Inc. will act as special servicer with respect to all of the pooled mortgage loans and any related Non-Pooled Mortgage Loans, except that (i) Centerline Servicing Inc. will conduct special servicing activities with respect to the DRA / Colonial Office Portfolio Loan Group in its capacity as initial special servicer under the MLMT 2007-C1 Pooling and Servicing Agreement and Centerline Servicing Inc. will play no role in the special servicing of the DRA / Colonial Office Portfolio Loan Group in its capacity as special servicer under the series 2007-PWR18 pooling and servicing agreement and (ii) Centerline Servicing Inc. will conduct special servicing activities with respect to the RRI Hotel Portfolio Loan Group in its capacity as initial special servicer under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement and Centerline Servicing Inc. will play no role in the special servicing of the RRI Hotel Portfolio Loan Group in its capacity as special servicer under the series 2007-PWR18 pooling and servicing agreement.

In the case of the pooled mortgage loans sold by Principal Commercial Funding II, LLC and Nationwide Life Insurance Company to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal Global Investors, LLC and Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause. In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer. Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2007-PWR18 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2007-PWR18 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2007-PWR18 pooling and servicing agreement.

Each of DRA / Colonial Office Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Pooled Mortgage Loan, each of which is a Non-Trust-Serviced Pooled Mortgage Loan, is and will continue to be serviced and administered under the related Non-Trust Servicing Agreement. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool —Pari Passu, Subordinate and Other Financing—Split Loan Structures—WFB Mortgage Loan Group—The DRA / Colonial Office Portfolio Loan Group” and “—BSCMI Mortgage Loan Groups—The RRI Hotel Portfolio Loan Group” in this prospectus supplement.

The master servicers and the special servicer will each be responsible for servicing and administering the mortgage loans and any REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loans and any related REO Properties) for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

In general, subject to the more specific discussions in the other subsections of this “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement” section, each master servicer will be responsible for the servicing and administration of—

•	all mortgage loans (other than the Non-Trust-Serviced Pooled Mortgage Loans) as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and
•	all worked-out mortgage loans (other than the Non-Trust-Serviced Pooled Mortgage Loans) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be “worked-out” until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of “Servicing Transfer Event” in the glossary to this prospectus supplement.

The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO Property related to any Non-Trust-Serviced Pooled Mortgage Loan).

The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. Notwithstanding the transfer of the servicing of any pooled mortgage loan to the special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances (including, if applicable, with respect to the Non-Trust-Serviced Pooled Mortgage Loans or any REO Properties related thereto) and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties (other than, except to a limited extent, the Non-Trust-Serviced Pooled Mortgage Loans or any REO Properties related thereto) as to which it is the applicable master servicer.

None of the master servicers or special servicer will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2007-PWR18 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

For as long as any pooled mortgage loan included in a Trust-Serviced Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of each Trust-Serviced Mortgage Loan Group and any related REO Property are to be conducted for the benefit of the series 2007-PWR18 certificateholders and the holder of the related Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

Each Non-Trust-Serviced Pooled Mortgage Loan will be principally serviced and administered under the related Non-Trust Servicing Agreement. If the series 2007-PWR18 trustee receives actual notice of a default or event of default by any party under a Non-Trust Servicing Agreement, then the trustee generally will be required to seek instructions from the series 2007-PWR18 controlling class representative and act in accordance with those instructions, except that the trustee must ignore instructions that would cause the trustee to violate applicable law or any other provision of the series 2007-PWR18 pooling and servicing agreement. In addition, the series 2007-PWR18 trustee will be prohibited from granting a consent or approval to any proposed modification, waiver or amendment of a Non-Trust Servicing Agreement and/or the Mortgage Loan Group Intercreditor Agreement related to a Non-Trust-Serviced Pooled Mortgage Loan, or to any proposed adoption of a successor servicing agreement to or a change in servicer under the related Non-Trust Servicing Agreement, unless the series 2007-PWR18 trustee receives the consent of the applicable series 2007-PWR18 master servicer and the series 2007-PWR18 controlling class representative and a written confirmation from each of the Rating Agencies to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of series 2007-PWR18 certificates, and any such confirmation will be at the expense of the trust fund unless it is paid by another person.

Although each Non-Trust-Serviced Pooled Mortgage Loan is not serviced under the series 2007-PWR18 pooling and servicing agreement, the applicable master servicer will be required to make any advances of delinquent monthly debt service payments as described under “Description of the Offered Certificates — Advances of Delinquent Monthly Debt Service Payments” and perform other limited services.

The section in the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Some Matters Regarding the Servicer and the Depositor” discusses how each master servicer and the special servicer may resign or assign its obligations under the series 2007-PWR18 pooling and servicing agreement.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

The master servicing fee:

•	will be earned with respect to each and every pooled mortgage loan (including each Non-Trust-Serviced Pooled Mortgage Loan), including—
1.	each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,
2.	each such pooled mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property, and
3.	each such pooled mortgage loan as to which defeasance has occurred; and
•	in the case of each such pooled mortgage loan, will—
1.	be calculated on the same interest accrual basis as that pooled mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,
2.	accrue at a master servicing fee rate, on a loan-by-loan basis,
3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and
4.	be payable monthly to the applicable master servicer from amounts received with respect to interest on that pooled mortgage loan.

Each of Principal Global Investors, LLC and Nationwide Life will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan for which it is the applicable master servicer at a specified number of basis points (which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

The applicable master servicer will generally be entitled to a master servicing fee with respect to its master servicing activities relating to the Trust-Serviced Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the related Trust-Serviced Non-Pooled Mortgage Loan (subject to, in the case of a Trust-Serviced Non-Pooled Mortgage Loan that constitutes a Non-Pooled Pari Passu Companion Loan, the pari passu application of payments and collections on the related Mortgage Loan Group).

Under the related Non-Trust Servicing Agreement, the MLMT 2007-C1 Master Servicer and the BSCMSI 2007-PWR17 Master Servicer will each be entitled to similar fees (which, together with other administrative fees payable under the applicable Non-Trust Servicing Agreement, are calculated at the respective rate per annum described under “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures—WFB Mortgage Loan Group—The DRA / Colonial Office Portfolio Loan Group” and “—BSCMI Mortgage Loan Groups—The RRI Hotel Portfolio Loan Group”) with respect to the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Pooled Mortgage Loan, as applicable. Those fees (including those other administrative fees payable under the related Non-Trust Servicing Agreement) are taken into account when calculating the related Administrative Fee Rate and certain other amounts and, if necessary, are adjusted, for this purpose, to their equivalent calculated on an Actual/360 Basis from month to month. Those fees (including those other administrative fees) are in addition to the master servicing fee payable to the applicable master servicer under the series 2007-PWR18 pooling and servicing agreement in connection with the related Non-Trust-Serviced Pooled Mortgage Loan.

Prepayment Interest Shortfalls. The series 2007-PWR18 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans (other than the Non-Trust-Serviced Pooled Mortgage Loans) as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2007-PWR18 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans. In addition, in the case of each Non-Trust-Serviced Pooled Mortgage Loan, no party will make payments of compensating interest in connection with any prepayment interest shortfalls that arise with regard to that loan.

Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2007-PWR18 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement.

The provisions described under “—Certain Remittance Provisions and Coverage for Related Potential Shortfalls” below do not modify (by increasing or decreasing) a servicer’s obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

Certain Remittance Provisions and Coverage for Related Potential Shortfalls. In the case of each of the pooled mortgage loans, if any, that provide for scheduled payments to be due after the seventh day of each month, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the Available Distribution Amount for the distribution date occurring in that month (a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) as already described under (and without duplication of the obligations described in) “Prepayment Interest Shortfalls” above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2007-PWR18 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date (that is, the business day before the distribution date) in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month’s interest (at the related Mortgage Pass-Through Rate) on the principal portion of the payment and (as already described under (and without duplication of the obligations described in) “Prepayment Interest Shortfalls” above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date (net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under “—Prepayment Interest Shortfalls” above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment (and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation (whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans, if any, that matures after the seventh day of a month, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month’s distribution date for purposes of distributing the Available Distribution Amount and the Principal Distribution Amount for that month; otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments”.

Each Non-Trust-Serviced Pooled Mortgage Loan generally provides for scheduled payments of principal and interest to be due on a day that is not later than the fifth day of each month, subject to any applicable business day convention. The applicable master servicer under the related Non-Trust Servicing Agreement is required to make remittance of collections on the date that is described under “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures”. If the related borrower makes a voluntary principal prepayment or the balloon payment on or before the scheduled due date in any month in accordance with the related mortgage loan documents in effect on the Issue Date, and the master servicer under the related Non-Trust Servicing Agreement timely remits that payment to the applicable master servicer under the series 2007-PWR18 pooling and servicing agreement, then that applicable series 2007-PWR18 master servicer will be required to cause the payment and any accompanying interest to be included in the Available Distribution Amount for the distribution date occurring in that month. If the applicable series 2007-PWR18 master servicer fails to perform all obligations set forth in the previous sentence, then (A) it will be required to make the applicable monthly debt service advance if the payment is a balloon payment (as otherwise described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments”) and (B) that failure to make a payment, whether in the case of a principal prepayment or a balloon payment, will constitute an Event of Default but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2007-PWR18 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment similar to a payment of compensating interest in an amount equal to one-month’s interest (at the related Mortgage Pass-Through Rate) on the principal portion of the payment. If the master servicer performs the obligation described in the second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment or balloon payment. If the master servicer initially fails to perform that obligation (whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment or balloon payment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date.

Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to their special servicing activities will be—

•	the special servicing fee,
•	the workout fee, and
•	the liquidation fee.

Special servicing fees, workout fees and liquidation fees earned with respect to each mortgage loan or any related REO Property will be payable to the special servicer.

Special Servicing Fee. The special servicing fee:

•	will be earned with respect to—
1.

each specially serviced mortgage loan serviced by the special servicer (other than, if applicable, each Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the related Non-Trust Servicing Agreement), if any, and

2.

each mortgage loan serviced by the special servicer (other than, if applicable, each Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the related Non-Trust Servicing Agreement), if any, as to which the corresponding mortgaged property has become an REO Property;

•	in the case of each mortgage loan described in the foregoing bullet, will—
1.	be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,
2.	accrue at a special servicing fee rate of 0.25% per annum, and
3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and
•

except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the master servicers’ collection accounts from time to time.

Notwithstanding the foregoing, any special servicing fees earned with respect to any Trust-Serviced Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the applicable Non-Pooled Subordinate Loan and/or the applicable Non-Pooled Subordinate Noteholder’s share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph. Any special servicing fees earned with respect to any Non-Pooled Subordinate Loan in a Trust-Serviced Mortgage Loan Group will be payable solely out of collections on that Non-Pooled Subordinate Loan.

Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer (other than, if applicable, each Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the related Non-Trust Servicing Agreement). Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any Trust-Serviced Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder’s share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan in a Trust-Serviced Mortgage Loan Group will be payable solely out of collections on that Non-Pooled Subordinate Loan.

The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts payable to the series 2007-PWR18 certificateholders.

Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, each Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the related Non-Trust Servicing Agreement) for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, each Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property, for which a similar fee may become payable under the related Non-trust Servicing Agreement) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement, by the special servicer or 2007-PWR18 controlling class representative pursuant to the exercise of the option described under “—Fair Value Purchase Option” below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement. Notwithstanding the foregoing, a liquidation fee will be payable in connection with such a purchase by a Non-Pooled Subordinate Noteholder relating to a PCFII Mortgage Loan Group pursuant to its defaulted loan purchase option if (i) with respect to the Aviata Apartments Loan Group, the purchase occurs more than 90 days after the later of the date when the Aviata Apartments Pooled Mortgage Loan becomes a specially serviced mortgage loan and the Aviata Apartments Non-Pooled Subordinate Noteholder’s receipt of notice from the special servicer that such transfer to special servicing has occurred and (ii) with respect to the GGP Portfolio Loan Group, the purchase occurs more than 90 days after the date on which the purchase option is first effective.

Any liquidation fees earned with respect to any Trust-Serviced Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder’s share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate Loan in a Trust-Serviced Mortgage Loan Group will be payable solely out of collections on that Non-Pooled Subordinate Loan.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-PWR18 certificateholders.

Additional Servicing Compensation. The following items collected on any mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan) will be allocated among the master servicers and the special servicer as additional compensation in accordance with the series 2007-PWR18 pooling and servicing agreement:

•

any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series 2007-PWR18 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

•	any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and
•

any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

Each of the master servicers and the special servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in Permitted Investments. See “—Collection Accounts” below. The applicable master servicer or special servicer —

•	will be entitled to retain any interest or other income earned on those funds, and
•

will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicer and the trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2007-PWR18 pooling and servicing agreement. The master servicers, the special servicer and the trustee will not be entitled to reimbursement for these expenses except as expressly provided in the series 2007-PWR18 pooling and servicing agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or the special servicer in connection with the servicing or administration of a mortgage loan and any related mortgaged properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2007-PWR18 pooling and servicing agreement may also designate certain other expenses as servicing advances. Subject to the limitations described below, each master servicer will be required to make any servicing advances relating to any mortgage loan or REO Property for which it is the applicable master servicer, including any servicing advances relating to any Trust-Serviced Mortgage Loan Groups or related mortgaged properties or REO Properties for which it is the applicable master servicer. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

The special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, except that the special servicer must make any necessary emergency advances on a specially serviced mortgage loan or REO Property.

If a master servicer is required under the series 2007-PWR18 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and
•	if the failure continues for one more business day, to make the servicing advance.

Except for the applicable master servicer, the special servicer or the trustee as described above, no person – including the holder of any related Non-Pooled Mortgage Loan – will be required to make any servicing advances with respect to any mortgage loan or related mortgaged property or REO property.

Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that it or the special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in that master servicer’s collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer or the special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series 2007-PWR18 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the total principal balance of the series 2007-PWR18 certificates on that distribution date.

Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

In general, none of the series 2007-PWR18 master servicers, the series 2007-PWR18 special servicer or the series 2007-PWR18 trustee will be required to make any servicing advances with respect to any Non-Trust-Serviced Pooled Mortgage Loan under the series 2007-PWR18 pooling and servicing agreement. Those advances will be made by the applicable master servicer, special servicer and/or another party under the related Non-Trust Servicing Agreement.

The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property (other than any Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) is involved, to pay directly out of that master servicer’s collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or the special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-PWR18 certificateholders (or, if a Trust-Serviced Mortgage Loan Group is involved, the best interest of the series 2007-PWR18 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole. In addition, if the servicing expense relates to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer’s collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

The master servicers, the special servicer and the trustee will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers’ collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan, out of collections on the related Non-Pooled Subordinate Loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

If any servicing advances are made with respect to any Non-Trust-Serviced Pooled Mortgage Loan under the related Non-Trust Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate as published in the “Money Rates” section of The Wall Street Journal from time to time or such other publication as determined by the master servicer under that Non-Trust Servicing Agreement in its reasonable discretion.

The Series 2007-PWR18 Controlling Class Representative

Controlling Class. As of any date of determination, the controlling class of series 2007-PWR18 certificateholders will be the holders of the most subordinate class of series 2007-PWR18 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class’s original total principal balance. However, if no class of series 2007-PWR18 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2007-PWR18 certificateholders will be the holders of the most subordinate class of series 2007-PWR18 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series 2007-PWR18 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will represent a single class, the class A-M and AM-A certificates will represent a single class of certificates and the class A-J and AJ-A certificates will represent a single class of certificates.

Appointment of Controlling Class Representative. The holders of series 2007-PWR18 certificates representing more than 50% of the total principal balance of the series 2007-PWR18 controlling class will be entitled to select a representative having the rights and powers described under “—Rights and Powers of Controlling Class Representative” below and to replace an existing series 2007-PWR18 controlling class representative. The series 2007-PWR18 controlling class representative may resign at any time. Centerline REIT Inc., an affiliate of the parent of the initial special servicer, is expected to be the initial series 2007-PWR18 controlling class representative.

Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan), the special servicer must, in general, deliver to the series 2007-PWR18 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

•	a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

•

a discussion of the general legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2007-PWR18 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related mortgaged property or properties;
•	a summary of the special servicer’s recommended action with respect to the specially serviced mortgage loan;
•	the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and
•	such other information as the special servicer deems relevant in light of the Servicing Standard.

The special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2007-PWR18 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the special servicer determines in accordance with the Servicing Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, in the best interests of all the series 2007-PWR18 certificateholders and the related Trust-Serviced Non-Pooled Noteholder), as a collective whole.

The special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2007-PWR18 controlling class representative may reject the report if—

•

the special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2007-PWR18 certificateholders or (if a Trust-Serviced Mortgage Loan Group is involved) the related Trust-Serviced Non-Pooled Noteholder, and

•	it has made a reasonable effort to contact the series 2007-PWR18 controlling class representative.

The special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

In addition, the special servicer generally will not be permitted to take or consent to the applicable master servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the special servicer has notified the series 2007-PWR18 controlling class representative and the series 2007-PWR18 controlling class representative has consented (or failed to object) thereto in writing within ten (10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action).

However, the special servicer may take any Material Action without waiting for the response of the series 2007-PWR18 controlling class representative if the special servicer determines that immediate action is necessary to protect the interests of the series 2007-PWR18 certificateholders and, if affected thereby, the related Trust-Serviced Non-Pooled Noteholder(s), as a collective whole.

Furthermore, the series 2007-PWR18 controlling class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO Properties (other than any Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) or as to which provision is otherwise made in the series 2007-PWR18 pooling and servicing agreement.

The series 2007-PWR18 controlling class representative will not have the rights described above in connection with any special servicing actions involving any Non-Trust-Serviced Pooled Mortgage Loan. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures—WFB Mortgage Loan Group—The DRA / Colonial Office Portfolio Loan Group” and “—BSCMI Mortgage Loan Groups—The RRI Hotel Portfolio Loan Group” in this prospectus supplement.

The series 2007-PWR18 controlling class representative will not have the rights otherwise described above with respect to any PCFII Mortgage Loan Group unless a related PCFII Change of Control Event exists with respect to such Mortgage Loan Group. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures—PCFII Mortgage Loan Groups —PCFII Non-Pooled Subordinate Noteholders” in this prospectus supplement.

Notwithstanding the provisions described above, the series 2007-PWR18 controlling class representative may not direct the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would—

•

require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2007-PWR18 pooling and servicing agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Internal Revenue Code;

•	result in an adverse tax consequence for the trust fund;
•

expose the trust, the parties to the series 2007-PWR18 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

•	materially expand the scope of a master servicer’s or the special servicer’s responsibilities under the series 2007-PWR18 pooling and servicing agreement.

In connection with the Circuit City San Rafael Loan Group, the Circuit City San Rafael Intercreditor Agreement provides that the Circuit City San Rafael Non-Pooled Subordinate Noteholder’s approval is required for any Material Action if and for so long as no Circuit City San Rafael Change of Control Event exists and that the series 2007-PWR18 controlling class representative’s approval is required for any Material Action after the occurrence of a Circuit City San Rafael Change of Control Event. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures—BSCMI Mortgage Loan Groups—The Circuit City San Rafael Loan Group” in this prospectus supplement.

Also, notwithstanding the foregoing, the special servicer will not be obligated to obtain the approval of or accept direction from the series 2007-PWR18 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the pooled mortgage loan in any Trust-Serviced Mortgage Loan Group that constitutes a PCFII Mortgage Loan Group, or even to prepare any asset status report with respect to that Trust-Serviced Mortgage Loan Group, or otherwise obtain approval of or accept direction from the series 2007-PWR18 controlling class representative with respect to any servicing action involving that Trust-Serviced Mortgage Loan Group, unless a PCFII Change of Control Event has occurred and is continuing. Instead, the special servicer will be required to obtain the approval of or accept direction from the related Non-Pooled Subordinate Noteholder as described under “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures—PCFII Mortgage Loan Groups —PCFII Non-Pooled Subordinate Noteholders” in this prospectus supplement, unless a PCFII Change of Control Event has occurred and is continuing. However, solely for informational purposes, the special servicer will prepare a report for the series 2007-PWR18 controlling class representative containing information similar to that found in an asset status report for the series 2007-PWR18 controlling class representative with respect to the related Trust-Serviced Mortgage Loan Group if those loans become specially serviced.

When reviewing the rest of this “Servicing Under the Series 2007-PWR18 Pooling and Servicing Agreement” section, it is important that you consider the effects that the rights and powers of the series 2007-PWR18 controlling class representative discussed above could have on the actions of the special servicer and the effects that the rights and powers of the holders of the Non-Pooled Mortgage Loans discussed above and/or under “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” could have on the actions of the special servicer.

Liability to Borrowers. In general, any and all expenses of the series 2007-PWR18 controlling class representative are to be borne by the holders of the series 2007-PWR18 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2007-PWR18 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the special servicer (in its sole judgment) determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

Liability to the Trust Fund and Certificateholders. The series 2007-PWR18 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2007-PWR18 certificates, may act solely in the interests of the holders of the controlling class of series 2007-PWR18 certificates, does not have any duty to the holders of any class of series 2007-PWR18 certificates other than the controlling class of series 2007-PWR18 certificates and may take actions that favor the interests of the holders of the controlling class of series 2007-PWR18 certificates over those of other classes of series 2007-PWR18 certificates. It will have no liability to any other series 2007-PWR18 certificateholders for having acted as described above and those other series 2007-PWR18 certificateholders may not take any action against it for having acted as described above.

Defense of Litigation. If a claim is made against the controlling class representative by a borrower with respect to the series 2007-PWR18 pooling and servicing agreement or any particular mortgage loan, the series 2007-PWR18 controlling class representative must immediately notify the certificate administrator, the trustee, the applicable master servicer, the applicable primary servicer and the special servicer, whereupon (if the special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust are also named parties to the same action and, in the sole judgment of the special servicer, (i) the series 2007-PWR18 controlling class representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust to be an adverse party in such action as regards the series 2007-PWR18 controlling class representative), the special servicer on behalf of the trust must (subject to the provisions described under “Description of the Pooling and Servicing Agreements—Some Matters Regarding the Servicer and the Depositor” in the accompanying prospectus) assume the defense of any such claim against the series 2007-PWR18 controlling class representative; provided, however, that no judgment against the series 2007-PWR18 controlling class representative shall be payable out of the trust fund.

Replacement of the Special Servicer

The series 2007-PWR18 controlling class representative may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the special servicer will be the responsibility of the series 2007-PWR18 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2007-PWR18 certificates.

Notwithstanding the foregoing, under certain circumstances as described below, the holders of the Non-Pooled Subordinate Loans included in the PCFII Mortgage Loan Groups may each replace the special servicer with another party designated by it, in which case that designated party will be the special servicer for that PCFII Mortgage Loan Group. That appointment right only applies at anytime when both (a) a PCFII Change of Control Event has not occurred and (b) either (i) the special servicer does not meet the eligibility requirements under the series 2007-PWR18 pooling and servicing agreement, which requirements in any event will include (but will not be limited to) the absence of an Event of Default, or (ii) the initial holder of a majority of the controlling class of series 2007-PWR18 certificates or an affiliate thereof ceases to be the holder of a majority of the class of certificates that then constitutes the controlling class of series 2007-PWR18 certificates; provided, however, in the case of the GGP Portfolio Loan Group, so long as a PCFII Change of Control Event has not occurred, the GGP Portfolio Non-Pooled Subordinate Noteholder has the right to replace the special servicer at any time, with or without cause.

Maintenance of Insurance

In the case of each mortgage loan (excluding each Non-Trust-Serviced Pooled Mortgage Loan), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required, subject to certain limitations set forth in the series 2007-PWR18 pooling and servicing agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

•

a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

•	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

•

the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the special servicer will have the right, but not the duty, to obtain, at the trust’s expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates); and

•

except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually).

Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer (and, in connection therewith, the special servicer will be required to comply with any applicable provisions of the series 2007-PWR18 pooling and servicing agreement described above under “—The Series 2007-PWR18 Controlling Class Representative—Rights and Powers of Controlling Class Representative”). The applicable master servicer will be entitled to conclusively rely on the determination of the special servicer.

With respect to each specially serviced mortgage loan and REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the special servicer will be required to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer’s force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer’s existing force-placed policy) with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loans or any related REO Properties), as applicable, as to which it is the applicable master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than “A” by S&P and “A” by Fitch and DBRS (or if not rated by DBRS, the ratings listed above for S&P and Fitch or the equivalent ratings by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch, AM Best and/or Moody’s)), and that master servicer or that special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or that special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

Subject to the foregoing discussion, see also “Description of Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions

In connection with each pooled mortgage loan (other than each Non-Trust-Serviced Pooled Mortgage Loan), the applicable master servicer or the special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property. However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither that master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from either or both Rating Agencies, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency or those Rating Agencies, as the case may be, to the series 2007-PWR18 certificates. Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the special servicer, and the special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the special servicer has complied with any applicable provisions of the series 2007-PWR18 pooling and servicing agreement and/or Mortgage Loan Group Intercreditor Agreement described above under “—The Series 2007-PWR18 Controlling Class Representative—Rights and Powers of Controlling Class Representative” or “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool —Pari Passu, Subordinate and/or Other Financing—Split Loan Structures”.

Transfers of Interests in Borrowers

Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than each Non-Trust-Serviced Pooled Mortgage Loan), to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if—

•

the subject mortgage loan is a pooled mortgage loan that alone – or together with all other pooled mortgage loans that have the same or a known affiliated borrower – is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance); has a cut-off date principal balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

•	the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the series 2007-PWR18 certificates. In addition, the series 2007-PWR18 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

Modifications, Waivers, Amendments and Consents

Except in the case of the Non-Trust-Serviced Pooled Mortgage Loans, the special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard agree to:

•	modify, waive or amend any term of any mortgage loan;
•	extend the maturity of any mortgage loan;
•	defer or forgive the payment of interest (including Default Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;
•	defer or forgive the payment of late payment charges on any mortgage loan;
•	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;
•	permit the release, addition or substitution of collateral securing any mortgage loan; or
•	permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

The ability of the special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Series 2007-PWR18 Controlling Class Representative—Rights and Powers of Controlling Class Representative” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

•

Unless the applicable master servicer has obtained the consent of the special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional Interest and (b) with respect to certain routine matters.

•

With limited exceptions generally involving the waiver of Default Interest and late payment charges, the special servicer may not agree to, or consent to the applicable master servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer’s taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or
2.	in the judgment of the special servicer, materially impair the security for the mortgage loan,

unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2007-PWR18 certificateholders and, in the case of a Trust-Serviced Loan Group, the related Trust-Serviced Non-Pooled Noteholder, all as a collective whole, on a present value basis than would liquidation.

•	As regards modifications, waivers and amendments of a Trust-Serviced Mortgage Loan Group:
1.

following any modification, extension, waiver or amendment of the payment terms of a Trust-Serviced Mortgage Loan Group, any payments on and proceeds of a Trust-Serviced Mortgage Loan Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan Group) in accordance with the allocation and payment priorities set forth in the related Mortgage Loan Group Intercreditor Agreement, such that none of the trust as holder of the related pooled mortgage loan and the holder of that Trust-Serviced Non-Pooled Mortgage Loan will gain a priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group Intercreditor Agreement; and

2.

in the case of any Mortgage Loan Group that also includes a Non-Pooled Subordinate Loan, to the extent consistent with the Servicing Standard, taking into account the extent to which the related Non-Pooled Subordinate Loan is junior to the related pooled mortgage loan,

(a)

no waiver, reduction or deferral of any amounts due on the pooled mortgage loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Non-Pooled Subordinate Loan, and

(b)

no reduction of the mortgage rate (exclusive, if applicable, of any portion thereof that represents the rate at which Post-ARD Additional Interest is calculated) of the related pooled mortgage loan will be effected prior to the reduction of the mortgage rate (exclusive, if applicable, of any portion thereof that represents the rate at which Post-ARD Additional Interest is calculated) of the related Non-Pooled Subordinate Loan.

•	Neither the applicable master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of—
1.	with certain exceptions, five years after the mortgage loan’s stated maturity if the mortgage loan is the subject of an environmental insurance policy,
2.	five years prior to the rated final distribution date, and
3.

if the mortgage loan is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

•

Neither the applicable master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would—

1.

cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code or any of the respective grantor trusts related to the class R or class V certificates to fail to qualify as a grantor trust under the Internal Revenue Code,

2.

result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code or the imposition of any tax on any of the respective grantor trusts related to the class R or class V certificates under the Internal Revenue Code, or

3.	adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.
•

Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

•

The special servicer may not permit or consent to the applicable master servicer’s permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first——

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—
(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and
(b)

there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

2.

received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of the Rating Agencies that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2007-PWR18 certificates.

•

With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the applicable master servicer’s releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any series 2007-PWR18 certificateholder or obtain any confirmation from the

Rating Agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the special servicer and to the series 2007-PWR18 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder. If approval is granted by the special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

Required Appraisals

Within approximately 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans (other than any Non-Trust-Serviced Pooled Mortgage Loan), the special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2007-PWR18 pooling and servicing agreement, unless—

•	an appraisal had previously been obtained within the prior twelve months, and
•	the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

As a result of any appraisal or other valuation, it may be determined by the special servicer, in consultation with the series 2007-PWR18 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan and (ii) in the case of each PCFII Mortgage Loan Group and the Circuit City San Rafael Loan Group, the determination of whether the related Non-Pooled Subordinate Noteholder, on the one hand, or the series 2007-PWR18 controlling class representative, on the other, exercises certain control rights with respect to the related loan group. See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments”, “—Split Loan Structures—BSCMI Mortgage Loan Groups—The Circuit City San Rafael Loan Group” and “—Split Loan Structures—PCFII Mortgage Loan Groups —PCFII Non-Pooled Subordinate Noteholders” in this prospectus supplement.

If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, in consultation with the series 2007-PWR18 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when—

•	any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and
•	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

Notwithstanding the foregoing, the series 2007-PWR18 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2007-PWR18 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction Amount.

Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of “Appraisal Reduction Amount” in the glossary to this prospectus supplement.

Also, notwithstanding the foregoing, any Appraisal Reduction Amounts (as calculated under the related Non-Trust-Servicing Agreement) with respect to any Non-Trust-Serviced Pooled Mortgage Loan will be determined in accordance with the related Non-Trust Servicing Agreement, which is similar but not identical to the series 2007-PWR18 pooling and servicing agreement in this regard, based upon appraisals obtained under that Non-Trust Servicing Agreement and may affect the amount of any advances of delinquent monthly debt service payments required to be made on that Non-Trust-Serviced Pooled Mortgage Loan.

Collection Accounts

General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the offered certificates.

The funds held in each master servicer’s collection account may be held as cash or invested in Permitted Investments. See “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above.

Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account Withdrawals.

The series 2007-PWR18 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

Fair Value Purchase Option

If any pooled mortgage loan becomes a Specially Designated Defaulted Pooled Mortgage Loan, then the special servicer must determine the Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan based upon, among other things, an appraisal or other valuation obtained or conducted by the special servicer within the preceding 12-month period. The determination must be made within 30 days following receipt of the appraisal or other valuation. The special servicer will be required to update its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the special servicer’s determination or if the special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination. In the case of each Non-Trust-Serviced Pooled Mortgage Loan, however, the provisions described above will be subject to any conditions and/or contrary provisions described under “Description of the Mortgage Pool — Certain Characteristics of the Mortgage Loans—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures”.

The holder(s) of a majority in principal amount of the series 2007-PWR18 controlling class and the special servicer, in that order, will be entitled to purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage Loan, at a cash price that is equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series 2007-PWR18 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. Any exercise of the Purchase Option by the special servicer or any affiliate thereof will be conditioned on a confirmation by the trustee that the special servicer’s determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the special servicer may revise any such Fair Value determination that is rejected by the trustee (in which case the revised determination shall likewise be subject to confirmation by the trustee). For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party’s determination. Any holder of the Purchase Option may assign the option to any third party other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan.

The Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

The Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase Options with respect to the GGP Portfolio Pooled Mortgage Loan, the Aviata Apartments Pooled Mortgage Loan, the HRC Portfolio 3 Pooled Mortgage Loan, the HRC Portfolio 1 Pooled Mortgage Loan, the HRC Portfolio 2 Pooled Mortgage Loan and the Circuit City San Rafael Pooled Mortgage Loan are subject to the prior right of the applicable Non-Pooled Subordinate Noteholder to exercise any option to purchase the related pooled mortgage loan following a default and to any consultation and/or approval right that applies to a sale of a defaulted loan. See “Description of the Mortgage Pool — Certain Characteristics of the Mortgage Loans—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” above.

We cannot assure you that the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

The special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted Pooled Mortgage Loan without regard to the related Purchase Option.

The Purchase Option under the series 2007-PWR18 pooling and servicing agreement will apply to the Pooled Mortgage Loan in each Non-Trust-Serviced Mortgage Loan Group, subject to any conditions and/or contrary provisions described under “Description of the Mortgage Pool — Certain Characteristics of the Mortgage Loans—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures”. Any purchaser will not be entitled or required to purchase any related Non-Pooled Mortgage Loan.

Procedures with Respect to Defaulted Mortgage Loans and REO Properties

The special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, any Non-Trust-Serviced Pooled Mortgage Loan) and for the operation, management, leasing, maintenance and disposition of

REO Properties, in any event generally as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus. Any REO Property relating to a Trust-Serviced Mortgage Loan Group will be held on behalf of the series 2007-PWR18 certificateholders and the related Trust-Serviced Non-Pooled Noteholder.

REO Account

If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by the special servicer will be payable to that special servicer, subject to the limitations described in the series 2007-PWR18 pooling and servicing agreement.

The special servicer will be required to withdraw from the REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer’s collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Notwithstanding the foregoing, amounts received with respect to any REO Property relating to a Non-Trust-Serviced Pooled Mortgage Loan will be deposited into an REO account maintained by the special servicer under the Non-Trust Servicing Agreement and, subject to similar conditions as are set forth under the series 2007-PWR18 pooling and servicing agreement, will be remitted monthly to the master servicer under the Non-Trust Servicing Agreement for remittance to the applicable master servicer under the series 2007-PWR18 pooling and servicing agreement.

Rights Upon the Occurrence of an Event of Default

If an Event of Default occurs with respect to any of the master servicers or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2007-PWR18 certificateholders entitled to not less than 25% of the series 2007-PWR18 voting rights, or, in the case of the special servicer, at the direction of the series 2007-PWR18 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2007-PWR18 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series 2007-PWR18 certificateholder or as holder of a Non-Pooled Subordinate Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicer” above, the trustee must either:

•

succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2007-PWR18 pooling and servicing agreement; or

•

appoint an established mortgage loan servicing institution reasonably acceptable to the series 2007-PWR18 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

The holders of certificates entitled to a majority of the voting rights or, alternatively, if an Event of Default involving the special servicer has occurred, the series 2007-PWR18 controlling class representative, may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee or its designee act as that successor. In connection with the pooled mortgage loans sold by Principal Commercial Funding II, LLC or Nationwide Life Insurance Company to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Principal Global Investors, LLC or Nationwide Life, as applicable, in its capacity as primary servicer and Principal Global Investors, LLC or Nationwide Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of an Event of Default” section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the eighth, ninth and tenth bullets under the definition of “Event of Default” that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this “—Rights Upon the Occurrence of an Event of Default” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2007-PWR18 certificates.

In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2007-PWR18 certificates affected by any Event of Default may waive the Event of Default. However, the Events of Default described in the first, second, eighth and ninth bullets under the definition of “Event of Default” that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series 2007-PWR18 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-PWR18 pooling and servicing agreement.

If an Event of Default on the part of the master servicer for a Trust-Serviced Mortgage Loan Group occurs and affects a related Trust-Serviced Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2007-PWR18 certificateholders, the related Trust-Serviced Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

Certain Matters Related to the 8119-8133 Watson Street Pooled Mortgage Loan

In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 8119-8133 Watson Street, which has an interest rate of 6.50432% per annum that is to reset to 6.54000% per annum if a holdback is applied to reduce the balance of the pooled mortgage loan as described on the “Footnotes to Appendix B & Appendix C,” REMIC I will be entitled to receive interest at a rate of 6.50432% per annum at all times, notwithstanding such potential reset of such interest rate. For purposes of determining the Weighted Average Pool Pass-Through Rate and certain other purposes, the pooling and servicing agreement will require that this pooled mortgage loan be treated as if it accrues interest at a rate of 6.50432% per annum – without regard to any excess of interest accrued on this pooled mortgage loan at a rate per annum of 6.54000% over interest accrued at a rate of 6.50432% per annum. We refer to any such excess as “8119-8133 Watson Street Additional Interest”. The pooled mortgage loan seller for this pooled mortgage loan will be entitled to any payments or collections on or in respect of any 8119-8133 Watson Street Additional Interest and such payments and collections will not be included in the Available Distribution Amount for any distribution date. The portion of the series 2007-PWR18 trust fund that holds any 8119-8133 Watson Street Additional Interest and any collections thereof will not constitute an asset of REMIC I.

Certain Legal Aspects of Mortgage Loans

General

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Texas (approximately 13.6% of the initial mortgage pool balance). The discussion is general in nature, does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

Texas

Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower’s defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. In addition, the availability of a deficiency judgment is limited in the case of the Mortgage Loans because of the limited nature of its recourse liabilities.

Material Federal Income Tax Consequences

General

Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-PWR18 pooling and servicing agreement and the Non-Trust Servicing Agreements, and subject to any other assumptions set forth in the opinion, (i) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code, and (ii) the portion of the trust that holds the Post-ARD Additional Interest and collections thereof (the “Class V Grantor Trust”) will be treated as a grantor trust under the Internal Revenue Code.

The assets of REMIC I will generally include—

•	the pooled mortgage loans,
•

any REO Properties acquired on behalf of the series 2007-PWR18 certificateholders (or a beneficial interest in a mortgaged property securing a pooled mortgage loan that is part of a Mortgage Loan Group),

•	the respective master servicers’ collection accounts,
•	the REO account maintained by the special servicer, and
•	the certificate administrator’s distribution account and interest reserve account.

However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

For federal income tax purposes,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,
•	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

•

the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, X-1, X-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

•	the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and
•	the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

Discount and Premium; Prepayment Consideration

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

For federal income tax reporting purposes, we anticipate that the class A-1, A-J and AJ-A certificates will be treated as having been issued with a de minimis amount of original issue discount and that the class A-2, A-3, A-AB, A-4, A-1A, A-M and AM-A certificates will be issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the accompanying prospectus.

When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the series 2007-PWR18 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	the mortgage loans with anticipated repayment dates will be paid in full on those dates,
•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and
•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in each of this prospectus supplement and the accompanying prospectus.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, offered certificates held by a real estate investment trust (“REIT”) will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;
•	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Internal Revenue Code; and
•	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;
(2)	the mortgage loan documents allow that substitution;
(3)

the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

ERISA Considerations

ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

The DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan’s investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a “fiduciary” of investing Plans with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicers, the special servicer, any party responsible for the servicing and administration of any Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the series 2007-PWR18 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, “prohibited transactions” within the meaning of ERISA and Section 4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a Party in Interest.

In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code transactions relating to:

•	the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and
•	transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption.

The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

•

the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody’s, S&P, Fitch or DBRS;
•	the trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;
•

the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the series 2007-PWR18 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

•	the Plan investing in the certificates must be an “accredited investor” as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended.

A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

•	the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;
•	the Plan’s investment in each class of series 2007-PWR18 certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;
•

immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

•

in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

•	the Plan is not sponsored by a member of the Restricted Group.

Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute “securities” for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under regulations issued pursuant to Section 401(c), assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least “BBB-” by S&P, Fitch or DBRS should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any offered certificate with “plan assets” of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, each master servicer and the special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Underwriter Exemption or will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, either master servicer, the special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2007-PWR18 pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the accompanying prospectus.

Use of Proceeds

We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

Plan of Distribution

Under the terms and subject to the conditions set forth in an underwriting agreement dated as of the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates if any are purchased.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-AB
Bear, Stearns & Co. Inc.	$37,445,529	$145,950,000	$134,850,000	$65,950,000
Morgan Stanley & Co. Incorporated	$37,445,529	$145,950,000	$134,850,000	$65,950,000
Total	$74,891,059	$291,900,000	$269,700,000	$131,900,000

Underwriter	Class A-4	Class A-1A	Class A-M	Class AM-A
Bear, Stearns & Co. Inc.	$354,999,000	$136,207,500	$105,778,500	$19,458,000
Morgan Stanley & Co. Incorporated	$354,999,000	$136,207,500	$105,778,500	$19,458,000
Total	$709,998,000	$272,415,000	$211,557,000	$38,916,000

Underwriter	Class A-J	Class AJ-A
Bear, Stearns & Co. Inc.	$91,234,000	$16,783,000
Morgan Stanley & Co. Incorporated	$91,234,000	$16,783,000
Total	$182,468,000	$33,566,000

Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and co-bookrunning managers.

The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased. We expect to receive from this offering approximately $2,222,399,915 in sale proceeds, plus accrued interest on the offered certificates from and including December 1, 2007, before deducting expenses payable by us.

The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment for the offered certificates on or about December 27, 2007.

The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

Legal Matters

The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

Class	S&P	Fitch	DBRS
A-1	AAA	AAA	AAA
A-2	AAA	AAA	AAA
A-3	AAA	AAA	AAA
A-AB	AAA	AAA	AAA
A-4	AAA	AAA	AAA
A-1A	AAA	AAA	AAA
A-M	AAA	AAA	AAA
AM-A	AAA	AAA	AAA
A-J	AAA	AAA	AAA
AJ-A	AAA	AAA	AAA

Each of the Rating Agencies identified above are expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding; provided that a Rating Agency may cease performing ratings surveillance at any time if that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the depositor. The ratings on the offered certificates address the likelihood of—

•	the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and
•	the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in June 2050, which is the rated final distribution date.

The ratings on the offered certificates take into consideration—

•	the credit quality of the pooled mortgage loans,
•	structural and legal aspects associated with the offered certificates, and
•	the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust fund,
•	whether or to what extent prepayments of principal may be received on the pooled mortgage loans,
•	the likelihood or frequency of prepayments of principal on the pooled mortgage loans,
•	the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,
•

whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

•	whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

We cannot assure you that any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P, Fitch or DBRS.

The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See “Ratings” in the accompanying prospectus.

Glossary

“30/360 Basis” means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

“Actual/360 Basis” means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

“Additional Servicer” means each affiliate of any master servicer that services any of the mortgage loans and each person that is not an affiliate of any master servicer, other than the special servicer, and that, in either case, services 10% or more of the pooled mortgage loans based on the principal balance of the pooled mortgage loans.

“Additional Trust Fund Expense” means an expense of the trust fund that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,
•	is not included in the calculation of a Realized Loss,
•	is not covered by a servicing advance or a corresponding collection from the related borrower, and
•

is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2007-PWR18 pooling and servicing agreement).

We provide some examples of Additional Trust Fund Expenses under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

“Administrative Fee Rate” means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate, the certificate administrator fee rate and the applicable master servicing fee rate. The master servicing fee rate will include any primary servicing fee rate. The Administrative Fee Rate for each Non-Trust-Serviced Pooled Mortgage Loan takes account of (among other things) the rates at which the applicable master, primary, subservicing or similar servicing fees accrue, which fees may be payable under the related Non-Trust Servicing Agreement, the series 2007-PWR18 pooling and servicing agreement and/or a combination thereof.

“Appraisal Reduction Amount” means for any pooled mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

•	will be determined shortly following the later of—
1.

the date on which the relevant appraisal or other valuation is obtained or performed, as described under “Servicing Under the Series 2007-PWR18 Pooling and Servicing Agreement—Required Appraisals” in this prospectus supplement; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and
•	will generally equal the excess, if any, of “x” over “y” where—
1.	“x” is equal to the sum of:
(a)	the Stated Principal Balance of that mortgage loan;
(b)

to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on that mortgage loan through the most recent due date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that mortgage loan;

(d)

all related unreimbursed advances made by or on behalf of the applicable master servicer, the special servicer or the trustee with respect to that mortgage loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses with respect to that mortgage loan; and
(f)

all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged property or REO Property, for which neither the applicable master servicer nor the special servicer holds any escrow funds or reserve funds; and

2.	“y” is equal to the sum of:
(a)

the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that mortgage loan;

(b)	the amount of escrow payments and reserve funds held by the applicable master servicer or the special servicer with respect to the subject mortgage loan that—
•	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,
•	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and
•	may be applied toward the reduction of the principal balance of the mortgage loan; and
(c)	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the subject mortgage loan.

If, however—

•	an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, any Non-Trust-Serviced Pooled Mortgage Loan),
•

the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

•	either—
1.

no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

2.

there has been a material change in the circumstances surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer’s judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

Notwithstanding the foregoing, as of any date of determination, in the case of the GGP Portfolio Loan Group, the Aviata Apartments Loan Group, the HRC Portfolio 3 Loan Group, the HRC Portfolio 1 Loan Group, the HRC Portfolio 2 Loan Group and the Circuit City San Rafael Loan Group, any Appraisal Reduction Amounts will be calculated with respect to the entirety of the related Trust-Serviced Mortgage Loan Group as if it were a single pooled mortgage loan and allocated, first, to the related Non-Pooled Subordinate Loan up to the full principal balance thereof and then to the related pooled mortgage loan.

Also notwithstanding the foregoing, in the case of the Southlake Mall Loan Group, any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of the Southlake Mall Loan Group as if it were a single pooled mortgage loan and allocated to the related pooled mortgage loan and the related Non-Pooled Mortgage Pari Passu Companion Loan on a pro rata and pari passu basis.

Also notwithstanding the foregoing, with respect to each Non-Trust-Serviced Pooled Mortgage Loan, any Appraisal Reduction Amount for purposes of monthly debt service advances will be the amount calculated under the related Non-Trust Servicing Agreement and will, in general, equal a proportionate share, by balance, of an amount calculated with respect to the Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loan(s) in a manner similar to, but not the same as, that described in the first sentence of this definition, except that the entire outstanding balance of the related Non-Trust-Serviced Mortgage Loan Group will be taken into account and the resulting Appraisal Reduction Amount will be allocated to each mortgage loan that forms a part of that Non-Trust-Serviced Mortgage Loan Group on a pari passu basis.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

“Appraisal Trigger Event” means, with respect to any pooled mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan), any of the following events:

•	the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that—
1.

materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

2.

except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released; or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;
•	the mortgaged property securing the mortgage loan becomes an REO Property;
•

the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•

the related borrower fails to make any monthly debt service payment with respect to the mortgage loan or a Trust-Serviced Non-Pooled Mortgage Loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer Event; and

•	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

The “Appraisal Trigger Event” (or the equivalent) with respect to each Non-Trust-Serviced Pooled Mortgage Loan is defined under the related Non-Trust Servicing Agreement and the relevant events are similar to, but may differ from, those specified above.

“Appraised Value” means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a “stabilized value” as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled “Footnotes to Appendix B & Appendix C”.

“ARD” means anticipated repayment date.

“ARD Loan” means any mortgage loan that provides for the accrual of Post-ARD Additional Interest if the mortgage loan is not paid in full on or before its anticipated repayment date.

“Authorized Collection Account Withdrawals” means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

1.

to remit to the certificate administrator for deposit in the certificate administrator’s distribution account described under “Description of the Offered Certificates—Distribution Account” in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and the trust’s interest in any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject distribution date occurs;
(b)

with limited exception involving the Non-Trust-Serviced Pooled Mortgage Loans and pooled mortgage loans that have due dates occurring after the end of the related collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from that collection account to any person other than the series 2007-PWR18 certificateholders in accordance with any of clauses 2 through 5 below;
2.

to pay or reimburse one or more parties to the series 2007-PWR18 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the source of funds that may be used to make such payment or reimbursement);

3.

to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2007-PWR18 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

4.

to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

5.	to withdraw amounts deposited in the collection account in error; and
6.	to clear and terminate the collection account upon the termination of the series 2007-PWR18 pooling and servicing agreement.

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.

the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under “Description of the Offered Certificates—Distribution Account—Deposits” in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

•	Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2007-PWR18 certificates as described in this prospectus supplement);
•	any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and
•

any amounts that may be withdrawn from the certificate administrator’s distribution account, as described under “Description of the Offered Certificates—Distribution Account—Withdrawals” in this prospectus supplement, for any reason other than distributions on the series 2007-PWR18 certificates, including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 2007, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the certificate administrator’s interest reserve account; plus

2.

if such distribution date occurs during March of any year subsequent to 2007 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the certificate administrator’s interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360 Basis, which are to be deposited into the certificate administrator’s distribution account.

The certificate administrator will apply the Available Distribution Amount as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement to pay principal and accrued interest on the series 2007-PWR18 certificates on each distribution date.

“Aviata Apartments Intercreditor Agreement” means the intercreditor agreement between the initial holders of the Aviata Apartments Pooled Mortgage Loan and the Aviata Apartments Non-Pooled Subordinate Loan.

“Aviata Apartments Loan Group” means the Aviata Apartments Pooled Mortgage Loan and the Aviata Apartments Non-Pooled Subordinate Loan, together.

“Aviata Apartments Mortgaged Property” means the mortgaged property identified on Appendix B to this prospectus supplement as Aviata Apartments.

“Aviata Apartments Non-Pooled Subordinate Loan” means the loan with an original principal balance of $500,000 that is secured by the same mortgage instrument encumbering the Aviata Apartments Mortgaged Property as the Aviata Apartments Pooled Mortgage Loan. The Aviata Apartments Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Aviata Apartments Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the Aviata Apartments Non-Pooled Subordinate Loan.

“Aviata Apartments Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $27,500,000 that is secured by the Aviata Apartments Mortgaged Property.

“Base Interest Fraction” means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related pooled mortgage loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;
•

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

•

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction shall be equal to 1.0.

If a pooled mortgage loan provides for a step-up in the mortgage interest rate, then the mortgage interest rate used in the determination of the Base Interest Fraction will be the mortgage interest rate in effect at the time of the prepayment.

“BSCMI” means Bear Stearns Commercial Mortgage, Inc.

“BSCMI Mortgage Loan Groups” means one or more of the RRI Hotel Portfolio Loan Group and the Circuit City San Rafael Loan Group, as applicable.

“BSCMSI 2007-PWR17” means the commercial mortgage securitization known as Bear Stearns Commercial Mortgage Securities Trust 2007-PWR17.

“BSCMSI 2007-PWR17 Master Servicer” means the applicable “master servicer” under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

“BSCMSI 2007-PWR17 Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of September 1, 2007, among Bear Stearns Commercial Mortgage Securities Inc., as depositor, Prudential Asset Resources, Inc., as a master servicer, Wells Fargo Bank, National Association, as a master servicer, Centerline Servicing Inc., as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as tax administrator, and LaSalle Bank National Association, as trustee.

“BSCMSI 2007-PWR17 Special Servicer” means the “special servicer” under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is CSI.

“BSCMSI 2007-PWR17 Trustee” means the “trustee” under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association.

“CBD” means, with respect to a particular jurisdiction, its central business district.

“Circuit City San Rafael Change of Control Event” means the event that occurs if and for so long as (a) (1) the initial Circuit City San Rafael Non-Pooled Subordinate Loan principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as to principal prepayments or otherwise) allocated to, and received on Circuit City San Rafael Non-Pooled Subordinate Loan, (y) any Appraisal Reduction Amount for the Circuit City San Rafael Loan Group and (z) any losses realized with respect to the Circuit City San Rafael Loan Group, is less than (b) 25% of the excess of (1) the initial Circuit City San Rafael Non-Pooled Subordinate Loan principal balance over (2) any payments of principal (whether as to principal prepayments or otherwise) allocated to and received by, the Circuit City San Rafael Non-Pooled Subordinate Noteholder on the Circuit City San Rafael Non-Pooled Subordinate Loan.

“Circuit City San Rafael Intercreditor Agreement” means the intercreditor agreement between the initial holders of the Circuit City San Rafael Pooled Mortgage Loan and the Circuit City San Rafael Non-Pooled Subordinate Loan.

“Circuit City San Rafael Loan Group” means the Circuit City San Rafael Pooled Mortgage Loan and the Circuit City San Rafael Non-Pooled Subordinate Loan, together.

“Circuit City San Rafael Mortgaged Properties” means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Circuit City San Rafael.

“Circuit City San Rafael Non-Pooled Subordinate Loan” means the loan with an original principal balance of $1,600,000 that is secured by the same mortgage instrument encumbering the Circuit City San Rafael Mortgaged Properties as the Circuit City San Rafael Pooled Mortgage Loan. The Circuit City San Rafael Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Circuit City San Rafael Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the Circuit City San Rafael Non-Pooled Subordinate Loan.

“Circuit City San Rafael Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $6,400,000 that is secured by the Circuit City San Rafael Mortgaged Property.

“Class A-AB Planned Principal Balance” means, for any distribution date, the principal balance specified for that distribution date on Schedule II to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring Assumptions, it is anticipated that the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the principal balance indicated for that distribution date on Schedule II to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, we cannot assure you that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule II to this prospectus supplement.

“Clearstream” means Clearstream Banking, société anonyme.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans) for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

“CSI” means Centerline Servicing Inc.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals”. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “Footnotes to Appendix B & Appendix C” in this prospectus supplement.

“DBRS” means DBRS, Inc.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the annual debt service as shown in Appendix B to this prospectus supplement. In the case of pooled mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), 12 months of interest-only payments is used as the annual debt service even if such remaining interest-only period is less than 12 months. The annual debt service used in the calculation of the Debt Service Coverage Ratio for each pooled mortgage loan generally does not take into account any increase in the amount of the scheduled monthly debt service payments that may occur pursuant to any loan-specific provisions that are described on the “Footnotes to Appendix B & Appendix C” in this prospectus supplement. This is the case regardless of whether such an increase is scheduled to occur automatically on a specific date or the increase is contingent on the presence or absence of particular circumstances in the future. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and the “Footnotes to Appendix B & Appendix C” in this prospectus supplement for further information.

“Debt Service Coverage Ratio (after IO Period)” or “DSCR (after IO Period)” generally means the U/W DSCR except with respect to any pooled mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date). In those such cases, the debt service coverage ratio is calculated in the same manner as the DSCR except that the amount of the annual debt service considered in the calculation is generally the total of the 12 monthly payments that are due immediately after such interest-only period expires. Except as otherwise described in the preceding sentence with respect to pooled mortgage loans that have interest-only periods, the annual debt service used in the calculation of the Debt Service Coverage Ratio (after IO Period) generally does not take into account any increase in the amount of the scheduled monthly debt service payments that may occur pursuant to any loan-specific provisions that are described on the “Footnotes to Appendix B & Appendix C” in this prospectus supplement. This is the case regardless of whether such an increase is scheduled to occur automatically on a specific date or the increase is contingent on the presence or absence of particular circumstances in the future. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and the “Footnotes to Appendix B & Appendix C” in this prospectus supplement for further information.

“Default Interest” means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and
•	is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

“Discount Rate” means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•

if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

•

if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“DOL” means the U.S. Department of Labor.

“DRA / Colonial Office Portfolio Intercreditor Agreement” means the intercreditor agreement between the initial holders of the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the DRA / Colonial Office Portfolio Non-Pooled Mortgage Loans.

“DRA / Colonial Office Portfolio Loan Group” means the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loans, together.

“DRA / Colonial Office Portfolio Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $247,302,419 that is secured by or has the benefit of arrangements regarding the DRA / Colonial Office Portfolio Properties.

“DRA / Colonial Office Portfolio Mortgaged Properties” means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as “DRA / Colonial Office Portfolio”.

“DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loan” means either of the two loans, one with an original principal balance of $247,302,419 and the other with an original principal balance of $247,302,419, that is secured by the same mortgage instrument encumbering the DRA / Colonial Office Portfolio Mortgaged Properties as the

DRA / Colonial Office Portfolio Pooled Mortgage Loan. The DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans.

“DTC” means The Depository Trust Company.

“Eligible Account” means any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than “AA-” by S&P (or “A-” by S&P so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “A-1” by S&P), “AA-” by Fitch (or “A-” by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F-1” by Fitch) and “A (high)” by DBRS (or if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and S&P) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody’s)), if the deposits are to be held in the account for more than thirty (30) days, or the short-term deposit or short-term unsecured debt obligations of which are rated no less than “A-1” by S&P, “F-1” by Fitch and “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for S&P and Fitch) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody’s)), if the deposits are to be held in the account for thirty (30) days or less, in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (ii), may include the certificate administrator or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), (iii) for so long as Wells Fargo serves as a master servicer under the pooling and servicing agreement, an account maintained with Wells Fargo or Wells Fargo Bank Iowa, N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary’s or its parent’s (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least “A-1” by S&P, “F-1” by Fitch and “R-1 (middle)” in the case of DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for S&P and Fitch) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody’s)), if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least “AA-” by S&P and “AA-” by Fitch (or “A-” by S&P and “A-” by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than “A-1” by S&P and “F-1” by Fitch) and “AA (low)” by DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for S&P and Fitch) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody’s), if the deposits are to be held in the account for more than 30 days, (iv) for so long as Prudential Asset Resources, Inc. serves as a master servicer under the pooling and servicing agreement, an account maintained with Prudential Bank and Trust, FSB, a wholly-owned subsidiary of Prudential Financial, Inc., provided that (A) such subsidiary’s debt ratings meet the criteria for Fitch and DBRS otherwise set forth above, and (B) written confirmation from S&P remains in effect and the conditions thereunder are satisfied and that maintaining accounts at Prudential Bank and Trust, FSB would not in and of itself result in the qualification, downgrade or withdrawal with respect to any series of certificates issued in CMBS transactions for which PAR serves as master servicer.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

“Euroclear” means The Euroclear System.

“Euroclear Operator” means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

“Event of Default” means, notwithstanding the discussion under “Description of the Pooling and Servicing Agreements—Events of Default” in the accompanying prospectus, each of the following events, circumstances and conditions under the series 2007-PWR18 pooling and servicing agreement:

•

either master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer’s collection account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

•

any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator’s distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

•

any failure by a master servicer to timely make, or by the special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2007-PWR18 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or that special servicer, as the case may be, by the trustee;

•

any failure by a master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2007-PWR18 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2007-PWR18 pooling and servicing agreement or by series 2007-PWR18 certificateholders entitled to not less than 25% of the series 2007-PWR18 voting rights or, if affected by the failure, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

•

any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series 2007-PWR18 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-PWR18 certificateholders, a Non-Pooled Subordinate Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2007-PWR18 pooling and servicing agreement, by series 2007-PWR18 certificateholders entitled to not less than 25% of the series 2007-PWR18 voting rights or, if affected by the breach, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

•

the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or the special servicer, or the taking by a master servicer or the special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•

any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2007-PWR18 pooling and servicing agreement to a Trust-Serviced Non-Pooled Noteholder and such failure continues for one business day;

•

a master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as the case may be, and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series 2007-PWR18 certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on negative credit watch) in connection with such removal; and

•

a master servicer ceases to have a master servicer rating of at least “CMS3” from Fitch or the special servicer ceases to have a special servicer rating of at least “CSS3” from Fitch and, in either case, that rating is not reinstated within 60 days.

•

both (i) the trustee receives written notice from DBRS that the continuation of a master servicer or the special servicer in its respective capacity would result in the downgrade or withdrawal of any rating then assigned by DBRS to any class of series 2007-PWR18 certificates and citing servicing concerns with such master servicer or special servicer as the sole or a material factor in such rating action and (ii) such notice is not withdrawn, terminated or rescinded within 60 days following the trustee’s receipt of such notice

When a single entity acts as two or more of the capacities of the master servicers and the special servicer, an Event of Default (other than an event described in the seventh, eighth, ninth and tenth bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

Under certain circumstances, the failure by a party to the pooling and servicing agreement or a primary servicing agreement to perform its duties described under “Description of the Offered Certificates – Evidence as to Compliance”, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB, will constitute an event of default that entitles the depositor or another person to terminate that party. In some circumstances, such an event of default may be waived by the depositor in its sole discretion.

“Exemption-Favored Party” means any of the following—

•	Bear, Stearns & Co. Inc.,
•	Morgan Stanley & Co. Incorporated,
•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Morgan Stanley & Co. Incorporated, and
•

any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

“Fair Value” means the amount that, in the special servicer’s judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage Loan.

“FF&E” means furniture, fixtures and equipment.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Fitch” means Fitch, Inc.

“GGP Portfolio Intercreditor Agreement” means the intercreditor agreement between the initial holders of the GGP Portfolio Pooled Mortgage Loan and the GGP Portfolio Non-Pooled Subordinate Loan.

“GGP Portfolio Loan Group” means the GGP Portfolio Pooled Mortgage Loan and the GGP Portfolio Non-Pooled Subordinate Loan, together.

“GGP Portfolio Mortgaged Properties” means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as GGP Portfolio.

“GGP Portfolio Non-Pooled Subordinate Loan” means the loan with an original principal balance of $40,000,000 that is secured by the same mortgage instrument encumbering the GGP Portfolio Mortgaged Properties as the GGP Portfolio Pooled Mortgage Loan. The GGP Portfolio Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“GGP Portfolio Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the GGP Portfolio Non-Pooled Subordinate Loan.

“GGP Portfolio Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $156,000,000 that is secured by the GGP Portfolio Mortgaged Properties.

“Government Securities” means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

“HRC Portfolio 1 Intercreditor Agreement” means the intercreditor agreement between the initial holders of the HRC Portfolio 1 Pooled Mortgage Loan and the HRC Portfolio 1 Non-Pooled Subordinate Loan.

“HRC Portfolio 1 Loan Group” means the HRC Portfolio 1 Pooled Mortgage Loan and the HRC Portfolio 1 Non-Pooled Subordinate Loan, together.

“HRC Portfolio 1 Mortgaged Properties” means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as HRC Portfolio 1.

“HRC Portfolio 1 Non-Pooled Subordinate Loan” means the loan with an original principal balance of $2,590,000 that is secured by the same mortgage instrument encumbering the HRC Portfolio 1 Mortgaged Properties as the HRC Portfolio 1 Pooled Mortgage Loan. The HRC Portfolio 1 Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“HRC Portfolio 1 Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the HRC Portfolio 1 Non-Pooled Subordinate Loan.

“HRC Portfolio 1 Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $26,900,000 that is secured by the HRC Portfolio 1 Mortgaged Property.

“HRC Portfolio 2 Intercreditor Agreement” means the intercreditor agreement between the initial holders of the HRC Portfolio 2 Pooled Mortgage Loan and the HRC Portfolio 2 Non-Pooled Subordinate Loan.

“HRC Portfolio 2 Loan Group” means the HRC Portfolio 2 Pooled Mortgage Loan and the HRC Portfolio 2 Non-Pooled Subordinate Loan, together.

“HRC Portfolio 2 Mortgaged Properties” means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as HRC Portfolio 2.

“HRC Portfolio 2 Non-Pooled Subordinate Loan” means the loan with an original principal balance of $2,525,000 that is secured by the same mortgage instrument encumbering the HRC Portfolio 2 Mortgaged Properties as the HRC Portfolio 2 Pooled Mortgage Loan. The HRC Portfolio 2 Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“HRC Portfolio 2 Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the HRC Portfolio 2 Non-Pooled Subordinate Loan.

“HRC Portfolio 2 Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $26,225,000 that is secured by the HRC Portfolio 2 Mortgaged Property.

“HRC Portfolio 3 Intercreditor Agreement” means the intercreditor agreement between the initial holders of the HRC Portfolio 3 Pooled Mortgage Loan and the HRC Portfolio 3 Non-Pooled Subordinate Loan.

“HRC Portfolio 3 Loan Group” means the HRC Portfolio 3 Pooled Mortgage Loan and the HRC Portfolio 3 Non-Pooled Subordinate Loan, together.

“HRC Portfolio 3 Mortgaged Properties” means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as HRC Portfolio 3.

“HRC Portfolio 3 Non-Pooled Subordinate Loan” means the loan with an original principal balance of $2,595,000 that is secured by the same mortgage instrument encumbering the HRC Portfolio 3 Mortgaged Properties as the HRC

Portfolio 3 Pooled Mortgage Loan. The HRC Portfolio 3 Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“HRC Portfolio 3 Non-Pooled Subordinate Noteholder” means the holder of the promissory note evidencing the HRC Portfolio 3 Non-Pooled Subordinate Loan.

“HRC Portfolio 3 Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $26,965,000 that is secured by the HRC Portfolio 3 Mortgaged Property.

“HRC Portfolio Loan Group” means one or more of the HRC Portfolio 3 Loan Group, the HRC Portfolio 1 Loan Group and the HRC Portfolio 2 Loan Group, as applicable.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service.

“Issue Date” means the date of initial issuance of the series 2007-PWR18 certificates.

“LaSalle” means LaSalle Bank National Association.

“Leased As-of Date” means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

“Lock-out Period” means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

“LTV Ratio at Maturity” generally means the ratio, expressed as a percentage, of (a)(1) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (2) the principal balance of an ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the Appraised Value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals”. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and the “Footnotes to Appendix B & Appendix C” in this prospectus supplement.

“Material Action” means, for any mortgage loan, other than any mortgage loan in a Non-Trust-Serviced Mortgage Loan Group or PCFII Mortgage Loan Group, any of the following actions except as otherwise described below:

1.	any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;
2.	any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below);
3.	any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;
4.	any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;
5.	any release of collateral for any mortgage loan;
6.	any acceptance of substitute or additional collateral for a mortgage loan;
7.	any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property;
8.	any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property;
9.	any approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan; or

10.

any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

Notwithstanding the foregoing, for purposes of the general approval rights of the series 2007-PWR18 controlling class representative, the following Material Actions will not require consultation with or consent of the 2007-PWR18 controlling class representative but the special servicer will be required to deliver notice of the action to the series 2007-PWR18 controlling class representative:

•

a modification of a mortgage loan that is not a specially serviced mortgage loan and has a principal balance that is less than $2,500,000, unless such modification involves an extension of maturity or certain waivers of Post-ARD Additional Interest;

•

a release or reduction of collateral, acceptance of substitute or additional collateral, release of the applicable letter of credit, reserve funds or other collateral where (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000, (B) the transaction is not conditioned on obtaining the consent of the lender under the related mortgage loan documents or, in the case of a release, the release is made upon a satisfaction of the subject mortgage loan or (C) the amount of the release or reduction is less than $50,000;

•

any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000;

•

approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause, where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000; and

•

any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000.

Also, notwithstanding the foregoing, the following actions generally constitute a “Material Action” for purposes of each PCFII Mortgage Loan Group:

•

any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the applicable Mortgage Loan Group;

•

any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the applicable Mortgage Loan Group (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such Mortgage Loan Group);

•	any proposed sale of the related mortgaged property after it becomes REO Property;
•	any acceptance of a discounted payoff of any portion of the applicable Mortgage Loan Group;
•

any determination to bring the related mortgaged property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

•

any release of collateral (or in the case of the Aviata Apartments Loan Group, material collateral) for the applicable Mortgage Loan Group (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of the loan documents for, or upon satisfaction of, such Mortgage Loan Group;

•	any acceptance of substitute or additional collateral for the applicable Mortgage Loan Group (other than in accordance with the terms of the loan documents for such Mortgage Loan Group);
•

any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the applicable Mortgage Loan Group or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

•

any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the applicable Mortgage Loan Group, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to such Mortgage Loan Group) from liability under such Mortgage Loan Group;

•

any renewal or replacement of the then existing insurance policies with respect to the applicable Mortgage Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents, in each case if lenders’ approval is required under the related mortgage loan documents; and

•	any adoption or approval of a plan in bankruptcy of the borrower;
•

with respect to the GGP Portfolio Loan Group, any acceptance of a change in the property management company (provided that the unpaid principal balance of the GGP Portfolio Loan Group is greater than $5,000,000);

•	with respect to the GGP Portfolio Loan Group, any determination by the special servicer that the GGP Portfolio Loan Group has become a specially serviced loan;
•

with respect to the GGP Portfolio Loan Group, any determination by the applicable master servicer that a Servicing Transfer Event has occurred with respect to the GGP Portfolio Loan Group solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism;

•

with respect to the GGP Portfolio Loan Group, any consent to the placement of additional liens encumbering the GGP Portfolio Mortgaged Properties or the ownership interests in the related borrower, or to the incurring of additional indebtedness at any level or tier of ownership with respect to the related borrower, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein, or any establishment of additional material reserves not expressly provided for in the related mortgage loan documents;

•

with respect to the GGP Portfolio Loan Group, any determination to apply insurance proceeds, or any recoveries for any damage, condemnation or taking, or any deed in lieu of condemnation, to the payment of the GGP Portfolio Loan Group, or any approval of any architects, contractors, plans and specifications or other material approvals which the lender may give or withhold pursuant to the mortgage loan documents;

•	with respect to the GGP Portfolio Loan Group, any approval of annual property budgets, if approval of the lender is required under the mortgage loan documents;

•

with respect to the GGP Portfolio Loan Group, the approval of (i) any material modification to any property management agreement or (ii) the termination of any property management agreement, if approval of the lender is required under the mortgage loan documents;

•

with respect to the GGP Portfolio Loan Group, any approval of (i) a material lease, (ii) a modification to any material lease, or (iii) the termination of any material lease, if approval of the lender is required under the mortgage loan documents;

•	with respect to the GGP Portfolio Loan Group, any subordination of any document recorded in connection with the GGP Portfolio Loan Group;
•

with respect to the GGP Portfolio Loan Group, any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as expressly permitted by the mortgage loan documents; and

•	with respect to the GGP Portfolio Loan Group, any approval of material capital expenditure, if approval of the lender is required under the mortgage loan documents.

“MLMT 2007-C1” means the commercial mortgage securitization known as the Merrill Lynch Mortgage Trust 2007-C1.

“MLMT 2007-C1 Master Servicer” means the applicable “master servicer” under the MLMT 2007-C1 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

“MLMT 2007-C1 Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of August 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer no. 1, Wells Fargo Bank, National Association, as master servicer no. 2, Centerline Servicing Inc., as special servicer, U.S. Bank National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, and LaSalle Bank National Association as custodian.

“MLMT 2007-C1 Special Servicer” means the “special servicer” under the MLMT 2007-C1 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is CSI.

“MLMT 2007-C1 Trustee” means the “trustee” under the MLMT 2007-C1 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is U.S. Bank National Association.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Loan Group” means any of the DRA / Colonial Office Portfolio Loan Group, the RRI Hotel Portfolio Loan Group, GGP Portfolio Loan Group, the Southlake Mall Loan Group, the Aviata Apartments Loan Group, the HRC Portfolio 3 Loan Group, the HRC Portfolio 1 Loan Group, the HRC Portfolio 2 Loan Group or the Circuit City San Rafael Loan Group, as applicable.

“Mortgage Loan Group Intercreditor Agreement” means any of the DRA / Colonial Office Portfolio Intercreditor Agreement, the RRI Hotel Portfolio Intercreditor Agreement, GGP Portfolio Intercreditor Agreement, the Southlake Mall Intercreditor Agreement, the Aviata Apartments Intercreditor Agreement, the HRC Portfolio 3 Intercreditor Agreement, the HRC Portfolio 1 Intercreditor Agreement, the HRC Portfolio 2 Intercreditor Agreement or the Circuit City San Rafael Intercreditor Agreement, as applicable.

“Mortgage Pass-Through Rate” means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

•

in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the Administrative Fee Rate for that mortgage loan.

•	in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—
1.

the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the related Administrative Fee Rate for that mortgage loan, and

2.	the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator’s distribution account to the certificate administrator’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March in any year subsequent to 2007 (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator’s interest reserve account to the certificate administrator’s distribution account during that month.

The Mortgage Pass-Through Rate of each pooled mortgage loan:

•

will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest, and

•	in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

“Nationwide Life” means Nationwide Life Insurance Company.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

•	the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over
•	the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

“Non-Pooled Pari Passu Companion Loan” means any of the DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loans, the Southlake Mall Non-Pooled Pari Passu Companion Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans, as applicable.

“Non-Pooled Mortgage Loan” means any of the DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loans, the GGP Portfolio Non-Pooled Subordinate Loan, the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans, the Southlake Mall Non-Pooled Pari Passu Companion Loan, the Aviata Apartments Non-Pooled Subordinate Loan, the HRC Portfolio 3 Non-Pooled Subordinate Loan, the HRC Portfolio 1 Non-Pooled Subordinate Loan, the HRC Portfolio 2 Non-Pooled Subordinate Loan, and the Circuit City San Rafael Non-Pooled Subordinate Loan, as applicable.

“Non-Pooled Subordinate Loan” means any of the GGP Portfolio Non-Pooled Subordinate Loan, the Aviata Apartments Non-Pooled Subordinate Loan, the HRC Portfolio 3 Non-Pooled Subordinate Loan, the HRC Portfolio 1 Non-

Pooled Subordinate Loan, the HRC Portfolio 2 Non-Pooled Subordinate Loan and the Circuit City San Rafael Non-Pooled Subordinate Loan, as applicable.

“Non-Pooled Subordinate Noteholder” means any of the holders of the promissory note evidencing a Non-Pooled Subordinate Loan.

“Non-Trust-Serviced Mortgage Loan Group” means any of the DRA / Colonial Office Loan Group and the RRI Hotel Portfolio Loan Group, as applicable.

“Non-Trust-Serviced Pooled Mortgage Loan” means any of the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Pooled Mortgage Loan, as applicable.

“Non-Trust Servicing Agreements” mean, with respect to each Non-Trust-Serviced Pooled Mortgage Loan, the servicing agreement (other than the series 2007-PWR18 pooling and servicing agreement) pursuant to which such Non-trust-Serviced Pooled Mortgage Loan and any related Non-Pooled Pari Passu Companion Loans, and any related REO Properties, are to be principally serviced and/or administered, which is (i) the MLMT 2007-C1 Pooling and Servicing Agreement in the case of the DRA / Colonial Office Portfolio Pooled Mortgage Loan and (ii) BSCMSI 2007-PWR17 Pooling and Servicing Agreement in the case of the RRI Hotel Portfolio Pooled Mortgage Loan.

“NRA” means net rentable area.

“NRSF” means net rentable square feet.

“PAR” means Prudential Asset Resources, Inc.

“Party in Interest” means any person that is a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Internal Revenue Code.

“PCFII” means Principal Commercial Funding II, LLC.

“PCFII Change of Control Event” means, with respect to any PCFII Mortgage Loan Group, as of any date of determination (a) (i) the initial unpaid principal balance of the related Non-Pooled Subordinate Loan minus (ii) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan, (y) any Appraisal Reduction Amount in effect as of such date of determination and allocable to the related Non-Pooled Subordinate Loan and (z) any realized losses allocated to the related Non-Pooled Subordinate Loan is less than (b) 25% of the difference between (x) the initial unpaid principal balance of the related Non-Pooled Subordinate Loan and (y) any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan.

“PCFII Mortgage Loan Group” means one or more of the GGP Portfolio Loan Group and the Aviata Apartments Loan Group, as applicable.

“Percent Leased” means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

“Permitted Encumbrances” means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following—

•	the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
•

covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

•

exceptions and exclusions specifically referred to in the related lender’s title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

•

other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

•

the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

•	if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and
•	if the related mortgaged property is a unit in a condominium, the related condominium declaration.

“Permitted Investments” means the United States government securities and other investment grade obligations specified in the series 2007-PWR18 pooling and servicing agreement.

“Plan” means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including any individual retirement account or Keogh Plan.

“PMCC” means Prudential Mortgage Capital Company, LLC.

“PMCF” means Prudential Mortgage Capital Funding, LLC.

“PMCF Mortgage Loan Group” means one or more of the Southlake Mall Loan Group and the HRC Portfolio Loan Group, as applicable.

“Post-ARD Additional Interest” means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

“Prepayment Interest Excess” means, with respect to any pooled mortgage loan (including any Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2007-PWR18 pooling and servicing agreement (and, in the case of any Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the related Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

“Prepayment Interest Shortfall” means, with respect to any pooled mortgage loan (including any Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2007-PWR18 pooling and servicing agreement (and, in the case of any Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the related Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

“Prepayment Premium” means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.

all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

2.

all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period (or, in the case of pooled mortgage loans, if any, on which scheduled payments are due after the seventh day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

3.

all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

4.	all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction – to not less than zero – by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan’s modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) the foregoing shall be construed in a manner that is consistent with the provisions described under “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certain Remittance Provisions and Coverage for Related Potential Shortfalls”.

In general, for purposes of determining the portion of the Principal Distribution Amount that is attributable to loan group 1 or loan group 2—

•

any reduction in the Principal Distribution Amount that is described in any of clauses (I)(A), (B) and (C) of the preceding paragraph that arises from an advance made on a particular pooled mortgage loan will be applied—

1.

first, as a reduction of the portion of the Principal Distribution Amount that is otherwise attributable to the loan group that includes that pooled mortgage loan (until such portion, net of all subtractions pursuant to clauses (I)(A), (B) and (C) arising from pooled mortgage loans in that loan group, is equal to zero), and

2.

then, as a reduction of the portion of the Principal Distribution Amount that is otherwise attributable to the other loan group (until such portion, net of all such subtractions pursuant to clauses (I)(A), (B) and (C) arising from pooled mortgage loans in that loan group and all subtractions as described in this clause 2, is equal to zero); and

•

any increase in the Principal Distribution Amount that is described in either of clauses (I)(B) or (C) of the preceding paragraph that arises from a recovery of a previously reimbursed amount related to a particular pooled mortgage loan will be applied—

1.

first, if the attributable portion of the Principal Distribution Amount for the unrelated loan group (that is, the loan group that does not include that pooled mortgage loan) was previously reduced on account of that particular pooled mortgage loan or any other pooled mortgage loan in the same loan group as that particular pooled mortgage loan, as an increase in the portion of the Principal Distribution Amount that is otherwise attributable to the loan group that does not include that pooled mortgage loan, until the cumulative amount of these increases under this clause 1 is equal to the cumulative reductions to the attributable portion of Principal Distribution Amount for that loan group on account of pooled mortgage loans not included in that loan group, and

2.	then, as an increase in the portion of the Principal Distribution Amount that is otherwise attributable to the loan group that includes that pooled mortgage loan.

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal Distribution Amount for any distribution date.

“PSF” means per square foot.

“PTE” means prohibited transaction exemption.

“Purchase Option” means, with respect to any Specially Designated Defaulted Pooled Mortgage Loan, the purchase option described under “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Fair Value Purchase Option” in this prospectus supplement.

“Purchase Price” means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

•	the outstanding principal balance of that mortgage loan;
•	all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;
•	all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;
•	all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;
•	all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and
•

in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Rating Agency” means each of S&P, Fitch and DBRS.

“Realized Losses” means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the special servicer (or, in the case of any Non-Trust-Serviced Pooled Mortgage Loan, the applicable master servicer and/or the special servicer under the related Non-Trust Servicing Agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506 – 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“REMIC” means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal Revenue Code.

“REO Property” means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. If a mortgaged property securing any Non-Trust-Serviced Pooled Mortgage Loan becomes an REO Property, it will be held on behalf of, and in the name of, the trustee under the related Non-Trust Servicing Agreement for the benefit of the legal and beneficial owners of that Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Mortgage Loans. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO Property that is in the trust fund, we mean any beneficial interest owned by the series 2007-PWR18 trust fund in a related mortgaged property that has been acquired in the manner described above.

“Required Claims-Paying Ratings” means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, “A” by S&P, “A-” by Fitch and “A” by DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for S&P and Fitch) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch, AM Best and/or Moody’s)), (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, “A” by S&P, “A-” by Fitch and “A” by DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for S&P and Fitch) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch, AM Best and/or Moody’s)) and (c) in the case of any other insurance coverage provided by such insurance carrier, “A” by S&P, “A-” by Fitch and “A” by DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for S&P and Fitch) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch, AM Best and/or Moody’s)). However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the Rating Agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that Rating Agency to any of the certificates.

“Restricted Group” means, collectively, the following persons and entities—

•	the trustee,
•	the Exemption-Favored Parties,
•	us,
•	the master servicers,
•	the special servicer,
•	the primary servicers,
•	any sub-servicers,
•	any person responsible for servicing any Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property,
•	the mortgage loan sellers,
•

each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

•	any and all affiliates of any of the aforementioned persons.

“RRI Hotel Portfolio Intercreditor Agreement” means the intercreditor agreement between the initial holders of the RRI Hotel Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans, as amended.

“RRI Hotel Portfolio Loan Group” means the RRI Hotel Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans, together.

“RRI Hotel Portfolio Mortgaged Properties” means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as RRI Hotel Portfolio.

“RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans” means the mortgage loans, with an aggregate original principal balance of $387,000,000 that are secured by the same mortgage instrument encumbering the RRI Hotel Portfolio Mortgaged Properties as the RRI Hotel Portfolio Pooled Mortgage Loan. The RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans.

“RRI Hotel Portfolio Non-Pooled Pari Passu Companion Noteholder” means the holder of a promissory note evidencing a RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loan.

“RRI Hotel Portfolio Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $78,000,000 that is secured by the RRI Hotel Portfolio Mortgaged Properties.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Servicing Function Participant” means any person, other than the master servicers and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.

“Servicing Standard” means, with respect to each master servicer and the special servicer, to service and administer those mortgage loans and any REO Properties for which that party is responsible under the series 2007-PWR18 pooling and servicing agreement:

•

in the best interests and for the benefit of the series 2007-PWR18 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, for the benefit of the series 2007-PWR18 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)) (as determined by the applicable master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole (it being understood, in the case of a Trust-Serviced Mortgage Loan Group containing any Non-Pooled Subordinate Loan, that the interests of the related Non-Pooled Subordinate Noteholder are junior promissory notes, subject to the terms and conditions of the related Mortgage Loan Group Intercreditor Agreement),

•

in accordance with any and all applicable laws, the terms of the series 2007-PWR18 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a Trust-Serviced Mortgage Loan Group, the terms of the related Mortgage Loan Group Intercreditor Agreement, and

•	to the extent consistent with the foregoing, in accordance with the following standards:
•

with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the series 2007-PWR18 pooling and servicing agreement;

•	with a view to—
1.	in the case of the master servicers, the timely collection of all scheduled payments of principal and interest under those mortgage loans,

2.	in the case of the master servicers, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and
3.

in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery of principal and interest on that defaulted mortgage loan to the series 2007-PWR18 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, for the benefit of the series 2007-PWR18 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole, on a present value basis (it being understood, in the case of a Trust-Serviced Mortgage Loan Group containing any Non-Pooled Subordinate Loans, that the interests of the related Non-Pooled Subordinate Noteholder are junior promissory notes, subject to the terms and conditions of the related Mortgage Loan Group Intercreditor Agreement); and

without regard to—

1.

any known relationship that the applicable master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the mortgage loan sellers or any other party to the series 2007-PWR18 pooling and servicing agreement,

2.

the ownership of any series 2007-PWR18 certificate or any interest in any Non-Pooled Mortgage Loan by the applicable master servicer or the special servicer, as the case may be, or by any of its affiliates,

3.

the obligation of the applicable master servicer to make advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the series 2007-PWR18 pooling and servicing agreement,

4.

the obligation of the special servicer to make, or to direct the applicable master servicer to make, servicing advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the series 2007-PWR18 pooling and servicing agreement,

5.

the right of the applicable master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the series 2007-PWR18 pooling and servicing agreement or with respect to any particular transaction,

6.	the ownership, servicing and/or management by the applicable master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,
7.

the ownership by the applicable master servicer or special servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

8.

the obligations of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to repurchase any pooled mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a material breach or a material document defect.

For the avoidance of doubt, the foregoing standards will apply with respect to each Non-Trust-Serviced Pooled Mortgage Loan only to the extent that the applicable master servicer or the special servicer has any express duties or rights to grant consent with respect to such pooled mortgage loan or any related REO Property pursuant to the series 2007-PWR18 pooling and servicing agreement.

“Servicing Transfer Event” means, with respect to any pooled mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan) and the Trust-Serviced Non-Pooled Mortgage Loan, any of the following events:

1.

the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or before the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer Event will occur immediately);

2.

the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

3.

the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

4.

the applicable master servicer determines that a non-payment default (including, in the applicable master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2007-PWR18 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

5.

various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

6.	the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

A Servicing Transfer Event will cease to exist, if and when:

•

with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

•	with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;
•	with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the special servicer; and
•	with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to any mortgage loan in a Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan Group. The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

“SF” means square feet.

“Southlake Mall Intercreditor Agreement” means the intercreditor agreement between the initial holders of the Southlake Mall Pooled Mortgage Loan and the Southlake Mall Non-Pooled Pari Passu Companion Loan.

“Southlake Mall Loan Group” means the Southlake Mall Pooled Mortgage Loan and the Southlake Mall Non-Pooled Pari Passu Companion Loan, together.

“Southlake Mall Mortgaged Property” means the mortgaged property identified on Appendix B to this prospectus supplement as Southlake Mall.

“Southlake Mall Non-Pooled Pari Passu Companion Loan” means the loan with an original principal balance of $30,000,000 that is secured by the same mortgage instrument encumbering the Southlake Mall Mortgaged Property as the Southlake Mall Pooled Mortgage Loan. The Southlake Mall Non-Pooled Pari Passu Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

“Southlake Mall Non-Pooled Pari Passu Companion Noteholder” means the holder of the promissory note evidencing the Southlake Mall Non-Pooled Pari Passu Companion Loan.

“Southlake Mall Pooled Mortgage Loan” means the pooled mortgage loan in the original principal amount of $70,000,000 that is secured by the Southlake Mall Mortgaged Property.

“Specially Designated Defaulted Pooled Mortgage Loan” means a pooled mortgage loan that both (A) is a specially serviced pooled mortgage loan and (B) either (i) is delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

“Stated Principal Balance” means, for each mortgage loan in the trust fund, a principal amount that:

•

will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

•

will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (See “Description of the Offered Certificates — Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that mortgage loan during the related collection period.

However, the “Stated Principal Balance” of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

“Stated Remaining Term to Maturity or ARD” means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

“Structuring Assumptions” means, collectively, the following assumptions regarding the series 2007-PWR18 certificates and the mortgage loans in the trust fund:

•

except as otherwise set forth below, the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement and the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are as described in this prospectus supplement;

•	the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2007-PWR18 certificates is as described in this prospectus supplement;
•	the pass-through rate for each interest-bearing class of series 2007-PWR18 certificates is as described in this prospectus supplement;
•	no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);
•

no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2007-PWR18 pooling and servicing agreement or any Non-Trust Servicing Agreement and the only expenses of the trust consist of the trustee fees, the certificate administrator fees, the servicer report administrator fees and the master servicing fees (including any applicable primary or sub-servicing fees) and, in the case of each Non-Trust-Serviced Pooled Mortgage Loan, the administrative fees payable with respect thereto under the related Non-Trust Servicing Agreement;

•	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans;
•

the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series 2007-PWR18 certificates remains in effect during the entire term of that mortgage loan, except for any increase in the mortgage interest rate that both (1) is not related to an ARD provision and (2) is scheduled to occur pursuant to any loan-specific interest rate provisions that are described on the “Footnotes to Appendix B & Appendix C” in this prospectus supplement;

•

each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

•

all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

•

no involuntary prepayments are received as to any pooled mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

•

except as described in the next succeeding bullet, no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

•	each ARD Loan in the trust fund is paid in full on its anticipated repayment date;
•

except as otherwise assumed in the immediately preceding three bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only (and not the related Non-Pooled Mortgage Loan(s)) in any Mortgage Loan Group)) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;
•

the performance holdback under the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 8119-8133 Watson Street is not applied to the principal balance of that pooled mortgage loan as described in this prospectus supplement under “Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement—Certain Matters Related to the 8119-8133 Watson Street Pooled Mortgage Loan” and, consequently, no change in payment terms under that pooled mortgage loan occurs in connection with such an application;

•	no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;
•

no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under “Description of the Offered Certificates—Termination of the Series 2007-PWR18 Pooling and Servicing Agreement”;

•

no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement;

•	payments on the offered certificates are made on the 11th day of each month, commencing in January 2008; and
•	the offered certificates are settled with investors on December 27, 2007.

“Trust-Serviced Mortgage Loan Group” means the GGP Portfolio Loan Group, the Southlake Mall Loan Group, the Aviata Apartments Loan Group, the HRC Portfolio 3 Loan Group, the HRC Portfolio 1 Loan Group, the HRC Portfolio 2 Loan Group and the Circuit City San Rafael Loan Group, as applicable.

“Trust-Serviced Non-Pooled Mortgage Loan” means any of the GGP Portfolio Non-Pooled Subordinate Loan, the Southlake Mall Non-Pooled Pari Passu Companion Loan, the Aviata Apartments Non-Pooled Subordinate Loan, the HRC Portfolio 3 Non-Pooled Subordinate Loan, the HRC Portfolio 1 Non-Pooled Subordinate Loan, the HRC Portfolio 2 Non-Pooled Subordinate Loan and the Circuit City San Rafael Non-Pooled Subordinate Loan.

“Trust-Serviced Non-Pooled Noteholder” means any holder of a promissory note evidencing a Trust-Serviced

Non-Pooled Mortgage Loan.

“Underwriter Exemption” means PTE 90-30 issued to Bear, Stearns & Co. Inc. or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-5 and as may be subsequently amended after the closing date.

“Underwritten Net Cash Flow” or “Underwritten NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the assumed revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In addition, in certain cases, Underwritten Net Cash Flow reflects adjustments of certain revenue and/or expense items to estimated stabilized values, which may include amounts payable by a borrower principal for unoccupied space under a master lease or other adjustments. See “Risk Factors — Risks Related to the Mortgage Loans — Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this prospectus supplement.

“Underwritten Net Operating Income” or “Underwritten NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions. In addition, in certain cases, Underwritten Net Operating Income reflects adjustments of certain revenue and/or expense items to estimated stabilized values, which may include amounts payable by a borrower principal for unoccupied space under a master lease or other adjustments. See “Risk Factors — Risks Related to the Mortgage Loans — Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this prospectus supplement.

“Weighted Average Pool Pass-Through Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

“WFB Mortgage Loan Group” means the DRA / Colonial Office Loan Group.

“WFB” means Wells Fargo Bank, National Association.

“Yield Maintenance Charge” means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Schedule I

Amortization Schedule

BGK Portfolio

Period	Date	Balance ($)	Principal ($)
0	12/5/2007	6,140,000
1	1/5/2008	6,140,000	—
2	2/5/2008	6,140,000	—
3	3/5/2008	6,140,000	—
4	4/5/2008	6,140,000	—
5	5/5/2008	6,140,000	—
6	6/5/2008	6,140,000	—
7	7/5/2008	6,140,000	—
8	8/5/2008	6,140,000	—
9	9/5/2008	6,140,000	—
10	10/5/2008	6,140,000	—
11	11/5/2008	6,140,000	—
12	12/5/2008	6,140,000	—
13	1/5/2009	6,140,000	—
14	2/5/2009	6,140,000	—
15	3/5/2009	6,140,000	—
16	4/5/2009	6,140,000	—
17	5/5/2009	6,140,000	—
18	6/5/2009	6,140,000	—
19	7/5/2009	6,140,000	—
20	8/5/2009	6,140,000	—
21	9/5/2009	6,140,000	—
22	10/5/2009	6,140,000	—
23	11/5/2009	6,140,000	—
24	12/5/2009	6,140,000	—
25	1/5/2010	6,140,000	—
26	2/5/2010	6,140,000	—
27	3/5/2010	6,140,000	—
28	4/5/2010	6,140,000	—
29	5/5/2010	6,140,000	—
30	6/5/2010	6,140,000	—
31	7/5/2010	6,140,000	—
32	8/5/2010	6,140,000	—
33	9/5/2010	6,140,000	—
34	10/5/2010	6,140,000	—
35	11/5/2010	6,140,000	—
36	12/5/2010	6,140,000	—
37	1/5/2011	6,135,707	4,293
38	2/5/2011	6,131,389	4,318
39	3/5/2011	6,123,664	7,725
40	4/5/2011	6,119,277	4,387
41	5/5/2011	6,113,740	5,537

Period	Date	Balance ($)	Principal ($)
42	6/5/2011	6,109,297	4,443
43	7/5/2011	6,103,706	5,592
44	8/5/2011	6,099,205	4,500
45	9/5/2011	6,094,679	4,526
46	10/5/2011	6,089,007	5,672
47	11/5/2011	6,084,423	4,584
48	12/5/2011	6,078,694	5,729
49	1/5/2012	6,074,051	4,643
50	2/5/2012	6,069,381	4,669
51	3/5/2012	6,062,453	6,928
52	4/5/2012	6,057,718	4,735
53	5/5/2012	6,051,842	5,876
54	6/5/2012	6,047,046	4,796
55	7/5/2012	6,041,110	5,935
56	8/5/2012	6,036,253	4,857
57	9/5/2012	6,031,368	4,885
58	10/5/2012	6,025,347	6,022
59	11/5/2012	6,020,400	4,947
60	12/5/2012	6,014,317	6,082
61	1/5/2013	6,009,669	4,648
62	2/5/2013	6,004,994	4,676
63	3/5/2013	5,996,863	8,131
64	4/5/2013	5,992,112	4,751
65	5/5/2013	5,986,193	5,919
66	6/5/2013	5,981,379	4,814
67	7/5/2013	5,975,398	5,981
68	8/5/2013	5,970,520	4,878
69	9/5/2013	5,965,614	4,906
70	10/5/2013	5,959,543	6,071
71	11/5/2013	5,954,572	4,971
72	12/5/2013	5,948,439	6,134
73	1/5/2014	5,943,402	5,037
74	2/5/2014	5,938,336	5,066
75	3/5/2014	5,929,849	8,486
76	4/5/2014	5,924,703	5,146
77	5/5/2014	5,918,399	6,304
78	6/5/2014	5,913,185	5,214
79	7/5/2014	5,906,815	6,370
80	8/5/2014	5,901,533	5,282
81	9/5/2014	5,896,220	5,313
82	10/5/2014	5,889,753	6,467
83	11/5/2014	5,884,370	5,383
84	12/5/2014	5,877,836	6,534
85	1/5/2015	5,872,383	5,453
86	2/5/2015	5,866,898	5,485
87	3/5/2015	5,858,031	8,867
88	4/5/2015	5,852,461	5,570
89	5/5/2015	5,845,745	6,716
90	6/5/2015	5,840,102	5,642

Period	Date	Balance ($)	Principal ($)
91	7/5/2015	5,833,315	6,787
92	8/5/2015	5,827,599	5,716
93	9/5/2015	5,821,850	5,749
94	10/5/2015	5,814,959	6,891
95	11/5/2015	5,809,135	5,824
96	12/5/2015	5,802,171	6,964
97	1/5/2016	5,796,271	5,899
98	2/5/2016	5,790,337	5,934
99	3/5/2016	5,782,164	8,173
100	4/5/2016	5,776,147	6,017
101	5/5/2016	5,768,995	7,152
102	6/5/2016	5,762,900	6,095
103	7/5/2016	5,755,672	7,228
104	8/5/2016	5,749,498	6,174
105	9/5/2016	5,743,288	6,210
106	10/5/2016	5,735,948	7,340
107	11/5/2016	5,729,658	6,290
108	12/5/2016	5,722,241	7,417
109	1/5/2017	5,715,870	6,371
110	2/5/2017	5,709,462	6,409
111	3/5/2017	5,699,756	9,705
112	4/5/2017	5,693,252	6,504
113	5/5/2017	5,685,627	7,625
114	6/5/2017	5,679,040	6,587
115	7/5/2017	5,671,334	7,706
116	8/5/2017	5,664,663	6,671
117	9/5/2017	5,657,952	6,711
118	10/5/2017	5,650,125	7,827
119	11/5/2017	5,643,329	6,796
120	12/5/2017	—	5,643,329

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Schedule II

Class A-AB Planned Principal Balances

Distribution Date	Class A-AB Planned Principal Balance ($)
January 2008	131,900,000.00
February 2008	131,900,000.00
March 2008	131,900,000.00
April 2008	131,900,000.00
May 2008	131,900,000.00
June 2008	131,900,000.00
July 2008	131,900,000.00
August 2008	131,900,000.00
September 2008	131,900,000.00
October 2008	131,900,000.00
November 2008	131,900,000.00
December 2008	131,900,000.00
January 2009	131,900,000.00
February 2009	131,900,000.00
March 2009	131,900,000.00
April 2009	131,900,000.00
May 2009	131,900,000.00
June 2009	131,900,000.00
July 2009	131,900,000.00
August 2009	131,900,000.00
September 2009	131,900,000.00
October 2009	131,900,000.00
November 2009	131,900,000.00
December 2009	131,900,000.00
January 2010	131,900,000.00
February 2010	131,900,000.00
March 2010	131,900,000.00
April 2010	131,900,000.00
May 2010	131,900,000.00
June 2010	131,900,000.00
July 2010	131,900,000.00
August 2010	131,900,000.00
September 2010	131,900,000.00
October 2010	131,900,000.00
November 2010	131,900,000.00
December 2010	131,900,000.00
January 2011	131,900,000.00
February 2011	131,900,000.00
March 2011	131,900,000.00
April 2011	131,900,000.00
May 2011	131,900,000.00
June 2011	131,900,000.00
July 2011	131,900,000.00
August 2011	131,900,000.00
September 2011	131,900,000.00
October 2011	131,900,000.00
November 2011	131,900,000.00
December 2011	131,900,000.00
January 2012	131,900,000.00
February 2012	131,900,000.00
March 2012	131,900,000.00
April 2012	131,900,000.00
May 2012	131,900,000.00
June 2012	131,900,000.00
July 2012	131,900,000.00
August 2012	131,900,000.00
September 2012	131,900,000.00
October 2012	131,900,000.00
November 2012	131,900,000.00
December 2012	131,900,000.00
January 2013	131,900,000.00
February 2013	129,504,379.80
March 2013	127,510,000.00
April 2013	126,161,000.00
May 2013	124,587,000.00
June 2013	123,223,000.00
July 2013	121,633,000.00
August 2013	120,253,000.00
September 2013	118,865,000.00
October 2013	117,253,000.00
November 2013	115,848,000.00
December 2013	114,220,000.00
January 2014	112,748,000.00
February 2014	111,268,000.00
March 2014	109,094,000.00
April 2014	107,594,000.00
May 2014	105,858,000.00
June 2014	104,340,000.00
July 2014	102,600,000.00
August 2014	101,064,000.00
September 2014	99,600,000.00
October 2014	97,846,000.00
November 2014	96,396,000.00
December 2014	94,628,000.00
January 2015	93,074,000.00
February 2015	91,512,000.00
March 2015	89,277,000.00
April 2015	87,694,000.00
May 2015	85,881,000.00
June 2015	84,280,000.00
July 2015	82,449,000.00
August 2015	80,829,000.00
September 2015	42,639,000.00
October 2015	40,839,000.00
November 2015	39,249,000.00
December 2015	37,432,000.00
January 2016	35,823,000.00
February 2016	34,205,000.00
March 2016	32,143,000.00
April 2016	30,505,000.00
May 2016	28,642,000.00
June 2016	4,824,000.00
July 2016	2,990,000.00
August 2016	1,358,000.00
September 2016	0.00

II-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX A

                           MORTGAGE POOL INFORMATION

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
               LOAN SELLER                MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National Association           74          613,946,928      24.5       6.1031        99        1.43
Bear Stearns Commercial Mortgage, Inc.           32          608,343,357      24.3       6.3398        99        1.40
Principal Commercial Funding II, LLC             20          533,453,762      21.3       6.2406       100        1.64
Prudential Mortgage Capital Funding, LLC         38          524,441,738      21.0       6.4194       116        1.38
Nationwide Life Insurance Company                21          222,038,745       8.9       6.0097       111        1.46
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         185       $2,502,224,530     100.0%      6.2480%      104        1.46X
=======================================================================================================================

                                             WEIGHTED     WEIGHTED    WEIGHTED
                                              AVERAGE      AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
               LOAN SELLER                AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

Wells Fargo Bank, National Association        1.35          73.7        69.8
Bear Stearns Commercial Mortgage, Inc.        1.27          70.2        64.2
Principal Commercial Funding II, LLC          1.61          56.6        53.4
Prudential Mortgage Capital Funding, LLC      1.26          68.4        62.6
Nationwide Life Insurance Company             1.30          69.6        63.7
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.36X         67.7%       62.9%
==============================================================================

CUT-OFF DATE BALANCES

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
CUT-OFF DATE BALANCE ($)                  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

682,004 - 2,000,000                              25           35,590,284       1.4       6.4797       115        1.43
2,000,001 - 3,000,000                            16           38,943,566       1.6       6.4684       111        1.36
3,000,001 - 5,000,000                            42          169,147,968       6.8       6.3061       116        1.38
5,000,001 - 7,000,000                            25          151,774,108       6.1       6.3116       110        1.47
7,000,001 - 9,000,000                            19          153,685,361       6.1       6.3492       118        1.44
9,000,001 - 11,000,000                            8           81,505,992       3.3       6.5210       118        1.37
11,000,001 - 13,000,000                           8           97,745,670       3.9       6.4979       109        1.38
13,000,001 - 15,000,000                           3           43,600,000       1.7       6.5351        98        1.31
15,000,001 - 17,000,000                           2           32,383,964       1.3       5.9543       116        1.36
17,000,001 - 19,000,000                           1           17,200,000       0.7       6.4200       119        1.34
19,000,001 - 21,000,000                           5          100,338,929       4.0       6.2618        99        1.45
21,000,001 - 31,000,000                          16          399,569,929      16.0       6.3200       106        1.44
31,000,001 - 61,000,000                           7          305,307,379      12.2       6.1490       109        1.34
61,000,001 - 80,000,000                           4          286,628,961      11.5       6.5289       105        1.40
80,000,001 - 100,000,000                          2          185,500,000       7.4       6.1741       117        1.45
100,000,001 - 247,302,419                         2          403,302,419      16.1       5.8234        72        1.72
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         185       $2,502,224,530     100.0%      6.2480%      104        1.46X
=======================================================================================================================

                                             WEIGHTED     WEIGHTED    WEIGHTED
                                              AVERAGE      AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)                  AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

682,004 - 2,000,000                           1.38          65.3        56.1
2,000,001 - 3,000,000                         1.30          67.9        60.7
3,000,001 - 5,000,000                         1.27          71.5        64.8
5,000,001 - 7,000,000                         1.33          65.2        59.7
7,000,001 - 9,000,000                         1.27          70.4        63.7
9,000,001 - 11,000,000                        1.21          69.0        62.3
11,000,001 - 13,000,000                       1.25          67.4        61.9
13,000,001 - 15,000,000                       1.14          72.0        66.8
15,000,001 - 17,000,000                       1.36          66.9        58.9
17,000,001 - 19,000,000                       1.16          72.6        66.2
19,000,001 - 21,000,000                       1.37          66.6        60.7
21,000,001 - 31,000,000                       1.36          68.2        61.9
31,000,001 - 61,000,000                       1.21          68.9        64.1
61,000,001 - 80,000,000                       1.30          65.3        61.2
80,000,001 - 100,000,000                      1.30          65.5        60.2
100,000,001 - 247,302,419                     1.72          67.0        67.0
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.36X         67.7%       62.9%
==============================================================================

Minimum: $682,004
Maximum: $247,302,419
Average: $13,525,538

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                       A-1

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

STATES

                                                                                 PERCENT BY   WEIGHTED    WEIGHTED
                                                                   AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                                NUMBER OF        CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
STATE                                     MORTGAGED PROPERTIES     BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
------------------------------------------------------------------------------------------------------------------------------

Texas                                            30                340,955,369      13.6       6.4008       106        1.36
California                                       33                245,934,743       9.8       6.3247       112        1.43
Southern California                              20                140,189,466       5.6       6.2412       111        1.46
Northern California                              13                105,745,278       4.2       6.4354       114        1.38
Florida                                          22                207,989,671       8.3       5.8976        87        1.46
Virginia                                          6                201,009,541       8.0       6.0790        94        1.41
Illinois                                         12                158,922,481       6.4       6.2470        88        1.82
New York                                         14                148,717,410       5.9       6.3787       103        1.29
Georgia                                           9                142,905,900       5.7       6.3010       105        1.43
Ohio                                             22                109,466,131       4.4       6.1946       115        1.23
Maryland                                         10                 94,079,908       3.8       6.1296       117        1.64
Missouri                                          4                 79,642,646       3.2       6.1499        68        2.12
Indiana                                          17                 73,438,651       2.9       6.5191       119        1.48
Alabama                                          11                 66,837,814       2.7       5.6776        81        1.42
Nevada                                            5                 62,293,952       2.5       5.9896       105        1.75
New Jersey                                        7                 59,346,536       2.4       6.2395       117        1.53
Pennsylvania                                     10                 53,735,783       2.1       6.4414       119        1.28
Utah                                              4                 44,800,000       1.8       6.4290       119        1.33
Colorado                                          7                 40,346,458       1.6       6.4427       115        1.32
Connecticut                                       3                 38,244,111       1.5       6.3319       117        1.63
Michigan                                         13                 38,033,008       1.5       6.5807       118        1.38
Tennessee                                         5                 36,559,568       1.5       6.6054       118        1.32
Arizona                                           9                 35,487,043       1.4       6.0538       118        1.38
Washington                                        3                 31,770,507       1.3       6.0269       117        1.40
South Carolina                                    5                 26,643,347       1.1       6.5471        75        1.32
Wisconsin                                         8                 23,995,780       1.0       6.3564       119        1.36
Louisiana                                         7                 23,077,538       0.9       6.2822       112        1.43
North Carolina                                    7                 21,079,637       0.8       6.2667       105        1.53
New Hampshire                                     3                 20,705,160       0.8       6.4399       117        1.38
Minnesota                                         3                 19,909,000       0.8       6.4127       104        1.27
Massachusetts                                     5                 18,559,787       0.7       6.3273       116        1.31
Kentucky                                          9                 17,896,004       0.7       6.3244       118        1.36
Hawaii                                            1                  9,000,000       0.4       6.6500       119        1.44
West Virginia                                     3                  6,098,679       0.2       6.4060       117        1.24
South Dakota                                      1                  3,486,102       0.1       6.3500       118        1.23
New Mexico                                        1                  1,256,266       0.1       6.6200       120        1.35
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         309             $2,502,224,530     100.0%      6.2480%      104        1.46X
==============================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
STATE                                     AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

Texas                                         1.23          69.7        63.6
California                                    1.31          66.1        60.2
Southern California                           1.30          66.7        61.2
Northern California                           1.33          65.3        58.9
Florida                                       1.43          74.7        72.7
Virginia                                      1.34          66.2        64.8
Illinois                                      1.73          58.6        54.4
New York                                      1.20          68.5        66.3
Georgia                                       1.27          67.1        63.6
Ohio                                          1.19          71.9        62.8
Maryland                                      1.48          65.9        61.3
Missouri                                      2.10          50.1        49.3
Indiana                                       1.47          61.3        52.9
Alabama                                       1.42          79.0        78.4
Nevada                                        1.64          55.4        53.0
New Jersey                                    1.31          67.4        60.4
Pennsylvania                                  1.26          68.8        59.7
Utah                                          1.15          71.8        65.5
Colorado                                      1.18          66.2        60.6
Connecticut                                   1.42          72.6        65.3
Michigan                                      1.37          69.1        59.9
Tennessee                                     1.19          71.7        66.5
Arizona                                       1.23          72.5        63.3
Washington                                    1.35          59.9        51.9
South Carolina                                1.28          74.1        69.0
Wisconsin                                     1.25          70.3        61.9
Louisiana                                     1.28          73.2        64.7
North Carolina                                1.49          71.8        66.0
New Hampshire                                 1.20          72.0        65.1
Minnesota                                     1.10          77.0        72.5
Massachusetts                                 1.15          73.4        68.2
Kentucky                                      1.28          74.9        68.3
Hawaii                                        1.26          75.0        70.8
West Virginia                                 1.11          76.6        71.1
South Dakota                                  1.23          79.9        68.7
New Mexico                                    1.18          62.8        57.7
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.36X         67.7%       62.9%
==============================================================================

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                       A-2

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                                                PERCENT BY   WEIGHTED    WEIGHTED
                                                                  AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                                NUMBER OF        CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
PROPERTY TYPE                             MORTGAGED PROPERTIES   BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------

Retail                                           78                838,058,707      33.5       6.2272       103        1.56
Office                                           43                543,962,672      21.7       5.9966       101        1.38
Hospitality                                     104                385,520,641      15.4       6.5716       106        1.44
Industrial                                       29                270,886,233      10.8       6.2073       114        1.47
Multifamily                                      33                267,333,353      10.7       6.3667       108        1.40
Mixed Use                                         5                 80,805,240       3.2       6.0859        89        1.32
Other                                             2                 48,214,425       1.9       6.6433        58        1.18
Self Storage                                      9                 36,879,431       1.5       6.2729       119        1.64
Manufactured Housing Community                    6                 30,563,827       1.2       6.3091       117        1.28
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         309             $2,502,224,530     100.0%      6.2480%      104        1.46X
=============================================================================================================================

                                              WEIGHTED      WEIGHTED    WEIGHTED
                                               AVERAGE       AVERAGE     AVERAGE
                                                 DSCR     CUT-OFF DATE   BALLOON
PROPERTY TYPE                               AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

Retail                                          1.45          64.4        59.5
Office                                          1.33          72.3        70.3
Hospitality                                     1.37          67.5        61.4
Industrial                                      1.29          68.9        61.2
Multifamily                                     1.29          67.7        62.3
Mixed Use                                       1.19          69.9        67.2
Other                                           1.18          63.8        55.5
Self Storage                                    1.44          63.9        57.4
Manufactured Housing Community                  1.16          73.7        69.1
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.36X         67.7%       62.9%
==============================================================================

MORTGAGE RATES

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
MORTGAGE RATE(%)                          MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

5.3900% - 5.5000%                                1            39,600,000        1.6       5.3900       93         1.46
5.5001% - 5.7500%                                6           315,376,568       12.6       5.6104       86         1.48
5.7501% - 6.0000%                                24          197,510,296        7.9       5.8620      109         1.60
6.0001% - 6.2500%                                19          549,487,845       22.0       6.1682       97         1.65
6.2501% - 6.5000%                                66          765,692,285       30.6       6.3982      110         1.36
6.5001% - 7.2600%                                69          634,557,536       25.4       6.6263      110         1.35
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         185       $2,502,224,530     100.0%      6.2480%      104        1.46X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
MORTGAGE RATE(%)                          AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

5.3900% - 5.5000%                              1.17          71.0        65.6
5.5001% - 5.7500%                              1.47          76.3        74.9
5.7501% - 6.0000%                              1.51          63.7        58.4
6.0001% - 6.2500%                              1.53          61.6        58.3
6.2501% - 6.5000%                              1.25          69.2        63.8
6.5001% - 7.2600%                              1.26          68.0        61.0
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.36X         67.7%       62.9%
==============================================================================

Minimum: 5.3900%
Maximum: 7.2600%
Weighted Average: 6.2480%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
REMAINING TERM TO STATED MATURITY            NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
OR ARD (MOS.)                             MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

53 - 60                                          12          183,529,729       7.3       6.4556        57        1.41
61 - 84                                           7          500,199,735      20.0       5.9057        73        1.64
85 - 120                                        165        1,813,837,566      72.5       6.3228       117        1.41
121 - 126                                         1            4,657,500       0.2       5.6800       126        1.47
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         185       $2,502,224,530     100.0%      6.2480%      104        1.46X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
REMAINING TERM TO STATED MATURITY              DSCR     CUT-OFF DATE   BALLOON
OR ARD (MOS.)                             AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

53 - 60                                       1.38          67.9        65.1
61 - 84                                       1.62          67.3        67.0
85 - 120                                      1.29          67.8        61.5
121 - 126                                     1.22          75.0        63.1
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.36X         67.7%       62.9%
==============================================================================

Minimum: 53 mos.
Maximum: 126 mos.
Weighted Average: 104 mos.

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                       A-3

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
DEBT SERVICE COVERAGE RATIO (X)           MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

1.13 - 1.20                                      16          187,960,593       7.5       6.3506       101        1.16
1.21 - 1.30                                      43          430,395,271      17.2       6.4003       109        1.26
1.31 - 1.40                                      60          698,855,439      27.9       6.4405       116        1.36
1.41 - 1.50                                      37          652,525,960      26.1       5.9907        94        1.44
1.51 - 1.60                                       8          154,537,500       6.2       6.2746       116        1.54
1.61 - 1.70                                       4           55,411,212       2.2       6.4162       118        1.67
1.71 - 1.80                                       4           57,718,287       2.3       6.0605       115        1.74
1.81 - 1.90                                       4           38,860,000       1.6       5.9392        75        1.85
1.91 - 2.00                                       1            6,494,147       0.3       6.5200       119        1.91
2.01 - 2.10                                       1            1,074,019       0.0       6.4500       119        2.08
2.11 - 2.20                                       3          185,298,194       7.4       6.0993        71        2.18
2.21 - 2.30                                       1            5,000,000       0.2       6.0450       118        2.21
2.31 - 2.50                                       2           26,800,000       1.1       5.6387       114        2.33
2.51 - 2.56                                       1            1,293,909       0.1       6.8600       119        2.56
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         185       $2,502,224,530     100.0%      6.2480%      104        1.46X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
DEBT SERVICE COVERAGE RATIO (X)           AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

1.13 - 1.20                                    1.16         69.2        60.6
1.21 - 1.30                                    1.18         69.9        64.4
1.31 - 1.40                                    1.25         68.2        62.6
1.41 - 1.50                                    1.34         73.4        70.6
1.51 - 1.60                                    1.28         69.8        61.0
1.61 - 1.70                                    1.55         61.5        53.7
1.71 - 1.80                                    1.51         66.6        59.6
1.81 - 1.90                                    1.81         54.9        54.1
1.91 - 2.00                                    1.91         54.6        47.1
2.01 - 2.10                                    2.08         46.3        39.9
2.11 - 2.20                                    2.18         46.7        46.6
2.21 - 2.30                                    1.87         50.2        47.1
2.31 - 2.50                                    2.27         45.9        45.4
2.51 - 2.56                                    2.56         34.5        30.1
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.36X         67.7%       62.9%
==============================================================================

Minimum: 1.13x
Maximum: 2.56x
Weighted Average: 1.46x

DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
DEBT SERVICE COVERAGE RATIO                  NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
AFTER IO PERIOD (X)                       MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

1.04 - 1.20                                      75          821,132,593      32.8       6.3506       109        1.29
1.21 - 1.30                                      58          634,553,271      25.4       6.3371       113        1.39
1.31 - 1.40                                      21          325,175,439      13.0       6.4454       116        1.39
1.41 - 1.50                                      12          412,563,460      16.5       5.8553        84        1.48
1.51 - 1.60                                       2           14,100,000       0.6       6.5487       113        1.79
1.61 - 1.70                                       3           25,411,212       1.0       6.4234       119        1.64
1.71 - 1.80                                       2           10,368,287       0.4       6.5583       118        1.74
1.81 - 1.90                                       4           37,960,000       1.5       5.8846        76        1.90
1.91 - 2.00                                       2           11,294,147       0.5       6.3181       119        2.08
2.01 - 2.10                                       1            1,074,019       0.0       6.4500       119        2.08
2.11 - 2.20                                       3          185,298,194       7.4       6.0993        71        2.18
2.31 - 2.50                                       1           22,000,000       0.9       5.5500       113        2.34
2.51 - 2.56                                       1            1,293,909       0.1       6.8600       119        2.56
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         185       $2,502,224,530     100.0%      6.2480%      104        1.46X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
DEBT SERVICE COVERAGE RATIO                    DSCR     CUT-OFF DATE   BALLOON
AFTER IO PERIOD (X)                       AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

1.04 - 1.20                                   1.15          69.8        64.0
1.21 - 1.30                                   1.24          69.7        63.2
1.31 - 1.40                                   1.37          66.9        61.0
1.41 - 1.50                                   1.44          74.8        73.1
1.51 - 1.60                                   1.56          69.8        63.1
1.61 - 1.70                                   1.64          48.4        40.4
1.71 - 1.80                                   1.74          62.5        54.1
1.81 - 1.90                                   1.85          53.9        53.5
1.91 - 2.00                                   1.93          50.2        44.7
2.01 - 2.10                                   2.08          46.3        39.9
2.11 - 2.20                                   2.18          46.7        46.6
2.31 - 2.50                                   2.34          46.3        46.3
2.51 - 2.56                                   2.56          34.5        30.1
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.36X         67.7%       62.9%
==============================================================================

Minimum: 1.04x
Maximum: 2.56x
Weighted Average: 1.36x

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                       A-4

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

34.5% - 40.0%                                     2           14,086,776       0.6       6.5240       119        1.72
40.1% - 45.0%                                     5           41,396,984       1.7       5.9053       119        2.01
45.1% - 50.0%                                     5          188,471,335       7.5       6.0776        70        2.18
50.1% - 55.0%                                     7           49,143,404       2.0       6.1521        93        1.77
55.1% - 60.0%                                    10          128,545,564       5.1       6.3873       118        1.35
60.1% - 65.0%                                    21          277,387,171      11.1       6.3468       112        1.39
65.1% - 70.0%                                    40          622,650,053      24.9       6.4107       113        1.37
70.1% - 75.0%                                    44          596,153,131      23.8       6.3276       103        1.39
75.1% - 80.0%                                    51          584,390,112      23.4       5.9966        98        1.37
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         185       $2,502,224,530     100.0%      6.2480%      104        1.46X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)      AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

34.5% - 40.0%                                 1.72          34.5        27.6
40.1% - 45.0%                                 1.94          43.7        42.4
45.1% - 50.0%                                 2.18          47.2        47.1
50.1% - 55.0%                                 1.71          53.3        49.8
55.1% - 60.0%                                 1.22          57.4        52.3
60.1% - 65.0%                                 1.29          62.0        58.8
65.1% - 70.0%                                 1.26          67.8        60.7
70.1% - 75.0%                                 1.26          72.1        66.3
75.1% - 80.0%                                 1.29          78.4        74.5
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.36X         67.7%       62.9%
==============================================================================

Minimum: 34.5%
Maximum: 80.0%
Weighted Average: 67.7%

BALLOON LOAN-TO-VALUE RATIOS

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)           MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

27.3% - 30.0%                                     1           12,792,867       0.5       6.4900       119        1.64
30.1% - 35.0%                                     1            1,293,909       0.1       6.8600       119        2.56
35.1% - 40.0%                                     5           11,343,636       0.5       6.3341       120        1.55
40.1% - 45.0%                                     6           48,181,907       1.9       5.9847       117        1.95
45.1% - 50.0%                                    11          217,116,026       8.7       6.0902        77        2.10
50.1% - 55.0%                                    12          166,761,917       6.7       6.4237       102        1.40
55.1% - 60.0%                                    31          464,289,707      18.6       6.3782       114        1.38
60.1% - 65.0%                                    39          511,151,040      20.4       6.4321       117        1.40
65.1% - 70.0%                                    49          515,516,588      20.6       6.2093       106        1.34
70.1% - 75.0%                                    22          268,955,000      10.7       6.3716       102        1.39
75.1% - 79.5%                                     8          284,821,934      11.4       5.7035        80        1.42
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         185       $2,502,224,530     100.0%      6.2480%      104        1.46X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)           AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

27.3% - 30.0%                                 1.64          34.5        27.3
30.1% - 35.0%                                 2.56          34.5        30.1
35.1% - 40.0%                                 1.45          44.3        38.0
40.1% - 45.0%                                 1.91          46.7        43.8
45.1% - 50.0%                                 2.08          48.4        47.3
50.1% - 55.0%                                 1.31          58.0        53.2
55.1% - 60.0%                                 1.26          67.0        58.4
60.1% - 65.0%                                 1.30          67.5        62.0
65.1% - 70.0%                                 1.20          72.4        67.4
70.1% - 75.0%                                 1.24          76.0        71.7
75.1% - 79.5%                                 1.40          79.4        79.0
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.36X         67.7%       62.9%
==============================================================================

Minimum: 27.3%
Maximum: 79.5%
Weighted Average: 62.9%

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                       A-5

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
LOAN SELLER                               MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National Association           53          553,873,532      25.7       6.0716        98        1.44
Bear Stearns Commercial Mortgage, Inc.           26          498,716,357      23.1       6.3462       102        1.42
Principal Commercial Funding II, LLC             18          473,953,762      22.0       6.2581        97        1.64
Prudential Mortgage Capital Funding, LLC         29          414,344,953      19.2       6.3981       118        1.39
Nationwide Life Insurance Company                20          216,438,745      10.0       6.0146       111        1.46
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         146       $2,157,327,350     100.0%      6.2330%      104        1.47X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
LOAN SELLER                               AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

Wells Fargo Bank, National Association        1.37          73.7        70.2
Bear Stearns Commercial Mortgage, Inc.        1.29          70.1        63.3
Principal Commercial Funding II, LLC          1.61          56.7        53.8
Prudential Mortgage Capital Funding, LLC      1.28          67.7        62.0
Nationwide Life Insurance Company             1.30          69.3        63.5
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.38X         67.6%       62.8%
==============================================================================

CUT-OFF DATE BALANCES

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
CUT-OFF DATE BALANCE ($)                  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

682,004 - 2,000,000                              14           19,596,843       0.9       6.4986       113        1.44
2,000,001 - 3,000,000                            12           29,342,714       1.4       6.4467       114        1.37
3,000,001 - 5,000,000                            37          149,665,866       6.9       6.3065       116        1.39
5,000,001 - 7,000,000                            20          122,333,108       5.7       6.3211       111        1.49
7,000,001 - 9,000,000                            17          136,485,361       6.3       6.3355       118        1.44
9,000,001 - 11,000,000                            8           81,505,992       3.8       6.5210       118        1.37
11,000,001 - 13,000,000                           5           61,674,170       2.9       6.5636       107        1.41
13,000,001 - 15,000,000                           1           14,250,000       0.7       6.4680       118        1.28
15,000,001 - 17,000,000                           2           32,383,964       1.5       5.9543       116        1.36
19,000,001 - 21,000,000                           4           81,280,644       3.8       6.1684        94        1.50
21,000,001 - 31,000,000                          13          327,069,929      15.2       6.3601       108        1.41
31,000,001 - 61,000,000                           5          226,307,379      10.5       6.0988       113        1.38
61,000,001 - 80,000,000                           4          286,628,961      13.3       6.5289       105        1.40
80,000,001 - 100,000,000                          2          185,500,000       8.6       6.1741       117        1.45
100,000,001 - 247,302,419                         2          403,302,419      18.7       5.8234        72        1.72
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         146       $2,157,327,350     100.0%      6.2330%      104        1.47X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)                  AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

682,004 - 2,000,000                           1.41          62.2        53.3
2,000,001 - 3,000,000                         1.31          67.2        59.9
3,000,001 - 5,000,000                         1.28          71.7        64.6
5,000,001 - 7,000,000                         1.37          63.4        57.9
7,000,001 - 9,000,000                         1.27          70.6        63.7
9,000,001 - 11,000,000                        1.21          69.0        62.3
11,000,001 - 13,000,000                       1.31          65.1        59.3
13,000,001 - 15,000,000                       1.11          66.0        59.2
15,000,001 - 17,000,000                       1.36          66.9        58.9
19,000,001 - 21,000,000                       1.40          66.1        60.9
21,000,001 - 31,000,000                       1.32          69.7        62.4
31,000,001 - 61,000,000                       1.24          69.1        64.2
61,000,001 - 80,000,000                       1.30          65.3        61.2
80,000,001 - 100,000,000                      1.30          65.5        60.2
100,000,001 - 247,302,419                     1.72          67.0        67.0
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.38X         67.6%       62.8%
==============================================================================

Minimum: $682,004
Maximum: $247,302,419
Average: $14,776,215

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                       A-6

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

                                                                                 PERCENT BY   WEIGHTED    WEIGHTED
                                                                   AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                               NUMBER OF         CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
STATE                                     MORTGAGED PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------

Texas                                            26                312,639,786      14.5       6.4058       106        1.36
Florida                                          22                207,989,671       9.6       5.8976        87        1.46
California                                       29                204,749,458       9.5       6.2687       115        1.45
Southern California                              18                122,212,466       5.7       6.1851       116        1.48
Northern California                              11                 82,536,992       3.8       6.3924       113        1.41
Virginia                                          6                201,009,541       9.3       6.0790        94        1.41
Illinois                                         12                158,922,481       7.4       6.2470        88        1.82
Georgia                                           7                118,170,011       5.5       6.2600       113        1.48
Ohio                                             15                 99,086,131       4.6       6.1536       114        1.22
New York                                         11                 93,217,410       4.3       6.4621       118        1.29
Maryland                                          9                 88,464,908       4.1       6.1169       117        1.66
Missouri                                          3                 74,042,646       3.4       6.1749        64        2.16
Indiana                                          15                 70,467,824       3.3       6.5320       119        1.47
Alabama                                          11                 66,837,814       3.1       5.6776        81        1.42
New Jersey                                        7                 59,346,536       2.8       6.2395       117        1.53
Connecticut                                       3                 38,244,111       1.8       6.3319       117        1.63
Tennessee                                         5                 36,559,568       1.7       6.6054       118        1.32
Michigan                                         12                 36,134,965       1.7       6.6207       118        1.37
Arizona                                           9                 35,487,043       1.6       6.0538       118        1.38
Nevada                                            3                 32,500,000       1.5       6.1626        93        1.48
Washington                                        3                 31,770,507       1.5       6.0269       117        1.40
South Carolina                                    5                 26,643,347       1.2       6.5471        75        1.32
Wisconsin                                         8                 23,995,780       1.1       6.3564       119        1.36
Colorado                                          5                 21,796,458       1.0       6.3293       112        1.33
North Carolina                                    7                 21,079,637       1.0       6.2667       105        1.53
Massachusetts                                     5                 18,559,787       0.9       6.3273       116        1.31
Kentucky                                          9                 17,896,004       0.8       6.3244       118        1.36
Pennsylvania                                      8                 15,509,783       0.7       6.5313       118        1.46
New Hampshire                                     2                 11,705,160       0.5       6.4007       117        1.30
Louisiana                                         5                 11,565,038       0.5       6.4139       119        1.36
Hawaii                                            1                  9,000,000       0.4       6.6500       119        1.44
Minnesota                                         2                  7,000,000       0.3       6.5651        79        1.38
Utah                                              1                  4,500,000       0.2       6.5100       120        1.31
New Mexico                                        1                  1,256,266       0.1       6.6200       120        1.35
West Virginia                                     2                  1,179,679       0.1       6.7230       117        1.38
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         269             $2,157,327,350     100.0%      6.2330%      104        1.47X
=============================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
STATE                                     AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

Texas                                         1.23          68.9        63.0
Florida                                       1.43          74.7        72.7
California                                    1.33          65.0        59.0
Southern California                           1.32          65.5        59.5
Northern California                           1.34          64.4        58.4
Virginia                                      1.34          66.2        64.8
Illinois                                      1.73          58.6        54.4
Georgia                                       1.29          67.4        63.3
Ohio                                          1.19          71.5        62.5
New York                                      1.25          67.8        65.3
Maryland                                      1.51          65.2        60.5
Missouri                                      2.16          47.9        47.7
Indiana                                       1.46          61.8        53.5
Alabama                                       1.42          79.0        78.4
New Jersey                                    1.31          67.4        60.4
Connecticut                                   1.42          72.6        65.3
Tennessee                                     1.19          71.7        66.5
Michigan                                      1.36          69.0        59.9
Arizona                                       1.23          72.5        63.3
Nevada                                        1.27          64.2        60.4
Washington                                    1.35          59.9        51.9
South Carolina                                1.28          74.1        69.0
Wisconsin                                     1.25          70.3        61.9
Colorado                                      1.22          70.6        63.2
North Carolina                                1.49          71.8        66.0
Massachusetts                                 1.15          73.4        68.2
Kentucky                                      1.28          74.9        68.3
Pennsylvania                                  1.46          71.6        61.9
New Hampshire                                 1.14          74.5        65.4
Louisiana                                     1.27          73.2        63.2
Hawaii                                        1.26          75.0        70.8
Minnesota                                     1.20          74.9        70.6
Utah                                          1.14          75.5        69.0
New Mexico                                    1.18          62.8        57.7
West Virginia                                 1.38          70.4        61.2
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.38X         67.6%       62.8%
==============================================================================

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                       A-7

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                                                PERCENT BY   WEIGHTED    WEIGHTED
                                                                  AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                               NUMBER OF        CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
PROPERTY TYPE                             MORTGAGED PROPERTIES   BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------

Retail                                           78                838,058,707      38.8       6.2272       103        1.56
Office                                           43                543,962,672      25.2       5.9966       101        1.38
Hospitality                                     104                385,520,641      17.9       6.5716       106        1.44
Industrial                                       29                270,886,233      12.6       6.2073       114        1.47
Other                                             2                 48,214,425       2.2       6.6433        58        1.18
Self Storage                                      9                 36,879,431       1.7       6.2729       119        1.64
Mixed Use                                         4                 33,805,240       1.6       5.8996       101        1.37
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         269             $2,157,327,350     100.0%      6.2330%      104        1.47X
=============================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
PROPERTY TYPE                             AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

Retail                                        1.45          64.4        59.5
Office                                        1.33          72.3        70.3
Hospitality                                   1.37          67.5        61.4
Industrial                                    1.29          68.9        61.2
Other                                         1.18          63.8        55.5
Self Storage                                  1.44          63.9        57.4
Mixed Use                                     1.31          69.4        65.0
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.38X         67.6%       62.8%
==============================================================================

MORTGAGE RATES

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
MORTGAGE RATE (%)                         MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

5.3900% - 5.5000%                                 1           39,600,000       1.8       5.3900        93        1.46
5.5001% - 5.7500%                                 6          315,376,568      14.6       5.6104        86        1.48
5.7501% - 6.0000%                                20          160,714,059       7.4       5.8812       106        1.52
6.0001% - 6.2500%                                16          487,448,345      22.6       6.1632        98        1.70
6.2501% - 6.5000%                                47          580,661,648      26.9       6.4015       111        1.38
6.5001% - 7.2600%                                56          573,526,729      26.6       6.6210       111        1.35
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         146       $2,157,327,350     100.0%      6.2330%      104        1.47X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)                         AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

5.3900% - 5.5000%                             1.17          71.0        65.6
5.5001% - 5.7500%                             1.47          76.3        74.9
5.7501% - 6.0000%                             1.42          66.7        60.7
6.0001% - 6.2500%                             1.58          60.5        57.1
6.2501% - 6.5000%                             1.27          68.6        63.4
6.5001% - 7.2600%                             1.27          67.6        60.6
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.38X         67.6%       62.8%
==============================================================================

Minimum: 5.3900%
Maximum: 7.2600%
Weighted Average: 6.2330%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
REMAINING TERM TO STATED MATURITY            NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
OR ARD (MOS.)                             MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

53 - 60                                           9          161,395,729       7.5       6.4310        57        1.42
61 - 84                                           4          426,799,735      19.8       5.8376        73        1.71
85 - 120                                        132        1,564,474,386      72.5       6.3221       117        1.41
121 - 126                                         1            4,657,500       0.2       5.6800       126        1.47
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         146       $2,157,327,350     100.0%      6.2330%      104        1.47X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
REMAINING TERM TO STATED MATURITY              DSCR     CUT-OFF DATE   BALLOON
OR ARD (MOS.)                             AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

53 - 60                                       1.41          66.7        63.8
61 - 84                                       1.70          67.2        67.0
85 - 120                                      1.29          67.7        61.5
121 - 126                                     1.22          75.0        63.1
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.38X         67.6%       62.8%
==============================================================================

Minimum: 53 mos.
Maximum: 126 mos.
Weighted Average: 104 mos.

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                       A-8

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
DEBT SERVICE COVERAGE RATIO (X)           MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

1.13 - 1.20                                      12          129,791,021       6.0       6.3098       103        1.15
1.21 - 1.30                                      33          315,913,932      14.6       6.4097       112        1.26
1.31 - 1.40                                      43          611,017,906      28.3       6.4329       117        1.36
1.41 - 1.50                                      32          608,927,918      28.2       5.9720        93        1.44
1.51 - 1.60                                       7          143,025,000       6.6       6.2846       117        1.54
1.61 - 1.70                                       4           55,411,212       2.6       6.4162       118        1.67
1.71 - 1.80                                       4           57,718,287       2.7       6.0605       115        1.74
1.81 - 1.90                                       4           38,860,000       1.8       5.9392        75        1.85
1.91 - 2.00                                       1            6,494,147       0.3       6.5200       119        1.91
2.01 - 2.10                                       1            1,074,019       0.0       6.4500       119        2.08
2.11 - 2.20                                       1          156,000,000       7.2       6.1616        62        2.19
2.21 - 2.30                                       1            5,000,000       0.2       6.0450       118        2.21
2.31 - 2.50                                       2           26,800,000       1.2       5.6387       114        2.33
2.51 - 2.56                                       1            1,293,909       0.1       6.8600       119        2.56
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         146       $2,157,327,350     100.0%      6.2330%      104        1.47X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
DEBT SERVICE COVERAGE RATIO (X)           AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

1.13 - 1.20                                   1.15          70.8        60.8
1.21 - 1.30                                   1.19          69.7        63.6
1.31 - 1.40                                   1.27          67.6        62.1
1.41 - 1.50                                   1.34          73.2        70.7
1.51 - 1.60                                   1.28          69.6        60.6
1.61 - 1.70                                   1.55          61.5        53.7
1.71 - 1.80                                   1.51          66.6        59.6
1.81 - 1.90                                   1.81          54.9        54.1
1.91 - 2.00                                   1.91          54.6        47.1
2.01 - 2.10                                   2.08          46.3        39.9
2.11 - 2.20                                   2.19          47.2        47.2
2.21 - 2.30                                   1.87          50.2        47.1
2.31 - 2.50                                   2.27          45.9        45.4
2.51 - 2.56                                   2.56          34.5        30.1
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.38X         67.6%       62.8%
==============================================================================

Minimum: 1.13x
Maximum: 2.56x
Weighted Average: 1.47x

DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
DEBT SERVICE COVERAGE RATIO                  NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
AFTER IO PERIOD (X)                       MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

1.04 - 1.20                                      53          600,939,021      27.9       6.3288       112        1.30
1.21 - 1.30                                      46          544,516,432      25.2       6.3323       114        1.39
1.31 - 1.40                                      19          321,704,906      14.9       6.4448       116        1.39
1.41 - 1.50                                      11          410,665,418      19.0       5.8555        84        1.48
1.51 - 1.60                                       2           14,100,000       0.7       6.5487       113        1.79
1.61 - 1.70                                       3           25,411,212       1.2       6.4234       119        1.64
1.71 - 1.80                                       2           10,368,287       0.5       6.5583       118        1.74
1.81 - 1.90                                       4           37,960,000       1.8       5.8846        76        1.90
1.91 - 2.00                                       2           11,294,147       0.5       6.3181       119        2.08
2.01 - 2.10                                       1            1,074,019       0.0       6.4500       119        2.08
2.11 - 2.20                                       1          156,000,000       7.2       6.1616        62        2.19
2.31 - 2.50                                       1           22,000,000       1.0       5.5500       113        2.34
2.51 - 2.56                                       1            1,293,909       0.1       6.8600       119        2.56
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         146       $2,157,327,350     100.0%      6.2330%      104        1.47X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
DEBT SERVICE COVERAGE RATIO                    DSCR     CUT-OFF DATE   BALLOON
AFTER IO PERIOD (X)                       AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

1.04 - 1.20                                   1.15          69.7        63.3
1.21 - 1.30                                   1.24          69.1        62.6
1.31 - 1.40                                   1.37          67.0        61.1
1.41 - 1.50                                   1.44          74.9        73.2
1.51 - 1.60                                   1.56          69.8        63.1
1.61 - 1.70                                   1.64          48.4        40.4
1.71 - 1.80                                   1.74          62.5        54.1
1.81 - 1.90                                   1.85          53.9        53.5
1.91 - 2.00                                   1.93          50.2        44.7
2.01 - 2.10                                   2.08          46.3        39.9
2.11 - 2.20                                   2.19          47.2        47.2
2.31 - 2.50                                   2.34          46.3        46.3
2.51 - 2.56                                   2.56          34.5        30.1
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.38X         67.6%       62.8%
==============================================================================

Minimum: 1.04x
Maximum: 2.56x
Weighted Average: 1.38x

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                      A-9

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

34.5% - 40.0%                                     2           14,086,776       0.7       6.5240       119        1.72
40.1% - 45.0%                                     3           12,098,790       0.6       6.2389       119        1.74
45.1% - 50.0%                                     5          188,471,335       8.7       6.0776        70        2.18
50.1% - 55.0%                                     7           49,143,404       2.3       6.1521        93        1.77
55.1% - 60.0%                                     7          118,175,031       5.5       6.3832       118        1.35
60.1% - 65.0%                                    18          258,810,171      12.0       6.3334       112        1.40
65.1% - 70.0%                                    32          519,847,816      24.1       6.4006       115        1.39
70.1% - 75.0%                                    35          497,015,017      23.0       6.3335       104        1.41
75.1% - 80.0%                                    37          499,679,010      23.2       5.9294        97        1.38
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         146       $2,157,327,350     100.0%      6.2330%      104        1.47X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)      AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

34.5% - 40.0%                                 1.72          34.5        27.6
40.1% - 45.0%                                 1.51          42.9        39.2
45.1% - 50.0%                                 2.18          47.2        47.1
50.1% - 55.0%                                 1.71          53.3        49.8
55.1% - 60.0%                                 1.22          57.3        52.3
60.1% - 65.0%                                 1.31          62.0        58.8
65.1% - 70.0%                                 1.27          68.0        60.6
70.1% - 75.0%                                 1.28          72.2        66.2
75.1% - 80.0%                                 1.31          78.4        74.8
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.38X         67.6%       62.8%
==============================================================================

Minimum: 34.5%
Maximum: 80.0%
Weighted Average: 67.6%

BALLOON LOAN-TO-VALUE RATIOS

                                                                           PERCENT BY   WEIGHTED    WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)           MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

27.3% - 30.0%                                     1           12,792,867       0.6       6.4900       119        1.64
30.1% - 35.0%                                     1            1,293,909       0.1       6.8600       119        2.56
35.1% - 40.0%                                     3            8,372,809       0.4       6.3772       120        1.45
40.1% - 45.0%                                     5           20,681,907       1.0       6.2902       114        1.72
45.1% - 50.0%                                    10          214,818,125      10.0       6.0864        77        2.10
50.1% - 55.0%                                    12          166,761,917       7.7       6.4237       102        1.40
55.1% - 60.0%                                    24          386,962,428      17.9       6.3573       113        1.41
60.1% - 65.0%                                    32          470,056,468      21.8       6.4295       117        1.41
65.1% - 70.0%                                    36          396,112,986      18.4       6.1748       111        1.35
70.1% - 75.0%                                    16          211,686,000       9.8       6.3983        98        1.40
75.1% - 79.5%                                     6          267,787,934      12.4       5.6386        81        1.42
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         146       $2,157,327,350     100.0%      6.2330%      104        1.47X
=======================================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                             AVERAGE       AVERAGE     AVERAGE
                                               DSCR     CUT-OFF DATE   BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)           AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

27.3% - 30.0%                                 1.64          34.5        27.3
30.1% - 35.0%                                 2.56          34.5        30.1
35.1% - 40.0%                                 1.32          42.5        38.1
40.1% - 45.0%                                 1.64          50.2        43.6
45.1% - 50.0%                                 2.09          48.3        47.3
50.1% - 55.0%                                 1.31          58.0        53.2
55.1% - 60.0%                                 1.28          67.3        58.6
60.1% - 65.0%                                 1.31          67.4        61.8
65.1% - 70.0%                                 1.21          73.0        67.4
70.1% - 75.0%                                 1.27          75.2        71.4
75.1% - 79.5%                                 1.42          79.4        79.2
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       1.38X         67.6%       62.8%
==============================================================================

Minimum: 27.3%
Maximum: 79.5%
Weighted Average: 62.8%

(1)  For purposes of the prospectus supplement and this Appendix A, the
     $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                      A-10

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                         PERCENT BY   WEIGHTED    WEIGHTED
                                                            AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                                             NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
LOAN SELLER                               MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-----------------------------------------------------------------------------------------------------------

Prudential Mortgage Capital Funding, LLC         9         110,096,785      31.9       6.4995       109
Bear Stearns Commercial Mortgage, Inc.           6         109,627,000      31.8       6.3110        87
Wells Fargo Bank, National Association          21          60,073,395      17.4       6.3939       113
Principal Commercial Funding II, LLC             2          59,500,000      17.3       6.1019       120
Nationwide Life Insurance Company                1           5,600,000       1.6       5.8200       119
-----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         39        $344,897,180     100.0%      6.3416%      105
===========================================================================================================

                                                      WEIGHTED      WEIGHTED    WEIGHTED
                                          WEIGHTED     AVERAGE       AVERAGE     AVERAGE
                                           AVERAGE      DSCR      CUT-OFF DATE   BALLOON
LOAN SELLER                               DSCR (X)  AFTER IO (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------

Prudential Mortgage Capital Funding, LLC    1.33        1.19          70.8        64.9
Bear Stearns Commercial Mortgage, Inc.      1.32        1.17          70.7        67.9
Wells Fargo Bank, National Association      1.30        1.20          72.9        66.7
Principal Commercial Funding II, LLC        1.61        1.61          55.6        50.6
Nationwide Life Insurance Company           1.48        1.24          79.4        70.2
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     1.37X       1.26X         68.6%       63.8%
========================================================================================

CUT-OFF DATE BALANCES

                                                         PERCENT BY   WEIGHTED    WEIGHTED
                                            AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                             NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
CUT-OFF DATE BALANCE ($)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-------------------------------------------------------------------------------------------

846,000 - 2,000,000             11          15,993,441        4.6      6.4566       118
2,000,001 - 3,000,000            4           9,600,852        2.8      6.5346       102
3,000,001 - 5,000,000            5          19,482,102        5.6      6.3030       111
5,000,001 - 7,000,000            5          29,441,000        8.5      6.2718       107
7,000,001 - 9,000,000            2          17,200,000        5.0      6.4572       117
11,000,001 - 13,000,000          3          36,071,500       10.5      6.3856       114
13,000,001 - 15,000,000          2          29,350,000        8.5      6.5677        89
17,000,001 - 19,000,000          1          17,200,000        5.0      6.4200       119
19,000,001 - 21,000,000          1          19,058,285        5.5      6.6600       119
21,000,001 - 31,000,000          3          72,500,000       21.0      6.1392       101
31,000,001 - 47,000,000          2          79,000,000       22.9      6.2929        96
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         39        $344,897,180      100.0%     6.3416%      105
===========================================================================================

                                      WEIGHTED      WEIGHTED    WEIGHTED
                          WEIGHTED     AVERAGE       AVERAGE     AVERAGE
                           AVERAGE      DSCR      CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)  DSCR (X)  AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------

846,000 - 2,000,000         1.42        1.34          69.1        59.5
2,000,001 - 3,000,000       1.34        1.25          70.0        63.0
3,000,001 - 5,000,000       1.26        1.18          70.2        66.3
5,000,001 - 7,000,000       1.37        1.18          72.5        67.1
7,000,001 - 9,000,000       1.40        1.22          69.0        64.0
11,000,001 - 13,000,000     1.32        1.14          71.3        66.4
13,000,001 - 15,000,000     1.33        1.16          74.9        70.6
17,000,001 - 19,000,000     1.34        1.16          72.6        66.2
19,000,001 - 21,000,000     1.25        1.25          68.7        59.5
21,000,001 - 31,000,000     1.62        1.56          61.6        59.5
31,000,001 - 47,000,000     1.24        1.13          68.4        63.7
------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     1.37X       1.26X         68.6%       63.8%
========================================================================

Minimum:   $846,000
Maximum:   $47,000,000
Average:   $8,843,517

                                      A-11

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

                                                               PERCENT BY   WEIGHTED    WEIGHTED
                                                 AGGREGATE     AGGREGATE    AVERAGE    AVERAGE
                               NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
STATE                    MORTGAGED PROPERTIES    BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------------

New York                           3             55,500,000         16.1       6.2387         78
California                         4             41,185,285         11.9       6.6034         98
Northern California                2             23,208,285          6.7       6.5885        119
Southern California                2             17,977,000          5.2       6.6227         70
Utah                               3             40,300,000         11.7       6.4200        119
Pennsylvania                       2             38,226,000         11.1       6.4049        120
Nevada                             2             29,793,952          8.6       5.8008        119
Texas                              4             28,315,583          8.2       6.3461        113
Georgia                            2             24,735,889          7.2       6.4967         67
Colorado                           2             18,550,000          5.4       6.5758        119
Minnesota                          1             12,909,000          3.7       6.3300        117
Louisiana                          2             11,512,500          3.3       6.1500        105
Ohio                               7             10,380,000          3.0       6.5862        118
New Hampshire                      1              9,000,000          2.6       6.4910        116
Maryland                           1              5,615,000          1.6       6.3300        117
Missouri                           1              5,600,000          1.6       5.8200        119
West Virginia                      1              4,919,000          1.4       6.3300        117
South Dakota                       1              3,486,102          1.0       6.3500        118
Indiana                            2              2,970,827          0.9       6.2126        119
Michigan                           1              1,898,042          0.6       5.8200        119
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           40           $344,897,180        100.0%       6.3416%      105
===================================================================================================

                                    WEIGHTED        WEIGHTED    WEIGHTED
                         WEIGHTED    AVERAGE        AVERAGE     AVERAGE
                          AVERAGE    DSCR         CUT-OFF DATE  BALLOON
STATE                     DSCR (X)  AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------

New York                    1.29         1.12          69.7       68.1
California                  1.29         1.22          71.4       66.0
Northern California         1.26         1.26          68.3       60.8
Southern California         1.33         1.17          75.4       72.8
Utah                        1.33         1.15          71.4       65.1
Pennsylvania                1.20         1.17          67.7       58.8
Nevada                      2.05         2.05          45.8       45.1
Texas                       1.40         1.23          77.8       70.8
Georgia                     1.20         1.20          65.6       65.0
Colorado                    1.30         1.13          61.1       57.6
Minnesota                   1.21         1.05          78.1       73.5
Louisiana                   1.51         1.29          73.1       66.3
Ohio                        1.37         1.20          75.0       66.1
New Hampshire               1.47         1.28          68.6       64.6
Maryland                    1.21         1.05          78.1       73.5
Missouri                    1.48         1.24          79.4       70.2
West Virginia               1.21         1.05          78.1       73.5
South Dakota                1.23         1.23          79.9       68.7
Indiana                     1.81         1.81          49.1       37.9
Michigan                    1.42         1.42          70.3       59.5
------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     1.37X        1.26X         68.6%      63.8%
========================================================================

                                      A-12

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                                     PERCENT BY   WEIGHTED   WEIGHTED
                                                       AGGREGATE      AGGREGATE   AVERAGE    AVERAGE
                                      NUMBER OF       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
PROPERTY TYPE                   MORTGAGED PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-------------------------------------------------------------------------------------------------------

Multifamily                                 33         267,333,353        77.5     6.3667          108
Mixed Use                                    1          47,000,000        13.6     6.2200           80
Manufactured Housing Community               6          30,563,827         8.9     6.3091          117
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     40        $344,897,180       100.0%    6.3416%         105
=======================================================================================================

                                            WEIGHTED     WEIGHTED     WEIGHTED
                                WEIGHTED    AVERAGE       AVERAGE     AVERAGE
                                AVERAGE       DSCR      CUT-OFF DATE  BALLOON
PROPERTY TYPE                   DSCR (X)  AFTER IO (X)      LTV (%)     LTV (%)
------------------------------------------------------------------------------

Multifamily                        1.40         1.29         67.7        62.3
Mixed Use                          1.28         1.10         70.3        68.7
Manufactured Housing Community     1.28         1.16         73.7        69.1
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            1.37X        1.26X        68.6%       63.8%
==============================================================================

MORTGAGE RATES

                                                         PERCENT BY     WEIGHTED    WEIGHTED
                                            AGGREGATE    AGGREGATE      AVERAGE     AVERAGE
                            NUMBER OF    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
MORTGAGE RATE (%)        MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------

5.7550% - 6.0000%               4          36,796,237           10.7     5.7783          119
6.0001% - 6.2500%               3          62,039,500           18.0     6.2072           87
6.2501% - 6.5000%              19         185,030,637           53.6     6.3880          109
6.5001% - 6.9700%              13          61,030,807           17.7     6.6769          102
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        39        $344,897,180          100.0%    6.3416%         105
=============================================================================================

                                      WEIGHTED      WEIGHTED     WEIGHTED
                          WEIGHTED    AVERAGE       AVERAGE      AVERAGE
                          AVERAGE      DSCR        CUT-OFF DATE  BALLOON
MORTGAGE RATE (%)         DSCR (X)  AFTER IO (X)      LTV (%)     LTV (%)
-------------------------------------------------------------------------

5.7550% - 6.0000%            1.99          1.95           50.8      48.5
6.0001% - 6.2500%            1.33          1.14           70.3      67.6
6.2501% - 6.5000%            1.29          1.18           70.8      65.2
6.5001% - 6.9700%            1.30          1.19           71.2      64.9
-------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      1.37X         1.26X          68.6%     63.8%
=========================================================================

Minimum:          5.7550%
Maximum:          6.9700%
Weighted Average: 6.3416%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                                                  PERCENT BY   WEIGHTED     WEIGHTED
                                                                    AGGREGATE      AGGREGATE    AVERAGE      AVERAGE
                                                    NUMBER OF    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
REMAINING TERM TO STATED MATURITY OR ARD (MOS.)  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

56 - 60                                                   3         22,134,000           6.4     6.6353          58
61 - 84                                                   3         73,400,000          21.3     6.3015          75
85 - 120                                                 33        249,363,180          72.3     6.3273         118
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  39       $344,897,180         100.0%    6.3416%        105
=====================================================================================================================

                                                              WEIGHTED       WEIGHTED    WEIGHTED
                                                 WEIGHTED     AVERAGE        AVERAGE     AVERAGE
                                                  AVERAGE      DSCR        CUT-OFF DATE  BALLOON
REMAINING TERM TO STATED MATURITY OR ARD (MOS.)   DSCR (X)  AFTER IO (X)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------

56 - 60                                             1.35          1.18           76.8       74.2
61 - 84                                             1.25          1.14           68.4       67.3
85 - 120                                            1.41          1.30           68.0       61.8
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                             1.37X         1.26X          68.6%      63.8%
===================================================================================================

Minimum:          56 mos.
Maximum:          120 mos.
Weighted Average: 105 mos.

                                      A-13

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                PERCENT BY   WEIGHTED   WEIGHTED
                                                   AGGREGATE     AGGREGATE   AVERAGE   AVERAGE
                                    NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE  REMAINING
DEBT SERVICE COVERAGE RATIO (X)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
--------------------------------------------------------------------------------------------------

1.16 - 1.20                             4          58,169,572         16.9    6.4416          97
1.21 - 1.30                            10         114,481,339         33.2    6.3745         101
1.31 - 1.40                            17          87,837,533         25.5    6.4932         107
1.41 - 1.50                             5          43,598,042         12.6    6.2526         111
1.51 - 1.60                             1          11,512,500          3.3    6.1500         105
2.11 - 2.13                             2          29,298,194          8.5    5.7676         119
--------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                39        $344,897,180        100.0%   6.3416%        105
==================================================================================================

                                           WEIGHTED        WEIGHTED    WEIGHTED
                                 WEIGHTED  AVERAGE         AVERAGE     AVERAGE
                                 AVERAGE     DSCR        CUT-OFF DATE  BALLOON
DEBT SERVICE COVERAGE RATIO (X)  DSCR (X)  AFTER IO (X)     LTV (%)     LTV (%)
-------------------------------------------------------------------------------

1.16 - 1.20                          1.18          1.18         65.7     60.1
1.21 - 1.30                          1.25          1.13         70.7     66.6
1.31 - 1.40                          1.35          1.18         71.9     66.1
1.41 - 1.50                          1.44          1.24         75.8     69.4
1.51 - 1.60                          1.51          1.29         73.1     66.3
2.11 - 2.13                          2.12          2.12         44.0     43.6
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              1.37X         1.26X        68.6%    63.8%
===============================================================================

Minimum:          1.16x
Maximum:          2.13x
Weighted Average: 1.37x

DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD

                                                                                  PERCENT BY   WEIGHTED    WEIGHTED
                                                                   AGGREGATE      AGGREGATE    AVERAGE      AVERAGE
                                                    NUMBER OF    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------

1.05 - 1.20                                            22         220,193,572           63.8     6.4101          101
1.21 - 1.30                                            12          90,036,839           26.1     6.3657          110
1.31 - 1.40                                             2           3,470,533            1.0     6.5007          119
1.41 - 1.50                                             1           1,898,042            0.6     5.8200          119
2.11 - 2.13                                             2          29,298,194            8.5     5.7676          119
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                39        $344,897,180          100.0%    6.3416%         105
=====================================================================================================================

                                                             WEIGHTED      WEIGHTED    WEIGHTED
                                                 WEIGHTED    AVERAGE       AVERAGE     AVERAGE
                                                 AVERAGE       DSCR      CUT-OFF DATE  BALLOON
DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)  DSCR (X)  AFTER IO (X)      LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------

1.05 - 1.20                                         1.27          1.14        70.2       65.7
1.21 - 1.30                                         1.38          1.25        73.3       66.6
1.31 - 1.40                                         1.38          1.38        57.1       45.6
1.41 - 1.50                                         1.42          1.42        70.3       59.5
2.11 - 2.13                                         2.12          2.12        44.0       43.6
-----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                             1.37X         1.26X       68.6%      63.8%
===============================================================================================

Minimum:          1.05x
Maximum:          2.13x
Weighted Average: 1.26x

                                      A-14

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                       PERCENT BY   WEIGHTED    WEIGHTED
                                                         AGGREGATE      AGGREGATE    AVERAGE      AVERAGE
                                         NUMBER OF    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)
----------------------------------------------------------------------------------------------------------

44.0% - 50.0%                                2           29,298,194           8.5     5.7676         119
55.1% - 60.0%                                3           10,370,533           3.0     6.4337         119
60.1% - 65.0%                                3           18,577,000           5.4     6.5330         111
65.1% - 70.0%                                8          102,802,237          29.8     6.4615         103
70.1% - 75.0%                                9           99,138,114          28.7     6.2978          99
75.1% - 80.0%                               14           84,711,102          24.6     6.3924         106
--------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     39         $344,897,180         100.0%    6.3416%        105
========================================================================================================

                                                   WEIGHTED       WEIGHTED   WEIGHTED
                                      WEIGHTED     AVERAGE        AVERAGE     AVERAGE
                                       AVERAGE       DSCR      CUT-OFF DATE  BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)   DSCR (X)  AFTER IO (X)     LTV (%)     LTV (%)
-------------------------------------------------------------------------------------

44.0% - 50.0%                              2.12          2.12       44.0        43.6
55.1% - 60.0%                              1.37          1.25       58.7        52.5
60.1% - 65.0%                              1.27          1.14       62.0        59.1
65.1% - 70.0%                              1.25          1.21       66.9        61.1
70.1% - 75.0%                              1.33          1.15       71.3        66.9
75.1% - 80.0%                              1.34          1.16       78.8        72.9
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    1.37X         1.26X      68.6%       63.8%
=====================================================================================

Minimum:          44.0%
Maximum:          80.0%
Weighted Average: 68.6%

BALLOON LOAN-TO-VALUE RATIOS

                                                                PERCENT BY   WEIGHTED    WEIGHTED
                                                   AGGREGATE    AGGREGATE    AVERAGE     AVERAGE
                                    NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS   BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------------

37.7% - 40.0%                           2           2,970,827          0.9     6.2126          119
40.1% - 45.0%                           1          27,500,000          8.0     5.7550          119
45.1% - 50.0%                           1           2,297,900          0.7     6.4500          119
55.1% - 60.0%                           7          77,327,279         22.4     6.4825          119
60.1% - 65.0%                           7          41,094,572         11.9     6.4613          115
65.1% - 70.0%                          13         119,403,602         34.6     6.3236           89
70.1% - 75.0%                           6          57,269,000         16.6     6.2729          118
75.1% - 77.6%                           2          17,034,000          4.9     6.7246           59
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                39        $344,897,180        100.0%    6.3416%         105
===================================================================================================

                                            WEIGHTED      WEIGHTED     WEIGHTED
                                 WEIGHTED   AVERAGE        AVERAGE     AVERAGE
                                 AVERAGE      DSCR       CUT-OFF DATE  BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)  DSCR (X)  AFTER IO (X)     LTV (%)    LTV (%)
-------------------------------------------------------------------------------

37.7% - 40.0%                       1.81          1.81         49.1       37.9
40.1% - 45.0%                       2.12          2.12         44.0       44.0
45.1% - 50.0%                       1.40          1.40         57.7       49.7
55.1% - 60.0%                       1.24          1.19         65.2       57.6
60.1% - 65.0%                       1.34          1.19         69.7       64.1
65.1% - 70.0%                       1.31          1.17         70.4       67.1
70.1% - 75.0%                       1.34          1.15         79.0       72.7
75.1% - 77.6%                       1.34          1.18         79.2       76.8
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             1.37X         1.26X        68.6%      63.8%
===============================================================================

Minimum:          37.7%
Maximum:          77.6%
Weighted Average: 63.8%

                                      A-15

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                                   APPENDIX B

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                            AND MORTGAGED PROPERTIES

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR18

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                                               % OF
                                                                                    % OF                    APPLICABLE
         CMSA        CMSA                                                       INITIAL POOL   LOAN GROUP   LOAN GROUP     # OF
  ID   LOAN NO.  PROPERTY NO.  PROPERTY NAME (1)                                   BALANCE    (ONE OR TWO)   BALANCE    PROPERTIES
----------------------------------------------------------------------------------------------------------------------------------

  1       1                    DRA / Colonial Office Portfolio                      9.9%           1          11.5%         19
 1-a                1-001      Heathrow Inter. Business Ctr.                        1.4%                       1.6%          1
 1-b                1-002      Research Office Park                                 1.1%                       1.2%          1
 1-c                1-003      CC at Town Park                                      0.9%                       1.1%          1
 1-d                1-004      Colonial Place I & II                                0.8%                       0.9%          1
 1-e                1-005      CC at Colonnade                                      0.8%                       0.9%          1
 1-f                1-006      Peachtree Street                                     0.6%                       0.7%          1
 1-g                1-007      CP Town Park Combined                                0.6%                       0.7%          1
 1-h                1-008      Concourse Center                                     0.5%                       0.6%          1
 1-i                1-009      CC at Town Park 600                                  0.5%                       0.6%          1
 1-j                1-010      Riverchase Center                                    0.4%                       0.4%          1
 1-k                1-011      International Office Park                            0.3%                       0.4%          1
 1-l                1-012      Colonial Center at Bayside                           0.3%                       0.4%          1
 1-m                1-013      Colonial Center at Blue Lake                         0.3%                       0.3%          1
 1-n                1-014      Shops at Colonnade - Retail                          0.3%                       0.3%          1
 1-o                1-015      Colonial Plaza                                       0.3%                       0.3%          1
 1-p                1-016      Esplanade                                            0.3%                       0.3%          1
 1-q                1-017      Maitland Office Building                             0.2%                       0.2%          1
 1-r                1-018      HIBC 1000 Building                                   0.2%                       0.2%          1
 1-s                1-019      One Independence Plaza                               0.2%                       0.2%          1
  2       2                    GGP Portfolio                                        6.2%           1           7.2%          2
 2-a                2-001      GGP Portfolio - Marketplace Shopping Center          3.4%                       3.9%          1
 2-b                2-002      GGP Portfolio - Columbia Mall                        2.9%                       3.3%          1
  3       3                    Solo Cup Industrial Portfolio                        3.9%           1           4.5%          6
 3-a                3-001      Solo Cup - Dallas, TX                                1.3%                       1.5%          1
 3-b                3-002      Solo Cup - Chicago, IL                               1.0%                       1.1%          1
 3-c                3-003      Solo Cup - Federalsburg, MD                          0.6%                       0.7%          1
 3-d                3-004      Solo Cup - Conyers, GA                               0.4%                       0.5%          1
 3-e                3-005      Solo Cup - Augusta, GA                               0.4%                       0.4%          1
 3-f                3-006      Solo Cup - Urbana, IL                                0.3%                       0.3%          1
  4       4         4-001      Hunters Branch I & II                                3.5%           1           4.1%          1
  5       5                    RRI Hotel Portfolio                                  3.1%           1           3.6%         79
 5-a                5-001      Red Roof Inn Chicago Downtown                        0.2%                       0.2%          1
 5-b                5-002      Red Roof Inn Greater Washington Alexandria           0.1%                       0.1%          1
 5-c                5-003      Red Roof Inn Meadowlands NYC                         0.1%                       0.1%          1
 5-d                5-004      Red Roof Inn Philadelphia Airport                    0.1%                       0.1%          1
 5-e                5-005      Red Roof Inn San Antonio Downtown                    0.1%                       0.1%          1
 5-f                5-006      Red Roof Inn Charlottesville                         0.1%                       0.1%          1
 5-g                5-007      Red Roof Inn Naples                                  0.1%                       0.1%          1
 5-h                5-008      Red Roof Inn Boston Woburn                           0.1%                       0.1%          1
 5-i                5-009      Red Roof Inn Philadelphia Oxford Valley              0.1%                       0.1%          1
 5-j                5-010      Red Roof Inn Philadelphia Trevose                    0.1%                       0.1%          1
 5-k                5-011      Red Roof Inn Tampa Fairgrounds                       0.1%                       0.1%          1
 5-l                5-012      Red Roof Inn Laredo                                  0.1%                       0.1%          1
 5-m                5-013      Red Roof Inn Columbia Jessup                         0.1%                       0.1%          1
 5-n                5-014      Red Roof Inn Baton Rouge                             0.1%                       0.1%          1
 5-o                5-015      Red Roof Inn Greater Washington                      0.0%                       0.1%          1
 5-p                5-016      Red Roof Inn Tucson North                            0.0%                       0.1%          1
 5-q                5-017      Red Roof Inn Albany                                  0.0%                       0.1%          1
 5-r                5-018      Red Roof Inn Gainesville                             0.0%                       0.1%          1
 5-s                5-019      Red Roof Inn St. Louis                               0.0%                       0.1%          1
 5-t                5-020      Red Roof Inn Mt Laurel Greater Philadelphia          0.0%                       0.1%          1
 5-u                5-021      Red Roof Inn Buffalo Airport                         0.0%                       0.1%          1
 5-v                5-022      Red Roof Inn Charleston North                        0.0%                       0.1%          1
 5-w                5-023      Red Roof Inn Rochester Henrietta                     0.0%                       0.1%          1
 5-x                5-024      Red Roof Inn Mobile North                            0.0%                       0.0%          1
 5-y                5-025      Red Roof Inn Utica                                   0.0%                       0.0%          1
 5-z                5-026      Red Roof Inn Milford                                 0.0%                       0.0%          1
 5-aa               5-027      Red Roof Inn Allentown Bethlehem                     0.0%                       0.0%          1
 5-ab               5-028      Red Roof Inn Pittsburgh Cranberry                    0.0%                       0.0%          1
 5-ac               5-029      Red Roof Inn Chicago Downers Grove                   0.0%                       0.0%          1
 5-ad               5-030      Red Roof Inn Detroit Warren                          0.0%                       0.0%          1
 5-ae               5-031      Red Roof Inn Lexington South                         0.0%                       0.0%          1
 5-af               5-032      Red Roof Inn Tucson South                            0.0%                       0.0%          1
 5-ag               5-033      Red Roof Inn Greater Washington Laurel               0.0%                       0.0%          1
 5-ah               5-034      Red Roof Inn Greater Washington Lanham               0.0%                       0.0%          1
 5-ai               5-035      Red Roof Inn Buffalo Amherst                         0.0%                       0.0%          1
 5-aj               5-036      Red Roof Inn Syracuse                                0.0%                       0.0%          1
 5-ak               5-037      Red Roof Inn Austin South                            0.0%                       0.0%          1
 5-al               5-038      Red Roof Inn Chicago Willowbrook                     0.0%                       0.0%          1
 5-am               5-039      Red Roof Inn Raleigh Downtown NCSU                   0.0%                       0.0%          1
 5-an               5-040      Red Roof Inn El Paso West                            0.0%                       0.0%          1
 5-ao               5-041      Red Roof Inn Aberdeen                                0.0%                       0.0%          1
 5-ap               5-042      Red Roof Inn Raleigh Southwest Cary                  0.0%                       0.0%          1
 5-aq               5-043      Red Roof Inn Detroit Dearborn                        0.0%                       0.0%          1
 5-ar               5-044      Red Roof Inn Akron South                             0.0%                       0.0%          1
 5-as               5-045      Red Roof Inn Columbia East                           0.0%                       0.0%          1
 5-at               5-046      Red Roof Inn Buffalo Hamburg                         0.0%                       0.0%          1
 5-au               5-047      Red Roof Inn Greensboro Coliseum                     0.0%                       0.0%          1
 5-av               5-048      Red Roof Inn Boston Southborough                     0.0%                       0.0%          1
 5-aw               5-049      Red Roof Inn Rockford                                0.0%                       0.0%          1
 5-ax               5-050      Red Roof Inn Harrisburg North                        0.0%                       0.0%          1
 5-ay               5-051      Red Roof Inn Salem                                   0.0%                       0.0%          1
 5-az               5-052      Red Roof Inn Indianapolis North                      0.0%                       0.0%          1
 5-ba               5-053      Red Roof Inn Detroit Rochester Hills                 0.0%                       0.0%          1
 5-bb               5-054      Red Roof Inn Columbus East Reynoldsburg              0.0%                       0.0%          1
 5-bc               5-055      Red Roof Inn Orlando Convention Center               0.0%                       0.0%          1
 5-bd               5-056      Red Roof Inn Atlanta Town Center Mall                0.0%                       0.0%          1
 5-be               5-057      Red Roof Inn Huntington                              0.0%                       0.0%          1
 5-bf               5-058      Red Roof Inn Lexington                               0.0%                       0.0%          1
 5-bg               5-059      Red Roof Inn Elkhart                                 0.0%                       0.0%          1
 5-bh               5-060      Red Roof Inn Cleveland Middleburg Heights            0.0%                       0.0%          1
 5-bi               5-061      Red Roof Inn Nashville Airport                       0.0%                       0.0%          1
 5-bj               5-062      Red Roof Inn Chicago Arlington Heights               0.0%                       0.0%          1
 5-bk               5-063      Red Roof Inn Toledo University                       0.0%                       0.0%          1
 5-bl               5-064      Red Roof Inn Champaign                               0.0%                       0.0%          1
 5-bm               5-065      Red Roof Inn Louisville SE Fairgrounds               0.0%                       0.0%          1
 5-bn               5-066      Red Roof Inn Charleston West Hurricane               0.0%                       0.0%          1
 5-bo               5-067      Red Roof Inn Cleveland Westlake                      0.0%                       0.0%          1
 5-bp               5-068      Red Roof Inn Detroit Taylor                          0.0%                       0.0%          1
 5-bq               5-069      Red Roof Inn LaFayette                               0.0%                       0.0%          1
 5-br               5-070      Red Roof Inn Columbus Dublin                         0.0%                       0.0%          1
 5-bs               5-071      Red Roof Inn Houston West                            0.0%                       0.0%          1
 5-bt               5-072      Red Roof Inn Detroit Airport Belleville              0.0%                       0.0%          1
 5-bu               5-073      Red Roof Inn Michigan City                           0.0%                       0.0%          1
 5-bv               5-074      Red Roof Inn Jacksonville Airport                    0.0%                       0.0%          1
 5-bw               5-075      Red Roof Inn Detroit Plymouth                        0.0%                       0.0%          1
 5-bx               5-076      Red Roof Inn Boston Mansfield Foxboro                0.0%                       0.0%          1
 5-by               5-077      Red Roof Inn Dayton North                            0.0%                       0.0%          1
 5-bz               5-078      Red Roof Inn Louisville East                         0.0%                       0.0%          1
 5-ca               5-079      Red Roof Inn Dallas Fort Worth Airport               0.0%                       0.0%          1
  6       6         6-001      Marriott Houston Westchase                           3.1%           1           3.6%          1
  7       7         7-001      Southlake Mall                                       2.8%           1           3.2%          1
  8       8         8-001      Norfolk Marriott                                     2.5%           1           2.9%          1
  9       9         9-001      11 MetroTech Center                                  2.4%           1           2.8%          1
  10      10        10-001     Park Avenue Apartments                               1.9%           2          13.6%          1
  11      11        11-001     Marketplace at Four Corners                          1.9%           1           2.2%          1
  12      12        12-001     Dulaney Center I & II                                1.6%           1           1.9%          1
  13      13        13-001     Battlefield Shopping Center                          1.6%           1           1.8%          1
  14      14                   AG Industrial Portfolio                              1.6%           1           1.8%          3
 14-a               14-001     Sunny Delight - 10 Corn Road                         0.7%                       0.8%          1
 14-b               14-002     Sunny Delight - 1230 North Tustin Avenue             0.6%                       0.7%          1
 14-c               14-003     Sunny Delight - 7000 LaGrange Blvd                   0.3%                       0.4%          1
  15      15        15-001     Claremont Apartments                                 1.3%           2           9.3%          1
  16      16        16-001     Trumbull Marriott                                    1.2%           1           1.4%          1
  17      17        17-001     Aviata Apartments                                    1.1%           2           8.0%          1
  18      18                   HRC Portfolio 3                                      1.1%           1           1.2%          5
 18-a               18-001     Hampton Inn - Traverse City                          0.3%                       0.4%          1
 18-b               18-002     Homewood Suites - NW Indianapolis                    0.2%                       0.3%          1
 18-c               18-003     Hampton Inn - Kalamazoo                              0.2%                       0.3%          1
 18-d               18-004     Hampton Inn - Fremont                                0.1%                       0.2%          1
 18-e               18-005     Hampton Inn - Portage                                0.1%                       0.1%          1
  19      19                   HRC Portfolio 1                                      1.1%           1           1.2%          4
 19-a               19-001     Hampton Inn - Clearwater                             0.4%                       0.5%          1
 19-b               19-002     Baymont Inn - Traverse City                          0.3%                       0.3%          1
 19-c               19-003     Homewood Suites - Bloomington                        0.2%                       0.3%          1
 19-d               19-004     Hampton Inn - Laporte                                0.1%                       0.2%          1
  20      20        20-001     Ingram Festival Shopping Center                      1.1%           1           1.2%          1
  21      21                   HRC Portfolio 2                                      1.0%           1           1.2%          4
 21-a               21-001     Homewood Suites - Downtown                           0.3%                       0.4%          1
 21-b               21-002     Hampton Inn - Petoskey                               0.3%                       0.3%          1
 21-c               21-003     Homewood Suites - Plainfield                         0.3%                       0.3%          1
 21-d               21-004     Hampton Inn - Valparaiso                             0.2%                       0.2%          1
  22      22        22-001     Gulf Pointe 30                                       1.0%           1           1.2%          1
  23      23        23-001     Kroger Marketplace Centre                            1.0%           1           1.2%          1
  24      24        24-001     Yards Plaza                                          1.0%           1           1.2%          1
  25      25        25-001     Jackson Plaza                                        1.0%           1           1.1%          1
  26      26        26-001     Camelot Acres                                        0.5%           2           3.7%          1
  27      27        27-001     Pheasant Ridge                                       0.2%           2           1.6%          1
  28      28        28-001     Independence Hill                                    0.2%           2           1.4%          1
  29      29        29-001     Reserve at Johns Creek Walk                          0.9%           2           6.7%          1
  30      30        30-001     Temple City Marketplace                              0.9%           1           1.0%          1
  31      31        31-001     Mesquite 30                                          0.9%           1           1.0%          1
  32      32                   Sentinel and Blossum Business Centers                0.9%           1           1.0%          2
 32-a               32-001     Sentinel Business Center                             0.5%                       0.6%          1
 32-b               32-002     Blossom Business Center                              0.4%                       0.4%          1
  33      33        33-001     Westridge Square Shopping Center                     0.9%           1           1.0%          1
  34      34        34-001     The Outpost                                          0.9%           2           6.4%          1
  35      35        35-001     1601 Las Plumas Avenue                               0.8%           1           1.0%          1
  36      36        36-001     ANC - Tech park I & II                               0.8%           1           1.0%          1
  37      37        37-001     Mitchell Ranch Plaza                                 0.8%           1           0.9%          1
  38      38        38-001     Orchards at Dover                                    0.8%           1           0.9%          1
  39      39        39-001     The Terraces Senior Living                           0.8%           2           5.5%          1
  40      40        40-001     Glenwood Apartments                                  0.7%           2           5.0%          1
  41      41        41-001     5555 East Olympic Boulevard                          0.7%           1           0.8%          1
  42      42        42-001     Rite Aid - Salem                                     0.2%           1           0.2%          1
  43      43        43-001     Rite Aid - New Philadelphia                          0.2%           1           0.2%          1
  44      44        44-001     Rite Aid Portfolio- Flatwoods                        0.1%           1           0.2%          1
  45      45        45-001     Rite Aid Portfolio - New Salisbury                   0.1%           1           0.1%          1
  46      46        46-001     Keil Shopping Center                                 0.6%           1           0.7%          1
  47      47        47-001     Raintree Apartments                                  0.6%           2           4.3%          1
  48      48        48-001     Olive Grove Senior Living                            0.6%           2           4.2%          1
  49      49        49-001     984 North Broadway                                   0.6%           1           0.7%          1
  50      50        50-001     South Coast Plaza                                    0.5%           1           0.6%          1
  51      51        51-001     Concord Plaza and Mall                               0.5%           1           0.6%          1
  52      52        52-001     Candlewood Suites Northwoods Mall                    0.5%           1           0.6%          1
  53      53        53-001     Park Forest Shopping Center                          0.5%           1           0.6%          1
  54      54        54-001     Fairmont Square San Leandro                          0.5%           1           0.5%          1
  55      55        55-001     Chimney Ridge Apartments                             0.5%           2           3.4%          1
  56      56                   Alexandria Apartments                                0.5%           2           3.3%          2
 56-a               56-001     Rosewood Apartments                                  0.3%                       1.8%          1
 56-b               56-002     Pecan Grove Apartments                               0.2%                       1.5%          1
  57      57        57-001     Pelham Plaza                                         0.4%           1           0.5%          1
  58      58        58-001     Walgreens Plaza - Haverhill                          0.4%           1           0.5%          1
  59      59        59-001     South Tech Center II                                 0.4%           1           0.5%          1
  60      60                   Mountain City Industrial Portfolio                   0.4%           1           0.5%          2
 60-a               60-001     Mountain City Industrial - Nashville                 0.2%                       0.3%          1
 60-b               60-002     Mountain City Industrial - Denver                    0.2%                       0.2%          1
  61      61        61-001     Ashley Furniture Fairfield CA                        0.4%           1           0.5%          1
  62      62        62-001     Shady Willow Plaza                                   0.4%           1           0.5%          1
  63      63        63-001     Tri State Mall                                       0.4%           1           0.4%          1
  64      64        64-001     Heathrow International Office                        0.4%           1           0.4%          1
  65      65        65-001     Clarion Inn & Suites Orlando                         0.4%           1           0.4%          1
  66      66        66-001     UNH Park Court Apartment Portfolio                   0.4%           2           2.6%          1
  67      67        67-001     The Mix at Southbridge                               0.4%           1           0.4%          1
  68      68        68-001     Pearl City Shops                                     0.4%           1           0.4%          1
  69      69        69-001     Campus Business Park                                 0.4%           1           0.4%          1
  70      70        70-001     Plaza Drive Industrial                               0.3%           1           0.4%          1
  71      71        71-001     High Grove Plaza                                     0.3%           1           0.4%          1
  72      72        72-001     Cambridge Court Apartments                           0.3%           2           2.4%          1
  73      73        73-001     Town and Country Shopping Center                     0.3%           1           0.4%          1
  74      74        74-001     Holiday Inn Express Hotel                            0.3%           1           0.4%          1
  75      75                   Wingate Inn - Best Western                           0.3%           1           0.4%          2
 75-a               75-001     Wingate Inn                                          0.2%                       0.2%          1
 75-b               75-002     Baymont                                              0.1%                       0.2%          1
  76      76        76-001     788 Building                                         0.3%           1           0.4%          1
  77      77        77-001     McAllen Distribution Center                          0.3%           1           0.4%          1
  78      78        78-001     Bluegrass Center                                     0.3%           1           0.3%          1
  79      79        79-001     North 92nd Street Portfolio A1 - Building A          0.2%           1           0.2%          1
  80      80        80-001     North 92nd Street Portfolio A2 - Building B          0.1%           1           0.2%          1
  81      81        81-001     8119-8133 Watson Street                              0.3%           1           0.3%          1
  82      82        82-001     LA Fitness (Federal Way)                             0.3%           1           0.3%          1
  83      83        83-001     Van Buren Road Shopping Center                       0.3%           1           0.3%          1
  84      84        84-001     1261 Post Road                                       0.3%           1           0.3%          1
  85      85        85-001     Middlesex Business Center II                         0.3%           1           0.3%          1
  86      86        86-001     Briggs Chaney Shopping Center                        0.3%           1           0.3%          1
  87      87        87-001     280 Dobbs Ferry Rd                                   0.3%           1           0.3%          1
  88      88        88-001     8767-8797 Irvine Center Drive                        0.3%           1           0.3%          1
  89      89        89-001     Woodland Hills Apartments                            0.3%           2           2.0%          1
  90      90        90-001     Arlington Pointe                                     0.3%           1           0.3%          1
  91      91        91-001     Heacock Corporate Plaza                              0.3%           1           0.3%          1
  92      92        92-001     FedEx Florence                                       0.3%           1           0.3%          1
  93      93        93-001     Bay Bridge Industrial Center (PSA)                   0.3%           1           0.3%          1
  94      94        94-001     Hampton Inn - Indianapolis                           0.3%           1           0.3%          1
  95      95        95-001     Circuit City San Rafael                              0.3%           1           0.3%          1
  96      96        96-001     Pine Hill Portfolio                                  0.2%           2           1.8%          1
  97      97                   BGK Portfolio                                        0.2%           1           0.3%          3
 97-a               97-001     Corporate Park                                       0.2%                       0.2%          1
 97-b               97-002     5528 Eubank                                          0.1%                       0.1%          1
 97-c               97-003     303 Business Park                                    0.0%                       0.0%          1
  98      98        98-001     Sharon Square                                        0.2%           1           0.3%          1
  99      99        99-001     Stor It Self Storage - Downey                        0.2%           1           0.3%          1
 100     100       100-001     Crossroads Shopping Center - Charleston              0.2%           1           0.3%          1
 101     101       101-001     SunWest Crossing                                     0.2%           1           0.3%          1
 102     102       102-001     Lincoln Center                                       0.2%           1           0.2%          1
 103     103       103-001     Lincoln Retail Center                                0.1%           1           0.1%          1
 104     104       104-001     Comfort Inn - Mars, PA                               0.2%           1           0.3%          1
 105     105       105-001     Golden Pond Apartments, Phase III                    0.2%           2           1.6%          1
 106     106       106-001     BayCare Health Systems                               0.2%           1           0.3%          1
 107     107       107-001     Michael's - Mountain View                            0.2%           1           0.2%          1
 108     108       108-001     Let's Stor It - Rancho Cucamonga, CA                 0.2%           1           0.2%          1
 109     109       109-001     Century 105 Business Park                            0.2%           1           0.2%          1
 110     110       110-001     2085 Valentine Avenue                                0.2%           2           1.5%          1
 111     111       111-001     Holiday Inn Express - San Antonio Airport North      0.2%           1           0.2%          1
 112     112       112-001     Stor It Self Storage - Long Beach                    0.2%           1           0.2%          1
 113     113       113-001     Shoppes at Lee Road                                  0.2%           1           0.2%          1
 114     114       114-001     1700 S. Powerline Road                               0.2%           1           0.2%          1
 115     115       115-001     1811 Bering                                          0.2%           1           0.2%          1
 116     116       116-001     1718-1730 Massachusetts Avenue                       0.2%           1           0.2%          1
 117     117       117-001     Stor It Self Storage - Costa Mesa                    0.2%           1           0.2%          1
 118     118       118-001     Rockville Station                                    0.2%           1           0.2%          1
 119     119       119-001     Dollar Self Storage - Laveen                         0.2%           1           0.2%          1
 120     120       120-001     Ambassador Plaza SC                                  0.2%           1           0.2%          1
 121     121       121-001     Crescent Corners                                     0.2%           1           0.2%          1
 122     122       122-001     3200 Como                                            0.2%           1           0.2%          1
 123     123       123-001     Comfort Suites - Airport North                       0.2%           1           0.2%          1
 124     124       124-001     Jennings Medical Center                              0.2%           1           0.2%          1
 125     125       125-001     Hembree Place                                        0.2%           1           0.2%          1
 126     126       126-001     1360 & 1380 19th Hole Drive                          0.2%           1           0.2%          1
 127     127       127-001     Tall Pines Mobile Home Park                          0.2%           2           1.2%          1
 128     128       128-001     VDC Medical Office                                   0.2%           1           0.2%          1
 129     129       129-001     Watney Industrial                                    0.2%           1           0.2%          1
 130     130       130-001     Hemlock Plaza                                        0.2%           1           0.2%          1
 131     131       131-001     2165 Jerome Avenue                                   0.2%           1           0.2%          1
 132     132       132-001     2695 Mount Vernon                                    0.1%           1           0.2%          1
 133     133       133-001     Forest Oaks                                          0.1%           1           0.2%          1
 134     134       134-001     Toluca Towers                                        0.1%           2           1.0%          1
 135     135       135-001     4010 South 43rd Place                                0.1%           1           0.2%          1
 136     136       136-001     Paramount Estates II                                 0.1%           2           1.0%          1
 137     137       137-001     104 Suffolk Street                                   0.1%           2           1.0%          1
 138     138       138-001     Walgreens - McFarland, WI                            0.1%           1           0.2%          1
 139     139       139-001     Pick 'n' Save                                        0.1%           1           0.2%          1
 140     140       140-001     7401 Sunnyview                                       0.1%           1           0.1%          1
 141     141       141-001     One Elm Street                                       0.1%           1           0.1%          1
 142     142       142-001     Lock Up II Self Storage                              0.1%           1           0.1%          1
 143     143       143-001     Shoppes at the Exchange                              0.1%           1           0.1%          1
 144     144       144-001     Kroger Village                                       0.1%           1           0.1%          1
 145     145       145-001     500 S. Koeller                                       0.1%           1           0.1%          1
 146     146                   ARC/GF Retail Portfolio                              0.1%           1           0.1%          4
146-a              146-001     Bridgestone-FireStone - St. Peter's                  0.1%                       0.1%          1
146-b              146-002     Dollar General - Lancaster                           0.0%                       0.0%          1
146-c              146-003     Dollar General - Independence                        0.0%                       0.0%          1
146-d              146-004     Dollar General - Florence                            0.0%                       0.0%          1
 147     147       147-001     11331-11339 West Camarillo Street                    0.1%           1           0.1%          1
 148     148       148-001     4256-4274 Telegraph Road Office                      0.1%           1           0.1%          1
 149     149       149-001     The Lodge at Timberhill                              0.1%           2           0.7%          1
 150     150       150-001     Thomasville Furniture - Woodbury MN                  0.1%           1           0.1%          1
 151     151       151-001     Tri-County Promenade                                 0.1%           1           0.1%          1
 152     152       152-001     Rite Aid - Waterford Township, MI                    0.1%           1           0.1%          1
 153     153       153-001     North Steppe Apartments - G                          0.1%           2           0.7%          1
 154     154       154-001     Piggly Wiggly - Watertown, WI                        0.1%           1           0.1%          1
 155     155       155-001     Parkwood Plaza Apartments                            0.1%           2           0.7%          1
 156     156       156-001     Harbin and Airport                                   0.1%           2           0.7%          1
 157     157       157-001     Townsend Street Retail                               0.1%           1           0.1%          1
 158     158       158-001     Practical Pig Self Storage                           0.1%           1           0.1%          1
 159     159       159-001     Anaheim Professional Building                        0.1%           1           0.1%          1
 160     160       160-001     Pacific Bell - Truckee                               0.1%           1           0.1%          1
 161     161       161-001     201 St. Joseph                                       0.1%           1           0.1%          1
 162     162       162-001     776 Bethlehem Pike                                   0.1%           1           0.1%          1
 163     163       163-001     Cypress Self Storage                                 0.1%           1           0.1%          1
 164     164       164-001     4182 Wisconsin Avenue                                0.1%           1           0.1%          1
 165     165       165-001     Richmond Club Apartments                             0.1%           2           0.6%          1
 166     166       166-001     North Steppe Apartments - A                          0.1%           2           0.5%          1
 167     167       167-001     Countryside Village MHC - Fort Wayne                 0.1%           2           0.5%          1
 168     168       168-001     Dal Tile Bakersfield                                 0.1%           1           0.1%          1
 169     169       169-001     Morningside View Apartments                          0.1%           2           0.5%          1
 170     170       170-001     North Steppe Apartments - H                          0.1%           2           0.5%          1
 171     171       171-001     North Steppe Apartments - E                          0.1%           2           0.5%          1
 172     172       172-001     Homes of Kings Way                                   0.1%           2           0.4%          1
 173     173       173-001     City of Phoenix Office Building                      0.1%           1           0.1%          1
 174     174       174-001     Hinz Automation Building                             0.1%           1           0.1%          1
 175     175       175-001     Harris Court Buildings N and O                       0.1%           1           0.1%          1
 176     176       176-001     Oneida Retail Center                                 0.1%           1           0.1%          1
 177     177       177-001     Golden Corral-Heritage                               0.1%           1           0.1%          1
 178     178       178-001     Ten Oaks MHC                                         0.0%           2           0.3%          1
 179     179       179-001     Walgreens - Milwaukee                                0.0%           1           0.0%          1
 180     180       180-001     North Steppe Apartments - I                          0.0%           2           0.3%          1
 181     181       181-001     North Steppe Apartments - J                          0.0%           2           0.3%          1
 182     182       182-001     Advance Auto                                         0.0%           1           0.0%          1
 183     183       183-001     Burger King - Baton Rouge                            0.0%           1           0.0%          1
 184     184       184-001     North Steppe Apartments - B                          0.0%           2           0.2%          1
 185     185                   Church's - Prichard & Saraland Portfolio             0.0%           1           0.0%          2
185-a              185-001     Church's - Prichard, AL                              0.0%                       0.0%          1
185-b              185-002     Church's - Saraland, AL                              0.0%                       0.0%          1

        MORTGAGE                                                CUT-OFF               BALANCE         GENERAL
          LOAN          LOAN PURPOSE           ORIGINAL           DATE                  AT            PROPERTY
  ID   SELLER (2)  (REFINANCE/ACQUISITION)   BALANCE ($)     BALANCE ($)(3)    MATURITY OR ARD($)(3)   TYPE
------------------------------------------------------------------------------------------------------------------------------------

  1       WFB            Acquisition         247,302,419       247,302,419               247,302,419  Various
 1-a      WFB                                 34,630,982        34,630,982                34,630,982  Office
 1-b      WFB                                 26,447,908        26,447,908                26,447,908  Office
 1-c      WFB                                 23,265,602        23,265,602                23,265,602  Office
 1-d      WFB                                 20,379,333        20,379,333                20,379,333  Office
 1-e      WFB                                 19,575,196        19,575,196                19,575,196  Office
 1-f      WFB                                 15,561,000        15,561,000                15,561,000  Office
 1-g      WFB                                 14,764,167        14,764,167                14,764,167  Mixed Use
 1-h      WFB                                 12,254,067        12,254,067                12,254,067  Office
 1-i      WFB                                 11,926,964        11,926,964                11,926,964  Office
 1-j      WFB                                  9,226,014         9,226,014                 9,226,014  Office
 1-k      WFB                                  8,717,915         8,717,915                 8,717,915  Office
 1-l      WFB                                  8,370,268         8,370,268                 8,370,268  Office
 1-m      WFB                                  7,380,812         7,380,812                 7,380,812  Office
 1-n      WFB                                  7,225,554         7,225,554                 7,225,554  Retail
 1-o      WFB                                  6,712,260         6,712,260                 6,712,260  Office
 1-p      WFB                                  6,685,518         6,685,518                 6,685,518  Office
 1-q      WFB                                  5,273,750         5,273,750                 5,273,750  Office
 1-r      WFB                                  4,679,862         4,679,862                 4,679,862  Office
 1-s      WFB                                  4,225,247         4,225,247                 4,225,247  Office
  2      PCFII            Refinance          156,000,000       156,000,000               156,000,000  Retail
 2-a     PCFII                                84,400,000        84,400,000                84,400,000  Retail
 2-b     PCFII                                71,600,000        71,600,000                71,600,000  Retail
  3      BSCMI           Acquisition          97,500,000        97,500,000                83,402,010  Industrial
 3-a     BSCMI                                32,788,889        32,788,889                28,047,786  Industrial
 3-b     BSCMI                                24,555,555        24,555,555                21,004,951  Industrial
 3-c     BSCMI                                14,155,556        14,155,556                12,108,737  Industrial
 3-d     BSCMI                                10,496,296        10,496,296                 8,978,587  Industrial
 3-e     BSCMI                                 9,003,704         9,003,704                 7,701,816  Industrial
 3-f     BSCMI                                 6,500,000         6,500,000                 5,560,134  Industrial
  4      PCFII            Refinance           88,000,000        88,000,000                88,000,000  Office
  5      BSCMI           Acquisition          78,000,000        77,810,961                67,639,674  Hospitality
 5-a     BSCMI                                 5,139,603         5,127,147                 4,456,937  Hospitality
 5-b     BSCMI                                 2,317,956         2,312,338                 2,010,074  Hospitality
 5-c     BSCMI                                 2,295,988         2,290,424                 1,991,025  Hospitality
 5-d     BSCMI                                 2,105,111         2,100,009                 1,825,500  Hospitality
 5-e     BSCMI                                 2,102,937         2,097,840                 1,823,615  Hospitality
 5-f     BSCMI                                 1,701,326         1,697,203                 1,475,348  Hospitality
 5-g     BSCMI                                 1,696,511         1,692,400                 1,471,173  Hospitality
 5-h     BSCMI                                 1,637,314         1,633,346                 1,419,838  Hospitality
 5-i     BSCMI                                 1,592,092         1,588,234                 1,380,623  Hospitality
 5-j     BSCMI                                 1,444,322         1,440,822                 1,252,481  Hospitality
 5-k     BSCMI                                 1,342,573         1,339,320                 1,164,247  Hospitality
 5-l     BSCMI                                 1,318,248         1,315,053                 1,143,152  Hospitality
 5-m     BSCMI                                 1,313,034         1,309,851                 1,138,630  Hospitality
 5-n     BSCMI                                 1,296,326         1,293,184                 1,124,142  Hospitality
 5-o     BSCMI                                 1,246,517         1,243,496                 1,080,949  Hospitality
 5-p     BSCMI                                 1,224,899         1,221,931                 1,062,202  Hospitality
 5-q     BSCMI                                 1,224,242         1,221,275                 1,061,633  Hospitality
 5-r     BSCMI                                 1,188,708         1,185,827                 1,030,818  Hospitality
 5-s     BSCMI                                 1,155,446         1,152,646                 1,001,974  Hospitality
 5-t     BSCMI                                 1,155,389         1,152,588                 1,001,924  Hospitality
 5-u     BSCMI                                 1,144,996         1,142,221                   992,912  Hospitality
 5-v     BSCMI                                 1,105,602         1,102,923                   958,751  Hospitality
 5-w     BSCMI                                 1,081,528         1,078,907                   937,875  Hospitality
 5-x     BSCMI                                 1,080,351         1,077,733                   936,854  Hospitality
 5-y     BSCMI                                 1,060,844         1,058,273                   919,938  Hospitality
 5-z     BSCMI                                 1,046,648         1,044,111                   907,627  Hospitality
 5-aa    BSCMI                                 1,035,716         1,033,206                   898,147  Hospitality
 5-ab    BSCMI                                 1,020,029         1,017,557                   884,544  Hospitality
 5-ac    BSCMI                                 1,011,496         1,009,044                   877,144  Hospitality
 5-ad    BSCMI                                   995,286           992,873                   863,087  Hospitality
 5-ae    BSCMI                                   988,846           986,449                   857,503  Hospitality
 5-af    BSCMI                                   976,723           974,356                   846,990  Hospitality
 5-ag    BSCMI                                   951,545           949,239                   825,157  Hospitality
 5-ah    BSCMI                                   927,586           925,337                   804,379  Hospitality
 5-ai    BSCMI                                   923,606           921,367                   800,928  Hospitality
 5-aj    BSCMI                                   920,660           918,429                   798,374  Hospitality
 5-ak    BSCMI                                   913,081           910,868                   791,801  Hospitality
 5-al    BSCMI                                   909,681           907,477                   788,853  Hospitality
 5-am    BSCMI                                   900,851           898,668                   781,196  Hospitality
 5-an    BSCMI                                   899,387           897,207                   779,926  Hospitality
 5-ao    BSCMI                                   883,569           881,428                   766,209  Hospitality
 5-ap    BSCMI                                   873,429           871,312                   757,416  Hospitality
 5-aq    BSCMI                                   847,242           845,189                   734,707  Hospitality
 5-ar    BSCMI                                   806,976           805,020                   699,789  Hospitality
 5-as    BSCMI                                   796,626           794,695                   690,814  Hospitality
 5-at    BSCMI                                   788,394           786,483                   683,676  Hospitality
 5-au    BSCMI                                   753,591           751,765                   653,496  Hospitality
 5-av    BSCMI                                   749,911           748,094                   650,304  Hospitality
 5-aw    BSCMI                                   738,602           736,812                   640,498  Hospitality
 5-ax    BSCMI                                   714,269           712,538                   619,397  Hospitality
 5-ay    BSCMI                                   706,873           705,160                   612,983  Hospitality
 5-az    BSCMI                                   694,722           693,038                   602,446  Hospitality
 5-ba    BSCMI                                   690,089           688,417                   598,428  Hospitality
 5-bb    BSCMI                                   679,268           677,622                   589,045  Hospitality
 5-bc    BSCMI                                   675,441           673,804                   585,726  Hospitality
 5-bd    BSCMI                                   656,083           654,493                   568,939  Hospitality
 5-be    BSCMI                                   640,425           638,873                   555,361  Hospitality
 5-bf    BSCMI                                   639,949           638,398                   554,948  Hospitality
 5-bg    BSCMI                                   617,149           615,654                   535,177  Hospitality
 5-bh    BSCMI                                   593,866           592,426                   514,986  Hospitality
 5-bi    BSCMI                                   591,100           589,667                   512,587  Hospitality
 5-bj    BSCMI                                   563,840           562,474                   488,949  Hospitality
 5-bk    BSCMI                                   554,389           553,045                   480,752  Hospitality
 5-bl    BSCMI                                   551,570           550,233                   478,308  Hospitality
 5-bm    BSCMI                                   544,784           543,464                   472,424  Hospitality
 5-bn    BSCMI                                   542,120           540,806                   470,113  Hospitality
 5-bo    BSCMI                                   537,304           536,002                   465,937  Hospitality
 5-bp    BSCMI                                   536,547           535,247                   465,280  Hospitality
 5-bq    BSCMI                                   510,319           509,082                   442,536  Hospitality
 5-br    BSCMI                                   498,939           497,730                   432,668  Hospitality
 5-bs    BSCMI                                   487,502           486,320                   422,749  Hospitality
 5-bt    BSCMI                                   478,932           477,772                   415,318  Hospitality
 5-bu    BSCMI                                   473,490           472,342                   410,599  Hospitality
 5-bv    BSCMI                                   471,381           470,238                   408,770  Hospitality
 5-bw    BSCMI                                   461,853           460,733                   400,507  Hospitality
 5-bx    BSCMI                                   404,328           403,348                   350,623  Hospitality
 5-by    BSCMI                                   348,675           347,830                   302,362  Hospitality
 5-bz    BSCMI                                   289,302           288,601                   250,876  Hospitality
 5-ca    BSCMI                                   214,147           213,628                   185,703  Hospitality
  6      PCFII           Acquisition          76,818,000        76,818,000                72,408,188  Hospitality
  7       PMCF            Refinance           70,000,000        70,000,000                66,876,977  Retail
  8      BSCMI           Acquisition          62,000,000        62,000,000                62,000,000  Hospitality
  9       PMCF            Refinance           61,000,000        61,000,000                61,000,000  Office
  10     BSCMI            Refinance           47,000,000        47,000,000                45,984,501  Mixed Use
  11     PCFII            Refinance           46,600,000        46,557,379                40,097,001  Retail
  12      NLIC           Acquisition          40,000,000        40,000,000                37,575,574  Office
  13      NLIC           Acquisition          39,600,000        39,600,000                36,618,300  Retail
  14     BSCMI           Acquisition          39,150,000        39,150,000                35,296,858  Industrial
 14-a    BSCMI                                16,443,524        16,443,524                14,825,153  Industrial
 14-b    BSCMI                                14,451,958        14,451,958                13,029,596  Industrial
 14-c    BSCMI                                 8,254,518         8,254,518                 7,442,109  Industrial
  15     PCFII            Refinance           32,000,000        32,000,000                27,511,213  Multifamily
  16      WFB             Refinance           30,000,000        30,000,000                26,866,913  Hospitality
  17     PCFII            Refinance           27,500,000        27,500,000                27,500,000  Multifamily
  18      PMCF            Refinance           26,965,000        26,941,047                23,298,320  Hospitality
 18-a     PMCF                                 8,474,714         8,467,186                 7,322,328  Hospitality
 18-b     PMCF                                 6,163,429         6,157,954                 5,325,331  Hospitality
 18-c     PMCF                                 5,883,273         5,878,047                 5,083,270  Hospitality
 18-d     PMCF                                 3,571,987         3,568,814                 3,086,271  Hospitality
 18-e     PMCF                                 2,871,597         2,869,046                 2,481,120  Hospitality
  19      PMCF            Refinance           26,900,000        26,876,104                23,242,159  Hospitality
 19-a     PMCF                                10,998,522        10,988,752                 9,502,951  Hospitality
 19-b     PMCF                                 6,426,847         6,421,138                 5,552,930  Hospitality
 19-c     PMCF                                 5,764,286         5,759,165                 4,980,462  Hospitality
 19-d     PMCF                                 3,710,345         3,707,049                 3,205,816  Hospitality
  20      PMCF            Refinance           26,800,000        26,800,000                24,414,228  Retail
  21      PMCF            Refinance           26,225,000        26,201,704                22,658,944  Hospitality
 21-a     PMCF                                 8,313,595         8,306,210                 7,183,118  Hospitality
 21-b     PMCF                                 6,623,840         6,617,956                 5,723,135  Hospitality
 21-c     PMCF                                 6,421,070         6,415,366                 5,547,937  Hospitality
 21-d     PMCF                                 4,866,495         4,862,172                 4,204,753  Hospitality
  22     BSCMI            Refinance           26,200,000        26,098,551                22,664,395  Other
  23      NLIC            Refinance           26,410,000        25,916,649                22,204,656  Retail
  24     BSCMI            Refinance           25,200,000        25,200,000                22,613,640  Retail
  25      WFB            Acquisition          24,380,000        24,380,000                22,997,506  Retail
  26      WFB            Acquisition          12,909,000        12,909,000                12,141,034  Manufactured Housing Community
  27      WFB            Acquisition           5,615,000         5,615,000                 5,280,960  Manufactured Housing Community
  28      WFB            Acquisition           4,919,000         4,919,000                 4,626,365  Manufactured Housing Community
  29     BSCMI           Acquisition          23,000,000        23,000,000                23,000,000  Multifamily
  30      PMCF            Refinance           22,500,000        22,500,000                20,493,561  Retail
  31     BSCMI            Refinance           22,200,000        22,115,874                19,255,437  Other
  32     BSCMI           Acquisition          22,040,000        22,040,000                20,682,546  Industrial
 32-a    BSCMI                                13,240,000        13,240,000                12,424,542  Industrial
 32-b    BSCMI                                 8,800,000         8,800,000                 8,258,004  Industrial
  33      NLIC            Refinance           22,000,000        22,000,000                22,000,000  Retail
  34     BSCMI           Acquisition          22,000,000        22,000,000                20,020,746  Multifamily
  35     PCFII           Acquisition          21,000,000        20,980,644                18,049,323  Industrial
  36      WFB             Refinance           20,600,000        20,600,000                19,599,924  Office
  37     PCFII            Refinance           20,060,000        20,060,000                20,060,000  Retail
  38     BSCMI            Refinance           19,640,000        19,640,000                17,543,308  Retail
  39      PMCF            Refinance           19,075,000        19,058,285                16,512,701  Multifamily
  40      PMCF            Refinance           17,200,000        17,200,000                15,688,142  Multifamily
  41     PCFII           Acquisition          17,000,000        16,954,530                15,254,494  Industrial
  42     BSCMI           Acquisition           4,928,000         4,913,515                 4,166,328  Retail
  43     BSCMI           Acquisition           4,528,000         4,528,000                 4,528,000  Retail
  44     BSCMI           Acquisition           3,600,000         3,600,000                 3,600,000  Retail
  45     BSCMI           Acquisition           2,954,000         2,954,000                 2,954,000  Retail
  46      PMCF            Refinance           15,500,000        15,429,434                13,164,620  Retail
  47      PMCF            Refinance           14,900,000        14,900,000                13,593,703  Multifamily
  48      PMCF           Acquisition          14,450,000        14,450,000                14,011,124  Multifamily
  49     BSCMI            Refinance           14,250,000        14,250,000                12,780,657  Office
  50      PMCF            Refinance           12,800,000        12,800,000                11,455,990  Retail
  51      PMCF            Refinance           12,810,000        12,792,867                10,112,623  Retail
  52      WFB             Refinance           12,300,000        12,281,303                11,640,042  Hospitality
  53      NLIC            Refinance           12,000,000        12,000,000                11,326,231  Retail
  54      WFB            Acquisition          11,800,000        11,800,000                10,790,835  Retail
  55      PMCF           Acquisition          11,650,000        11,650,000                11,003,799  Multifamily
  56      PMCF           Acquisition          11,512,500        11,512,500                10,448,088  Multifamily
 56-a     PMCF                                 6,322,738         6,322,738                 5,738,156  Multifamily
 56-b     PMCF                                 5,189,762         5,189,762                 4,709,932  Multifamily
  57     BSCMI           Acquisition          11,000,000        11,000,000                 9,651,781  Retail
  58     BSCMI            Refinance           10,900,000        10,900,000                10,243,439  Retail
  59      WFB             Refinance           10,600,000        10,600,000                 9,634,536  Office
  60      WFB            Acquisition          10,300,000        10,290,992                 8,918,850  Industrial
 60-a     WFB                                  6,250,000         6,244,534                 5,411,924  Industrial
 60-b     WFB                                  4,050,000         4,046,458                 3,506,925  Industrial
  61      WFB            Acquisition          10,190,000        10,190,000                 9,211,939  Retail
  62      WFB            Acquisition           9,725,000         9,725,000                 8,900,540  Retail
  63     PCFII            Refinance            9,500,000         9,500,000                 8,522,114  Retail
  64     PCFII           Acquisition           9,300,000         9,300,000                 8,386,610  Office
  65      WFB             Refinance            9,000,000         9,000,000                 7,969,221  Hospitality
  66     BSCMI           Acquisition           9,000,000         9,000,000                 8,481,884  Multifamily
  67      PMCF            Refinance            9,000,000         9,000,000                 8,085,152  Retail
  68      PMCF            Refinance            9,000,000         9,000,000                 8,497,737  Retail
  69      WFB            Acquisition           8,950,000         8,941,073                 7,602,910  Mixed Use
  70      WFB             Refinance            8,700,000         8,700,000                 8,187,918  Industrial
  71     BSCMI           Acquisition           8,400,000         8,400,000                 7,415,796  Retail
  72      PMCF            Refinance            8,200,000         8,200,000                 7,479,231  Multifamily
  73      PMCF           Acquisition           8,200,000         8,200,000                 7,726,523  Retail
  74      WFB             Refinance            8,200,000         8,200,000                 7,385,664  Hospitality
  75      PMCF            Refinance            7,885,000         7,872,375                 6,813,041  Hospitality
 75-a     PMCF                                 4,355,000         4,348,027                 3,762,941  Hospitality
 75-b     PMCF                                 3,530,000         3,524,348                 3,050,100  Hospitality
  76      NLIC            Refinance            7,650,000         7,650,000                 6,837,747  Office
  77      WFB             Refinance            7,630,000         7,605,914                 6,306,679  Industrial
  78      PMCF            Refinance            7,546,000         7,546,000                 6,880,663  Retail
  79      PMCF            Refinance            4,250,000         4,237,490                 3,592,373  Office
  80      PMCF            Refinance            3,250,000         3,240,433                 2,747,108  Office
  81      NLIC            Refinance            7,400,000         7,400,000                 6,759,856  Retail
  82      WFB             Refinance            7,400,000         7,400,000                 6,720,981  Retail
  83      PMCF           Acquisition           7,250,000         7,250,000                 6,622,423  Retail
  84     BSCMI            Refinance            7,200,000         7,200,000                 6,628,526  Retail
  85      PMCF            Refinance            7,120,000         7,120,000                 6,487,462  Office
  86      NLIC            Refinance            7,000,000         7,000,000                 6,403,136  Retail
  87     BSCMI           Acquisition           7,000,000         7,000,000                 6,400,038  Office
  88     PCFII            Refinance            7,000,000         6,993,345                 5,989,375  Retail
  89      PMCF           Acquisition           6,900,000         6,900,000                 6,495,100  Multifamily
  90      NLIC            Refinance            6,900,000         6,900,000                 6,129,751  Mixed Use
  91      PMCF            Refinance            6,700,000         6,700,000                 6,079,798  Office
  92     BSCMI           Acquisition           6,550,000         6,550,000                 6,486,063  Industrial
  93      WFB             Refinance            6,500,000         6,500,000                 6,500,000  Industrial
  94     PCFII            Refinance            6,500,000         6,494,147                 5,605,340  Hospitality
  95     BSCMI            Refinance            6,400,000         6,400,000                 6,400,000  Retail
  96      PMCF            Refinance            6,226,000         6,226,000                 5,681,196  Multifamily
  97      PMCF           Acquisition           6,140,000         6,140,000                 5,643,329  Office
 97-a     PMCF                                 4,051,458         4,051,458                 3,723,731  Office
 97-b     PMCF                                 1,256,266         1,256,266                 1,154,645  Office
 97-c     PMCF                                   832,276           832,276                   764,953  Office
  98      PMCF            Refinance            6,000,000         6,000,000                 5,468,886  Retail
  99      WFB             Refinance            6,000,000         6,000,000                 5,627,363  Self Storage
 100      WFB             Refinance            5,935,000         5,914,425                 5,081,730  Retail
 101      NLIC            Refinance            5,900,000         5,900,000                 5,377,282  Retail
 102      NLIC            Refinance            4,100,000         4,100,000                 3,561,457  Retail
 103      NLIC            Refinance            1,650,000         1,650,000                 1,506,196  Retail
 104      WFB             Refinance            5,625,000         5,625,000                 4,849,441  Hospitality
 105      NLIC            Refinance            5,600,000         5,600,000                 4,950,309  Multifamily
 106      NLIC           Acquisition           5,500,000         5,500,000                 5,012,061  Office
 107      WFB             Refinance            5,400,000         5,391,190                 4,655,585  Retail
 108      WFB            Acquisition           5,200,000         5,200,000                 4,767,148  Self Storage
 109      NLIC            Refinance            5,100,000         5,100,000                 4,642,358  Industrial
 110     BSCMI            Refinance            5,100,000         5,100,000                 4,866,813  Multifamily
 111      WFB             Refinance            5,025,000         5,025,000                 4,608,214  Hospitality
 112      WFB             Refinance            5,000,000         5,000,000                 4,686,426  Self Storage
 113      NLIC            Refinance            5,000,000         5,000,000                 4,400,996  Retail
 114      NLIC            Refinance            5,000,000         5,000,000                 4,575,299  Industrial
 115      PMCF            Refinance            4,900,000         4,900,000                 4,203,189  Office
 116     BSCMI           Acquisition           4,875,000         4,875,000                 4,580,760  Retail
 117      WFB             Refinance            4,800,000         4,800,000                 4,498,970  Self Storage
 118      NLIC            Refinance            4,800,000         4,800,000                 4,387,053  Retail
 119      PMCF            Refinance            4,657,500         4,657,500                 3,919,706  Self Storage
 120      PMCF           Acquisition           4,600,000         4,600,000                 4,323,035  Retail
 121      NLIC            Refinance            4,500,000         4,500,000                 4,112,121  Retail
 122      PMCF            Refinance            4,490,000         4,490,000                 4,293,831  Industrial
 123      WFB             Refinance            4,375,000         4,375,000                 4,015,635  Hospitality
 124      PMCF            Refinance            4,250,000         4,250,000                 3,345,245  Office
 125      PMCF           Acquisition           4,200,000         4,200,000                 3,841,259  Industrial
 126      WFB             Refinance            4,175,000         4,168,109                 3,594,460  Office
 127      WFB            Acquisition           4,150,000         4,150,000                 4,150,000  Manufactured Housing Community
 128      WFB            Acquisition           4,125,000         4,121,459                 3,581,049  Office
 129      WFB            Acquisition           4,040,000         4,040,000                 4,040,000  Industrial
 130     BSCMI           Acquisition           4,000,000         4,000,000                 3,586,059  Retail
 131     BSCMI            Refinance            3,850,000         3,840,455                 3,329,299  Self Storage
 132     BSCMI           Acquisition           3,724,000         3,724,000                 3,399,493  Retail
 133      PMCF            Refinance            3,600,000         3,600,000                 3,286,179  Retail
 134     BSCMI            Refinance            3,527,000         3,527,000                 3,313,615  Multifamily
 135     PCFII            Refinance            3,500,000         3,495,333                 2,764,785  Industrial
 136      WFB            Acquisition           3,492,000         3,486,102                 2,998,026  Multifamily
 137      WFB            Acquisition           3,400,000         3,400,000                 3,400,000  Multifamily
 138      WFB             Refinance            3,370,000         3,370,000                 3,153,243  Retail
 139      NLIC           Acquisition           3,250,000         3,247,096                 2,805,758  Retail
 140      WFB             Refinance            3,200,000         3,200,000                 3,011,881  Industrial
 141      WFB             Refinance            3,200,000         3,200,000                 2,882,065  Mixed Use
 142      WFB             Refinance            3,200,000         3,197,141                 2,762,592  Self Storage
 143      NLIC            Refinance            3,175,000         3,175,000                 2,838,498  Retail
 144     PCFII            Refinance            3,150,000         3,147,091                 2,706,641  Retail
 145      WFB             Refinance            3,050,000         3,047,243                 2,628,745  Retail
 146     BSCMI           Acquisition           3,026,000         3,026,000                 3,026,000  Retail
146-a    BSCMI                                 1,290,000         1,290,000                 1,290,000  Retail
146-b    BSCMI                                   590,000           590,000                   590,000  Retail
146-c    BSCMI                                   580,000           580,000                   580,000  Retail
146-d    BSCMI                                   566,000           566,000                   566,000  Retail
 147     PCFII           Acquisition           2,900,000         2,897,317                 2,643,267  Retail
 148      WFB             Refinance            2,850,000         2,847,403                 2,453,648  Office
 149      WFB             Refinance            2,584,000         2,584,000                 2,506,040  Multifamily
 150      WFB            Acquisition           2,510,000         2,510,000                 2,297,421  Retail
 151     PCFII            Refinance            2,500,000         2,495,912                 2,154,767  Retail
 152      WFB            Acquisition           2,483,000         2,475,408                 2,157,952  Retail
 153      WFB             Refinance            2,425,000         2,425,000                 2,137,682  Multifamily
 154      WFB            Acquisition           2,395,000         2,395,000                 2,155,216  Retail
 155      WFB             Refinance            2,300,000         2,297,900                 1,979,587  Multifamily
 156      WFB             Refinance            2,300,000         2,293,952                 1,974,113  Multifamily
 157      WFB             Refinance            2,275,000         2,275,000                 2,046,211  Retail
 158      WFB            Acquisition           2,240,000         2,234,336                 1,932,269  Self Storage
 159      WFB             Refinance            2,200,000         2,200,000                 1,990,035  Office
 160      WFB             Refinance            2,050,000         2,043,259                 1,766,637  Industrial
 161      WFB             Refinance            2,020,000         2,015,079                 1,750,604  Office
 162     PCFII            Refinance            2,000,000         1,992,417                 1,692,709  Retail
 163      WFB             Refinance            1,950,000         1,950,000                 1,761,761  Self Storage
 164      WFB             Refinance            1,920,000         1,916,027                 1,583,666  Retail
 165      WFB             Refinance            1,900,000         1,898,042                 1,605,968  Multifamily
 166      WFB             Refinance            1,852,000         1,852,000                 1,632,573  Multifamily
 167      WFB             Refinance            1,800,000         1,798,194                 1,527,738  Manufactured Housing Community
 168      WFB             Refinance            1,750,000         1,746,771                 1,485,703  Industrial
 169      WFB            Acquisition           1,741,000         1,735,889                 1,519,941  Multifamily
 170      WFB             Refinance            1,653,000         1,653,000                 1,459,429  Multifamily
 171      WFB             Refinance            1,553,000         1,553,000                 1,368,998  Multifamily
 172      WFB             Refinance            1,435,000         1,433,682                 1,234,059  Multifamily
 173      WFB            Acquisition           1,410,000         1,410,000                 1,274,147  Office
 174      WFB             Refinance            1,400,000         1,400,000                 1,326,894  Office
 175      WFB             Refinance            1,300,000         1,298,790                 1,115,776  Industrial
 176      WFB             Refinance            1,300,000         1,296,395                 1,006,832  Retail
 177     PCFII           Acquisition           1,295,000         1,293,909                 1,127,093  Retail
 178      WFB             Refinance            1,175,000         1,172,633                   792,430  Manufactured Housing Community
 179      WFB            Acquisition           1,075,000         1,074,019                   925,242  Retail
 180      WFB             Refinance            1,033,000         1,033,000                   912,687  Multifamily
 181      WFB             Refinance            1,018,000         1,018,000                   898,790  Multifamily
 182     PCFII            Refinance              975,000           973,738                   774,861  Retail
 183      WFB            Acquisition             915,000           912,772                   726,040  Retail
 184      WFB             Refinance              846,000           846,000                   745,765  Multifamily
 185      WFB            Acquisition             685,000           682,004                   554,009  Retail
185-a     WFB                                    342,500           341,002                   277,004  Retail
185-b     WFB                                    342,500           341,002                   277,004  Retail

       DETAILED                                                   INTEREST       ORIGINAL      STATED REMAINING     ORIGINAL
       PROPERTY                        INTEREST  ADMINISTRATIVE    ACCRUAL   TERM TO MATURITY  TERM TO MATURITY    AMORTIZATION
  ID   TYPE                            RATE (4)     FEE RATE        BASIS      OR ARD (MOS.)     OR ARD (MOS.)   TERM (MOS.) (4)
----------------------------------------------------------------------------------------------------------------------------------

  1    Various                          5.6100%      0.03148%    Actual/360          84               79                0
 1-a   Suburban
 1-b   Suburban
 1-c   Suburban
 1-d   Suburban
 1-e   Suburban
 1-f   Suburban
 1-g   Office/Retail
 1-h   Suburban
 1-i   Suburban
 1-j   Suburban
 1-k   Suburban
 1-l   Suburban
 1-m   Suburban
 1-n   Unanchored
 1-o   Suburban
 1-p   Suburban
 1-q   Suburban
 1-r   Suburban
 1-s   Suburban
  2    Regional Mall                    6.1616%      0.03148%    Actual/360          62               62                0
 2-a   Regional Mall
 2-b   Regional Mall
  3    Warehouse/Distribution           6.2500%      0.03148%    Actual/360         120              116               316
 3-a   Warehouse/Distribution
 3-b   Warehouse/Distribution
 3-c   Warehouse/Distribution
 3-d   Warehouse/Distribution
 3-e   Warehouse/Distribution
 3-f   Warehouse/Distribution
  4    Suburban                         6.0900%      0.03148%    Actual/360         120              118                0
  5    Limited Service                  6.7230%      0.03148%    Actual/360         120              117               360
 5-a   Limited Service
 5-b   Limited Service
 5-c   Limited Service
 5-d   Limited Service
 5-e   Limited Service
 5-f   Limited Service
 5-g   Limited Service
 5-h   Limited Service
 5-i   Limited Service
 5-j   Limited Service
 5-k   Limited Service
 5-l   Limited Service
 5-m   Limited Service
 5-n   Limited Service
 5-o   Limited Service
 5-p   Limited Service
 5-q   Limited Service
 5-r   Limited Service
 5-s   Limited Service
 5-t   Limited Service
 5-u   Limited Service
 5-v   Limited Service
 5-w   Limited Service
 5-x   Limited Service
 5-y   Limited Service
 5-z   Limited Service
 5-aa  Limited Service
 5-ab  Limited Service
 5-ac  Limited Service
 5-ad  Limited Service
 5-ae  Limited Service
 5-af  Limited Service
 5-ag  Limited Service
 5-ah  Limited Service
 5-ai  Limited Service
 5-aj  Limited Service
 5-ak  Limited Service
 5-al  Limited Service
 5-am  Limited Service
 5-an  Limited Service
 5-ao  Limited Service
 5-ap  Limited Service
 5-aq  Limited Service
 5-ar  Limited Service
 5-as  Limited Service
 5-at  Limited Service
 5-au  Limited Service
 5-av  Limited Service
 5-aw  Limited Service
 5-ax  Limited Service
 5-ay  Limited Service
 5-az  Limited Service
 5-ba  Limited Service
 5-bb  Limited Service
 5-bc  Limited Service
 5-bd  Limited Service
 5-be  Limited Service
 5-bf  Limited Service
 5-bg  Limited Service
 5-bh  Limited Service
 5-bi  Limited Service
 5-bj  Limited Service
 5-bk  Limited Service
 5-bl  Limited Service
 5-bm  Limited Service
 5-bn  Limited Service
 5-bo  Limited Service
 5-bp  Limited Service
 5-bq  Limited Service
 5-br  Limited Service
 5-bs  Limited Service
 5-bt  Limited Service
 5-bu  Limited Service
 5-bv  Limited Service
 5-bw  Limited Service
 5-bx  Limited Service
 5-by  Limited Service
 5-bz  Limited Service
 5-ca  Limited Service
  6    Full Service                     6.5100%      0.03148%    Actual/360         120              119               360
  7    Shadow Anchored                  6.4385%      0.02148%    Actual/360         120              120               360
  8    Full Service                     6.4110%      0.05148%    Actual/360          60               56                0
  9    Urban                            6.4100%      0.02148%    Actual/360         120              118                0
  10   Retail/Multifamily               6.2200%      0.03148%    Actual/360          84               80               360
  11   Anchored                         6.4400%      0.03148%    Actual/360         120              119               360
  12   Suburban                         6.2200%      0.07148%    Actual/360         120              120               360
  13   Power Center                     5.3900%      0.06298%      30/360           120               93               360
  14   Warehouse/Distribution           5.8010%      0.03148%    Actual/360         120              114               360
 14-a  Warehouse/Distribution
 14-b  Warehouse/Distribution
 14-c  Warehouse/Distribution
  15   Garden                           6.4000%      0.03148%    Actual/360         120              120               360
  16   Full Service                     6.4100%      0.03148%    Actual/360         120              117               360
  17   Garden                           5.7550%      0.03148%    Actual/360         120              119                0
  18   Limited Service                  6.5900%      0.07148%    Actual/360         120              119               360
 18-a  Limited Service
 18-b  Limited Service
 18-c  Limited Service
 18-d  Limited Service
 18-e  Limited Service
  19   Limited Service                  6.5900%      0.07148%    Actual/360         120              119               360
 19-a  Limited Service
 19-b  Limited Service
 19-c  Limited Service
 19-d  Limited Service
  20   Anchored                         6.3400%      0.02148%    Actual/360         120              120               360
  21   Limited Service                  6.5900%      0.07148%    Actual/360         120              119               360
 21-a  Limited Service
 21-b  Limited Service
 21-c  Limited Service
 21-d  Limited Service
  22   Theater                          6.5690%      0.03148%    Actual/360          60               58               240
  23   Anchored                         5.6400%      0.09148%    Actual/360         120              102               360
  24   Anchored                         6.5050%      0.03148%    Actual/360         120              117               360
  25   Anchored                         6.5700%      0.03148%    Actual/360         120              117               360
  26   Manufactured Housing Community   6.3300%      0.03148%    Actual/360         120              117               360
  27   Manufactured Housing Community   6.3300%      0.03148%    Actual/360         120              117               360
  28   Manufactured Housing Community   6.3300%      0.03148%    Actual/360         120              117               360
  29   Garden                           6.4610%      0.03148%    Actual/360          66               63                0
  30   Anchored                         6.3300%      0.07148%    Actual/360         120              118               360
  31   Theater                          6.7310%      0.03148%    Actual/360          60               58               240
  32   Flex                             6.1500%      0.03148%    Actual/360         120              116               360
 32-a  Flex
 32-b  Flex
  33   Anchored                         5.5500%      0.06148%    Actual/360         120              113                0
  34   Student Housing                  6.2830%      0.03148%    Actual/360         120              118               360
  35   Light                            6.4000%      0.03148%    Actual/360         120              119               360
  36   Suburban                         6.0400%      0.03148%    Actual/360          84               81               360
  37   Anchored                         5.9400%      0.03148%      30/360            60               59                0
  38   Anchored                         6.2890%      0.03148%    Actual/360         120              117               360
  39   Independent Living               6.6600%      0.02148%    Actual/360         120              119               360
  40   Student Housing                  6.4200%      0.02148%    Actual/360         120              119               360
  41   Warehouse                        5.9400%      0.03148%    Actual/360         128              117               420
  42   Free Standing                    5.8270%      0.03148%    Actual/360         120              117               360
  43   Free Standing                    5.8270%      0.03148%    Actual/360         120              117                0
  44   Free Standing                    5.8270%      0.03148%    Actual/360         120              117                0
  45   Free Standing                    5.8270%      0.03148%    Actual/360         120              117                0
  46   Anchored                         5.9700%      0.02148%    Actual/360         120              115               360
  47   Student Housing                  6.4200%      0.02148%    Actual/360         120              118               360
  48   Independent Living               6.7200%      0.02148%    Actual/360          60               59               360
  49   Medical                          6.4680%      0.03148%    Actual/360         120              118               360
  50   Anchored                         6.3700%      0.02148%    Actual/360         120              120               360
  51   Anchored                         6.4900%      0.02148%    Actual/360         120              119               300
  52   Extended Stay                    6.8000%      0.03148%    Actual/360          60               58               360
  53   Anchored                         6.6200%      0.08148%    Actual/360         120              119               360
  54   Shadow Anchored                  6.5500%      0.03148%    Actual/360         120              118               360
  55   Garden                           6.6800%      0.02148%    Actual/360         120              119               360
  56   Garden                           6.1500%      0.02148%    Actual/360         120              105               360
 56-a  Garden
 56-b  Garden
  57   Anchored                         6.3800%      0.03148%    Actual/360         120              117               360
  58   Anchored                         6.2670%      0.07148%    Actual/360         120              117               360
  59   Suburban                         6.2300%      0.03148%    Actual/360         120              119               360
  60   Warehouse                        6.6700%      0.03148%    Actual/360         120              119               360
 60-a  Warehouse
 60-b  Warehouse
  61   Free Standing                    6.8500%      0.03148%    Actual/360         120              118               360
  62   Unanchored                       6.6100%      0.03148%    Actual/360         120              119               360
  63   Anchored                         6.4900%      0.03148%    Actual/360         120              119               360
  64   Suburban                         6.7300%      0.03148%    Actual/360         120              120               360
  65   Limited Service                  6.7600%      0.03148%    Actual/360         120              119               360
  66   Student Housing                  6.4910%      0.07148%    Actual/360         120              116               360
  67   Unanchored                       5.6200%      0.07148%    Actual/360         120              114               360
  68   Shadow Anchored                  6.6500%      0.02148%    Actual/360         120              119               360
  69   Office/Flex Industrial           5.9900%      0.03148%    Actual/360         120              119               360
  70   Flex                             6.3800%      0.03148%    Actual/360         120              116               360
  71   Anchored                         5.7630%      0.07148%    Actual/360         132              119               360
  72   Student Housing                  6.4200%      0.02148%    Actual/360         120              119               360
  73   Anchored                         6.4800%      0.02148%    Actual/360         120              117               360
  74   Limited Service                  6.6700%      0.03148%    Actual/360         120              118               360
  75   Limited Service                  6.5800%      0.02148%    Actual/360         120              118               360
 75-a  Limited Service
 75-b  Limited Service
  76   Urban                            6.3200%      0.10148%    Actual/360         120              119               360
  77   Warehouse                        6.6600%      0.03148%    Actual/360         120              117               324
  78   Anchored                         6.3900%      0.02148%    Actual/360         120              118               360
  79   Suburban                         5.8200%      0.02148%    Actual/360         120              117               360
  80   Suburban                         5.8200%      0.02148%    Actual/360         120              117               360
  81   Unanchored                       6.5043%      0.09148%    Actual/360         120              119               360
  82   Free Standing                    6.1900%      0.03148%    Actual/360         120              119               360
  83   Anchored                         6.5000%      0.02148%    Actual/360         120              117               360
  84   Free Standing                    5.9500%      0.03148%    Actual/360         120              117               360
  85   Suburban                         6.3500%      0.02148%    Actual/360         120              118               360
  86   Unanchored                       6.5800%      0.10148%    Actual/360         120              119               360
  87   Medical                          6.5520%      0.03148%    Actual/360         120              117               360
  88   Unanchored                       6.2400%      0.03148%    Actual/360         120              119               360
  89   Garden                           6.4000%      0.02148%    Actual/360         120              119               360
  90   Retail/Office                    6.0400%      0.09148%    Actual/360         120              119               360
  91   Suburban                         6.1300%      0.02148%    Actual/360         120              118               360
  92   Warehouse/Distribution           6.2810%      0.03148%    Actual/360          60               57               360
  93   Warehouse                        5.6500%      0.03148%    Actual/360         120              116                0
  94   Limited Service                  6.5200%      0.03148%    Actual/360         120              119               360
  95   Free Standing                    5.8240%      0.03148%    Actual/360          60               53                0
  96   Garden                           6.4300%      0.02148%    Actual/360         120              118               360
  97   Suburban                         6.6200%      0.02148%    Actual/360         120              120               360
 97-a  Suburban
 97-b  Suburban
 97-c  Suburban
  98   Shadow Anchored                  6.3700%      0.02148%    Actual/360         120              120               360
  99   Self Storage                     6.0950%      0.03148%    Actual/360         120              118               360
 100   Unanchored                       6.2600%      0.03148%    Actual/360         120              116               360
 101   Unanchored                       6.3800%      0.09148%    Actual/360         120              107               360
 102   Unanchored                       5.9600%      0.10148%    Actual/360         120              108               360
 103   Unanchored                       6.5400%      0.10148%    Actual/360         109              108               360
 104   Limited Service                  6.5000%      0.03148%    Actual/360         120              120               360
 105   Garden                           5.8200%      0.06148%    Actual/360         120              119               360
 106   Suburban                         6.3700%      0.10148%    Actual/360         120              117               360
 107   Free Standing                    6.5000%      0.03148%    Actual/360         120              118               360
 108   Self Storage                     6.6900%      0.03148%    Actual/360         120              118               360
 109   Office/Industrial                6.3100%      0.08148%    Actual/360         120              119               360
 110   Mid Rise                         6.3370%      0.03148%    Actual/360          60               56               360
 111   Limited Service                  6.7225%      0.03148%    Actual/360         120              117               360
 112   Self Storage                     6.0450%      0.03148%    Actual/360         120              118               360
 113   Unanchored                       6.5100%      0.10148%    Actual/360         120              119               360
 114   Flex                             6.6000%      0.09148%    Actual/360         120              119               360
 115   Suburban                         6.3200%      0.02148%    Actual/360         120              120               360
 116   Unanchored                       6.2360%      0.07148%    Actual/360         120              115               360
 117   Self Storage                     6.0450%      0.03148%    Actual/360         120              118               360
 118   Unanchored                       6.5200%      0.10148%    Actual/360         120              120               360
 119   Self Storage                     5.6800%      0.02148%    Actual/360         132              126               360
 120   Shadow Anchored                  6.2700%      0.02148%    Actual/360         120              119               360
 121   Shadow Anchored                  6.5100%      0.10148%    Actual/360         120              120               360
 122   Flex                             6.5400%      0.02148%    Actual/360          60               58               360
 123   Limited Service                  6.7725%      0.03148%    Actual/360         120              117               360
 124   Medical                          6.3900%      0.02148%    Actual/360         120              120               300
 125   Flex                             6.5700%      0.02148%    Actual/360         120              117               360
 126   Suburban                         6.4500%      0.03148%    Actual/360         120              118               360
 127   Manufactured Housing Community   6.2600%      0.03148%    Actual/360         120              118                0
 128   Medical                          6.7650%      0.03148%    Actual/360         120              119               360
 129   Warehouse                        6.0700%      0.03148%    Actual/360         120              117                0
 130   Anchored                         6.4600%      0.03148%    Actual/360         120              117               360
 131   Self Storage                     6.6200%      0.03148%    Actual/360         120              117               360
 132   Shadow Anchored                  6.4650%      0.03148%    Actual/360         120              117               360
 133   Unanchored                       6.4500%      0.02148%    Actual/360         120              118               360
 134   Garden                           6.2240%      0.04148%    Actual/360         120              115               360
 135   Light                            6.5100%      0.03148%    Actual/360         120              119               300
 136   Garden                           6.3500%      0.03148%    Actual/360         120              118               360
 137   Low Rise                         6.3500%      0.03148%    Actual/360          84               80                0
 138   Free Standing                    5.9300%      0.03148%    Actual/360         120              119               360
 139   Free Standing                    6.5600%      0.10148%    Actual/360         120              119               360
 140   Flex                             6.3900%      0.03148%    Actual/360         120              117               360
 141   Office/Retail                    6.6800%      0.03148%    Actual/360         120              117               360
 142   Self Storage                     6.5600%      0.03148%    Actual/360         120              119               360
 143   Unanchored                       6.3300%      0.10148%    Actual/360         120              119               360
 144   Shadow Anchored                  6.3900%      0.03148%    Actual/360         120              119               360
 145   Unanchored                       6.5000%      0.08148%    Actual/360         120              119               360
 146   Free Standing                    6.4210%      0.03148%    Actual/360         120              117                0
146-a  Free Standing
146-b  Free Standing
146-c  Free Standing
146-d  Free Standing
 147   Unanchored                       6.3800%      0.03148%    Actual/360          84               83               360
 148   Suburban                         6.4600%      0.03148%    Actual/360         120              119               360
 149   Garden                           6.7500%      0.03148%    Actual/360          60               57               360
 150   Anchored                         6.6100%      0.03148%    Actual/360         120              116               360
 151   Shadow Anchored                  6.4900%      0.03148%    Actual/360         120              118               360
 152   Free Standing                    6.8000%      0.03148%    Actual/360         120              116               360
 153   Student Housing                  6.5600%      0.03148%    Actual/360         120              118               360
 154   Anchored                         6.6400%      0.03148%    Actual/360         120              119               360
 155   Garden                           6.4500%      0.03148%    Actual/360         120              119               360
 156   Garden                           6.3500%      0.03148%    Actual/360         120              117               360
 157   Unanchored                       6.6150%      0.03148%    Actual/360         120              117               360
 158   Self Storage                     6.5300%      0.03148%    Actual/360         120              117               360
 159   Medical                          5.9750%      0.03148%    Actual/360         120              117               360
 160   Light                            6.4900%      0.05148%    Actual/360         120              116               360
 161   Urban                            6.7000%      0.03148%    Actual/360         120              117               360
 162   Free Standing                    5.8600%      0.03148%    Actual/360         120              116               360
 163   Self Storage                     6.8200%      0.03148%    Actual/360         120              118               360
 164   Shadow Anchored                  6.5800%      0.08148%    Actual/360         120              118               324
 165   Garden                           5.8200%      0.03148%    Actual/360         120              119               360
 166   Student Housing                  6.5600%      0.03148%    Actual/360         120              118               360
 167   Manufactured Housing Community   5.9600%      0.03148%    Actual/360         120              119               360
 168   Warehouse                        5.9600%      0.12148%    Actual/360         120              118               360
 169   Garden                           6.9700%      0.03148%    Actual/360         120              116               360
 170   Student Housing                  6.6250%      0.03148%    Actual/360         120              118               360
 171   Student Housing                  6.5600%      0.03148%    Actual/360         120              118               360
 172   Garden                           6.4200%      0.03148%    Actual/360         120              119               360
 173   Suburban                         6.8300%      0.03148%    Actual/360         120              118               360
 174   Suburban                         6.9300%      0.03148%    Actual/360          60               60               360
 175   Flex                             6.3500%      0.10148%    Actual/360         120              119               360
 176   Shadow Anchored                  5.9000%      0.08148%    Actual/360         120              118               300
 177   Free Standing                    6.8600%      0.03148%    Actual/360         120              119               360
 178   Manufactured Housing Community   6.6000%      0.03148%    Actual/360         120              119               240
 179   Free Standing                    6.4500%      0.10148%    Actual/360         120              119               360
 180   Student Housing                  6.6550%      0.03148%    Actual/360         120              118               360
 181   Student Housing                  6.6250%      0.03148%    Actual/360         120              118               360
 182   Free Standing                    6.7000%      0.03148%    Actual/360         120              119               300
 183   Free Standing                    6.6400%      0.10148%    Actual/360         120              118               300
 184   Student Housing                  6.5600%      0.03148%    Actual/360         120              118               360
 185   Free Standing                    7.2600%      0.15148%    Actual/360         120              116               300
185-a  Free Standing
185-b  Free Standing

          REMAINING                   FIRST    MATURITY          ANNUAL
         AMORTIZATION      NOTE      PAYMENT      DATE            DEBT
  ID   TERM (MOS.) (4)     DATE        DATE      OR ARD   SERVICE ($) (4) (5)
-----------------------------------------------------------------------------

  1           0          6/13/2007   8/1/2007  7/1/2014         14,066,355.48
 1-a
 1-b
 1-c
 1-d
 1-e
 1-f
 1-g
 1-h
 1-i
 1-j
 1-k
 1-l
 1-m
 1-n
 1-o
 1-p
 1-q
 1-r
 1-s
  2           0         11/15/2007   1/1/2008  2/1/2013          9,745,597.32
 2-a
 2-b
  3          316         8/1/2007    9/1/2007  8/1/2017          6,178,385.40
 3-a
 3-b
 3-c
 3-d
 3-e
 3-f
  4           0          9/20/2007  11/1/2007  10/1/2017         5,433,633.36
  5          357         9/6/2007   10/1/2007  9/1/2017          6,054,088.80
 5-a
 5-b
 5-c
 5-d
 5-e
 5-f
 5-g
 5-h
 5-i
 5-j
 5-k
 5-l
 5-m
 5-n
 5-o
 5-p
 5-q
 5-r
 5-s
 5-t
 5-u
 5-v
 5-w
 5-x
 5-y
 5-z
 5-aa
 5-ab
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
 5-am
 5-an
 5-ao
 5-ap
 5-aq
 5-ar
 5-as
 5-at
 5-au
 5-av
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
 5-ca
  6          360         10/5/2007  12/1/2007  11/1/2017         5,070,308.04
  7          360        11/15/2007   1/5/2008  12/5/2017         4,569,546.48
  8           0          7/12/2007   9/1/2007  8/1/2012          4,030,025.88
  9           0          9/24/2007  11/5/2007  10/5/2017         3,964,407.00
  10         360         7/31/2007   9/1/2007  8/1/2014          2,964,002.76
  11         359         11/1/2007  12/1/2007  11/1/2017         3,512,487.84
  12         360        11/19/2007   1/1/2008  12/1/2017         2,522,555.52
  13         360         8/31/2005  10/5/2005  9/5/2015          2,134,440.00
  14         360         5/25/2007   7/1/2007  6/1/2017          2,302,634.40
 14-a
 14-b
 14-c
  15         360        11/15/2007   1/1/2008  12/1/2017         2,401,942.68
  16         360         8/29/2007  10/1/2007  9/1/2017          1,949,708.28
  17          0          10/2/2007  12/1/2007  11/1/2017         1,604,605.92
  18         359        10/10/2007  12/5/2007  11/5/2017         2,064,435.36
 18-a
 18-b
 18-c
 18-d
 18-e
  19         359        10/10/2007  12/5/2007  11/5/2017         2,059,458.96
 19-a
 19-b
 19-c
 19-d
  20         360        11/14/2007   1/5/2008  12/5/2017         1,722,718.92
  21         359        10/10/2007  12/5/2007  11/5/2017         2,007,781.20
 21-a
 21-b
 21-c
 21-d
  22         238         9/19/2007  11/1/2007  10/1/2012         2,356,871.04
  23         342         5/31/2006   7/1/2006  6/1/2016          1,827,372.72
  24         360         8/14/2007  10/1/2007  9/1/2017          1,662,027.48
  25         360         8/10/2007  10/1/2007  9/1/2017          1,624,012.80
  26         360         8/7/2007   10/1/2007  9/1/2017            828,488.88
  27         360         8/7/2007   10/1/2007  9/1/2017            360,366.00
  28         360         8/7/2007   10/1/2007  9/1/2017            315,697.32
  29          0          8/3/2007   10/1/2007  3/1/2013          1,506,669.36
  30         360         10/1/2007  11/1/2007  10/1/2017         1,444,031.28
  31         238         9/24/2007  11/1/2007  10/1/2012         2,022,601.56
  32         360         8/1/2007    9/1/2007  8/1/2017          1,374,285.84
 32-a
 32-b
  33          0          4/18/2007   6/1/2007  5/1/2017          1,237,958.28
  34         360         9/7/2007   11/1/2007  10/1/2017         1,401,458.04
  35         359        10/16/2007  12/1/2007  11/1/2017         1,576,274.88
  36         360         8/16/2007  10/1/2007  9/1/2014          1,261,521.12
  37          0         10/23/2007  12/1/2007  11/1/2012         1,191,564.00
  38         360         8/13/2007  10/1/2007  9/1/2017          1,252,314.60
  39         359         10/9/2007  12/5/2007  11/5/2017         1,470,973.08
  40         360        10/16/2007  12/5/2007  11/5/2017         1,119,576.72
  41         417         1/18/2007   2/1/2007  9/1/2017          1,151,897.64
  42         357         8/13/2007  10/1/2007  9/1/2017            347,999.76
  43          0          8/22/2007  10/1/2007  9/1/2017            267,511.08
  44          0          8/22/2007  10/1/2007  9/1/2017            212,685.48
  45          0          8/22/2007  10/1/2007  9/1/2017            174,520.32
  46         355         6/21/2007   8/5/2007  7/5/2017          1,111,579.08
  47         360         10/3/2007  11/5/2007  10/5/2017           969,865.80
  48         360        10/12/2007  12/5/2007  11/5/2012           984,526.68
  49         360         9/14/2007  11/1/2007  10/1/2017           934,491.24
  50         360         11/8/2007   1/5/2008  12/5/2017           826,684.44
  51         299        10/23/2007  12/5/2007  11/5/2017         1,036,968.12
  52         358         9/26/2007  11/1/2007  10/1/2012           962,241.60
  53         360         10/3/2007  12/1/2007  11/1/2017           805,433.28
  54         360         9/20/2007  11/1/2007  10/1/2017           783,634.68
  55         360        10/30/2007  12/5/2007  11/5/2017           789,028.56
  56         360         8/3/2006   10/1/2006  9/1/2016            717,852.36
 56-a
 56-b
  57         360         8/13/2007  10/1/2007  9/1/2017            711,547.20
  58         360         8/10/2007  10/1/2007  9/1/2017            692,590.56
  59         360         10/1/2007  12/1/2007  11/1/2017           669,552.00
  60         359        10/12/2007  12/1/2007  11/1/2017           795,105.48
 60-a
 60-b
  61         360         9/18/2007  11/1/2007  10/1/2017           707,709.60
  62         360         10/8/2007  12/1/2007  11/1/2017           651,750.60
  63         360        10/30/2007  12/1/2007  11/1/2017           625,113.24
  64         360        11/16/2007   1/1/2008  12/1/2017           634,582.92
  65         360        10/19/2007  12/1/2007  11/1/2017           616,850.04
  66         360         7/31/2007   9/1/2007  8/1/2017            592,303.80
  67         360         5/29/2007   7/5/2007  6/5/2017            512,825.04
  68         360         11/1/2007  12/5/2007  11/5/2017           606,812.52
  69         359        10/24/2007  12/1/2007  11/1/2017           643,227.00
  70         360         7/27/2007   9/1/2007  8/1/2017            562,769.16
  71         360         11/1/2006  12/1/2006  11/1/2017           490,815.48
  72         360         11/1/2007  12/5/2007  11/5/2017           533,751.72
  73         360         8/24/2007  10/5/2007  9/5/2017            538,740.00
  74         360         9/14/2007  11/1/2007  10/1/2017           554,536.44
  75         358         9/20/2007  11/5/2007  10/5/2017           603,049.56
 75-a
 75-b
  76         360         10/4/2007  12/1/2007  11/1/2017           490,194.96
  77         321         7/2/2007   10/1/2007  9/1/2017            609,610.56
  78         360         10/4/2007  11/5/2007  10/5/2017           488,886.48
  79         357         8/29/2007  10/5/2007  9/5/2017            299,893.92
  80         357         8/29/2007  10/5/2007  9/5/2017            229,330.68
  81         360         11/1/2007  12/1/2007  11/1/2017           488,004.72
  82         360        10/29/2007  12/1/2007  11/1/2017           464,421.96
  83         360         8/9/2007   10/5/2007  9/5/2017            477,795.12
  84         360         8/20/2007  10/1/2007  9/1/2017            434,349.96
  85         360         9/25/2007  11/5/2007  10/5/2017           458,399.40
  86         360        10/24/2007  12/1/2007  11/1/2017           466,997.28
  87         360         8/23/2007  10/1/2007  9/1/2017            465,009.96
  88         359        10/12/2007  12/1/2007  11/1/2017           516,656.28
  89         360        10/30/2007  12/5/2007  11/5/2017           447,733.32
  90         360        10/29/2007  12/1/2007  11/1/2017           422,548.32
  91         360         9/12/2007  11/5/2007  10/5/2017           416,414.28
  92         360         8/17/2007  10/1/2007  9/1/2012            417,119.52
  93          0          7/26/2007   9/1/2007  8/1/2017            372,350.64
  94         359        10/22/2007  12/1/2007  11/1/2017           494,039.40
  95          0          4/19/2007   6/1/2007  5/1/2012            377,912.88
  96         360         10/5/2007  11/5/2007  10/5/2017           405,891.96
  97         360        11/13/2007   1/5/2008  12/5/2017           412,113.36
 97-a
 97-b
 97-c
  98         360         11/9/2007   1/5/2008  12/5/2017           387,508.32
  99         360         9/11/2007  11/1/2007  10/1/2017           370,779.12
 100         356         7/10/2007   9/1/2007  8/1/2017            438,977.16
 101         360        10/17/2006  12/1/2006  11/1/2016           381,648.00
 102         360        11/30/2006   1/1/2007  12/1/2016           293,714.76
 103         360        10/12/2007  12/1/2007  12/1/2016           109,408.80
 104         360        11/15/2007   1/1/2008  12/1/2017           426,645.96
 105         360         10/5/2007  12/1/2007  11/1/2017           330,446.64
 106         360         8/27/2007  10/5/2007  9/5/2017            355,215.96
 107         358         9/24/2007  11/1/2007  10/1/2017           409,580.16
 108         360         8/30/2007  11/1/2007  10/1/2017           352,711.68
 109         360        10/25/2007  12/1/2007  11/1/2017           326,279.64
 110         360         8/1/2007    9/1/2007  8/1/2012            327,675.72
 111         360         8/17/2007  10/1/2007  9/1/2017            342,497.40
 112         360         9/19/2007  11/1/2007  10/1/2017           306,447.96
 113         360        10/30/2007  12/1/2007  11/1/2017           330,020.88
 114         360        10/16/2007  12/1/2007  11/1/2017           334,583.28
 115         360         11/8/2007   1/5/2008  12/5/2017           364,722.96
 116         360         6/25/2007   8/1/2007  7/1/2017            308,227.32
 117         360         9/19/2007  11/1/2007  10/1/2017           294,189.96
 118         360         11/9/2007   1/1/2008  12/1/2017           317,306.64
 119         360         5/15/2007   7/5/2007  6/5/2018            268,220.28
 120         360        10/26/2007  12/5/2007  11/5/2017           292,425.84
 121         360         11/9/2007   1/1/2008  12/1/2017           297,018.72
 122         360         9/17/2007  11/5/2007  10/5/2012           297,724.44
 123         360         8/15/2007  10/1/2007  9/1/2017            300,412.08
 124         300        11/13/2007   1/5/2008  12/5/2017           340,858.44
 125         360         8/10/2007  10/5/2007  9/5/2017            279,772.56
 126         358         9/7/2007   11/1/2007  10/1/2017           315,020.52
 127          0          9/21/2007  11/1/2007  10/1/2017           263,398.20
 128         359         10/5/2007  12/1/2007  11/1/2017           321,549.72
 129          0          8/14/2007  10/1/2007  9/1/2017            248,634.00
 130         360         8/10/2007  10/1/2007  9/1/2017            261,988.92
 131         357         8/30/2007  10/1/2007  9/1/2017            295,671.00
 132         360         8/17/2007  10/1/2007  9/1/2017            244,100.40
 133         360         9/20/2007  11/5/2007  10/5/2017           235,425.00
 134         360         6/29/2007   8/1/2007  7/1/2017            222,569.40
 135         299        10/10/2007  12/1/2007  11/1/2017           283,849.56
 136         358         9/17/2007  11/1/2007  10/1/2017           260,741.64
 137          0          7/11/2007   9/1/2007  8/1/2014            218,898.60
 138         360        10/18/2007  12/1/2007  11/1/2017           202,616.52
 139         359        10/23/2007  12/1/2007  11/1/2017           248,047.44
 140         360         8/3/2007   10/1/2007  9/1/2017            207,320.04
 141         360         8/6/2007   10/1/2007  9/1/2017            216,728.88
 142         359         9/26/2007  12/1/2007  11/1/2017           244,231.32
 143         360         10/3/2007  12/1/2007  11/1/2017           203,768.88
 144         359        10/25/2007  12/1/2007  11/1/2017           236,193.84
 145         359        10/15/2007  12/1/2007  11/1/2017           231,336.96
 146          0          8/7/2007   10/1/2007  9/1/2017            196,998.12
146-a
146-b
146-c
146-d
 147         359         10/5/2007  12/1/2007  11/1/2014           217,220.52
 148         359         10/2/2007  12/1/2007  11/1/2017           215,268.36
 149         360         8/1/2007   10/1/2007  9/1/2012            176,842.56
 150         360         7/6/2007    9/1/2007  8/1/2017            168,215.28
 151         358         9/26/2007  11/1/2007  10/1/2017           189,423.12
 152         356         7/26/2007   9/1/2007  8/1/2017            194,247.60
 153         360         9/20/2007  11/1/2007  10/1/2017           161,289.48
 154         360        10/23/2007  12/1/2007  11/1/2017           161,236.68
 155         359         11/1/2007  12/1/2007  11/1/2017           173,544.24
 156         357         8/9/2007   10/1/2007  9/1/2017            171,737.04
 157         360         8/30/2007  10/1/2007  9/1/2017            152,581.44
 158         357         8/6/2007   10/1/2007  9/1/2017            170,430.60
 159         360         5/24/2007  10/1/2007  9/1/2017            133,275.72
 160         356         7/12/2007   9/1/2007  8/1/2017            155,327.04
 161         357         8/10/2007  10/1/2007  9/1/2017            156,415.44
 162         356         7/3/2007    9/1/2007  8/1/2017            141,739.08
 163         360         9/28/2007  11/1/2007  10/1/2017           134,837.04
 164         322         9/14/2007  11/1/2007  10/1/2017           152,218.56
 165         359        10/11/2007  12/1/2007  11/1/2017           134,070.24
 166         360         9/20/2007  11/1/2007  10/1/2017           123,178.56
 167         359        10/10/2007  12/1/2007  11/1/2017           128,947.92
 168         358         9/5/2007   11/1/2007  10/1/2017           125,366.04
 169         356         7/30/2007   9/1/2007  8/1/2017            138,574.32
 170         360         9/20/2007  11/1/2007  10/1/2017           111,032.28
 171         360         9/20/2007  11/1/2007  10/1/2017           103,291.80
 172         359        10/12/2007  12/1/2007  11/1/2017           107,937.72
 173         360         9/4/2007   11/1/2007  10/1/2017            97,640.52
 174         360        11/16/2007   1/1/2008  12/1/2012           110,982.12
 175         359        10/16/2007  12/1/2007  11/1/2017            97,068.72
 176         298         9/14/2007  11/1/2007  10/1/2017            99,559.56
 177         359        10/12/2007  12/1/2007  11/1/2017           101,931.00
 178         239        10/26/2007  12/1/2007  11/1/2017           105,957.60
 179         359         9/1/2007   12/1/2007  11/1/2017            81,113.04
 180         360         9/20/2007  11/1/2007  10/1/2017            69,700.92
 181         360         9/20/2007  11/1/2007  10/1/2017            68,379.24
 182         299        10/19/2007  12/1/2007  11/1/2017            80,467.68
 183         298         9/10/2007  11/1/2007  10/1/2017            75,101.16
 184         360         9/20/2007  11/1/2007  10/1/2017            56,268.36
 185         296         7/26/2007   9/1/2007  8/1/2017             59,467.68
185-a
185-b

             MONTHLY                 MONTHLY        REMAINING                                    ARD     CROSSED
              DEBT              DEBT SERVICE      INTEREST ONLY                                  LOAN      WITH       OWNERSHIP
  ID   SERVICE ($) (4) (5)  AFTER IO ($) (4) (5)  PERIOD (MOS.)  LOCKBOX  LOCKBOX TYPE          (Y/N)  OTHER LOANS     INTEREST
---------------------------------------------------------------------------------------------------------------------------------

  1           1,172,196.29                   NAP        79         Yes    Springing Hard         No                      Fee
 1-a                                                                                                                     Fee
 1-b                                                                                                                     Fee
 1-c                                                                                                                     Fee
 1-d                                                                                                                     Fee
 1-e                                                                                                                     Fee
 1-f                                                                                                                     Fee
 1-g                                                                                                                     Fee
 1-h                                                                                                                     Fee
 1-i                                                                                                                     Fee
 1-j                                                                                                                     Fee
 1-k                                                                                                                     Fee
 1-l                                                                                                                     Fee
 1-m                                                                                                                     Fee
 1-n                                                                                                                     Fee
 1-o                                                                                                                     Fee
 1-p                                                                                                                     Fee
 1-q                                                                                                                     Fee
 1-r                                                                                                                     Fee
 1-s                                                                                                                     Fee
  2             812,133.11                   NAP        62         Yes    Hard                   No                      Fee
 2-a                                                                                                                     Fee
 2-b                                                                                                                     Fee
  3             514,865.45            629,788.14        20         Yes    Hard                   No                      Fee
 3-a                                                                                                                     Fee
 3-b                                                                                                                     Fee
 3-c                                                                                                                     Fee
 3-d                                                                                                                     Fee
 3-e                                                                                                                     Fee
 3-f                                                                                                                     Fee
  4             452,802.78                   NAP       118         Yes    Hard                   No                      Fee
  5             504,507.40                   NAP        0          Yes    Hard                   No                 Fee/Leasehold
 5-a                                                                                                                     Fee
 5-b                                                                                                                     Fee
 5-c                                                                                                                     Fee
 5-d                                                                                                                     Fee
 5-e                                                                                                                     Fee
 5-f                                                                                                                     Fee
 5-g                                                                                                                     Fee
 5-h                                                                                                                     Fee
 5-i                                                                                                                     Fee
 5-j                                                                                                                     Fee
 5-k                                                                                                                     Fee
 5-l                                                                                                                     Fee
 5-m                                                                                                                     Fee
 5-n                                                                                                                     Fee
 5-o                                                                                                                     Fee
 5-p                                                                                                                     Fee
 5-q                                                                                                                     Fee
 5-r                                                                                                                     Fee
 5-s                                                                                                                     Fee
 5-t                                                                                                                     Fee
 5-u                                                                                                                     Fee
 5-v                                                                                                                     Fee
 5-w                                                                                                                     Fee
 5-x                                                                                                                     Fee
 5-y                                                                                                                     Fee
 5-z                                                                                                                  Leasehold
 5-aa                                                                                                                    Fee
 5-ab                                                                                                                    Fee
 5-ac                                                                                                                    Fee
 5-ad                                                                                                                    Fee
 5-ae                                                                                                                    Fee
 5-af                                                                                                                    Fee
 5-ag                                                                                                                    Fee
 5-ah                                                                                                                    Fee
 5-ai                                                                                                                    Fee
 5-aj                                                                                                                    Fee
 5-ak                                                                                                                    Fee
 5-al                                                                                                                    Fee
 5-am                                                                                                                    Fee
 5-an                                                                                                                    Fee
 5-ao                                                                                                                    Fee
 5-ap                                                                                                                    Fee
 5-aq                                                                                                                    Fee
 5-ar                                                                                                                    Fee
 5-as                                                                                                                    Fee
 5-at                                                                                                                    Fee
 5-au                                                                                                                    Fee
 5-av                                                                                                                    Fee
 5-aw                                                                                                                    Fee
 5-ax                                                                                                                    Fee
 5-ay                                                                                                                    Fee
 5-az                                                                                                                    Fee
 5-ba                                                                                                                    Fee
 5-bb                                                                                                                    Fee
 5-bc                                                                                                                    Fee
 5-bd                                                                                                                    Fee
 5-be                                                                                                                    Fee
 5-bf                                                                                                                    Fee
 5-bg                                                                                                                    Fee
 5-bh                                                                                                                    Fee
 5-bi                                                                                                                    Fee
 5-bj                                                                                                                    Fee
 5-bk                                                                                                                    Fee
 5-bl                                                                                                                    Fee
 5-bm                                                                                                                    Fee
 5-bn                                                                                                                    Fee
 5-bo                                                                                                                    Fee
 5-bp                                                                                                                    Fee
 5-bq                                                                                                                    Fee
 5-br                                                                                                                    Fee
 5-bs                                                                                                                    Fee
 5-bt                                                                                                                    Fee
 5-bu                                                                                                                    Fee
 5-bv                                                                                                                    Fee
 5-bw                                                                                                                    Fee
 5-bx                                                                                                                 Leasehold
 5-by                                                                                                                    Fee
 5-bz                                                                                                                    Fee
 5-ca                                                                                                                    Fee
  6             422,525.67            486,047.32        59         Yes    Hard                   No                      Fee
  7             380,795.54            439,620.24        72         Yes    Hard                   No                      Fee
  8             335,835.49                   NAP        56         Yes    Hard                   No                   Leasehold
  9             330,367.25                   NAP       118         Yes    Hard                   Yes                  Leasehold
  10            247,000.23            288,470.67        56         Yes    Soft, Springing Hard   No                      Fee
  11            292,707.32                   NAP        0          Yes    Hard                   No                      Fee
  12            210,212.96            245,506.95        60          No    NAP                    No                      Fee
  13            177,870.00            222,119.07        33          No    NAP                    No                      Fee
  14            191,886.20            229,738.75        30         Yes    Hard                   No                      Fee
 14-a                                                                                                                    Fee
 14-b                                                                                                                    Fee
 14-c                                                                                                                    Fee
  15            200,161.89                   NAP        0           No    NAP                    No                      Fee
  16            162,475.69            187,848.24        21         Yes    Springing Hard         No                      Fee
  17            133,717.16                   NAP       119          No    NAP                    No                      Fee
  18            172,036.28                   NAP        0           No    NAP                    No                 Fee/Leasehold
 18-a                                                                                                               Fee/Leasehold
 18-b                                                                                                                    Fee
 18-c                                                                                                                    Fee
 18-d                                                                                                                    Fee
 18-e                                                                                                                    Fee
  19            171,621.58                   NAP        0           No    NAP                    No                      Fee
 19-a                                                                                                                    Fee
 19-b                                                                                                                    Fee
 19-c                                                                                                                    Fee
 19-d                                                                                                                    Fee
  20            143,559.91            166,584.12        36          No    NAP                    No                      Fee
  21            167,315.10                   NAP        0           No    NAP                    No                      Fee
 21-a                                                                                                                    Fee
 21-b                                                                                                                    Fee
 21-c                                                                                                                    Fee
 21-d                                                                                                                    Fee
  22            196,405.92                   NAP        0          Yes    Springing Hard         No                      Fee
  23            152,281.06                   NAP        0           No    NAP                    No                      Fee
  24            138,502.29            159,364.01        21         Yes    Springing Hard         No                      Fee
  25            135,334.40            155,222.24        57          No    NAP                    No                      Fee
  26             69,040.74             80,155.81        57          No    NAP                    No     Crossed A        Fee
  27             30,030.50             34,865.20        57          No    NAP                    No     Crossed A        Fee
  28             26,308.11             30,543.53        57          No    NAP                    No     Crossed A        Fee
  29            125,555.78                   NAP        63         Yes    Soft, Springing Hard   No                      Fee
  30            120,335.94            139,709.17        34          No    NAP                    No                      Fee
  31            168,550.13                   NAP        0          Yes    Springing Hard         No                      Fee
  32            114,523.82            134,273.89        56         Yes    Hard                   No                      Fee
 32-a                                                                                                                    Fee
 32-b                                                                                                                    Fee
  33            103,163.19                   NAP       113          No    NAP                    No                      Fee
  34            116,788.17            135,930.31        34         Yes    Hard                   No                      Fee
  35            131,356.24                   NAP        0           No    NAP                    Yes                     Fee
  36            105,126.76            124,037.67        33          No    NAP                    No                      Fee
  37             99,297.00                   NAP        59          No    NAP                    No                      Fee
  38            104,359.55            121,425.46        21         Yes    Hard                   No                      Fee
  39            122,581.09                   NAP        0           No    NAP                    No                      Fee
  40             93,298.06            107,812.36        35          No    NAP                    No                      Fee
  41             95,991.47                   NAP        0           No    NAP                    Yes                     Fee
  42             28,999.98                   NAP        0          Yes    Hard                   Yes    Crossed B        Fee
  43             22,292.59                   NAP       117         Yes    Hard                   Yes    Crossed B        Fee
  44             17,723.79                   NAP       117         Yes    Hard                   Yes    Crossed B        Fee
  45             14,543.36                   NAP       117         Yes    Hard                   Yes    Crossed B        Fee
  46             92,631.59                   NAP        0           No    NAP                    No                      Fee
  47             80,822.15             93,395.59        34          No    NAP                    No                      Fee
  48             82,043.89             93,434.45        23         Yes    Soft, Springing Hard   No                      Fee
  49             77,874.27             89,770.01        22          No    NAP                    No                      Fee
  50             68,890.37             79,813.49        24          No    NAP                    No                      Fee
  51             86,414.01                   NAP        0          Yes    Hard                   No                      Fee
  52             80,186.80                   NAP        0          Yes    Springing Hard         No                      Fee
  53             67,119.44             76,797.65        59          No    NAP                    No                 Fee/Leasehold
  54             65,302.89             74,972.46        34          No    NAP                    No                 Fee/Leasehold
  55             65,752.38             75,020.40        59          No    NAP                    No                      Fee
  56             59,821.03             70,137.39        21         Yes    Springing Hard         No                      Fee
 56-a                                                                                                                    Fee
 56-b                                                                                                                    Fee
  57             59,295.60             68,661.67        9           No    NAP                    No                      Fee
  58             57,715.88             67,233.74        57          No    NAP                    No                 Fee/Leasehold
  59             55,796.00             65,128.21        35          No    NAP                    No                      Fee
  60             66,258.79                   NAP        0          Yes    Springing Hard         No                      Fee
 60-a                                                                                                                    Fee
 60-b                                                                                                                    Fee
  61             58,975.80             66,770.91        22         Yes    Springing Hard         Yes                     Fee
  62             54,312.55             62,173.81        35          No    NAP                    No                      Fee
  63             52,092.77             59,984.00        23          No    NAP                    No                      Fee
  64             52,881.91             60,196.04        24          No    NAP                    No                      Fee
  65             51,404.17             58,433.66        11         Yes    Springing Hard         No                      Fee
  66             49,358.65             56,832.86        56          No    NAP                    No                      Fee
  67             42,735.42             51,780.67        30          No    NAP                    No                      Fee
  68             50,567.71             57,776.84        59          No    NAP                    No                      Fee
  69             53,602.25                   NAP        0           No    NAP                    No                      Fee
  70             46,897.43             54,305.14        56          No    NAP                    No                      Fee
  71             40,901.29             49,089.51        23         Yes    Springing Hard         No                      Fee
  72             44,479.31             51,398.91        35          No    NAP                    No                      Fee
  73             44,895.00             51,721.77        57          No    NAP                    No                      Fee
  74             46,211.37             52,749.71        22         Yes    Springing Hard         No                      Fee
  75             50,254.13                   NAP        0          Yes    Springing Hard         No                      Fee
 75-a                                                                                                                    Fee
 75-b                                                                                                                    Fee
  76             40,849.58             47,451.20        23         Yes    Springing Hard         Yes                     Fee
  77             50,800.88                   NAP        0          Yes    Springing Hard         No                      Fee
  78             40,740.54             47,151.28        34          No    NAP                    No                      Fee
  79             24,991.16                   NAP        0           No    NAP                    No     Crossed C        Fee
  80             19,110.89                   NAP        0           No    NAP                    No     Crossed C        Fee
  81             40,667.06             46,794.06        35          No    NAP                    No                      Fee
  82             38,701.83             45,274.69        35          No    NAP                    No                      Fee
  83             39,816.26             45,824.93        33          No    NAP                    No                      Fee
  84             36,195.83             42,936.46        45          No    NAP                    No                      Fee
  85             38,199.95             44,303.18        34          No    NAP                    No                      Fee
  86             38,916.44             44,613.69        35          No    NAP                    No                      Fee
  87             38,750.83             44,484.42        33          No    NAP                    No                      Fee
  88             43,054.69                   NAP        0           No    NAP                    No                      Fee
  89             37,311.11             43,159.91        59          No    NAP                    No                      Fee
  90             35,212.36             41,546.60        23          No    NAP                    No                      Fee
  91             34,701.19             40,731.57        34          No    NAP                    No                      Fee
  92             34,759.96             40,461.63        45         Yes    Springing Hard         Yes                     Fee
  93             31,029.22                   NAP       116          No    NAP                    No                      Fee
  94             41,169.95                   NAP        0          Yes    Hard                   No                      Fee
  95             31,492.74                   NAP        53         Yes    Springing Hard         Yes                     Fee
  96             33,824.33             39,066.38        34          No    NAP                    No                      Fee
  97             34,342.78             39,294.80        36          No    NAP                    No                      Fee
 97-a                                                                                                                    Fee
 97-b                                                                                                                    Fee
 97-c                                                                                                                    Fee
  98             32,292.36             37,412.57        36          No    NAP                    No                      Fee
  99             30,898.26             36,340.31        58          No    NAP                    No                      Fee
 100             36,581.43                   NAP        0          Yes    Springing Hard         No                      Fee
 101             31,804.00             36,827.62        23          No    NAP                    No                      Fee
 102             24,476.23                   NAP        0           No    NAP                    No     Crossed D        Fee
 103              9,117.40             10,472.57        23          No    NAP                    No     Crossed D        Fee
 104             35,553.83                   NAP        0           No    NAP                    No                      Fee
 105             27,537.22             32,929.53        23          No    NAP                    No                      Fee
 106             29,601.33             34,294.86        33          No    NAP                    No                      Fee
 107             34,131.68                   NAP        0          Yes    Springing Hard         Yes                     Fee
 108             29,392.64             33,519.97        34          No    NAP                    No                      Fee
 109             27,189.97             31,600.86        35          No    NAP                    No                      Fee
 110             27,306.31             31,690.72        8           No    NAP                    No                      Fee
 111             28,541.45             32,500.25        33          No    NAP                    No                      Fee
 112             25,537.33             30,122.34        58          No    NAP                    No                      Fee
 113             27,501.74             31,636.29        11          No    NAP                    No                      Fee
 114             27,881.94             31,932.94        35          No    NAP                    No                      Fee
 115             30,393.58                   NAP        0           No    NAP                    No                      Fee
 116             25,685.61             29,971.84        55          No    NAP                    No                      Fee
 117             24,515.83             28,917.44        58          No    NAP                    No                      Fee
 118             26,442.22             30,402.43        36          No    NAP                    No                      Fee
 119             22,351.69             26,973.15        6           No    NAP                    No                      Fee
 120             24,368.82             28,382.85        59          No    NAP                    No                      Fee
 121             24,751.56             28,472.66        36          No    NAP                    No                      Fee
 122             24,810.37             28,498.07        10          No    NAP                    No                      Fee
 123             25,034.34             28,441.63        33          No    NAP                    No                      Fee
 124             28,404.87                   NAP        0           No    NAP                    No                      Fee
 125             23,314.38             26,740.50        33          No    NAP                    No                      Fee
 126             26,251.71                   NAP        0           No    NAP                    No                      Fee
 127             21,949.85                   NAP       118          No    NAP                    No                      Fee
 128             26,795.81                   NAP        0          Yes    Springing Hard         No                      Fee
 129             20,719.50                   NAP       117          No    NAP                    No                      Fee
 130             21,832.41             25,177.59        21         Yes    Springing Hard         No                      Fee
 131             24,639.25                   NAP        0          Yes    Hard                   No                      Fee
 132             20,341.70             23,452.56        33         Yes    Springing Hard         No                      Fee
 133             19,618.75             22,636.20        34          No    NAP                    No                      Fee
 134             18,547.45             21,656.74        55          No    NAP                    No                      Fee
 135             23,654.13                   NAP        0           No    NAP                    No                      Fee
 136             21,728.47                   NAP        0           No    NAP                    No                      Fee
 137             18,241.55                   NAP        80          No    NAP                    No                      Fee
 138             16,884.71             20,053.44        59         Yes    Springing Hard         No                      Fee
 139             20,670.62                   NAP        0           No    NAP                    No                      Fee
 140             17,276.67             19,995.24        57          No    NAP                    No                      Fee
 141             18,060.74             20,606.46        21         Yes    Springing Hard         No                      Fee
 142             20,352.61                   NAP        0           No    NAP                    No                      Fee
 143             16,980.74             19,714.52        23          No    NAP                    No                      Fee
 144             19,682.82                   NAP        0           No    NAP                    No                      Fee
 145             19,278.08                   NAP        0           No    NAP                    No                      Fee
 146             16,416.51                   NAP       117         Yes    Hard                   Yes                Fee/Leasehold
146-a                                                                                                                 Leasehold
146-b                                                                                                                    Fee
146-c                                                                                                                    Fee
146-d                                                                                                                    Fee
 147             18,101.71                   NAP        0           No    NAP                    Yes                     Fee
 148             17,939.03                   NAP        0          Yes    Springing Hard         Yes                     Fee
 149             14,736.88             16,759.77        21          No    NAP                    No                      Fee
 150             14,017.94             16,046.92        32         Yes    Hard                   No                      Fee
 151             15,785.26                   NAP        0           No    NAP                    No                      Fee
 152             16,187.30                   NAP        0          Yes    Springing Hard         No                      Fee
 153             13,440.79             15,423.46        10          No    NAP                    No                      Fee
 154             13,436.39             15,359.21        23         Yes    Springing Hard         No                      Fee
 155             14,462.02                   NAP        0           No    NAP                    No                      Fee
 156             14,311.42                   NAP        0           No    NAP                    No                      Fee
 157             12,715.12             14,552.04        21          No    NAP                    No                      Fee
 158             14,202.55                   NAP        0           No    NAP                    No                      Fee
 159             11,106.31             13,154.77        33          No    NAP                    No                      Fee
 160             12,943.92                   NAP        0          Yes    Springing Hard         No                      Fee
 161             13,034.62                   NAP        0           No    NAP                    No                      Fee
 162             11,811.59                   NAP        0           No    NAP                    No                      Fee
 163             11,236.42             12,738.53        22          No    NAP                    No                      Fee
 164             12,684.88                   NAP        0           No    NAP                    No                      Fee
 165             11,172.52                   NAP        0           No    NAP                    No                      Fee
 166             10,264.88             11,779.07        10          No    NAP                    No                      Fee
 167             10,745.66                   NAP        0           No    NAP                    No                      Fee
 168             10,447.17                   NAP        0           No    NAP                    No                      Fee
 169             11,547.86                   NAP        0           No    NAP                    No                      Fee
 170              9,252.69             10,584.34        10          No    NAP                    No                      Fee
 171              8,607.65              9,877.38        10          No    NAP                    No                      Fee
 172              8,994.81                   NAP        0           No    NAP                    No                      Fee
 173              8,136.71              9,220.34        22         Yes    Springing Hard         No                      Fee
 174              9,248.51                   NAP        0           No    NAP                    No                      Fee
 175              8,089.06                   NAP        0           No    NAP                    No                      Fee
 176              8,296.63                   NAP        0           No    NAP                    No                      Fee
 177              8,494.25                   NAP        0           No    NAP                    Yes                     Fee
 178              8,829.80                   NAP        0           No    NAP                    No                      Fee
 179              6,759.42                   NAP        0          Yes    Hard                   No                      Fee
 180              5,808.41              6,634.92        10          No    NAP                    No                      Fee
 181              5,698.27              6,518.36        10          No    NAP                    No                      Fee
 182              6,705.64                   NAP        0           No    NAP                    Yes                     Fee
 183              6,258.43                   NAP        0          Yes    Soft, Springing Hard   No                      Fee
 184              4,689.03              5,380.72        10          No    NAP                    No                      Fee
 185              4,955.64                   NAP        0          Yes    Soft, Springing Hard   No                      Fee
185-a                                                                                                                    Fee
185-b                                                                                                                    Fee

                          DSCR
                     AFTER INITIAL                               PAYMENT GRACE PERIOD                              PAYMENT
  ID   DSCR (X) (5)  IO PERIOD (X)                             EVENT OF LATE FEE (DAYS)                              DATE
--------------------------------------------------------------------------------------------------------------------------

  1        1.43           1.43                                            7                                          1st
 1-a
 1-b
 1-c
 1-d
 1-e
 1-f
 1-g
 1-h
 1-i
 1-j
 1-k
 1-l
 1-m
 1-n
 1-o
 1-p
 1-q
 1-r
 1-s
  2        2.19           2.19                               2 days once every 12 months                             1st
 2-a
 2-b
  3        1.53           1.25                                            0                                          1st
 3-a
 3-b
 3-c
 3-d
 3-e
 3-f
  4        1.36           1.36                                            0                                          1st
  5        1.38           1.38                                            0                                          1st
 5-a
 5-b
 5-c
 5-d
 5-e
 5-f
 5-g
 5-h
 5-i
 5-j
 5-k
 5-l
 5-m
 5-n
 5-o
 5-p
 5-q
 5-r
 5-s
 5-t
 5-u
 5-v
 5-w
 5-x
 5-y
 5-z
 5-aa
 5-ab
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
 5-am
 5-an
 5-ao
 5-ap
 5-aq
 5-ar
 5-as
 5-at
 5-au
 5-av
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
 5-ca
  6        1.32           1.15      5 days once per calendar year or five times during loan term; none thereafter    1st
  7        1.45           1.25                                            0                                          5th
  8        1.45           1.45                                            0                                          1st
  9        1.27           1.27                                            0                                          5th
  10       1.28           1.10                                            0                                          1st
  11       1.15           1.15                                            2                                          1st
  12       1.40           1.20                                            0                                          1st
  13       1.46           1.17                                            0                                          5th
  14       1.73           1.44                                            0                                          1st
 14-a
 14-b
 14-c
  15       1.17           1.17                                            0                                          1st
  16       1.69           1.47                                            5                                          1st
  17       2.12           2.12                                            0                                          1st
  18       1.38           1.38                                            0                                          5th
 18-a
 18-b
 18-c
 18-d
 18-e
  19       1.38           1.38                                            0                                          5th
 19-a
 19-b
 19-c
 19-d
  20       1.39           1.20                                            0                                          5th
  21       1.38           1.38                                            0                                          5th
 21-a
 21-b
 21-c
 21-d
  22       1.15           1.15                                            5                                          1st
  23       1.13           1.13                                            0                                          1st
  24       1.25           1.08                                            5                                          1st
  25       1.26           1.10                                            5                                          1st
  26       1.21           1.05                                            5                                          1st
  27       1.21           1.05                                            5                                          1st
  28       1.21           1.05                                            5                                          1st
  29       1.20           1.20                                            0                                          1st
  30       1.34           1.15                                            5                                          1st
  31       1.21           1.21                                            5                                          1st
  32       1.43           1.22                                            5                                          1st
 32-a
 32-b
  33       2.34           2.34                                            0                                          1st
  34       1.42           1.22                                            0                                          1st
  35       1.30           1.30                                            0                                          1st
  36       1.43           1.21                                            5                                          1st
  37       1.86           1.86                                            0                                          1st
  38       1.42           1.22                                            0                                          1st
  39       1.25           1.25                                            0                                          5th
  40       1.34           1.16                                            0                                          5th
  41       1.27           1.27                                            0                                          1st
  42       1.31           1.31                                            5                                          1st
  43       1.31           1.31                                            5                                          1st
  44       1.31           1.31                                            5                                          1st
  45       1.31           1.31                                            5                                          1st
  46       1.46           1.46                                            0                                          5th
  47       1.33           1.15                                            0                                          5th
  48       1.33           1.17                                            0                                          5th
  49       1.28           1.11                                            0                                          1st
  50       1.40           1.21                                            0                                          5th
  51       1.64           1.64                                            0                                          5th
  52       1.40           1.40                                            5                                          1st
  53       1.28           1.12                                            0                                          1st
  54       1.32           1.15                                            5                                          1st
  55       1.26           1.10                                            0                                          5th
  56       1.51           1.29                                            5                                          1st
 56-a
 56-b
  57       1.30           1.12                                            5                                          1st
  58       1.29           1.11                                            5                                          1st
  59       1.39           1.19                                            5                                          1st
  60       1.27           1.27                                            5                                          1st
 60-a
 60-b
  61       1.42           1.26                                            5                                          1st
  62       1.38           1.21                                            5                                          1st
  63       1.60           1.39                                            0                                          1st
  64       1.31           1.15                                            0                                          1st
  65       1.59           1.40                                            5                                          1st
  66       1.47           1.28                                            5                                          1st
  67       1.53           1.26                                            0                                          5th
  68       1.44           1.26                                            0                                          5th
  69       1.22           1.22                                            5                                          1st
  70       1.34           1.16                                            5                                          1st
  71       1.48           1.23                                            5                                          1st
  72       1.33           1.15                                            0                                          5th
  73       1.35           1.17                                            0                                          5th
  74       1.76           1.55                                            5                                          1st
  75       1.72           1.72                                            0                                          5th
 75-a
 75-b
  76       1.43           1.23                                            0                                          1st
  77       1.21           1.21                                            5                                          1st
  78       1.40           1.21                                            0                                          5th
  79       1.24           1.24                                            0                                          5th
  80       1.24           1.24                                            0                                          5th
  81       1.32           1.14                                            0                                          1st
  82       1.49           1.28                                            5                                          1st
  83       1.36           1.18                                            0                                          5th
  84       1.42           1.20                                            5                                          1st
  85       1.39           1.20                                            0                                          5th
  86       1.51           1.32                                            0                                          1st
  87       1.40           1.22                                            5                                          1st
  88       1.66           1.66                                            0                                          1st
  89       1.37           1.19                                            0                                          5th
  90       1.42           1.21                                            0                                          1st
  91       1.23           1.04                                            0                                          5th
  92       1.28           1.10                                            5                                          1st
  93       1.86           1.86                                            5                                          1st
  94       1.91           1.91                                            5                                          1st
  95       1.82           1.82                                            5                                          1st
  96       1.38           1.20                                            0                                          5th
  97       1.35           1.18                                            0                                          5th
 97-a
 97-b
 97-c
  98       1.33           1.15                                            0                                          5th
  99       1.58           1.34                                            5                                          1st
 100       1.20           1.20                                            7                                          1st
 101       1.83           1.58                                            0                                          1st
 102       1.23           1.18                                            0                                          1st
 103       1.23           1.18                                            0                                          1st
 104       1.61           1.61                                            5                                          1st
 105       1.48           1.24                                            0                                          1st
 106       1.29           1.11                                            0                                          5th
 107       1.16           1.16                                            5                                          1st
 108       1.37           1.20                                            5                                          1st
 109       1.36           1.17                                            0                                          1st
 110       1.41           1.21                                            5                                          1st
 111       1.55           1.36                                            8                                          1st
 112       2.21           1.87                                            5                                          1st
 113       1.30           1.13                                            0                                          1st
 114       1.28           1.12                                            0                                          1st
 115       1.16           1.16                                            0                                          5th
 116       1.30           1.11                                            5                                          1st
 117       2.31           1.96                                            5                                          1st
 118       1.33           1.15                                            0                                          1st
 119       1.47           1.22                                            0                                          5th
 120       1.43           1.22                                            0                                          5th
 121       1.31           1.14                                            0                                          1st
 122       1.34           1.17                                            0                                          5th
 123       1.42           1.25                                            8                                          1st
 124       1.28           1.28                                            0                                          5th
 125       1.41           1.23                                            0                                          5th
 126       1.22           1.22                                            5                                          1st
 127       1.28           1.28                                            5                                          1st
 128       1.45           1.45                                            5                                          1st
 129       1.45           1.45                                            5                                          1st
 130       1.42           1.23                                            5                                          1st
 131       1.32           1.32                                            5                                          1st
 132       1.40           1.21                                            5                                          1st
 133       1.43           1.24                                            0                                          5th
 134       1.35           1.15                                            5                                          1st
 135       1.20           1.20                                            0                                          1st
 136       1.23           1.23                                            5                                          1st
 137       1.24           1.24                                            5                                          1st
 138       1.37           1.16                                            5                                          1st
 139       1.17           1.17                                            0                                          1st
 140       1.44           1.24                                            5                                          1st
 141       1.37           1.20                                            5                                          1st
 142       1.39           1.39                                            5                                          1st
 143       1.43           1.23                                            0                                          1st
 144       1.27           1.27                                            0                                          1st
 145       1.20           1.20                                            5                                          1st
 146       1.46           1.46                                            5                                          1st
146-a
146-b
146-c
146-d
 147       1.44           1.44                                            0                                          1st
 148       1.27           1.27                                            5                                          1st
 149       1.38           1.21                                            5                                          1st
 150       1.44           1.26                                            5                                          1st
 151       1.79           1.79                                            0                                          1st
 152       1.24           1.24                                            5                                          1st
 153       1.36           1.19                                            5                                          1st
 154       1.37           1.20                                            5                                          1st
 155       1.40           1.40                                            5                                          1st
 156       1.21           1.21                                            5                                          1st
 157       1.43           1.25                                            5                                          1st
 158       1.20           1.20                                            5                                          1st
 159       1.42           1.20                                            5                                          1st
 160       1.31           1.31                                            5                                          1st
 161       1.20           1.20                                            5                                          1st
 162       1.35           1.35                                            0                                          1st
 163       1.34           1.19                                            5                                          1st
 164       1.22           1.22                                            5                                          1st
 165       1.42           1.42                                            5                                          1st
 166       1.39           1.21                                            5                                          1st
 167       2.13           2.13                                            5                                          1st
 168       1.24           1.24                                            5                                          1st
 169       1.20           1.20                                            5                                          1st
 170       1.37           1.20                                            5                                          1st
 171       1.38           1.20                                            5                                          1st
 172       1.16           1.16                                            5                                          1st
 173       1.36           1.20                                            5                                          1st
 174       1.46           1.46                                            5                                          1st
 175       1.49           1.49                                            5                                          1st
 176       1.30           1.30                                            5                                          1st
 177       2.56           2.56                                            0                                          1st
 178       1.33           1.33                                            5                                          1st
 179       2.08           2.08                                            5                                          1st
 180       1.37           1.20                                            5                                          1st
 181       1.37           1.20                                            5                                          1st
 182       1.17           1.17                                            0                                          1st
 183       1.28           1.28                                            5                                          1st
 184       1.38           1.20                                            5                                          1st
 185       1.30           1.30                                            5                                          1st
185-a
185-b

                                        CUT-OFF         LTV
          APPRAISED      APPRAISAL      DATE LTV      RATIO AT
  ID    VALUE ($) (6)  AS-OF DATE (6)  RATIO (6)  MATURITY OR ARD (6)
---------------------------------------------------------------------

  1       933,100,000     Various        79.5%           79.5%
 1-a      129,500,000    5/10/2007
 1-b       98,900,000    5/16/2007
 1-c       87,000,000    5/10/2007
 1-d       77,000,000    5/11/2007
 1-e       73,200,000    5/18/2007
 1-f       58,500,000     6/1/2007
 1-g       57,000,000    5/10/2007
 1-h       46,300,000    5/11/2007
 1-i       44,600,000    5/10/2007
 1-j       34,500,000    5/18/2007
 1-k       32,600,000    5/18/2007
 1-l       31,300,000    5/11/2007
 1-m       27,600,000    5/18/2007
 1-n       28,600,000    5/18/2007
 1-o       25,100,000    5/18/2007
 1-p       25,000,000    5/17/2007
 1-q       23,100,000    5/23/2007
 1-r       17,500,000    5/10/2007
 1-s       15,800,000    5/18/2007
  2       330,600,000     Various        47.2%           47.2%
 2-a      185,600,000    8/30/2007
 2-b      145,000,000    9/13/2007
  3       139,350,000     Various        70.0%           59.9%
 3-a       47,900,000     7/1/2007
 3-b       34,000,000    5/15/2007
 3-c       19,500,000    5/22/2007
 3-d       14,500,000    5/17/2007
 3-e       13,450,000    5/17/2007
 3-f       10,000,000    5/23/2007
  4       145,200,000    8/16/2007       60.6%           60.6%
  5       658,600,000     7/1/2007       70.4%           61.2%
 5-a       55,800,000     7/1/2007
 5-b       17,900,000     7/1/2007
 5-c       20,400,000     7/1/2007
 5-d       16,600,000     7/1/2007
 5-e       18,900,000     7/1/2007
 5-f       13,400,000     7/1/2007
 5-g       11,400,000     7/1/2007
 5-h       15,500,000     7/1/2007
 5-i       13,200,000     7/1/2007
 5-j       11,500,000     7/1/2007
 5-k        8,900,000     7/1/2007
 5-l       11,000,000     7/1/2007
 5-m        9,300,000     7/1/2007
 5-n        4,500,000     7/1/2007
 5-o        8,100,000     7/1/2007
 5-p       10,800,000     7/1/2007
 5-q        9,100,000     7/1/2007
 5-r       10,200,000     7/1/2007
 5-s        8,600,000     7/1/2007
 5-t        9,200,000     7/1/2007
 5-u        8,800,000     7/1/2007
 5-v        7,800,000     7/1/2007
 5-w        8,500,000     7/1/2007
 5-x        6,900,000     7/1/2007
 5-y        8,400,000     7/1/2007
 5-z        7,500,000     7/1/2007
 5-aa       8,600,000     7/1/2007
 5-ab       7,500,000     7/1/2007
 5-ac      12,100,000     7/1/2007
 5-ad       9,700,000     7/1/2007
 5-ae       8,200,000     7/1/2007
 5-af       7,500,000     7/1/2007
 5-ag       8,500,000     7/1/2007
 5-ah       8,100,000     7/1/2007
 5-ai       7,600,000     7/1/2007
 5-aj       7,000,000     7/1/2007
 5-ak       5,900,000     7/1/2007
 5-al      10,800,000     7/1/2007
 5-am       4,900,000     7/1/2007
 5-an       5,500,000     7/1/2007
 5-ao       7,500,000     7/1/2007
 5-ap       4,200,000     7/1/2007
 5-aq       9,600,000     7/1/2007
 5-ar       7,800,000     7/1/2007
 5-as       4,100,000     7/1/2007
 5-at       6,100,000     7/1/2007
 5-au       4,400,000     7/1/2007
 5-av       6,700,000     7/1/2007
 5-aw       8,700,000     7/1/2007
 5-ax       5,900,000     7/1/2007
 5-ay       7,500,000     7/1/2007
 5-az       5,100,000     7/1/2007
 5-ba       7,100,000     7/1/2007
 5-bb       4,500,000     7/1/2007
 5-bc       8,200,000     7/1/2007
 5-bd       5,400,000     7/1/2007
 5-be       4,900,000     7/1/2007
 5-bf       7,300,000     7/1/2007
 5-bg       5,100,000     7/1/2007
 5-bh       5,000,000     7/1/2007
 5-bi       3,000,000     7/1/2007
 5-bj       8,700,000     7/1/2007
 5-bk       4,400,000     7/1/2007
 5-bl       4,400,000     7/1/2007
 5-bm       6,900,000     7/1/2007
 5-bn       3,100,000     7/1/2007
 5-bo       4,800,000     7/1/2007
 5-bp       4,900,000     7/1/2007
 5-bq       5,100,000     7/1/2007
 5-br       4,300,000     7/1/2007
 5-bs       4,200,000     7/1/2007
 5-bt       5,400,000     7/1/2007
 5-bu       3,700,000     7/1/2007
 5-bv       5,000,000     7/1/2007
 5-bw       5,300,000     7/1/2007
 5-bx       5,200,000     7/1/2007
 5-by       3,100,000     7/1/2007
 5-bz       2,100,000     7/1/2007
 5-ca       5,800,000     7/1/2007
  6       135,000,000    9/13/2007       56.9%           53.6%
  7       157,500,000    10/22/2007      63.5%           60.7%
  8        86,900,000    12/1/2006       71.3%           71.3%
  9        90,000,000    6/18/2007       67.8%           67.8%
  10       66,900,000    5/31/2007       70.3%           68.7%
  11       67,800,000    9/22/2007       68.7%           59.1%
  12       54,500,000    9/17/2007       73.4%           68.9%
  13       55,800,000     7/5/2005       71.0%           65.6%
  14       60,125,000     Various        65.1%           58.7%
 14-a      26,200,000    4/18/2007
 14-b      23,300,000     4/9/2007
 14-c      10,625,000     4/4/2007
  15       48,825,000     3/1/2008       65.5%           56.3%
  16       41,400,000     8/1/2008       72.5%           64.9%
  17       62,430,000    6/27/2007       44.0%           44.0%
  18       38,500,000     Various        70.0%           60.5%
 18-a      12,100,000    8/29/2007
 18-b       8,800,000    8/23/2007
 18-c       8,400,000    8/30/2007
 18-d       5,100,000    8/29/2007
 18-e       4,100,000    8/29/2007
  19       40,600,000     Various        66.2%           57.2%
 19-a      16,600,000    8/25/2007
 19-b       9,700,000    8/29/2007
 19-c       8,700,000    8/18/2007
 19-d       5,600,000    8/29/2007
  20       34,660,000    10/11/2007      77.3%           70.4%
  21       38,800,000     Various        67.5%           58.4%
 21-a      12,300,000    8/23/2007
 21-b       9,800,000    8/30/2007
 21-c       9,500,000    8/23/2007
 21-d       7,200,000    8/29/2007
  22       39,600,000    8/29/2007       65.9%           57.2%
  23       33,100,000     6/1/2007       78.3%           67.1%
  24       35,000,000     6/7/2007       72.0%           64.6%
  25       31,350,000    6/15/2007       77.8%           73.4%
  26       16,700,000     1/1/2008       78.1%           73.5%
  27        7,080,000    5/30/2007       78.1%           73.5%
  28        6,220,000    5/31/2007       78.1%           73.5%
  29       35,300,000    5/16/2007       65.2%           65.2%
  30       31,500,000    7/18/2007       71.4%           65.1%
  31       36,000,000    8/25/2007       61.4%           53.5%
  32       29,200,000    6/19/2007       75.5%           70.8%
 32-a      17,100,000    6/19/2007
 32-b      12,100,000    6/19/2007
  33       47,500,000    11/1/2007       46.3%           46.3%
  34       27,500,000    5/24/2007       80.0%           72.8%
  35       31,000,000     9/5/2007       67.7%           58.2%
  36       28,300,000    6/20/2007       72.8%           69.3%
  37       37,300,000    9/12/2007       53.8%           53.8%
  38       28,100,000     9/1/2007       69.9%           62.4%
  39       27,750,000     7/2/2007       68.7%           59.5%
  40       23,700,000    9/11/2007       72.6%           66.2%
  41       23,100,000    9/12/2007       73.4%           66.0%
  42        6,160,000    7/11/2007       78.8%           75.1%
  43        5,660,000    2/11/2007       78.8%           75.1%
  44        4,650,000     5/1/2007       78.8%           75.1%
  45        3,825,000     8/1/2007       78.8%           75.1%
  46       25,800,000     1/1/2008       59.8%           51.0%
  47       21,000,000     9/5/2007       71.0%           64.7%
  48       18,300,000    8/17/2007       79.0%           76.6%
  49       21,600,000    7/20/2007       66.0%           59.2%
  50       16,700,000    7/14/2007       76.6%           68.6%
  51       37,100,000    6/14/2007       34.5%           27.3%
  52       17,000,000     8/8/2008       72.2%           68.5%
  53       16,200,000    10/1/2006       74.1%           69.9%
  54       16,990,000     9/5/2007       69.5%           63.5%
  55       18,800,000    9/25/2007       62.0%           58.5%
  56       15,750,000    4/20/2006       73.1%           66.3%
 56-a       8,650,000    4/20/2006
 56-b       7,100,000    4/20/2006
  57       14,700,000    5/29/2007       74.8%           65.7%
  58       14,300,000    12/1/2007       76.2%           71.6%
  59       14,400,000    8/14/2007       73.6%           66.9%
  60       16,700,000     Various        61.6%           53.4%
 60-a       9,000,000    10/6/2007
 60-b       7,700,000    10/9/2007
  61       15,290,000     7/3/2007       66.6%           60.2%
  62       14,465,000    9/19/2007       67.2%           61.5%
  63       15,300,000    7/11/2007       62.1%           55.7%
  64       13,600,000    9/28/2007       68.4%           61.7%
  65       13,200,000    1/31/2008       68.2%           60.4%
  66       13,120,000    7/18/2007       68.6%           64.6%
  67       12,100,000     8/1/2007       74.4%           66.8%
  68       12,000,000    10/1/2007       75.0%           70.8%
  69       16,000,000    4/11/2007       55.9%           47.5%
  70       12,350,000    7/13/2007       70.4%           66.3%
  71       10,800,000    10/1/2006       77.8%           68.7%
  72       11,800,000    9/11/2007       69.5%           63.4%
  73       10,650,000     7/1/2007       77.0%           72.5%
  74       10,400,000    7/30/2007       78.8%           71.0%
  75       11,900,000     Various        66.2%           57.3%
 75-a       6,650,000     7/2/2007
 75-b       5,250,000     7/6/2007
  76       11,500,000    8/13/2007       66.5%           59.5%
  77       10,850,000    3/21/2007       70.1%           58.1%
  78        9,800,000    6/18/2007       77.0%           70.2%
  79        5,552,000    3/27/2007       75.9%           64.3%
  80        4,306,000    3/27/2007       75.9%           64.3%
  81       11,800,000     4/1/2009       62.7%           57.3%
  82       11,400,000    10/1/2007       64.9%           59.0%
  83        9,700,000    7/21/2007       74.7%           68.3%
  84        9,800,000    10/1/2007       73.5%           67.6%
  85       10,600,000    8/15/2007       67.2%           61.2%
  86       11,000,000     9/8/2007       63.6%           58.2%
  87       10,000,000     7/2/2007       70.0%           64.0%
  88       13,300,000     8/9/2007       52.6%           45.0%
  89       11,600,000    9/25/2007       59.5%           56.0%
  90       11,100,000     5/1/2007       62.2%           55.2%
  91       12,320,000    6/26/2007       54.4%           49.3%
  92        8,900,000    5/31/2007       73.6%           72.9%
  93       13,050,000    3/28/2007       49.8%           49.8%
  94       11,900,000     9/1/2007       54.6%           47.1%
  95       10,450,000    11/20/2006      61.2%           61.2%
  96        7,900,000     9/5/2007       78.8%           71.9%
  97        9,775,000     Various        62.8%           57.7%
 97-a       6,450,000    8/17/2007
 97-b       2,000,000    8/15/2007
 97-c       1,325,000    8/17/2007
  98       14,490,000    9/26/2007       41.4%           37.7%
  99        8,380,000    8/24/2007       71.6%           67.2%
 100        7,430,000    5/30/2007       79.6%           68.4%
 101       10,300,000     2/1/2007       57.3%           52.2%
 102        5,500,000    10/21/2006      75.4%           66.4%
 103        2,130,000    8/13/2007       75.4%           66.4%
 104        7,500,000    9/21/2007       75.0%           64.7%
 105        7,050,000    11/1/2007       79.4%           70.2%
 106        7,100,000    6/21/2007       77.5%           70.6%
 107        9,000,000    6/25/2007       59.9%           51.7%
 108        8,000,000     8/1/2008       65.0%           59.6%
 109        7,500,000     8/3/2007       68.0%           61.9%
 110        7,400,000    5/18/2007       68.9%           65.8%
 111        6,700,000    6/28/2007       75.0%           68.8%
 112        9,960,000    8/17/2007       50.2%           47.1%
 113        7,000,000    5/15/2007       71.4%           62.9%
 114        6,700,000    9/14/2007       74.6%           68.3%
 115        6,300,000     6/7/2009       77.8%           66.7%
 116        7,100,000    4/20/2007       68.7%           64.5%
 117       10,870,000    8/17/2007       44.2%           41.4%
 118        6,250,000    9/17/2007       76.8%           70.2%
 119        6,210,000    3/22/2007       75.0%           63.1%
 120        6,100,000    8/10/2007       75.4%           70.9%
 121        5,960,000    10/12/2007      75.5%           69.0%
 122        5,700,000    9/23/2007       78.8%           75.3%
 123        5,900,000    6/28/2007       74.2%           68.1%
 124        5,690,000    6/19/2007       74.7%           58.8%
 125        5,300,000    6/19/2007       79.2%           72.5%
 126        6,200,000    7/27/2007       67.2%           58.0%
 127        6,240,000    6/26/2007       66.5%           66.5%
 128        5,650,000    8/20/2007       72.9%           63.4%
 129        6,700,000    6/14/2006       60.3%           60.3%
 130        5,650,000     7/5/2007       70.8%           63.5%
 131        5,800,000    7/18/2007       66.2%           57.4%
 132        5,076,000    5/22/2007       73.4%           67.0%
 133        4,500,000    7/18/2007       80.0%           73.0%
 134        5,800,000    4/11/2007       60.8%           57.1%
 135        6,275,000    9/26/2007       55.7%           44.1%
 136        4,365,000     8/7/2007       79.9%           68.7%
 137        5,400,000    5/28/2007       63.0%           63.0%
 138        4,410,000    7/18/2007       76.4%           71.5%
 139        4,200,000    9/27/2007       77.3%           66.8%
 140        4,670,000    7/13/2007       68.5%           64.5%
 141        4,200,000    5/24/2007       76.2%           68.6%
 142        5,250,000     6/7/2007       60.9%           52.6%
 143        4,200,000     1/1/2008       75.6%           67.6%
 144        4,350,000    9/21/2007       72.3%           62.2%
 145        4,000,000    7/25/2007       76.2%           65.7%
 146        4,580,000     Various        66.1%           66.1%
146-a       1,930,000     5/2/2007
146-b         890,000    5/10/2007
146-c         880,000     5/3/2007
146-d         880,000     5/3/2007
 147        6,150,000    6/22/2007       47.1%           43.0%
 148        3,760,000     9/1/2007       75.7%           65.3%
 149        3,230,000    5/16/2007       80.0%           77.6%
 150        3,700,000     6/1/2007       67.8%           62.1%
 151        4,900,000     9/5/2007       50.9%           44.0%
 152        3,470,000     7/9/2007       71.3%           62.2%
 153        3,300,000    6/29/2007       73.5%           64.8%
 154        3,150,000    9/14/2007       76.0%           68.4%
 155        3,980,000    8/30/2007       57.7%           49.7%
 156        3,410,000    6/26/2007       67.3%           57.9%
 157        3,250,000    7/19/2007       70.0%           63.0%
 158        2,800,000     5/1/2007       79.8%           69.0%
 159        3,900,000     4/4/2007       56.4%           51.0%
 160        3,380,000    5/21/2007       60.5%           52.3%
 161        2,800,000    5/31/2007       72.0%           62.5%
 162        3,000,000     7/1/2007       66.4%           56.4%
 163        2,560,000    8/13/2007       76.2%           68.8%
 164        2,890,000    7/25/2007       66.3%           54.8%
 165        2,700,000    8/27/2007       70.3%           59.5%
 166        2,425,000    6/29/2007       76.4%           67.3%
 167        4,010,000    8/20/2007       44.8%           38.1%
 168        2,475,000    8/19/2007       70.6%           60.0%
 169        2,450,000    6/12/2007       70.9%           62.0%
 170        2,200,000    6/29/2007       75.1%           66.3%
 171        2,050,000    6/29/2007       75.8%           66.8%
 172        2,000,000     8/2/2007       71.7%           61.7%
 173        2,090,000    8/14/2007       67.5%           61.0%
 174        2,600,000    7/20/2007       53.8%           51.0%
 175        2,910,000    9/13/2007       44.6%           38.3%
 176        2,140,000    7/25/2007       60.6%           47.0%
 177        3,750,000    9/17/2007       34.5%           30.1%
 178        2,100,000    9/25/2007       55.8%           37.7%
 179        2,320,000     8/3/2007       46.3%           39.9%
 180        1,400,000    6/29/2007       73.8%           65.2%
 181        1,350,000    6/29/2007       75.4%           66.6%
 182        1,600,000     9/4/2007       60.9%           48.4%
 183        1,500,000    8/26/2007       60.9%           48.4%
 184        1,120,000    6/29/2007       75.5%           66.6%
 185        1,000,000    12/5/2006       68.2%           55.4%
185-a         500,000    12/5/2006
185-b         500,000    12/5/2006

  ID   ADDRESS                                                                                    CITY                 STATE
-----------------------------------------------------------------------------------------------------------------------------

  1    Various                                                                                    Various             Various
 1-a   300, 400, 701, 801, 901 & 1001 International Parkway                                       Lake Mary              FL
 1-b   12301-4 Research Boulevard, Buildings III & IV                                             Austin                 TX
 1-c   100, 200 & 300 Colonial Center Parkway                                                     Lake Mary              FL
 1-d   4300 & 4350 Cypress Street                                                                 Tampa                  FL
 1-e   3500, 3700 & 3800 Colonnade Parkway                                                        Birmingham             AL
 1-f   1355 Peachtree Street NE                                                                   Atlanta                GA
 1-g   950 Market Promenade Avenue                                                                Lake Mary              FL
 1-h   3501, 3503, 3505 & 3507 Frontage Road                                                      Tampa                  FL
 1-i   600 Colonial Center Parkway                                                                Lake Mary              FL
 1-j   2100, 2200 & 2300 Riverchase Center                                                        Birmingham             AL
 1-k   1800 & 1900 International Park Drive                                                       Birmingham             AL
 1-l   17757 US Highway 19 North                                                                  Clearwater             FL
 1-m   3500 Blue Lake Drive                                                                       Birmingham             AL
 1-n   3409-3443 Colonnade Parkway                                                                Birmingham             AL
 1-o   2101 6th Avenue North                                                                      Birmingham             AL
 1-p   2101 Rexford Road                                                                          Charlotte              NC
 1-q   901 Lake Destiny Drive                                                                     Maitland               FL
 1-r   1000 Business Center Drive                                                                 Lake Mary              FL
 1-s   One Independence Drive                                                                     Birmingham             AL
  2    Various                                                                                    Various             Various
 2-a   2000 North Neil Street                                                                     Champaign              IL
 2-b   2300 Bernadette Drive                                                                      Columbia               MO
  3    Various                                                                                    Various             Various
 3-a   4444 West Ledbetter Drive                                                                  Dallas                 TX
 3-b   7575 South Kostner Avenue                                                                  Chicago                IL
 3-c   1000 Industrial Park Drive                                                                 Federalsburg           MD
 3-d   1455 Highway 138 NE                                                                        Conyers                GA
 3-e   1550 Wrightsboro Road                                                                      Augusta                GA
 3-f   1505 E. Main Street                                                                        Urbana                 IL
  4    9300 - 9302 Lee Highway                                                                    Fairfax                VA
  5    Various                                                                                    Various             Various
 5-a   162 E Ontario St                                                                           Chicago                IL
 5-b   5975 Richmond Hwy                                                                          Alexandria             VA
 5-c   15 Meadowlands Pkwy                                                                        Secaucus               NJ
 5-d   49 Industrial Highway                                                                      Essington              PA
 5-e   1011 East Houston Street                                                                   San Antonio            TX
 5-f   1309 W Main St                                                                             Charlottesville        VA
 5-g   1925 Davis Boulevard                                                                       Naples                 FL
 5-h   19 Commerce Way                                                                            Woburn                 MA
 5-i   3100 Cabot Blvd W                                                                          Langhorne              PA
 5-j   3100 Lincoln Hwy                                                                           Trevose                PA
 5-k   5001 North US 301                                                                          Tampa                  FL
 5-l   1006 West Calton Road                                                                      Laredo                 TX
 5-m   8000 Washington Blvd                                                                       Jessup                 MD
 5-n   11314 Boardwalk Dr                                                                         Baton Rouge            LA
 5-o   6170 Oxon Hill Rd                                                                          Oxon Hill              MD
 5-p   4940 W Ina Rd                                                                              Tucson                 AZ
 5-q   188 Wolf Rd                                                                                Albany                 NY
 5-r   3500 SW 42nd Street                                                                        Gainesville            FL
 5-s   5823 Wilson Avenue                                                                         St. Louis              MO
 5-t   603 Fellowship Rd                                                                          Mount Laurel           NJ
 5-u   146 Maple Dr                                                                               Bowmansville           NY
 5-v   7480 Northwoods Blvd                                                                       North Charleston       SC
 5-w   4820 W Henrietta Rd                                                                        Henrietta              NY
 5-x   33 East I-65 Service Road South                                                            Mobile                 AL
 5-y   20 Weaver St                                                                               Utica                  NY
 5-z   10 Rowe Ave                                                                                Milford                CT
 5-aa  1846 Catasauqua Road                                                                       Allentown              PA
 5-ab  20009 Route 19                                                                             Cranberry Township     PA
 5-ac  1113 Butterfield Rd                                                                        Downers Grove          IL
 5-ad  26300 Dequindre Rd                                                                         Warren                 MI
 5-ae  2651 Wilhite Dr                                                                            Lexington              KY
 5-af  3704 E Irvington Rd                                                                        Tucson                 AZ
 5-ag  12525 Laurel Bowie Rd                                                                      Laurel                 MD
 5-ah  9050 Lanham Severn Rd                                                                      Lanham                 MD
 5-ai  42 Flint Rd                                                                                Amherst                NY
 5-aj  6614 N Thompson Road                                                                       Syracuse               NY
 5-ak  4701 South Interstate Highway 35                                                           Austin                 TX
 5-al  7535 Kingery Hwy                                                                           Willowbrook            IL
 5-am  1813 S Saunders St                                                                         Raleigh                NC
 5-an  7530 Remcon Circle                                                                         El Paso                TX
 5-ao  988 Hospitality Way                                                                        Aberdeen               MD
 5-ap  1800 Walnut St                                                                             Cary                   NC
 5-aq  24130 Michigan Ave                                                                         Dearborn               MI
 5-ar  2939 S Arlington Rd                                                                        Akron                  OH
 5-as  7580 Two Notch Rd                                                                          Columbia               SC
 5-at  5370 Camp Rd                                                                               Hamburg                NY
 5-au  2101 W Meadowview Rd                                                                       Greensboro             NC
 5-av  367 Turnpike Rd                                                                            Southborough           MA
 5-aw  7434 E State St                                                                            Rockford               IL
 5-ax  400 Corporate Cir                                                                          Harrisburg             PA
 5-ay  15 Red Roof Ln                                                                             Salem                  NH
 5-az  9520 Valparaiso Court                                                                      Indianapolis           IN
 5-ba  2580 Crooks Rd                                                                             Rochester Hills        MI
 5-bb  2449 Brice Rd                                                                              Reynoldsburg           OH
 5-bc  9922 Hawaiian Court                                                                        Orlando                FL
 5-bd  520 Roberts Ct NW                                                                          Kennesaw               GA
 5-be  5190 US Rte 60 E                                                                           Huntington             WV
 5-bf  1980 Haggard Ct                                                                            Lexington              KY
 5-bg  2902 Cassopolis Street                                                                     Elkhart                IN
 5-bh  17555 Bagley Rd                                                                            Middleburg Heights     OH
 5-bi  510 Claridge Dr                                                                            Nashville              TN
 5-bj  22 W Algonquin Rd                                                                          Arlington Heights      IL
 5-bk  3530 Executive Pkwy                                                                        Toledo                 OH
 5-bl  212 W Anthony Dr                                                                           Champaign              IL
 5-bm  3322 Red Roof Inn Pl                                                                       Louisville             KY
 5-bn  500 Putnam Village Dr                                                                      Hurricane              WV
 5-bo  29595 Clemens Road                                                                         Westlake               OH
 5-bp  21230 Eureka Rd                                                                            Taylor                 MI
 5-bq  1718 North University Avenue                                                               Lafayette              LA
 5-br  5125 Post Rd                                                                               Dublin                 OH
 5-bs  15701 Park Ten Pl                                                                          Houston                TX
 5-bt  45501 N I 94 Service Dr                                                                    Belleville             MI
 5-bu  110 West Kieffer Road                                                                      Michigan City          IN
 5-bv  14701 Airport Entrance Road                                                                Jacksonville           FL
 5-bw  39700 Ann Arbor Rd E                                                                       Plymouth               MI
 5-bx  60 Forbes Blvd                                                                             Mansfield              MA
 5-by  7370 Miller Lane                                                                           Dayton                 OH
 5-bz  9330 Blairwood Rd                                                                          Louisville             KY
 5-ca  8150 Esters Blvd                                                                           Irving                 TX
  6    2900 Briarpark Drive                                                                       Houston                TX
  7    1000 Southlake Mall                                                                        Morrow                 GA
  8    235 East Main Street                                                                       Norfolk                VA
  9    11 MetroTech Center                                                                        Brooklyn               NY
  10   255-275 Park Avenue                                                                        Brooklyn               NY
  11   7235 Market Place Drive                                                                    Bainbridge             OH
  12   849 Fairmont Avenue & 901 Dulaney Valley Road                                              Towson                 MD
  13   1021 Edwards Ferry Road NE                                                                 Leesburg               VA
  14   Various                                                                                    Various             Various
 14-a  10 Corn Road                                                                               Elizabeth              NJ
 14-b  1230 North Tustin Avenue                                                                   Anaheim                CA
 14-c  7000 & 7050 LaGrange Road                                                                  Atlanta                GA
  15   494 Wharton Boulevard                                                                      Exton                  PA
  16   180 Hawley Lane                                                                            Trumbull               CT
  17   2121 East Warm Springs Road                                                                Las Vegas              NV
  18   Various                                                                                    Various             Various
 18-a  1000 U. S. 31 North                                                                        Traverse City          MI
 18-b  4140 W. 94th Street                                                                        Indianapolis           IN
 18-c  5059 S. Ninth Street                                                                       Kalamazoo              MI
 18-d  271 W. State Road 120                                                                      Fremont                IN
 18-e  6353 Melton Road                                                                           Portage                IN
  19   Various                                                                                    Various             Various
 19-a  21030 US Highway 19 North                                                                  Clearwater             FL
 19-b  2326 North US Highway 31 South                                                             Traverse City          MI
 19-c  1399 Liberty Street                                                                        Bloomington            IN
 19-d  1777 Hi-Pointe Drive                                                                       LaPorte                IN
  20   6065 NW Loop 410                                                                           San Antonio            TX
  21   Various                                                                                    Various             Various
 21-a  211 S. Meridian Street                                                                     Indianapolis           IN
 21-b  920 Spring Street                                                                          Petoskey               MI
 21-c  2264 East Hadley Road                                                                      Plainfield             IN
 21-d  1451 Silhavy Road                                                                          Valparaiso             IN
  22   11801 South Sam Houston Pkwy E.                                                            Houston                TX
  23   7493-7625 Sawmill Road & 3848-3880 Hard Road                                               Dublin                 OH
  24   4700 South Damen Avenue                                                                    Chicago                IL
  25   377 W. Jackson Street                                                                      Cookeville             TN
  26   14750 W. Burnsville Parkway                                                                Burnsville             MN
  27   7848 E. Hill Road                                                                          Mt. Airy               MD
  28   1705 Van Voorhis Road                                                                      Morgantown             WV
  29   11055 Bell Road                                                                            Duluth                 GA
  30   5701-5827 Rosemead Boulevard                                                               Temple City            CA
  31   19919 Lyndon B Johnson Fwy                                                                 Mesquite               TX
  32   Various                                                                                    San Antonio            TX
 32-a  10530-10732 Sentinel Drive                                                                 San Antonio            TX
 32-b  12005-12095 Starcrest Drive                                                                San Antonio            TX
  33   1005-1077 West Patrick Street                                                              Frederick              MD
  34   2415 S University Parks Drive                                                              Waco                   TX
  35   1601 Las Plumas Avenue                                                                     San Jose               CA
  36   2230-2260 Corporate Circle                                                                 Henderson              NV
  37   3100 Little Road                                                                           New Port Richey        FL
  38   1311 Route 37 West                                                                         Toms River             NJ
  39   2750 Sierra Sunrise Terrace                                                                Chico                  CA
  40   1565 N. University Avenue                                                                  Provo                  UT
  41   5555 East Olympic Boulevard                                                                Commerce               CA
  42   2229 East State Street                                                                     Salem                  OH
  43   132 Tuscarawas Avenue                                                                      New Philadelphia       OH
  44   1902 Argillite Road                                                                        Flatwoods              KY
  45   1673 State Route 64 (7895 Highway 135 NE)                                                  New Salisbury          IN
  46   2913-3021 NE 72 Dr, 2904 NE Burton Rd, 2903 NE Andresen Rd                                 Vancouver              WA
  47   1849 N. Freedom Boulevard                                                                  Provo                  UT
  48   7858 & 7898 California Avenue                                                              Riverside              CA
  49   984 North Broadway                                                                         Yonkers                NY
  50   1620 South Padre Island Drive                                                              Corpus Christi         TX
  51   3701 South Main Street and 201 Concord Mall Drive                                          Elkhart                IN
  52   2177 Northwoods Boulevard                                                                  North Charleston       SC
  53   3630 Forest Lane                                                                           Dallas                 TX
  54   15065-15399 E 14th Street and 1252 & 1334-1380 Fairmont Drive                              San Leandro            CA
  55   6236 Twin Oaks Drive                                                                       Colorado Springs       CO
  56   Various                                                                                    Alexandria             LA
 56-a  4051 Bayou Rapides Road                                                                    Alexandria             LA
 56-b  4335 Clubhouse Drive                                                                       Alexandria             LA
  57   150 Bridge Street                                                                          Pelham                 NH
  58   310 Main Street                                                                            Haverhill              MA
  59   2950, 2970, 2990 Wilderness Place                                                          Boulder                CO
  60   Various                                                                                    Various             Various
 60-a  2960 Armory Drive                                                                          Nashville              TN
 60-b  5905 East 42nd Avenue                                                                      Denver                 CO
  61   4865 Auto Plaza Ct.                                                                        Fairfield              CA
  62   6261, 6271, 6281 & 6291 Lone Tree Way                                                      Brentwood              CA
  63   10 Route 23                                                                                Montague               NJ
  64   250 International Parkway                                                                  Heathrow               FL
  65   9956 Hawaiian Court                                                                        Orlando                FL
  66   10 Main St. & 20-26 Park Court, 42 Garrison Avenue, 8 Main Street & 9 Woodman Road         Durham                 NH
  67   7144 & 7154 East Stetson Drive                                                             Scottsdale             AZ
  68   1029 Makolu Street                                                                         Pearl City             HI
  69   801-815 South 336th Street, 33623-33761 9th Avenue South and 34004-34016 9th Avenue South  Federal Way            WA
  70   2305 North Plaza Drive                                                                     Visalia                CA
  71   1931-1955 Glacier Park Avenue                                                              Naperville             IL
  72   1425 N. University Avenue                                                                  Provo                  UT
  73   4901 N. 10th Street                                                                        McAllen                TX
  74   1721 Pleasant Place                                                                        Arlington              TX
  75   Various                                                                                    Various                NC
 75-a  5223 Page Road                                                                             Durham                 NC
 75-b  2910 Sigman Street                                                                         Fayetteville           NC
  76   788 North Jefferson                                                                        Milwaukee              WI
  77   6800 South International Parkway                                                           McAllen                TX
  78   1160 US Highway 68                                                                         Maysville              KY
  79   16597 N. 92nd Street                                                                       Scottsdale             AZ
  80   16585 N. 92nd Street                                                                       Scottsdale             AZ
  81   8119-8133 Watson Street                                                                    McLean                 VA
  82   27403 Pacific Highway South                                                                Federal Way            WA
  83   965 East Van Buren Street                                                                  Avondale               AZ
  84   1261 Post Road                                                                             Fairfield              CT
  85   100, 200, & 250 Corporate Court                                                            South Plainfield       NJ
  86   13816 & 13820 Old Columbia Pike                                                            Silver Spring          MD
  87   280 Dobbs Ferry Road                                                                       White Plains           NY
  88   8767-8797 Irvine Center Drive                                                              Irvine                 CA
  89   2880 Woodland Hills Drive                                                                  Colorado Springs       CO
  90   4740 Reed Road                                                                             Upper Arlington        OH
  91   13800 Heacock Street                                                                       Moreno Valley          CA
  92   2498 Florence Harlee Boulevard                                                             Florence               SC
  93   2201 Poplar Street                                                                         Oakland                CA
  94   7220 Woodland Drive                                                                        Indianapolis           IN
  95   330 Bellam Boulevard                                                                       San Rafael             CA
  96   4801-4845 Pine Street                                                                      Philadelphia           PA
  97   Various                                                                                    Various             Various
 97-a  442 Metroplex Drive                                                                        Nashville              TN
 97-b  5528 Eubank Boulevard                                                                      Albuquerque            NM
 97-c  2102,2106,2108 W. Pioneer Parkway                                                          Pantego                TX
  98   720 Robb Drive, 6255 & 6275 Sharlands Avenue                                               Reno                   NV
  99   9641 Imperial Hwy                                                                          Downey                 CA
 100   1836 Ashley River Road                                                                     Charleston             SC
 101   10710-10750 South Eastern Avenue                                                           Henderson              NV
 102   12620 and 12624 Washington Lane                                                            Englewood              CO
 103   12155 Lioness Way                                                                          Lone Tree              CO
 104   924 Sheraton Drive                                                                         Mars                   PA
 105   2935 W. Maplewood Street                                                                   Springfield            MO
 106   3968 Tampa Road                                                                            Oldsmar                FL
 107   2415 Charleston Road                                                                       Mountain View          CA
 108   8866 Utica Avenue                                                                          Rancho Cucamonga       CA
 109   3437-3457 & 3421-3433 W. El Segundo and 12700-12712 Yukon                                  Hawthorne              CA
 110   2085 Valentine Avenue                                                                      Bronx                  NY
 111   16315 Highway 281 North                                                                    San Antonio            TX
 112   2601 East South Street                                                                     Long Beach             CA
 113   1064 Lee Road                                                                              Orlando                FL
 114   1700 S. Powerline Road                                                                     Deerfield Beach        FL
 115   1811 Bering Drive                                                                          Houston                TX
 116   1718-1730 Massachusetts Avenue                                                             Cambridge              MA
 117   961 West 17th Street                                                                       Costa Mesa             CA
 118   9259-9279 East US Highway 36                                                               Avon                   IN
 119   5445 W. Baseline Road                                                                      Laveen                 AZ
 120   2865 Ambassador Caffery Parkway and 4150 W. Congress Street                                Lafayette              LA
 121   17-33 and 45-69 East 11400 South Street                                                    Sandy                  UT
 122   3200 Como Avenue SE                                                                        Minneapolis            MN
 123   14202 US Highway 281 North                                                                 San Antonio            TX
 124   1322 Elton Road                                                                            Jennings               LA
 125   700, 715, 720, 735, 740 & 745 Hembree Place                                                Roswell                GA
 126   1360 & 1380 19th Hole Drive                                                                Windsor                CA
 127   13960 Golden Star Road                                                                     Grass Valley           CA
 128   2200 Haine Drive                                                                           Harlingen              TX
 129   2349 and 2351 North Watney Way                                                             Fairfield              CA
 130   2968-2990 Kildaire Farm Road                                                               Cary                   NC
 131   2165 Jerome Avenue                                                                         Bronx                  NY
 132   2677-2695 Mount Vernon Avenue                                                              Bakersfield            CA
 133   2425 N.E. Green Oaks Blvd.                                                                 Arlington              TX
 134   4660 Cahuenga Boulevard                                                                    Toluca Lake            CA
 135   4010 South 43rd Place                                                                      Phoenix                AZ
 136   2701, 2702, 2721, 2801 and 2821 3rd Avenue Southeast                                       Aberdeen               SD
 137   104 Suffolk Street                                                                         New York               NY
 138   4605 Larson Beach Road                                                                     McFarland              WI
 139   515 N. Milwaukee Street                                                                    Waterford              WI
 140   7401-7421 West Sunnyview Avenue                                                            Visalia                CA
 141   One Elm Street                                                                             Westfield              NJ
 142   3100 Larsen Lane                                                                           Bakersfield            CA
 143   9500 and 9600-9668 Springboro Pike                                                         Miamisburg             OH
 144   204-248 Skywatch Drive                                                                     Danville               KY
 145   500 S. Koeller Street                                                                      Oshkosh                WI
 146   Various                                                                                    Various             Various
146-a  6042 Mid Rivers Mall Drive                                                                 St. Peter's            MO
146-b  1941 West Fair Avenue                                                                      Lancaster              OH
146-c  5052 Madison Pike                                                                          Independence           KY
146-d  7789 Dixie Highway                                                                         Florence               KY
 147   11331-11339 West Camarillo Street                                                          Los Angeles            CA
 148   4256-4274 Telegraph Road                                                                   Ventura                CA
 149   5544 Timberhill Drive                                                                      San Antonio            TX
 150   9320 Hudson Road                                                                           Woodbury               MN
 151   11322-11338 Princeton Pike                                                                 Cincinnati             OH
 152   4350 Dixie Highway                                                                         Waterford Township     MI
 153   42-50 West Oakland Avenue                                                                  Columbus               OH
 154   1330 Memorial Drive                                                                        Watertown              WI
 155   713 West Center St.                                                                        Duncanville            TX
 156   3079-3129 Airport Road and 101-107 Harbin Avenue                                           Carson City            NV
 157   101-107 Townsend Street                                                                    Birmingham             MI
 158   2501 Highway 77 North                                                                      Panama City            FL
 159   1120 West La Palma Avenue                                                                  Anaheim                CA
 160   11012 West River Street                                                                    Truckee                CA
 161   201 St. Joseph Street                                                                      Mobile                 AL
 162   776 Bethlehem Pike                                                                         Montgomery             PA
 163   16111 Cypress Rosehill Road                                                                Cypress                TX
 164   4182 Wisconsin Avenue                                                                      Grand Chute            WI
 165   69068 Beebe Street                                                                         Richmond               MI
 166   107-121 E. 14th Avenue                                                                     Columbus               OH
 167   2320 West Washington Center Road                                                           Ft. Wayne              IN
 168   4901 Ashe Road                                                                             Bakersfield            CA
 169   4831 Warm Springs Road                                                                     Columbus               GA
 170   142-150 W 8th Ave                                                                          Columbus               OH
 171   34 Chittenden Avenue                                                                       Columbus               OH
 172   1109 & 1234 Kings Highway                                                                  Dallas                 TX
 173   3333 N. 7th Avenue                                                                         Phoenix                AZ
 174   8920 Barrons Blvd                                                                          Highlands Ranch        CO
 175   5 Harris Court, Bldgs. N & O                                                               Monterey               CA
 176   2883 S. Oneida Street                                                                      Ashwaubenon            WI
 177   315 Old Lebanon Dirt Road                                                                  Hermitage              TN
 178   2103 East State Road 10                                                                    Lake Village           IN
 179   2727 West North Avenue                                                                     Milwaukee              WI
 180   270 E 12th Ave                                                                             Columbus               OH
 181   1770 Summit St                                                                             Columbus               OH
 182   1000 West Morton Avenue                                                                    Jacksonville           IL
 183   9827 Bluebonnet Blvd                                                                       Baton Rouge            LA
 184   20 E 14th Ave                                                                              Columbus               OH
 185   Various                                                                                    Various                AL
185-a  2010 Saint Stephens Rd                                                                     Prichard               AL
185-b  105 Shelton Beach Rd                                                                       Saraland               AL

                                                                                        CUT-OFF DATE
                                                                  NET          UNITS   BALANCE PER NET
                          YEAR                 YEAR             RENTABLE        OF      RENTABLE AREA
  ID   ZIP CODE           BUILT              RENOVATED     AREA OR UNITS (7)  MEASURE    OR UNITS ($)
------------------------------------------------------------------------------------------------------

  1    Various           Various              Various              5,227,519   Sq Ft           141.92
 1-a    32746     1989, 1996, 1998-2001        2002                  835,201   Sq Ft
 1-b    78759             2001                  NAP                  357,689   Sq Ft
 1-c    32746        2001-2002, 2006            NAP                  458,259   Sq Ft
 1-d    33607           1985-1986               NAP                  371,473   Sq Ft
 1-e    35243        1988-1989, 1999           2004                  419,387   Sq Ft
 1-f    30309             1989                  NAP                  309,625   Sq Ft
 1-g    32746             2004                  NAP                  237,191   Sq Ft
 1-h    33607           1982-1984               NAP                  294,369   Sq Ft
 1-i    32746             2002                 2004                  199,585   Sq Ft
 1-j    35244          1987, 1990               NAP                  306,143   Sq Ft
 1-k    35243          1987, 1999              2004                  210,984   Sq Ft
 1-l    33764          1987, 1994              1997                  212,882   Sq Ft
 1-m    35243             1982                 2005                  166,590   Sq Ft
 1-n    35243             1989                 2004                  125,462   Sq Ft
 1-o    35203             1982                 2004                  170,850   Sq Ft
 1-p    28211             1981                 2005                  202,817   Sq Ft
 1-q    32751             1984                  NAP                  155,730   Sq Ft
 1-r    32746             1997                  NAP                   87,066   Sq Ft
 1-s    35209             1978                 2004                  106,216   Sq Ft
  2    Various           Varous               Various              1,195,929   Sq Ft           130.44
 2-a    61820          1976, 2005              1999                  796,718   Sq Ft
 2-b    65203             1985                 2004                  399,211   Sq Ft
  3    Various           Various              Various              3,445,000   Sq Ft            28.30
 3-a    75236             1967              1981, 1986             1,220,000   Sq Ft
 3-b    60652     1967, 1968, 1976-1977         NAP                  820,000   Sq Ft
 3-c    21632             1974           1986, 1999, 2000            405,000   Sq Ft
 3-d    30013           1967-1976               NAP                  367,000   Sq Ft
 3-e    30904             1947              1959, 1982               364,000   Sq Ft
 3-f    61802             1957                 1991                  269,000   Sq Ft
  4     22031          1987, 1989               NAP                  393,159   Sq Ft           223.83
  5    Various           Various              Various                  9,423   Rooms        49,347.34
 5-a    60611             2001                  NAP                      195   Rooms
 5-b    22303             1988                 2003                      115   Rooms
 5-c    07094             1986                 2005                      170   Rooms
 5-d    19029             1985                 2001                      135   Rooms
 5-e    78205             1997                  NAP                      215   Rooms
 5-f    22903             1997                 2006                      135   Rooms
 5-g    34104             1995                  NAP                      157   Rooms
 5-h    01801             1995                 2006                      159   Rooms
 5-i    19047             1987                 2004                       91   Rooms
 5-j    19053             1988                 2004                      162   Rooms
 5-k    33610             1983                 2004                      108   Rooms
 5-l    78041             1996                 2006                      150   Rooms
 5-m    20794             1988                 2003                      108   Rooms
 5-n    70816             1986                  NAP                      109   Rooms
 5-o    20745             1988                 2003                      120   Rooms
 5-p    85743             1996                 2006                      133   Rooms
 5-q    12205             1984                 2005                      115   Rooms
 5-r    32608             1998                 2006                      129   Rooms
 5-s    63110             1985                 2006                      110   Rooms
 5-t    08054             1981                 2004                      108   Rooms
 5-u    14026             1985                 2005                      109   Rooms
 5-v    29406             1985                 2006                      109   Rooms
 5-w    14467             1980                 2005                      108   Rooms
 5-x    36606             1983                  NAP                      108   Rooms
 5-y    13502             1987                 2005                      112   Rooms
 5-z    06460             1989                 2005                      110   Rooms
 5-aa   18109             1984                 2005                      115   Rooms
 5-ab   16066             1982                 2006                      108   Rooms
 5-ac   60515             1983                 2005                      134   Rooms
 5-ad   48091             1982                 2004                      136   Rooms
 5-ae   40503             1988                 2006                      117   Rooms
 5-af   85714             1995                 2004                      118   Rooms
 5-ag   20708             1987                 2003                      120   Rooms
 5-ah   20706             1985                 2001                      102   Rooms
 5-ai   14226             1984                 2005                      108   Rooms
 5-aj   13206             1986                 2005                      114   Rooms
 5-ak   78744             1998                  NAP                      137   Rooms
 5-al   60527             1987                 2001                      109   Rooms
 5-am   27603             1998                  NAP                      133   Rooms
 5-an   79912             1996                  NAP                      123   Rooms
 5-ao   21001             1985                 2004                      109   Rooms
 5-ap   27511             1996                  NAP                      129   Rooms
 5-aq   48124             1988                 2004                      111   Rooms
 5-ar   44312             1990                 2005                      121   Rooms
 5-as   29223             1983                  NAP                      108   Rooms
 5-at   14075             1980                 2005                      108   Rooms
 5-au   27403             1983                  NAP                      108   Rooms
 5-av   01772             1982                 2006                      108   Rooms
 5-aw   61108             1979                 2006                      108   Rooms
 5-ax   17110             1979                  NAP                      110   Rooms
 5-ay   03079             1986                 2005                      108   Rooms
 5-az   46268             1979                  NAP                      108   Rooms
 5-ba   48309             1988                 2004                      111   Rooms
 5-bb   43068             1978                 2003                      108   Rooms
 5-bc   32819             1989                 2004                      134   Rooms
 5-bd   30144             1988                  NAP                      135   Rooms
 5-be   25705             1984                  NAP                      108   Rooms
 5-bf   40505             1980                 2006                      108   Rooms
 5-bg   46514             1975                  NAP                       80   Rooms
 5-bh   44130             1981                 2004                      116   Rooms
 5-bi   37214             1990                  NAP                      120   Rooms
 5-bj   60005             1984                 2004                      136   Rooms
 5-bk   43606             1989                 2006                      117   Rooms
 5-bl   61820             1987                  NAP                      112   Rooms
 5-bm   40218             1985                 2005                      110   Rooms
 5-bn   25526             1975                  NAP                       79   Rooms
 5-bo   44145             1983                 2004                       98   Rooms
 5-bp   48180             1988                 2004                      111   Rooms
 5-bq   70507             1986                  NAP                      108   Rooms
 5-br   43017             1985                 2003                      106   Rooms
 5-bs   77084             1996                  NAP                      122   Rooms
 5-bt   48111             1988                 2004                      112   Rooms
 5-bu   46360             1974                  NAP                       79   Rooms
 5-bv   32218             1982                 2006                      108   Rooms
 5-bw   48170             1975                 2004                      109   Rooms
 5-bx   02048             2000                  NAP                      134   Rooms
 5-by   45414             1976                 2006                      108   Rooms
 5-bz   40222             1978                 2005                      108   Rooms
 5-ca   75063             1985                 2006                      156   Rooms
  6     77042           1980-1994              2004                      600   Rooms       128,030.00
  7     30260             1976                 1999                  273,997   Sq Ft           364.97
  8     23510             1991                 2007                      405   Rooms       153,086.42
  9     11201             1995                  NAP                  216,000   Sq Ft           282.41
  10    11205             1926              1945, 2001                   136   Units       345,588.24
  11    44023           2002-2003               NAP                  478,000   Sq Ft            97.40
  12    21204          1983, 1987               NAP                  307,660   Sq Ft           130.01
  13    20176             1991                  NAP                  316,569   Sq Ft           125.09
  14   Various           Various              Various                726,228   Sq Ft            53.91
 14-a   08810             1980                 1997                  295,000   Sq Ft
 14-b   92807             1974                 1996                  172,076   Sq Ft
 14-c   30336       1975, 1978, 1991           1991                  259,152   Sq Ft
  15    19341           2003-2007               NAP                      243   Units       131,687.24
  16    06611             1985                  NAP                      323   Rooms        92,879.26
  17    89119             1998                  NAP                      456   Units        60,307.02
  18   Various           Various                NAP                      420   Rooms        64,145.35
 18-a   49686             1986                  NAP                      125   Rooms
 18-b   46268             2007                  NAP                       82   Rooms
 18-c   49009             2003                  NAP                       78   Rooms
 18-d   46737             1998                  NAP                       75   Rooms
 18-e   46368             1999                  NAP                       60   Rooms
  19   Various           Various              Various                    437   Rooms        61,501.38
 19-a   33765             1964                 2006                      174   Rooms
 19-b   49684             1995                 2005                      119   Rooms
 19-c   47403             2007                  NAP                       82   Rooms
 19-d   46350             2001                  NAP                       62   Rooms
  20    78238             1995                  NAP                  215,744   Sq Ft           124.22
  21   Various           Various              Various                    328   Rooms        79,883.24
 21-a   46225             1887                 2006                       92   Rooms
 21-b   49770             2002                  NAP                       77   Rooms
 21-c   46168             2003                  NAP                       82   Rooms
 21-d   46383             2001                  NAP                       77   Rooms
  22    77089             1997                  NAP                  130,891   Sq Ft           199.39
  23    43016             2006                  NAP                  178,198   Sq Ft           145.44
  24    60632             1991                  NAP                  259,144   Sq Ft            97.24
  25    38501             1998               2004-2005               211,483   Sq Ft           115.28
  26    55306             1970               2005-2006                   319    Pads        37,629.21
  27    21771             1978                  NAP                      101    Pads        37,629.21
  28    26505             1972                  NAP                      203   Pads         37,629.21
  29    30097             2006                  NAP                      210   Units       109,523.81
  30    91780             1991                  NAP                  105,223   Sq Ft           213.83
  31    75149           1997-1998               NAP                  130,890   Sq Ft           168.97
  32   Various           Various                NAP                  465,648   Sq Ft            47.33
 32-a   78217             1976                  NAP                  328,412   Sq Ft
 32-b   78247             1983                  NAP                  137,236   Sq Ft
  33    21702             1986                 2007                  251,676   Sq Ft            87.41
  34    76706             2006                  NAP                      195   Units       112,820.51
  35    95133           1955-1978              2001                  240,000   Sq Ft            87.42
  36    89074             1997                  NAP                  112,267   Sq Ft           183.49
  37    34655             2003                  NAP                  199,554   Sq Ft           100.52
  38    08753             2007                  NAP                   98,210   Sq Ft           199.98
  39    95928             1992                 2007                      131   Units       145,483.09
  40    84604             1976                 2005                      191   Units        90,052.36
  41    90022             1960                 2007                  149,776   Sq Ft           113.20
  42    44460             2007                  NAP                   14,654   Sq Ft           310.40
  43    44663             2007                  NAP                   11,157   Sq Ft           310.40
  44    41139             2007                  NAP                   11,157   Sq Ft           310.40
  45    47161             2007                  NAP                   14,564   Sq Ft           310.40
  46    98681             1964                 2007                  117,443   Sq Ft           131.38
  47    84604             1978                 2002                      154   Units        96,753.25
  48    92504             1980                 2006                      208   Units        69,471.15
  49    10701             1971                  NAP                   81,252   Sq Ft           175.38
  50    78416             1982                 1999                   94,894   Sq Ft           134.89
  51    46517             1972                 2005                  588,971   Sq Ft            21.72
  52    29406             2007                  NAP                      125   Rooms        98,250.43
  53    75234             1961                 2005                  178,292   Sq Ft            67.31
  54    94578           1979-1992               NAP                   48,178   Sq Ft           244.93
  55    80918             1984                  NAP                      280   Units        41,607.14
  56    71303             1986                  NAP                      320   Units        35,976.56
 56-a   71303             1986                  NAP                      152   Units
 56-b   71303             1986                  NAP                      168   Units
  57    03076             1970                  NAP                  124,403   Sq Ft            88.42
  58    01830             2006                  NAP                   33,937   Sq Ft           321.18
  59    80301             1984                 2001                   72,836   Sq Ft           145.53
  60   Various           Various              Various                248,500   Sq Ft            41.41
 60-a   37204             1962              1999, 2003               184,727   Sq Ft
 60-b   80216             1963              2003, 2006                63,773   Sq Ft
  61    94534             2006                  NAP                   46,250   Sq Ft           220.32
  62    94513             2007                  NAP                   30,184   Sq Ft           322.19
  63    07827             1969                 2002                  114,393   Sq Ft            83.05
  64    32746             1986               2005-2006                69,389   Sq Ft           134.03
  65    32819             1984                 2007                      222   Rooms        40,540.54
  66    03824    1700, 1880, 1965, 1980        1972                      102   Units        88,235.29
  67    85251             2007                  NAP                   21,374   Sq Ft           421.07
  68    96782             2006                  NAP                   15,401   Sq Ft           584.38
  69    98003           1976-1979               NAP                  158,078   Sq Ft            56.56
  70    93291             2005                  NAP                  230,300   Sq Ft            37.78
  71    60540             1996                  NAP                   70,830   Sq Ft           118.59
  72    84604             1992                  NAP                      160   Units        51,250.00
  73    78504             1979                 1990                   86,524   Sq Ft            94.77
  74    76015             1995                  NAP                      102   Rooms        80,392.16
  75   Various           Various               2007                      204   Rooms        38,590.07
 75-a   27703             1998                 2007                       85   Rooms
 75-b   28303             1973                 2007                      119   Rooms
  76    53202          1968, 1973            1997-2001               106,393   Sq Ft            71.90
  77    78503             1997                  NAP                  209,140   Sq Ft            36.37
  78    41056             1976                 1994                  156,597   Sq Ft            48.19
  79    85260             2006                  NAP                   28,668   Sq Ft           143.24
  80    85260             2006                  NAP                   23,539   Sq Ft           143.24
  81    22102       1968, 1974, 2006            NAP                   17,004   Sq Ft           435.19
  82    98003           2006-2007               NAP                   45,000   Sq Ft           164.44
  83    85323             2006                  NAP                   41,900   Sq Ft           173.03
  84    06824             1979                 2007                   20,130   Sq Ft           357.68
  85    07080          1982, 1984               NAP                   90,000   Sq Ft            79.11
  86    20904             1987                  NAP                   41,992   Sq Ft           166.70
  87    10607             1919                 2001                   30,242   Sq Ft           231.47
  88    92618             1997                  NAP                   41,395   Sq Ft           168.94
  89    80918             1983                  NAP                      160   Units        43,125.00
  90    43220             2007                  NAP                   34,620   Sq Ft           199.31
  91    92553             1991                  NAP                   76,217   Sq Ft            87.91
  92    29506             2007                  NAP                   82,595   Sq Ft            79.30
  93    94607             1956                 2001                  189,141   Sq Ft            34.37
  94    46278             1990                 1995                      121   Rooms        53,670.63
  95    94901             1979                  NAP                   36,009   Sq Ft           177.73
  96    19143             1925                 2006                       77   Units        80,857.14
  97   Various           Various                NAP                  133,744   Sq Ft            45.91
 97-a   37211             1983                  NAP                   71,181   Sq Ft
 97-b   87111             1984                  NAP                   37,799   Sq Ft
 97-c   76013           1982-1983               NAP                   24,764   Sq Ft
  98    89523             2005                  NAP                   47,109   Sq Ft           127.36
  99    90242             2001                  NAP                   66,962   Sq Ft            89.60
 100    29407             1985                  NAP                   33,972   Sq Ft           174.10
 101    89052             2006                  NAP                   24,247   Sq Ft           243.33
 102    80124           2005-2006               NAP                   16,400   Sq Ft           257.39
 103    80134             2007                  NAP                    5,940   Sq Ft           257.39
 104    16046             1996                 2006                      103   Rooms        54,611.65
 105    65807             2006                  NAP                       96   Units        58,333.33
 106    34677             2002                  NAP                   39,150   Sq Ft           140.49
 107    94043             1968                 2007                   20,500   Sq Ft           262.98
 108    91730             1987                  NAP                   90,672   Sq Ft            57.35
 109    90250             1958                 1984                   68,672   Sq Ft            74.27
 110    10457             1929                 2004                       80   Units        63,750.00
 111    78232             1999                  NAP                       67   Rooms        75,000.00
 112    90805             1987                  NAP                   75,515   Sq Ft            66.21
 113    32810             2007                  NAP                   22,800   Sq Ft           219.30
 114    33442             1999                  NAP                   63,900   Sq Ft            78.25
 115    77057             1981                 2006                   78,235   Sq Ft            62.63
 116    02139             1920                 1968                   14,066   Sq Ft           346.58
 117    92627          1964, 1986              1985                   70,894   Sq Ft            67.71
 118    46123             2006                  NAP                   20,599   Sq Ft           233.02
 119    85339             2006                  NAP                   68,160   Sq Ft            68.33
 120    70506             2000                  NAP                   27,142   Sq Ft           169.48
 121    84070          2002, 2007               NAP                   15,570   Sq Ft           289.02
 122    55414             1940                 1980                  119,649   Sq Ft            37.53
 123    78232             1997                  NAP                       65   Rooms        67,307.69
 124    70546             1983                 2005                   54,519   Sq Ft            77.95
 125    30076             1989                  NAP                   48,010   Sq Ft            87.48
 126    95492             2005                  NAP                   20,408   Sq Ft           204.24
 127    95949             1989                  NAP                       96    Pads        43,229.17
 128    78550             1982                  NAP                   40,053   Sq Ft           102.90
 129    94533             1987                  NAP                   72,189   Sq Ft            55.96
 130    27511             1991                 2005                   52,035   Sq Ft            76.87
 131    10453             1922                  NAP                   25,409   Sq Ft           151.15
 132    93306             1974                 2005                   25,355   Sq Ft           146.87
 133    76006             1985                  NAP                   30,600   Sq Ft           117.65
 134    91602             1962                  NAP                       28   Units       125,964.29
 135    85040             1986                  NAP                   48,865   Sq Ft            71.53
 136    57401             1992                 2000                       59   Units        59,086.48
 137    10002             1894                 2006                       20   Units       170,000.00
 138    53558             2007                  NAP                   14,550   Sq Ft           231.62
 139    53185             1996                  NAP                   42,856   Sq Ft            75.77
 140    93291             1985                  NAP                  102,480   Sq Ft            31.23
 141    07090             1922                 2006                   10,800   Sq Ft           296.30
 142    93304           1993-2005               NAP                   83,765   Sq Ft            38.17
 143    45342             2007                  NAP                   14,450   Sq Ft           219.72
 144    40422             2001                  NAP                   29,800   Sq Ft           105.61
 145    54902             2007                  NAP                   15,564   Sq Ft           195.79
 146   Various           Various                NAP                   34,696   Sq Ft            87.21
146-a   63304             2007                  NAP                    7,654   Sq Ft
146-b   43130             2006                  NAP                    9,014   Sq Ft
146-c   41051             2007                  NAP                    9,014   Sq Ft
146-d   41042             2007                  NAP                    9,014   Sq Ft
 147    91602             2007                  NAP                    7,423   Sq Ft           390.32
 148    93003             1965                 2007                   15,000   Sq Ft           189.83
 149    78238             1983              2005, 2006                   108   Units        23,925.93
 150    55125             2007                  NAP                   14,950   Sq Ft           167.89
 151    45246             1990                  NAP                   20,346   Sq Ft           122.67
 152    48329             1998                  NAP                   11,180   Sq Ft           221.41
 153    43201             1966                  NAP                       72   Units        33,680.56
 154    53098             2007                  NAP                   27,000   Sq Ft            88.70
 155    75116             1982                 2001                       80   Units        28,723.76
 156    89706          1997, 1998               NAP                       32   Units        71,685.99
 157    48009             1968                 2006                   11,700   Sq Ft           194.44
 158    32405             1989                  NAP                   55,206   Sq Ft            40.47
 159    92801           1962-1964               NAP                   19,953   Sq Ft           110.26
 160    96160             1977                 2005                   15,597   Sq Ft           131.00
 161    36602             1930                 2000                   24,376   Sq Ft            82.67
 162    18936             1975                 2007                    3,852   Sq Ft           517.24
 163    77429             2001                  NAP                   53,250   Sq Ft            36.62
 164    54913             2007                  NAP                    9,467   Sq Ft           202.39
 165    48062             1973                  NAP                      104   Units        18,250.41
 166    43201             1966                  NAP                       15   Units       123,466.67
 167    46818             1977                  NAP                      295    Pads         6,095.57
 168    93313             2007                  NAP                   28,580   Sq Ft            61.12
 169    31906             2006                  NAP                       32   Units        54,246.53
 170    43201             1965                 2005                       16   Units       103,312.50
 171    43201             1970                  NAP                       24   Units        64,708.33
 172    75208          1921, 1926              2007                       16   Units        89,605.15
 173    85013             1961                 2002                   13,424   Sq Ft           105.04
 174    80129             2001              2006, 2007                 9,979   Sq Ft           140.29
 175    93940             1989                  NAP                   18,590   Sq Ft            69.86
 176    54304             2006                  NAP                    6,680   Sq Ft           194.07
 177    37076             2007                  NAP                   12,016   Sq Ft           107.68
 178    46349             1970                  NAP                      108    Pads        10,857.71
 179    53208             1994                  NAP                   13,500   Sq Ft            79.56
 180    43201             1965                 2004                       18   Units        57,388.89
 181    43201             1965                 2004                       18   Units        56,555.56
 182    62650             2005                  NAP                    7,000   Sq Ft           139.11
 183    70810             2007                  NAP                    2,346   Sq Ft           389.08
 184    43201             1964                 2006                       20   Units        42,300.00
 185   Various           Various                NAP                    2,861   Sq Ft           238.38
185-a   36610             1978                  NAP                    1,152   Sq Ft
185-b   36571             1980                  NAP                    1,709   Sq Ft

       PREPAYMENT
       PROVISIONS
  ID   (# OF PAYMENTS) (8)
-----------------------------------------------------------------

  1    LO(29)/Defeasance(51)/Open(4)
 1-a
 1-b
 1-c
 1-d
 1-e
 1-f
 1-g
 1-h
 1-i
 1-j
 1-k
 1-l
 1-m
 1-n
 1-o
 1-p
 1-q
 1-r
 1-s
  2    LO(24)/Defeasance(34)/Open(4)
 2-a
 2-b
  3    GRTR3% or YM(23)/GRTR1% or YM(96)/Open(1)
 3-a
 3-b
 3-c
 3-d
 3-e
 3-f
  4    LO(26)/Defeasance(90)/Open(4)
  5    LO(27)/Flex(89)/Open(4)
 5-a
 5-b
 5-c
 5-d
 5-e
 5-f
 5-g
 5-h
 5-i
 5-j
 5-k
 5-l
 5-m
 5-n
 5-o
 5-p
 5-q
 5-r
 5-s
 5-t
 5-u
 5-v
 5-w
 5-x
 5-y
 5-z
 5-aa
 5-ab
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
 5-am
 5-an
 5-ao
 5-ap
 5-aq
 5-ar
 5-as
 5-at
 5-au
 5-av
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
 5-ca
  6    LO(25)/Defeasance(93)/Open(2)
  7    LO(24)/Defeasance(92)/Open(4)
  8    LO(28)/Defeasance(30)/Open(2)
  9    LO(26)/Defeasance(87)/Open(7)
  10   LO(28)/GRTR1% or YM(55)/Open(1)
  11   LO(25)/Defeasance(93)/Open(2)
  12   LO(24)/Defeasance(91)/Open(5)
  13   GRTR1% or YM(115)/Open(5)
  14   GRTR1% or YM(119)/Open(1)
 14-a
 14-b
 14-c
  15   LO(24)/Defeasance(94)/Open(2)
  16   LO(27)/Flex(89)/Open(4)
  17   LO(25)/Defeasance(92)/Open(3)
  18   LO(26)/Defeasance(92)/Open(2)
 18-a
 18-b
 18-c
 18-d
 18-e
  19   LO(26)/Defeasance(92)/Open(2)
 19-a
 19-b
 19-c
 19-d
  20   LO(25)/Defeasance(92)/Open(3)
  21   LO(26)/Defeasance(92)/Open(2)
 21-a
 21-b
 21-c
 21-d
  22   LO(26)/Defeasance(32)/Open(2)
  23   LO(47)/GRTR1% or YM(69)/Open(4)
  24   LO(27)/Defeasance(92)/Open(1)
  25   LO(35)/Defeasance(81)/Open(4)
  26   LO(35)/Defeasance(81)/Open(4)
  27   LO(35)/Defeasance(81)/Open(4)
  28   LO(35)/Defeasance(81)/Open(4)
  29   LO(27)/Defeasance(36)/Open(3)
  30   LO(27)/Defeasance(90)/Open(3)
  31   LO(26)/Defeasance(32)/Open(2)
  32   LO(28)/Defeasance(91)/Open(1)
 32-a
 32-b
  33   LO(31)/Defeasance(85)/Open(4)
  34   LO(26)/Defeasance(93)/Open(1)
  35   LO(25)/GRTR1% or YM(93)/Open(2)
  36   LO(27)/Defeasance(53)/Open(4)
  37   LO(13)/GRTR1% or YM(45)/Open(2)
  38   LO(27)/Defeasance(92)/Open(1)
  39   LO(26)/Defeasance(92)/Open(2)
  40   LO(26)/Defeasance(92)/Open(2)
  41   LO(35)/Flex(91)/Open(2)
  42   GRTR3% or YM(27)/GRTR3% or YM or Def(20)/Flex(69)/Open(4)
  43   GRTR3% or YM(27)/GRTR3% or YM or Def(20)/Flex(69)/Open(4)
  44   GRTR3% or YM(27)/GRTR3% or YM or Def(20)/Flex(69)/Open(4)
  45   GRTR3% or YM(27)/GRTR3% or YM or Def(20)/Flex(69)/Open(4)
  46   LO(30)/Defeasance(87)/Open(3)
  47   LO(27)/Defeasance(91)/Open(2)
  48   LO(26)/Defeasance(32)/Open(2)
  49   LO(26)/Defeasance(93)/Open(1)
  50   LO(25)/Defeasance(93)/Open(2)
  51   LO(26)/Defeasance(92)/Open(2)
  52   LO(26)/Defeasance(31)/Open(3)
  53   LO(49)/GRTR1% or YM(66)/Open(5)
  54   LO(35)/Defeasance(81)/Open(4)
  55   LO(23)/GRTR1% or YM(95)/Open(2)
  56   LO(40)/Defeasance(78)/Open(2)
 56-a
 56-b
  57   GRTR3% or YM(25)/GRTR1% or YM(94)/Open(1)
  58   LO(27)/Defeasance(92)/Open(1)
  59   LO(35)/Flex(81)/Open(4)
  60   LO(35)/Defeasance(81)/Open(4)
 60-a
 60-b
  61   LO(35)/Defeasance(81)/Open(4)
  62   LO(35)/Defeasance(81)/Open(4)
  63   GRTR1% or YM(118)/Open(2)
  64   LO(24)/Defeasance(94)/Open(2)
  65   LO(35)/Defeasance(83)/Open(2)
  66   LO(28)/Defeasance(91)/Open(1)
  67   LO(31)/Defeasance(87)/Open(2)
  68   LO(26)/Defeasance(92)/Open(2)
  69   LO(35)/Defeasance(81)/Open(4)
  70   LO(28)/Defeasance(88)/Open(4)
  71   LO(48)/GRTR1% or YM(83)/Open(1)
  72   LO(26)/Defeasance(92)/Open(2)
  73   LO(28)/Defeasance(90)/Open(2)
  74   LO(35)/Defeasance(83)/Open(2)
  75   LO(27)/Defeasance(91)/Open(2)
 75-a
 75-b
  76   LO(25)/Defeasance(91)/Open(4)
  77   LO(35)/Defeasance(81)/Open(4)
  78   LO(27)/Defeasance(91)/Open(2)
  79   LO(28)/Defeasance(90)/Open(2)
  80   LO(28)/Defeasance(90)/Open(2)
  81   LO(48)/GRTR1% or YM(68)/Open(4)
  82   LO(35)/Defeasance(81)/Open(4)
  83   LO(28)/Defeasance(90)/Open(2)
  84   LO(27)/Defeasance(92)/Open(1)
  85   LO(27)/Defeasance(91)/Open(2)
  86   LO(25)/Defeasance(91)/Open(4)
  87   LO(27)/GRTR1% or YM(90)/Open(3)
  88   GRTR1% or YM(118)/Open(2)
  89   LO(23)/GRTR1% or YM(95)/Open(2)
  90   LO(47)/GRTR1% or YM(68)/Open(5)
  91   LO(27)/Defeasance(91)/Open(2)
  92   LO(27)/Defeasance(32)/Open(1)
  93   LO(28)/Defeasance(88)/Open(4)
  94   LO(25)/Defeasance(91)/Open(4)
  95   LO(31)/Defeasance(27)/Open(2)
  96   LO(27)/Flex(91)/Open(2)
  97   LO(25)/Defeasance(93)/Open(2)
 97-a
 97-b
 97-c
  98   LO(25)/Defeasance(93)/Open(2)
  99   LO(35)/Flex(81)/Open(4)
 100   LO(28)/Defeasance(88)/Open(4)
 101   LO(36)/GRTR1% or YM(80)/Open(4)
 102   LO(36)/Defeasance(80)/Open(4)
 103   LO(25)/Defeasance(80)/Open(4)
 104   LO(35)/Defeasance(81)/Open(4)
 105   LO(25)/Defeasance(91)/Open(4)
 106   LO(48)/GRTR1% or YM(65)/Open(7)
 107   LO(35)/Flex(81)/Open(4)
 108   LO(35)/Defeasance(81)/Open(4)
 109   LO(48)/GRTR1% or YM(67)/Open(5)
 110   GRTR2% or YM(59)/Open(1)
 111   LO(35)/Flex(81)/Open(4)
 112   LO(35)/GRTR1% or YM(81)/Open(4)
 113   LO(25)/GRTR1% or YM(91)/Open(4)
 114   LO(25)/Defeasance(90)/Open(5)
 115   LO(25)/Defeasance(93)/Open(2)
 116   LO(29)/Defeasance(90)/Open(1)
 117   LO(35)/GRTR1% or YM(81)/Open(4)
 118   LO(24)/Defeasance(92)/Open(4)
 119   LO(31)/Defeasance(95)/Open(6)
 120   LO(26)/Defeasance(92)/Open(2)
 121   LO(24)/Defeasance(92)/Open(4)
 122   LO(27)/Defeasance(31)/Open(2)
 123   LO(35)/Flex(81)/Open(4)
 124   LO(25)/Defeasance(93)/Open(2)
 125   LO(28)/Defeasance(90)/Open(2)
 126   LO(35)/Flex(81)/Open(4)
 127   LO(35)/Defeasance(81)/Open(4)
 128   LO(35)/Defeasance(81)/Open(4)
 129   LO(35)/Flex(81)/Open(4)
 130   LO(27)/Defeasance(91)/Open(2)
 131   LO(27)/GRTR1% or YM(89)/Open(4)
 132   LO(27)/Defeasance(92)/Open(1)
 133   LO(27)/Defeasance(91)/Open(2)
 134   LO(29)/Defeasance(87)/Open(4)
 135   LO(25)/GRTR1% or YM(93)/Open(2)
 136   LO(35)/Defeasance(81)/Open(4)
 137   LO(35)/Flex(45)/Open(4)
 138   LO(35)/Defeasance(81)/Open(4)
 139   LO(25)/Defeasance(91)/Open(4)
 140   LO(27)/Defeasance(89)/Open(4)
 141   LO(35)/Defeasance(83)/Open(2)
 142   LO(35)/Defeasance(81)/Open(4)
 143   LO(47)/GRTR1% or YM(69)/Open(4)
 144   LO(25)/GRTR1% or YM(93)/Open(2)
 145   LO(35)/Defeasance(81)/Open(4)
 146   GRTR3% or YM(24)/GRTR1% or YM(3)/Flex(89)/Open(4)
146-a
146-b
146-c
146-d
 147   LO(25)/GRTR1% or YM(57)/Open(2)
 148   LO(35)/Flex(81)/Open(4)
 149   LO(35)/Flex(21)/Open(4)
 150   LO(35)/Defeasance(81)/Open(4)
 151   LO(26)/GRTR1% or YM(92)/Open(2)
 152   LO(35)/Defeasance(81)/Open(4)
 153   LO(35)/Defeasance(81)/Open(4)
 154   LO(35)/Defeasance(81)/Open(4)
 155   LO(25)/Flex(88)/Open(7)
 156   LO(35)/Defeasance(81)/Open(4)
 157   LO(35)/Defeasance(81)/Open(4)
 158   LO(35)/Defeasance(81)/Open(4)
 159   LO(35)/Defeasance(81)/Open(4)
 160   LO(35)/Flex(81)/Open(4)
 161   LO(35)/Defeasance(81)/Open(4)
 162   LO(28)/GRTR1% or YM(88)/Open(4)
 163   LO(35)/Defeasance(81)/Open(4)
 164   LO(35)/Defeasance(81)/Open(4)
 165   LO(25)/Defeasance(91)/Open(4)
 166   LO(35)/Defeasance(81)/Open(4)
 167   LO(25)/Defeasance(91)/Open(4)
 168   LO(35)/Flex(81)/Open(4)
 169   LO(35)/Defeasance(83)/Open(2)
 170   LO(35)/Defeasance(81)/Open(4)
 171   LO(35)/Defeasance(81)/Open(4)
 172   LO(35)/Defeasance(81)/Open(4)
 173   LO(35)/Defeasance(81)/Open(4)
 174   LO(35)/Flex(21)/Open(4)
 175   LO(35)/Flex(81)/Open(4)
 176   LO(35)/Defeasance(81)/Open(4)
 177   LO(25)/GRTR1% or YM(93)/Open(2)
 178   LO(35)/GRTR1% or YM(81)/Open(4)
 179   LO(35)/Flex(81)/Open(4)
 180   LO(35)/Defeasance(81)/Open(4)
 181   LO(35)/Defeasance(81)/Open(4)
 182   LO(25)/GRTR1% or YM(93)/Open(2)
 183   LO(35)/Defeasance(81)/Open(4)
 184   LO(35)/Defeasance(81)/Open(4)
 185   LO(35)/Defeasance(81)/Open(4)
185-a
185-b

                THIRD     THIRD MOST    SECOND     SECOND MOST               MOST RECENT
             MOST RECENT  RECENT NOI  MOST RECENT  RECENT NOI   MOST RECENT      NOI
  ID           NOI ($)       DATE        NOI ($)      DATE         NOI ($)      DATE
----------------------------------------------------------------------------------------

  1                                                              59,546,991  12/31/2006
 1-a
 1-b
 1-c
 1-d
 1-e
 1-f
 1-g
 1-h
 1-i
 1-j
 1-k
 1-l
 1-m
 1-n
 1-o
 1-p
 1-q
 1-r
 1-s
  2           20,661,308  12/31/2005   21,627,823  12/31/2006    20,784,127   8/31/2007
 2-a
 2-b
  3
 3-a
 3-b
 3-c
 3-d
 3-e
 3-f
  4            6,889,316  12/31/2004    7,101,594  12/31/2005     7,683,045  12/31/2006
  5           42,449,286  12/31/2005   49,493,169  12/31/2006    51,927,869   9/30/2007
 5-a
 5-b
 5-c
 5-d
 5-e
 5-f
 5-g
 5-h
 5-i
 5-j
 5-k
 5-l
 5-m
 5-n
 5-o
 5-p
 5-q
 5-r
 5-s
 5-t
 5-u
 5-v
 5-w
 5-x
 5-y
 5-z
 5-aa
 5-ab
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
 5-am
 5-an
 5-ao
 5-ap
 5-aq
 5-ar
 5-as
 5-at
 5-au
 5-av
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
 5-ca
  6            4,657,643  12/31/2005    6,008,888  12/31/2006     7,725,433   9/30/2007
  7           10,463,823  12/31/2005   10,401,433  12/31/2006    10,519,171   8/31/2007
  8            6,325,338  12/31/2005    6,761,485  12/31/2006     7,245,879  10/31/2007
  9            4,775,252   1/31/2006    5,002,867   1/31/2007     4,911,170   7/31/2007
  10                                    3,260,452  12/31/2005     3,289,171  12/31/2006
  11           3,967,148  12/31/2004    4,013,456  12/31/2005     4,060,923  12/31/2006
  12           3,366,387  12/31/2004    2,839,143  12/31/2005     3,182,185  12/31/2006
  13           3,136,138  12/31/2005    3,001,038  12/31/2006     3,509,210   9/30/2007
  14
 14-a
 14-b
 14-c
  15                                    1,053,335  12/31/2005     1,487,406  12/31/2006
  16                                    1,045,795  12/31/2005     3,103,078  12/31/2006
  17           2,767,449  12/31/2004    3,076,763  12/31/2005     3,084,623  12/31/2006
  18           2,133,846  12/31/2005    2,437,815  12/31/2006     3,326,361   7/31/2007
 18-a
 18-b
 18-c
 18-d
 18-e
  19           1,763,647  12/31/2005    2,340,806  12/31/2006     3,128,565   7/31/2007
 19-a
 19-b
 19-c
 19-d
  20           2,254,630  12/31/2005    2,565,939  12/31/2006     2,691,323   8/31/2007
  21           1,996,158  12/31/2005    2,434,008  12/31/2006     3,664,206   7/31/2007
 21-a
 21-b
 21-c
 21-d
  22
  23
  24           1,502,463  12/31/2004    2,059,385  12/31/2005     2,085,798  12/31/2006
  25           1,928,394  12/31/2005    2,006,030  12/31/2006     2,045,872   4/30/2007
  26             970,313  12/31/2005      879,306  12/31/2006       947,015   6/30/2007
  27             441,888  12/31/2005      418,319  12/31/2006       435,468   6/30/2007
  28             382,551  12/31/2005      406,301  12/31/2006       413,250   6/30/2007
  29
  30           2,120,774  12/31/2005    2,248,864  12/31/2006     2,328,425   6/30/2007
  31
  32           1,999,028  12/31/2005    2,014,031  12/31/2006     2,221,440   8/15/2007
 32-a
 32-b
  33           2,769,636  12/31/2004    2,234,291  12/31/2005     2,552,374  10/31/2006
  34                                                              1,911,231   6/1/2007
  35
  36           1,630,720  12/31/2004    1,859,399  12/31/2005     1,913,609  12/31/2006
  37                                    2,561,847  12/31/2005     2,315,408  12/31/2006
  38
  39                                    1,513,624  12/31/2006     1,645,637   8/31/2007
  40             806,012  12/31/2005    1,279,668  12/31/2006     1,604,764   8/31/2007
  41
  42
  43
  44
  45
  46             859,495  12/31/2004      662,877  12/31/2005       577,195  12/31/2006
  47           1,185,712  12/31/2005    1,111,722  12/31/2006     1,379,069   8/31/2007
  48           1,049,576  12/31/2005      695,396  12/31/2006     1,174,380   6/30/2007
  49           1,265,789  12/31/2005    1,314,067  12/31/2006     1,337,668   9/30/2007
  50           1,037,039  12/31/2005    1,029,081  12/31/2006     1,388,736   9/30/2007
  51           2,401,585  12/31/2005    2,359,869  12/31/2006     2,231,123   3/30/2007
  52                                    1,930,276   8/31/2007     1,325,636   2/28/2008
  53             504,322  12/31/2005      708,205  12/31/2006     1,106,674   7/31/2007
  54             968,817  12/31/2005    1,049,952  12/31/2006     1,002,649   6/30/2007
  55           1,036,293  12/31/2005    1,107,500  12/31/2006       985,542   8/31/2007
  56           1,135,199   6/30/2004    1,303,461   6/30/2005     1,422,840   8/31/2007
 56-a
 56-b
  57             833,637  12/31/2005      889,460  12/31/2006     1,017,792   5/28/2007
  58             460,827  12/31/2004      457,819  12/31/2005       507,800  12/31/2006
  59           1,006,147  12/31/2005    1,013,328  12/31/2006     1,018,586   8/31/2007
  60
 60-a
 60-b
  61
  62
  63             987,514  12/31/2004      998,943  12/31/2005       993,838  12/31/2006
  64
  65                                      702,510  12/31/2006       815,028   4/30/2007
  66             781,238  12/31/2004      838,835  12/31/2005       909,644  12/31/2006
  67
  68
  69             803,895  12/31/2004      617,814  12/31/2005       706,465   8/31/2007
  70                                                                728,116   3/31/2007
  71                                      751,110  12/31/2004       736,274  12/31/2005
  72             646,513  12/31/2005      697,288  12/31/2006       776,289   8/31/2007
  73                                      154,782  12/31/2005       755,558  12/31/2006
  74             953,555  12/31/2005      942,643  12/31/2006     1,126,773   6/30/2007
  75             400,916  12/31/2005    1,116,440  12/31/2006     1,390,819   5/31/2007
 75-a
 75-b
  76             526,079  12/31/2004      510,671  12/31/2005       492,483  12/31/2006
  77                                                                880,711  12/31/2006
  78             718,509  12/31/2005      829,015  12/31/2006       797,238   6/30/2007
  79
  80
  81                                       74,345  12/31/2005       469,114  12/31/2006
  82
  83                                      524,768  12/31/2006       414,115   6/30/2007
  84
  85             467,592  12/31/2005      620,090  12/31/2006       690,251   7/31/2007
  86             695,883  12/31/2004      763,316  12/31/2005       794,198  12/31/2006
  87
  88           1,212,161  12/31/2004      263,991  12/31/2005       576,494  12/31/2006
  89             600,134  12/31/2005      600,251  12/31/2006       586,096   8/31/2007
  90
  91             753,967  12/31/2005      804,856  12/31/2006       691,096   3/31/2007
  92
  93             876,384  12/31/2004      709,857  12/31/2005       788,119  12/31/2006
  94             903,924  12/31/2005    1,235,580  12/31/2006     1,247,981   8/31/2007
  95
  96                                      282,190  12/31/2006       326,986   5/31/2007
  97             578,510  12/31/2005      652,836  12/31/2006       655,509   8/31/2007
 97-a
 97-b
 97-c
  98             156,175  12/31/2005      391,737  12/31/2006       443,244   9/20/2007
  99             612,030  12/31/2005      641,439  12/31/2006       656,948   6/30/2007
 100             383,019  12/31/2005      459,861  12/31/2006       497,474   5/31/2007
 101
 102
 103
 104             376,041  12/31/2005      675,645  12/31/2006       847,486   9/30/2007
 105
 106                                      608,175  12/31/2005       590,406  12/31/2006
 107
 108                                                                485,578   7/31/2007
 109             318,834  12/31/2004      445,756  12/31/2005       431,627  12/31/2006
 110             338,427  12/31/2005      380,064  12/31/2006       430,005   9/30/2007
 111             519,864  12/31/2005      532,818  12/31/2006       614,980   5/31/2007
 112             742,282  12/31/2005      725,106  12/31/2006       743,212   6/30/2007
 113                                                                436,030  12/31/2006
 114                                      476,188  12/31/2005       381,328  12/31/2006
 115                                                                289,423  12/31/2006
 116             337,983  12/31/2004      338,028  12/31/2005       403,698  12/31/2006
 117             599,976  12/31/2005      652,208  12/31/2006       759,562   6/30/2007
 118                                      389,672  12/31/2006        87,072   9/30/2007
 119                                                                467,166   9/30/2007
 120             447,233  12/31/2005      431,293  12/31/2006       427,168   6/30/2007
 121                                      149,067  12/31/2005       164,713  12/31/2006
 122              68,383  12/31/2004      261,498  12/31/2005       266,754  12/31/2006
 123             450,690  12/31/2005      449,050  12/31/2006       486,656   5/31/2007
 124                                      329,280  12/31/2006       452,754   3/30/2007
 125
 126                                      155,108  12/31/2006       388,308   5/31/2007
 127                                       44,812  12/31/2006       235,525   8/31/2007
 128
 129
 130             333,172  12/31/2005      401,964  12/31/2006       395,306   5/31/2007
 131             579,655  12/31/2004      608,784  12/31/2005       548,194  12/31/2006
 132                                                                375,674  12/31/2006
 133             149,995  12/31/2005      188,582  12/31/2006       266,412   5/31/2007
 134             261,558  12/31/2004      237,626  12/31/2005       289,918  12/31/2006
 135             430,667  12/31/2004      431,192  12/31/2005       432,748  12/31/2006
 136             382,750  12/31/2004      398,926  12/31/2005       363,792  12/31/2006
 137
 138
 139
 140                                                                367,717   3/31/2007
 141
 142             475,100  12/31/2005      421,631  12/31/2006       412,576   6/30/2007
 143
 144             391,986  12/31/2004      313,147  12/31/2005       382,415  12/31/2006
 145
 146
146-a
146-b
146-c
146-d
 147
 148
 149                                      172,976  12/31/2005       202,924  12/31/2006
 150
 151             364,211  12/31/2004      281,448  12/31/2005       358,425  12/31/2006
 152
 153             267,528  12/31/2004      245,517  12/31/2005       240,073  12/31/2006
 154
 155             290,643  12/31/2005      338,541  12/31/2006       356,265   6/30/2007
 156             191,854  12/31/2005      225,957  12/31/2006       197,202   4/30/2007
 157             266,762  12/31/2004      218,124  12/31/2005       225,652  12/31/2006
 158             265,427  12/31/2005      269,862  12/31/2006       268,069   3/31/2007
 159
 160                                       86,761  12/31/2004        87,618  12/31/2005
 161             157,291  12/31/2005      175,744  12/31/2006       197,277   3/31/2007
 162
 163              79,054  12/31/2005      140,032  12/31/2006       179,293   8/30/2007
 164
 165             181,889  12/31/2005      215,337  12/31/2006       217,443   6/30/2007
 166                                                                179,518  12/31/2006
 167             263,239  12/31/2005      277,455  12/31/2006       237,413   6/30/2007
 168
 169
 170             138,086  12/31/2004      149,611  12/31/2005       135,416  12/31/2006
 171              95,753  12/31/2004       91,894  12/31/2005       129,156  12/31/2006
 172
 173             143,190  12/31/2005      149,901  12/31/2006       156,064   5/31/2007
 174
 175             146,565  12/31/2005      138,840  12/31/2006       183,324   8/31/2007
 176
 177
 178             155,344  12/31/2005      163,516  12/31/2006       155,660   8/31/2007
 179                                      169,843  12/31/2005       182,716  12/31/2006
 180              61,939  12/31/2004      103,780  12/31/2005        89,163  12/31/2006
 181             107,945  12/31/2004      110,576  12/31/2005       106,277  12/31/2006
 182
 183
 184              83,607  12/31/2004       87,728  12/31/2005        99,232  12/31/2006
 185
185-a
185-b

       UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN       UNDERWRITTEN  UNDERWRITTEN
  ID        NOI ($)       EGI ($)  EXPENSES ($)  NET CASH FLOW ($)  RESERVES ($)  LARGEST TENANT (7)
--------------------------------------------------------------------------------------------------------------------------------

  1      68,842,703   108,269,932    39,427,229         60,329,044     8,513,659
 1-a                                                                              Symantec Corporation
 1-b                                                                              Charles Schwab & Co., Inc.
 1-c                                                                              Pershing, LLC
 1-d                                                                              Blue Cross & Blue Shield
 1-e                                                                              Infinity Insurance Company
 1-f                                                                              Kurt Salmon Associates, Inc.
 1-g                                                                              Albertson's # 4316
 1-h                                                                              HealthPlan Services II
 1-i                                                                              Fiserv, Inc.
 1-j                                                                              BioHorizons Implant Systems
 1-k                                                                              Command Alkon Inc.
 1-l                                                                              Presidion Solutions/2
 1-m                                                                              Colonial Properties Trust
 1-n                                                                              Gold's Gym
 1-o                                                                              Alabama Gas Corporation
 1-p                                                                              Homecomings Financial Network, Inc.
 1-q                                                                              Adventist Health System
 1-r                                                                              The Sungard
 1-s                                                                              Birmingham Gastroenterology Association
  2      22,308,840    32,626,753    10,317,913         21,310,758       998,082
 2-a                                                                              Bergner's
 2-b                                                                              Sears
  3      10,485,869    10,810,175       324,305          9,447,773     1,038,097
 3-a                                                                              Solo Cup Operating Corporation
 3-b                                                                              Solo Cup Operating Corporation
 3-c                                                                              Solo Cup Operating Corporation
 3-d                                                                              Solo Cup Operating Corporation
 3-e                                                                              Solo Cup Operating Corporation
 3-f                                                                              Solo Cup Operating Corporation
  4       7,970,507    11,788,110     3,817,604          7,399,255       571,252  ICF International
  5      53,190,132   133,179,171    79,989,039         49,758,965     3,431,167
 5-a
 5-b
 5-c
 5-d
 5-e
 5-f
 5-g
 5-h
 5-i
 5-j
 5-k
 5-l
 5-m
 5-n
 5-o
 5-p
 5-q
 5-r
 5-s
 5-t
 5-u
 5-v
 5-w
 5-x
 5-y
 5-z
 5-aa
 5-ab
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
 5-am
 5-an
 5-ao
 5-ap
 5-aq
 5-ar
 5-as
 5-at
 5-au
 5-av
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
 5-ca
  6       7,596,204    29,423,516    21,827,312          6,713,499       882,705
  7       9,949,907    15,088,164     5,138,257          9,455,932       493,975  Finish Line
  8       6,873,344    25,773,624    18,900,280          5,842,399     1,030,945
  9       5,054,386    11,776,512     6,722,126          5,021,986        32,400  The City of New York
  10      3,820,314     4,435,006       614,692          3,795,415        24,899  Park Avenue Health Club
  11      4,141,947     6,018,846     1,876,899          4,041,811       100,136  Wal-Mart Real Estate Business Trust
  12      3,763,834     7,008,892     3,245,058          3,526,299       237,535  Hodes, Ulman, Pessin, & Katz
  13      3,310,204     4,541,144     1,230,940          3,108,263       201,941  Shopper Food Warehouse Corp.
  14      4,236,150     4,367,165       131,015          3,980,053       256,097
 14-a                                                                             Sunny Delight Beverages Co.
 14-b                                                                             Sunny Delight Beverages Co.
 14-c                                                                             Sunny Delight Beverages Co.
  15      2,869,192     4,281,512     1,412,319          2,819,134        50,058
  16      4,190,638    17,728,069    13,537,430          3,304,235       886,403
  17      3,523,247     5,435,182     1,911,935          3,409,247       114,000
  18      3,204,187     9,028,161     5,823,973          2,843,060       361,127
 18-a
 18-b
 18-c
 18-d
 18-e
  19      3,205,666     9,140,183     5,934,516          2,840,059       365,607
 19-a
 19-b
 19-c
 19-d
  20      2,576,613     3,833,836     1,257,223          2,389,108       187,505  Best Buy Company, Inc.
  21      3,146,688     9,438,950     6,292,263          2,769,130       377,558
 21-a
 21-b
 21-c
 21-d
  22      2,843,436     2,931,378        87,941          2,706,790       136,647  AMC
  23      2,186,954     3,027,491       840,537          2,074,042       112,912  Kroger
  24      2,206,091     3,710,817     1,504,727          2,070,243       135,848  Value City
  25      2,152,878     2,826,507       673,629          2,040,426       112,452  Bi-Lo (Dark)
  26        960,704     1,748,922       788,218            954,324         6,380
  27        476,119       635,410       159,291            475,109         1,010
  28        403,603       622,682       219,079            398,528         5,075
  29      1,860,991     2,838,430       977,439          1,808,491        52,500
  30      2,061,062     2,674,011       612,948          1,935,726       125,336  T.J. Maxx, Inc.
  31      2,582,182     2,662,043        79,861          2,451,278       130,904  AMC
  32      2,207,561     3,081,995       874,434          1,969,337       238,224
 32-a                                                                             Hill County Electric
 32-b                                                                             FSI Vision, LLC
  33      3,065,346     4,248,536     1,183,190          2,892,049       173,297  Burlington Coat Factory
  34      2,038,967     3,089,741     1,050,774          1,989,437        49,530
  35      2,140,052     3,447,116     1,307,064          2,041,668        98,384  Therma, Inc.
  36      1,978,162     2,572,833       594,671          1,802,002       176,161  Telecommunications Nevada
  37      2,320,305     3,449,937     1,129,632          2,210,550       109,755  Publix Supermarkets
  38      1,838,235     2,428,808       590,572          1,782,526        55,709  Marquee
  39      1,869,523     4,306,425     2,436,902          1,832,974        36,549
  40      1,558,978     2,787,757     1,228,779          1,498,564        60,414
  41      1,526,471     1,905,570       379,099          1,459,073        67,398  MCL Distributing, Inc.
  42        409,086       421,738        12,652            398,949        10,137  Rite Aid
  43        376,077       387,709        11,631            368,359         7,718  Rite Aid
  44        308,461       318,001         9,540            300,743         7,718  Rite Aid
  45        253,375       261,211         7,836            243,300        10,075  Rite Aid
  46      1,701,242     2,204,332       503,090          1,625,371        75,871  24 Hour Fitness
  47      1,343,927     2,362,617     1,018,690          1,286,485        57,442
  48      1,364,616     4,046,699     2,682,083          1,312,616        52,000
  49      1,277,502     2,384,957     1,107,455          1,192,166        85,336  Chase Manhattan Bank
  50      1,251,351     1,771,232       519,881          1,154,979        96,372  Big Lots
  51      2,022,273     4,240,137     2,217,864          1,699,377       322,896  JC Penney - Concord Mall
  52      1,485,162     3,362,441     1,877,279          1,350,665       134,498
  53      1,119,651     1,873,737       754,086          1,034,472        85,179  Albertson's
  54      1,081,759     1,586,733       504,974          1,034,139        47,620  New China Buffet
  55      1,032,972     1,899,638       866,666            990,972        42,000
  56      1,168,177     2,262,184     1,094,007          1,085,377        82,800
 56-a
 56-b
  57        970,824     1,253,712       282,889            922,842        47,982  Hannaford Brothers
  58        907,084     1,291,037       383,953            892,812        14,272  Walgreen Co.
  59      1,031,947     1,406,676       374,728            933,697        98,251  Sirna Theraputics
  60      1,098,366     1,592,198       493,832          1,009,271        89,095
 60-a                                                                             Mountain City Meat Co., Inc.
 60-b                                                                             Mountain City Meat Co., Inc.
  61      1,033,487     1,065,451        31,964          1,007,739        25,748  Ashley Furniture Home Store
  62        928,679     1,208,170       279,491            902,668        26,011  Golden Dragon Buffet
  63      1,055,771     1,637,618       581,847          1,003,037        52,734  Shop Rite
  64        903,945     1,421,704       517,759            831,087        72,858  Namsung America, Inc.
  65      1,137,262     3,964,981     2,827,719            978,663       158,599
  66        901,047     1,412,802       511,755            870,747        30,300
  67        815,633     1,227,911       412,278            782,914        32,719  Croll Canal Properties
  68        899,132     1,121,502       222,371            871,857        27,275  Pacific Endoscopy Center, LLC
  69        998,692     1,497,982       499,291            783,408       215,284  Han Soo Cho - Top Wholesale
  70        810,607     1,004,354       193,747            755,496        55,111  The Coast Distribution System, Inc.
  71        764,181     1,069,151       304,970            726,152        38,029  Babies R Us
  72        752,972     1,149,175       396,203            707,893        45,079
  73        791,272     1,171,927       380,655            726,431        64,841  Office Depot
  74      1,112,012     2,668,713     1,556,701            978,576       133,436
  75      1,190,750     3,456,405     2,265,655          1,035,990       154,760
 75-a
 75-b
  76        818,468     1,433,599       615,131            699,994       118,474  Madison Medical
  77        774,316     1,075,913       301,597            735,786        38,530  L&L Manufacturing
  78        762,830       989,459       226,628            683,560        79,270  Big Lots - Sublet from Kroger
  79        401,623       548,749       147,126            372,371        29,252  Cayenne Medical, Inc.
  80        311,078       431,284       120,206            282,487        28,591  American Building Supply
  81        664,086       827,762       163,676            642,678        21,408  Leisure Fitness, Inc.
  82        723,845       797,579        73,734            693,573        30,272  L.A. Fitness International, LLC
  83        690,089       881,703       191,613            647,876        42,213  Fabric Depot
  84        636,215       802,353       166,138            616,347        19,869  Fidelity
  85        725,302     1,029,504       304,202            637,320        87,982  PTC Therapeutics, Inc.
  86        749,275     1,092,300       343,025            704,250        45,025  Small Wonders Childcare
  87        685,952       916,719       230,767            650,964        34,989  Industrial Medical Associates
  88        896,915     1,157,531       260,616            856,761        40,154  KNZ Corporation
  89        637,965     1,199,006       561,042            613,965        24,000
  90        640,950     1,031,995       391,045            601,009        39,941  Verizon
  91        604,982       971,532       366,551            510,284        94,698  Courthouse (County of Riverside)
  92        541,613       558,364        16,751            533,353         8,260  FedEx
  93        767,023     1,261,461       494,438            692,078        74,945  McGuire Furniture Company
  94      1,053,690     2,808,833     1,755,143            941,337       112,353
  95        693,799       715,256        21,458            688,397         5,401  Circuit City Stores, Inc.
  96        584,131       867,130       282,998            560,731        23,400
  97        686,142     1,321,835       635,693            556,602       129,540
 97-a                                                                             Remarketing Solutions, Inc.
 97-b                                                                             Futures Child Development
 97-c                                                                             Surgical Orthomedics Inc.
  98        550,697       801,709       251,012            515,162        35,535  Moxie's
  99        594,698       897,455       302,757            584,653        10,044
 100        566,518       748,927       182,409            527,459        39,059  Mattress Showroom, Inc.
 101        729,320       875,236       145,916            698,098        31,222  Sushi Club
 102        370,467       544,444       173,977            351,698        18,769  Parry's Pizza
 103        149,296       226,181        76,885            142,947         6,349  Countrywide
 104        761,224     1,901,903     1,140,680            685,148        76,076
 105        507,892       751,450       243,558            488,692        19,200
 106        465,623       848,119       382,496            457,707         7,916  BayCare
 107        493,491       587,174        93,684            475,283        18,207  Michaels Stores, Inc.
 108        491,920       758,229       266,309            482,852         9,067
 109        473,637       668,825       195,188            442,572        31,065  Cereplast
 110        480,770       780,879       300,110            460,770        20,000
 111        603,639     1,825,354     1,221,715            530,625        73,014
 112        687,119       961,505       274,386            675,792        11,327
 113        454,657       566,118       111,461            430,129        24,528  Amscot
 114        468,096       660,168       192,072            429,667        38,429  Alfred Angelo, Inc.
 115        505,450     1,040,496       535,045            422,588        82,862  Encomia
 116        405,887       524,032       118,144            399,726         6,161  Hunneman Coldwell Banker
 117        690,943     1,021,249       330,306            680,309        10,634
 118        443,211       571,918       128,707            421,012        22,199  Sidelines, Inc.
 119        404,056       692,388       288,332            393,832        10,224
 120        437,984       600,591       162,607            416,764        21,220  Lotus Garden
 121        410,624       496,546        85,922            389,913        20,711  Nevoles
 122        465,889       831,058       365,170            398,597        67,292  Laidlaw Transit
 123        491,804     1,609,570     1,117,767            427,421        64,383
 124        472,028       725,656       253,628            435,945        36,083  Health Mart Pharmacies
 125        435,382       565,235       129,853            395,614        39,768  New Century
 126        410,396       566,910       156,514            385,544        24,851  Wyndham Vacation Ownership, Inc.
 127        342,836       742,919       400,083            338,036         4,800
 128        513,382       552,900        39,518            466,045        47,337  Valley Diagnostic Clinic, P.A.
 129        397,999       533,751       135,752            359,449        38,550  Ross Product
 130        397,166       508,422       111,256            371,043        26,123  Food Lion
 131        399,933       632,157       232,224            390,783         9,150
 132        365,123       488,056       122,932            341,372        23,751  Econo Lube
 133        362,057       542,964       180,907            337,818        24,239  Clicks Sports Bar
 134        307,442       515,844       208,403            299,602         7,840
 135        367,808       554,366       186,558            340,472        27,336  Triumph Group, Inc.
 136        335,180       553,571       218,391            320,430        14,750
 137        275,660       395,451       119,791            270,660         5,000
 138        278,348       281,160         2,812            278,348             -  Walgreen Co.
 139        304,447       454,417       149,970            290,987        13,460  Jondex Corp. dba Pick 'n Save
 140        352,167       453,688       101,522            298,728        53,439  Produce Sorters
 141        312,422       405,181        92,760            296,492        15,930  HSBC Bank USA, National Association
 142        352,853       530,294       177,441            340,288        12,565
 143        307,091       367,803        60,712            290,976        16,115  Scrambler Marie's
 144        314,220       434,844       120,624            299,320        14,900  Dollar Tree
 145        293,484       421,873       128,389            278,255        15,229  Buffalo Wild Wings
 146        302,341       382,053        79,712            287,966        14,375
146-a                                                                             BFS Retail & Commercial Operations, LLC
146-b                                                                             Dollar General Partners
146-c                                                                             Dollar General Partners
146-d                                                                             Dollar General Partners
 147        317,857       411,114        93,257            313,032         4,825  California Credit Union
 148        287,927       340,271        52,344            273,310        14,617  County of Ventura - Behavioral Health Dept
 149        270,506       586,271       315,765            243,506        27,000
 150        243,255       355,837       112,582            241,760         1,495  Thomasville Furniture
 151        359,194       500,084       140,890            338,380        20,814  Mitchell's Salon
 152        246,751       254,848         8,097            240,896         5,855  Rite Aid
 153        241,407       390,571       149,164            219,807        21,600
 154        235,498       298,161        62,663            221,304        14,194  Piggly Wiggly
 155        262,173       650,341       388,167            242,173        20,000
 156        215,690       308,111        92,422            207,315         8,375
 157        229,957       311,497        81,540            218,216        11,741  Margot's European Facial Studio
 158        213,554       383,741       170,187            205,273         8,281
 159        211,855       318,629       106,774            188,772        23,083  Robin K. Dore, MD
 160        213,163       233,584        20,422            203,288         9,874  Pacific Bell Phone Company
 161        207,959       286,428        78,469            187,417        20,542  Fresenius Medical Care (BB+)
 162        193,777       220,850        27,073            191,273         2,504  CitiBank, N.A.
 163        186,795       337,571       150,776            181,320         5,475
 164        196,563       244,720        48,157            185,342        11,222  Allcare Dental Management, LLC
 165        218,890       589,440       370,550            189,874        29,016
 166        175,640       239,226        63,586            171,140         4,500
 167        289,814       748,779       458,965            275,064        14,750
 168        166,609       231,792        65,184            155,519        11,090  Dal Tile
 169        173,579       258,432        84,853            166,379         7,200
 170        157,297       223,680        66,383            152,497         4,800
 171        149,461       224,880        75,419            142,261         7,200
 172        128,452       176,546        48,094            125,252         3,200
 173        144,705       183,744        39,038            132,851        11,854  City of Phoenix, a Municipal Corporation
 174        174,378       285,192       110,814            161,804        12,574  Rutter Hinz Inc. (CO)
 175        173,719       240,478        66,758            144,210        29,509  First Capital Bank
 176        137,705       182,410        44,704            129,883         7,822  Little Gym
 177        272,918       327,742        54,824            261,023        11,895  Golden Corral
 178        149,905       260,457       110,552            141,196         8,708
 179        175,208       179,702         4,494            168,993         6,215  Walgreen Co.
 180        100,962       148,140        47,178             95,562         5,400
 181         99,285       157,933        58,648             93,885         5,400
 182         97,232       122,746        25,514             94,362         2,870  Advance Auto
 183         95,880        95,880             -             95,880             -  Strategic Restaurants Acquisition Company, LLC
 184         83,557       148,024        64,467             77,557         6,000
 185         77,473        77,473             -             77,473             -
185-a                                                                             Cajun Operating Company
185-b                                                                             Cajun Operating Company

                    LEASE
  ID      SF      EXPIRATION  2ND LARGEST TENANT (7)
--------------------------------------------------------------------

  1
 1-a     118,734   1/31/2017  Fiserv Solutions, Inc.
 1-b     357,689   3/31/2012
 1-c      67,737  10/31/2016  Hartford Fire Insurance Com
 1-d      72,328  10/31/2011  BPB America, Inc.
 1-e     153,783   3/31/2016  Newspaper Holdings, Inc.
 1-f      67,165  12/31/2011  Swift, Currie, McGhee & Hiers, LLP
 1-g      52,443   2/28/2029  AmStar Theatre
 1-h      73,180   3/31/2012  HealthPlan Services, Inc.
 1-i     198,085   7/31/2012  Nature's Table Cafe
 1-j      44,228  11/30/2014  Faulkner University
 1-k      44,782   5/31/2010  Northstar Communications Group
 1-l      38,983   4/30/2013  BayCare Health System, Inc.
 1-m      33,294   1/31/2010  Gaines Wolter & Kinney PC
 1-n      30,133   4/30/2016  Cracker Barrel Old Country Store, Inc.
 1-o      60,613  11/30/2015  Hilb, Rogal & Hamilton of Alab
 1-p      24,442   4/30/2012  Peak Fitness V, LLC
 1-q      24,922   2/14/2008  Grower, Ketcham, Rutherford, P.A.
 1-r      87,066   6/30/2011
 1-s      16,068   5/31/2015  McGriff, Seibels & Williams
  2
 2-a     154,302   2/1/2012   Sears
 2-b      85,972  10/31/2010  MC Sporting Goods
  3
 3-a   1,220,000   6/30/2027
 3-b     820,000   6/30/2027
 3-c     405,000   6/30/2027
 3-d     367,000   6/30/2027
 3-e     364,000   6/30/2027
 3-f     269,000   6/30/2027
  4      188,238  10/29/2012  Odin, Feldman, Pittelman
  5
 5-a
 5-b
 5-c
 5-d
 5-e
 5-f
 5-g
 5-h
 5-i
 5-j
 5-k
 5-l
 5-m
 5-n
 5-o
 5-p
 5-q
 5-r
 5-s
 5-t
 5-u
 5-v
 5-w
 5-x
 5-y
 5-z
 5-aa
 5-ab
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
 5-am
 5-an
 5-ao
 5-ap
 5-aq
 5-ar
 5-as
 5-at
 5-au
 5-av
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
 5-ca
  6
  7       11,371   1/31/2010  Express
  8
  9      216,000   2/29/2020
  10       9,740   2/28/2014  Mojito's Cuban Cuisine
  11     141,182  12/31/2022  Kohl's Department Stores
  12      37,890   8/1/2015   Whitney, Bailey, Cox
  13      63,151   2/28/2014  Stein Mart
  14
 14-a    295,000   5/31/2022
 14-b    172,076   5/31/2022
 14-c    259,152   5/31/2022
  15
  16
  17
  18
 18-a
 18-b
 18-c
 18-d
 18-e
  19
 19-a
 19-b
 19-c
 19-d
  20      46,520   1/31/2011  J.C. Penney Company, Inc.
  21
 21-a
 21-b
 21-c
 21-d
  22     130,891  12/31/2013
  23      98,913   5/31/2026  Average Joe's Pub & Grill
  24      87,375   2/1/2012   Food For Less
  25      46,879   6/30/2018  Goody's
  26
  27
  28
  29
  30      25,000   1/31/2012  Kaya, Inc.
  31     130,890  12/31/2013
  32
 32-a     30,050  11/30/2009  Mid-Coast Electric
 32-b     17,800   4/30/2010  The Hearst Corp.
  33      85,992  11/30/2011  Giant of Maryland
  34
  35     240,000  10/31/2019
  36      31,339   3/31/2012  Keller Williams
  37      44,840   7/31/2023  Ross Dress For Less
  38      38,460   6/30/2022  Walgreen Co.
  39
  40
  41     149,776   7/31/2022
  42      14,654   7/31/2027
  43      11,157   2/28/2027
  44      11,157   5/31/2027
  45      14,564   7/31/2027
  46      36,000  12/31/2022  Office Depot, Inc.
  47
  48
  49       3,700   2/14/2008  Columbia University
  50      23,000   1/31/2010  Kaplan
  51     137,803   7/31/2013  Elder-Beerman - Concord Mall
  52
  53      52,443   8/25/2028  Marshall's
  54       6,989   3/31/2014  United States Government
  55
  56
 56-a
 56-b
  57      32,000   7/14/2017  Chunky's Cinema
  58      14,788  12/31/2081  Blockbuster
  59      30,250  12/31/2010  OSI Pharmaceuticals
  60
 60-a    184,727   7/31/2027
 60-b     63,773   6/30/2022
  61      46,250   8/31/2021
  62       7,328   3/31/2018  Bank of America (Ground Lease)
  63      58,893   8/31/2022  TJ Maxx
  64       8,724   6/30/2009  CNL Bank
  65
  66
  67       3,700  10/31/2017  Te La Vie
  68       4,098   5/31/2017  Panda Express
  69       8,271   2/28/2010  Gymnastics Unlimited
  70     230,300  12/31/2017
  71      40,000   1/31/2012  Golf Galaxy
  72
  73      28,560  11/30/2008  Quips & Quotes
  74
  75
 75-a
 75-b
  76      40,619   5/31/2017  Big Brothers Big Sisters
  77     156,600   7/1/2022   Bissell Vacuum
  78      30,979   5/31/2010  Dollar Town
  79      10,059   5/31/2012  M.V.E., Inc.
  80       4,036   5/14/2011  Flora Europa, Inc.
  81      11,600  11/30/2013  Nova Retail Holdings, Inc.
  82      45,000   8/31/2023
  83      20,853   8/14/2017  Sedona Patio
  84       7,000   9/30/2017  Coles, Baldwin & Craft
  85      68,440   2/29/2012  NewCross Technologies
  86       5,440   1/31/2009  Pizza Hut
  87       5,300      MTM     Quest
  88       8,932   8/31/2015  MotorCars Direct.com
  89
  90       4,612   7/21/2012  Sleep Outfitter's
  91      14,249   6/30/2010  Pacific Executives Inc.
  92      82,595   6/7/2017
  93      23,026   4/30/2009  Oakland Private Industry Counc
  94
  95      36,009   2/28/2015
  96
  97
 97-a     15,954   1/31/2012  LifeCare Family Services
 97-b     12,056   2/28/2010  Eastern Hills Christian Academy
 97-c      9,736   1/31/2010  Cyclone Couriers, Inc.
  98       3,720   3/31/2020  Exotic Tan
  99
 100       3,420   7/13/2009  Cricket Communications
 101       3,693  10/31/2021  LA Boxing
 102       1,900   12/1/2011  Dr. Ray
 103       4,440   7/31/2012  Subway
 104
 105
 106      39,150   7/31/2012
 107      20,500   1/31/2018
 108
 109      18,000   2/28/2010  LA Nutrition
 110
 111
 112
 113       3,200  12/31/2021  Performance Construction
 114      38,340   1/31/2009  Turan Air Systems, Inc.
 115      13,427  11/30/2012  ICO Technology
 116       4,720   2/28/2011  Cambridge Pet Shop
 117
 118       4,800   9/30/2016  Safari Adventures In Pets
 119
 120       5,138  11/30/2009  Blockbuster Video
 121       2,400  10/31/2012  Taco Nacho's
 122      53,000   8/31/2017  IFCO - Pallet Companies
 123
 124       9,276   4/30/2011  Thibodeau, Albro & Touchet Therapy
 125      14,682   6/30/2021  Arctic Polar Heating & Air, LLC
 126       8,092   7/31/2010  Mendocino Forest Products
 127
 128      40,053  10/31/2027
 129      45,661   4/30/2010  Benson Equipt Equiptment Handling
 130      29,000   3/1/2012   Anytime Fitness
 131
 132       5,724  12/31/2009  Car Audio Pros
 133       6,700   7/31/2016  Sports City Sporting Goods
 134
 135      48,865   8/31/2012
 136
 137
 138      14,550   7/31/2032
 139      42,856  12/31/2016
 140      18,000      MTM     Old Paris Home Furnishings
 141       5,000   1/31/2016  Classique Footwear LLC
 142
 143       4,130   7/31/2012  Charles Schwab
 144       6,000   6/30/2011  Mark's Hallmark
 145       5,000   6/30/2017  Verizon Wireless
 146
146-a      7,654   1/1/2027
146-b      9,014   6/30/2017
146-c      9,014   6/30/2017
146-d      9,014   1/31/2017
 147       5,500   5/31/2017  Starbucks Corp.
 148      15,000   9/30/2017
 149
 150      14,950   5/31/2017
 151       7,950  11/30/2011  Fed-Ex
 152      11,180  11/30/2018
 153
 154      27,000   7/31/2017
 155
 156
 157       3,600  12/31/2013  Marley's
 158
 159       2,770      MTM     Ravi Makam
 160      15,597   4/18/2012
 161       7,138  12/31/2010  Southern Light
 162       3,852   8/31/2017
 163
 164       4,077   6/30/2012  Jimmy John's Gourmet Sandwiches
 165
 166
 167
 168      28,580   9/30/2017
 169
 170
 171
 172
 173      13,424  10/15/2012
 174       9,979   7/31/2014
 175       6,595   6/30/2009  Greg Stevenson
 176       4,057  11/30/2011  Starbucks Coffee
 177      12,016  10/31/2027
 178
 179      13,500   8/31/2014
 180
 181
 182       7,000   9/30/2020
 183       2,346   9/6/2027
 184
 185
185-a      1,152  12/27/2024
185-b      1,709  12/27/2024

                   LEASE                                                                 LEASE     PERCENT    LEASED
  ID      SF    EXPIRATION  3RD LARGEST TENANT (7)                               SF    EXPIRATION  LEASED   AS-OF DATE
----------------------------------------------------------------------------------------------------------------------

  1                                                                                                 93.9%     6/1/2007
 1-a    93,557  6/30/2012   American Pioneer Life Ins. Co.                     62,931   9/30/2015   84.5%     6/1/2007
 1-b                                                                                               100.0%     6/1/2007
 1-c    64,865  4/30/2011   Bank of New York                                   62,893   7/31/2011   98.2%     6/1/2007
 1-d    35,771  8/31/2017   Checkers "Dark"                                    22,649   2/29/2008   97.3%     6/1/2007
 1-e    28,095  10/15/2009  Ceridian Corp-Arbitron                             23,427   6/30/2011   99.7%     6/1/2007
 1-f    49,907  12/31/2015  Ashe, Rafuse & Hill, LLP                           27,996   2/28/2011   91.5%     6/1/2007
 1-g    48,903  10/31/2023  Colonial Properties Trust                          11,144  10/31/2009   96.4%     6/1/2007
 1-h    54,362  3/31/2012   State of Florida/Attorney General                  40,943   3/14/2013   99.6%     6/1/2007
 1-i     1,500  7/31/2012                                                                          100.0%     6/1/2007
 1-j    29,277  12/31/2009  Progressive Insurance Company                      24,234   7/31/2009   93.6%     6/1/2007
 1-k    27,538     MTM      Intermark Group, Inc.                              25,843   9/30/2013   99.3%     6/1/2007
 1-l    32,201  10/31/2016  Brown & Brown, Inc.                                16,193   3/14/2010   98.8%     6/1/2007
 1-m    16,272  4/30/2015   Nexity Financial                                   15,499      MTM      99.2%     6/1/2007
 1-n    10,000  6/30/2015   Fox & Hound Pub & Grille                            9,000   5/31/2015   98.3%     6/1/2007
 1-o    30,278     MTM      Colonial Properties Trust                          20,431   7/31/2009   84.7%     6/1/2007
 1-p    20,919  8/31/2008   Metrocities Mortgage, LLC                          11,951   5/31/2009   81.7%     6/1/2007
 1-q    17,431  5/31/2014   Avaya, Inc.                                        15,299   5/31/2009   77.3%     6/1/2007
 1-r                                                                                               100.0%     9/1/2007
 1-s    15,964  7/31/2009   Attenta, Inc.                                      15,439   7/31/2009   90.7%     6/1/2007
  2                                                                                                 97.3%   11/15/2007
 2-a   150,932  10/31/2010  JCPenney                                           80,532   1/31/2015   97.4%   11/15/2007
 2-b    28,606  9/30/2018   Barnes & Noble                                     25,091   1/31/2012   97.0%   11/15/2007
  3                                                                                                100.0%    12/1/2007
 3-a                                                                                               100.0%    12/1/2007
 3-b                                                                                               100.0%    12/1/2007
 3-c                                                                                               100.0%    12/1/2007
 3-d                                                                                               100.0%    12/1/2007
 3-e                                                                                               100.0%    12/1/2007
 3-f                                                                                               100.0%    12/1/2007
  4     41,459  10/31/2012  The Hospices of NC Region                          32,038  10/31/2012   99.0%    9/20/2007
  5                                                                                                 61.9%    9/30/2007
 5-a                                                                                                65.6%    9/30/2007
 5-b                                                                                                70.3%    9/30/2007
 5-c                                                                                                69.1%    9/30/2007
 5-d                                                                                                75.4%    9/30/2007
 5-e                                                                                                63.8%    9/30/2007
 5-f                                                                                                72.4%    9/30/2007
 5-g                                                                                                54.6%    9/30/2007
 5-h                                                                                                60.2%    9/30/2007
 5-i                                                                                                76.2%    9/30/2007
 5-j                                                                                                60.4%    9/30/2007
 5-k                                                                                                71.4%    9/30/2007
 5-l                                                                                                52.0%    9/30/2007
 5-m                                                                                                62.4%    9/30/2007
 5-n                                                                                                69.1%    9/30/2007
 5-o                                                                                                60.8%    9/30/2007
 5-p                                                                                                63.7%    9/30/2007
 5-q                                                                                                63.0%    9/30/2007
 5-r                                                                                                64.6%    9/30/2007
 5-s                                                                                                64.5%    9/30/2007
 5-t                                                                                                81.2%    9/30/2007
 5-u                                                                                                73.6%    9/30/2007
 5-v                                                                                                75.3%    9/30/2007
 5-w                                                                                                73.3%    9/30/2007
 5-x                                                                                                69.7%    9/30/2007
 5-y                                                                                                66.4%    9/30/2007
 5-z                                                                                                75.5%    9/30/2007
 5-aa                                                                                               65.5%    9/30/2007
 5-ab                                                                                               65.8%    9/30/2007
 5-ac                                                                                               54.6%    9/30/2007
 5-ad                                                                                               54.1%    9/30/2007
 5-ae                                                                                               71.8%    9/30/2007
 5-af                                                                                               64.7%    9/30/2007
 5-ag                                                                                               50.9%    9/30/2007
 5-ah                                                                                               63.3%    9/30/2007
 5-ai                                                                                               66.2%    9/30/2007
 5-aj                                                                                               66.1%    9/30/2007
 5-ak                                                                                               66.5%    9/30/2007
 5-al                                                                                               59.1%    9/30/2007
 5-am                                                                                               69.1%    9/30/2007
 5-an                                                                                               55.2%    9/30/2007
 5-ao                                                                                               66.3%    9/30/2007
 5-ap                                                                                               65.5%    9/30/2007
 5-aq                                                                                               61.6%    9/30/2007
 5-ar                                                                                               61.4%    9/30/2007
 5-as                                                                                               78.1%    9/30/2007
 5-at                                                                                               64.5%    9/30/2007
 5-au                                                                                               59.5%    9/30/2007
 5-av                                                                                               56.0%    9/30/2007
 5-aw                                                                                               56.2%    9/30/2007
 5-ax                                                                                               56.4%    9/30/2007
 5-ay                                                                                               48.6%    9/30/2007
 5-az                                                                                               61.2%    9/30/2007
 5-ba                                                                                               56.6%    9/30/2007
 5-bb                                                                                               62.6%    9/30/2007
 5-bc                                                                                               43.7%    9/30/2007
 5-bd                                                                                               53.6%    9/30/2007
 5-be                                                                                               67.6%    9/30/2007
 5-bf                                                                                               59.9%    9/30/2007
 5-bg                                                                                               63.1%    9/30/2007
 5-bh                                                                                               58.5%    9/30/2007
 5-bi                                                                                               66.2%    9/30/2007
 5-bj                                                                                               60.5%    9/30/2007
 5-bk                                                                                               50.0%    9/30/2007
 5-bl                                                                                               55.7%    9/30/2007
 5-bm                                                                                               57.1%    9/30/2007
 5-bn                                                                                               77.6%    9/30/2007
 5-bo                                                                                               59.4%    9/30/2007
 5-bp                                                                                               58.7%    9/30/2007
 5-bq                                                                                               51.8%    9/30/2007
 5-br                                                                                               51.9%    9/30/2007
 5-bs                                                                                               60.2%    9/30/2007
 5-bt                                                                                               58.5%    9/30/2007
 5-bu                                                                                               57.5%    9/30/2007
 5-bv                                                                                               58.6%    9/30/2007
 5-bw                                                                                               53.6%    9/30/2007
 5-bx                                                                                               37.7%    9/30/2007
 5-by                                                                                               64.8%    9/30/2007
 5-bz                                                                                               45.6%    9/30/2007
 5-ca                                                                                               51.1%    9/30/2007
  6                                                                                                 66.3%    9/30/2007
  7     10,476  1/31/2008   Limited                                             9,997   1/31/2008   95.1%    11/7/2007
  8                                                                                                 78.2%   10/31/2007
  9                                                                                                100.0%    4/30/2007
  10     2,130  1/31/2022   Chocolate Bar                                       2,078   2/28/2015   97.1%    9/18/2007
  11    86,584  1/31/2022   Dick's Sporting Goods, Inc.                        50,000   1/31/2018   98.3%    11/1/2007
  12    27,406   8/1/2016   UPS Logistics (Roadne)                             26,545   8/1/2008    95.1%   10/16/2007
  13    36,900  11/30/2011  Ross Dress for Less                                25,994   1/31/2013  100.0%    10/1/2007
  14                                                                                               100.0%    12/1/2007
 14-a                                                                                              100.0%    12/1/2007
 14-b                                                                                              100.0%    12/1/2007
 14-c                                                                                              100.0%    12/1/2007
  15                                                                                                86.0%   11/15/2007
  16                                                                                                65.2%    8/31/2007
  17                                                                                                95.4%    10/2/2007
  18                                                                                                62.0%    7/31/2007
 18-a                                                                                               56.5%    7/31/2007
 18-b                                                                                               63.2%    7/31/2007
 18-c                                                                                               73.4%    7/31/2007
 18-d                                                                                               54.2%    7/31/2007
 18-e                                                                                               66.9%    7/31/2007
  19                                                                                                58.9%    7/31/2007
 19-a                                                                                               63.6%    7/31/2007
 19-b                                                                                               50.0%    7/31/2007
 19-c                                                                                               56.9%    7/31/2007
 19-d                                                                                               65.4%    7/31/2007
  20    40,636  10/31/2011  Marshall's                                         30,589   1/31/2011   97.7%    11/6/2007
  21                                                                                                68.1%    7/31/2007
 21-a                                                                                               60.2%    7/31/2007
 21-b                                                                                               70.5%    7/31/2007
 21-c                                                                                               72.7%    7/31/2007
 21-d                                                                                               73.8%    7/31/2007
  22                                                                                               100.0%    12/1/2007
  23     4,709  8/30/2017   Blue Chip Cookies                                   1,498   8/31/2017   92.9%    9/26/2007
  24    73,349  10/1/2017   Burlington Coat Factory                            52,875   7/1/2011   100.0%     8/8/2007
  25    34,600  7/31/2008   TJ Maxx                                            30,000  11/30/2014   97.6%     7/1/2007
  26                                                                                                85.3%    6/30/2007
  27                                                                                                98.0%    6/30/2007
  28                                                                                                99.5%    6/30/2007
  29                                                                                                91.0%    9/16/2007
  30     5,150  1/19/2014   Applebee's                                          5,000   6/22/2023   87.7%    9/28/2007
  31                                                                                               100.0%    12/1/2007
  32                                                                                                98.2%     8/1/2007
 32-a   26,400  2/28/2010   American Light Bulb Co.                            25,800   7/31/2010   98.7%     8/1/2007
 32-b   13,840  8/31/2008   Filterfresh Coffee                                  9,900   8/31/2010   97.1%     8/1/2007
  33    55,330  10/31/2011  Fitness World                                      20,653   3/31/2009   94.7%    10/1/2007
  34                                                                                               100.0%     8/1/2007
  35                                                                                               100.0%   10/16/2007
  36    11,941  8/30/2012   Perlman Architects                                 11,632  11/30/2009   88.1%    8/13/2007
  37    30,176  1/31/2014   Marshall's                                         30,000   7/31/2013  100.0%   10/23/2007
  38    14,560  7/14/2082   Great Fortune Buffet                                7,821   2/27/2017  100.0%    7/15/2007
  39                                                                                                94.7%    6/30/2007
  40                                                                                               100.0%   10/10/2007
  41                                                                                               100.0%    11/9/2007
  42                                                                                               100.0%    12/1/2007
  43                                                                                               100.0%    12/1/2007
  44                                                                                               100.0%    12/1/2007
  45                                                                                               100.0%    12/1/2007
  46    20,000  12/31/2016  Walgreen Co.                                       14,820  10/31/2081   93.0%    9/26/2007
  47                                                                                               100.0%     9/4/2007
  48                                                                                                92.3%    10/9/2007
  49     3,557  8/14/2008   ENT Associates PC                                   3,359   4/30/2009   91.5%    9/11/2007
  50    20,669  12/31/2012  National Orthodontix                               10,991   7/31/2012   93.4%    10/9/2007
  51   104,000   2/2/2013   Hobby Lobby - Concord Mall                         61,700  12/31/2012   86.1%    8/31/2007
  52                                                                                                80.4%    8/31/2007
  53    37,794  10/13/2015  Big Lots                                           33,870   9/30/2015   98.3%    8/29/2007
  54     4,610     MTM      Queen's Beauty Supply                               3,444   5/31/2012   96.9%     8/1/2007
  55                                                                                                95.4%    10/2/2007
  56                                                                                                95.3%    8/31/2007
 56-a                                                                                               96.1%    8/31/2007
 56-b                                                                                               94.6%    8/31/2007
  57    26,000  2/28/2012   Advanced Pool & Spa                                16,000  12/31/2009   95.2%    5/28/2007
  58     4,802  4/30/2016   Aspen Dental                                        3,399   6/30/2017   88.6%     6/1/2007
  59    29,448  10/31/2011  Quark Pharmaceuticals                               6,389   8/30/2010   98.5%    10/3/2007
  60                                                                                               100.0%    12/1/2007
 60-a                                                                                              100.0%    12/1/2007
 60-b                                                                                              100.0%    12/1/2007
  61                                                                                               100.0%    12/1/2007
  62     4,500  3/31/2027   Carl's Jr.                                          4,200   1/31/2028   89.9%     8/1/2007
  63    28,000  11/30/2013  Dollar Tree Stores, Inc.                            5,400   2/28/2010   94.0%   10/30/2007
  64     7,580  7/31/2012   Mobius Management Systems, Inc.                     6,889  10/31/2008   99.2%   11/16/2007
  65                                                                                                54.0%    4/30/2007
  66                                                                                               100.0%     7/1/2007
  67     2,112  10/31/2010  Angel/Wing                                          2,045  10/31/2017  100.0%    11/5/2007
  68     2,426  5/31/2017   Coffee Partners Hawaii dba Starbucks Coffee         1,810   8/31/2012  100.0%    11/1/2007
  69     7,544     MTM      Lottery Commission                                  5,130   8/31/2012   75.8%   10/17/2007
  70                                                                                               100.0%    7/12/2007
  71    18,349  10/31/2011  Standex Corp. (sublease to Infinity Resources       12,481   8/31/2013  100.0%   10/10/2006
                               Inc.)
  72                                                                                               100.0%   10/10/2007
  73    15,730  6/30/2012   Karla's                                             8,000   9/30/2012   95.4%    8/20/2007
  74                                                                                                74.2%    6/30/2007
  75                                                                                                65.4%    5/31/2007
 75-a                                                                                               68.0%    5/31/2007
 75-b                                                                                               63.5%    5/31/2007
  76    10,067  5/14/2010   Miller, McGinn, & Clark                             5,954   9/30/2011   81.5%     7/1/2007
  77    52,540  6/30/2010                                                                          100.0%     4/4/2007
  78    20,000  2/28/2010   Dawahares Family Clothing                          20,000   8/31/2011   96.2%    10/1/2007
  79     2,782  6/30/2010   DPC Distributors, LLC                               2,664   5/31/2012   72.2%     7/1/2007
  80     2,314  7/31/2011   Billfire, Inc.                                      2,297   7/31/2010   85.1%     7/1/2007
  81     5,404  5/31/2021                                                                          100.0%     8/1/2007
  82                                                                                               100.0%    9/19/2007
  83     5,200  11/30/2010  Comfort Sleep                                       3,210  10/31/2010  100.0%    9/24/2007
  84     6,173  6/30/2012   Fairfield Primary Health Care                       3,341   8/6/2011   100.0%    10/1/2007
  85    11,171  2/28/2009   Scibal Associates and Advantage Comp, Inc.          6,302   2/28/2011  100.0%    9/25/2007
  86     3,120  8/31/2012   7-Eleven                                            3,000   4/30/2008   97.9%    10/4/2007
  87     4,597  12/31/2009  Schrempt & White                                    2,750  10/31/2008   94.2%   10/25/2007
  88     5,600  12/31/2011  Big O Tires                                         5,249   7/18/2017  100.0%    10/5/2007
  89                                                                                                91.3%    10/2/2007
  90     3,458  9/30/2012   Oak Hill Banks (office)                             2,754   7/10/2010   81.2%   10/24/2007
  91     3,500  9/30/2008   Circle of Success Enterprises, LLC                  3,410  12/31/2007   72.4%   10/31/2007
  92                                                                                               100.0%    12/1/2007
  93    22,763  12/31/2007  Architectural Models                               11,500   7/31/2008   88.6%    7/19/2007
  94                                                                                                75.1%    9/30/2007
  95                                                                                               100.0%    12/1/2007
  96                                                                                                91.0%    9/12/2007
  97                                                                                                89.5%      Various
 97-a    9,473  8/31/2009   Southeast Waffles, LLC                              6,698   9/30/2009   94.4%    10/1/2007
 97-b   10,837  6/14/2009   Presbyterian Healthcare Services                    6,568   3/31/2012   88.1%    10/1/2007
 97-c    4,655  4/30/2008   Pronto Couriers, Inc.                               1,759   4/30/2008   77.4%   11/13/2007
  98     2,400  2/28/2011   Caie's Cafe                                         2,266   2/28/2016   62.2%   10/23/2007
  99                                                                                                88.7%    8/23/2007
 100     3,360  8/31/2009   Senor Tequilla                                      3,000   2/28/2008  100.0%    6/13/2007
 101     3,621   9/5/2013   Custom Realty                                       3,490   8/14/2016   95.7%    6/27/2007
 102     1,800  9/30/2017   Caribou Coffee                                      1,600   5/1/2016    77.4%    11/9/2006
 103     1,500  7/31/2017                                                                          100.0%    9/12/2007
 104                                                                                                73.8%    9/30/2007
 105                                                                                                86.5%   10/19/2007
 106                                                                                               100.0%     7/1/2007
 107                                                                                               100.0%    9/25/2007
 108                                                                                                85.9%    7/31/2007
 109    10,000  7/31/2008   Southland C&D Corp.                                 8,200   6/30/2009  100.0%    10/1/2007
 110                                                                                                96.3%    10/4/2007
 111                                                                                                72.0%    5/31/2007
 112                                                                                                80.8%    9/16/2007
 113     3,200  12/31/2010  FedEx/Kinko                                         2,000   2/28/2017   89.9%    9/14/2007
 114    12,780  8/31/2011   Cutler-Hammer Inc. / Eaton                          6,390  11/30/2008  100.0%    9/24/2007
 115     9,740  4/30/2011   CompuTex                                            8,664   5/31/2011   88.8%   10/22/2007
 116     3,500  4/30/2015   Cambridge Trust Company                             2,400   7/10/2009  100.0%    5/11/2007
 117                                                                                                87.4%    8/31/2007
 118     4,325  10/31/2012  Monicals Pizza                                      3,562   2/28/2014   85.4%    8/22/2007
 119                                                                                                85.1%    9/30/2007
 120     4,003  1/31/2011   Wingstop Restaurant                                 1,777  10/13/2008   83.1%    8/17/2007
 121     1,600  10/31/2012  S&S Maintenance                                     1,600  10/31/2010   91.3%     9/1/2007
 122    35,285  5/31/2009   ABC Coating                                        19,415   9/30/2009  100.0%    8/21/2007
 123                                                                                                77.5%    5/31/2007
 124     7,365  4/30/2021   Dialysis Clinic, LLC                                6,064  11/30/2011   88.3%   10/17/2007
 125    13,561  11/30/2019  Atlanta Western Group                               7,832  11/30/2016   91.0%    7/12/2007
 126     4,685  11/30/2011  PDI                                                 4,298   5/31/2017  100.0%    8/30/2007
 127                                                                                                99.0%    9/27/2007
 128                                                                                               100.0%    12/1/2007
 129    12,302  6/30/2010   Offco Printing                                      4,926   3/31/2010  100.0%    8/15/2007
 130     8,150   4/1/2010   Dr. Sharda                                          2,600   4/1/2011   100.0%    5/14/2007
 131                                                                                                88.8%    7/17/2007
 132     4,000  11/30/2010  MTG Upholstery                                      3,300   3/21/2009  100.0%     7/1/2007
 133     4,227  8/31/2012   Riverbottom Cafe                                    2,585   8/31/2010   86.5%    8/30/2007
 134                                                                                                96.4%    10/8/2007
 135                                                                                               100.0%   10/10/2007
 136                                                                                               100.0%    8/28/2007
 137                                                                                               100.0%     7/5/2007
 138                                                                                               100.0%    12/1/2007
 139                                                                                               100.0%    10/1/2007
 140    18,000  6/15/2008   FoodLink for Tulare County                         18,000   1/14/2010  100.0%    11/1/2007
 141     2,184  8/31/2012   SGG West, LLC                                       1,814   12/1/2009   79.8%    12/1/2007
 142                                                                                                86.9%    9/11/2007
 143     2,800  3/31/2012   Starbucks                                           1,850   2/28/2017   92.2%    9/10/2007
 144     5,040  2/29/2012   Beef O' Brady's                                     4,200   9/29/2010  100.0%   10/25/2007
 145     3,009  3/31/2012   FedEx Kinko's                                       2,000  10/31/2012   90.2%   10/24/2007
 146                                                                                               100.0%    12/1/2007
146-a                                                                                              100.0%    12/1/2007
146-b                                                                                              100.0%    12/1/2007
146-c                                                                                              100.0%    12/1/2007
146-d                                                                                              100.0%    12/1/2007
 147     1,923  5/31/2017                                                                          100.0%    10/5/2007
 148                                                                                               100.0%    12/1/2007
 149                                                                                                98.2%    8/30/2007
 150                                                                                               100.0%    12/1/2007
 151     4,000  5/31/2009   Cinncinnati Bell                                    2,964   9/30/2012   85.3%    9/26/2007
 152                                                                                               100.0%    12/1/2007
 153                                                                                                98.6%     9/5/2007
 154                                                                                               100.0%    12/1/2007
 155                                                                                                96.3%    6/26/2007
 156                                                                                                90.6%    8/28/2007
 157     2,700  8/31/2009   Robert Kidd Gallery                                 2,700  11/30/2011  100.0%    8/16/2007
 158                                                                                                94.2%     5/1/2007
 159     2,658  7/31/2008   Pharmacy                                            2,553      MTM     100.0%     4/6/2007
 160                                                                                               100.0%    12/1/2007
 161     5,783  4/30/2010   Imagine Furniture                                   4,469  10/12/2008  100.0%    6/18/2007
 162                                                                                               100.0%     7/3/2007
 163                                                                                                88.0%     8/1/2007
 164     2,000  6/30/2012   US Cellular                                         1,750   3/31/2012  100.0%     9/7/2007
 165                                                                                                96.2%     8/1/2007
 166                                                                                               100.0%     9/7/2007
 167                                                                                                89.5%    9/13/2007
 168                                                                                               100.0%    12/1/2007
 169                                                                                                96.9%    7/25/2007
 170                                                                                               100.0%     9/7/2007
 171                                                                                               100.0%     9/5/2007
 172                                                                                               100.0%    8/17/2007
 173                                                                                               100.0%    12/1/2007
 174                                                                                               100.0%    12/1/2007
 175     2,370     MTM      Central Coast SRVYR                                 1,764   1/31/2010  100.0%   10/16/2007
 176     1,824  8/31/2016   Movin' Shoes                                          799  11/30/2009  100.0%     9/7/2007
 177                                                                                               100.0%   10/12/2007
 178                                                                                                86.1%    9/30/2007
 179                                                                                               100.0%    12/1/2007
 180                                                                                               100.0%     9/5/2007
 181                                                                                               100.0%     9/5/2007
 182                                                                                               100.0%   10/19/2007
 183                                                                                               100.0%    12/1/2007
 184                                                                                               100.0%     8/6/2007
 185                                                                                               100.0%    7/25/2007
185-a                                                                                              100.0%    7/26/2007
185-b                                                                                              100.0%    7/26/2007

           UPFRONT
         REPLACEMENT
  ID   RESERVES ($) (9)
-----------------------

  1
 1-a
 1-b
 1-c
 1-d
 1-e
 1-f
 1-g
 1-h
 1-i
 1-j
 1-k
 1-l
 1-m
 1-n
 1-o
 1-p
 1-q
 1-r
 1-s
  2
 2-a
 2-b
  3
 3-a
 3-b
 3-c
 3-d
 3-e
 3-f
  4
  5
 5-a
 5-b
 5-c
 5-d
 5-e
 5-f
 5-g
 5-h
 5-i
 5-j
 5-k
 5-l
 5-m
 5-n
 5-o
 5-p
 5-q
 5-r
 5-s
 5-t
 5-u
 5-v
 5-w
 5-x
 5-y
 5-z
 5-aa
 5-ab
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
 5-am
 5-an
 5-ao
 5-ap
 5-aq
 5-ar
 5-as
 5-at
 5-au
 5-av
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
 5-ca
  6
  7
  8              88,008
  9
  10              2,563
  11
  12
  13
  14
 14-a
 14-b
 14-c
  15
  16         10,000,000
  17
  18
 18-a
 18-b
 18-c
 18-d
 18-e
  19
 19-a
 19-b
 19-c
 19-d
  20
  21
 21-a
 21-b
 21-c
 21-d
  22
  23
  24              3,239
  25
  26            110,000
  27             47,840
  28             63,160
  29
  30
  31
  32              5,821
 32-a
 32-b
  33
  34              4,128
  35
  36
  37
  38
  39
  40
  41
  42
  43
  44
  45
  46
  47
  48
  49
  50
  51
  52
  53
  54
  55          1,000,000
  56             20,027
 56-a
 56-b
  57              2,487
  58
  59
  60
 60-a
 60-b
  61
  62
  63
  64
  65          3,000,000
  66              2,315
  67
  68
  69
  70
  71                885
  72
  73
  74            400,000
  75
 75-a
 75-b
  76
  77
  78
  79
  80
  81
  82
  83
  84
  85
  86
  87                656
  88
  89          1,000,000
  90
  91
  92              1,032
  93
  94
  95
  96
  97
 97-a
 97-b
 97-c
  98
  99
 100             25,000
 101
 102
 103
 104
 105
 106
 107
 108
 109
 110              1,667
 111
 112
 113
 114
 115            253,000
 116
 117
 118
 119
 120
 121
 122
 123
 124
 125
 126
 127
 128
 129
 130                650
 131                762
 132                359
 133
 134
 135            230,524
 136
 137
 138
 139
 140
 141
 142
 143
 144
 145
 146
146-a
146-b
146-c
146-d
 147
 148
 149
 150
 151
 152
 153
 154
 155
 156
 157
 158
 159
 160
 161
 162
 163
 164
 165
 166
 167
 168
 169
 170
 171
 172
 173
 174
 175
 176
 177
 178
 179
 180
 181
 182
 183
 184
 185
185-a
185-b

                                                                                                                        MONTHLY
                                                                                                                    REPLACEMENT
  ID                                                                                                               RESERVES ($)
-------------------------------------------------------------------------------------------------------------------------------

  1
 1-a
 1-b
 1-c
 1-d
 1-e
 1-f
 1-g
 1-h
 1-i
 1-j
 1-k
 1-l
 1-m
 1-n
 1-o
 1-p
 1-q
 1-r
 1-s
  2
 2-a
 2-b
  3
 3-a
 3-b
 3-c
 3-d
 3-e
 3-f
  4
  5
 5-a
 5-b
 5-c
 5-d
 5-e
 5-f
 5-g
 5-h
 5-i
 5-j
 5-k
 5-l
 5-m
 5-n
 5-o
 5-p
 5-q
 5-r
 5-s
 5-t
 5-u
 5-v
 5-w
 5-x
 5-y
 5-z
 5-aa
 5-ab
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
 5-am
 5-an
 5-ao
 5-ap
 5-aq
 5-ar
 5-as
 5-at
 5-au
 5-av
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
 5-ca
  6                                                                          1/12th of 4% of TGR - Currently $98,078.42 / month
  7
  8                                                                                                                      88,008
  9                                                                                                                       2,700
  10                                                                                                                      2,563
  11
  12                                                                                                                      3,846
  13
  14
 14-a
 14-b
 14-c
  15
  16
  17
  18                                                                          Greater of $30,094 or 1/12 of 4% of Gross Revenue
 18-a
 18-b
 18-c
 18-d
 18-e
  19                                                                          Greater of $30,467 or 1/12 of 4% of Gross Revenue
 19-a
 19-b
 19-c
 19-d
  20                                                                                                                      4,401
  21                                                                          Greater of $31,243 or 1/12 of 4% of Gross Revenue
 21-a
 21-b
 21-c
 21-d
  22
  23
  24                                                                                                                      3,239
  25                                                                                                                      2,644
  26
  27
  28
  29
  30                                                                                                                      1,753
  31
  32                                                                                                                      5,821
 32-a
 32-b
  33
  34                                                                                                                      4,128
  35
  36                                                                                                                      1,880
  37
  38
  39                                                                                                                      3,074
  40                                                                                                                      5,035
  41
  42
  43
  44
  45
  46
  47                                                                                                                      4,781
  48                                                                                                                      4,333
  49
  50                                                                                                                      1,019
  51
  52                                                                                                                     10,000
  53                                                                                                                      2,097
  54                                                                                                                      1,004
  55
  56                                                                                                                      6,900
 56-a
 56-b
  57                                                                                                                      2,487
  58
  59                                                                                                                      1,214
  60
 60-a
 60-b
  61                                                                                                                        588
  62                                                                                                                        269
  63
  64
  65                                                                                                                      9,211
  66                                                                                                                      2,315
  67
  68
  69                                                                                                                      2,631
  70
  71                                                                                                                        885
  72                                                                                                                      3,733
  73                                                                                                                      1,082
  74                                                                                                                      8,895
  75   12,250 Initially; 1/12 of 5% of Gross Rev. (Baymont Property) and 1/12 of 4% of Gross Rev. (Wingate Property) thereafter
 75-a
 75-b
  76
  77
  78
  79
  80
  81
  82
  83                                                                                                                        524
  84
  85                                                                                                                      1,875
  86
  87                                                                                                                        656
  88
  89
  90
  91
  92                                                                                                                      1,032
  93
  94
  95
  96                                                                                                                      1,950
  97                                                                                                                      2,333
 97-a
 97-b
 97-c
  98
  99
 100                                                                                                                      2,083
 101
 102
 103
 104                                                 3% of Monthly Gross Revenues (Capex) / 1% of Monthly Gross Revenues (FF&E)
 105
 106
 107
 108                                                                                                                        756
 109
 110                                                                                                                      1,667
 111                                                                                             2.5% of Monthly Gross Revenues
 112
 113
 114                                                                                                                        533
 115
 116
 117
 118                                                                                                                        343
 119
 120                                                                                                                        370
 121                                                                                                                        208
 122
 123                                                                                               3% of Monthly Gross Revenues
 124                                                                                                                      1,106
 125                                                                                                                      1,000
 126
 127                                                                                                                        400
 128
 129
 130                                                                                                                        650
 131                                                                                                                        762
 132                                                                                                                        359
 133                                                                                                                      1,097
 134
 135
 136                                                                                                                      1,229
 137
 138
 139
 140
 141                                                                                                                        159
 142
 143
 144
 145                                                                                                                        191
 146
146-a
146-b
146-c
146-d
 147
 148
 149                                                                                                                      2,250
 150                                                                                                                        125
 151
 152                                                                                                                        140
 153                                                                                                                      1,800
 154
 155
 156                                                                                                                        698
 157                                                                                                                        254
 158                                                                                                                        690
 159
 160
 161                                                                                                                        406
 162
 163                                                                                                                        456
 164                                                                                                                        118
 165
 166                                                                                                                        375
 167
 168
 169                                                                                                                        600
 170                                                                                                                        400
 171                                                                                                                        600
 172                                                                                                                        267
 173
 174
 175
 176                                                                                                                         83
 177
 178                                                                                                                        726
 179
 180                                                                                                                        450
 181                                                                                                                        450
 182
 183
 184                                                                                                                        500
 185
185-a
185-b

         UPFRONT                              MONTHLY  MONTHLY TAX  MONTHLY INSURANCE        UPFRONT
  ID   TI/LC ($)                            TI/LC ($)   ESCROW ($)         ESCROW ($)  OTHER ESCROW ($)(9)
----------------------------------------------------------------------------------------------------------

  1
 1-a
 1-b
 1-c
 1-d
 1-e
 1-f
 1-g
 1-h
 1-i
 1-j
 1-k
 1-l
 1-m
 1-n
 1-o
 1-p
 1-q
 1-r
 1-s
  2
 2-a
 2-b
  3
 3-a
 3-b
 3-c
 3-d
 3-e
 3-f
  4                                                         79,125              8,438         2,400,000
  5                                                        559,889            129,839           228,657
 5-a
 5-b
 5-c
 5-d
 5-e
 5-f
 5-g
 5-h
 5-i
 5-j
 5-k
 5-l
 5-m
 5-n
 5-o
 5-p
 5-q
 5-r
 5-s
 5-t
 5-u
 5-v
 5-w
 5-x
 5-y
 5-z
 5-aa
 5-ab
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
 5-am
 5-an
 5-ao
 5-ap
 5-aq
 5-ar
 5-as
 5-at
 5-au
 5-av
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
 5-ca
  6                                                                                     7,195,703 (LOC)
  7
  8                                                         65,272                            1,160,642
  9
  10       1,667                                1,667                           5,667           278,344
  11                                            5,220       62,889              2,276           521,000
  12   2,766,830                                            38,519              2,839
  13
  14
 14-a
 14-b
 14-c
  15                                                                                    4,750,000 (LOC)
  16
  17
  18                                                        42,042              8,137
 18-a
 18-b
 18-c
 18-d
 18-e
  19                                                        37,239             15,924
 19-a
 19-b
 19-c
 19-d
  20                                                        64,827              5,528   1,000,000 (LOC)
  21                                                        57,787              8,374
 21-a
 21-b
 21-c
 21-d
  22
  23                                                                                            570,000
  24     275,000                                            77,718              3,915           500,000
  25     200,000                                6,250       22,707              1,853
  26                                                        10,047                              985,000
  27                                                         2,872
  28                                                         1,527
  29                                                        21,861
  30                                            9,000       20,578              3,045           235,000
  31
  32     136,731                               13,750       42,543
 32-a
 32-b
  33
  34                                                        33,931              4,455
  35                                                        19,043             13,008            31,250
  36                                                                                            636,312
  37
  38                                                        19,694              3,828
  39                                                        15,144              6,128
  40                                                         5,945              4,087
  41                                                                                            915,000
  42
  43
  44
  45
  46                                                         8,250              1,795         2,932,000
  47                                                         6,149              3,335
  48                                                        10,713              4,663
  49       5,609                                5,609       25,457                            1,100,000
  50                                            6,125       21,255              2,574         1,570,000
  51     300,000                                                                                320,000
  52                                                        10,500              5,298         1,300,000
  53                                                                                            265,150
  54                                            3,172        9,142                              125,000
  55                                                         5,444              2,563
  56                                                         8,816              6,211           635,714
 56-a
 56-b
  57       2,150                                2,150        8,592
  58                                                                                            967,513
  59       5,000                                5,000        6,237                755
  60
 60-a
 60-b
  61
  62                                            2,032        2,154                              130,000
  63     150,000                                            25,966                              437,500
  64     100,000                                            11,130
  65                                                        11,764              8,790
  66                                                        12,378              2,341
  67      14,019                                3,500        5,450              1,691           873,895
  68                                            2,750        2,411              1,339           708,080
  69                                            6,000       12,675              2,751            94,818
  70                                                         7,274              1,480
  71       1,917                                1,917       15,912                              400,000
  72                                                         4,467              1,794
  73     200,000                                            12,303              2,089            16,500
  74                                                        13,161              3,322
  75                                                         4,901              3,229           299,001
 75-a
 75-b
  76                                                        12,917
  77                                                        12,617
  78     250,000                                             4,202              1,622
  79                                            1,975       10,001                419         1,231,000
  80                                            1,975                                             3,100
  81                                                                                          1,100,000
  82                                                                                            936,611
  83              2,300 (Years 1-5); 3,500 thereafter       7,453                798
  84                                                                                            237,920
  85                                                                                      658,785 (LOC)
  86                                                         9,069                824
  87      30,000                                2,522       12,163                               86,600
  88                                                         9,556              1,009
  89                                                         4,627              1,470
  90                                                                                            350,000
  91
  92
  93                                                                                            128,084
  94
  95      50,000
  96                                                         3,593              2,704           211,363
  97      59,862                                             9,770              1,382           615,000
 97-a
 97-b
 97-c
  98                                                         6,644              1,409
  99
 100                                            4,000        4,003
 101     362,241
 102                                                         4,740                377         1,100,000
 103                                                         4,667                310
 104                                                         6,667              1,838
 105                                                         3,000              1,701           175,413
 106     200,000
 107
 108                                                         4,444                691           260,000
 109                                                         5,306
 110                                                         5,703              3,315            19,900
 111                                                         6,848              1,991
 112
 113                                              570        1,127              1,006           586,000
 114
 115                                            5,504        9,190              1,892         2,200,000
 116
 117
 118                                            1,000        2,237                987           450,000
 119                                                         1,455              1,337
 120     100,000                                             5,071              2,683           350,000
 121     103,840                                1,300        3,075                542           200,000
 122
 123                                                         6,210              1,991
 124      50,000                                2,467        5,224              1,478     127,340 (LOC)
 125                                                         4,215                912     150,000 (LOC)
 126                                                                                            190,832
 127                                                         2,990                463
 128
 129                                            2,408        4,354
 130                                                         2,865                592     142,500 (LOC)
 131                                                         5,599                              214,000
 132       1,667                                1,667        4,492                745
 133                                            1,407        7,669                659           332,291
 134                                                         5,140              1,394
 135                                                         7,059                181
 136                                                         6,198              1,528
 137                                                         4,206
 138
 139                                                                              726
 140     190,000                                             1,513              1,189
 141                                                         3,521                464
 142                                                         1,631                532
 143                                                                                            800,000
 144      81,400                                             3,830                859
 145      80,500                                1,079        4,089                376           105,000
 146
146-a
146-b
146-c
146-d
 147     230,493                                                                                 89,375
 148                                                         1,424                362
 149                                                         6,231              2,558
 150     269,100
 151                                                         6,048              1,044
 152
 153                                                         2,542                947
 154                                                                              341
 155                                                         7,045              1,033
 156                                                         1,528              1,030
 157                                              753        4,070                283
 158                                                         3,218              3,815
 159                                                         1,195                446
 160                                                                                                500
 161                                                         1,113                928
 162                                                                                             35,130
 163                                                         2,028                808
 164                                              817        1,578                542
 165                                                         4,399
 166                                                         2,341                375
 167
 168
 169                                                         2,215                674
 170                                                         2,250                426
 171                                                         2,036                543
 172                                                           825                567
 173                                                         1,946                342
 174                                                         4,591                303
 175
 176                                              569        2,144                352
 177
 178                                                         1,153                200
 179
 180                                                         1,324                425             5,000
 181                                                         1,954                423
 182
 183
 184                                                         2,239                263
 185
185-a
185-b

       OTHER ESCROW
  ID   DESCRIPTION (9)
------------------------------------------------------------------------------------------------------------------------------

  1
 1-a
 1-b
 1-c
 1-d
 1-e
 1-f
 1-g
 1-h
 1-i
 1-j
 1-k
 1-l
 1-m
 1-n
 1-o
 1-p
 1-q
 1-r
 1-s
  2
 2-a
 2-b
  3    Springing Environmental Holdack, Springing Deferred Maintenance Holdback
 3-a
 3-b
 3-c
 3-d
 3-e
 3-f
  4    Additional Security
  5    Environmental (144,650); Ground Lease (84,007); Springing Deferred Maintenance; Springing Ground Lease
 5-a
 5-b
 5-c
 5-d
 5-e
 5-f
 5-g
 5-h
 5-i
 5-j
 5-k
 5-l
 5-m
 5-n
 5-o
 5-p
 5-q
 5-r
 5-s
 5-t
 5-u
 5-v
 5-w
 5-x
 5-y
 5-z
 5-aa
 5-ab
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
 5-am
 5-an
 5-ao
 5-ap
 5-aq
 5-ar
 5-as
 5-at
 5-au
 5-av
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
 5-ca
  6    Additional Security/Debt Service LOC
  7
  8    Upfront Ground Rent & PIP; Monthly Ground Rent
  9
  10   Health Club (240,000) and Violations (38,344) Holdbacks
  11   Petsmart Holdback (55,000) and Michaels Holdback LOC (466,000 LOC)
  12
  13
  14
 14-a
 14-b
 14-c
  15   Debt Service LOC
  16
  17
  18
 18-a
 18-b
 18-c
 18-d
 18-e
  19
 19-a
 19-b
 19-c
 19-d
  20   Leasing Reserve LOC
  21
 21-a
 21-b
 21-c
 21-d
  22
  23   Holdback
  24   DSCR Holdback
  25
  26   Economic Occupancy Holdback LOC
  27
  28
  29
  30   Suite 5731 Holdback Reserve
  31
  32
 32-a
 32-b
  33
  34
  35   Seismic Maintenance
  36   Letter of Credit
  37
  38
  39
  40
  41   Construction Funds
  42
  43
  44
  45
  46   24 Hour Fitness Free Rent Reserve (432,000), TI Reserve LOC (2,500,000)
  47
  48
  49   Performance Reserve
  50   National Orthodontix TI Reserve (70,000), Holdback Reserve (1,500,000)
  51   Environmental Reserve (20,000), J.C. Penney TI Holdback (300,000)
  52   Performance Impound
  53   Cleanup Work Escrow; Albertson LOC
  54   Occupancy Impound LOC
  55
  56   Capital Reserve (309,296), Fire Loss Reserve (326,418)
 56-a
 56-b
  57
  58   Vacancy Reserve (900,000), KFC Reserve (67,513)
  59
  60
 60-a
 60-b
  61   Springing Debt Service Reserve
  62   Occupancy Impound LOC
  63   Environmental Remediation
  64
  65   Springing Excess Cash Impound
  66
  67   Interest Reserve (257,083), Tenant Improvements Reserve (616,812)
  68   Tenant Holdback Reserve (318,000), TI Reserve (50,080), Construction Cost Holdback Reserve (340,000)
  69   New Care/Home Health/Premium Product/Sacramento Business Rent Impounds
  70
  71   Standex LOC
  72
  73   Pure Investments Reserve
  74   Springing Excess Cash Impound
  75   Renovation Reserve (249,001), Credit Enhancement Reserve (50,000)
 75-a
 75-b
  76
  77
  78
  79   Occupancy Reserve (1,220,000), Rent Reserve (11,000)
  80   Rent Reserve
  81   Nova Retail Holdings Holdback
  82   Rent and Tax Special Impound/Construction Cost Impound
  83
  84   Fidelity Tenant Escrow
  85   PTC Therapeutics Rent Reserve LOC (600,000), Tax Reserve LOC (58,785)
  86
  87   IMA Tenant Holdback
  88
  89
  90   Occupancy Escrow
  91
  92
  93   Insurance Premium Impound, Springing Environmental Impound
  94
  95
  96   Environmental Reserve (11,363), Renovation Reserve (200,000)
  97   Holdback (410,000), Leasing Reserve (125,000), Supplemental Holdback (80,000), Monthly Reserve (Corporate Park Leasing)
 97-a
 97-b
 97-c
  98
  99
 100
 101
 102   LOC(NOI)
 103   Springing Countrywide Replacement Lease Escrow
 104
 105   LOC
 106   Springing BayCare LOC
 107   Springing Debt Service Reserve and Minimum Account Balance Impound
 108   Holdback
 109
 110   Violations Holdback
 111
 112
 113   Rent Achievement Holdback, Mechanics Lein Holdback
 114   Springing Rental Achievement LOC
 115   Encomia Reserve
 116
 117
 118   Holdback Escrow
 119
 120   EGI Reserve
 121   TI Escrow Holdback
 122
 123
 124   Improvement Reserve LOC
 125   Leasing Reserve LOC
 126   Rent Holdback
 127
 128   Springing Debt Service Reserve
 129
 130   Roof Repair Reserve LOC
 131   Local Law 11 Remediation Work Escrow (167,750); Enviromental Holdback (21,250); Remediation Holdback (25,000)
 132
 133   Clicks Reserve (220,275), Sports City Reserve (112,016)
 134
 135
 136
 137
 138   Springing Debt Service Reserve and Minimum Account Balance Impound
 139   Springing Debt Service (LOC)
 140
 141
 142
 143   LOC
 144
 145   Occupancy Stabilization Impound
 146
146-a
146-b
146-c
146-d
 147   Rent Concessions
 148
 149
 150
 151
 152
 153
 154
 155
 156
 157
 158
 159
 160   Minimum Account Balance
 161
 162   CitiBank Rent
 163
 164
 165
 166
 167
 168
 169
 170
 171
 172
 173
 174
 175
 176
 177
 178
 179
 180   Radon Testing Impound
 181
 182
 183   Springing General Operating and Property Impound Escrow
 184
 185   Springing General Operating and Property Impound Escrow
185-a
185-b

                   ENVIRONMENTAL                        ENGINEERING
  ID                REPORT DATE                         REPORT DATE
------------------------------------------------------------------------------

  1                  4/5/2007                             Various
 1-a                 4/5/2007                            4/23/2007
 1-b                 4/5/2007                            4/5/2007
 1-c                 4/5/2007                            4/5/2007
 1-d                 4/5/2007                            4/5/2007
 1-e                 4/5/2007                            4/5/2007
 1-f                 4/5/2007                            4/5/2007
 1-g                 4/5/2007                            4/5/2007
 1-h                 4/5/2007                            4/5/2007
 1-i                 4/5/2007                            4/5/2007
 1-j                 4/5/2007                            4/5/2007
 1-k                 4/5/2007                            4/5/2007
 1-l                 4/5/2007                            4/5/2007
 1-m                 4/5/2007                            4/5/2007
 1-n                 4/5/2007                            4/5/2007
 1-o                 4/5/2007                            4/5/2007
 1-p                 4/5/2007                            4/5/2007
 1-q                 4/5/2007                            4/5/2007
 1-r                 4/5/2007                            4/5/2007
 1-s                 4/5/2007                            4/5/2007
  2                 10/31/2007                            Various
 2-a                10/31/2007                          10/31/2007
 2-b                10/31/2007                           9/27/2007
  3                  Various                             Various
 3-a                 7/10/2007                           7/9/2007
 3-b                 7/10/2007                           8/16/2007
 3-c                 7/11/2007                           7/9/2007
 3-d                 7/12/2007                           7/9/2007
 3-e                 7/12/2007                           7/9/2007
 3-f                 7/10/2007                           7/9/2007
  4                 8/21/2007                           8/30/2007
  5                  Various                             Various
 5-a                 6/11/2007                           6/11/2007
 5-b                 6/4/2007                            6/4/2007
 5-c                 6/11/2007                           6/11/2007
 5-d                 6/11/2007                           6/11/2007
 5-e                 6/11/2007                           6/11/2007
 5-f                 6/4/2007                            6/4/2007
 5-g                 6/11/2007                           6/11/2007
 5-h                 6/11/2007                           6/11/2007
 5-i                 6/11/2007                           6/11/2007
 5-j                 6/11/2007                           6/11/2007
 5-k                 6/11/2007                           6/11/2007
 5-l                 6/11/2007                           6/11/2007
 5-m                 6/4/2007                            6/4/2007
 5-n                 5/28/2007                           6/11/2007
 5-o                 6/4/2007                            6/4/2007
 5-p                 6/11/2007                           6/11/2007
 5-q                 6/11/2007                           6/11/2007
 5-r                 6/11/2007                           6/11/2007
 5-s                 6/11/2007                           6/11/2007
 5-t                 6/11/2007                           6/11/2007
 5-u                 6/11/2007                           6/11/2007
 5-v                 6/11/2007                           6/11/2007
 5-w                 6/11/2007                           6/11/2007
 5-x                 6/11/2007                           6/11/2007
 5-y                 6/11/2007                           6/11/2007
 5-z                 6/11/2007                           6/11/2007
 5-aa                6/4/2007                            6/4/2007
 5-ab                6/4/2007                            6/4/2007
 5-ac                5/27/2007                           5/27/2007
 5-ad                6/11/2007                           6/11/2007
 5-ae                6/4/2007                            6/4/2007
 5-af                6/11/2007                           6/11/2007
 5-ag                6/4/2007                            6/4/2007
 5-ah                6/4/2007                            6/4/2007
 5-ai                6/11/2007                           6/11/2007
 5-aj                6/11/2007                           6/11/2007
 5-ak                6/11/2007                           6/11/2007
 5-al                5/27/2007                           5/27/2007
 5-am                6/11/2007                           6/11/2007
 5-an                6/11/2007                           6/11/2007
 5-ao                6/4/2007                            6/4/2007
 5-ap                6/11/2007                           6/11/2007
 5-aq                6/11/2007                           6/11/2007
 5-ar                6/11/2007                           6/11/2007
 5-as                6/11/2007                           6/11/2007
 5-at                6/11/2007                           6/11/2007
 5-au                6/11/2007                           6/11/2007
 5-av                6/11/2007                           6/11/2007
 5-aw                6/11/2007                           6/11/2007
 5-ax                6/4/2007                            6/4/2007
 5-ay                6/11/2007                           6/11/2007
 5-az                6/11/2007                           6/11/2007
 5-ba                6/11/2007                           6/11/2007
 5-bb                6/11/2007                           6/11/2007
 5-bc                6/11/2007                           6/11/2007
 5-bd                6/11/2007                           6/11/2007
 5-be                6/11/2007                           6/11/2007
 5-bf                6/4/2007                            6/4/2007
 5-bg                6/4/2007                            6/4/2007
 5-bh                6/11/2007                           6/11/2007
 5-bi                6/11/2007                           6/11/2007
 5-bj                6/11/2007                           6/11/2007
 5-bk                6/11/2007                           6/11/2007
 5-bl                6/11/2007                           6/11/2007
 5-bm                6/4/2007                            6/4/2007
 5-bn                6/11/2007                           6/11/2007
 5-bo                6/11/2007                           6/11/2007
 5-bp                6/11/2007                           6/11/2007
 5-bq                5/28/2007                           6/11/2007
 5-br                6/11/2007                           6/11/2007
 5-bs                6/11/2007                           6/11/2007
 5-bt                6/11/2007                           6/11/2007
 5-bu                6/4/2007                            6/4/2007
 5-bv                6/11/2007                           6/11/2007
 5-bw                6/11/2007                           6/11/2007
 5-bx                6/11/2007                           6/11/2007
 5-by                6/11/2007                           6/11/2007
 5-bz                6/4/2007                            6/4/2007
 5-ca                6/11/2007                           6/11/2007
  6                  9/26/2007                           9/30/2007
  7                 10/30/2007                           9/17/2007
  8                 11/6/2006                           11/2/2006
  9                  6/21/2007                           6/20/2007
  10                 6/11/2007                           6/11/2007
  11                 9/25/2007                           9/21/2007
  12                 9/25/2007                           9/21/2007
  13                 7/7/2005                            8/3/2005
  14                  Various                             Various
 14-a                4/18/2007                           4/18/2007
 14-b                4/19/2007                           4/16/2007
 14-c                4/17/2007                           4/16/2007
  15                11/7/2007                          10/19/2007
  16                 8/29/2007                           8/8/2007
  17                 5/9/2007                            10/4/2007
  18                  Various                            8/24/2007
 18-a                8/24/2007                           8/24/2007
 18-b                8/20/2007                           8/24/2007
 18-c                8/23/2007                           8/24/2007
 18-d                8/21/2007                           8/24/2007
 18-e                8/23/2007                           8/24/2007
  19                  Various                             Various
 19-a                8/23/2007                           8/24/2007
 19-b                8/22/2007                           8/22/2007
 19-c                8/22/2007                           8/24/2007
 19-d                8/23/2007                           8/24/2007
  20                10/15/2007                          10/12/2007
  21                  Various                            8/24/2007
 21-a                8/21/2007                           8/24/2007
 21-b                8/23/2007                           8/24/2007
 21-c                8/23/2007                           8/24/2007
 21-d                8/22/2007                           8/24/2007
  22                 9/12/2007                           8/30/2007
  23                 4/26/2006                           3/12/2007
  24                 8/8/2007                            7/2/2007
  25                 6/25/2007                           6/25/2007
  26                 7/12/2007                           7/12/2007
  27                 8/13/2007                           8/13/2007
  28                 7/23/2007                           6/1/2007
  29                 7/16/2007                           7/16/2007
  30                 7/30/2007                           7/24/2007
  31                 9/12/2007                           8/30/2007
  32                  Various                            6/28/2007
 32-a                6/23/2007                           6/28/2007
 32-b                6/29/2007                           6/28/2007
  33                 3/13/2007                           3/12/2007
  34                 6/12/2007                           6/12/2007
  35                 9/10/2007                           9/6/2007
  36                 7/2/2007                            7/2/2007
  37                 9/19/2007                           9/25/2007
  38                 7/2/2007                            7/2/2007
  39                 6/29/2007                           6/29/2007
  40                 9/14/2007                          10/12/2007
  41                12/28/2006                          11/13/2007
  42                 2/23/2007                           7/2/2007
  43                 2/23/2007                           2/26/2007
  44                 2/28/2007                           5/7/2007
  45                 2/28/2007                           7/6/2007
  46                 2/19/2007                           2/19/2007
  47                 9/14/2007                           9/14/2007
  48                 7/3/2007                            7/3/2007
  49                 8/1/2007                            7/31/2007
  50                 7/24/2007                           7/18/2007
  51   6/19/2007 (Mall); 7/2/2007 (Plaza)  6/18/2007 (Mall); 6/20/2007 (Plaza)
  52                 8/30/2007                           8/30/2007
  53                 8/24/2007                           8/7/2007
  54                 9/10/2007                           9/10/2007
  55                 7/19/2007                           7/20/2007
  56                 5/10/2006                           5/10/2006
 56-a                5/10/2006                           5/10/2006
 56-b                5/10/2006                           5/10/2006
  57                 8/9/2007                            8/9/2007
  58                 1/22/2007                           7/20/2007
  59                 8/15/2007                           8/10/2007
  60                  Various                             Various
 60-a                7/3/2007                            5/15/2007
 60-b                6/12/2007                           5/18/2007
  61                 8/24/2007                           8/20/2007
  62                 9/5/2007                            9/4/2007
  63                 8/20/2007                           7/20/2007
  64                 10/12/2007                          10/23/2007
  65                 5/30/2007                           5/29/2007
  66                 6/1/2007                            6/1/2007
  67                 3/20/2007                           3/28/2007
  68                 4/12/2007                           4/12/2007
  69                 4/30/2007                           4/23/2007
  70                 7/11/2007                           7/11/2007
  71                10/24/2006                           9/30/2006
  72                 9/14/2007                           9/14/2007
  73                 7/12/2007                           7/12/2007
  74                 8/9/2007                            8/9/2007
  75                 Various                             Various
 75-a                7/11/2007                           7/12/2007
 75-b                7/19/2007                           7/19/2007
  76                 8/27/2007                           8/17/2007
  77                 4/9/2007                            4/6/2007
  78                 6/20/2007                           6/20/2007
  79                 4/13/2007                           4/7/2007
  80                 4/13/2007                           4/7/2007
  81                 9/17/2007                           9/14/2007
  82                 7/14/2007                           11/5/2007
  83                 7/10/2007                           7/13/2007
  84                 5/24/2007                           5/24/2007
  85                 8/17/2007                           8/17/2007
  86                 9/28/2007                           10/4/2007
  87                 6/1/2007                            7/5/2007
  88                 8/21/2007                           9/13/2007
  89                 7/23/2007                           7/23/2007
  90                 8/21/2007                           9/25/2007
  91                 7/6/2007                            7/6/2007
  92                 6/26/2007                           6/25/2007
  93                 4/3/2007                            4/3/2007
  94                 8/30/2007                           8/29/2007
  95                 4/5/2007                           11/28/2006
  96                 9/14/2007                           9/14/2007
  97                10/26/2007                            Various
 97-a               10/26/2007                           8/29/2007
 97-b               10/26/2007                           9/6/2007
 97-c               10/26/2007                           9/6/2007
  98                 10/8/2007                           10/4/2007
  99                 8/17/2007                           8/20/2007
 100                 6/7/2007                            6/7/2007
 101                 8/31/2006                           8/31/2006
 102                10/12/2006                          10/11/2006
 103                 8/28/2007                           8/31/2007
 104                10/4/2007                           10/3/2007
 105                 7/2/2007                            6/29/2007
 106                 6/25/2007                           6/21/2007
 107                 7/16/2007                           7/18/2007
 108                 7/27/2007                           7/26/2007
 109                 8/31/2007                           8/31/2007
 110                 5/10/2007                           5/8/2007
 111                 7/10/2007                           7/10/2007
 112                 8/16/2007                           8/16/2007
 113                 8/23/2007                           8/27/2007
 114                 9/12/2007                           9/11/2007
 115                 8/16/2007                           6/15/2007
 116                 4/10/2007                           4/11/2007
 117                 8/15/2007                           8/15/2007
 118                 9/19/2007                           9/19/2007
 119                 4/2/2007                            3/29/2007
 120                 8/17/2007                           8/17/2007
 121                10/11/2007                          10/10/2007
 122                 3/28/2007                           3/21/2007
 123                 7/9/2007                            7/9/2007
 124                 6/6/2007                            6/6/2007
 125                 6/26/2007                           6/26/2007
 126                    NAP                              8/2/2007
 127                    NAP                              6/28/2007
 128                 7/5/2007                            9/19/2007
 129                 7/13/2007                           6/26/2007
 130                 7/13/2007                           7/16/2007
 131                 7/31/2007                           7/31/2007
 132                 5/24/2007                           5/24/2007
 133                 7/27/2007                           8/7/2007
 134                 4/13/2007                           4/10/2007
 135                10/1/2007                            9/28/2007
 136                 9/13/2007                           8/13/2007
 137                 6/13/2007                           5/31/2007
 138                 8/14/2007                           8/14/2007
 139                10/11/2007                           10/1/2007
 140                 7/11/2007                           7/11/2007
 141                    NAP                              5/31/2007
 142                    NAP                              6/26/2007
 143                 8/2/2007                            7/31/2007
 144                10/8/2007                          10/16/2007
 145                   NAP                              8/14/2007
 146                  Various                             Various
146-a                5/1/2007                            5/2/2007
146-b                4/30/2007                           5/1/2007
146-c                4/30/2007                           5/3/2007
146-d                5/1/2007                            5/3/2007
 147                 6/29/2007                           6/28/2007
 148                    NAP                              7/16/2007
 149                    NAP                              6/1/2007
 150                    NAP                              6/11/2007
 151                 9/14/2007                           9/17/2007
 152                    NAP                              7/12/2007
 153                    NAP                              7/16/2007
 154                    NAP                              9/21/2007
 155                    NAP                              8/27/2007
 156                    NAP                              6/27/2007
 157                    NAP                              7/26/2007
 158                    NAP                              5/7/2007
 159                    NAP                              4/10/2007
 160                 4/18/2007                           5/22/2007
 161                    NAP                              6/5/2007
 162                 6/13/2007                           6/12/2007
 163                    NAP                              9/28/2007
 164                    NAP                              7/26/2007
 165                 8/27/2007                           9/17/2007
 166                    NAP                              7/16/2007
 167                 8/27/2007                           10/3/2007
 168                    NAP                              6/12/2007
 169                 6/25/2007                           6/18/2007
 170                    NAP                              7/16/2007
 171                    NAP                              7/17/2007
 172                    NAP                              7/30/2007
 173                    NAP                              8/16/2007
 174                    NAP                              7/25/2007
 175                    NAP                              9/21/2007
 176                    NAP                              7/26/2007
 177                 9/19/2007                           9/18/2007
 178                    NAP                              9/25/2007
 179                 8/27/2007                           8/9/2007
 180                    NAP                              7/17/2007
 181                    NAP                              7/17/2007
 182                 8/31/2007                           8/30/2007
 183                 8/7/2007                               NAP
 184                    NAP                              7/16/2007
 185                    NAP                                 NAP
185-a                   NAP                                 NAP
185-b                   NAP                                 NAP

  ID   LOAN SPONSOR (10)
-----------------------------------------------------------------------------------------------------------------------

  1    DRA G&I Fund VI and Colonial Properties Trust
 1-a
 1-b
 1-c
 1-d
 1-e
 1-f
 1-g
 1-h
 1-i
 1-j
 1-k
 1-l
 1-m
 1-n
 1-o
 1-p
 1-q
 1-r
 1-s
  2    General Growth Properties, Inc.
 2-a
 2-b
  3    Angelo, Gordon & Co. & iStar Financial
 3-a
 3-b
 3-c
 3-d
 3-e
 3-f
  4    Pratt, Brent K.; Clayton F. Foulger; Bryant F. Foulger; John Austin; Richard Perlmutter
  5    Citigroup Global Special Situations Group, Westmont Hospitality Group and Westbridge Hospitality Fund II, L.P.
 5-a
 5-b
 5-c
 5-d
 5-e
 5-f
 5-g
 5-h
 5-i
 5-j
 5-k
 5-l
 5-m
 5-n
 5-o
 5-p
 5-q
 5-r
 5-s
 5-t
 5-u
 5-v
 5-w
 5-x
 5-y
 5-z
 5-aa
 5-ab
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
 5-am
 5-an
 5-ao
 5-ap
 5-aq
 5-ar
 5-as
 5-at
 5-au
 5-av
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
 5-ca
  6    General Electric Pension Trust, Pyramid Advisors LLC
  7    General Growth Properties, Inc.
  8    Investcorp Properties Limited and The Procaccianti Group
  9    Forest City Enterprises, Inc.
  10   Aleksander Goldin
  11   McGill, John
  12   Duleney Center Busines Trust
  13   Kimco Realty & Prudential Insurance Co.
  14   AG Net Lease Corp.
 14-a
 14-b
 14-c
  15   Hankin, Robert; Samuel Hankin; Richard Hankin
  16   Terrapin Limited Holdings, LLC
  17   Heers, Charles M.; Marilyn C. Heers
  18   Terry L. Hall, James J. Matuszak, Joe A. Romkema
 18-a
 18-b
 18-c
 18-d
 18-e
  19   Terry L. Hall, James J. Matuszak, Joe A. Romkema
 19-a
 19-b
 19-c
 19-d
  20   The Goldrich Trust No. 1; The Kest Trust No. 1; Hirsch Family Trust; and Warren L. Breslow Trust
  21   Terry L. Hall, Joe A. Romkema, James J. Matuszak
 21-a
 21-b
 21-c
 21-d
  22   EPT Downreit, Inc.
  23   Jubilee Limited Partnership, Rub LLC
  24   Aria Mehrabi and David Walker
  25   Jonathan D. Gould
  26   Joseph Wolf, Michael Flesch, Robert T. Flesh
  27   Joseph Wolf, Michael Flesch, Robert T. Flesh
  28   Joseph Wolf, Michael Flesch, Robert T. Flesh
  29   Behringer Harvard Multifamily REIT I
  30   Susan Lew
  31   EPT Downreit, Inc.
  32   Gregory Forester and Michael Eisner
 32-a
 32-b
  33   First Real Estate Investment Trust of New Jersey
  34   Woodlark Capital, LLC, Ari Rosenblum
  35   Stephens, Donald R. ; Lane B. Stephens
  36   Silver Springs, Inc.
  37   Inland Western Retail Real Estate Trust
  38   Gabrielle Yacenda and Jeanine Yacenda and JY Realty, LLC
  39   Michael G. O'Rourke, Andrew S. Plant
  40   David R. Freeman, Fred L. Carpenter, John B. Hansen, John L. Hales, John H. Hawkins
  41   Lake, David G.; Deborah A. Lake
  42   William Kahane and Nicholas Schorsch
  43   William Kahane and Nicholas Schorsch
  44   William Kahane and Nicholas Schorsch
  45   William Kahane and Nicholas Schorsch
  46   Ronald O. Keil
  47   David R. Freeman, Fred L. Carpenter, John B. Hansen, John L. Hales, John H. Hawkins
  48   Gregory Fernebok, Joshua Fernebok
  49   Martin and Samuel Ginsburg
  50   Steven H. Hardee, Katherine Hardee, and The HAP Trust
  51   Kamyar Mateen, Shervin Mateen
  52   Adrian Wewers, Larry Lollis, Paul Shaw, David Swentor
  53   Sabre Realty Management, Inc.
  54   David B. Dollinger
  55   Anthony Zanze, Kurt Houtkooper, Mark Hamilton, Tom Persons
  56   Russell Wilkinson, Wilkinson Corporation
 56-a
 56-b
  57   JP Fine and Paul Bernon
  58   Leonard Bierbrier
  59   Ron Claman
  60   Corporate Property Associates 16-Global Incorporated
 60-a
 60-b
  61   Simeon Realty Partners II, LLC
  62   David B. Dollinger
  63   Konover Properties Corporation, Konover, Simon; Seymour Seiler
  64   Waxman, Brian; Peter Applefield
  65   Chetan Patel, Garry Hesselbacher
  66   David Arthur and John Buttarazzi
  67   Jennifer Croll, Peter Kleis
  68   Mark D. Bratton, Kim F. Scoggins
  69   Theodore M Johnson, Herb Simon, Ann Johnson
  70   ALLEN CAPITAL PARTNERS, LLC
  71   Savas Er and Ozlen Er
  72   David R. Freeman, Fred L. Carpenter, John B. Hansen, John L. Hales, John H. Hawkins
  73   William L. Hutchinson
  74   Jagdip Patel, Viran Nana
  75   Hitesh Patel, Shailesh Patel, Komal Patel, Nalin Patel, Pritish Patel, Mitul Patel
 75-a
 75-b
  76   Joel S. Lee
  77   Mark Feldman
  78   Bernard G. Hackman, Jeffrey T. Dever, R. Brian Chabot, Tom P. Timion
  79   Randolph T. Shell, Pavo Milicevic, Nedjeljko Milicevic, James R. Elson
  80   Randolph T. Shell, Pavo Milicevic, Nedjeljko Milicevic, James R. Elson
  81   Stuart D. Schooler, Warren S. Teitelbaum, Leonard A. Greenberg
  82   Douglas T. Mergenthaler
  83   Anthony Christopher Warner et al.
  84   Kenneth Kleban and Alida Kleban
  85   Robert C. Baker
  86   William L. Walde, Paul Greenberg, A.G. Gershoni
  87   Donald Tanen, Mark Grebler, Howard Wagman, Elissa Tolman
  88   Hamra, Robert
  89   Anthony Zanze, Kurt Houtkooper, Mark Hamilton
  90   Dominic Ciotola, Italia Ciotola
  91   Donald Lam
  92   Moses Mizrahi and Jeno Guttman
  93   Peter Sullivan
  94   Schahet, Gary
  95   J Russell Pitto and Simeon Realty Partners I, LLC
  96   Nickolas W. Jekogian, III
  97   Paul Gerwin, Fred Kolber
 97-a
 97-b
 97-c
  98   The Sharon Corporation
  99   Craig N Lyons
 100   Stephen J. Ziff
 101   Daniel S. Coletti
 102   Richard (Rick) Campbell, Richard D. McCormick, Richard O. (Dick) Campbell, William J. Fortune
 103   Rick Campbell, Richard O. Campbell, Richard D. McCormick, William J. Fortune
 104   Dilip Patel, Ajay Patel
 105   Sean P. Coatney
 106   Michael D. Miller, Craig T. Yonezawa
 107   David B. Dollinger
 108   John Koudsi, Brett Henry, Scott Henry
 109   Lawrence N. Field
 110   Marilyn Finkelstein and Ilene Morgan
 111   Gene Liguori, Jr
 112   Craig N. Lyons, C. & G. Lyons Revocable Trust, The Holly & Michael Trust
 113   William D. Bishop, III, Robert Whitney Duncan, Christopher D. Smith
 114   Steven M. Mancini, Daniel C. Mancini, Edward A. Mancini
 115   Saul Friedman, Samuel Wechsler, Morris Friedman
 116   Bruce Gorsky
 117   Craig N Lyons, C. & G. Lyons Revocable Trust, The Holly & Michael Trust
 118   Richard W. Block, Michael J. Fox, Charles M. Amy
 119   John C. Thompson, Robert C. Mister
 120   William L. Hutchinson
 121   Steve Pruitt
 122   Gerald L. Trooien
 123   Gene Liguori, Jr
 124   Bahman Sabbaghian, Christopher B. Thibodeaux, James E. McNally, Christopher J. Achee, Daryl J. Elias,
       Jr., Amanda R. Lacomb, Lam Nguyen, Dwayne Bergeaux
 125   William L. Huntley
 126   Borue H. O'Brien, Richard A. Coombs, Larry L. Wasem
 127   William Raymond, Patrick Mockler
 128   Corporate Property Associates 16-Global Incorporated
 129   Robert A. McHugh III, Michael C. Jaeger
 130   Harvey Montague
 131   Nicholas Sprayregen
 132   Michael Schweitzer & Melissa Schweitzer Marquardt
 133   Michael D. Young
 134   Donald M. Kaplan
 135   Sundt, Jon
 136   Kevin J. Weisbeck, Jeffrey A. Stockert, Ryan J. Rivett, Ronald J. Rivett
 137   Linda Berley, Alexander Berley, Peter Berley
 138   David Brisbee, David Waller, James A Hartung, Blake A George, John Brigham
 139   Timothy O. Carey, Matthew Lund, Michael Lee
 140   ALLEN CAPITAL PARTNERS, LLC
 141   Bruce G. Bohuny, Robert McEwan, Gershon Alexander, Harold P. Cook, III
 142   Marjorie Reese, Thomas Reese
 143   George R. Oberer, Jr.
 144   Shapin, Lawrence A., Sydney E. and Elsie R. Wright
 145   Fredric S. Jacques, Andrew Dumke, Arthur Dumke
 146   William Kahane and Nicholas Schorsch
146-a
146-b
146-c
146-d
 147   Kadosh, Maya
 148   Keith Sinclair
 149   Roosevelt T. Miller; Richard D. Heftel
 150   Sandy Hansen, Dale Hansen, Sally I. Semm, Charles R. Stovall
 151   Stulbarg, Lenore O.; Peter F. Marcus
 152   Peter Moede
 153   Michael P. Stickney, Dean W. Fried, Richard Graff
 154   Diane Gerch, Ronald M. DeWoskin
 155   Edwin Eisen, Arnold Sollar
 156   Henry R. Butler
 157   Paul Fecko, Willis H. Stephens, Jr.
 158   Tahir Zaman, Asad Zaman, Nadir Zaman, Khalid Zaman
 159   Bentzion Mandelbaum, Brenda Mandelbaum, Uri Mandelbaum
 160   Pedro S. Arroyo, Karen G. Arroyo
 161   Robert Young, Marie Holdings LLC, Gary W. Young, Bernard J. Heggeman, John Peebles, Allan Cameron
 162   Muchnick, Steven
 163   Michael Moore, Michael Bohn
 164   Fredric S. Jacques, Andrew Dumke, Arthur Dumke
 165   Spencer Partrich, Mickey Shapiro
 166   Michael P. Stickney, Dean W. Fried
 167   Spencer Partrich, Mickey Shapiro
 168   Deborah Benedict, Donald Benedict, The Benedict Trust
 169   Ngoc M. Nguyen, Chinh N. Tran
 170   Michael P. Stickney, Dean W. Fried, Richard Graff
 171   Michael P. Stickney, Dean W. Fried, Richard Graff
 172   Richard P. Garza
 173   Lynda Free, David Free, Katherine Atkinson, James Atkinson
 174   Donald Clarke
 175   Donald E. Evenson, Michael Tonti, Denis B. Peavey
 176   Fredric S. Jacques, Andrew Dumke, Arthur Dumke
 177   Imperato, Andrew
 178   Michael Andoniades, Steven R Ureel
 179   Sylvia Finger, David Finger
 180   Michael P. Stickney, Dean W. Fried, Richard Graff
 181   Douglas Graff, Richard Graff
 182   Littell, Virginia
 183   Michael Ari Storch, Shraga Ben Goldenhersh
 184   Dean W. Fried, Michael P. Stickney, Richard Graff
 185   Daryl Taylor
185-a
185-b

                                   APPENDIX C

          CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED
                             HOUSING COMMUNITY LOANS

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR18

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
COMMUNITY LOANS

                                                                                                                    % OF
                                                                                          % OF                    APPLICABLE
        CMSA        CMSA         MORTGAGE                                            INITIAL POOL   LOAN GROUP   LOAN GROUP
 ID   LOAN NO.  PROPERTY NO.  LOAN SELLER (2)  PROPERTY NAME (1)                       BALANCE     (ONE OR TWO)    BALANCE
----  --------  ------------  ---------------  ------------------------------------  ------------  ------------  -----------

 10      10        10-001         BSCMI        Park Avenue Apartments                    1.9%           2          13.6%
 15      15        15-001         PCFII        Claremont Apartments                      1.3%           2           9.3%
 17      17        17-001         PCFII        Aviata Apartments                         1.1%           2           8.0%
 26      26        26-001          WFB         Camelot Acres                             0.5%           2           3.7%
 27      27        27-001          WFB         Pheasant Ridge                            0.2%           2           1.6%
 28      28        28-001          WFB         Independence Hill                         0.2%           2           1.4%
 29      29        29-001         BSCMI        Reserve at Johns Creek Walk               0.9%           2           6.7%
 34      34        34-001         BSCMI        The Outpost                               0.9%           2           6.4%
 39      39        39-001          PMCF        The Terraces Senior Living                0.8%           2           5.5%
 40      40        40-001          PMCF        Glenwood Apartments                       0.7%           2           5.0%
 47      47        47-001          PMCF        Raintree Apartments                       0.6%           2           4.3%
 48      48        48-001          PMCF        Olive Grove Senior Living                 0.6%           2           4.2%
 55      55        55-001          PMCF        Chimney Ridge Apartments                  0.5%           2           3.4%
 56      56                        PMCF        Alexandria Apartments                     0.5%           2           3.3%
56-a               56-001          PMCF        Rosewood Apartments                       0.3%           2           1.8%
56-b               56-002          PMCF        Pecan Grove Apartments                    0.2%           2           1.5%
 66      66        66-001         BSCMI        UNH Park Court Apartment Portfolio        0.4%           2           2.6%
 72      72        72-001          PMCF        Cambridge Court Apartments                0.3%           2           2.4%
 89      89        89-001          PMCF        Woodland Hills Apartments                 0.3%           2           2.0%
 96      96        96-001          PMCF        Pine Hill Portfolio                       0.2%           2           1.8%
 105    105        105-001         NLIC        Golden Pond Apartments, Phase III         0.2%           2           1.6%
 110    110        110-001        BSCMI        2085 Valentine Avenue                     0.2%           2           1.5%
 127    127        127-001         WFB         Tall Pines Mobile Home Park               0.2%           2           1.2%
 134    134        134-001        BSCMI        Toluca Towers                             0.1%           2           1.0%
 136    136        136-001         WFB         Paramount Estates II                      0.1%           2           1.0%
 137    137        137-001         WFB         104 Suffolk Street                        0.1%           2           1.0%
 149    149        149-001         WFB         The Lodge at Timberhill                   0.1%           2           0.7%
 153    153        153-001         WFB         North Steppe Apartments - G               0.1%           2           0.7%
 155    155        155-001         WFB         Parkwood Plaza Apartments                 0.1%           2           0.7%
 156    156        156-001         WFB         Harbin and Airport                        0.1%           2           0.7%
 165    165        165-001         WFB         Richmond Club Apartments                  0.1%           2           0.6%
 166    166        166-001         WFB         North Steppe Apartments - A               0.1%           2           0.5%
 167    167        167-001         WFB         Countryside Village MHC - Fort Wayne      0.1%           2           0.5%
 169    169        169-001         WFB         Morningside View Apartments               0.1%           2           0.5%
 170    170        170-001         WFB         North Steppe Apartments - H               0.1%           2           0.5%
 171    171        171-001         WFB         North Steppe Apartments - E               0.1%           2           0.5%
 172    172        172-001         WFB         Homes of Kings Way                        0.1%           2           0.4%
 178    178        178-001         WFB         Ten Oaks MHC                              0.0%           2           0.3%
 180    180        180-001         WFB         North Steppe Apartments - I               0.0%           2           0.3%
 181    181        181-001         WFB         North Steppe Apartments - J               0.0%           2           0.3%
 184    184        184-001         WFB         North Steppe Apartments - B               0.0%           2           0.2%

                  GENERAL                         DETAILED
        # OF      PROPERTY                        PROPERTY
 ID   PROPERTIES  TYPE                            TYPE
----  ----------  ------------------------------  ------------------------------

 10        1      Mixed Use                       Retail/Multifamily
 15        1      Multifamily                     Garden
 17        1      Multifamily                     Garden
 26        1      Manufactured Housing Community  Manufactured Housing Community
 27        1      Manufactured Housing Community  Manufactured Housing Community
 28        1      Manufactured Housing Community  Manufactured Housing Community
 29        1      Multifamily                     Garden
 34        1      Multifamily                     Student Housing
 39        1      Multifamily                     Independent Living
 40        1      Multifamily                     Student Housing
 47        1      Multifamily                     Student Housing
 48        1      Multifamily                     Independent Living
 55        1      Multifamily                     Garden
 56        2      Multifamily                     Garden
56-a       1      Multifamily                     Garden
56-b       1      Multifamily                     Garden
 66        1      Multifamily                     Student Housing
 72        1      Multifamily                     Student Housing
 89        1      Multifamily                     Garden
 96        1      Multifamily                     Garden
 105       1      Multifamily                     Garden
 110       1      Multifamily                     Mid Rise
 127       1      Manufactured Housing Community  Manufactured Housing Community
 134       1      Multifamily                     Garden
 136       1      Multifamily                     Garden
 137       1      Multifamily                     Low Rise
 149       1      Multifamily                     Garden
 153       1      Multifamily                     Student Housing
 155       1      Multifamily                     Garden
 156       1      Multifamily                     Garden
 165       1      Multifamily                     Garden
 166       1      Multifamily                     Student Housing
 167       1      Manufactured Housing Community  Manufactured Housing Community
 169       1      Multifamily                     Garden
 170       1      Multifamily                     Student Housing
 171       1      Multifamily                     Student Housing
 172       1      Multifamily                     Garden
 178       1      Manufactured Housing Community  Manufactured Housing Community
 180       1      Multifamily                     Student Housing
 181       1      Multifamily                     Student Housing
 184       1      Multifamily                     Student Housing

 ID   STREET ADDRESS                                                               CITY              COUNTY        STATE  ZIP CODE
----  ---------------------------------------------------------------------------  ----------------  ------------  -----  --------

 10   255-275 Park Avenue                                                          Brooklyn          Kings           NY     11205
 15   494 Wharton Boulevard                                                        Exton             Chester         PA     19341
 17   2121 East Warm Springs Road                                                  Las Vegas         Clark           NV     89119
 26   14750 W. Burnsville Parkway                                                  Burnsville        Dakota          MN     55306
 27   7848 E. Hill Road                                                            Mt. Airy          Carroll         MD     21771
 28   1705 Van Voorhis Road                                                        Morgantown        Monongalia      WV     26505
 29   11055 Bell Road                                                              Duluth            Fulton          GA     30097
 34   2415 S University Parks Drive                                                Waco              McLennan        TX     76706
 39   2750 Sierra Sunrise Terrace                                                  Chico             Butte           CA     95928
 40   1565 N. University Avenue                                                    Provo             Utah            UT     84604
 47   1849 N. Freedom Boulevard                                                    Provo             Utah            UT     84604
 48   7858 & 7898 California Avenue                                                Riverside         Riverside       CA     92504
 55   6236 Twin Oaks Drive                                                         Colorado Springs  El Paso         CO     80918
 56   Various                                                                      Alexandria        Rapides         LA     71303
56-a  4051 Bayou Rapides Road                                                      Alexandria        Rapides         LA     71303
56-b  4335 Clubhouse Drive                                                         Alexandria        Rapides         LA     71303
 66   10 Main St. & 20-26 Park Court, 42 Garrison Avenue, 8 Main Street &
         9 Woodman Road                                                            Durham            Strafford       NH     03824
 72   1425 N. University Avenue                                                    Provo             Utah            UT     84604
 89   2880 Woodland Hills Drive                                                    Colorado Springs  El Paso         CO     80918
 96   4801-4845 Pine Street                                                        Philadelphia      Philadelphia    PA     19143
 105  2935 W. Maplewood Street                                                     Springfield       Greene          MO     65807
 110  2085 Valentine Avenue                                                        Bronx             Bronx           NY     10457
 127  13960 Golden Star Road                                                       Grass Valley      Nevada          CA     95949
 134  4660 Cahuenga Boulevard                                                      Toluca Lake       Los Angeles     CA     91602
 136  2701, 2702, 2721, 2801 and 2821 3rd Avenue Southeast                         Aberdeen          Brown           SD     57401
 137  104 Suffolk Street                                                           New York          New York        NY     10002
 149  5544 Timberhill Drive                                                        San Antonio       Bexar           TX     78238
 153  42-50 West Oakland Avenue                                                    Columbus          Franklin        OH     43201
 155  713 West Center St.                                                          Duncanville       Dallas          TX     75116
 156  3079-3129 Airport Road and 101-107 Harbin Avenue                             Carson City       Carson City     NV     89706
 165  69068 Beebe Street                                                           Richmond          Macomb          MI     48062
 166  107-121 E. 14th Avenue                                                       Columbus          Franklin        OH     43201
 167  2320 West Washington Center Road                                             Ft. Wayne         Allen           IN     46818
 169  4831 Warm Springs Road                                                       Columbus          Muscogee        GA     31906
 170  142-150 W 8th Ave                                                            Columbus          Franklin        OH     43201
 171  34 Chittenden Avenue                                                         Columbus          Franklin        OH     43201
 172  1109 & 1234 Kings Highway                                                    Dallas            Dallas          TX     75208
 178  2103 East State Road 10                                                      Lake Village      Newton          IN     46349
 180  270 E 12th Ave                                                               Columbus          Franklin        OH     43201
 181  1770 Summit St                                                               Columbus          Franklin        OH     43201
 184  20 E 14th Ave                                                                Columbus          Franklin        OH     43201

                       CUT-OFF DATE                  ORIGINAL      STATED REMAINING      ORIGINAL        REMAINING
       CUT-OFF DATE    BALANCE PER      NOTE     TERM TO MATURITY  TERM TO MATURITY    AMORTIZATION    AMORTIZATION
 ID   BALANCE (3) ($)    UNIT ($)       DATE       OR ARD (MOS.)    OR ARD (MOS.)    TERM (MOS.) (4)  TERM (MOS.) (4)
----  ---------------  ------------  ----------  ----------------  ----------------  ---------------  ---------------

 10     47,000,000      345,588.24   7/31/2007         84                 80               360               360
 15     32,000,000      131,687.24   11/15/2007       120                120               360               360
 17     27,500,000       60,307.02   10/2/2007        120                119                 0                 0
 26     12,909,000       37,629.21   8/7/2007         120                117               360               360
 27      5,615,000       37,629.21   8/7/2007         120                117               360               360
 28      4,919,000       37,629.21   8/7/2007         120                117               360               360
 29     23,000,000      109,523.81   8/3/2007          66                 63                 0                 0
 34     22,000,000      112,820.51   9/7/2007         120                118               360               360
 39     19,058,285      145,483.09   10/9/2007        120                119               360               359
 40     17,200,000       90,052.36   10/16/2007       120                119               360               360
 47     14,900,000       96,753.25   10/3/2007        120                118               360               360
 48     14,450,000       69,471.15   10/12/2007        60                 59               360               360
 55     11,650,000       41,607.14   10/30/2007       120                119               360               360
 56     11,512,500       35,976.56   8/3/2006         120                105               360               360
56-a     6,322,738
56-b     5,189,762
 66      9,000,000       88,235.29   7/31/2007        120                116               360               360
 72      8,200,000       51,250.00   11/1/2007        120                119               360               360
 89      6,900,000       43,125.00   10/30/2007       120                119               360               360
 96      6,226,000       80,857.14   10/5/2007        120                118               360               360
 105     5,600,000       58,333.33   10/5/2007        120                119               360               360
 110     5,100,000       63,750.00   8/1/2007          60                 56               360               360
 127     4,150,000       43,229.17   9/21/2007        120                118                 0                 0
 134     3,527,000      125,964.29   6/29/2007        120                115               360               360
 136     3,486,102       59,086.48   9/17/2007        120                118               360               358
 137     3,400,000      170,000.00   7/11/2007         84                 80                 0                 0
 149     2,584,000       23,925.93   8/1/2007          60                 57               360               360
 153     2,425,000       33,680.56   9/20/2007        120                118               360               360
 155     2,297,900       28,723.76   11/1/2007        120                119               360               359
 156     2,293,952       71,685.99   8/9/2007         120                117               360               357
 165     1,898,042       18,250.41   10/11/2007       120                119               360               359
 166     1,852,000      123,466.67   9/20/2007        120                118               360               360
 167     1,798,194        6,095.57   10/10/2007       120                119               360               359
 169     1,735,889       54,246.53   7/30/2007        120                116               360               356
 170     1,653,000      103,312.50   9/20/2007        120                118               360               360
 171     1,553,000       64,708.33   9/20/2007        120                118               360               360
 172     1,433,682       89,605.15   10/12/2007       120                119               360               359
 178     1,172,633       10,857.71   10/26/2007       120                119               240               239
 180     1,033,000       57,388.89   9/20/2007        120                118               360               360
 181     1,018,000       56,555.56   9/20/2007        120                118               360               360
 184       846,000       42,300.00   9/20/2007        120                118               360               360

        REMAINING                      DSCR        CUT-OFF           LTV
      INTEREST ONLY                AFTER INITIAL  DATE LTV        RATIO AT        UTILITIES
 ID   PERIOD (MOS.)  DSCR (X) (5)  IO PERIOD (X)  RATIO (6)  MATURITY OR ARD (6)  PAID BY TENANT
----  -------------  ------------  -------------  ---------  -------------------  ---------------------------

 10         56          1.28            1.10        70.3%            68.7%        Electric
 15          0          1.17            1.17        65.5%            56.3%        Electric, Gas
 17        119          2.12            2.12        44.0%            44.0%        None
 26         57          1.21            1.05        78.1%            73.5%        Electric, Gas
 27         57          1.21            1.05        78.1%            73.5%        Electric, Gas
 28         57          1.21            1.05        78.1%            73.5%        Electric, Gas
 29         63          1.20            1.20        65.2%            65.2%        Electric, Gas, Water, Sewer
 34         34          1.42            1.22        80.0%            72.8%        Electric, Gas
 39          0          1.25            1.25        68.7%            59.5%        None
 40         35          1.34            1.16        72.6%            66.2%        Electric, Gas
 47         34          1.33            1.15        71.0%            64.7%        Electric, Gas
 48         23          1.33            1.17        79.0%            76.6%        None
 55         59          1.26            1.10        62.0%            58.5%        Water, Sewer
 56         21          1.51            1.29        73.1%            66.3%        Electric, Gas, Water, Sewer
56-a                                                                              Electric, Gas, Water, Sewer
56-b                                                                              Electric, Gas, Water, Sewer
 66         56          1.47            1.28        68.6%            64.6%        None
 72         35          1.33            1.15        69.5%            63.4%        Electric, Gas
 89         59          1.37            1.19        59.5%            56.0%        Water, Sewer
 96         34          1.38            1.20        78.8%            71.9%        Electric, Gas, Water
 105        23          1.48            1.24        79.4%            70.2%        Electric
 110         8          1.41            1.21        68.9%            65.8%        Electric, Gas
 127       118          1.28            1.28        66.5%            66.5%        Electric, Gas, Water, Sewer
 134        55          1.35            1.15        60.8%            57.1%        Electric
 136         0          1.23            1.23        79.9%            68.7%        Electric, Gas
 137        80          1.24            1.24        63.0%            63.0%        Electric, Gas
 149        21          1.38            1.21        80.0%            77.6%        Electric, Gas, Water, Sewer
 153        10          1.36            1.19        73.5%            64.8%        Electric, Gas, Water, Sewer
 155         0          1.40            1.40        57.7%            49.7%        Electric, Gas, Water, Sewer
 156         0          1.21            1.21        67.3%            57.9%        Electric, Gas
 165         0          1.42            1.42        70.3%            59.5%        Electric, Gas
 166        10          1.39            1.21        76.4%            67.3%        Electric, Gas, Water, Sewer
 167         0          2.13            2.13        44.8%            38.1%        Electric, Gas, Water, Sewer
 169         0          1.20            1.20        70.9%            62.0%        Electric, Gas
 170        10          1.37            1.20        75.1%            66.3%        Electric, Gas, Water, Sewer
 171        10          1.38            1.20        75.8%            66.8%        Electric, Gas, Water, Sewer
 172         0          1.16            1.16        71.7%            61.7%        Electric, Gas, Water, Sewer
 178         0          1.33            1.33        55.8%            37.7%        Electric, Gas
 180        10          1.37            1.20        73.8%            65.2%        Electric, Gas, Water, Sewer
 181        10          1.37            1.20        75.4%            66.6%        Electric, Gas, Water, Sewer
 184        10          1.38            1.20        75.5%            66.6%        Electric, Gas, Water, Sewer

                STUDIOS                  1 BEDROOM               2 BEDROOM                  3 BEDROOM
      ------------------------  ------------------------  ------------------------  ------------------------
        NO. OF      AVG RENT      NO. OF       AVG RENT     NO. OF       AVG RENT     NO. OF       AVG RENT
 ID   UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)
----  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

 10       76          2,120         31          2,097          16         2,524
 15                                 52          1,125         191         1,565
 17                                140            890         316         1,016
 26
 27
 28
 29                                 75          1,023          98         1,279         37          1,643
 34                                 15            825          84         1,083         24          1,470
 39       32          2,752         74          2,685          25         4,004
 40                                                                                    191          1,186
 47                                                                                    154          1,236
 48       54          1,400        150          1,781           4         3,375
 55                                176            570         104           699
 56                                176            582         144           645
56-a                                96            667          56           747
56-b                                80            480          88           580
 66                                 42            650          30         1,282         26          1,981
 72                                160            592
 89                                 34            600         126           690
 96        7           550          30            725                                   40          1,200
 105                                24            575          60           675         12            775
 110                                55            734          22           745
 127
 134       2           900          11          1,350          10         1,695          4           1,995
 136                                                           52           838          7           1,000
 137                                20            939
 149                                84            460          24           615
 153                                72            464
 155                                                           80           730
 156                                                           24           850          8            975
 165                                55            460          48           590          1            770
 166
 167
 169                                                           32           700
 170
 171                                                           24           791
 172                                8             728           8         1,125
 178
 180                                                           18           696
 181                                                           18           748
 184                                17            609           3           932

             4 BEDROOM           GREATER THAN 4 BEDROOM           OTHER UNITS
      ------------------------  ------------------------  ------------------------
        NO. OF       AVG RENT     NO. OF      AVG RENT      NO. OF       AVG RENT   DESCRIPTION  OF          TOTAL NUMBER
 ID   UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  OTHER UNITS                OF UNITS
----  -----------  -----------  -----------  -----------  -----------  -----------  -----------------------  ------------

 10                                                            13                   Retail (25% of U/W GPR)       136
 15                                                                                                               243
 17                                                                                                               456
 26                                                                                                               319
 27                                                                                                               101
 28                                                                                                               203
 29                                                                                                               210
 34        72         1,760                                                                                       195
 39                                                                                                               131
 40                                                                                                               191
 47                                                                                                               154
 48                                                                                                               208
 55                                                                                                               280
 56                                                                                                               320
56-a                                                                                                              152
56-b                                                                                                              168
 66        3          2,207                                    1                    Rental office                 102
 72                                                                                                               160
 89                                                                                                               160
 96                                                                                                                77
 105                                                                                                               96
 110                                                            3                   Retail (6% of U/W GPR)         80
 127                                                                                                               96
 134        1          2,975                                                                                       28
 136                                                                                                               59
 137                                                                                                               20
 149                                                                                                              108
 153                                                                                                               72
 155                                                                                                               80
 156                                                                                                               32
 165                                                                                                              104
 166       15         1,336                                                                                        15
 167                                                                                                              295
 169                                                                                                               32
 170       16         1,194                                                                                        16
 171                                                                                                               24
 172                                                                                                               16
 178                                                                                                              108
 180                                                                                                               18
 181                                                                                                               18
 184                                                                                                               20

                          MHC                  MHC
                  -------------------  ---------------------
        NO. OF    NO. OF   AVG RENT     NO. OF     AVG RENT
 ID   ELEVATORS    PADS   PER MO. ($)  RV SITES  PER MO. ($)
----  ----------  ------  -----------  --------  -----------

 10      2
 15      1
 17
 26                 319      477
 27                 101      515
 28                 203      266
 29
 34
 39      2
 40
 47
 48      3
 55
 56
56-a
56-b
 66
 72
 89
 96
 105
 110     1
 127                 96      463
 134     1
 136     1
 137
 149
 153
 155
 156
 165
 166
 167                295      226
 169
 170
 171
 172
 178                108      237
 180
 181
 184

Bear Stearns Commercial Mortgage Securities Inc., Series 2007-PWR18

Footnotes to Appendix B & Appendix C

1

Fitch, Inc., Standard and Poor’s Ratings Services and DBRS, Inc. have confirmed that Loan ID#2 (GGP Portfolio) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated “AA” / “AAA” / “AAA”, respectively. Fitch, Inc., Standard and Poor’s Ratings Services and DBRS, Inc. have confirmed that Loan ID#17 (Aviata Apartments) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated “BBB-” / “AAA” / “BBB (low)”, respectively. Fitch, Inc., Standard and Poor’s Ratings Services and DBRS, Inc. have confirmed that Loan ID#33 (Westridge Square Shopping Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated “
BBB-” / “A” / “BBB (low)”, respectively. Standard and Poor’s Ratings Services and DBRS, Inc. have confirmed that Loan ID#112 (Stor It Self Storage – Long Beach) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated “A-” / “BBB”, respectively.

2

WFB – Wells Fargo Bank, National Association; BSCMI – Bear Stearns Commercial Mortgage, Inc.; PCFII – Principal Commercial Funding II, LLC; PMCF – Prudential Mortgage Capital Funding, LLC; NLIC – Nationwide Life Insurance Company.

3

For Loan ID#1 (DRA / Colonial Office Portfolio), the $247,302,419 pooled mortgage loan represented as Note A-3 represents an approximate 33.3% pari passu interest in a $741,907,256 first mortgage loan, which is split into three pari passu notes. Note A-1 was included in the Merrill Lynch Mortgage Trust 2007-C1 transaction, and Note A-2 was included in the Bear Stearns Commercial Mortgage Securities Trust 2007-PWR17 transaction. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area numbers presented are based on the entire $741,907,256 first mortgage loan.

For Loan ID#5 (RRI Hotel Portfolio), the $78,000,000 original pooled mortgage loan represents approximately a 16.8% pari passu interest in the $465,000,000 RRI Hotel Portfolio Whole Loan, which is split into four, pari passu notes. All LTV, DSCR and Cut-off Date Balance per Unit numbers presented are based on the entire $465,000,000 first mortgage loan.

For Loan ID#7 (Southlake Mall), the $70,000,000 pooled mortgage loan represented as Note A-1 represents an approximate 70% pari passu interest in a $100,000,000 first mortgage loan, which is split into two pari passu notes. Note A-2 is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area numbers presented are based on the entire $100,000,000 first mortgage loan.

For Loan ID#2 (GGP Portfolio), the $156,000,000 pooled mortgage loans represents an A-Note portion (“A-Note”) of a $196,000,000 first mortgage loan split into an A-Note and a B-Note. The $40,000,000 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area numbers presented are based on the $156,000,000 A-Note financing. The aggregate DSCR including the A-Note and B-Note is 1.77x. The total aggregate Cut-Off Date LTV Ratio based on the $196,000,000 first mortgage debt is 59.3%.

For Loan ID#17 (Aviata Apartments), the $27,500,000 pooled mortgage loan represents an A-Note portion (“A-Note”) of a $28,000,000 first mortgage loan split into an A-Note and a B-Note. The $500,000 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Unit numbers presented are based on the $27,500,000 A-Note financing. The aggregate DSCR including the A-Note and B-Note is 2.08x. The total aggregate Cut-Off Date LTV Ratio based on the $28,000,000 first mortgage debt is 44.9%.

For Loan ID#18 (HRC Portfolio 3), the $26,965,000 pooled mortgage loan represents an A-Note portion (“A-Note”) of a $29,560,000 first mortgage split into an A-Note and a B-Note. The $2,595,000 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Unit numbers presented are based on the $26,965,000 A-Note financing. The aggregate DSCR, including the A-Note and B-Note, is 1.15x. The total aggregate Cut-Off Date LTV Ratio based on the $29,560,000 first mortgage debt is 76.7%.

For Loan ID#19 (HRC Portfolio 1), the $26,900,000 pooled mortgage loan represents an A-Note portion (“A-Note”) of a $29,490,000 first mortgage split into an A-Note and a B-Note. The $2,590,000 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Unit numbers presented are based on the $26,900,000 A-Note financing. The aggregate DSCR, including the A-Note and B-Note, is 1.15x. The total aggregate Cut-Off Date LTV Ratio based on the $29,490,000 first mortgage debt is 72.5%.

For Loan ID#21 (HRC Portfolio 2), the $26,225,000 pooled mortgage loan represents an A-Note portion (“A-Note”) of a $28,750,000 first mortgage split into an A-Note and a B-Note. The $2,525,000 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Unit numbers presented are based on the $26,225,000 A-Note financing. The aggregate DSCR, including the A-Note and B-Note, is 1.15x. The total aggregate Cut-Off Date LTV Ratio based on the $28,750,000 first mortgage debt is 74.0%.

For Loan ID#95 (Circuit City San Rafael), the $6,400,000 pooled mortgage loan represents an A-Note portion (“A-Note”) of an $8,000,000 first mortgage split into an A-Note and a B-Note. The $1,600,000 B-Note portion (“B-Note”) is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area numbers presented are based on the $6,400,000 A-Note financing. The aggregate DSCR, including the A-Note and B-Note, is 1.46x. The total aggregate Cut-off Date LTV Ratio based on the $8,000,000 first mortgage debt is 76.6%.

For Loan ID#26, 27 & 28 (Camelot Acres, Pheasant Ridge and Independence Hill), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area numbers presented are based on the aggregate indebtedness of the pooled mortgage loans and the aggregate Appraised Value, Underwritten Net Cash Flow and Net Rentable Area of the mortgaged properties securing the pooled mortgage loans.

For Loan ID#42, 43, 44 & 45 (Rite Aid – Salem, Rite Aid – New Philadelphia, Rite Aid – Flatwoods and Rite Aid – New Salisbury), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR, and Cut-off Date Balance per Net Rentable Area numbers presented are based on the aggregate indebtedness of the pooled mortgage loans and the aggregate Appraised Value, Underwritten Net Cashflow and Net Rentable Area of the mortgaged properties securing the pooled mortgage loans.

For Loan ID#79 & 80 (North 92nd Street Portfolio A1 - Building A and North 92nd Street Portfolio A2 - Building B), the related properties are presented as if they were separate “mortgaged properties” (with both properties securing the related pooled mortgage loans on a cross-collateralized basis) but those properties currently together constitute a single parcel of real estate that is subject to a single mortgage instrument securing both pooled mortgage loans. Although each mortgaged property is presented as a separate property, the portions collectively constitute a single parcel of real estate until, among other things, each portion becomes a separate tax parcel. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area numbers presented are based on the aggregate indebtedness of the pooled mortgage loans and the aggregate Appraised Value, Underwritten Net Cash Flow and Net Rentable Area of the mortgaged properties securing the pooled mortgage loans.

For Loan ID#102 & 103 (Lincoln Center and Lincoln Retail Center), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR, and Cut-off Date Balance per Net Rentable Area numbers presented are based on the aggregate indebtedness of the pooled mortgage loans and the aggregate Appraised Value, Underwritten Net Cashflow and Net Rentable Area of the mortgaged properties securing the pooled mortgage loans.

4

For Loan ID#41 (5555 East Olympic Boulevard), the pooled mortgage loan interest only payments were based on an interest rate of 5.86% per annum from February 1, 2007 through September 1, 2007 during which time several fundings of this loan occurred. The final funding occurred on September 15, 2007. Subsequent to the final funding, the borrower was required to cease interest only payments and commence making principal and interest payments. Beginning October 1, 2007 and continuing until December 1, 2007, principal and interest payments of $95,339.24 are required to be made based on an interest rate of 5.86% per annum and a 35-year amortization schedule. The October 1, 2007 payment was a full monthly payment and the interest was calculated based on the outstanding balance in September for the applicable number of days before the final funding was made and on the higher balance after the final funding was made forcing the principal amount of such payment to be higher than a normal month. Beginning January 1, 2008 and continuing until maturity on September 1, 2017, principal and interest payments of $95,991.47 are required to be made based on an interest rate of 5.94% and a 35-year amortization schedule.

For Loan ID#81 (8119-8133 Watson Street), the pooled mortgage loan is structured with a performance holdback of $1,100,000, in connection with the planned construction of a 1,500 square foot addition and occupancy by Nova Retail Holdings, Inc. The construction is expected to be complete within the next 12 to 18 months. If the borrower elects not to construct the additional space to be leased by Nova Retail Holdings, Inc., the lender may apply the $1,100,000 to the then outstanding principal balance of the Loan, in which case the applicable interest rate will be reset to 6.54% per annum as of the date of the loan paydown. The current interest rate is 6.50432% per annum.

For Loan ID#97 (BGK Portfolio), the pooled mortgage loan requires that from January 5, 2008 through and including December 5, 2010, payments will be interest only and based on an interest rate of 6.62%. From January 5, 2011 through and including December 5, 2012, monthly principal and interest payments of $39,294.80 are required to be applied based on a 360-month amortization schedule and a 6.62% per annum interest rate. Beginning on January 5, 2013 through and including the maturity date of December 5, 2017, monthly principal and interest payments of $40,124.22 are required to be applied based on a 340-

month amortization schedule and a 6.85% per annum interest rate. For details, please refer to the amortization schedules in the Prospectus Supplement on Schedule I.

5

Annual Debt Service Payments and Monthly Debt Service Payments for loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

6

For Loan ID#15 (Claremont Apartments), the Appraised Value and LTV are based on the “Stabilized” value of $48,825,000 as of March 1, 2008 and assumes completion of construction of remaining buildings and the property operating on a stabilized basis. The appraiser’s stabilized occupancy is 95%. Until the property is stabilized, a letter of credit in the amount of $4,750,000 will be held by the lender. The percent leased as of November 15, 2007 was 86.0%. The “As-Is” value as of October 25, 2007 was $44,500,000.

For Loan ID#16 (Trumbull Marriott), the Appraised Value and LTV are based on the “As Renovated” value of $41,400,000 as of August 1, 2008. The “As Renovated” value assumes completion of the Property Improvement Plan (PIP). At loan origination a PIP reserve of $10,000,000 was held back and shall not be fully released unless, among other things, the PIP has been completed. The “As Is” value was $29,400,000 as of July 26, 2007.

For Loan ID#23 (Kroger Marketplace Centre), the Appraised Value and LTV are based on the “Stabilized” value of $33,100,000 as of June 1, 2007. The “Stabilized” value assumes construction is complete and the property is operating on a stabilized basis. The appraiser’s stabilized occupancy is 95%. The construction is complete and the property is 92.9% leased as of September 26, 2007. The pooled mortgage loan is structured with a $570,000 letter of credit, which will not be released unless, among other things, the property achieves an annualized net operating income level of $3,106,000. The “As-Is” value was $9,110,000 as of February 3, 2006, which represents the value of the land.

For Loan ID#26 (Camelot Acres), the Appraised Value and LTV are based on the “As Stabilized” value of $16,700,000 as of January 1, 2008. The “As Stabilized” value assumes occupancy has stabilized at 90%. The occupancy as of June 30, 2007 was 85.3%. At loan origination, an occupancy reserve of $985,000 was held back and shall not be fully released until, among other things, the property achieves occupancy of 90%. The “As-Is” value was $15,620,000 as of May 30, 2007.

For Loan ID#33 (Westridge Square Shopping Center), the Appraised Value and LTV are based on the “Stabilized” value of $47,500,000 as of November 1, 2007. The “Stabilized” value assumes renovation is complete and the property is operating on a stabilized basis. The appraiser’s stabilized occupancy is 97%. The renovation is complete and the property is 94.7% leased as of October 1, 2007. The “As-Is” value was $44,900,000 as of March 8, 2007.

For Loan ID#38 (Orchards at Dover), the Appraised Value and LTV are based on the “As Stabilized” value of $28,100,000 as of September 1, 2007. The “As Stabilized” value assumes the completion of construction and stabilization of occupancy. Construction has been completed and the occupancy as of July 15, 2007 was 100.0%. The “As-Is” value was $27,900,000 as of June 26, 2007.

For Loan ID#41 (5555 East Olympic Boulevard), the Appraised Value and LTV are based on the “Stabilized” value of $23,100,000 as of September 12, 2007 and assumes completion of construction and the property operating on a stabilized basis. The percent leased as of November 9, 2007 was 100.0%. The “As-Is” value as of December 21, 2006 was $16,500,000.

For Loan ID#42 (Rite Aid – Salem), the Appraised Value and LTV are based on the “As Stabilized” value of $6,160,000 as of July 11, 2007. The “As Stabilized” value assumes the completion of construction and that occupancy has stabilized at 100%. Construction has been completed and the occupancy as of December 1, 2007 was 100.0%. The “As-Is” value was $780,000 as of February 11, 2007.

For Loan ID#44 (Rite Aid – Flatwoods), the Appraised Value and LTV are based on the “As Stabilized” value of $4,650,000 as of May 1, 2007. The “As Stabilized” value assumes the completion of construction and that occupancy has stabilized at 100%. Construction has been completed and the occupancy as of December 1, 2007 was 100.0%. The “As-Is” value was $4,260,000 as of February 26, 2007.

For Loan ID#45 (Rite Aid – New Salisbury), the Appraised Value and LTV are based on the “As Stabilized” value of $3,825,000 as of August 1, 2007. The “As Stabilized” value assumes the completion of construction and that occupancy has stabilized at 100%. Construction has been completed and the occupancy as of December 1, 2007 was 100.0%. The “As-Is” value was $2,410,000 as of February 26, 2007.

For Loan ID#46 (Keil Shopping Center), the Appraised Value and LTV are based on the “Stabilized” value of $25,800,000 as of January 1, 2008. The “Stabilized” value assumes occupancy and the completion of all tenant improvements for the tenant 24 Hour Fitness. At loan origination, a $432,000 tenant holdback reserve was collected, which equals eight months of rent for the tenant, covering the period from loan origination to the tenant’s rent commencement date. In addition, the borrower posted a $2,500,000 letter of credit for any unpaid tenant improvement allowances, which will be released when the borrower’s obligations for tenant improvements have been paid in full. The loan is also full recourse to the borrower and the loan sponsor until the tenant is in full occupancy, paying full rent, and open for business. 24 Hour Fitness has taken occupancy of its space as of December 2007. The “As-Is” value was $21,700,000 as of February 8, 2007.

For Loan ID#52 (Candlewood Suites Northwoods Mall), the Appraised Value and LTV are based on the “As Stabilized” value of $17,000,000 as of August 8, 2008. The “As Stabilized” value assumes the hotel is open and operational. The hotel is currently open and operational. The “As-Is” value was $16,500,000 as of August 8, 2007.

For Loan ID#58 (Walgreens Plaza – Haverhill), the Appraised Value and LTV are based on the “As Stabilized” value of $14,300,000 as of December 1, 2007. The “As Stabilized” value assumes lease-up of the property. The occupancy as of June 1, 2007 was 88.6%. BSCMI held back $900,000 as a vacancy reserve at funding. The “As-Is” value was $13,500,000 as of July 10, 2007.

For Loan ID#65 (Clarion Inn & Suites Orlando), the Appraised Value and LTV are based on the “As Renovated” value of $13,200,000 as of January 31, 2008. The “As Renovated” value assumes completion of the Property Improvement Plan (PIP). At loan origination a PIP reserve of $3,000,000 was held back and shall not be fully released until, among other things, conversion to a Clarion Inn & Suites and a revised Certificate of Occupancy and verification from Choice Hotels International, Inc. the property is in full compliance with the PIP requirements. The “As-Is” value was $9,900,000 as of August 1, 2007.

For Loan ID#67 (The Mix at Southbridge), the Appraised Value and LTV are based on the “Stabilized” value of $12,100,000 as of August 1, 2007. The “Stabilized” value assumes the completion of construction. Construction has been completed and as of November 5, 2007, the property was 100.0% occupied. The “As-Is” value was $8,730,000 as of March 5, 2007.

For Loan ID#68 (Pearl City Shops), the Appraised Value and LTV are based on the “Stabilized” value of $12,000,000 as of October 1, 2007. The “Stabilized” value assumes completion of the improvements and that occupancy has stabilized at 95%. As of November 1, 2007, the property was 100.0% leased and 34.5% occupied. The “As-Is” value was $10,780,000 as of April 27, 2007.

For Loan ID#74 (Holiday Inn Express Hotel), the Appraised Value and LTV are based on the “As Renovated” value of $10,400,000 as of July 30, 2007. The “As Renovated” value assumes completion of the FF&E budget in order to re-license the franchise. At loan origination, an FF&E reserve of $400,000 was held back and will not be fully released unless, among other things, the borrower provides lender with evidence of completion. The “As Is” value was $10,000,000 as of July 30, 2007.

For Loan ID#81 (8119-8133 Watson Street), the Appraised Value and LTV are based on the “Stabilized” value of $11,800,000 as of April 1, 2009. The “Stabilized” value assumes construction of expansion space (1,500 sq ft) for Nova Retail Holdings, Inc. is complete. The construction is scheduled to be complete within the next 12 to 18 months. The pooled mortgage loan is structured with a holdback, in the amount of $1,100,000, which is subject to achievement of certain release conditions, including but not limited to (i) $450,000 to be released upon receipt of (a) final building permits required in connection with the tenant improvements to be constructed at the additional space; (b) evidence satisfactory to lender that construction of the additional space has commenced; and (ii) remaining balance of the deposit to be released when (a) receipt of final unconditional certificate of occupancy for the additional space, (b) estoppel certificate from Nova Retail Holdings, Inc., (c) evidence satisfactory to lender that that Nova Retail Holdings, Inc., is in occupancy and paying rent. The occupancy as of August 1, 2007 was 100.0%. The “As-Is” value as of September 18, 2007 was $9,900,000.

For Loan ID#82 (LA Fitness (Federal Way)), the Appraised Value and LTV are based on the “As Stabilized” value of $11,400,000 as of October 1, 2007. The “As Stabilized” value assumes the completion of construction. Construction has been completed. The “As-Is” value was $8,600,000 as of June 29, 2007.

For Loan ID#84 (1261 Post Road), the Appraised Value and LTV are based on the “As Stabilized” value of $9,800,000 as of October 1, 2007. The “As Stabilized” value assumes the completion of construction and that occupancy has stabilized at 95%. The occupancy as of October 1, 2007 was 100.0%. No “As-Is” value was provided by the appraiser.

For Loan ID#90 (Arlington Pointe), the Appraised Value and LTV are based on the “Stabilized” value of $11,100,000 as of May 1, 2007. The “Stabilized” value assumes construction is complete and the property is operating on a stabilized basis. The appraiser’s stabilized occupancy is 92%. The construction is complete and the property is 81.2% leased as of October 24, 2007. The pooled mortgage loan is structured with a $350,000 escrow, which may not be released unless, among other things, copies of certificates of occupancy for the space leased by Title First Agency, Inc., Advance America, Swan Cleaners and Steak Escape have been obtained. The “As-Is” value as of February 21, 2007 was $7,800,000.

For Loan ID#101 (SunWest Crossing), the Appraised Value and LTV are based on the “Stabilized” value of $10,300,000 as of February 1, 2007. The “Stabilized” value assumes occupancy has stabilized at 95%. The occupancy as of June 27, 2007 was 95.7%. The “As-Is” value was $9,890,000 as of August 8, 2006.

For Loan ID#105 (Golden Pond Apartments, Phase III), the Appraised Value and LTV are based on the “Stabilized” value of $7,050,000 as of November 1, 2007. The “Stabilized” value assumes the property is operating on a stabilized basis. The appraiser’s stabilized occupancy is 95%. The property is 86.5% leased as of October 19, 2007. The pooled mortgage loan is structured with a $175,413 letter of credit, which may not be released unless, among other things, the property achieves a DSCR equal to or greater than 1.20x for a period of three consecutive months. The “As-Is” value was $7,000,000 as of May 10, 2007.

For Loan ID#107 (Michael’s – Mountain View), the Appraised Value and LTV are based on the “As Stabilized” value of $9,000,000 as of June 25, 2007. The “As Stabilized” value assumes the completion of the renovation for the Michael’s Store. The renovation is now complete. The “As-Is” value was $8,560,000 as of June 25, 2007.

For Loan ID#108 (Let’s Stor It – Rancho Cucamonga, CA), the Appraised Value and LTV are based on the “As Stabilized” value of $8,000,000 as of August 1, 2008. The “As Stabilized” value assumes bringing current leased spaces to market rent. Currently, contract rents are below market. At loan origination, an Occupancy Reserve of $260,000 was held back and shall not be released until, among other things, a minimum effective gross income of $780,000 and a DSCR of 1.25x (based on 30-year amortization) is achieved. The “As-Is” value was $7,370,000 as of July 18, 2007.

For Loan ID#115 (1811 Bering), the Appraised Value and LTV are based on the “Stabilized” value of $6,300,000 as of June 7, 2009. The “Stabilized” value assumes that occupancy has stabilized at 90%. At loan origination, a $2,200,000 tenant holdback reserve was collected and will be held until the tenant is in occupancy of its space, with all tenant improvements completed, and is open for business and paying full rent. As of October 22, 2007, the property was 88.8% occupied. The “As-Is” value was $5,800,000 as of June 7, 2007.

For Loan ID#118 (Rockville Station), the Appraised Value and LTV are based on the “Stabilized” value of $6,250,000 as of September 17, 2007. The “Stabilized” value assumes occupancy has stabilized at 95.2%. The occupancy as of August 22, 2007 was 85.4%. The pooled mortgage loan is structured with a $450,000 escrow and shall not be released unless various conditions are satisfied, including, (i) if the property is producing an annualized net operating income level of $395,000 and at least 92% occupied over a period of three consecutive months and provided borrower is not in default under the loan documents, the lender must release $300,000 of the escrow deposit to the borrower; (ii) if the property is producing an annualized net operating income level of $405,000 and at least 92% occupied over a period of three consecutive months and provided borrower is not in default under the loan documents, the lender will return remaining portion of the escrow deposit to borrower. The “As-Is” value was $6,125,000 as of September 17, 2007.

For Loan ID#143 (Shoppes at the Exchange), the Appraised Value and LTV are based on the “Stabilized” value of $4,200,000. The “Stabilized” value assumes completion of tenant improvements and occupancy has stabilized at 95%. The subject property is 70.5% occupied and 92.2% leased as of September 10, 2007. The pooled mortgage loan is structured with a $800,000 letter of credit and shall not be released unless, among other things, the property achieves an annualized net operating income level of $283,890 on or before October 1, 2008. The “As-Is” value as of July 25, 2007 was $4,000,000.

For Loan ID#148 (4256-4274 Telegraph Road Office), the Appraised Value and LTV are based on the “As Stabilized” value of $3,760,000 as of September 1, 2007. The “As Stabilized” value assumes the tenant improvements under construction are complete. The tenant improvements are now complete. The “As-Is” value was $3,510,000 as of June 25, 2007.

For Loan ID#168 (Dal Tile Bakersfield), the Appraised Value and LTV are based on the “As Stabilized” value of $2,475,000 as of August 19, 2007. The “As Stabilized” value assumes the completion of the improvements. The improvements are now complete. The “As-Is” value was $1,755,000 as of April 19, 2007.

7	Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

For Loan ID#25 (Jackson Plaza), the largest tenant, Bi-Lo, representing approximately 22.2% of the net rentable area of the mortgaged property, is “dark” but still paying rent. Two tenants, Books-A-Million and Cato, representing approximately 8.5% of the net rentable area of the mortgaged property in the aggregate, have co-tenancy remedies, including reduced rents, that have been triggered by Bi-Lo’s going dark. These rights, though actionable, have not yet been exercised. The underwritten DSCR has been calculated using base rent. In the event that Books-A-Million exercises its right to reduce its rent in accordance with its lease, the borrower is required to deposit an escrow of $150,000 with the lender.

For Loan ID#121 (Crescent Corners) the pooled mortgage loan is structured with a master lease on 2,950 square feet of space (18.95% of the NRA) at the mortgaged property. The master lease consists of two different spaces: Space A which is 1,600 square feet and is currently occupied by S&S Maintenance (a borrower affiliate), and Space B which is 1,350 square feet that is currently vacant. The pooled mortgage loan is structured with an escrow deposit of $200,000 to create a reserve for future leasing of the two spaces at the mortgaged property. The lender has required the borrower to master lease these two spaces until the achievement of certain release conditions, including, but not limited to, (i) Space A is leased for a term of three years at a minimum rental rate of $28.00 per square foot (triple net); and (ii) Space B is leased for a term of three years at a minimum rental rate of $24.00 per square foot (triple net). The lender shall release $100,000 of the reserve in conjunction with re-leasing of Space A and $100,000 of the reserve in conjunction with the re-leasing of Space B.

8

For Loan ID#1 (DRA / Colonial Office Portfolio), the prepayment provisions are as follows: after an initial period of the earlier of (a) three (3) years from the origination date or (b) two (2) years from the “startup day” (within the meaning of Section 860G(a)(9) of the Internal Revenue Code) of the REMIC trust of the last securitization of any portion of the DRA / Colonial Office Portfolio Pari-Passu Loan Non-Pooled Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

For Loan ID#5 (RRI Hotel Portfolio), the prepayment provisions are as follows: after an initial period of the earlier of (i) three (3) years from the first payment date or (ii) two (2) years from the “startup day” (within the meaning of Section 860G(a)(9) of the Internal Revenue Code) of the REMIC trust of the last securitization of any portion of the RRI Hotel Portfolio, the borrower is permitted to prepay the loan based on either (a) the greater of 1% or yield maintenance or (b) defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage. For purposes of the prepayment provisions, it is assumed that this securitization is the last securitization.

For Loan ID#7 (Southlake Mall), the prepayment provisions are as follows: after an initial period of the earlier of (a) three (3) years from the origination date or (b) 24 months from the “startup day” (within the meaning of Section 860G(a)(9) of the Internal Revenue Code) of the REMIC trust of the last securitization of any portion of the Southlake Mall Non-Pooled Pari Passu Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

For Loan ID#113 (Shoppes at Lee Road), in connection with the release of certain parcels in connection with a sale of the parcel to an unaffiliated third party, the borrower required to satisfy certain conditions set forth in the mortgage loan documents including, among others: prepayment of a portion of the pooled mortgage loan in an amount equal to 120% of the then amortized balance of the allocated loan amount for that parcel. This prepayment shall be accompanied by the applicable prepayment consideration on the portion of the prepayment representing 100% of the allocated loan amount.

9

For Loan ID#6 (Marriott Houston Westchase) the pooled mortgage loan is structured with a performance holdback of $7,195,703 in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to the borrower furnishing lender with evidence that the DSCR of the premises has increased to at least 1.30x on a 30 year amortization schedule and without taking into account the amount of the DSCR LOC, for the twelve months preceding the calculation date as determined by the lender.

For Loan ID#11 (Marketplace at Four Corners), the pooled mortgage loan is structured with a performance holdback of $466,000 in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to, (i) borrower providing lender with evidence that Michaels has not exercised their right to terminate its lease in the form of an estoppel or (ii) until other tenant(s) lease the Michaels space and the borrower provides the lender estoppel certificate indicating occupancy, acceptance of improvements, commencement of rental payments, all rental concessions and deferments having expired and the DSCR is greater than 1.15x. The proceeds of the letter of credit may be applied to the balance of the pooled mortgage loan (with a prepayment premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if tenant improvement and leasing commissions have not been completed and evidence is not provided in accordance with the respective reserve agreement.

For Loan ID#15 (Claremont Apartments) the pooled mortgage loan is structured with a performance holdback of $4,750,000 in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to (i) delivery of lien waivers; (ii) delivery of title endorsements; (iii) delivery of all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; (iv) the lender has inspected or waived its right to inspect the mortgaged property (v) satisfaction of the DSCR test as determined by lender (only net operating income from approved executed leases in effect on the premises, with no uncured defaults, shall be used in lender’s determination of the annual net cash flow utilized in calculating the DSCR test; and (vi) an updated certified rent roll showing the leasing is at a minimum of 95%. The proceeds of the letter of credit may be applied to the balance of the mortgage loan (with a prepayment premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) or on December 1, 2009 if, by that date, the DSCR test has not been satisfied and evidence provided in accordance with the respective reserve agreement. The DSCR test is considered satisfied when the DSCR is greater than or equal to 1.17x for a trailing 12-month period, as determined by the lender.

For Loan ID#23 (Kroger Marketplace Centre), the pooled mortgage loan is structured with a $570,000 letter of credit, the release of which is subject to certain conditions, including but not limited to: the property achieving an annualized net operating income level of $3,106,000 on or before November 9, 2009. If the requirements to release the letter of credit are not satisfied on or before November 9, 2009 or if there is a default by the borrower under the terms of the loan documents, the lender may apply the proceeds to the balance of the mortgage loan without any prepayment premium.

For Loan ID#26 (Camelot Acres), the pooled mortgage loan is structured with a performance holdback of $985,000 in the form of a letter of credit, the release and reduction of which is subject to the achievement of certain conditions, including but not limited to, (i) the economic and physical occupancy at the property is at least 90%, or is at levels consistent with comparable properties in accordance with a new appraisal acceptable to the lender; (ii) the trailing 6-month DSCR for the property is not less than 1.05x; and (iii) the LTV is not greater than 80%. The borrower may request a release of the letter of credit no sooner than September 1, 2008. If the requirements to release the letter of credit are not satisfied by March 1, 2010 or if there is a default by the borrower under the terms of the loan documents, the proceeds of the letter of credit will be applied to the balance of the pooled mortgage loan, subject to a yield maintenance prepayment premium.

For Loan ID#30 (Temple City Marketplace), the pooled mortgage loan is structured with a performance holdback of $235,000, the release and reduction of which is subject to the achievement of certain conditions, including but not limited to, (i) lender receives a fully executed lease for Suite 5731 (4,800 square feet) for no less than $24/square foot for an initial term of no less than 5 years, and (ii) the tenant is in occupancy, open for business and paying full contractual rent with all tenant improvements completed and paid for. If Suite 5731 is divided into two separate spaces leased individually, lender is required to release a pro rata portion of the performance holdback equal to the rentable square feet of the leased space once the foregoing conditions are satisfied. The remaining amount of the performance holdback will be released when the conditions are satisfied as to the remaining space.

For Loan ID#35 (1601 Las Plumas Avenue), the pooled mortgage loan is structured with a performance holdback of $31,250, the release of which is subject to achievement of certain release conditions, including but not limited to, the lender being provided (i) delivery of lien waivers; (ii) delivery of title endorsements; (iii) delivery of all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; and (iv) the lender has inspected or waived its right to inspect the mortgaged property. The amount of the reserve can be applied to the balance of the pooled mortgage loan with a prepayment premium on December 1, 2008, if, by that date, the items identified in the property condition assessment have not been completed and evidence is not provided in accordance with the terms of the respective reserve agreement.

For Loan ID#36 (ANC - Tech park I & II), the pooled mortgage loan is structured with a performance holdback of $636,312 in the form of a letter of credit, the release and reduction of which is subject to the achievement of certain conditions, including but not limited to, (i) the lender’s determination that the property has achieved a DSCR not less than 1.10x (based on a 30-year amortization schedule); and (ii) the receipt of SNDA and/or current estoppels for each new or renewal tenant since the origination date confirming each is in occupancy and paying rent. If the requirements to release the letter of credit are not satisfied by September 1, 2010 or if there is a default by the borrower under the terms of the loan documents, lender will have the right to apply the proceeds of the letter of credit to the balance of the pooled mortgage loan, subject to a yield maintenance prepayment premium.

For Loan ID#49 (984 North Broadway), the pooled mortgage loan is structured with a performance holdback of $1,100,000, the release of which is subject to the achievement of certain conditions, including but not limited to no event of default and the DSCR being greater than or equal to 1.20x for a period of six consecutive months (based on the trailing six months, using a 30-year amortization schedule). In the event that the performance holdback has not been entirely released prior to the date, which is two years after this securitization, the borrower may elect to have the lender either (a) hold the remaining funds in the reserve as additional collateral for the remainder of the term, or (b) apply the remaining funds to pay down the loan, subject to a yield maintenance prepayment premium.

For Loan ID#50 (South Coast Plaza), the pooled mortgage loan is structured with a performance holdback of $1,500,000, the release of which is subject to the achievement of certain conditions, including but not limited to the property generating not less than $1,326,796 of underwritten revenue and a net cash flow of not less than $1,160,000. The performance holdback was collected in connection with the Ocean Dental of Texas tenant which is expected to take occupancy by February 2008.

For Loan ID#63 (Tri State Mall), the pooled mortgage loan is structured with a performance holdback of $26,386, the release of which is subject to achievement of certain release conditions, including but not limited to, (i) delivery of lien waivers; (ii) delivery of title endorsements; (iii) delivery of all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise, a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; and (iv) the lender has inspected or waived its right to inspect the mortgaged property. The amount of the reserve can be applied to the balance of the pooled mortgage loan with a prepayment premium on December 1, 2008, if, by that date, the items identified in the property condition assessment have not been completed and evidence is not provided in accordance with the terms of the respective reserve agreement.

For Loan ID#75 (Wingate Inn - Best Western), the pooled mortgage loan is structured with a performance holdback of $50,000, to be held for the entire term of the loan. Lender will have the right to apply all or any portion of the holdback to payment of any monthly payment amount. Upon payment or defeasance in full of the loan, the lender is required to disburse any remaining funds to the borrower.

For Loan ID#79 & 80 (North 92nd Street Portfolio A1 - Building A and North 92nd Street Portfolio A2 - Building B), the pooled mortgage loan is structured with a performance holdback of $1,220,000, the release of which is subject to the achievement of certain conditions, including but not limited to, (i) the combined properties report a minimum physical and economic occupancy of at least 90%, and (ii) the combined properties report a minimum base rent of $729,150. An additional $14,100 performance holdback was also collected, $11,000 of which will be released once the Dough Heads tenant (located in Building A) is in occupancy and paying full contractual rent. The remaining $3,100 will be released once the Advantage Chemical Coatings tenant (located in Building B) is in occupancy and paying full contractual rent.

For Loan ID#81 (8119-8133 Watson Street), the pooled mortgage loan is structured with a performance holdback of $1,100,000, the release of which is subject to achievement of certain conditions, including but not limited to (i) $450,000 of the holdback must be released upon the lender’s receipt of (a) final building permits required in connection with the tenant improvements to be constructed at the additional space leased by Nova Retail Holdings, Inc., pursuant to the terms of the Lease Addendum No.1, and (b) evidence satisfactory to the lender that construction of the additional space has commenced (ii) the remaining balance of the deposit must be released upon (a) lender’s receipt of the final certificate of occupancy for the additional space, (b) lender’s receipt of the estoppel certificate from Nova Retail Holdings, Inc., (c) lender’s receipt of evidence satisfactory to the lender that Nova Retail Holdings, Inc. is in occupancy and paying rent. If the borrower elects not to construct the additional space by the expiration of the eighteenth (18th) full month after the loan was originated, or if there is a default by the borrower under the terms of the loan documents, then the lender shall apply the deposit against the principal balance of the loan outstanding at the time, together with a prepayment fee equal to the lesser of (a) yield maintenance for the $1,100,000 or (b) $33,000. In addition, if the borrower elects not to construct the additional space to be leased by Nova Retail Holdings, Inc., pursuant to the loan documents and the lender applies the $1,100,000 to the then outstanding principal balance of the loan, the applicable interest rate shall reset to 6.54% per annum as of the date of the loan paydown.

For Loan ID#94 (Hampton Inn - Indianapolis), the pooled mortgage loan is structured with a performance holdback of $43,750, which is subject to achievement of certain release conditions, including but not limited to, the lender being provided (i) delivery of lien waivers; (ii) delivery of title endorsements; (iii) delivery of all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; and (iv) the lender has inspected or waived its right to inspect the mortgaged property. The amount of the reserve can be applied to the balance of the pooled mortgage loan with a prepayment premium on June 1, 2008, if, by that date, the items identified in the property condition assessment have not been completed and evidence is not provided in accordance with the terms of the respective reserve agreement.

For Loan ID#96 (Pine Hill Portfolio), the pooled mortgage loan is structured with a $1,000,000 guaranty of principal from the loan sponsor, which will be released when the property maintains a 1.20x DSCR for six consecutive months. In addition, a $200,000 performance holdback was also collected. No more than $60,000 will be released to the borrower for such renovations until all renovations have been completed and the property has maintained a 95% occupancy and a minimum DSCR of 1.20x for a period of three consecutive months.

For Loan ID#97 (BGK Portfolio), the pooled mortgage loan is structured with a performance holdback of $410,000, the release of which is subject to the property achieving a net operating income of $555,214.

For Loan ID#102 & 103 (Lincoln Center & Lincoln Retail Center) the pooled mortgage loans are structured with a performance holdback of $1,100,000, in the form of a letter of credit, the release and reduction of which is subject to achievement of certain conditions, including but not limited to requirements that (i) $800,000 of the balance of the letter of credit must be reduced when the net operating income for Lincoln Center is at least $365,000 on an annualized basis; and (ii) $300,000 of the balance of the of letter of credit must be reduced when a replacement tenant occupies all of the space covered by the Countrywide lease for the Lincoln Retail Center. If such NOI test for Lincoln Center is not satisfied by April 12, 2009, the lender may redeem and draw upon a portion of the letter of credit equal to $800,000 and apply cash proceeds to the reduction of the outstanding principal balance of Lincoln Center and Lincoln Retail Center, at par or to any other payments due under the loan documents. If the test conditions for a replacement tenant at Lincoln Retail Center have not been met by October 12, 2012, the lender may redeem and draw upon the $300,000 portion of the letter of credit and apply cash proceeds to the reduction of the outstanding principal balance of the Lincoln Retail Mortgage Loan.

For Loan ID#105 (Golden Pond Apartments, Phase III), the pooled mortgage loan is structured with a $175,413 letter of credit, the release and reduction of which is subject to the achievement of certain conditions, including but not limited to, a DSCR equal to or greater than a 1.20x for a period of three consecutive months. If the conditions to release the letter of credit are not satisfied by October 5, 2009 or if there is a default by the borrower under the terms of the loan documents, the lender may apply the proceeds to the repayment of the principal of the note or to the payment of any other amounts owed by the borrower to the lender under the terms of any of the loan documents without prepayment premium.

For Loan ID#108 (Let’s Stor It - Rancho Cucamonga, CA), the pooled mortgage loan is structured with a performance holdback of $260,000, the release of which is subject to the achievement of certain conditions, including but not limited to the following; if for a consecutive three (3) month period prior to September 4, 2009, (i) the property has attained 80% physical occupancy; (ii) the property’s DSCR is at least 1.25x (assuming a 30-year amortization schedule) based on an annualized trailing six month operating statement (iii) the property’s DSCR is at least 0.95x assuming a mortgage constant based on an interest rate of 10% per annum and a 30-year amortization schedule, again, based on an annualized trailing six month operating statements, and (iv) the property’s effective gross income is $780,000. At the lender’s option, the amount of the reserve may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before September 4, 2009.

For Loan ID#113 (Shoppes at Lee Road), the pooled mortgage loan is structured with a $280,000 letter of credit, the release and reduction of which is subject to the achievement of certain conditions, including but not limited to, (i) the mortgaged property achieving an occupancy rate of no less than 93%; (ii) the tenants occupying the property achieving the target occupancy are paying rent with an effective gross income of no less than $564,000; and (iii) the property net operating income achieving an amount equal to or greater than 1.15x of the annual debt service for three consecutive months. If borrower defaults under the loan documents, or fails to provide a replacement letter of credit, the lender shall have the right to draw upon letter of credit and hold the proceeds as additional security for the pooled mortgage loan in lieu of such letter of credit.

For Loan ID#115 (1811 Bering), the pooled mortgage loan is structured with a performance holdback of $2,200,000, the release of which is subject to the achievement of certain conditions, including but not limited to, (i) tenant is in occupancy of its space, (ii) all tenant improvements have been completed, and (iii) tenant is open for business and paying full rent.

For Loan ID#118 (Rockville Station), the pooled mortgage loan is structured with a escrow deposit of $450,000, the release of which is subject to the achievement of certain conditions, including, but not limited to (i) the property is producing an annualized net operating income level of $395,000 and at least 92% occupied over a period of three consecutive months and provided borrower is not in default under the loan documents, lender will return $300,000 of the escrow deposit to borrower; and (ii) the property is producing an annualized net operating income level of $405,000 and at least 92% occupied over a period of three consecutive months and provided borrower is not in default under the loan documents, lender will be required to return the remaining portion of the escrow deposit to borrower. Upon occurrence of any event of default under the loan documents, the lender shall have the right to apply all funds received against the existing balance of the loan in accordance with the terms of the promissory note.

For Loan ID#120 (Ambassador Plaza SC), the pooled mortgage loan is structured with a performance holdback of $350,000, the release of which is subject to the property generating an effective gross income of no less than $575,000.

For Loan ID#143 (Shoppes at the Exchange), the pooled mortgage loan is structured with a $800,000 letter of credit, the release and reduction of which is subject to the achievement of certain conditions, including but not limited to the property not producing an annualized net operating income level of $283,890 on or before October 1, 2008. If the requirements to release the letter of credit are not satisfied by October 1, 2008 or if there is a default by the borrower under the terms of the loan documents, the lender may apply the proceeds to the repayment of the principal of the note or to the payment of any other amounts owed by the borrower to the lender under the terms of any of the loan documents without prepayment premium.

For Loan ID#145 (500 S. Koeller), the pooled mortgage loan is structured with a performance holdback of $105,000, the release of which is subject to the achievement of certain conditions, including but not limited to, (i) delivery of executed leases for the remaining vacant space in order to achieve a stabilized physical and economic occupancy of the property at 94% or greater; and (ii) delivery of a current estoppel for each tenant occupying the vacant space evidencing that the lease is in effect, all tenant improvements have been completed and the tenant is in both physical and economic occupancy. The amount of the impound may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before October 26, 2008.

For Loan ID#145 (500 S. Koeller), the pooled mortgage loan is structured with a performance holdback of $40,500, the release of which is subject to the achievement of release conditions, including but not limited to, delivery to lender of an estoppel certificate executed by Verizon Wireless Personal Communications LP and the borrower representing that all TI allowances owed to Verizon have been paid by the borrower. At the lender’s option, the amount of the impound may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before December 26, 2007.

For Loan ID#145 (500 S. Koeller), the pooled mortgage loan is structured with a performance holdback of $40,000, the release of which is subject to the achievement of certain conditions, including but not limited to, delivery to the lender of an estoppel certificate executed by Fed Ex Kinko’s Office and Print Services, Inc. representing that all tenant improvement allowances owed to Fed Ex have been paid by the borrower. At the lender’s option, the amount of the impound may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before December 26, 2007.

10

For Loan ID#83 (Van Buren Road Shopping Center), the sponsors of the loan are: Anthony Christopher Warner, John E. Krolak, Elizabeth Krolak, Ernest James Warner and Rosario Vidal Warner both as individuals and as Co-Trustees; Christopher T. Cleland and Carol Ann Cleland both as individuals and as Co-Trustees; Karen Kristensen, Robert E. Henderson, Sara U. Henderson, Stanley Zipser and Sigrid D. Zipser both as individuals and as Co-Trustees; Sven H. Kristensen and Ellen M. Kristensen both as individuals and as Co-Trustees; and Nancy A. Barnes as an individual and as a Trustee.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX D

                  SUMMARIES OF THE TEN LARGEST MORTGAGE LOANS

                                   APPENDIX D
             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO

                               [3 PHOTOS OMITTED]

                                       D-1

             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO

                           [3 MAPS AND LEGEND OMITTED]

                                       D-2

             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                WFB
LOAN PURPOSE:                        Acquisition
ORIGINAL BALANCE: (1)                $247,302,419
CUT-OFF DATE BALANCE: (1)            $247,302,419
FIRST PAYMENT DATE:                  08/01/2007
INTEREST RATE:                       5.61000%
AMORTIZATION TERM:                   Interest Only
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       07/01/2014
EXPECTED MATURITY BALANCE: (1)       $247,302,419
SPONSORS:                            DRA G&I Fund VI, Colonial
                                     Properties Trust
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     29-payment lockout from the first payment
                                     date, with U.S. Treasury defeasance
                                     permitted for the following 51 payments,
                                     and open to prepayment without premium
                                     thereafter through maturity
CUT-OFF DATE BALANCE PER SF: (1)     $141.92
UP-FRONT RESERVES:                   None
ONGOING RESERVES:                    RE Taxes: (2)        Springing
                                     Insurance: (2)       Springing
                                     TI/LC: (2)           Springing
                                     Replacement: (2)     Springing
LOCKBOX:                             Springing Hard (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):      NAP
SINGLE ASSET/PORTFOLIO:              Portfolio
PROPERTY TYPE:                       Various - See Table
PROPERTY SUB-TYPE:                   Various
LOCATION:                            Various - See Table
YEAR BUILT/RENOVATED:                Various - See Table
PERCENT LEASED (AS OF):              93.9% (06/01/2007)
NET RENTABLE AREA:                   5,227,519
THE COLLATERAL:                      17 Class A suburban office buildings, one
                                     Class A unanchored shopping center, and
                                     one Class A mixed-use office / retail
                                     property
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Colonial Properties Services, Inc.
3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST RECENT NOI (AS OF):         NAP
MOST RECENT NOI (AS OF):             $59,546,991 (TTM 12/31/2006)
U/W NET OP. INCOME:                  $68,842,703
U/W NET CASH FLOW:                   $60,329,044
U/W OCCUPANCY:                       93.2%
APPRAISED VALUE (AS OF):             $933,100,000 (Various)
CUT-OFF DATE LTV RATIO: (1)          79.5%
LTV RATIO AT MATURITY: (1)           79.5%
U/W DSCR: (1)                        1.43x
U/W DSCR POST IO: (1)                NAP
--------------------------------------------------------------------------------

(1)  The subject $247,302,419 loan represents the 33.3% pari passu A-3 Note interest in a $741,907,256 whole loan. The initial $247,302,419 A-1 Note was included in the Merrill Lynch Mortgage Trust 2007-C1 transaction and the $247,302,419 A-2 Note was included in the Bear Stearns Commercial
     Mortgage Securities Trust 2007-PWR17 transaction. All Loan per SF, LTV and
     DSCR numbers in the table are based on the whole loan amount.

(2)  Ongoing reserves and hard lockbox are required following the occurrence of an event of default or if the quarterly DSCR test falls below 1.15x.

THE DRA / COLONIAL OFFICE PORTFOLIO LOAN.

     THE LOAN. The largest loan (the "DRA / Colonial Office Portfolio Loan") is secured by the borrower's fee interest in 17 Class A office buildings, one Class
A unanchored shopping center and one Class A mixed-used office / retail property
(collectively, the "DRA / Colonial Office Portfolio Properties") located in the
Birmingham, Alabama; Orlando, Florida; Tampa, Florida; Atlanta, Georgia;
Charlotte, North Carolina and Austin, Texas markets. The first mortgage loan of
$741,907,256 is split into three pari passu notes, Note A-1 with an original principal balance of $247,302,419, Note A-2 with an original principal balance of $247,302,419 and Note A-3 with an original principal balance of $247,302,419.
Note A-3 will be included in the Trust. Note A-1 was included in the Merrill
Lynch Mortgage Trust 2007-C1 transaction. Note A-2 was included in the Bear
Stearns Commercial Mortgage Securities Trust 2007-PWR17 transaction. The pooling and servicing agreement for the Merrill Lynch Mortgage Trust Commercial
Pass-Through Certificates Series 2007-C1 transaction will govern the servicing of the DRA / Colonial Office Portfolio Loan.

     THE BORROWERS. The borrowers are 19 single purpose entities (collectively, the "DRA / Colonial Office Portfolio Borrowers"), which own no material assets other than their respective DRA / Colonial Office Portfolio Properties and related ownership interests. The DRA / Colonial Office Portfolio Borrowers are
Delaware limited liability companies or partnerships, each with an independent manager. A non-consolidation opinion regarding each of the DRA / Colonial Office
Portfolio Borrowers was delivered at origination. The DRA / Colonial Office
Portfolio Borrowers are indirectly controlled by DRA G&I Fund VI Real Estate
Investment Trust ("DRA") and Colonial Properties Trust ("Colonial"), (together, the "DRA / Colonial Office Portfolio Sponsors"). The DRA / Colonial Office
Portfolio Sponsors, or their affiliates, own the majority beneficial interest in the DRA / Colonial Office Portfolio Borrowers.

                                       D-3

     DRA is a registered investment advisor and manages over $8 billion in assets. Since inception in 1994, DRA has acquired more than 80 shopping centers
(totaling over 18 million square feet), over 60 office properties (totaling over
12 million square feet), and 60 multifamily investments (comprised of over
16,000 units in more than 10 markets).

     Colonial, originally incorporated in 1970, completed its initial public offering in September 1993. Over the last 37 years, through a series of acquisitions and joint ventures, Colonial has grown into a fully-integrated, publicly traded REIT with market capitalization over $5.6 billion. Colonial is a self-administered and self-managed real estate investment trust that, as of
September 30, 2006, directly owned or managed approximately 39,104 apartment units, approximately 17.6 million square feet of office space and approximately
12.1 million square feet of retail shopping space throughout the Sunbelt regions of the United States.

     THE PROPERTIES. The DRA / Colonial Office Portfolio Loan is secured by a fee interest in 17 office properties consisting of 4,864,866 square feet and located in Birmingham, Alabama; Orlando, Florida; Tampa, Florida; Atlanta,
Georgia; Charlotte, North Carolina; and Austin, Texas markets; one 125,462 square foot shopping center located in Birmingham, Alabama and one 237,191 square foot office/retail mixed use property in Lake Mary, Florida. The DRA /
Colonial Office Portfolio Properties have occupancies that range between 77.3%
and 100.0%. As of June 1, 2007, the DRA / Colonial Office Portfolio Properties
are approximately 93.9% occupied by 618 tenants.

     More specific information about the DRA / Colonial Office Portfolio properties is set forth in the tables below:

                                                              ALLOCATED LOAN                  YEAR
PROPERTY                       LOCATION        PROPERTY TYPE      AMOUNT       YEAR BUILT  RENOVATED
----------------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.  Lake Mary, FL      Office       $ 34,630,982   1989 / 1996     2002
                                                                              / 1998-2001
Research Office Park           Austin, TX         Office       $ 26,447,908      2001          NAP
                                                                              2001-2002 /
CC at Town Park                Lake Mary, FL      Office       $ 23,265,602      2006          NAP
Colonial Place I & II          Tampa, FL          Office       $ 20,379,333    1985-1986       NAP
CC at Colonnade                Birmingham, AL     Office       $ 19,575,196   1988-1989 /     2004
                                                                                 1999
Peachtree Street               Atlanta, GA        Office       $ 15,561,000      1989          NAP
                                                 Office /
CP Town Park Combined          Lake Mary, FL      Retail       $ 14,764,167      2004          NAP
Concourse Center               Tampa, FL          Office       $ 12,254,067    1982-1984       NAP
CC at Town Park 600            Lake Mary, FL      Office       $ 11,926,964      2002         2004
Riverchase Center              Birmingham, AL     Office       $  9,226,014   1987 / 1990      NAP
International Office Park      Birmingham, AL     Office       $  8,717,915   1987 / 1999     2004
Colonial Center at Bayside     Clearwater, FL     Office       $  8,370,268   1987 / 1994     1997
Colonial Center at Blue Lake   Birmingham, AL     Office       $  7,380,812      1982         2005
Shops at Colonnade - Retail    Birmingham, AL     Retail       $  7,225,554      1989         2004
Colonial Plaza                 Birmingham, AL     Office       $  6,712,260      1982         2004

Esplanade                      Charlotte, NC      Office       $  6,685,518      1981         2005
Maitland Office Building       Maitland, FL       Office       $  5,273,750      1984          NAP
HIBC 1000 Building             Lake Mary, FL      Office       $  4,679,862      1997          NAP

One Independence Plaza         Birmingham, AL     Office       $  4,225,247      1978         2004
----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                         $247,302,419
----------------------------------------------------------------------------------------------------

                                           % OF
                                          TOTAL                                             APPRAISED
PROPERTY                          SF        SF   OCCUPANCY  PRIMARY TENANT                    VALUE
------------------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.    835,201    16%     84.5%   Symantec Corporation          $129,500,000

Research Office Park             357,689     7%    100.0%   Charles Schwab & Co., Inc.    $ 98,900,000

CC at Town Park                  458,259     9%     98.2%   Pershing, LLC                 $ 87,000,000
Colonial Place I & II            371,473     7%     97.3%   Blue Cross & Blue Shield      $ 77,000,000
CC at Colonnade                  419,387     8%     99.7%   Infinity Insurance Company    $ 73,200,000

Peachtree Street                 309,625     6%     91.5%   Kurt Salmon Associates, Inc.  $ 58,500,000

CP Town Park Combined            237,191     4%     96.4%   Albertson's # 4316            $ 57,000,000
Concourse Center                 294,369     6%     99.6%   HealthPlan Services II        $ 46,300,000
CC at Town Park 600              199,585     4%    100.0%   Fiserv, Inc.                  $ 44,600,000
Riverchase Center                306,143     6%     93.6%   BioHorizons Implant Systems   $ 34,500,000
International Office Park        210,984     4%     99.3%   Command Alkon Inc.            $ 32,600,000
Colonial Center at Bayside       212,882     4%     98.8%   Presidion Solutions/2         $ 31,300,000
Colonial Center at Blue Lake     166,590     3%     99.2%   Colonial Properties Trust     $ 27,600,000
Shops at Colonnade - Retail      125,462     2%     98.3%   Gold's Gym                    $ 28,600,000
Colonial Plaza                   170,850     3%     84.7%   Alabama Gas Corporation       $ 25,100,000
                                                            Homecomings Financial
Esplanade                        202,817     4%     81.7%   Network, Inc.                 $ 25,000,000
Maitland Office Building         155,730     3%     77.3%   Adventist Health System       $ 23,100,000
HIBC 1000 Building                87,066     2%    100.0%   The Sungard                   $ 17,500,000
                                                            Birmingham Gastroenterology
One Independence Plaza           106,216     2%     90.7%   Association                   $ 15,800,000
------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE         5,227,519   100%     93.9%                                 $933,100,000
------------------------------------------------------------------------------------------------------

                                                                                       % OF TOTAL
                                                                         ANNUALIZED     ANNUALIZED       ANNUALIZED
                                 CREDIT RATING                   % OF   UNDERWRITTEN   UNDERWRITTEN  UNDERWRITTEN BASE     LEASE
TENANT NAME                 (FITCH/MOODY'S/S&P) (1)  TENANT NRA   NRA  BASE  RENT ($)    BASE RENT   RENT ($ PER NRA)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Charles Schwab & Co., Inc.          A/A2/A+             357,689    7%  $ 7,945,735           8%            $22.21       Various (2)
Fiserv, Inc.                      --/Baa/BBB+           291,642    6%  $ 5,968,436           6%            $20.46       Various (3)
Infinity Insurance Company           A/A3/A             153,783    3%  $ 3,306,392           3%            $21.50        03/31/2016
Bank of New York                   AA-/Aaa/A+           130,630    2%  $ 2,797,890           3%            $21.42       Various (4)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                  933,744   18%  $20,018,454          21%            $21.44
-----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                       Various           3,972,655   76%  $76,644,924          79%            $19.29         Various
Vacant Space                          NAP               321,120    6%           $0           0%            $ 0.00           NAP
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                5,227,519  100%  $96,663,378         100%            $19.70
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)  Charles Schwab & Co., Inc. currently subleases 100% of this space to other tenants and has leases containing 87,563 square feet of space expiring
     03/31/2009, while 270,126 square feet of space expires 03/31/2012.

(3)  Fiserv, Inc. has leases containing 93,557 square feet of space expiring
     06/30/2012, while 198,085 square feet expires 07/31/2012.

(4)  Bank of New York has leases containing 62,893 square feet of space expiring
     07/31/2011, while 67,737 square feet expires 10/31/2016.

                                       D-4

                           LEASE ROLLOVER SCHEDULE (1)

             # OF LEASES  TOTAL SF   % OF TOTAL  CUMULATIVE TOTAL  CUMULATIVE % OF    AVERAGE U/W BASE
    YEAR       EXPIRING   EXPIRING  SF EXPIRING     SF EXPIRING     SF EXPIRING     RENT PER SF EXPIRING
--------------------------------------------------------------------------------------------------------

   Vacant         --       321,120       6%            321,120            6%                $0.00
    MTM           54       175,971       3%            497,091           10%               $18.90
    2007          51       241,612       5%            738,703           14%               $19.74
    2008         118       524,610      10%          1,263,313           24%               $20.41
    2009         113       628,671      12%          1,891,984           36%               $19.47
    2010          92       426,178       8%          2,318,162           44%               $20.29
    2011          86       787,736      15%          3,105,898           59%               $20.27
    2012          42       890,783      17%          3,996,681           77%               $20.40
    2013          18       231,456       4%          4,228,137           81%               $20.06
    2014           9       134,676       3%          4,362,813           84%               $16.51
    2015          12       274,537       5%          4,637,350           89%               $19.58
    2016          14       318,037       6%          4,955,387           95%               $19.57
    2017           3       159,766       3%          5,115,153           98%               $20.11
Thereafter         6       112,366       2%          5,227,519          100%               $10.29

(1)  The information in the table is based on the underwritten rent roll as of
     06/01/2007.

     PROPERTY MANAGEMENT. The DRA / Colonial Office Portfolio Properties are
managed by Colonial Properties Services, Inc., an affiliate of the DRA /
Colonial Office Portfolio Sponsors.

     ADDITIONAL INDEBTEDNESS. The DRA / Colonial Office Portfolio Loan is pari passu with two (2) other promissory notes (collectively, the "DRA / Colonial
Office Portfolio Pari Passu Notes") and, together with the DRA / Colonial Office
Portfolio Loan (the "DRA / Colonial Office Portfolio Loan Group") has an
aggregate principal balance of $741,907,256. The DRA / Colonial Office Portfolio
Pari Passu Notes are secured by the same mortgage as the DRA / Colonial Office
Portfolio Loan. The DRA / Colonial Office Portfolio Pari Passu Notes are pari passu in right of payment and in other respects to the DRA / Colonial Office
Portfolio Loan, and have the same interest rate, maturity date and original term to maturity as the DRA / Colonial Office Portfolio Loan. The DRA / Colonial
Office Portfolio Pari Passu Notes will be held outside of the trust. The initial
$247,302,419 A-1 Note was included in the Merrill Lynch Mortgage Trust 2007-C1 pool, while the $247,302,419 A-2 Note was included in the Bear Stearns
Commercial Mortgage Securities Trust 2007-PWR17 transaction.

     The DRA / Colonial Office Portfolio Loan permits the DRA / Colonial Office
Portfolio Borrowers to incur mezzanine debt, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the net operating income, as determined by lender, is sufficient to satisfy an aggregate debt service coverage ratio of at least 1.20x; (iii) the loan to value ratio following the incurrence of mezzanine debt is not greater than 80%; (iv) the maturity date of the mezzanine loan is on or after the maturity date of the DRA / Colonial Office Portfolio Loan; (v) an intercreditor agreement has been delivered; and (vi) rating agency confirmation of no downgrade has been obtained.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. After the expiration of the lockout period, an individual property may be released from the DRA / Colonial Office Portfolio, subject to the satisfaction of certain conditions, including: (i) the DRA /
Colonial Office Portfolio Loan Group is partially defeased in an amount equal to either (a) 105% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is less than or equal to 20%
of the original principal balance of the DRA / Colonial Office Portfolio Loan
Group, or (b) 110% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is greater than 20%
of the original principal balance of the DRA / Colonial Office Portfolio Loan
Group; (ii) the debt service coverage ratio after the release is at least equal to 1.41x; (iii) the loan to value ratio after the release is not greater than
79.5%; (iv) no event of default has occurred and is continuing; and (v) other customary provisions set forth in the loan documents. If the debt service coverage ratio and/or loan to value ratio tests above would not be satisfied, the DRA / Colonial Office Portfolio Borrowers, may either (a) increase the release price to an amount which would cause the debt service coverage ratio and/or loan to value ratio tests to be satisfied or (b) deposit cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the DRA / Colonial Office Portfolio Loan Group, would cause the debt service coverage ratio and/or loan to value ratio tests to be satisfied.

     At any time prior to December 1, 2008, the residential portion of the individual property located at 950 Market Promenade Avenue, Lake Mary, Florida
(the "Colonial Town Park Property") may be released from the DRA / Colonial
Office Portfolio, subject to the satisfaction of certain conditions, including:
(i) a legal subdivision is completed between the residential portion and remaining portion of the Colonial Town Park Property; (ii) a condominium regime is established in which the residential portion of the Colonial Town Park
Property is separated into multiple residential condominium units and the remainder of the Colonial Town Park Property is separated into one or more commercial condominium units; (iii) no event of default has occurred and is continuing; and (iv) other customary provisions set forth in the loan documents.
The Colonial Town Park Property residential component was not viewed as collateral for the DRA / Colonial Office Portfolio Loan Group for underwriting purposes and was not included in the property's valuation.

                                       D-5

     At any time, the portion of the Colonial Town Park Property which contains the Ruth's Chris restaurant (the "Ruth's Chris Property") may be released from the DRA / Colonial Office Portfolio mortgage, subject to the satisfaction of certain conditions, including: (i) the DRA / Colonial Office Portfolio Borrowers pay to the lender an amount equal to the sum of (a) the greater of (1) the net proceeds for the sale of the Ruth's Chris Property and (2) $2,160,000, and (b)
any additional amount which would be required to purchase defeasance securities to partially defease the amount of the DRA / Colonial Office Portfolio Loan
Group being prepaid; (ii) a legal subdivision is completed between the Ruth's
Chris Property and the remainder of the Colonial Town Park Property;, (iii) no event of default has occurred and is continuing; and (iv) other customary provisions set forth in the loan documents.

     At any time, the residential apartment portion and vacant land portion of the individual properties located at 100/200/300 and 600 Colonial Center
Parkway, Lake Mary, Florida (the "Lake Mary Properties") may be released from the DRA / Colonial Office Portfolio, subject to the satisfaction of certain conditions, including (i) a legal subdivision is completed between (a) the residential apartment portion and the vacant land portion and (b) the remainder of the Lake Mary Properties; (ii) no event of default has occurred and is continuing; and (iii) other customary provisions set forth in the loan documents. The Lake Mary Properties' residential and vacant land component was not viewed as collateral for the DRA / Colonial Office Portfolio Loan Group for
underwriting purposes and was not included in the property's valuation.

     SUBSTITUTION PROVISIONS. An individual property may be released from the
DRA / Colonial Office Portfolio Loan mortgage and a comparable property substituted in its place, subject to the satisfaction of certain conditions, including (i) the loan to value ratio following the substitution is not greater than 79.5%; (ii) the debt service coverage ratio following the substitution is equal to or greater than 1.41x; (iii) the sum of the allocated loan amount of the individual property plus the allocated loan amounts of all other individual properties which have previously been substituted does not exceed 50% of the original principal balance of the DRA / Colonial Office Portfolio Loan Group;
(iv) no more than 50% of the individual properties may be substituted; (v) no event of default has occurred and is continuing; and (vi) other customary provisions set forth in the loan documents.

     ASSUMPTION PROVISIONS. The DRA / Colonial Office Portfolio Loan Group may
be partially assumed by a third party purchaser that is acquiring one or more individual properties (the "Partial Loan Assumption"), subject to the satisfaction of certain conditions, including (i) prior to the Partial Loan
Assumption, the DRA / Colonial Office Portfolio Loan Group will be severed into
(a) a new loan in a principal amount equal to the allocated loan amounts of the individual properties to be acquired by such third party purchaser (the "Partial
Assumption Loan") and (b) the remaining DRA / Colonial Office Portfolio Group debt, reduced by the amount of the Partial Assumption Loan; (ii) the principal amount of the Partial Assumption Loan may not exceed $55,643,044 (following the
Future Advance and $44,116,711 prior to the Future Advance); (iii) the debt service coverage ratio for the individual properties securing the remaining DRA
/ Colonial Office Portfolio Loan Group is equal to or greater than 1.41x; (iv)
the loan to value ratio for the individual properties securing the remaining DRA
/ Colonial Office Portfolio Loan Group is not greater than 79.5%; (v) the debt service coverage ratio for the individual properties securing the Partial
Assumption Loan is equal to or greater than 1.20x; (vi) the loan to value ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%; (vii) the loan-to-cost ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%; (viii) the lender receives an assumption fee; (ix) the third party purchaser satisfies the qualification provisions set forth in the loan documents or otherwise satisfies the lender's credit review and underwriting standards; (x) no event of default has occurred and is continuing; and (xi) other customary provisions set forth in the loan documents.

                                       D-6

                      MORTGAGE LOAN NO. 2 -- GGP PORTFOLIO

                               [6 PHOTOS OMITTED]

                                       D-7

                      MORTGAGE LOAN NO. 2 -- GGP PORTFOLIO
                           [2 MAPS AND LEGEND OMITTED]

                                       D-8

                      MORTGAGE LOAN NO. 2 -- GGP PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                PCFII
LOAN PURPOSE:                        Refinance
ORIGINAL BALANCE: (1)                $156,000,000
CUT-OFF DATE BALANCE: (1)            $156,000,000
FIRST PAYMENT DATE:                  01/01/2008
INTEREST RATE:                       6.16160%
AMORTIZATION TERM:                   Interest Only
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       02/01/2013
EXPECTED MATURITY BALANCE: (1)       $156,000,000
SPONSOR:                             General Growth Properties, Inc.
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     24-payment lockout from the first payment
                                     date, with U.S. Treasury defeasance for
                                     the following 34 payments, and open to
                                     prepayment without premium thereafter
                                     through the maturity date
CUT-OFF DATE BALANCE PER SF: (1)     $130.44
UP-FRONT RESERVES:                   None
ONGOING RESERVES:                    RE Taxes: (2)      Springing
                                     Insurance: (2)     Springing
                                     Replacement: (3)   Springing
                                     TI/LC: (4)         Springing
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):      AA/AAA/AAA
SINGLE ASSET/PORTFOLIO:              Portfolio
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Regional Mall
LOCATION:                            Various - See Table
YEAR BUILT/RENOVATED:                1976, 1985, 2005 / 1999, 2004
PERCENT LEASED (AS OF):              97.3% (11/15/2007)
NET RENTABLE AREA:                   1,195,929
THE COLLATERAL:                      Two regional malls located in Champaign,
                                     IL and Columbia, MO
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 General Growth Management, Inc.
3RD MOST RECENT NOI (AS OF):         $20,661,308 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):         $21,627,823 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):             $20,784,127 (TTM 08/31/2007)
U/W NET OP. INCOME:                  $22,308,840
U/W NET CASH FLOW:                   $21,310,758
U/W OCCUPANCY:                       97.3%
APPRAISED VALUE (AS OF):             $330,600,000 (08/30/2007 and 09/13/2007)
CUT-OFF DATE LTV RATIO: (1)          47.2%
LTV RATIO AT MATURITY: (1)           47.2%
U/W DSCR: (1)                        2.19x
U/W DSCR POST IO:                    NAP
--------------------------------------------------------------------------------

(1)  The $156,000,000 mortgage loan represents an A-Note portion ("A-Note") of a
     $196,000,000 first mortgage loan split into an A-Note and a B-Note. The
     $40,000,000 B-Note portion ("B-Note") is not included in the trust. All
     LTV, DSCR and Cut-off Date Balance per SF numbers presented are based soley on the $156,000,000 A-Note financing. The aggregate DSCR including the
     A-Note and B-Note is 1.77x. The total aggregate Cut-Off Date LTV Ratio based on the A-Note and B-Note is 59.3%.

(2)  Upon the occurrence of an event of default or the failure of the GGP
     Portfolio Properties to maintain a 1.15x DSCR for 12 consecutive months, the GGP Portfolio Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

(3)  Upon the occurrence of an event of default or the failure of the GGP
     Portfolio Properties to maintain a 1.15x DSCR for 12 consecutive months, the GGP Portfolio Borrower is required to begin monthly deposits in the amount of $15,048, to be capped at $180,576.

(4)  Upon the occurrence of an event of default or the failure of the GGP
     Portfolio Properties to maintain a 1.15x DSCR for 12 consecutive months, the GGP Portfolio Borrower is required to begin monthly deposits in the amount of $60,191, to be capped at $722,292.

THE GGP PORTFOLIO LOAN.

     THE LOAN. The second largest loan (the "GGP Portfolio Loan") is a
$156,000,000 A-Note portion of a $196,000,000 first mortgage loan split into an
A-Note and a B-Note secured by the borrower's fee interest in a single-level enclosed regional shopping center and associated retail center, consisting of a total of 399,211 square feet located in Columbia, Missouri and a single-story regional shopping center and retail center consisting of a total of 796,718 square feet located in Champaign, Illinois (the "GGP Portfolio Properties").

     THE BORROWER. The borrowers are Columbia Mall L.L.C. and Champaign Market
Place L.L.C. (collectively, the "GGP Portfolio Borrower"), each of which has GGP
Limited Partnership (100% ownership and managing member) as its sole member. GGP
Limited Partnership is made up of General Growth Properties, Inc. ("GGP") (81%
general partnership) and outside limited partners (19%). GGP has over 50 years of experience and currently owns or manages a portfolio of more than 200 regional shopping malls in 45 states, and has ownership interest in master planned community developments and commercial office buildings. GGP's portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide.

                                       D-9

     THE PROPERTIES. The GGP Portfolio Properties consist of two regional shopping centers (respectively, the "Columbia Mall Property" and the
"Marketplace Shopping Center Property"). The Columbia Mall Property consists of a 399,211 square foot single-level, enclosed regional shopping center and associated retail center of which 313,239 square feet is in-line shop space including tenants such as Jos. A. Bank, Chico's, Coldwater Creek, Ann Taylor, and Talbots. The Columbia Mall Property is part of a larger shopping mall totaling 743,934 square feet, with approximately 100 retail stores featuring anchor tenants such as Dillard's, JCPenney, Sears and Target (Dillard's,
JCPenney and Target are not part of the collateral). The Columbia Mall Property was built in 1985 and renovated in 2004. The renovation in 2004 included a redesigned and expanded cafe court featuring a carousel, a soft play area, additional soft seating areas, new family restrooms, additional skylights, new paint and color scheme, and new overhead lighting.

     The Columbia Mall Property is located at 2300 Bernadette Drive along the southwest quadrant of the I-70/Hwy 740 (N. Stadium Blvd) interchange in
Columbia, Missouri. I-70 is a major east/west arterial that provides access to the Kansas City and St. Louis MSA, both of which are of approximately equal distance (125 miles) from the City of Columbia. The University of
Missouri-Columbia is located approximately 1-2 miles southeast of the property, while Columbia College is located approximately 3.5 miles east of the property.

     The Marketplace Shopping Center Property consists of 796,718 square feet of which 674,352 square feet is a single-story regional shopping center and 122,366 square feet is a retail center. The Marketplace Shopping Center Property is part of a larger shopping center, totaling 1,045,490 square feet, and includes anchor tenants such as Macy's and Kohl's (Macy's and Kohl's are not part of the collateral). The Marketplace Shopping Center Property features approximately 95 retail tenants and 6 food court tenants. Anchor tenants with respect to the
Marketplace Shopping Center Property include Bergner's, Sears and JCPenney.
Other tenants at the Marketplace Shopping Center Property include Gordman's,
Office Depot, Hancock Fabrics, Coldwater Creek, Ann Taylor Loft, J. Jill, and
Portrait Innovations. The Marketplace Shopping Center Property was originally developed in 1976 with an addition built in 2005 and the most recent renovation taking place in 1999.

     The Marketplace Shopping Center Property is located at 2000 North Neil
Street, just north of the I-74/ N. Neil St interchange in Champaign, Illinois.
I-74 is a major east/west arterial in Champaign, which also connects with I-57 two miles west of the Marketplace Shopping Center Property. I-57 is another major north/south arterial that provides access to the Chicago CBD approximately
134 miles north of the Marketplace Shopping Center Property. The Marketplace
Shopping Center Property is located approximately 2 miles north of downtown
Champaign and approximately 3 miles north of the University of Illinois at
Urbana-Champaign campus. Other major retailers near the Marketplace Shopping
Center Property include Lowe's, Circuit City, Target, Staples, PetSmart, Dick's
Sporting Goods, Best Buy, Michael's, Shoe Carnival, Meijer, Borders, Barnes &
Noble, Wal-Mart and Beverly Theaters.

     More specific information about the GGP Portfolio Properties is set forth in the tables below:

                                                                    ALLOCATED
                                                    YEAR BUILT /   CUT-OFF LOAN                                          APPRAISED
            PROPERTY                 LOCATION        RENOVATED        BALANCE      NRA     PERCENT LEASED   U/W NCF        VALUE
------------------------------------------------------------------------------------------------------------------------------------

Marketplace Shopping Center        Champaign, IL 1976, 2005 / 1999 $ 84,400,000    796,718      97.4%     $11,615,537  $185,600,000
Columbia Mall                      Columbia, MO    1985 / 2004     $ 71,600,000    399,211      97.0%     $ 9,695,221  $145,000,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO / WEIGHTED AVERAGE                                 $156,000,000  1,195,929      97.3%     $21,310,758  $330,600,000
------------------------------------------------------------------------------------------------------------------------------------

                                                       CREDIT RATING (FITCH/
ANCHOR            PARENT COMPANY          PROPERTY         MOODY'S/S&P)(1)       NRA     COLLATERAL INTEREST
------------------------------------------------------------------------------------------------------------

Sears        Sears Holding Corporation      Both            BB/Ba1/BB+         236,904          Yes
Bergner's    The Bon-Ton Stores, Inc     Marketplace         --/B3/B           154,302          Yes
JCPenney     J.C. Penney Company, Inc       Both           BBB/Baa3/BBB-       214,870       Yes/No (2)
Macy's       Macy's, Inc.                Marketplace       BBB/Baa2/BBB        149,980           No
Target       Target Corporation           Columbia           A+/A1/A+          100,750           No
Dillard's    Dillard's, Inc.              Columbia           BB/B1/BB+         100,000           No
Kohl's       Kohl's Corporation          Marketplace      BBB+/Baa1/BBB+        92,212           No

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  JCPenney has 80,532 square feet located in the Marketplace Shopping Center
     Property which is part of the GGP Portfolio collateral and 134,338 square feet located in the Columbia Mall which is not part of the GGP Portfolio collateral.

                                      D-10

                                                                                   % OF TOTAL   ANNUALIZED
                         CREDIT RATING                               ANNUALIZED     ANNUALIZED  UNDERWRITTEN
                           (FITCH/                    TENANT   %OF  UNDERWRITTEN  UNDERWRITTEN  BASE RENT       LEASE
TENANT NAME            MOODY'S/S&P) (1)   PROPERTY      NRA    NRA   BASE RENT($)   BASE RENT  ($ PER NRA)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Sears                   BB/Ba1/BB+         Both       236,904   20% $   480,144        3%         $ 2.03     10/31/2010 (2)
Bergner's                --/B3/B        Marketplace   154,302   13% $   438,516        2%         $ 2.84      02/01/2012
JCPenney                BBB/Baa3/BBB-   Marketplace    80,532    7% $   538,956        3%         $ 6.69      01/31/2015
Gordman's                --/--/--       Marketplace    49,770    4% $   535,032        3%         $10.75      01/31/2011
MC Sporting Goods        --/--/--        Columbia      28,606    2% $   343,272        2%         $12.00      09/30/2018
Gap/Gap Kids/Baby Gap  BB+/Ba1/BB+         Both        26,104    2% $   663,828        4%         $25.43      Various (3)
Barnes & Noble           --/--/--        Columbia      25,091    2% $   375,000        2%         $14.95      01/31/2012
Finish Line              --/--/--          Both        17,306    1% $   419,100        2%         $24.22      Various (4)
Forever 21               --/--/--       Marketplace    12,520    1% $   377,775        2%         $30.17      10/31/2017
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                631,135   53% $ 4,171,623       24%         $ 6.61
----------------------------------------------------------------------------------------------------------------------------
Other Tenants            Various           Both       532,042   44% $13,438,249       76%         $25.26        Various
Vacant Space               NAP             Both        32,752    3% $         0        0%         $ 0.00          NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              1,195,929  100% $ 17,609,873     100%         $15.14
----------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  The lease expiration date for Sears relates to its space at both the
     Columbia Mall Property and the Marketplace Shopping Center Property.

(3)  For Gap/Gap Kids/Baby Gap, the lease for 20,859 square feet in the
     Marketplace Shopping Center Property will expire on January 31, 2012 and the lease for 5,245 square feet in the Columbia Mall Property will expire on June 30, 2008.

(4)  For Finish Line, the lease for 12,788 square feet in the Marketplace
     Shopping Center Property will expire on January 31, 2010 and the lease for
     4,518 square feet in the Columbia Mall Property will expire on February 28,
     2015.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                                                AVERAGE U/W
               # OF LEASES           TOTAL OF         % OF TOTAL SF       CUMULATIVE TOTAL  CUMULATIVE % OF  BASE RENT PER SF
   YEAR          EXPIRING            EXPIRING            ROLLING             SF EXPIRING     SF EXPIRING         EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

  Vacant            --                  32,752                3%                32,752             3%              $ 0.00
   2007              2                   5,331                0%                38,083             3%              $ 0.00
   2008             17                  42,832                4%                80,915             7%              $15.27
   2009             20                  97,998                8%               178,913            15%              $16.39
   2010             35                 314,582               26%               493,495            41%              $ 9.64
   2011             12                  77,561                6%               571,056            48%              $18.57
   2012             17                 256,444               21%               827,500            69%              $10.18
   2013             13                  46,140                4%               873,640            73%              $25.47
   2014             17                  28,789                2%               902,429            75%              $35.39
   2015             10                 113,704               10%             1,016,133            85%              $12.15
   2016             12                  38,970                3%             1,055,103            88%              $33.02
   2017             18                  65,874                6%             1,120,977            94%              $27.83
Thereafter          23                  74,952                6%             1,195,929           100%              $20.97

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The GGP Portfolio Properties are managed by General
Growth Management, Inc., which is an affiliate of the GGP Portfolio Borrower.

     ADDITIONAL INDEBTEDNESS. The $156,000,000 mortgage loan represents an
A-Note portion of a $196,000,000 first mortgage loan split into an A-Note and a
B-Note. The $40,000,000 B-Note portion is not included in the trust. All LTV,
DSCR and Cut-off Date Balance per SF numbers presented are based soley on the
$156,000,000 A-Note financing. The aggregate DSCR including the A-Note and
B-Note is 1.77x. The aggregate Cut-off Date LTV Ratio based on the A-Note and
B-Note is 59.3%.

     Future mezzanine financing is permitted subject to various conditions including but not limited to: (i) the aggregate balance of such mezzanine loan and the GGP Portfolio Loan and related B-Note will not result in an aggregate
LTV greater than 70% or DSCR less than 1.74x; (ii) the mortgage lender must approve the mezzanine lender and financing documents and the mezzanine lender must enter into an intercreditor agreement with the mortgage lender; and (iii)
confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings of the series 2007-PWR18 certificates resulting from the mezzanine financing.

     GROUND LEASE. None.

     PARTIAL DEFEASANCE. The GGP Portfolio Loan documents also permit a defeasance of a portion of the GGP Portfolio Loan and the related B-Note equal to 125% of the allocated loan amount of the applicable individual property and obtain a release of the applicable individual property provided that certain conditions are satisfied which include (but are not limited to) the following:
(a)

                                      D-11

delivery of (i) a note (the "Defeased Note") having a principal balance equal to the defeased portion of the original note and (ii) a note having a principal balance equal to the undefeased portion of the original note; (b) delivery of the defeasance collateral and delivery of a certificate of the GGP Portfolio
Borrower's independent certified public accountant certifying that the defeasance collateral will generate monthly amounts on or prior to each successive payment date equal to or greater than the scheduled monthly payments due under the applicable Defeased Note; (c) the applicable rating agencies confirmed that the defeasance will not result in a downgrade, withdrawal or qualification of the ratings of the series 2007-PWR18 certificates, (d) delivery of a REMIC opinion; and (e) after giving effect to the partial defeasance, (i)
the DSCR for the undefeased property (based on debt service due under the undefeased notes for the GGP Portfolio Loan and related B-Note) will be at least equal to the greater of 1.74x or the DSCR for the 12 calendar months preceding the defeasance (without giving effect to the release of the property subject to the partial defeasance) and (ii) the loan to value ratio for the undefeased property (based on the loan to value ratio of the undefeased notes for the GGP
Portfolio Loan and related B-Note) will not be greater than the lesser of 59.3%
or the loan to value ratio immediately preceding the date of the partial defeasance (without giving effect to the release of the property subject to the partial defeasance).

     SUBSTITUTION PROVISIONS. One property may be released from the GGP
Portfolio Loan mortgage and a comparable property substituted in its place subject to the satisfaction of certain conditions, including (i) the combined loan to value ratio (based on the GGP Portfolio Loan and related B-Note)
following the substitution is not greater than 56.5%; (ii) the combined DSCR
(based on the GGP Portfolio Loan and related B-Note) shall not be less than
1.83x; (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings of the series 2007-PWR18 certificates resulting from the substitution; (iv) the new property is used as a retail shopping center substantially of the nature of the substituted property;
and (v) the substitution may not occur anytime after the date that is six (6)
months prior to the maturity date of the GGP Portfolio Loan.

                                      D-12

              MORTGAGE LOAN NO. 3 -- SOLO CUP INDUSTRIAL PORTFOLIO

                               [5 PHOTOS OMITTED]

                                      D-13

              MORTGAGE LOAN NO. 3 -- SOLO CUP INDUSTRIAL PORTFOLIO

                           [5 MAPS AND LEGEND OMITTED]

                                      D-14

              MORTGAGE LOAN NO. 3 -- SOLO CUP INDUSTRIAL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                BSCMI
LOAN PURPOSE:                        Acquisition
ORIGINAL BALANCE:                    $97,500,000
CUT-OFF DATE BALANCE:                $97,500,000
FIRST PAYMENT DATE:                  09/01/2007
INTEREST RATE:                       6.25000%
AMORTIZATION TERM:                   Months 1-24: Interest Only
                                     Months 25-120: 316 months
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       08/01/2017
EXPECTED MATURITY BALANCE:           $83,402,010
SPONSORS:                            Angelo, Gordon & Co. & iStar Financial
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Greater of 3% or yield maintenance for the
                                     first 23 payments, with the greater of 1%
                                     or yield maintenance thereafter prior to
                                     the maturity date
CUT-OFF DATE BALANCE PER SF:         $28.30
UP-FRONT RESERVES:                   None
ONGOING RESERVES:                    RE Taxes: (1)               Springing
                                     Insurance: (1)              Springing
                                     Replacement: (2)            Springing
                                     Deferred Maintenance: (3)   Springing
                                     Environmental: (4)          Springing
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):      NAP
SINGLE ASSET/PORTFOLIO:              Portfolio
PROPERTY TYPE:                       Industrial
PROPERTY SUB-TYPE:                   Warehouse/Distribution
LOCATION:                            Various - See Table
YEAR BUILT/RENOVATED:                Various - See Table
PERCENT LEASED (AS OF):              100.0% (12/01/2007)
NET RENTABLE AREA:                   3,445,000
THE COLLATERAL:                      Six warehouse/distribution industrial
                                     properties
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Self-managed by the tenant
3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST RECENT NOI (AS OF):         NAP
MOST RECENT NOI (AS OF):             NAP
U/W NET OP. INCOME:                  $10,485,869
U/W NET CASH FLOW:                   $9,447,773
U/W OCCUPANCY:                       90.0%
APPRAISED VALUE (AS OF): (5)         $139,350,000 (Various)
CUT-OFF DATE LTV RATIO:              70.0%
LTV RATIO AT MATURITY:               59.9%
U/W DSCR:                            1.53x
U/W DSCR POST IO:                    1.25x
--------------------------------------------------------------------------------

(1)  Tax and insurance reserves will spring if an event of default under the loan occurs or the borrower fails to provide evidence of payment of taxes and insurance premiums.

(2)  Upon occurrence and continuance of an event of default under the loan or tenant defaults under the capital expenditures section of its lease, quarterly escrows, due on the first day of January, April, July and
     October, will be required at $0.22 per leasable square foot at the Solo Cup
     Industrial Portfolio Properties.

(3)  At origination, lender's engineer identified $203,195 in deferred maintenance items. To the extent any such items are not completed by August
     1, 2008, borrower will be required to escrow 125% of the cost for the uncompleted items.

(4)  If at any time (a) the outstanding principal balance of the loan is less than $20,000,000, (b) the Chicago, IL property has not been released and
     (c) lender has not received evidence that either (i) certain environmental conditions at the the Chicago, IL property have been fully remediated or
     (ii) borrower or tenant has obtained an environmental insurance policy, borrower is required to escrow with lender an amount equal to $400,000 less two percent of the outstanding principal balance of the loan.

(5)  Appraised values for all of the properties are as of May 2007 with the exception of the Dallas, TX property, which is as of July 2007.

THE SOLO CUP INDUSTRIAL PORTFOLIO LOAN.

     THE LOAN. The third largest loan (the "Solo Cup Industrial Portfolio Loan")
is a $97,500,000 loan secured by six cross-collateralized and cross-defaulted first priority mortgages on six full warehouse/distribution industrial centers located in Texas, Illinois, Maryland and Georgia (the "Solo Cup Industrial
Portfolio Properties").

     THE BORROWER. The borrower is SCC Distribution Centers LLC, a Delaware limited liability company (the "Solo Cup Industrial Portfolio Borrower") that owns no material assets other than the Solo Cup Industrial Portfolio Properties and related interests. The Solo Cup Industrial Portfolio Borrower is indirectly owned by affiliates of Angelo, Gordon & Co. ("Angelo Gordon") and iStar
Financial ("iStar"). Angelo Gordon was founded in 1988 and, together with its affiliates, currently manages an investment portfolio of approximately $15 billion. Angelo Gordon began investing in commercial real estate in 1993 and has acquired properties with an aggregate cost in excess of $5 billion. iStar began its business in 1993 and operated as part of a private company until 1998.
During that time, iStar raised over $750 million in equity capital from leading institutional and high-net worth investors. As of September 30, 2007, iStar's investment portfolio controlled $10.7 billion of loans and $3.9 billion in lease receivables in relation to direct equity investments in property. iStar is rated
BBB/Baa2/BBB by Fitch/Moody's/S&P.

     THE PROPERTIES. The Solo Cup Industrial Portfolio Properties consist of six buildings totaling 3,445,000 square feet that are located in Texas, Illinois,
Maryland and Georgia. The Solo Cup Industrial Portfolio Properties were built between 1947 and 1977, and most have since been renovated. The Solo Cup
Industrial Portfolio Properties are situated on sites ranging from 17 to 47

                                      D-15

acres. The six individual facilities contain between 9 and 77 loading docks and have clearance heights ranging from 18 to 30 feet. In total, the Solo Cup
Industrial Portfolio Properties consist of approximately 96%
warehouse/distribution space and approximately 4% office space. The six Solo Cup
Industrial Portfolio Properties are 100.0% leased to the Solo Cup Operating
Corporation ("Solo Cup") on a single lease expiring on June 30, 2027. Solo Cup is a private, publicly reporting company headquartered in Highland Park,
Illinois. The company was founded in 1936, and as of November 14, 2007 Solo Cup had grown to be an organization worth $2.2 billion with a presence in the United
States, Canada, Europe, Mexico and Panama. Solo Cup is a producer of disposable foodservice products, with vendor relations with companies such as Starbucks,
McDonalds, Wal-Mart and Sysco. The Solo Cup Industrial Properties are utilized by Solo Cup as core hub locations within the firm's "hub and spoke" system for manufacturing, warehousing and distribution. Each facility is located within a specific geographical region to provide efficient access to Solo Cup's manufacturing sites in North America.

     More specific information about each of the Solo Cup Industrial Portfolio
Properties is set forth in the tables below:

                                                                           ALLOCATED
                                                                          CUT-OFF DATE                                  APPRAISED
PROPERTY                     LOCATION         YEAR BUILT / RENOVATED      LOAN BALANCE      NRA      PERCENT LEASED       VALUE
-----------------------------------------------------------------------------------------------------------------------------------

Dallas, TX                  Dallas, TX          1967 / 1981, 1986         $32,788,889    1,220,000        100%          47,900,000
Chicago, IL                Chicago, IL      1967, 1968, 1976-1977 / NAP   $24,555,555      820,000        100%          34,000,000
Federalsburg, MD         Federalsburg, MD    1974 / 1986, 1999, 2000      $14,155,556      405,000        100%          19,500,000
Conyers, GA                Conyers, GA           1967-1976 / NAP          $10,496,296      367,000        100%          14,500,000
Augusta, GA                Augusta, GA          1947 / 1959, 1982         $ 9,003,704      364,000        100%          13,450,000
Urbana, IL                  Urbana, IL             1957 / 1991            $ 6,500,000      269,000        100%          10,000,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                    $97,500,000    3,445,000        100%        $139,350,000
-----------------------------------------------------------------------------------------------------------------------------------

                                                                         ANNUALIZED    % OF TOTAL
                                 CREDIT RATING                 % OF     UNDERWRITTEN   ANNUALIZED       ANNUALIZED
                                (FITCH/MOODY'S/              PORTFOLIO      BASE      UNDERWRITTEN  UNDERWRITTEN BASE      LEASE
TENANT NAME                          S&P)        TENANT NRA     NRA       RENT ($)      BASE RENT    RENT ($ PER NRA)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Solo Cup Operating Corporation     --/--/--       3,445,000    100%      $11,687,000      100%           $3.39          06/30/2027
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            3,445,000    100%      $11,687,000      100%           $3.39
----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                         NAP                 0      0%      $         0        0%           $0.00              NAP
Vacant Space                          NAP                 0      0%      $         0        0%           $0.00              NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            3,445,000    100%      $11,687,000      100%           $3.39
----------------------------------------------------------------------------------------------------------------------------------

                           LEASE ROLLOVER SCHEDULE (1)

            # OF LEASES  TOTAL SF   % OF TOTAL   CUMULATIVE TOTAL SF  CUMULATIVE % OF SF  AVERAGE U/W BASE RENT
   YEAR      EXPIRING    EXPIRING   SF EXPIRING       EXPIRING             EXPIRING          PER SF EXPIRING
---------------------------------------------------------------------------------------------------------------

  Vacant        --              --      --                 --                 --                  --
   2007         --              --      --                 --                 --                  --
   2008         --              --      --                 --                 --                  --
   2009         --              --      --                 --                 --                  --
   2010         --              --      --                 --                 --                  --
   2011         --              --      --                 --                 --                  --
   2012         --              --      --                 --                 --                  --
   2013         --              --      --                 --                 --                  --
   2014         --              --      --                 --                 --                  --
   2015         --              --      --                 --                 --                  --
   2016         --              --      --                 --                 --                  --
   2017         --              --      --                 --                 --                  --
Thereafter       1       3,445,000     100%         3,445,000                100%              $3.39

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Solo Cup Industrial Portfolio Properties are
self-managed by the tenant, Solo Cup.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. The Solo Cup Industrial Portfolio Loan permits the release of properties subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing under the loan; (2) payment of an amount equal to 125% of the allocated loan amount for the property being released, along with the applicable prepayment premiums; (3) after giving effect to such release, the loan to value ratio on the remaining properties does not exceed

                                      D-16

75%; (4) after giving effect to such release, the debt service coverage ratio for the remaining properties following the release equals or exceeds the greater of (a) 1.25x based on a loan constant equal to the greater of (i) the actual constant and (ii) 7.33% and (b) the debt service coverage ratio calculated immediately upon the previous release, if any, and (5) after giving effect to such release, the sole individual property then remaining is not the Dallas, TX property.

     SUBSTITUTION OF PROPERTIES. The Solo Cup Industrial Portfolio Loan permits substitution of any of the Solo Cup Industrial Portfolio Properties with another comparable property of like kind and quality subject to the satisfaction of certain requirements and conditions including, but not limited to the following:
(1) no event of default has occurred and is continuing under the loan; (2) the fair market value of the substitute property is not less than the fair market value of the substituted property immediately preceding the substitution; and
(3) lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade of the ratings assigned to the series 2007-PWR18 certificates.

                                      D-17

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-18

                  MORTGAGE LOAN NO. 4 -- HUNTERS BRANCH I & II

                               [4 PHOTOS OMITTED]

                                      D-19

                  MORTGAGE LOAN NO. 4 -- HUNTERS BRANCH I & II

                                  [MAP OMITTED]

                                      D-20

                  MORTGAGE LOAN NO. 4 -- HUNTERS BRANCH I & II

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                PCFII
LOAN PURPOSE:                        Refinance
ORIGINAL BALANCE:                    $88,000,000
CUT-OFF DATE BALANCE:                $88,000,000
FIRST PAYMENT DATE:                  11/01/2007
INTEREST RATE:                       6.09000%
AMORTIZATION TERM:                   Interest Only
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       10/01/2017
EXPECTED MATURITY BALANCE:           $88,000,000
SPONSORS:                            Brent K. Pratt; Clayton F. Foulger; Bryant
                                     F. Foulger; John Austin; Richard Perlmutter
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     26-payment lockout from the first payment
                                     date, 90 with U.S. Treasury defeasance for
                                     the following payments, and open to
                                     prepayment without premium thereafter
                                     through the maturity date
CUT-OFF DATE BALANCE PER SF:         $223.83
UP-FRONT RESERVES:                   Other: (1)           $2,400,000
ONGOING RESERVES:                    RE Taxes:            $79,125 / month
                                     Insurance:           $8,438 / month
                                     TI/LC: (2)           Springing
                                     Net Cash Flow: (3)   Springing
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):      NAP
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Suburban
LOCATION:                            Fairfax, VA
YEAR BUILT/RENOVATED:                1987, 1989 / NAP
PERCENT LEASED (AS OF):              99.0%  (09/20/2007)
NET RENTABLE AREA:                   393,159
THE COLLATERAL:                      Two 12-story office buildings and a 5-story
                                     parking garage located in Fairfax, VA
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 FP-Argo Management, LC
3RD MOST RECENT NOI (AS OF):         $6,889,316 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):         $7,101,594 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):             $7,683,045 (TTM 12/31/2006)
U/W NET OP. INCOME:                  $7,970,507
U/W NET CASH FLOW:                   $7,399,255
U/W OCCUPANCY:                       95.0%
APPRAISED VALUE (AS OF):             $145,200,000 (08/16/2007)
CUT-OFF DATE LTV RATIO:              60.6%
LTV RATIO AT MATURITY:               60.6%
U/W DSCR:                            1.36x
U/W DSCR POST IO:                    NAP
--------------------------------------------------------------------------------

(1)  At loan origination, the Hunters Branch I & II Borrower posted cash in the amount of $2,400,000. The escrow will be released to the Hunters Branch I &
     II Borrower upon the receipt of an estoppel certificate from ICF with acknowledgement that any and all disputes with the Hunters Branch I & II
     Borrower relating to overcharges for electricity have been resolved.

(2)  Commencing on the payment date twelve months prior to the expiration date of the ICF lease and continuing until tenant improvements are completed and lessee's estoppel is received, the Hunters Branch I & II Borrower must deposit a monthly amount of $166,667.

(3)  Upon the occurrence of an event of default, the Hunters Branch I & II
     Borrower is required to deposit, monthly, excess cashflow from the property after debt service and operating expenses, based on the most recent trailing 12 month quarterly operating statements.

THE HUNTERS BRANCH I & II LOAN.

     THE LOAN. The fourth largest loan (the "Hunters Branch I & II Loan") is a
$88,000,000 mortgage loan secured by the borrower's fee interest in two 12-story office buildings (and ground lease interest in the underlying land) containing a combined total of 393,159 square feet and a 5-story parking garage known as the
Hunters Branch I & II, located in Fairfax, Virginia (the "Hunters Branch I & II
Property").

     THE BORROWER. The borrower is Hunters Branch Partners, L.L.C. (the "Hunters
Branch I & II Borrower"). The Hunters Branch I & II Borrower is 20% owned by IFA
Nutley Partners, LLC ("IFA") (its managing member) and 80% owned by HMCE
Associates, LP ("HMCE"). HMCE is an entity comprised of members of the Marriott family, Clark Construction, and Evans Construction. Clayton Foulger, Bryant
Foulger, Brent Pratt, Richard Permutter, and John Austin are the non-recourse carveout guarantors and each have approximately 26 years of real estate experience. The land is owned separately by J. Willard Marriott, Jr., and
Richard E. Marriott and ground leased to the Hunters Branch I & II Borrower.
Those individuals' ownership interest in the land is subordinated to the Hunters
Branch I & II Loan.

                                      D-21

     Between 2007 and 2012, IFA's equity interest in the Hunters Branch I & II
Borrower will increase 12% per year without any further payment to HMCE. In
2012, IFA will have an option to purchase the remaining 20% interest in the
Hunters Branch I & II Borrower as well as the land from the fee owners.

     THE PROPERTY. The Hunters Branch I & II Property consists of two, 12-story office buildings (respectively, "Hunters Branch I" and "Hunters Branch II") and
a 5-story parking garage situated on approximately 14 acres of land in Fairfax,
Virginia. Hunters Branch I was constructed in 1987 and contains 198,943 square feet. The building contains five elevators with one freight elevator and a fitness center. Hunters Branch II was constructed in 1989 and contains 194,216 square feet. The building contains six elevators, a fitness facility, and a deli. Hunters Branch I & II have separate lobbies, however, they are connected by a common walkway from the parking garage. Both buildings provide access to the Vienna Metro Station via a shuttle that runs every 15 minutes during business hours. The property is in a campus-like environment with nature trails and hiking and biking paths. Parking is provided for 1,495 vehicles (3.80/1,000 square feet), of which 1,464 parking spaces are in the parking garage.

     The Hunters Branch I & II Property is located at 9300 & 9302 Lee Highway in the city of Fairfax, Fairfax County, Virginia. Lee Highway extends from the city of Alexandria to Loudoun County and provides linkage to the city of Fairfax, the
Capital Beltway, and Seven Corners. The property is located a half mile south of
Interstate 66, which is a major east-to-west interstate in Northern Virginia.
Within Fairfax County, Interstate 66 is a main commuter route providing linkage to the Fairfax County Parkway, Chain Bridge Road (Route 123), and the Capital
Beltway and eastward to downtown Washington, D.C. The property is approximately
14 miles west of the District of Columbia, 17 miles southeast of Washington
Dulles International Airport, and 4 miles west of the Capital Beltway. The
Vienna Metro Station is approximately a half mile north of the Hunters Branch I
& II Property.

     More specific information about the Hunters Branch I & II Property is set forth in the tables below:

                                                                                % OF TOTAL      ANNUALIZED
                             CREDIT RATING                       ANNUALIZED     ANNUALIZED     UNDERWRITTEN
                                (FITCH/         TENANT   % OF   UNDERWRITTEN    UNDERWRITTEN     BASE RENT      LEASE
TENANT NAME                 MOODY'S/S&P) (1)     NRA     NRA    BASE RENT ($)   BASE RENT       ($ PER NRA)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

ICF International              --/--/--        188,238    48%   $ 5,317,402          47%          $28.25      Various (2)
Odin, Feldman, Pittelman       --/--/--         41,459    11%   $ 1,177,648          10%          $28.41      Various (3)
The Hospices of NC Region      --/--/--         32,038     8%   $ 1,221,628          11%          $38.13       10/31/2012
SY Coleman Corporation         --/--/--         20,384     5%   $   579,253           5%          $28.42       02/28/2011
Century Business Services      --/--/--         17,053     4%   $   529,221           5%          $31.03       02/14/2010
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         299,172    76%   $ 8,825,152          78%          $29.50
-------------------------------------------------------------------------------------------------------------------------
Other Tenants                     NAP           90,117    23%   $ 2,426,942          22%          $26.93        Various
Vacant Space                      NAP            3,870     1%   $         0           0%          $ 0.00          NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         393,159   100%   $11,252,094         100%          $28.90
-------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  For ICF International, the lease for 165,929 square feet will expire on
     October 29, 2012 and the lease for 22,309 square feet will expire on
     October 31, 2012.

(3)  For Odin, Feldman, Pittelman, the lease for 36,857 square feet will expire on October 31, 2012 and the lease for 4,602 square feet will expire on
     November 30, 2012.

                           LEASE ROLLOVER SCHEDULE (1)

                                                      CUMULATIVE                        AVERAGE U/W
             # OF LEASES   TOTAL SF   % OF TOTAL SF    TOTAL SF     CUMULATIVE % OF   BASE RENT PER SF
   YEAR        EXPIRING    EXPIRING      ROLLING       EXPIRING       SF EXPIRING       EXPIRING
-----------------------------------------------------------------------------------------------------

  Vacant          --          3,870         1%            3,870            1%                 --
   2007           --             --         --            3,870            1%                 --
   2008            1          2,575         1%            6,445            2%             $34.43
   2009            5         39,054        10%           45,499           12%             $27.09
   2010            3         23,007         6%           68,506           17%             $30.22
   2011            1         20,384         5%           88,890           23%             $28.42
   2012            9        290,065        74%          378,955           96%             $29.43
   2013            1          2,305         1%          381,260           97%             $25.79
   2014           --             --         --          381,260           97%                 --
   2015            1          9,128         2%          390,388           99%             $25.68
   2016           --             --         --          390,388           99%                 --
   2017           --             --         --          390,388           99%                 --
Thereafter         1          2,771         1%          393,159          100%                 --

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Hunters Branch I & II Property is managed by
FP-Argo Management, LC, an affiliate of the Hunters Branch I & II Borrower.

     ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions, including but not limited to: (i) the aggregate balance of such mezzanine loan and the Hunters Branch I & II Loan will not result in an aggregate LTV of greater

                                      D-22

than 80% or a DSCR of less than 1.05x; (ii) the mortgage lender must approve the mezzanine lender and financing documents and the mezzanine lender must enter into an intercreditor agreement with the mortgage lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings of the series 2007-PWR18 certificates resulting from the mezzanine financing.

     GROUND LEASE. The Hunters Branch I & II Borrower has a leasehold interest in the Hunters Branch I & II Property pursuant to two ground leases, and the ground lessor has subordinated its fee interest in the Hunters Branch I & II
Property to the Hunters Branch I & II Loan. The ground leases expire on May 28,
2085 and November 2, 2086 respectively and provide no extension options.

     RELEASE OF PARCELS. Not allowed.

                                      D-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-24

                   MORTGAGE LOAN NO. 5 -- RRI HOTEL PORTFOLIO

                               [5 PHOTOS OMITTED]

                                      D-25

                   MORTGAGE LOAN NO. 5 -- RRI HOTEL PORTFOLIO

                                  [MAP OMITTED]

                                      D-26

                   MORTGAGE LOAN NO. 5 -- RRI HOTEL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                BSCMI
LOAN PURPOSE:                        Acquisition
ORIGINAL BALANCE: (1)                $78,000,000
CUT-OFF DATE BALANCE: (1)            $77,810,961
FIRST PAYMENT DATE:                  10/01/2007
INTEREST RATE:                       6.72300%
AMORTIZATION TERM:                   360 months
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       09/01/2017
EXPECTED MATURITY BALANCE: (1)       $67,639,674
SPONSORS:                            Citigroup Global Special Situations Group,
                                     Westmont Hospitality Group, Westbridge
                                     Hospitality Fund II, L.P.
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout until the earlier of the date that
                                     is 36 months after the first payment date
                                     or 24 months after the securitization of
                                     all loans comprising the RRI Hotel
                                     Portfolio Loan Group, with either (i) U.S.
                                     Treasury defeasance or (ii) the greater of
                                     1% or yield maintenance permitted
                                     thereafter, and open to prepayment without
                                     premium during the last 4 payments
                                     including the maturity date
CUT-OFF DATE BALANCE PER ROOM: (1)   $49,347
UP-FRONT RESERVES:                   RE Taxes:                  $3,642,975
                                     Insurance:                 $259,678
                                     Deferred Maintenance:      $4,895,669
                                     Environmental:             $144,650
                                     Ground Lease:              $84,007
ONGOING RESERVES:                    RE Taxes:                  $559,889 / month
                                     Insurance:                 $129,839 / month
                                     FF&E: (2)                  Springing
                                     Ground Lease: (3)          Springing
                                     Deferred Maintenance: (4)  Springing
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):      NAP
SINGLE ASSET/PORTFOLIO:              Portfolio
PROPERTY TYPE:                       Hospitality
PROPERTY SUB-TYPE:                   Limited Service
LOCATION:                            Various
YEAR BUILT/RENOVATED:                Various
OCCUPANCY (AS OF):                   61.9% (09/30/2007)
ADR (AS OF):                         $60.39 (09/30/2007)
REVPAR (AS OF):                      $37.36 (09/30/2007)
ROOMS:                               9,423
THE COLLATERAL:                      Interests in 79 limited service hotels
                                     located in 24 states
OWNERSHIP INTEREST:                  Fee / Leasehold (5)
PROPERTY MANAGEMENT:                 RRI West Management, LLC
3RD MOST RECENT NOI (AS OF):         $42,449,286 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):         $49,493,169 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):             $51,927,869 (TTM 09/30/2007)
U/W NET OP. INCOME:                  $53,190,132
U/W NET CASH FLOW:                   $49,758,965
U/W OCCUPANCY:                       61.8%
U/W ADR:                             $60.95
U/W REVPAR:                          $37.64
APPRAISED VALUE (AS OF):             $658,600,000 (07/01/2007)
CUT-OFF DATE LTV RATIO: (1)          70.4%
LTV RATIO AT MATURITY: (1)           61.2%
U/W DSCR: (1)                        1.38x
U/W DSCR POST IO: (1)                NAP
--------------------------------------------------------------------------------

(1)  The original $78,000,000 pooled mortgage loan represents approximately a
     16.8% pari passu interest in a $465,000,000 first mortgage whole loan, which is split into four pari passu notes. An initial $186,000,000 pari passu note was securitized in the Bear Stearns Commercial Mortgage
     Securities Trust 2007-PWR17 transaction. All LTV, DSCR and Cut-off Date
     Balance per Room numbers presented are based on the total $465,000,000 financing.

(2)  There is a $24 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge Hospitality
     Fund, L.P. to support renovation plans. In the event that the balance of the guaranty is reduced to less than 4% of the total gross revenues, the borrower will be required to escrow 1/12 of the difference between (a) 4%
     of total gross revenue on a trailing 12-month basis and (b) the remaining balance of the FF&E guaranty.

(3)  A 3-month ground rent reserve was established at origination and borrowers'
     obligation to make monthly ground rent reserve deposits is waived so long as the borrowers provide evidence of payment upon lender's request and lender has not received a notice of non-payment of ground rent from a ground lessor.

(4)  If the borrowers have not completed immediate and short term repairs prior to the 12-month anniversary of loan origination, the borrowers are required to deposit 110% of estimated cost to complete the remaining immediate and short term repairs.

(5)  Two out of the 79 properties are leasehold interests without the related fee interest representing approximately $1.45 million, or 1.86%, of the allocated loan balance.

                                      D-27

THE RRI HOTEL PORTFOLIO LOAN.

     THE LOAN. The fifth largest loan (the "RRI Hotel Portfolio Loan") is a
$78,000,000 original pari passu portion of a $465,000,000 original first mortgage secured by the borrowers' fee interests and leasehold interests in 79
Red Roof Inn hotels (the "RRI Hotel Portfolio Properties"). An initial
$186,000,000 pari passu note was securitized in the Bear Stearns Commercial
Mortgage Securities Trust 2007-PWR17 transaction. With respect to five properties, the borrower has mortgaged its ground lease interest and an affiliate of the borrower has also mortgaged its fee interest. The pari passu interests in the RRI Hotel Portfolio Loan are governed by an amended and restated intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement of the Bear Stearns Commercial
Mortgage Securities Trust 2007-PWR17 transaction.

     THE BORROWERS. The borrowers, R-Roof I, LLC, R-Roof II, LLC and R-Roof III,
LLC, each a Delaware limited liability company, are single purpose entities, each with an independent director, that own no material assets other than its respective properties securing the RRI Hotel Portfolio Loan. A non-consolidation opinion was delivered at origination. The sponsors of the RRI Hotel Portfolio
Loan are Citigroup Global Special Situations Group ("GSSG"), Westbridge
Hospitality Fund II, L.P. ("Westbridge II") and Westmont Hospitality Group
("Westmont"). GSSG is independently managed as a stand alone entity within the
Citigroup Markets and Banking division and has a mandate to invest Citigroup's proprietary capital. As of 12/31/06, Citigroup Financial Products, Inc. reported total stockholder equity of approximately $15.1 billion. Westbridge Hospitality
Fund, L.P. is an investment vehicle consisting of approximately $375 million and was formed by the principals of Westmont (6.7%), Caisse de Depot et Placement du
Quebec (86.4%) and Regime de Rentes du Mouvement Desjardens (6.9%). Westbridge
II is a $412 million investment vehicle that was formed in 2007 as a successor fund to Westbridge Hospitality Fund L.P. Westmont is one of the largest owner/operators of hotels in the United States and Canada with equity interests of approximately $5.2 billion. Currently, Westmont owns/manages over 400 hotels on three continents totaling over 60,000 rooms.

     THE COMPANY AND PROPERTIES. Red Roof Inn seeks to provide a mid-scale product at an economy price. Red Roof Inn reports that approximately 60% of its guests are traveling on some form of business and approximately 51% of its guests stay at a Red Roof Inn more than 15 times per year. Red Roof Inn reports that approximately 77% of their guests have incomes of over $50,000 per year.
The RRI Hotel Portfolio Properties are comprised of 79 limited service hotels encompassing 9,423 rooms across 24 states. The largest five state concentrations represent 45.2% of the appraised value and are located in Illinois (11.4%),
Pennsylvania (10.1%), New York (9.2%), Texas (7.6%) and Florida (6.9%). No other state represents more than 6.8% of the appraised value. Red Roof Inn guest amenities include such features as T-Mobile Hot Spot wireless internet access in all rooms, a gourmet coffee bar in all lobbies, and updated bathrooms. The sponsors have guaranteed capital expenditures across the portfolio of at least
$24 million.

     More specific information about the RRI Hotel Portfolio Properties is set forth in the tables below:

                              FINANCIAL INFORMATION

                          OCCUPANCY    ADR   REVPAR  NET CASH FLOW
------------------------------------------------------------------
Full Year (12/31/2005)       63.0%   $54.26  $34.18   $37,631,780
Full Year (12/31/2006)       61.8%   $59.06  $36.48   $44,338,229
TTM (09/30/2007)             61.9%   $60.39  $37.36   $46,640,765
Underwritten                 61.8%   $60.95  $37.64   $49,758,965

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

          COMPETITIVE SET (1)      RRI HOTEL PORTFOLIO (2)     PENETRATION FACTOR
      -------------------------  -------------------------  ------------------------
YEAR    ADR   OCCUPANCY  REVPAR   ADR    OCCUPANCY  REVPAR   ADR   OCCUPANCY  REVPAR
------------------------------------------------------------------------------------

2001  $56.84    56.7%    $34.12  $51.84    68.5%    $35.57  91.2%   120.7%    104.3%
2002  $57.64    56.4%    $33.47  $50.48    67.1%    $33.80  87.6%   119.0%    101.0%
2003  $57.04    55.9%    $32.98  $50.14    64.5%    $32.21  87.9%   115.4%     97.7%
2004  $57.71    57.6%    $34.42  $51.37    63.7%    $32.65  89.0%   110.5%     94.9%
2005  $60.81    59.2%    $37.31  $54.24    63.0%    $34.17  89.2%   106.3%     91.6%
2006  $64.86    59.6%    $40.04  $58.78    61.8%    $36.48  90.6%   103.6%     91.1%

(1)  Based on data provided by STR Reports.

(2)  Based on the borrower provided operating statements.

     PROPERTY MANAGEMENT. Property management is provided by RRI West
Management, LLC, an affiliate of the Westmont Hospitality Group, for an annual fee of 3.0% of revenue. In addition, certain front and back office services will be provided by Accor North America, Inc. ("Accor"), through an agreement with
Red Roof Inns, for an annual services fee of 3.5% of revenue. After the first year, if the borrowers elect to have the front and back office services provided by the property manager rather than Accor, the services fee would be reduced to
3.0% of revenue.

     ADDITIONAL INDEBTEDNESS. The RRI Hotel Portfolio Loan is pari passu with three other promissory notes (collectively, the "RRI Hotel Portfolio Pari Passu
Notes") and together with the RRI Hotel Portfolio Loan (the "RRI Hotel Portfolio
Whole Loan") have an aggregate principal balance of $465,000,000. The RRI Hotel
Portfolio Pari Passu Notes will be held outside of the trust. The pari passu interests in the RRI Hotel Portfolio Whole Loan are governed by an amended and restated intercreditor and servicing

                                      D-28

agreement, and will be serviced pursuant to the terms of the pooling and servicing agreement of the Bear Stearns Commercial Mortgage Securities Trust
2007-PWR17 transaction.

     The sponsors have incurred a single mezzanine loan in the amount of
$164,000,000, which is secured by the indirect equity interest in the borrowers under the RRI Hotel Portfolio Whole Loan and indirectly by (a) additional Red
Roof Inn hotels and (b) related interests owned by the sponsors neither of which is part of the RRI Hotel Portfolio Properties. Additionally, the mezzanine debt is subordinate to the mortgage debt on such other properties. A default under the mezzanine debt may result in the change in the control of the borrower under the RRI Hotel Portfolio Loan Group and such default may arise from circumstances that are unrelated to the operation of the mortgaged properties that secure the
RRI Hotel Portfolio Loan. The estimated allocation of such mezzanine debt to the
RRI Hotel Portfolio Properties is approximately $66,000,000; such allocation is based on the allocated cost to each separate asset with respect to the acquisition of the Company. In addition, the parents of the borrower under the
RRI Hotel Portfolio's Loan Group have incurred $1 in the form of a mezzanine debt directly secured by the equity interest of the borrower under the RRI Hotel
Portfolio Whole Loan.

     GROUND LEASES. The borrowers own a leasehold interest in two of the mortgaged properties pursuant to a ground lease. The ground lease related to the
Red Roof Inn Milford mortgaged property expires on August 31, 2028, and the ground lease related to the Red Roof Inn Boston Mansfield Foxboro mortgaged property expires on November 29, 2007. With respect to the ground lease related to the Red Roof Inn Boston Mansfield Foxboro mortgaged property, the borrowers have exercised extension options that expire on November 29, 2027, and have further extension options to extend the ground lease until November 29, 2042.
Additionally, with respect to five properties, the borrowers have a ground lease interest and an affiliate of the related borrower owns and has pledged its fee interest in the related properties. The lender's collateral for these properties consists of a mortgage on both the fee and the leasehold interests.

     RELEASE OF PARCELS. The RRI Hotel Portfolio Whole Loan permits the release of properties in whole or in part subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) after giving effect to any partial release, the debt service coverage ratio for the remaining properties following the release shall equal or exceed the greater of (a) the debt service coverage ratio utilizing a net cash flow of $45,235,125 at origination and (b) the debt service coverage ratio for all properties subject to the liens of the mortgages for the trailing twelve months immediately preceding the release; (3) after giving effect to any partial release, the debt-yield shall not be less than the greater of (a) (i)
9.73%, multiplied by (ii) the sum of the allocated loan amounts of all properties, including the property subject to the release, and the allocated mezzanine loan amounts divided by the sum of the current amortized loan amount of all properties, including the property subject to the release, and the current amortized mezzanine loan amount and (b) the lender calculated debt-yield immediately prior to such release; (4) the amount of the outstanding principal balance of the RRI Hotel Portfolio Whole Loan to be prepaid or defeased with the release of each individual property shall equal or exceed the greater of (a) the related 115% of the allocated loan amount and (b) an amount which would result in a debt-yield immediately after the proposed release of such individual property to be equal to or greater than (i) (A) 9.73%, multiplied by (B) the sum of the allocated loan amounts of all properties, including the property subject to the release, and the allocated mezzanine loan amounts divided by the sum of the current amortized loan amount of all properties, including the property subject to the release, and the current amortized mezzanine loan amount and (ii)
the lender calculated debt-yield immediately prior to such release; and (5)
concurrent with the payment and/or defeasance, the mezzanine borrower shall make a partial prepayment on the mezzanine loan equal to the mezzanine adjusted release price as defined in the related mezzanine loan agreement.

     PROPERTY SUBSTITUTION. On or after a date that is two years after the securitization date of the last non trust pari passu companion loan, the borrower may also obtain a release of an individual property by substituting another hotel of like kind, quality and cash flow to the substituted property provided borrower complies with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) no more than 15 properties have been substituted in the aggregate; (3) the fair market value of the substitute property equals or exceeds the greater of (a) the fair market value of the substituted property as of the origination date and (b)
the fair market value at the date immediately preceding substitution; (4) after giving effect to the substitution, (a) the substitution debt service coverage ratio shall not be less than the greater of (i) the debt service coverage ratio utilizing a net cash flow of $45,235,125 for all of the properties at origination and (ii) the lender's underwritten debt service coverage ratio immediately prior to such substitution and (b) the debt-yield shall not be less than the greater of (i) the debt-yield utilizing a net cash flow of $45,235,125 and the original principal balance of the loan and the mezzanine loan direct secured by the equity interest of the borrower at origination and (ii) the lender calculated debt-yield immediately prior to such substitution; (5) the net operating income for the substitute property for the trailing twelve months immediately preceding substitution is greater than 100% of the net operating income for the substituted property over the same period; and (6) rating agency confirmation that the substitution will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR18 certificates and any other securities secured by an interest in the RRI Hotel Portfolio Whole
Loan.

     GUARANTY. There is a $24 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge Hospitality
Fund, L.P. to support renovation plans.

                                      D-29

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-30

                MORTGAGE LOAN NO. 6 -- MARRIOTT HOUSTON WESTCHASE

                               [7 PHOTOS OMITTED]

                                      D-31

                MORTGAGE LOAN NO. 6 -- MARRIOTT HOUSTON WESTCHASE

                                  [MAP OMITTED]

                                      D-32

                MORTGAGE LOAN NO. 6 -- MARRIOTT HOUSTON WESTCHASE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             PCFII
LOAN PURPOSE:                     Acquisition
ORIGINAL BALANCE:                 $76,818,000
CUT-OFF DATE BALANCE:             $76,818,000
FIRST PAYMENT DATE:               12/01/2007
INTEREST RATE:                    6.51000%
AMORTIZATION TERM:                Months 1-60: Interest Only
                                  Months 61-120: 360 months
ARD:                              No
ANTICIPATED REPAYMENT DATE:       NAP
MATURITY DATE:                    11/01/2017
EXPECTED MATURITY BALANCE:        $72,408,188
SPONSORS:                         General Electric Pension
                                  Trust; Pyramid Advisors
                                  LLC
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  25-payment lockout from the
                                  first payment date, with U.S.
                                  Treasury defeasance for the
                                  following 93 payments, and
                                  open to prepayment without
                                  premium thereafter through
                                  the maturity date
CUT-OFF DATE BALANCE PER ROOM:    $128,030
UP-FRONT RESERVES:                Debt Service:(1)    $7,195,703 (LOC)
ONGOING RESERVES:                 RE Taxes: (2)       Springing
                                  Insurance: (2)      Springing
                                  FF&E: (3)           $98,078 / month
                                  Environmental:(4)   Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Hospitality
PROPERTY SUB-TYPE:                Full Service
LOCATION:                         Houston, TX
YEAR BUILT/RENOVATED:             1980-1994/2004
OCCUPANCY (AS OF):                66.3%  (09/30/2007)
ADR (AS OF):                      $128.30 (09/30/2007)
REVPAR (AS OF):                   $85.07 (09/30/2007)
ROOMS:                            600
THE COLLATERAL:                   A full service hotel located
                                  in Houston, TX
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              Pyramid Houston Management
                                  Limited Partnership
3RD MOST RECENT NOI (AS OF):      $4,657,643 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):      $6,008,888 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):          $7,725,433 (TTM 09/30/2007)
U/W NET OP. INCOME:               $7,596,204
U/W NET CASH FLOW:                $6,713,499
U/W OCCUPANCY:                    66.3%
U/W ADR:                          $135.11
U/W REVPAR:                       $89.59
APPRAISED VALUE (AS OF):          $135,000,000 (09/13/2007)
CUT-OFF DATE LTV RATIO:           56.9%
LTV RATIO AT MATURITY:            53.6%
U/W DSCR:                         1.32x
U/W DSCR POST IO:                 1.15x
--------------------------------------------------------------------------------

(1)  At loan origination, the Marriott Houston Westchase Borrower posted a letter of credit in the total amount of $7,195,703 (the "Debt Service
     LOC"). Th e Debt Service LOC will be released to the Marriott Houston
     Westchase Borrower on or after January 1, 2008 upon the satisfaction of certain conditions, including a DSCR at least equal to 1.30x calculated based on a 30-year loan amortization schedule and trailing 12 months of revenue.

(2)  Upon the occurrence of an event of default or in the event the DSCR calculated net of the amount of the Debt Service LOC falls below 1.00x for three consecutive months, the Marriott Houston Westchase Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

(3)  The Marriott Houston Westchase Borrower must deposit with lender on a monthly basis an amount equal to 1/12 of the greater of (i) 4% of the yearly total revenues (which includes room, food & beverage, telephone, and other revenue as customarily derived in conformance with the Uniform System of Accounting for Lodging Industry) or (ii) the annual amount required by the management agreement into a furniture, fixture and equipment escrow.

(4)  In the event the Marriott Houston Westchase Borrower fails to complete the
     Underground Storage Tank removal by October 5, 2008, the Marriott Houston
     Westchase Borrower must deposit $100,000 in a reserve to be released upon the removal of the Underground Storage Tank.

THE MARRIOTT HOUSTON WESTCHASE LOAN.

     THE LOAN. The sixth largest loan (the "Marriott Houston Westchase Loan") is a $76,818,000 mortgage loan secured by the borrower's fee interest in a full service hotel property containing 600 rooms known as the Marriott Houston
Westchase, located in Houston, Texas (the "Marriott Houston Westchase
Property").

     THE BORROWER. The borrower is GEPA Hotel Owner Houston LLC (the "Marriott
Houston Westchase Borrower"), which is 100% owned by GEPA Hotel Owner Venture,
LLC. GEPA Hotel Owner Venture, LLC is comprised of 3% ownership by Pyramid

                                      D-33

Acquisition Fund I-A, LLC with Pyramid Advisors LLC as its sole member and 97%
ownership by GEPT GEPA Hotel Owner Portfolio LLC with General Electric Pension
Trust ("GEPT") as its sole member.

     General Electric Asset Management Incorporated ("GEAM"), a wholly owned subsidiary of General Electric Company, is the advisor to GEPT. GEAM was established and registered with the SEC in 1988 as a separate investment advisor to provide investment management services to external institutions and mutual fund advisors. GEAM currently manages funds in excess of approximately $197 billion.

     THE PROPERTY. Marriott Houston Westchase Property is a 600-room full-service hotel that was constructed between 1980 and 1994, and underwent an
$18,000,000 ($30,000/room) renovation in 2004 when it was converted from an
Adam's Mark Hotel to a Marriott. This hotel is currently one of the largest franchised Marriott hotels in the U.S. and one of the largest full service
Marriotts in Houston. The property has approximately 38,554 square feet of meeting space all contained on one floor and made up of 20 different rooms. Food and beverage outlets include one full service food and beverage facility, two lounges, a Starbucks breakfast outlet, and 24-hour room service. Other amenities include a gift shop, vending areas, a business center, a fitness room, and indoor and heated outdoor swimming pools.

     More specific information about the Marriott Houston Westchase Property is set forth in the table below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                  COMPETITIVE SET (1)     MARRIOTT HOUSTON WESTCHASE (1)   PENETRATION FACTOR (1)
             ---------------------------  ------------------------------  ------------------------
    YEAR     OCCUPANCY    ADR    REVPAR   OCCUPANCY      ADR      REVPAR  OCCUPANCY    ADR  REVPAR
--------------------------------------------------------------------------------------------------

TTM 09/2005    64.8%    $120.51  $ 78.14    64.4%     $ 97.57   $62.84      99.4%    81.0%  80.4%
TTM 09/2006    71.1%    $135.59  $ 96.41    67.7%     $116.56   $78.88      95.2%    86.0%  81.8%
TTM 09/2007    70.7%    $144.60  $102.29    66.3%     $128.30   $85.07      93.8%    88.7%  83.2%

(1)  Based on data provided by STR Reports.

     PROPERTY MANAGEMENT. The Marriott Houston Westchase Property is managed by
Pyramid Houston Management Limited Partnership ("Pyramid"), which is an affiliate of the Marriott Houston Westchase Borrower. Pyramid provides a full range of hotel management services to owners, including project management, asset management, and acquisition services. Pyramid currently manages 36 hotel properties totaling over approximately 11,100 hotel rooms located in 17 states throughout the U.S.

     ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions including but not limited to: (i) the aggregate balance of such mezzanine loan and the Marriott Houston Westchase Loan will not result in an aggregate LTV greater than 60% or DSCR less than 1.15x; (ii) the mortgage lender must approve the mezzanine lender and financing documents and the mezzanine lender must enter into an intercreditor agreement with the mortgage lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings of the series 2007-PWR18 certificates resulting from the mezzanine financing.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-34

                      MORTGAGE LOAN NO. 7 -- SOUTHLAKE MALL

                               [5 PHOTOS OMITTED]

                                      D-35

                      MORTGAGE LOAN NO. 7 -- SOUTHLAKE MALL

                                  [MAP OMITTED]

                                      D-36

                      MORTGAGE LOAN NO. 7 -- SOUTHLAKE MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               PMCF
LOAN PURPOSE:                       Refinance
ORIGINAL BALANCE: (1)               $70,000,000
CUT-OFF DATE BALANCE: (1)           $70,000,000
FIRST PAYMENT DATE:                 01/05/2008
INTEREST RATE:                      6.43850%
AMORTIZATION TERM:                  Months 1-72: Interest Only
                                    Months 73-120: 360 months
ARD:                                No
ANTICIPATED REPAYMENT DATE:         NAP
MATURITY DATE:                      12/05/2017
EXPECTED MATURITY BALANCE: (1)      $66,876,977
SPONSOR:                            General Growth Properties, Inc.
INTEREST CALCULATION:               Actual/360
CALL PROTECTION:                    24-payment lockout from the
                                    first payment date, with U.S.
                                    Treasury defeasance permitted
                                    for the following 92 payments,
                                    and open to prepayment without
                                    premium thereafter through the
                                    maturity date
CUT-OFF DATE BALANCE PER SF: (1)    $364.97
UP-FRONT RESERVES:                  None
ONGOING RESERVES:                   RE Taxes: (2)       Springing
                                    Insurance: (2) (3)  Springing
                                    Replacement: (4)    Springing
                                    TI/LC: (5)          Springing
LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SHADOW RATING (FITCH/S&P/DBRS):     NAP
SINGLE ASSET/PORTFOLIO:             Single Asset
PROPERTY TYPE:                      Retail
PROPERTY SUB-TYPE:                  Shadow Anchored
LOCATION:                           Morrow, Georgia
YEAR BUILT/RENOVATED:               1976 / 1999
PERCENT LEASED (AS OF):             95.1% (11/07/2007)
NET RENTABLE AREA:                  273,997
THE COLLATERAL:                     A regional shopping
                                    center located in Morrow,
                                    GA
OWNERSHIP INTEREST:                 Fee
PROPERTY MANAGEMENT:                Self-managed
3RD MOST RECENT NOI (AS OF):        $10,463,823 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):        $10,401,433 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):            $10,519,171 (TTM 08/31/2007)
U/W NET OP. INCOME:                 $9,949,907
U/W NET CASH FLOW:                  $9,455,932
U/W OCCUPANCY:                      95.0%
APPRAISED VALUE (AS OF):            $157,500,000 (10/22/2007)
CUT-OFF DATE LTV RATIO: (1)         63.5%
LTV RATIO AT MATURITY: (1)          60.7%
U/W DSCR: (1)                       1.45x
U/W DSCR POST IO: (1)               1.25x
--------------------------------------------------------------------------------

(1)  The $70,000,000 pooled mortgage loan represents a 70% pari passu interest in a $100,000,000 first mortgage loan, which is split into two pari passu notes. All LTV, DSCR and Cut-off Date Balance per SF numbers presented in the table are based on the total $100,000,000 financing.

(2)  Reserves for real estate taxes and insurance premiums will commence (i)
     upon an event of default under the loan or (ii) if the aggregate DSCR
     (based on the total $100,000,000 financing) falls below 1.10x (each, a
     "Trigger Event").

(3)  If a Trigger Event occurs, monthly deposits for insurance premiums will not be required if borrower delivers to lender satisfactory evidence that the insurance policies are maintained pursuant to blanket insurance policies and the related insurance premiums have been prepaid generally for not less than one year in advance.

(4)  Replacement reserve deposits of $5,672 will commence upon the occurrence of a Trigger Event, and deposits to the replacement reserve account will be subject to an aggregate $68,059 cap.

(5)  TI/LC reserve deposits of $22,686 will commence upon the occurrence of a
     Trigger Event, and deposits to the TI/LC reserve account will be subject to an aggregate $272,235 cap.

THE SOUTHLAKE MALL LOAN.

     THE LOAN. The seventh largest loan (the "Southlake Mall Loan") is a
$70,000,000 portion of a first mortgage loan secured by the borrower's fee interest in a super regional shopping mall located in Morrow, Georgia (the
"Southlake Mall Property"). The first mortgage loan of $100,000,000 (the
"Southlake Mall Whole Loan") was split into a $70,000,000 A-1 pari passu note
("Note A-1") and a $30,000,000 A-2 pari passu note ("Note A-2"). Note A-1 is included in the Trust. Note A-2 is not included in the Trust, and has the same interest rate, maturity date and amortization as the Southlake Mall Loan. Note
A-2 is currently held by PMCF or an affiliate thereof.

     THE BORROWER. The borrower, Southlake Mall L.L.C., is a single-member
Delaware limited liability company (the "Southlake Mall Borrower") and is a single purpose entity that owns no material assets other than the Southlake Mall
Property and related interests. The Southlake Mall Borrower is structured with two independent managers. A non-consolidation opinion was delivered at origination. The sponsor of the Southlake Mall Loan is General Growth
Properties, Inc. ("GGP"). GGP and its affiliates operate, develop, and manage retail and other rental properties in 45 states, with assets of approximately
$28.5 billion and total stockholders' equity of approximately $1.5 billion as of
September 30, 2007.

                                      D-37

     THE PROPERTY. The Southlake Mall Property is located in Morrow, Georgia.
The collateral consists of 273,997 square feet of in-line retail space within a two-level building. The Southlake Mall Property is part of the larger Southlake
Mall shopping center of approximately 1 million square feet (the "Center")
anchored by Macy's, Sears, and JCPenney. Macy's, Sears, and JCPenney own their own land and the related improvements, which are not part of the collateral, but each contributes to CAM reimbursements. The Center also includes a dark anchor space previously occupied by Macy's, and the related land, which is currently owned by the City of Morrow and is not part of the collateral. The Southlake
Mall Property was built in 1976 and renovated in 1999. The Southlake Mall
Property consists of over 100 specialty stores, including a 6,192 square foot food court. As of November 7, 2007, the Southlake Mall Property was 95.1%
leased.

     More specific information about the anchor tenants at the Center is set forth in the table below:

                                           CREDIT RATING OF
                                           PARENT COMPANY (1)
    ANCHOR           PARENT COMPANY       (FITCH/MOODY'S/S&P)    GLA    COLLATERAL INTEREST
-------------------------------------------------------------------------------------------

Macy's (2)    Macy's, Inc.                    BBB/Baa2/BBB     223,818           No
Sears (2)     Sears Holdings Corporation       BB/Ba1/BB+      193,834           No
JCPenney (2)  J. C. Penney Company, Inc.     BBB/Baa3/BBB-     158,528           No
-------------------------------------------------------------------------------------------
TOTAL                                                          576,180
-------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  Each of the anchor tenants contribute towards common area maintenance
     ("CAM") reimbursements.

     More specific information about the Southlake Mall Property is set forth in the table below:

                                                          ANNUALIZED    % OF TOTAL    ANNUALIZED
                          CREDIT RATING                  UNDERWRITTEN   ANNUALIZED   UNDERWRITTEN
                             (FITCH/      TENANT   % OF   BASE RENT    UNDERWRITTEN  BASE RENT ($    LEASE
TENANT NAME             MOODY'S/S&P) (1)    NRA     NRA      ($)        BASE RENT      PER NRA)    EXPIRATION
---------------------------------------------------------------------------------------------------------------

Finish Line                  --/--/--      11,371    4%    $  119,400        2%          $10.50     01/31/2010
Express (2)                --/Baa3/BBB-    10,476    4%    $        0        0%          $ 0.00     01/31/2008
Limited (2)                --/Baa3/BBB-     9,997    4%    $        0        0%          $ 0.00     01/31/2008
Footaction USA               --/Ba2/BB      9,527    3%    $  238,176        3%          $25.00     07/31/2011
Unica (3)                    --/--/--       8,530    3%    $  213,250        3%          $25.00     12/31/2017
Victoria's Secret          --/Baa3/BBB-     7,312    3%    $  175,488        2%          $24.00     01/31/2009
New York & Company           --/--/--       7,129    3%    $  163,968        2%          $23.00     01/31/2012
Exit 5 (4)                   --/--/--       7,029    3%    $        0        0%          $ 0.00     01/31/2008
Lane Bryant                 --/Ba3/BB-      6,645    2%    $  152,832        2%          $23.00     01/31/2009
Fashion 25 (4)               --/--/--       6,265    2%    $        0        0%          $ 0.00     01/31/2008
---------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     84,281   31%    $1,063,114       15%          $12.61
---------------------------------------------------------------------------------------------------------------
Other Tenants                 Various     176,252   64%    $6,001,364       85%          $34.05      Various
Vacant Space                    NAP        13,464    5%    $        0        0%          $ 0.00        NAP
---------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    273,997  100%    $7,064,478      100%          $25.78
---------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  Revenue generated by the tenant is not underwritten as base rent but rather underwritten as percentage rent, because (a) the Express tenant is paying percentage rent in lieu of base rent and (b) the Limited tenant is expected to commence paying percentage rent in lieu of base rent upon lease renewal in January 2008.

(3)  Tenant space is currently being built out and the tenant is anticipated to open for business and commence rental payments by January 17, 2008.

(4)  Revenue generated by this tenant is not underwritten as base rent but rather underwritten as other income, because the tenant is a specialty leasing tenant with a short term lease of one year or less.

                                      D-38

                           LEASE ROLLOVER SCHEDULE (1)

                                                            CUMULATIVE                    AVERAGE U/W
             # OF LEASES                     % OF TOTAL SF   TOTAL SF     CUMULATIVE %   BASE RENT PER
    YEAR      EXPIRING    TOTAL SF EXPIRING    EXPIRING      EXPIRING    OF SF EXPIRING  SF EXPIRING (3)
-------------------------------------------------------------------------------------------------------

   Vacant          5              13,464            5%        13,464           5%                    --
  MTM (2)          3               7,657            3%        21,121           8%                $19.94
    2007          --                  --            --        21,121           8%                    --
    2008          24              83,623           31%       104,744          38%                 $6.82
    2009           9              24,600            9%       129,344          47%                $26.16
    2010          21              35,827           13%       165,171          60%                $50.13
    2011           5              15,146            6%       180,317          66%                $40.24
    2012          11              24,451            9%       204,768          75%                $39.67
    2013           8              20,242            7%       225,010          82%                $31.36
    2014          10              23,774            9%       248,784          91%                $37.29
    2015          --                  --            --       248,784          91%                    --
    2016           6              13,391            5%       262,175          96%                $32.44
    2017           4              11,822            4%       273,997         100%                $31.05
Thereafter        --                  --            --       273,997         100%                    --

(1)  The information in this table is based on the underwritten rent roll.

(2)  MTM tenants are classified as tenants whose leases expire prior to 2008, but the tenants were still in occupancy and paying rent to the borrower as of the occupancy date. MTM tenants include Leather Mart, Payless
     Shoesource, and Pet Company (2.8% of total square footage), with leases that expired on August 31, 2007, December 31, 2007, and December 31, 2006,
     respectively.

(3)  Revenue generated from five tenants (12% of total square footage) is not underwritten as base rent but rather as percentage rent. Revenue generated by eight specialty leasing tenants (9% of total square footage) is not underwritten as base rent but rather as other income. Specialty leasing tenants include (i) temporary in-line leasing tenants (one year leases or shorter), (ii) kiosk tenants, whose income is not included on the rent roll, and (iii) retail rental unit tenants (e.g. carts and moveable vending).

     PROPERTY MANAGEMENT. The Southlake Mall Property is managed by the
Southlake Mall Borrower.

     ADDITIONAL INDEBTEDNESS. Note A-2 (not included in the trust) represents a
30% pari passu interest in the Southlake Mall Whole Loan. The pari passu interests in the Southlake Mall Whole Loan are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement related to the Bear Stearns Commercial Mortgage Securities
Trust 2007-PWR18.

     Mezzanine financing secured by direct or indirect equity interests in the
Southlake Mall Borrower is permitted, subject to compliance with certain conditions, including but not limited to the following: (i) the amount of the proposed mezzanine debt does not exceed an amount which allows for a combined
DSCR, inclusive of the entire Southlake Mall Whole Loan and the proposed mezzanine debt, of no less than 1.34x (based on a 30-year amortization schedule); (ii) the amount of the proposed mezzanine debt does not exceed an amount which allows a maximum LTV of 65% based on the aggregate principal balances of the entire Southlake Mall Whole Loan and the proposed mezzanine debt; and (iii) the lender receives written confirmation from each of the applicable rating agencies that the incurrence of such debt will not result in the qualification, downgrade, or withdrawal of any of the ratings of the series
2007-PWR18 certificates and any other securities secured by an interest in the
Southlake Mall Whole Loan.

     GROUND LEASE. None.

     ACQUISITION OF PARCELS. The Southlake Mall Borrower is permitted to, at its sole cost and expense, acquire one or more parcels of land, together with any related improvements, (a) constituting an integral part of, or adjoining to, or proximately located near, the Center, (b) which was not owned by the Southlake
Mall Borrower as of the loan origination date and (c) that is not an Acquired
Parcel (as defined below) (each, an "Expansion Parcel"), subject to compliance with conditions set forth in the mortgage loan documents.

     RELEASE OF PARCELS. The Southlake Mall Borrower is permitted to obtain the release of one or more parcels (including "air rights" parcels), or outlots
(including a certain unimproved parcel to be deeded to the City of Morrow, the
"Outparcel"), or one or more Expansion Parcels proposed to be transferred to a third party in connection with the expansion or other development of the
Southlake Mall Property (each, a "Release Parcel"), without payment of a release price, subject to compliance with certain conditions, including but not limited to the following: (i) the Southlake Mall Borrower delivers to the lender satisfactory evidence indicating that the Release Parcel is not necessary for the Southlake Mall Borrower's operation or use of the Southlake Mall Property for its then current use and may be readily separated from the Southlake Mall
Property without a material diminution in its value, provided, however, this condition will not apply to the Outparcel or any Release Parcel which is an
Expansion Parcel; (ii) the Release Parcel is vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas, provided however, this provision will not apply to any
Release Parcel which is an Expansion Parcel; and (iii) the lender receives written confirmation from each of the applicable rating agencies that the release will not result in the qualification, downgrade, or withdrawal of any of the ratings of the series 2007-PWR18 certificates and any other securities secured by an interest in the Southlake Mall Whole Loan, provided, however, this condition will not apply to the Outparcel or any Release Parcel which is an
Expansion Parcel.

     SUBSTITUTION. The Southlake Mall Borrower is permitted to, at its sole cost and expense, obtain a release of one or more portions of the Southlake Mall
Property (each such portion, an "Exchange Parcel") on one or more occasions and simultaneously

                                      D-39

acquire an Acquired Parcel (as defined below), (each such release and corresponding acquisition, a "Substitution"), subject to compliance with certain conditions, including but not limited to the following: (i) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas; (ii)
the Southlake Borrower conveys all right, title and interest in, to and under the Exchange Parcel to a person other than the Southlake Mall Borrower; (iii)
simultaneously with the Substitution, the Southlake Mall Borrower acquires a parcel of property (the "Acquired Parcel") reasonably equivalent in value to the
Exchange Parcel at or adjacent to the Center; and (iv) the Southlake Mall
Borrower obtains title insurance or a title endorsement for the Acquired Parcel.

                                      D-40

                     MORTGAGE LOAN NO. 8 -- NORFOLK MARRIOTT

                               [4 PHOTOS OMITTED]

                                      D-41

                     MORTGAGE LOAN NO. 8 -- NORFOLK MARRIOTT

                                  [MAP OMITTED]

                                      D-42

                     MORTGAGE LOAN NO. 8 -- NORFOLK MARRIOTT

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             BSCMI
LOAN PURPOSE:                     Acquisition
ORIGINAL BALANCE:                 $62,000,000
CUT-OFF DATE BALANCE:             $62,000,000
FIRST PAYMENT DATE:               09/01/2007
INTEREST RATE:                    6.41100%
AMORTIZATION TERM:                Interest Only
ARD:                              No
ANTICIPATED REPAYMENT DATE:       NAP
MATURITY DATE:                    08/01/2012
EXPECTED MATURITY BALANCE:        $62,000,000
SPONSORS:                         Investcorp Properties Limited and
                                  The Procaccianti Group
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  28-payment lockout from the first
                                  payment date, with U.S. Treasury
                                  defeasance permitted for the
                                  following 30 payments, and open to
                                  prepayment without premium
                                  thereafter prior to the maturity
                                  date
CUT-OFF DATE BALANCE PER ROOM:    $153,086
UP-FRONT RESERVES:                RE Taxes:              $130,544
                                  Replacement:           $88,008
                                  Ground Rent:           $26,052
                                  Capital Improvement:   $1,134,590
ONGOING RESERVES:                 RE Taxes:              $65,272 / month
                                  Insurance: (1)         Springing
                                  FF&E: (2)              $88,008 / month
                                  Ground Rent:           $13,026 / month
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Hospitality
PROPERTY SUB-TYPE:                Full Service
LOCATION:                         Norfolk, VA
YEAR BUILT/RENOVATED:             1991 / 2007
OCCUPANCY (AS OF):                78.2% (10/31/2007)
ADR (AS OF):                      $128.70 (10/31/2007)
REVPAR (AS OF):                   $100.60 (10/31/2007)
ROOMS:                            405
THE COLLATERAL:                   Full service hotel located in
                                  Norfolk, Virginia
OWNERSHIP INTEREST:               Leasehold
PROPERTY MANAGEMENT:              TPG Hospitality, Inc.
3RD MOST RECENT NOI (AS OF):      $6,325,338 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):      $6,761,485 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):          $7,245,879 (TTM 10/31/2007)
U/W NET OP. INCOME:               $6,873,344
U/W NET CASH FLOW:                $5,842,399
U/W OCCUPANCY:                    77.7%
U/W ADR:                          $128.50
U/W REVPAR:                       $99.87
APPRAISED VALUE (AS OF):          $86,900,000 (12/01/2006)
CUT-OFF DATE LTV RATIO:           71.3%
LTV RATIO AT MATURITY:            71.3%
U/W DSCR:                         1.45x
U/W DSCR POST IO:                 NAP
--------------------------------------------------------------------------------

(1)  Insurance reserve springs if borrower fails to provide evidence of payment of insurance premiums or an event of default under the mortgage loan occurs.

(2)  Equal to 1/12 of 4% of gross income from operations for the prior calendar year

THE NORFOLK MARRIOTT LOAN.

     THE LOAN. The eighth largest loan (the "Norfolk Marriott Loan") is a
$62,000,000 first mortgage loan secured by the borrower's leasehold interest in the Norfolk Marriott located in Norfolk, Virginia (the "Norfolk Marriott
Property").

     THE BORROWERS. The borrower, IProcNorfolk, LLC, a Delaware limited liability company, is a single purpose entity (the "Norfolk Marriott Borrower")
with an independent director that owns no material assets other than the Norfolk
Marriott Property and related interests. A non-consolidation opinion was delivered at origination. Investcorp Properties Limited, which acquired an interest in approximately 96% of the property, has acquired approximately 200 properties valued at approximately $7 billion since 1995. Investcorp Properties
Limited currently has $4 billion worth of properties under management. The
Procaccianti Group, which has an interest of approximately 4% in the property, is a privately held real estate investment company that has owned or developed more than 20 million square feet of real estate valued at over $6 billion. The
Procaccianti Group currently manages 59 hotels totaling 15,568 guest rooms in 20 states and employs over 8,000 people.

     THE PROPERTY. The Norfolk Marriott is a 24-story, 405-room full service hotel built in 1991 and located in downtown Norfolk, Virginia, approximately one quarter mile from Interstate 264 and less than one quarter mile from the
Chesapeake Bay. Amenities at the Norfolk Marriott Property include an indoor pool, two exercise rooms, two outdoor hot tubs and three restaurants, including a Shula's 347 Steakhouse. The Norfolk Marriott Property is directly connected to the 60,000 square foot Norfolk Waterside

                                      D-43

Convention Center (which is not part of the collateral) that is owned by the
City of Norfolk and operated by the Norfolk Marriott Property management. The
Norfolk Marriott Property has recently undergone renovations totaling over $10.3 million, including over $4 million in guestroom upgrades and over $3 million in public area and meeting space upgrades. Additionally, by spring 2008, the sponsor is expected to spend approximately $1.13 million in renovations to the guestrooms, lobby areas, meeting rooms, restaurants, fitness centers and other hotel areas.

     More specific information about the Norfolk Marriott Property is set forth in the table below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                    COMPETITIVE SET (1)         NORFOLK MARRIOTT (2)        PENETRATION FACTOR
                 -------------------------  ---------------------------  -------------------------
     YEAR         ADR    OCCUPANCY  REVPAR    ADR    OCCUPANCY  REVPAR     ADR   OCCUPANCY  REVPAR
--------------------------------------------------------------------------------------------------

    2004         $91.61    64.5%    $59.10  $115.35    74.6%    $ 86.07  125.9%    115.7%   145.6%
    2005         $93.46    63.1%    $58.96  $121.11    76.2%    $ 92.25  129.6%    120.7%   156.5%
    2006         $95.38    63.1%    $60.23  $126.40    74.4%    $ 94.08  132.5%    117.9%   156.2%
TTM 10/2007 (3)  $98.25    60.8%    $59.72  $128.70    78.2%    $100.60  131.0%    128.6%   168.5%

(1)  Based on data provided by STR Reports.

(2)  Based on the borrower provided operating statements.

(3)  Represents the trailing 12 months ending September 30, 2007 for the competitive set and the trailing 12 months ending October 31, 2007 for the
     Norfolk Marriott.

     PROPERTY MANAGEMENT. The Norfolk Marriott Property is managed by TPG
Hospitality, Inc., an affiliate of the Norfolk Marriott Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. The Norfolk Marriott Property is subject to a ground lease.
The ground lease expires on December 31, 2089, with no extension options.

     RELEASE OF PROPERTIES. Not allowed.

                                      D-44

                   MORTGAGE LOAN NO. 9 -- 11 METROTECH CENTER

                               [2 PHOTOS OMITTED]

                                      D-45

                   MORTGAGE LOAN NO. 9 -- 11 METROTECH CENTER

                                  [MAP OMITTED]

                                      D-46

                   MORTGAGE LOAN NO. 9 -- 11 METROTECH CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             PMCF
LOAN PURPOSE:                     Refinance
ORIGINAL BALANCE:                 $61,000,000
CUT-OFF DATE BALANCE:             $61,000,000
FIRST PAYMENT DATE:               11/05/2007
INTEREST RATE: (1)                6.41000%
AMORTIZATION TERM: (2)            Interest Only
ARD:                              Yes
ANTICIPATED REPAYMENT DATE:       10/05/2017
MATURITY DATE:                    10/05/2037
EXPECTED ARD BALANCE:             $61,000,000
SPONSOR:                          Forest City Enterprises, Inc.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  26-payment lockout from the
                                  first payment date, with U.S.
                                  Treasury defeasance permitted
                                  for the following 87
                                  payments, and open to
                                  prepayment without premium
                                  beginning with the 114th
                                  payment through the maturity
                                  date
CUT-OFF DATE BALANCE PER SF:      $282.41
UP-FRONT RESERVES:                None
ONGOING RESERVES:                 RE Taxes: (3)      Springing
                                  Insurance: (3)     Springing
                                  Ground Rent: (4)   Springing
                                  Replacement:       $2,700 / month
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Urban
LOCATION:                         Brooklyn, NY
YEAR BUILT/RENOVATED:             1995 / NAP
PERCENT LEASED (AS OF):           100.0% (04/30/2007)
NET RENTABLE AREA:                216,000
THE COLLATERAL:                   A six-story Class A office
                                  building located in Brooklyn, NY
OWNERSHIP INTEREST:               Leasehold
PROPERTY MANAGEMENT:              First New York Partners
                                  Management, LLC
3RD MOST RECENT NOI (AS OF):      $4,775,252 (TTM 01/31/2006)
2ND MOST RECENT NOI (AS OF):      $5,002,867 (TTM 01/31/2007)
MOST RECENT NOI (AS OF):          $4,911,170 (T-6 Ann. 07/31/2007)
U/W NET OP. INCOME:               $5,054,386
U/W NET CASH FLOW:                $5,021,986
U/W OCCUPANCY:                    98.0%
APPRAISED VALUE (AS OF):          $90,000,000 (06/18/2007)
CUT-OFF DATE LTV RATIO:           67.8%
LTV RATIO AT ARD:                 67.8%
U/W DSCR:                         1.27x
U/W DSCR POST IO:                 NAP
--------------------------------------------------------------------------------

(1)  On the Anticipated Repayment Date, if the loan is not prepaid in full, the interest rate will be adjusted to be the greater of 8.41% and a rate based on U.S. Treasury obligations for an approximate term equal to the period from the Anticipated Repayment Date to the Maturity Date plus two percentage points.

(2)  Following the Anticipated Repayment Date, scheduled debt service payments will consist of principal and interest payments, and the loan provides for hyperamortization.

(3)  Reserves for real estate taxes and insurance premiums will spring (i) upon an event of default under the loan, (ii) if The City of New York's credit rating drops below BBB- by Fitch or S&P or Baa3 by Moody's, or (iii) on the
     date that is one month prior to the Anticipated Repayment Date (unless the borrower provides a binding, unconditional refinancing commitment from an institutional lender) (each, a "Cash Management Trigger Event").

(4)  Upon a Cash Management Trigger Event, the borrower is required to make monthly deposits in an amount equal to the then applicable ground rent due for that month under the 11 MetroTech Center ground lease.

THE 11 METROTECH CENTER LOAN.

     THE LOAN. The ninth largest loan (the "11 MetroTech Center Loan") is a
$61,000,000 first mortgage loan secured by the borrower's leasehold interest in the six-story, 216,000 square foot, Class A office building located in Brooklyn,
New York (the "11 MetroTech Center Property").

     THE BORROWER. The borrower, Forest City Tech Place Associates II, LLC (the
"11 MetroTech Center Borrower"), is a single purpose entity that owns no material assets other than the 11 MetroTech Center Property and related interests. The 11 MetroTech Center Borrower is a single-member Delaware limited liability company, whose sole member is a limited partnership that is structured with an independent director. A non-consolidation opinion was delivered at origination. The sponsor of the 11 MetroTech Center Loan is Forest City
Enterprises, Inc. Forest City Enterprises, Inc. is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States, with assets of approximately
$9.5 billion and total stockholders equity of $1 billion as of July 31, 2007.

     THE PROPERTY. The 11 MetroTech Center Property is a six-story, Class A office building consisting of a total of 216,000 square feet located along
Flatbush Avenue in downtown Brooklyn, New York. As of April 30, 2007, the 11
MetroTech Center Property was 100.0% occupied by The City of New York.

                                      D-47

     The 11 MetroTech Center Property was designed to house data processing and telecommunications equipment. The building has exterior walls several feet thick, and was designed with generators which provide emergency back up for the entire building. The 11 MetroTech Center Property is part of the MetroTech
Center corporate campus, a commercial, academic, and high technology complex, consisting of seven buildings located on a 16 acre site and constructed at a cost in excess of $1 billion.

     More specific information about the 11 MetroTech Center Property is set forth in the tables below:

                                                                                    % OF TOTAL    ANNUALIZED
                             CREDIT RATING                          ANNUALIZED      ANNUALIZED   UNDERWRITTEN
                          (FITCH/MOODY'S/S&P)  TENANT              UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
  TENANT NAME                     (1)           NRA     % OF NRA    BASE RENT ($)    BASE RENT   ($ PER NRA)(2)  EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

The City of New York (2)       A+/Aa3/AA       216,000     100%       $5,494,781         100%        $25.44      02/29/2020
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         216,000     100%       $5,494,781         100%        $25.44
-----------------------------------------------------------------------------------------------------------------------------
Other Tenants                      NAP               0       0%       $        0           0%        $ 0.00         NAP
Vacant Space                       NAP               0       0%       $        0           0%        $ 0.00         NAP
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         216,000     100%       $5,494,781         100%        $25.44
-----------------------------------------------------------------------------------------------------------------------------

(1)  The ratings are those assigned to the general obligation bonds issued by
     The City of New York.

(2)  The tenant occupies two separate spaces: Department of Information
     Technology and Telecommunications ("DoITT") and Emergency Call Center
     ("E-911"). DoITT occupies 155,555 square feet with rent underwritten at
     $4,064,652 ($26.13 per square foot) which is based on the weighted average rental rate over the life of the loan. The current rent is $23.00 per square foot. E-911 occupies 60,445 square feet with rent underwritten at
     $1,430,129 ($23.66 per square foot) which is based on the weighted average rental rate over the life of the loan. The current rent is $22.70 per square foot.

                           LEASE ROLLOVER SCHEDULE (1)

                                                         CUMULATIVE                   AVERAGE U/W
          # OF LEASES                     % OF TOTAL SF   TOTAL SF    CUMULATIVE %   BASE RENT PER
   YEAR    EXPIRING    TOTAL SF EXPIRING    EXPIRING      EXPIRING   OF SF EXPIRING   SF EXPIRING
--------------------------------------------------------------------------------------------------

  Vacant       --                --              --           --           --             --
   2007        --                --              --           --           --             --
   2008        --                --              --           --           --             --
   2009        --                --              --           --           --             --
   2010        --                --              --           --           --             --
   2011        --                --              --           --           --             --
   2012        --                --              --           --           --             --
   2013        --                --              --           --           --             --
   2014        --                --              --           --           --             --
   2015        --                --              --           --           --             --
   2016        --                --              --           --           --             --
   2017        --                --              --           --           --             --
Thereafter      1           216,000             100%     216,000          100%        $25.44

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The 11 MetroTech Center Property is managed by First
New York Partners Management, LLC, an affiliate of the 11 MetroTech Center
Borrower.

     ADDITIONAL INDEBTEDNESS. The single member of the 11 MetroTech Center
Borrower is permitted to incur one or more mezzanine financings to be secured by a pledge of its equity interest in the 11 MetroTech Center Borrower, provided that, among other things, (i) the amount of the proposed mezzanine debt does not exceed an amount which allows for a combined DSCR, inclusive of the 11 MetroTech
Center Loan and the proposed mezzanine debt, of no less than 1.10x (based on a
30-year amortization schedule); (ii) the amount of the proposed mezzanine debt does not exceed an amount which allows a maximum LTV of 85% based on the aggregate principal balances of the 11 MetroTech Center Loan and the proposed mezzanine debt; and (iii) the lender receives written confirmation from each of the rating agencies then rating the series 2007-PWR18 certificates that the incurrence of such debt will not result in the qualification, downgrade, or withdrawal of any of the ratings of the series 2007-PWR18 certificates.

     GROUND LEASE. The 11 MetroTech Center Borrower has a leasehold interest in the 11 MetroTech Center Property pursuant to a ground lease that expires on
January 31, 2092 (or at the option of the 11 MetroTech Center Borrower but subject to the consent of the lender, and in no event earlier than March 2030, as provided in the ground lease) with no extension options. The ground lessor is
The City of New York.

     RELEASE OF PARCELS. Not allowed.

                                      D-48

                 MORTGAGE LOAN NO. 10 -- PARK AVENUE APARTMENTS

                               [3 PHOTOS OMITTED]

                                      D-49

                 MORTGAGE LOAN NO. 10 -- PARK AVENUE APARTMENTS

                                  [MAP OMITTED]

                                      D-50

                 MORTGAGE LOAN NO. 10 -- PARK AVENUE APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             BSCMI
LOAN PURPOSE:                     Refinance
ORIGINAL BALANCE:                 $47,000,000
CUT-OFF DATE BALANCE:             $47,000,000
FIRST PAYMENT DATE:               09/01/2007
INTEREST RATE:                    6.22000%
AMORTIZATION TERM:                Months 1-60: Interest Only
                                  Months 61-84: 360 months
ARD:                              No
ANTICIPATED REPAYMENT DATE:       NAP
MATURITY DATE:                    08/01/2014
EXPECTED MATURITY BALANCE:        $45,984,501
SPONSOR:                          Aleksander Goldin
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  28-payment lockout from the
                                  first payment date, with
                                  prepayment permitted thereafter
                                  with the greater of 1% and
                                  yield maintenance prior to the
                                  maturity date
CUT-OFF DATE BALANCE PER UNIT:    $345,588
UP-FRONT RESERVES:                Insurance:                $43,333
                                  Replacement:              $2,563
                                  Deferred Maintenance:     $6,250
                                  TI/LC:                    $1,667
                                  Other: (1)                $278,344
ONGOING RESERVES:                 RE Taxes: (2)             Springing
                                  Insurance:                $5,667 / month
                                  Replacement:              $2,563 / month
                                  TI/LC:                    $1,667 / month
LOCKBOX:                          Soft, Springing Hard (3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Mixed Use
PROPERTY SUB-TYPE:                Retail/Multifamily
LOCATION:                         Brooklyn, NY
YEAR BUILT/RENOVATED:             1926 / 1945, 2001
PERCENT LEASED (AS OF):           97.1% (09/18/2007)
UNITS:                            136
THE COLLATERAL:                   Mixed Use property
                                  comprised of 123
                                  residential units and 13
                                  commercial units in
                                  Brooklyn, New York
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              Housing Network Management,
                                  Corp.
3RD MOST RECENT NOI (AS OF):      NAP
2ND MOST RECENT NOI (AS OF):      $3,260,452 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):          $3,289,171 (TTM 12/31/2006)
U/W NET OP. INCOME:               $3,820,314
U/W NET CASH FLOW:                $3,795,415
U/W OCCUPANCY:                    94.1%
APPRAISED VALUE (AS OF):          $66,900,000 (05/31/2007)
CUT-OFF DATE LTV RATIO:           70.3%
LTV RATIO AT MATURITY:            68.7%
U/W DSCR:                         1.28x
U/W DSCR POST IO:                 1.10x
--------------------------------------------------------------------------------

(1)  The borrower deposited with lender $240,000 as a health club holdback, equal to one year of rent for the Park Avenue Health Club, to be released upon evidence from the borrower that the Park Avenue Health Club is open for business and has been open for business since the commencement of its lease and paying full unabated rent in the amount of at least $480,000 annually. The borrower deposited with lender $38,344 as a violations holdback to cover various expenses relating to building violations,
     Environmental Control Board violations, fire violations and tenant related violations.

(2)  Tax reserve springs upon the expiration of the J-51 tax abatements in 2014.

(3)  Lockbox springs to hard upon an event of default, bankruptcy of borrower or property manager, or if the debt service coverage ratio falls below 1.00x based on the trailing 6 month period (annualized) using a 30-year amortization schedule.

THE PARK AVENUE APARTMENTS LOAN.

     THE LOAN. The tenth largest loan (the "Park Avenue Apartments Loan") is a
$47,000,000 first mortgage loan secured by the borrower's fee interest in a mixed use retail/multifamily property known as Park Avenue Apartments located in
Brooklyn, New York (the "Park Avenue Apartments Property").

     THE BORROWER. The borrower, The Chocolate Factory, LLC, a New York limited liability company, is a single purpose entity (the "Park Avenue Apartments
Borrower") that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination.
The sponsor of the loan is Aleksander Goldin. Mr. Goldin has over 30 years of experience in developing commercial and residential real estate. He is the founder and president of Century Construction Group and Century Building
Associates. These companies specialize in residential & commercial construction throughout the five boroughs of New York City. Mr. Goldin currently owns or manages over 250 residential units in Brooklyn and upper Manhattan.

     THE PROPERTY. The Park Avenue Apartments Property is a 7-story, 136-unit, mixed use building consisting of 123 residential units and 13 commercial units in Brooklyn, New York. The Park Avenue Apartments Property is situated at the corner of Park

                                      D-51

Avenue and Washington Avenue in the Fort Green section of Brooklyn. Formerly a chocolate factory, the Park Avenue Apartments Property was acquired in 2000 by the sponsor, Aleksander Goldin, who subsequently invested approximately $26.1 million to convert the building to its current mixed use state. The individual residential units are designed as loft style apartments with open layouts, high ceilings, exposed brick and wood columns and a combination of hardwood flooring and tile throughout. The commercial tenants at the Park Avenue Apartments
Property include the Park Avenue Health Club, the Chocolate Bar and Mojito's
Cuban Cuisine. As of September 18, 2007, the Park Avenue Apartments Property was
approximately 97.1% leased to 132 total tenants.

     The following table outlines the unit types at Park Avenue Apartments
Property:

 UNIT TYPE                NUMBER OF UNITS   AVERAGE SF PER UNIT  AVERAGE MONTHLY RENT PER UNIT
----------------------------------------------------------------------------------------------

Studio                           76                  1,074                    $2,120
1 Bedroom                        31                    915                    $2,097
2 Bedroom                        16                  1,168                    $2,524
Commercial                       13                    NAP                       NAP
----------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE        136                  1,046                    $2,167
----------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The property is managed by Housing Network Management,
Corp., an affiliate of the Park Avenue Apartments Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-52

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Appendix E

Global Clearance, Settlement and Tax Documentation Procedures

Except in limited circumstances, the globally offered series 2007-PWR18 Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J and AJ-A will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.

from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.

from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.

from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):
(a)	if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form

W-8IMY (or any successor or substitute form)—

(i)

stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,
(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)

providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—
(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,
(ii)	certifying that the nonqualified intermediary is not acting for its own account,
(iii)

certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)

providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.

from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;
•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or
•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

Commercial Mortgage Pass-Through Certificates

(Issuable in Series by Separate Issuing Entities)

Bear Stearns Commercial Mortgage Securities Inc.

(Depositor)

Consider carefully the risk factors beginning on page 2 in this prospectus.

The securities to be issued are mortgage-backed certificates issued by one or more issuing entities that are a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

The applicable prospectus supplement may provide that either the certificates or the underlying assets may be insured or guaranteed by a governmental agency or other person.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

The Trust Funds—

(1) A new trust fund will be established to issue each series of certificates.

(2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

(3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds, and interest rate swap agreements, interest rate cap or floor agreements or currency swap agreements.

The Certificates—

(1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

(2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

Neither the Securities and Exchange Commission nor any State Securities Commission has Approved or Disapproved These Certificates or Determined that this Prospectus is Accurate or Complete. Any Representation to the Contrary is a Criminal Offense.

The date of this prospectus is November 30, 2007

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Important Notice About Information Presented in this

Prospectus and the Applicable Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

•	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and
•	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption “Glossary.”

i

TABLE OF CONTENTS

SUMMARY OF PROSPECTUS	1
RISK FACTORS	2
Risks Relating to the Certificates	2
Risks Relating to the Mortgage Loans	6
DESCRIPTION OF THE TRUST FUNDS	13
General	13
Mortgage Loans	14
MBS	23
Certificate Accounts	24
Credit Support	24
Cash Flow Agreements	24
YIELD AND MATURITY CONSIDERATIONS	25
General	25
Pass-Through Rate	25
Payment Delays	25
Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans	25
Yield and Prepayment Considerations	26
Weighted Average Life and Maturity	27
Controlled Amortization Classes and Companion Classes	28
Other Factors Affecting Yield, Weighted Average Life and Maturity	29
THE DEPOSITOR	30
THE SPONSOR	31
Overview	31
BSCMI’s Underwriting Standards	31
USE OF PROCEEDS	33
DESCRIPTION OF THE CERTIFICATES	33
General	33
Distributions	34
Distributions of Interest on the Certificates	34
Distributions of Principal on the Certificates	35
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	35
Allocation of Losses and Shortfalls	35
Advances in Respect of Delinquencies	36
Reports to Certificateholders	36
Voting Rights	38
Termination	38
Book-Entry Registration and Definitive Certificates	38
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	40
General	40
Assignment of Mortgage Loans; Repurchases	41
Representations and Warranties; Repurchases	42
Collection and Other Servicing Procedures	43
Sub-Servicers	44
Special Servicers	44
Certificate Account	44
Modifications, Waivers and Amendments of Mortgage Loans	47
Realization upon Defaulted Mortgage Loans	47
Hazard Insurance Policies	50
Due-on-Sale and Due-on-Encumbrance Provisions	51
Servicing Compensation and Payment of Expenses	51
Evidence as to Compliance	51
Some Matters Regarding the Servicer and the Depositor	52

ii

Events of Default	53
Rights upon Event of Default	54
Amendment	54
List of Certificateholders	55
Certain Limitations on the Rights of Certificateholders	55
The Trustee	56
Eligibility of the Trustee	56
Duties of the Trustee	56
Regarding the Fees, Indemnities and Powers of the Trustee	56
Resignation and Removal of the Trustee	57
DESCRIPTION OF CREDIT SUPPORT	57
General	57
Subordinate Certificates	58
Cross-Support Provisions	58
Insurance or Guarantees with Respect to Mortgage Loans	58
Letter of Credit	59
Certificate Insurance and Surety Bonds	59
Reserve Funds	59
Credit Support with Respect to MBS	60
LEGAL ASPECTS OF MORTGAGE LOANS	60
General	60
Types of Mortgage Instruments	60
Leases and Rents	60
Personal Property	61
Foreclosure	61
Leasehold Risks	64
Cooperative Shares	65
Bankruptcy Laws	65
Environmental Risks	68
Due-on-Sale and Due-on-Encumbrance Provisions	69
Subordinate Financing	69
Default Interest and Limitations on Prepayments	70
Adjustable Rate Loans	70
Applicability of Usury Laws	70
Servicemembers Civil Relief Act	70
Type of Mortgaged Property	71
Americans with Disabilities Act	71
Forfeiture for Drug, RICO and Money Laundering Violations	71
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	72
Federal Income Tax Consequences for REMIC Certificates	72
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	93
STATE AND OTHER TAX CONSIDERATIONS	100
CERTAIN ERISA CONSIDERATIONS	100
General	100
Plan Asset Regulations	101
Administrative Exemptions	101
Unrelated Business Taxable Income; Residual Certificates	102
LEGAL INVESTMENT	102
METHOD OF DISTRIBUTION	104
WHERE YOU CAN FIND MORE INFORMATION	105
INCORPORATION OF SOME INFORMATION BY REFERENCE	106
REPORTS	106
FINANCIAL INFORMATION	107
LEGAL MATTERS	107
RATINGS	107
GLOSSARY	108

iii

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SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

Title of Certificates	Commercial/Multifamily Mortgage Pass Through Certificates, issuable in series.
Depositor	Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation. Our telephone number is (212) 272-2000.
Description of Certificates; Ratings

The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or multifamily mortgage loans, or mortgage backed securities that evidence interests in, or that are secured by commercial or multifamily mortgage loans. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

(1)       the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

(2) the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;
(3) the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;
(4) the tax status of certificates; and
(5) whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA.

RISK FACTORS

You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

Risks Relating to the Certificates

Lack of a secondary market for the certificates may make it difficult for you to resell your certificates at all or at an attractive price. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

•	the perceived liquidity of the offered certificates;
•	their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and
•	prevailing interest rates.

For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates. In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

2

Since the mortgage loans will not be guaranteed, you may not receive full payment on your certificates to the extent there is a shortfall in payment on the assets or the related trust fund. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

The rate of principal prepayments on the mortgage loans and the rate of repurchases of the mortgage loans may adversely affect the yield on your investment. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

•

The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

•

Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield.

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For more detailed information regarding these risks, you should refer to the section in this prospectus titled “Yield and Maturity Considerations.”

Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency’s assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

•	the likelihood that principal prepayments on the related mortgage loans will be made;
•	the degree to which the rate of prepayments might differ from that originally anticipated;
•	the likelihood of early optional termination of the related trust fund; or
•	the possibility that prepayment of the related mortgage loans may be made at any particular rate.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information

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regarding these risks, you should refer to the section in this prospectus titled “Description of Credit Support” and “Ratings.”

ERISA imposes limitations on who can purchase the certificates; failure to comply with ERISA may materially and adversely affect the trust fund and result in reduced payments on your certificates. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled “Certain ERISA Considerations.”

If you acquire residual certificates you may be subject to adverse tax consequences. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or “REMIC,” you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an “excess inclusion.” You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

•	generally will not be subject to offset by losses from other activities;
•	will be treated as unrelated business taxable income for a tax-exempt holder; and
•	will not qualify for exemption from withholding tax for a foreign holder.

In addition, residual certificates are subject to numerous restrictions on transfer.

Individuals and some other entities should not invest in certificates that are residual interests. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals;
•	estates;
•	trusts beneficially owned by any individual or estate; and
•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a “United States person” within the meaning of the Internal Revenue Code.

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If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

For more detailed information regarding book-entry registration, you should review the section in this prospectus titled “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Risks Relating to the Mortgage Loans

Mortgage loans are susceptible to numerous risks that may result in losses to you.

(1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced—for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase—the borrower’s ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

•	changes in general or local economic conditions and/or specific industry segments;
•	declines in real estate values;
•	declines in rental or occupancy rates;
•	increases in interest rates, real estate tax rates and other operating expenses;
•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and
•	acts of God and other factors beyond the control of the servicer.

(2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to

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the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

(3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

(4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

(5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Office properties have particular risks. In addition to risks generally associated with real estate, office properties are also affected significantly by:

•	adverse changes in population and employment growth, which generally creates demand for office space,
•	local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,
•	the quality and management philosophy of management,
•	the attractiveness of the properties to tenants and their customers or clients,
•	the attractiveness of the surrounding neighborhood, and
•	the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of:

•	a tenant’s voluntary decision not to renew a lease,
•	bankruptcy or insolvency of these tenants, or
•	these tenant’s general cessation of business activities or for other reasons.

The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

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Mortgage loans secured by retail properties may be adversely affected by changes in consumer spending patterns, alternative forms of retailing and changes in tenants occupying the retail properties. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

•	adverse changes in consumer spending patterns;
•	local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;
•	alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;
•	the quality and management philosophy of management;
•	the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;
•	the public perception of the safety of customers, at shopping malls and shopping centers, for example;
•	the need to make major repairs or improvements to satisfy the needs of major tenants; and
•

if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

Some risks that affect occupancy and rent levels of multifamily rental properties such as adverse economic conditions, construction of additional housing, military base closings, company relocations and rent control laws may affect the ability of the borrower to meet its obligations under the mortgage loan. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

•	the amount of rent that can be charged for rental units;
•	tenants’ ability to pay rent;
•	timeliness of rent payments;
•	occupancy levels without a corresponding decrease in expenses—occupancy and rent levels may also be affected by construction of additional housing units;
•	local military base closings;
•	construction of additional housing units;
•	company relocations and closings; and
•	national and local politics, including current or future rent stabilization and rent control laws and agreements.

Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs

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of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, Section 42 properties are subject to some restrictions that may affect a borrower’s ability to meet its obligations under a mortgage loan. This includes the following:

•

rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

•	the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants;
•

some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 property; and

•	a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Mortgage loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder’s pro rata share of the corporation’s payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders’ ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor’s creditworthiness.

Self-storage properties have particular risks. Warehouse, mini-warehouse and self-storage properties (“Storage Properties”) are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

Hotel and motel properties have particular risks. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things:

•	a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

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•	competition from other hotels and motels,
•	increases in operating costs, which increases may not necessarily in the future be offset by increased room rates, and
•	dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

These factors could adversely affect the related borrower’s ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel’s quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

A hotel or motel property may present additional risks as compared to other commercial property types in that:

•	hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;
•	the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;
•	it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and
•	future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

Manufactured housing community properties and recreational vehicle parks have particular risks. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

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Manufactured housing community properties and recreational vehicle parks are “special purpose” properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity. Those mortgage loans will require substantial principal payments—that is, balloon payments—at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	value of the related mortgaged property;
•	the level of available mortgage rates at the time of sale or refinancing;
•	the borrower’s equity in the related mortgaged property;
•	the financial condition and operating history of the borrower and the related mortgaged property;
•	tax laws and rent control laws, with respect to some residential properties;
•	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and
•	prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

Neither we nor any of our affiliates will be required to refinance any mortgage loan.

Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls. Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

For more detail information regarding credit support of certificates you should review the sections in this prospectus titled “—Risks Relating to the Certificates—Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement,” “Description of the Certificates” and “Description of Credit Support.”

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If the mortgaged property is subject to a lease, the lender is subject to the risk that if the borrower defaults, the mortgage lender may have to obtain a court order appointing a receiver before being able to collect rents. Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.

For more detailed information regarding leases and rents, you should review the section in this prospectus titled “Legal Aspects of Mortgage Loans—Leases and Rents.”

Owners and operators of a mortgaged property and mortgage lenders may become liable for the costs of environmental cleanup. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator’s liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

For more detailed information regarding environmental risks, you should review the section in this prospectus titled “Legal Aspects of Mortgage Loans—Environmental Risks.”

Hazard insurance policies on mortgaged properties may not fully cover all types of damage to the mortgaged properties. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by

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an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

For more detailed information regarding insurance policies, you should review the section in this prospectus titled “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies.”

The yield on your certificates may be adversely affected to the extent that the related trust fund may include delinquent mortgage loans because the available credit support may not cover all losses related to the delinquent mortgage loans. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled “Description of the Trust Funds—Mortgage Loans—General.”

A Word About Forward Looking Statements. Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of the following:

•	various types of multifamily or commercial mortgage loans;
•

pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

•	a combination of the foregoing, which we call mortgage assets.

We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

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Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

•

residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

•

commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

•	mixed use properties—that is, any combination of the foregoing—and unimproved land, both called commercial properties.

The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a mortgaged property. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including:

•	its age;
•	its condition;
•	its design, including floor sizes and layout;

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•	its access to transportation; and
•	the availability of parking and the owner’s ability to offer certain amenities to its tenants, including sophisticated building systems such as
•	fiber optic cables,
•	satellite communications or
•	other base building technological features.

Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

The success of an office property also depends on the local economy. A company’s decision to locate office headquarters in a given area, for example, may be affected by an array of factors including:

•	labor cost and quality;
•	tax environment; and
•	quality of life matters, such as schools and cultural amenities.

A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

•	the ability to lease space in the properties;
•	the ability of tenants to meet their lease obligations;
•	the possibility of a significant tenant becoming bankrupt or insolvent; and
•	fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor’s rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public’s perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant’s lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant—notwithstanding any continued payment of rent—can have a material negative effect on the

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economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property include the following:

•	location of the property;
•	the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;
•	the physical attributes of the multifamily building, such as its age and appearance; and
•	state and local regulations affecting the property.

In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower’s ability to raise property rents may impair the borrower’s ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants’ ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy

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level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder’s pro rata share of the corporation’s payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation’s board of directors and management for a limited period of time.

Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called “non-eviction” plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are:

•	the quality of tenants;
•	building design and adaptability; and
•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by

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the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant’s business.

Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties (“Storage Properties”) are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

Mortgage Loans Secured by Manufactured Housing Community Properties and Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into “spaces” or “homesites” that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often

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invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include:

•	driveways;
•	visitor parking;
•	recreational vehicle and pleasure boat storage;
•	laundry facilities;
•	community rooms;
•	swimming pools;
•	tennis courts;
•	security systems; and
•	health clubs.

Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides. Manufactured housing community properties also compete against alternative forms of residential housing, including:

•	multifamily rental properties;
•	cooperatively-owned apartment buildings;
•	condominium complexes; and
•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach. Manufactured housing community properties and recreational vehicle parks are “special purpose” properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially

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less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Manufactured housing community owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner’s tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower’s ability to raise property rents may impair the related borrower’s ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property—that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income—and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative—may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

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Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property. This in turn has the following effects:

•	it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and
•	it increases the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;
•	the cost replacement method, i.e., the cost of replacing the property at the date;
•	the income capitalization method, i.e., a projection of value based upon the property’s projected net cash flow; or
•	upon a selection from or interpolation of the values derived from the foregoing methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans are susceptible to numerous risks that may result in losses to you” and “—Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property.”

Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

•	have had individual principal balances at origination of not less than $25,000;
•	have had original terms to maturity of not more than 40 years; and
•	provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

A mortgage loan may also have the following characteristics:

•

provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

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•

provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

•	be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and
•

prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

2. the type or types of property that provide security for repayment of the mortgage loans;

3. the earliest and latest origination date and maturity date of the mortgage loans;

4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans;

6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

7. with respect to mortgage loans with adjustable mortgage rates (“ARM Loans”), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios; and

10. the geographic distribution of the mortgaged properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more

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general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

Mortgage-backed securities included in a trust fund may include:

•	mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or
•

certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

The MBS either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

2. the original and remaining term to stated maturity of the MBS, if applicable;

3. the pass-through or bond rate of the MBS or the formula for determining those rates;

4. the payment characteristics of the MBS;

5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

6. a description of the credit support, if any;

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7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements”;

10. the characteristics of any cash flow agreements that relate to the MBS;

11. the market price of the MBS and the basis on which the market price was determined; and

12. if the issuer of the MBS is required to file reports under the Exchange Act of 1934, as amended, how to locate such reports of the MBS issuer.

Certificate Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by credit support arrangements that may include cross-support provisions, letters of credit, insurance policies, guarantees, certificate insurance or surety bonds or reserve funds, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled “Risk Factors—Risks Relating to the Mortgage Loans—Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate swap agreements, interest rate cap or floor agreements, or currency swap agreements, which agreements are designed to reduce the effects of interest rate or currency swap rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or interest rate swap agreement or interest rate cap or floor agreement or currency exchange agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

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YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses.”

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Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance—or notional amount, if applicable—of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share—which, in some cases, may be all—of the prepayments, or to a disproportionately small share—which, in some cases, may be none—of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

In general, the notional amount of a class of stripped interest certificates will either:

•	be based on the principal balances of some or all of the mortgage assets in the related trust fund; or
•	equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

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We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

•	converting to a fixed rate loan and thereby locking in the rate; or
•	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws—which are subject to change—to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments—for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund—is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate (“CPR”) prepayment model or the standard prepayment assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

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The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar—that is, a range of prepayment rates that can be sustained without disruption—that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

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Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan. Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

•	whether the offered certificate was purchased at a premium or a discount; and
•

the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of

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mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. In addition to entitling the holders to a specified portion—which may during specified periods range from none to all—of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

•	amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;
•	Excess Funds; or
•	any other amounts described in the related prospectus supplement.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

THE DEPOSITOR

We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor do we expect in the future to have, any significant assets.

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THE SPONSOR

Overview

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Bear Stearns Commercial Mortgage, Inc. (“BSCMI”). BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE: BSC), and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI’s telephone number is (212) 272-2000.

BSCMI’s primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities (“CMBS”) securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996.

The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico, the U.S. Virgin Islands and Mexico.

As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear, Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the “TOP” program, in which BSCMI, Wells Fargo Bank, National Association, Principal Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Inc. (“MSMC”) generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an affiliate of BSCMI (the “BSCMSI Depositor”), and Morgan Stanley Capital I Inc., which is an affiliate of MSMC, have alternately acted as depositor and the “PWR” program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank, National Association, Principal Commercial Funding II, LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the BSCMSI Depositor acts as depositor.

Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI’s Underwriting Standards

General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral, the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property’s market and utility within the market.

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Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio. BSCMI’s underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

Property Type	DSCR Guideline	LTV Ratio Guideline
Multifamily	1.20x	80%
Office	1.25x	75%
Anchored Retail	1.20x	80%
Unanchored Retail	1.30x	75%
Self-storage	1.30x	75%
Hotel	1.40x	70%
Industrial	1.25x	70%
Manufactured Housing Community	1.25x	75%

Debt service coverage ratios are calculated based on anticipated Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

Taxes and Insurance – Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

Replacement Reserves – Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for BSCMI or the following minimum amounts:
Property Type

DSCR Guideline
Multifamily	$250 per unit
Office	$0.20 per square foot
Retail	$0.15 per square foot
Self-storage	$0.15 per square foot
Hotel	5% of gross revenue
Industrial	$0.10 - $0.15 per square foot
Manufactured Housing Community	$50 per pad

Deferred Maintenance/Environmental Remediation – An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

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Re-tenanting – In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest thereon at a fixed, variable or adjustable rate;
•	are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;
•	are stripped principal certificates;
•	are stripped interest certificates;
•	provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;
•

provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster—and, in some cases, substantially faster—or slower—and, in some cases, substantially slower—than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
•	provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

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Distributions

Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on—or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates—one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield and Maturity Considerations—Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans,” exceed the amount of any sums—including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer’s or special servicer’s servicing compensation—that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on—or, in the case of accrual certificates, that may otherwise be added to the certificate balance of—a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of

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the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates—each such class is known as a controlled amortization class—may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates—each such class is known as a companion class—may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

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Advances in Respect of Delinquencies

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made—as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source—any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that will set forth the items set forth in the related prospectus supplement, which could include, among other things, in each case to the extent applicable:

1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

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3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a

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certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

For other information regarding information provided to a certificateholder, you should review the section in the prospectus titled “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled “Description of the Pooling and Servicing Agreements—Amendment.” The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled “Description of the Pooling and Servicing Agreements—Events of Default,” “—Rights upon Event of Default” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

•	the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and
•	the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Internal Revenue Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC’s records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants’ records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC’s records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the book-entry certificates will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant—and not of DTC, us as the depositor, any trustee or servicer—subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

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Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

•

we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

•

we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the

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certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

•	the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;
•

the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

•

the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

•	an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;
•

an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

•

original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

•

an original or copy of the lender’s title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment “marked up” at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

•	in those cases where applicable, the original or a copy of the related ground lease.

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Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

•	the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;
•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;
•	the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and
•	the payment status of the mortgage loan.

It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to

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repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

•	the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;
•	applicable law; and
•	the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

•

maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
•

managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property; and

•	maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

For additional information regarding credit support, you should review the section in this prospectus titled “Description of Credit Support.”

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Sub-Servicers

The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer’s rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer’s fees. Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled “—Certificate Account” and “—Servicing Compensation and Payment of Expenses.”

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

Certificate Account

General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and

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servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

1. all payments on account of principal, including principal prepayments, on the mortgage loans;

2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support”;

5. any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies”;

6. any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—MBS—Cash Flow Agreements”;

7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases”, all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans”, and all proceeds of any Mortgage Asset purchased as described under “Description of the Certificates—Termination” (all of the foregoing, also liquidation proceeds);

8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses”;

9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies”;

11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1. to make distributions to you on each distribution date;

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2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies”, the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under “—Some Matters Regarding the Servicer and the Depositor”;

9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under “—Regarding the Fees, Indemnities and Powers of the Trustee”;

11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

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15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool”;

16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

19. to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

•	affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;
•	in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and
•	adversely affect the coverage under any applicable instrument of credit support.

Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment:

•	a material default on the mortgage loan has occurred or a payment default is imminent;
•	the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and
•	the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

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The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled “Legal Aspects of Mortgage Loans”.

A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

•	institute foreclosure proceedings;
•	exercise any power of sale contained in the related Mortgage;
•	obtain a deed in lieu of foreclosure; or
•	otherwise acquire title to the related mortgaged property.

Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

•

either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

•

there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

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For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled “Legal Aspects of Mortgage Loans—Environmental Risks”.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

•	the Internal Revenue Service grants an extension of time to sell the property or
•

the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee’s federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on “net income from foreclosure property” within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an “REO Tax”). To the extent that income the trust fund receives from an REO property is subject to an REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund’s income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled “Material Federal Income Tax Consequences.”

The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled “Legal Aspects of Mortgage Loans—Foreclosure.”

If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan,

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unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

•	that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and
•	that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard. Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of:

•	the replacement cost of the improvements less physical depreciation; and
•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

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Due-on-Sale and Due-on-Encumbrance Provisions

Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled “Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance”.

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, the servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer’s compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled “Yield and Maturity Considerations—Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans”.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfull any such obligation, specifying such failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a

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report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;
(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
(c)

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Some Matters Regarding the Servicer and the Depositor

The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

•

the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

•	a determination that the servicer’s obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

•	breach of a representation, warranty or covenant made in the pooling and servicing agreement;
•	any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and
•

any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

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Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates. However, indemnification will not extend to any loss, liability or expense:

•

that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

•	those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;
•

that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

•	that are incurred in connection with any violation of any state or federal securities law.

In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

•

any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

•

any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

•

some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

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Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

Rights upon Event of Default

If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer’s rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement. You may do so only if the following conditions have been met:

•

you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

•	you shall have offered to the trustee reasonable indemnity; and
•	the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

•	to cure any ambiguity;
•

to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

•	to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;
•	to comply with any requirements imposed by the Internal Revenue Code; or

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•

for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

•

reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

•

adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

•	modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders’ request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

Certain Limitations on the Rights of Certificateholders

Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

•	that holder previously has given to the trustee written notice of default;
•

except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

•	the trustee for 60 days has neglected or refused to institute any such proceeding.

No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute,

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conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee’s opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

The Trustee

The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

Eligibility of the Trustee

Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

•	is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;
•	has a combined capital and surplus of at least $50,000,000; and
•	is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Regarding the Fees, Indemnities and Powers of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

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Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

•	constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,
•

constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

•	may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of

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deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

•	the nature and amount of coverage under the credit support;
•	any conditions to payment thereunder not otherwise described in this prospectus;
•	the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and
•	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

•	a brief description of its principal business activities;
•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;
•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and
•	its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

Cross-Support Provisions

If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to

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be material, a copy of each instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

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Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled “Description of the Trust Funds—Mortgage Loans”. For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license

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to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender’s security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled “—Bankruptcy Laws”.

Personal Property

In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Some Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or

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remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt’s estate, if:

•	the foreclosure sale was held while the debtor was insolvent; and
•	the price paid for the foreclosed property did not represent (reasonably equivalent value).

Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court decision of BFP v. Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or

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hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled “—Environmental Risks”.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without

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first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

•	if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;
•	if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and
•	if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

•	the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;
•	the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;
•	if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;
•	the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee’s liabilities thereunder; and
•	the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease in the lessor’s bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee’s right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

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Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled “—Anti-Deficiency Legislation.”

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary

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based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers’ ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the borrower’s exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

•

adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

•	that any percentage rent due under the lease will not decline substantially;
•

that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

•	that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

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If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties’ intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

On February 5, 2001, the United States Bankruptcy Court for the Northern District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor’s estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the February 5 opinion, the court states, “To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept.” Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the Certificateholders.

For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

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Environmental Risks

A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

•	a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or
•

in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

Under the federal Comprehensive Response, Compensation, and Liability Act, a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing. On September 30, 1996, President Clinton signed into law the “Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,” which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on “owners or operators”.

Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

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To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans.” There can be no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Adjustable Rate Loans

The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

•	the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or
•

the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under some circumstances, during an additional three-month period

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thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

•	hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and
•	the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable” within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield (the “Retained Interest”) with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D. A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader, Wickersham & Taft LLP, our counsel, has advised us that in the firm’s opinion, assuming:

•	the making of such an election;
•	compliance with the pooling and servicing agreement; and
•	compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be “regular interests” in the REMIC pool within the meaning of Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of “residual interests” in the REMIC pool within the meaning of Internal Revenue Code Section 860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.

For additional information regarding federal income tax consequences of holding the certificates, you should also review the section in this prospectus titled “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

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Characterization of Investments in REMIC Certificates

In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(5)(B) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and, “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Qualification as a REMIC

In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that

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it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

For further information, you should review the section in this prospectus titled “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is either purchased by the REMIC pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the startup day.

Qualified mortgages include the following:

•	whole mortgage loans, such as the mortgage loans;
•	certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;
•	regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;
•	loans secured by timeshare interests; and
•	loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

•

the fair market value of the real property securing the mortgage (including any buildings and structural components) must be at least 80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

•

substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

•	in exchange for any qualified mortgage within a three-month period thereafter; or
•	in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

A defective obligation includes the following:

1. a mortgage in default or as to which default is reasonably foreseeable;

2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

3. a mortgage that was fraudulently procured by the mortgagor; and

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4. a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgage pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

•	one or more classes of regular interests; or
•	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue Code, however, authorizes

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the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool’s income for the period of time in which the requirements for REMIC status are not satisfied.
Taxation of Regular Certificates

General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder’s basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder’s income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates

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includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled “—Election to Treat All Interest Under the Constant Yield Method.”

A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

(a) the sum of:

•

the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate’s stated redemption price at maturity; and

•	the distributions made on the regular certificate during the accrual period that are included in the regular certificate’s stated redemption price at maturity;

over:

(b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

•	the yield to maturity of the regular certificate at the issue date;
•	events, including actual prepayments, that have occurred prior to the end of the accrual period; and
•	the prepayment assumption.

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For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate’s stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of regular certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, regular certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any regular certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

•	the issue price does not exceed the original principal balance by more than a specified de minimis amount; and
•	the interest compounds or is payable at least annually at current values of;
•	one or more qualified floating rates;
•	a single fixed rate and one or more qualified floating rates;
•	a single objective rate; or
•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue

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date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

•	it bears a rate that qualifies as a variable rate under the OID regulations:
•

that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

•

that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

•	it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each

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accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser’s original basis in the regular certificate:

•	is exceeded by the then-current principal amount of the regular certificate; or
•	in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

The Conference Committee Report to the 1986 Act provides that until the Treasury regulations are issued, market discount would accrue either:

•	on the basis of a constant interest rate or
•

in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

For additional information, you should also review the section in this prospectus titled “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market

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discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code Section 1221, the regular certificateholder may elect under Internal Revenue Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

For additional information, you should also review the section in this prospectus titled “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Internal Revenue Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

•

interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

•	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

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•

if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

•

in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

•	to the extent that the gain does not exceed the excess, if any, of:
•	the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over
•	the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original

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issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

Taxation of Residual Certificates

Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the REMIC pool’s taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;
•	all bad loans will be deductible as business bad debts; and
•	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool’s deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such “phantom” income, as discussed below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of the

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mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder’s after-tax rate of return. In addition, a residual certificateholder’s taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool’s basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under “Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC pool’s basis in its assets. Regulations have been issued addressing the tax treatment of “inducement fees” received by transferees of no economic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool’s basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC regulations currently in effect do not so provide.

You should review the sections titled “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and

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different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under “Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under “Taxation of Regular Certificates—Deferred Interest.”

Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under “Taxation of Regular Certificates—Market Discount.”

Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under “Taxation of Regular Certificates—Premium,” a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

•

120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

•	the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC pool’s taxable income that will be treated as excess

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inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

The portion of a residual certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder’s return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder’s excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal Revenue Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to some persons who are not U.S. Persons, as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”, and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See “—Taxation of Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer’s income tax to an amount less than the alternative minimum tax on excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and
•	the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating

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the holder’s taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

•

the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

•	the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

•

the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

•

the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

•

the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

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•

the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

•

the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading “—Disqualified Organizations.” The transferor must have no actual knowledge or reason to know that the statements are false.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest;
•	the present value of the expected future distributions on the interest; and
•	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

•

the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

•

the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer; and

•

the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

•	the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and
•

the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

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If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Unless otherwise stated in the related prospective supplement, a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under “Taxation of Residual Certificates—Basis and Losses,” of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder’s residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder’s residual certificate remaining when its interest in the REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

•

if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

•

in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

Mark-to-Market Regulations

Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

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Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a 100% rate. Prohibited transactions generally include:

1. the disposition of a qualified mortgage other than pursuant to:

•

a substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

•	foreclosure, default or imminent default of a qualified mortgage;
•	bankruptcy or insolvency of the REMIC pool; or
•	qualified (complete) liquidation;

2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

3. the receipt of compensation for services; or

4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day. In general, the REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

•	during the three months following the startup day;
•	if made to a qualified reserve fund by a residual certificateholder;
•	if in the nature of a guarantee;
•	if made to facilitate a qualified liquidation or clean-up call; and
•	if as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in “Description of the Pooling and Servicing Agreements — Realization

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upon Defaulted Mortgage Loans” with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the REMIC pool.

Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC pool’s returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

•	the appointment of the tax matters person as provided in the preceding sentence; and
•	the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Some Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

In the case of a REMIC pool, the deductions may include deductions under Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder’s income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing

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temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

Taxation of Foreign Investors

A regular certificateholder that is not a “United States Person” (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-”qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, “United States Person” means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

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Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

•	are not United States Persons; or
•

are United States Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) not United States Persons, will be prohibited under the related pooling and servicing agreement.

Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder’s federal income tax liability.

Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

The Service’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed Treasury regulations, in which the REMIC pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue Code Section 67 expenses (see “Limitations on Deduction of Some Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool’s assets meeting the qualified asset tests described above under “—Federal Income Tax Consequences for REMIC Certificates—Qualification as a REMIC.”

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

Standard Certificates

General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Premium and Discount—Recharacterization of Servicing Fees.” Accordingly, the

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holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder’s method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under “Stripped Certificates” and “—Premium and Discount—Recharacterization of Servicing Fees,” respectively.

Tax Status.

Standard certificates will have the following status for federal income tax purposes:

1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

3. A standard certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

Premium and Discount

Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

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Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the Service’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

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You should also review “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder’s cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

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if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

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in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

The certificates will be subject to those rules if the following occur:

•	we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;
•

the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above); and

•	certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate’s allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable

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compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General,” subject to the limitation described therein.

Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i).

Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

•	the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code Section 1273(a)(3); or
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no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Internal Revenue Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

Original Issue Discount. Except as described above under “—General,” each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped

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certificateholder, in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under “—General,” the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder’s stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder’s adjusted basis in the stripped certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

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one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

•	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

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•	a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to it.

Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and
•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue

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price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

Taxation of Foreign Investors

To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—Regular Certificates.”

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

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•	has discretionary authority or control with respect to the investment of the assets of the Plan; or
•

has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any statutory exemption, any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

Some employee benefit plans, such as governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor, as modified by Section 3(42) of ERISA, provides that, when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, that are subject to ERISA or Section 4975 of the Code, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar Law.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption’s applicability.

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Unrelated Business Taxable Income; Residual Certificates

The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue Code and Similar Law, of their acquisition and ownership of certificates.

LEGAL INVESTMENT

If so specified in the Prospectus Supplement, certain classes of certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

Generally, only classes of offered certificates that meet the following criteria will be “mortgage related securities” for purposes of SMMEA:

•	are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;
•	are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA; and
•	are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

The appropriate characterization of those certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

Those classes of offered certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the

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definition of “mortgage related security” to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

•

federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby;

•	federal credit unions may invest in those securities; and
•

national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus, but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning “safety and soundness” and retention of credit information, certain “Type IV securities,” defined in 12 C.F.R. Section 1.2(m) to include certain “commercial mortgage-related securities” and “residential mortgage-related securities.” As so defined, “commercial mortgage-related security” and “residential mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any class of the offered certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks.

The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).

The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

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Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying”, and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of some classes of offered certificates as “mortgage related securities”, no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above—and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates—may adversely affect the liquidity of any class of offered certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

METHOD OF DISTRIBUTION

The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods. The methods are as follows:

•	by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;
•	by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and
•	through direct offerings by us.

If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans) may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

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If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates will be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

•	that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and
•

that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

In no event will 10% or more of any trust fund include mortgage loans secured by properties located outside of the United States or its territories or possessions.

We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, may, depending on the facts and circumstances of their purchases, and in the case of purchasers that are dealers, will, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration

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statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Section may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

INCORPORATION OF SOME INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC (other than annual reports on Form 10-K) will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

REPORTS

We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

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FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

LEGAL MATTERS

The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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GLOSSARY

Accrued Certificate Interest — With respect to each class of certificates (other than some classes of stripped interest certificates and some classes of residual certificates), the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates) on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

ARM Loans — mortgage loans with adjustable mortgage rates.

Available Distribution Amount — Unless otherwise provided in the related prospectus supplement, the “Available Distribution Amount” for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

Debt Service Coverage Ratio — Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

Disqualified Organization — any of the following:

•	the United States, any of its state or political subdivisions;
•	any foreign government;
•	any international organization;
•

any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

•	any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C); and
•

any organization, other than a farmers’ cooperative described in Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511.

Due Period — Unless otherwise specified in the prospectus supplement for a series of certificates, a “Due Period” is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

Excess Funds — Unless otherwise specified in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any

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distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

Internal Revenue Code — The Internal Revenue Code of 1986, as amended.

Loan-to-Value Ratio — Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

MBS — pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

Net Operating Income — Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

Non-U.S. Person — The term “Non-U.S. Person” means any person who is not a U.S. Person.

Pass-Through Entity — “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

Plan — Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or applicable Similar Law.

Service — The Internal Revenue Service.

Similar Law — Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

SMMEA — The Secondary Market Mortgage Enhancement Act of 1984, as amended.

U.S. Person — The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

•

for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

•

for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Value — The “Value” of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

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The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption “Description of the Mortgage Pool” in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)	Microsoft Excel is a registered trademark of Microsoft Corporation

BSCMSI 2007-PWR18